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As filed with the Securities and Exchange Commission on November 29, 2005

Registration No. 333-113397

UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

Post-Effective
Amendment No. 3
To

FORM S-1

REGISTRATION STATEMENT

under

THE SECURITIES ACT OF 1933

MORGAN STANLEY SPECTRUM TECHNICAL L.P.

(Exact name of registrant as specified in charter document)

Delaware	6799	13-3782231
(State of Organization of Issuer)	(Primary Standard Industrial Classification Code Number)	(I.R.S. Employer Identification Number)

Managed Futures Department
330 Madison Avenue,
8th Floor
New York, New York 10017
(212) 905-2700
(Address, including zip code, and telephone number, including area code, of registrant's principal executive offices)

Jeffrey A. Rothman
DEMETER MANAGEMENT CORPORATION
330 Madison Avenue,
8th Floor
New York, New York 10017
(212) 905-2700
(Name, address, including zip code, and telephone number,
including area code, of agent for service)

Copies of communications to:

Edwin L. Lyon, Esq. Cadwalader, Wickersham & Taft LLP 1201 F Street, N.W., Suite 1100 Washington, D.C. 20004 (202) 862-2200	Daniel Kosowsky, Esq. Morgan Stanley DW Inc. 2000 Westchester Avenue Purchase, New York 10577 (914) 225-5552

Approximate date of commencement of proposed sale to the public:
As soon as practicable after the effective date of this Registration Statement.

        If any of the securities being registered on this form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933 check the following box. ☒

        If this form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

        If this form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

        If this form is a post-effective amendment filed pursuant to Rule 462(d) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

        If delivery of the prospectus is expected to be made pursuant to Rule 434, please check the following box. ☐

        The registrant hereby amends this Registration Statement on such date or dates as may be necessary to delay its effective date until the registrant shall file a further amendment which specifically states that this Registration Statement shall thereafter become effective in accordance with Section 8(a) of the Securities Act of 1933 or until the Registration Statement shall become effective on such date as the Commission, acting pursuant to said Section 8(a), may determine.

        Pursuant to Rule 429 of the Securities Act of 1933, the prospectus which is a part of this Registration Statement is a combined prospectus and includes all the information currently required in a prospectus relating to the securities covered by Registration Statement Nos. 33-80146, 333-00494, 333-06222, 333-47831, 333-68779, 333-84652 and 333-104001 previously filed by the Registrant. This Registration Statement, which relates to 28,612,839.677 unsold Units of Limited Partnership Interest of the Registrant as of September 30, 2005, also constitutes a Post-Effective Amendment to Registration Statement Nos. 33-80146, 333-00494, 333-0222, 333-47831, 333-68779, 333-84652 and 333-104001.

MORGAN STANLEY SPECTRUM TECHNICAL L.P.

CROSS REFERENCE SHEET

Item No.	Registration Item		Location in Prospectus

1.	Forepart of the Registration Statement and Outside Front Cover Page of Prospectus		Facing Page; Front Cover Pages.
2.	Inside Front and Outside Back Cover Pages of Prospectus		Inside Front Cover Page; Table of Contents.
3.	Summary Information, Risk Factors, and Ratio of Earnings to Fixed Charges		Summary; Risk Factors; Description of Charges; Use of Proceeds; The General Partner; The Commodity Brokers.
4.	Use of Proceeds		Use of Proceeds.
5.	Determination of Offering Price		Plan of Distribution.
6.	Dilution		Not Applicable.
7.	Selling Security Holders		Not Applicable.
8.	Plan of Distribution		Plan of Distribution.
9.	Description of Securities to be Registered		The Limited Partnership Agreements.
10.	Interests of Named Experts and Counsel		Not Applicable.
11.	Information with Respect to the Registrant
	(a)	Description of Business	Summary; Risk Factors; Use of Proceeds; The Trading Advisors; The Futures, Options and Forwards Markets; The Limited Partnership Agreements.
	(b)	Description of Property	Not Applicable.
	(c)	Legal Proceedings	Legal Matters; The Trading Advisors.
	(d)	Market Price of and Dividends on the Registrant's Common Equity and Related Stockholder Matters	Risk Factors.
	(e)	Financial Statements	Report of Independent Registered Public Accounting Firm; Independent Auditors' Report.
	(f)	Selected Financial Data	Selected Financial Data.
	(g)	Supplementary Financial Information	Selected Financial Data.
	(h)	Management's Discussion and Analysis of Financial Condition and Results of Operations	Management's Discussion and Analysis of Financial Condition and Results of Operations.
	(i)	Changes in and Disagreements with Accountants on Accounting and Financial Disclosure	Not Applicable.
	(j)	Quantitative and Qualitative Disclosures About Market Risk	Quantitative and Qualitative Disclosures About Market Risk.
	(k)	Directors and Executive Officers	The General Partner.
	(l)	Executive Compensation	Summary; Conflicts of Interest; Fiduciary Responsibility and Liability; Description of Charges; Risk Factors; The Trading Advisors; The General Partner; The Commodity Brokers.
	(m)	Security Ownership of Certain Beneficial Owners and Management	The General Partner; Report of Independent Registered Public Accounting Firm; Independent Auditors' Report.
	(n)	Certain Relationships and Related Transactions	Summary; Conflicts of Interest; Fiduciary Responsibility and Liability; Description of Charges; Risk Factors; The Trading Advisors; The General Partner; The Commodity Brokers.
12.	Disclosure of Commission Position on Indemnification for Securities Act Liabilities		Fiduciary Responsibility and Liability.

EXPLANATORY STATEMENT

        The Prospectus contained in this Registration Statement relates to the Units of Limited Partnership Interest for each of the following Registrants:

Registrant	Registration Statement Nos.	Units outstanding as of September 30, 2005	Units Being Concurrently Registered
Morgan Stanley Spectrum Select L.P.	333-47829, 333-68773, 333-90467, 333-84656, 333-104005 and 333-113393	17,963,347.729	—
Morgan Stanley Spectrum Technical L.P.	33-80146, 333-00494, 333-03222, 333-47831, 333-68779, 333-84652, 333-104001 and 333-113397	28,612,839.677	—
Morgan Stanley Spectrum Strategic L.P.	33-80146, 333-00494, 333-03222, 333-90487, 333-104003 and 333-113396	14,495,360.924	—
Morgan Stanley Spectrum Global Balanced L.P.	33-80146, 333-00494, 333-03222, 333-90475 and 333-104002	8,373,538.450	—
Morgan Stanley Spectrum Currency L.P.	333-90485, 333-84654, 333-104004 and 333-113398	26,734,752.397	—

The information in this prospectus is not complete and may be changed. We may not sell these securities until the registration statement filed with the Securities and Exchange Commission is effective. This prospectus is not an offer to sell these securities and is not soliciting an offer to buy these securities in any state where such offer or sale is not permitted.

Subject to Completion: November 29, 2005

MORGAN STANLEY SPECTRUM SERIES

Morgan Stanley Spectrum Select L.P.

Morgan Stanley Spectrum Technical L.P.

Morgan Stanley Spectrum Strategic L.P.

Morgan Stanley Spectrum Global Balanced L.P.

Morgan Stanley Spectrum Currency L.P.

SUPPLEMENT
TO
PROSPECTUS DATED APRIL 25, 2005

        You should read this supplement together with the prospectus dated April 25, 2005. All page and section references in this supplement relate to the prospectus, except references to pages preceded by "S-", which relate to this supplement.

Services Provided by Morgan Stanley DW Inc.

The date of this Supplement is    •    , 2005

(i)

SUMMARY

        The following updates and replaces the break even analysis contained on the cover page, page 8 and page 12.

Break Even Analysis

        Following is a table that sets forth the fees and expenses that you would incur on an initial investment of $5,000 in each partnership and the amount that your investment must earn, after taking into account estimated interest income, in order to break even after one year and after more than two years. The fees and expenses applicable to each partnership are described above.

	Spectrum Select	Spectrum Technical	Spectrum Strategic	Spectrum Global Balanced	Spectrum Currency
	$	$	$	$	$

Management Fee(1)	142.00	130.00	136.50	62.50	100.00
Brokerage Fee(2)	300.00	300.00	300.00	230.00	230.00
Less: Interest Income (3)	(140.00)	(140.00)	(140.00)	(175.00)	(140.00)
Incentive Fee (4)	—	—	—	—	—
Redemption Charge (5)	102.50	102.50	102.50	102.50	102.50
Amount of trading profits a partnership must earn for you to recoup your initial investment at the end of one year after paying a redemption charge	404.50	392.50	399.00	220.00	292.50
Trading profits as percentage of net assets that a partnership must earn for you to recoup your initial investment at the end of one year after paying a redemption charge	8.09%	7.85%	7.98%	4.40%	5.85%
Amount of trading profits a partnership must earn each year for you to recoup your initial investment after two years with no redemption charge	302.00	290.00	296.50	117.50	190.00
Trading profits as percentage of net assets that a partnership must earn each year for you to recoup your initial investment after two years with no redemption charge	6.04%	5.80%	5.93%	2.35%	3.80%

(1)
Due to the varying management fees payable to each trading advisor for Spectrum Select, Spectrum Technical and Spectrum Strategic a blended rate of 2.84%, 2.60% and 2.73% was used for Spectrum Select, Spectrum Technical and Spectrum Strategic, respectively, for this calculation.

(2)
Effective July 1, 2005, the general partner reduced brokerage fees from a 7.25% annual rate to a 6.00% annual rate for Spectrum Select, Spectrum Technical and Spectrum Strategic.

(3)
The partnerships do not directly invest in interest-bearing instruments. Instead, each partnership is paid interest by Morgan Stanley DW at the blended rate Morgan Stanley DW earns on its U.S. Treasury bill investments with all customer segregated funds, as if 80% (100% in the case of Spectrum Global Balanced) of the partnership's average daily net assets for the month were invested at that rate. The rate used in each calculation was estimated based upon current Treasury bill rates of approximately 3.50%. Investors should be aware that the break even analysis will fluctuate as interest rates fluctuate, with the break even percentage declining as interest rates increase or increasing as interest rates decline.

(4)
Incentive fees are paid to a trading advisor only on trading profits earned on the assets of the partnership managed by that trading advisor. Trading profits are determined after deducting all partnership expenses attributable to the partnership assets managed by the trading advisor, other than any extraordinary expenses, and do not include interest income. Therefore, incentive fees will be zero at the partnership's break even point on the assets managed by the trading advisor. Note, however, that because one trading advisor to a partnership could be profitable and earn an incentive fee while the other trading advisors are unprofitable such that the partnership has an overall trading loss, it is possible for a partnership to pay an incentive fee at a time when it has incurred overall losses.

(5)
Units redeemed at the end of 12 months from the date of purchase are generally subject to a 2% redemption charge; after 24 months there is no redemption charge.

RISK FACTORS

        The following updates and replaces the following risk factors on pages 10-15.

        The partnerships' trading is highly leveraged. The trading advisors for each partnership use substantial leverage when trading, which could result in immediate and substantial losses. For example, if 10% of the face value of a contract is deposited as margin for that contract, a 10% decrease in the value of the contract would cause a total loss of the margin deposit. A decrease of more than 10% in the value of the contract would cause a loss greater than the amount of the margin deposit.

        The leverage employed by the partnerships in their trading can vary substantially from month to month and can be significantly higher or lower than the averages set forth below. As an example of the leverage employed by the partnerships, set forth below is the average of the underlying value of each partnership's month-end positions for the period October 2004 through September 2005, compared to the average month-end net assets of the partnership during such period. While the leverage employed on a trade will accentuate the trading profit or loss on that trade, one partnership's overall leverage as compared to another partnership's overall leverage does not necessarily mean that it will be more volatile than the other partnership. This can be seen by a review of the monthly rates of return for the partnerships on pages S-    •    to S-    •    .

Spectrum Select	12.1 times net assets
Spectrum Technical	23.9 times net assets
Spectrum Strategic	4.9 times net assets
Spectrum Global Balanced	9.3 times net assets
Spectrum Currency	4.2 times net assets

        Options trading can be more volatile than futures trading. Each partnership may trade options on futures. Although successful options trading requires many of the same skills as successful futures trading, the risks are different. Successful options trading requires a trader to accurately assess near-term market volatility because that volatility is immediately reflected in the price of outstanding options. Correct assessment of market volatility can therefore be of much greater significance in trading options than it is in many long-term futures strategies where volatility does not have as great an effect on the price of a futures contract.

        Solely for the purpose of quantifying each partnerships' options trading as compared to their overall trading, the general partner has calculated a margin level for each partnerships' month-end options positions on a futures equivalent basis. Set forth below for each partnership is the average month-end margin level for its options positions as a percent of its total average month-end margin requirements for the period October 2004 through September 2005. You should be aware, however, that in the future the level of each partnerships' options trading could vary significantly.

%
Spectrum Select	2.3
Spectrum Technical	0.0
Spectrum Strategic	3.0
Spectrum Global Balanced	0.0
Spectrum Currency	0.0

        Trading on foreign exchanges presents greater risks to each partnership than trading on U.S. exchanges.

  •
  Each partnership trades on exchanges located outside the U.S. Trading on U.S. exchanges is subject to CFTC regulation and oversight, including for example minimum capital requirements for commodity brokers, regulation of trading practices on the exchanges, prohibitions against trading ahead of customer orders, prohibitions against filling orders off exchanges, prescribed risk disclosure statements, testing and licensing of industry sales personnel and other industry professionals, and record keeping requirements. Trading on foreign exchanges is not regulated by the CFTC or any other U.S. governmental agency or instrumentality and may be subject to regulations that are different from those to which U.S. exchange trading is subject, provide less protection to investors than trading on U.S. exchanges and may be less vigorously enforced than regulations in the U.S.

  •
  Positions on foreign exchanges also are subject to the risk of exchange controls, expropriation, excessive taxation or government disruptions.

  •
  A partnership could incur losses when determining the value of its foreign positions in U.S. dollars because of fluctuations in exchange rates.

        Each partnership must deposit margin with respect to the partnership's futures and options contracts on both U.S. exchanges and on foreign exchanges and must deposit margin with respect to its foreign currency forward contracts to assure the partnership's performance on those contracts. Set forth below for each partnership is the average percentage of month-end margin requirements for the period October 2004 through September 2005 that relate to futures and options contracts on foreign exchanges as compared to the partnership's total average month-end margin requirements. This information will provide you with a sense of the magnitude of each partnership's trading on foreign exchanges, and, therefore, the relevance of the risks described in the prior paragraph to each partnership. You should be aware, however, that the percentage of each partnership's margin requirements that relate to positions on foreign exchanges varies from month to month and can be significantly higher or lower than the percentages set forth below.

%
Spectrum Select	42.2
Spectrum Technical	45.8
Spectrum Strategic	27.3
Spectrum Global Balanced	57.9
Spectrum Currency	0.0

        The unregulated nature of the forwards markets creates counterparty risks that do not exist in futures trading on exchanges. Unlike futures contracts, forwards contracts are entered into between private parties off an exchange and are not regulated by the CFTC or by any other U.S. government agency. Because forwards contracts are not traded on an exchange, the performance of those contracts is not guaranteed by an exchange or clearinghouse and the partnership is at risk to the ability of the counterparty to the trade to perform on the forwards contract. Because trading in the forwards markets is not regulated, there are no specific standards or regulatory supervision of trade pricing and other trading activities that occur in those markets. Because the partnerships trade forwards contracts in foreign currency with Morgan Stanley, they are at risk to the creditworthiness and trading practices of Morgan Stanley as the counterparty to the trades.

        Each partnership must deposit margin with respect to the partnership's futures and options contracts on both U.S. exchanges and on foreign exchanges and must deposit margin with respect to its foreign currency forward contracts to assure the partnerships' performance on those contracts. Set forth below for each partnership is the average percentage of month-end margin requirements for the period October 2004 through September 2005 that relate to forwards contracts as compared to the partnership's total average month-end margin requirements. This information will provide you with a sense of the magnitude of each partnership's trading in the forwards contracts markets as compared to its trading of futures and options contracts on regulated exchanges, and, therefore, the relevance of the risks described in the prior paragraphs to each partnership. You should be aware that the percentage of each partnership's margin requirements that relate to forwards contracts varies from month to month and can be significantly higher or lower than the percentages set forth below.

%
Spectrum Select	15.2
Spectrum Technical	16.7
Spectrum Strategic	22.4
Spectrum Global Balanced	2.0
Spectrum Currency	100.0

DESCRIPTION OF CHARGES

        The following updates the table relating to the Amount of Compensation for the commodity brokers under the sub-caption "—Charges to Each Partnership" for Spectrum Select, Spectrum Technical and Spectrum Strategic beginning on page 20.

        Effective July 1, 2005, the monthly brokerage fee payable to Morgan Stanley DW was reduced from 1/12 of 7.25% (a 7.25% annual rate) of the partnership's net assets to 1/12 of 6.00% (a 6.00% annual rate) of the partnership's net assets.

USE OF PROCEEDS

        The following updates and replaces the table presented on page 27.

        At each monthly closing, the trading advisors for each partnership will be allocated the net proceeds from additional investments received by that partnership, and redemptions from that partnership, in the following proportions:

Spectrum Select	Additions as of October 31, 2005		Redemptions as of October 31, 2005		Percentage of net assets allocated to each trading advisor as of September 30, 2005
	%		%		%
EMC Capital Management, Inc.	0		0		8.39
Northfield Trading L.P.	0		0		6.76
Rabar Market Research, Inc.	33	1/3	33	1/3	35.88
Sunrise Capital Management, Inc.	33	1/3	33	1/3	32.64
Graham Capital Management, L.P.
Selective Trading Program	16	2/3	16	2/3	7.28
Global Diversified Program	16	2/3	16	2/3	9.05
Spectrum Technical
Campbell & Company, Inc.	25		25		28.34
Chesapeake Capital Corporation	25		25		31.84
John W. Henry & Company, Inc.
Original Investment Program	0		0		5.21
Financial and Metals Portfolio	25		25		18.48
Winton Capital Management Limited	25		25		16.13
Spectrum Strategic
Blenheim Capital Management, L.L.C.	40		30		37.46
Eclipse Capital Management, Inc.	25		40		35.30
FX Concepts (Trading Advisor), Inc.	35		30		27.24
Spectrum Global Balanced
SSARIS Advisors, LLC	100		100		100
Spectrum Currency
John W. Henry & Company, Inc.	50		50		52.92
Sunrise Capital Partners, LLC	50		50		47.08

THE SPECTRUM SERIES

        The following updates and replaces the table under the sub-caption "—General" on page 28.

        Following is a summary of information relating to the sale of units of each partnership through September 30, 2005:

	Units Sold	Units Available For Sale	Total Proceeds Received	General Partner Contributions	Number of Limited Partners	Net Asset Value Per Unit
			$	$		$
Spectrum Select*	38,650,619.371	17,963,347.729	841,528,576	5,070,000	51,685	26.89
Spectrum Technical	55,387,160.323	28,612,839.677	961,203,772	6,311,984	60,291	21.96
Spectrum Strategic	23,004,639.076	14,495,360.924	282,872,179	1,731,000	20,808	13.09
Spectrum Global Balanced	8,126,461.550	8,373,538.450	115,117,405	533,234	7,075	14.71
Spectrum Currency	25,265,247.603	26,734,752.397	333,102,407	4,191,645	29,354	11.78

*
The number of units sold has been adjusted to reflect a 100-for-1 unit conversion that took place on June 1, 1998, when Spectrum Select became part of the Spectrum Series of partnerships.

        The following updates, through September 30, 2005, and replaces the performance capsules under the sub-caption "—Performance Records" beginning on page 32. You should read the footnotes on page 35, which are an integral part of the following capsules.

Capsule I

Performance of Spectrum Select

Type of pool: publicly-offered fund
Inception of trading: August 1991
Aggregate subscriptions: $846,598,576
Current capitalization: $552,055,916
Current net asset value per unit: $26.89
Worst monthly % drawdown past five years: (13.12)% (November 2001)
Worst monthly % drawdown since inception: (13.72)% (January 1992)
Worst month-end peak-to-valley drawdown past five years: (25.21)%
(15 months, February 2004-April 2005)
Worst month-end peak-to-valley drawdown since inception: (26.78)% (15 months, May 1995-August 1996)
Cumulative return since inception: 168.90%

	Monthly Performance
Month
	2005	2004	2003	2002	2001	2000	1999	1998	1997	1996	1995	1994	1993	1992	1991
	%	%	%	%	%	%	%	%	%	%	%	%	%	%	%
January	(7.31)	2.14	4.70	(1.25)	1.36	2.86	(2.90)	0.87	3.93	(0.38)	(8.13)	(11.67)	0.31	(13.72)
February	1.27	8.17	4.11	(6.89)	1.93	(2.17)	5.45	2.16	4.75	(12.11)	9.61	(6.79)	14.85	(6.09)
March	(2.43)	(0.90)	(8.99)	3.77	7.27	(2.08)	(2.50)	0.23	0.31	(0.22)	20.58	12.57	(0.60)	(3.91)
April	(5.29)	(10.67)	1.02	(3.11)	(6.93)	(3.78)	3.70	(6.72)	(5.46)	4.07	9.06	(0.95)	10.35	(1.86)
May	2.95	(3.95)	8.99	3.48	(0.53)	1.58	(4.38)	1.78	(1.18)	(3.65)	11.08	6.84	1.95	(1.42)
June	2.83	(4.71)	(2.91)	12.00	(1.78)	(4.44)	0.34	0.93	0.16	1.37	(1.70)	10.30	0.21	7.19
July	(0.41)	(3.24)	(1.98)	4.67	(0.13)	(2.42)	(4.40)	(0.97)	9.74	(1.44)	(10.61)	(4.91)	13.90	10.72
August	0.27	(2.97)	0.31	3.42	2.53	4.71	(0.44)	19.19	(6.22)	(0.46)	(4.81)	(6.95)	(0.95)	6.69	(6.20)
September	1.55	0.12	(2.77)	5.18	6.70	(1.84)	1.69	6.24	0.93	3.34	(7.76)	1.25	(4.13)	(5.24)	6.32
October		3.72	2.78	(6.12)	6.01	0.44	(8.39)	(5.14)	(3.77)	13.30	(3.35)	(4.78)	(4.97)	(3.17)	(2.28)
November		8.39	(3.02)	(4.56)	(13.12)	6.47	3.29	(4.16)	0.62	6.76	1.37	5.68	(1.30)	1.39	(2.93)
December		0.70	8.48	5.57	0.25	8.52	1.62	1.19	3.35	(3.36)	11.19	(2.72)	8.13	(3.58)	38.67
Compound Annual/ Period Rate of Return	(6.89)	(4.72)	9.62	15.40	1.65	7.14	(7.56)	14.17	6.22	5.27	23.62	(5.12)	41.62	(14.45)	31.19
	(9 months)														(5 months)

PAST PERFORMANCE IS NOT NECESSARILY INDICATIVE OF FUTURE RESULTS.

Capsule II

Performance of Spectrum Technical

Type of pool: publicly-offered fund
Inception of trading: November 1994
Aggregate subscriptions: $967,515,756
Current capitalization: $747,064,680
Current net asset value per unit: $21.96
Worst monthly % drawdown past five years: (15.59)% (November 2001)
Worst monthly % drawdown since inception: (15.59)% (November 2001)
Worst month-end peak-to-valley drawdown past five years: (26.57)% (13 months, March 2001-April 2002)
Worst month-end peak-to-valley drawdown since inception: (26.57)% (13 months, March 2001-April 2002)
Cumulative return since inception: 119.60%

	Monthly Performance
Month
	2005	2004	2003	2002	2001	2000	1999	1998	1997	1996	1995	1994
	%	%	%	%	%	%	%	%	%	%	%	%
January	(7.49)	2.74	12.76	(1.88)	(0.81)	1.21	(4.96)	(1.16)	3.67	4.78	(1.84)
February	(0.55)	9.85	6.60	(3.41)	1.94	(1.19)	2.48	0.41	1.13	(6.39)	5.10
March	(1.10)	(3.91)	(9.17)	(2.90)	11.38	(1.54)	(2.48)	1.31	(1.82)	1.24	10.21
April	(5.35)	(9.90)	1.44	(3.20)	(11.10)	(4.02)	7.18	(4.62)	(2.93)	4.82	3.60
May	3.69	(2.76)	6.38	5.64	(0.37)	(0.43)	(5.00)	3.28	(3.75)	(3.84)	0.69
June	5.69	(5.21)	(7.42)	15.02	(3.62)	(2.78)	5.13	(1.10)	0.69	3.21	(1.12)
July	(0.40)	(4.76)	(3.04)	9.65	(3.36)	(3.96)	(3.90)	(0.98)	9.33	(4.80)	(2.44)
August	0.00	(1.96)	3.39	4.40	1.34	3.74	0.95	10.29	(5.97)	(0.35)	(0.63)
September	(1.13)	2.94	(5.41)	6.43	8.19	(8.61)	(1.51)	4.35	1.85	5.50	(3.33)
October		6.89	9.14	(6.75)	5.37	2.90	(9.96)	(0.73)	0.36	9.92	(0.09)
November		12.51	1.20	(4.68)	(15.59)	12.28	1.84	(6.17)	1.01	8.34	0.93	(0.90)
December		0.25	7.66	5.20	2.47	12.06	3.83	5.98	4.57	(3.88)	6.09	(1.31)
Compound Annual/Period Rate of Return	(7.07)	4.37	22.98	23.31	(7.15)	7.85	(7.51)	10.18	7.49	18.35	17.59	(2.20)
	(9 months)											(2 months)

Capsule III

Performance of Spectrum Strategic

Type of pool: publicly-offered fund
Inception of trading: November 1994
Aggregate subscriptions: $284,603,179
Current capitalization: $165,476,757
Current net asset value per unit: $13.09
Worst monthly % drawdown past five years: (18.47)% (February 2000)
Worst monthly % drawdown since inception: (18.47)% (February 2000)
Worst month-end peak-to-valley drawdown past five years: (43.28)%
(10 months, December 1999-October 2000)
Worst month-end peak-to-valley drawdown since inception: (43.28)%
(10 months, December 1999-October 2000)
Cumulative return since inception: 30.90%

	Monthly Performance
Month
	2005	2004	2003	2002	2001	2000	1999	1998	1997	1996	1995	1994
	%	%	%	%	%	%	%	%	%	%	%	%
January	(3.23)	0.49	13.78	2.09	(0.94)	(1.96)	(3.55)	5.32	(0.66)	3.71	(3.50)
February	(0.14)	7.86	(2.21)	2.51	0.48	(18.47)	11.76	(3.37)	10.09	(10.29)	1.45
March	(3.55)	2.32	(4.28)	4.62	1.04	(2.05)	(3.45)	0.37	6.77	(0.97)	7.86
April	(2.95)	(6.49)	1.87	(4.94)	(1.69)	(10.15)	2.00	(11.06)	(6.90)	6.08	0.00
May	(1.75)	(1.01)	0.00	1.37	(0.10)	10.13	(13.38)	(7.40)	0.78	(3.05)	(0.66)
June	0.70	(0.54)	(1.28)	8.00	(3.34)	(7.82)	21.85	(0.89)	(1.63)	(2.86)	(6.38)
July	0.46	(4.38)	(1.86)	(0.42)	(1.38)	3.71	(1.00)	(5.26)	7.65	(4.91)	(0.81)
August	(1.83)	(0.07)	4.29	2.26	(0.60)	(8.26)	5.31	11.82	(4.93)	1.14	4.00
September	1.87	3.01	3.00	3.10	3.83	(10.40)	13.27	19.03	(6.03)	5.11	(0.39)
October		(0.63)	3.45	(7.13)	1.07	(6.84)	(9.55)	8.44	(6.24)	2.92	0.30
November		1.33	(2.23)	(5.97)	1.15	6.56	4.85	(7.94)	(2.22)	3.49	2.76	0.10
December		0.55	8.57	4.72	0.09	10.75	9.39	2.76	5.62	(2.65)	6.24	0.00
Compound Annual/Period Rate of Return	(10.10)	1.75	24.00	9.38	(0.57)	(33.06)	37.23	7.84	0.37	(3.53)	10.49	0.10
	(9 months)											(2 months)

PAST PERFORMANCE IS NOT NECESSARILY INDICATIVE OF FUTURE RESULTS.

Capsule IV

Performance of Spectrum Global Balanced

Type of pool: publicly-offered fund
Inception of trading: November 1994
Aggregate subscriptions: $115,650,639
Current capitalization: $45,162,822
Current net asset value per unit: $14.71
Worst monthly % drawdown past five years: (4.57)% (April 2000)
Worst monthly % drawdown since inception: (7.92)% (February 1996)
Worst month-end peak-to-valley drawdown past five years: (17.33)% (61 months, April 2000-April 2005)
Worst month-end peak-to-valley drawdown since inception: (17.43)% (71 months, April 1999-April 2005)
Cumulative return since inception: 47.10%

	Monthly Performance
Month
	2005	2004	2003	2002	2001	2000	1999	1998	1997	1996	1995	1994
	%	%	%	%	%	%	%	%	%	%	%	%
January	(2.33)	(0.90)	0.34	(1.23)	0.55	(0.93)	(0.06)	2.25	3.35	0.41	1.32
February	0.42	2.09	2.67	(1.69)	(3.36)	0.94	(0.06)	1.49	3.16	(7.92)	4.62
March	(1.54)	(1.85)	(2.60)	0.25	2.91	3.10	0.00	2.24	(2.50)	(1.08)	2.88
April	(2.62)	(3.58)	2.19	(2.09)	(0.31)	(4.57)	4.13	(1.78)	(1.65)	1.27	2.15
May	4.00	(1.08)	4.89	(0.19)	0.25	(1.32)	(4.99)	(0.35)	1.68	(3.13)	4.38
June	0.91	(0.07)	(0.19)	1.30	(3.08)	(0.26)	2.28	0.00	3.64	0.46	0.79
July	1.25	(2.53)	(1.09)	(0.83)	0.00	(2.18)	(1.67)	(1.19)	11.89	0.83	(1.39)
August	0.34	0.28	0.00	0.97	0.51	3.01	(0.19)	2.55	(5.92)	(0.82)	(1.41)
September	0.41	(0.21)	(1.16)	(4.16)	(1.20)	(3.94)	(0.50)	5.11	3.26	2.30	1.61
October		0.42	(0.92)	(0.80)	2.75	2.25	(1.77)	1.18	(1.69)	3.77	0.26
November		1.05	(1.32)	2.08	(0.06)	(0.52)	1.93	2.66	(0.37)	4.76	2.72	(0.50)
December		0.83	3.48	(4.02)	0.93	5.79	1.96	1.27	3.07	(3.88)	2.99	(1.21)
Compound Annual/Period Rate of Return	0.68	5.56	6.18	(10.12)	(0.31)	0.87	0.75	16.36	18.23	(3.65)	22.79	(1.70)
	(9 months)											(2 months)

Capsule V

Performance of Spectrum Currency

Type of pool: publicly-offered fund
Inception of trading: July 2000
Aggregate subscriptions: $337,294,052
Current capitalization: $223,647,626
Current net asset value per unit: $11.78
Worst monthly % drawdown: (11.24)% (January 2005)
Worst month-end peak-to-valley drawdown: (27.07)% (16 months, December 2003-April 2005)
Cumulative return since inception: 17.80%

	Monthly Performance
Month
	2005	2004	2003	2002	2001	2000
	%	%	%	%	%	%
January	(11.24)	(0.89)	5.03	(3.46)	(1.07)
February	(3.60)	0.39	0.96	(1.75)	(1.36)
March	(5.43)	(7.51)	(1.96)	(4.50)	8.44
April	(2.06)	(5.14)	4.07	2.40	(2.88)
May	6.92	(3.58)	3.19	10.34	1.92
June	4.34	(1.90)	(3.99)	8.98	(1.71)
July	(0.31)	(3.87)	(4.49)	(4.41)	(5.91)	0.60
August	(6.69)	(5.79)	(1.26)	(4.69)	2.40	0.40
September	(0.59)	(1.11)	0.43	(1.98)	0.90	1.39
October		7.69	0.64	0.57	(0.81)	7.32
November		12.99	4.08	(1.05)	(0.36)	(1.64)
December		2.27	5.74	13.25	12.31	3.33
Compound Annual/Period Rate of Return	(18.25)	(7.98)	12.42	12.25	11.10	11.70
	(9 months)					(6 months)

PAST PERFORMANCE IS NOT NECESSARILY INDICATIVE OF FUTURE RESULTS.

SELECTED FINANCIAL DATA
AND SELECTED QUARTERLY FINANCIAL DATA

        The following updates and replaces the information contained on pages 36-40.

Spectrum Select

Selected Financial Data

	For the Nine Months Ended September 30,		For the Years Ended December 31,
	2005	2004	2004	2003	2002	2001	2000
	$	$	$	$	$	$	$
	(Unaudited)	(Unaudited)
Total Trading Results including interest	61,306	(45,690,460)	33,923,907	74,213,042	67,605,728	30,468,895	35,083,619
Net Income (Loss)	(40,197,293)	(89,566,736)	(23,311,900)	34,186,905	40,823,199	3,165,349	14,291,045
Net Income (Loss) Per Unit (Limited & General Partners)	(1.99)	(4.80)	(1.43)	2.66	3.69	0.39	1.57
Total Assets	567,632,365	501,855,029	595,823,205	449,549,242	299,604,379	246,043,382	224,581,554
Total Limited Partners' Capital	545,947,373	488,400,950	579,155,164	436,666,633	292,226,000	238,821,840	218,182,118
Net Asset Value Per Unit	26.89	25.51	28.88	30.31	27.65	23.96	23.57

Selected Quarterly Financial Data (Unaudited)

Quarter ended	Total Trading Results including interest	Net income (loss)	Net income (loss) per unit of limited partnership interest
	$	$	$
2005
March 31	(35,305,346)	(49,599,774)	(2.43)
June 30	15,493,277	1,766,194	0.07
September 30	19,873,375	7,636,287	0.37

Total	61,306	(40,197,293)	(1.99)

2004
March 31	61,318,726	43,063,158	2.88
June 30	(89,312,298)	(102,519,477)	(6.05)
September 30	(17,696,888)	(30,110,417)	(1.63)
December 31	79,614,367	66,254,836	3.37

Total	33,923,907	(23,311,900)	(1.43)

2003
March 31	5,648,636	(3,435,893)	(0.22)
June 30	30,802,630	21,952,801	1.89
September 30	(7,076,850)	(16,582,417)	(1.29)
December 31	44,838,626	32,252,414	2.28

Total	74,213,042	34,186,905	2.66

Spectrum Technical

Selected Financial Data

	For the Nine Months Ended September 30,		For the Years Ended December 31,
	2005	2004	2004	2003	2002	2001	2000
	$	$	$	$	$	$	$
	(Unaudited)	(Unaudited)
Total Trading Results including interest	1,507,043	(35,761,133)	110,010,090	142,093,478	92,648,909	9,867,449	45,874,973
Net Income (Loss)	(53,971,562)	(92,570,551)	36,141,651	87,941,888	60,775,435	(19,283,369)	18,278,201
Net Income (Loss) Per Unit (Limited & General Partners)	(1.67)	(3.04)	0.99	4.23	3.48	(1.15)	1.17
Total Assets	768,525,121	628,063,526	791,452,599	550,066,920	341,596,812	262,442,204	273,695,028
Total Limited Partners' Capital	738,950,421	612,359,439	770,511,257	532,266,109	332,124,550	255,122,417	265,060,579
Net Asset Value Per Unit	21.96	19.60	23.63	22.64	18.41	14.93	16.08

Selected Quarterly Financial Data (Unaudited)

Quarter ended	Total Trading Results including interest	Net income (loss)	Net income (loss) per unit of limited partnership interest
	$	$	$
2005
March 31	(51,293,719)	(70,324,779)	(2.13)
June 30	47,155,337	28,358,931	0.80
September 30	5,645,425	(12,005,714)	(0.34)

Total	1,507,043	(53,971,562)	(1.67)

2004
March 31	72,341,653	45,902,418	1.91
June 30	(99,601,270)	(115,245,895)	(4.16)
September 30	(8,501,516)	(23,227,074)	(0.79)
December 31	145,771,223	128,712,202	4.03

Total	110,010,090	36,141,651	0.99

2003
March 31	45,385,367	29,742,112	1.69
June 30	9,441,031	(1,046,326)	(0.02)
September 30	(11,784,806)	(22,120,621)	(1.04)
December 31	99,051,886	81,366,723	3.60

Total	142,093,478	87,941,888	4.23

Spectrum Strategic

Selected Financial Data

	For the Nine Months Ended September 30,		For the Years Ended December 31,
	2005	2004	2004	2003	2002	2001	2000
	$	$	$	$	$	$	$
	(Unaudited)	(Unaudited)
Total Trading Results including interest	(6,082,972)	11,104,086	17,867,892	31,984,167	14,078,687	6,855,809	(26,938,961)
Net Income (Loss)	(18,974,673)	(980,228)	1,248,814	20,513,412	6,314,416	(480,543)	(36,887,290)
Net Income (Loss) Per Unit (Limited & General Partners)	(1.47)	0.07	0.25	2.77	0.99	(0.06)	(5.24)
Total Assets	170,218,829	173,989,204	186,645,900	123,656,595	77,094,809	71,489,275	76,427,098
Total Limited Partners' Capital	163,659,266	169,924,362	181,218,795	119,976,992	74,487,934	68,012,216	73,433,119
Net Asset Value Per Unit	13.09	14.38	14.56	14.31	11.54	10.55	10.61

Selected Quarterly Financial Data (Unaudited)

Quarter ended	Total Trading Results including interest	Net income (loss)	Net income (loss) per unit of limited partnership interest
	$	$	$
2005
March 31	(7,718,402)	(12,643,570)	(0.99)
June 30	(2,689,402)	(6,996,443)	(0.54)
September 30	4,324,832	665,340	0.06

Total	(6,082,972)	(18,974,673)	(1.47)

2004
March 31	19,386,598	14,056,323	1.56
June 30	(9,056,217)	(12,686,034)	(1.26)
September 30	773,705	(2,350,517)	(0.23)
December 31	6,763,806	2,229,042	0.18

Total	17,867,892	1,248,814	0.25

2003
March 31	7,634,556	4,781,178	0.75
June 30	2,970,073	442,228	0.07
September 30	7,306,514	4,972,399	0.67
December 31	14,073,024	10,317,607	1.28

Total	31,984,167	20,513,412	2.77

Spectrum Global Balanced

Selected Financial Data

	For the Nine Months Ended September 30,		For the Years Ended December 31,
	2005	2004	2004	2003	2002	2001	2000
	$	$	$	$	$	$	$
	(Unaudited)	(Unaudited)
Total Trading Results including interest	2,272,658	(1,865,261)	(51,621)	6,038,905	(2,566,396)	3,150,268	3,692,479
Net Income (Loss)	222,831	(4,120,440)	(3,017,628)	3,077,508	(5,786,918)	(152,599)	439,354
Net Income (Loss) Per Unit (Limited & General Partners)	0.10	(1.19)	(0.86)	0.90	(1.64)	(0.05)	0.14
Total Assets	46,275,666	49,276,471	50,433,972	53,920,384	51,559,238	58,790,758	56,740,136
Total Limited Partners' Capital	44,616,133	47,589,634	49,068,822	52,064,431	49,814,229	57,127,967	55,220,008
Net Asset Value Per Unit	14.71	14.28	14.61	15.47	14.57	16.21	16.26

Selected Quarterly Financial Data (Unaudited)

Quarter ended	Total Trading Results including interest	Net income (loss)	Net income (loss) per unit of limited partnership interest
	$	$	$
2005
March 31	(962,202)	(1,674,009)	(0.50)
June 30	1,666,960	996,591	0.31
September 30	1,567,900	900,249	0.29

Total	2,272,658	222,831	0.10

2004
March 31	387,222	(388,480)	(0.11)
June 30	(1,720,563)	(2,481,729)	(0.72)
September 30	(531,920)	(1,250,231)	(0.36)
December 31	1,813,640	1,102,812	0.33

Total	(51,621)	(3,017,628)	(0.86)

2003
March 31	946,959	210,736	0.05
June 30	4,100,730	3,372,448	1.02
September 30	(386,145)	(1,135,694)	(0.35)
December 31	1,377,361	630,018	0.18

Total	6,038,905	3,077,508	0.90

Spectrum Currency

Selected Financial Data

	For the Nine Months Ended September 30,		For the Years Ended December 31,
							For the Period from July 3, 2000 (commencement of operations) to December 31, 2000
	2005	2004	2004	2003	2002	2001
	$	$	$	$	$	$	$
	(Unaudited)	(Unaudited)
Total Trading Results including interest	(37,938,406)	(53,000,803)	2,632,707	28,185,655	16,183,891	7,353,454	1,918,231
Net Income (Loss)	(49,926,426)	(63,681,662)	(11,908,707)	16,796,809	10,283,120	4,336,339	1,308,544
Net Income (Loss) Per Unit (Limited & General Partners)	(2.63)	(4.08)	(1.25)	1.73	1.52	1.24	1.17
Total Assets	229,982,176	212,594,125	277,046,143	192,464,641	98,379,320	49,112,223	18,056,724
Total Limited Partners' Capital	221,144,309	207,353,094	270,231,305	188,042,673	93,891,619	45,598,611	13,988,414
Net Asset Value Per Unit	11.78	11.58	14.41	15.66	13.93	12.41	11.17

Selected Quarterly Financial Data (Unaudited)

Quarter ended	Total Trading Results including interest	Net income (loss)	Net income (loss) per unit of limited partnership interest
	$	$	$
2005
March 31	(48,508,520)	(52,693,364)	(2.75)
June 30	25,201,383	21,375,686	1.08
September 30	(14,631,269)	(18,608,748)	(0.96)

Total	(37,938,406)	(49,926,426)	(2.63)

2004
March 31	(13,624,011)	(17,153,573)	(1.25)
June 30	(19,529,341)	(23,130,916)	(1.48)
September 30	(19,847,451)	(23,397,173)	(1.35)
December 31	55,633,510	51,772,955	2.83

Total	2,632,707	(11,908,707)	(1.25)

2003
March 31	6,321,965	3,660,402	0.55
June 30	6,641,296	3,268,861	0.45
September 30	(5,055,352)	(7,367,330)	(0.79)
December 31	20,277,746	17,234,876	1.52

Total	28,185,655	16,796,809	1.73

MANAGEMENT'S DISCUSSION AND ANALYSIS OF FINANCIAL CONDITION
AND RESULTS OF OPERATIONS

        The following updates, for the nine months ended September 30, 2005 and 2004, and supplements the information for each partnership under the sub-captions "Results of Operations" on pages 41-56.

Morgan Stanley Spectrum Select L.P.

For the Nine Months Ended September 30, 2005.

        The most significant trading losses of approximately 6.0% were incurred in the currency markets, primarily during the first quarter and August, from positions in foreign currencies versus the U.S. dollar. During January, long positions in Swiss franc and euro versus the U.S. dollar incurred losses after the U.S. dollar's value reversed sharply higher amid conflicting economic data, improvements in U.S. trade deficit numbers, and speculation for higher U.S. interest rates. The U.S. dollar's value also advanced in response to expectations that the Chinese government would announce postponement of Chinese yuan revaluation for the foreseeable future. Additional losses were recorded during February from short positions in the Swiss franc and euro versus the U.S. dollar as the U.S. dollar weakened in response to concern for the considerable U.S. Current-Account deficit expressed by U.S. Federal Reserve Chairman Alan Greenspan. The value of the U.S. dollar was further weakened during the remainder of February by a larger-than-expected drop in January leading economic indicators and news that South Korea's Central Bank would be reducing its U.S. dollar currency reserves. Long European currency positions versus the U.S. dollar also recorded losses during March after the value of the U.S. dollar reversed sharply higher benefiting from higher U.S. interest rates and consumer prices. During August, long U.S. dollar positions against the British pound, euro, and Swiss franc resulted in losses, as the value of the U.S. dollar declined amid higher crude oil prices, lower durable goods orders reported by the U.S. Commerce Department, the U.S. trade imbalance, and economic warnings from U.S. Federal Reserve Chairman Alan Greenspan. Losses of approximately 1.3% resulted in the metals markets from positions in both precious and base metals held primarily during the second quarter. During April and May, long futures positions in base metals recorded losses as prices fell due to news of increases in supply, fears that a slowing global economy would weaken demand, and a stronger U.S. dollar. During June, losses were recorded from short gold positions after prices reversed higher amid technically-based buying, while long futures positions in silver experienced losses amid strength in the U.S. dollar. In the agricultural markets, losses of approximately 0.8% were experienced primarily during the second quarter and July from long futures positions in corn, wheat, and cotton. During April, long futures positions in wheat resulted in losses as prices fell in response to favorable weather in growing regions, improved crop conditions, and reduced foreign demand. During May, losses stemmed from long futures positions in cotton as prices moved lower on supply increases and the lack of damage to crops by the touchdown of a hurricane in U.S. growing regions. During July, long futures positions in cotton incurred losses as prices moved lower earlier in the month amid news that the Bush Administration asked Congress to repeal a federal cotton subsidy in an effort to comply with a World Trade Organization ruling against the program. Prices also declined further after the U.S. Department of Agriculture reported weak demand. Long positions in corn futures also experienced losses later in the month after prices weakened in response to higher silo rates. Smaller partnership losses of approximately 0.3% were experienced in the global interest rate sector primarily during the third quarter from positions in U.S., Canadian, and Australian interest rates. During July, long U.S. interest rate futures positions experienced losses as prices declined following a rise in interest rates and after the U.S. Labor Department released its June employment report. During September, long positions in U.S. fixed-income futures incurred losses as prices weakened after it was revealed that measurements of Hurricane Katrina's economic impact were not weak enough to deter the U.S. Federal Reserve from its policy of raising interest rates. Long positions in Canadian interest rate futures recorded losses as prices finished lower on strength in the equity markets and as the Bank of Canada raised its key interest rate for the first time in 11 months. Additional losses stemmed from long positions in Australian bonds as prices declined after Australia's largest ever annual jobs gain initiated speculation that the Reserve Bank of Australia would perhaps reconsider its stance on interest rates and lean towards future interest rate tightening. A portion of the partnership's overall losses for the first nine months of the year was offset by gains of approximately 4.1% recorded in the global stock index markets, primarily during the third quarter, from long positions in Pacific Rim and European stock index futures. During July, positive economic data out of the U.S. and Japan pushed global equity prices higher in the beginning of the month as a strong U.S. jobs number and better-than-expected Japanese corporate earnings supported growth estimates. Prices continued to strengthen after China reformed its U.S. dollar currency peg policy, leading market participants to conclude that a revaluation in the Chinese yuan would likely ease trade tensions between China, the U.S., Europe, and Japan. Finally, strong corporate earnings out of the European Union and the U.S. resulted in optimistic investor sentiment and pushed prices further. During September, long positions in Japanese stock index futures experienced gains as prices increased on positive comments from Bank of Japan Governor Toshihiko Fukui, who said that the Japanese economy was in the process of emerging from a soft patch. Additional sector gains resulted from long positions in European stock index futures as oil prices declined and investors embraced signs that the global economy could move forward despite Hurricane Katrina's devastation of the U.S. Gulf Coast. Additional partnership gains of approximately 2.8% were achieved in the energy markets primarily during August from long positions in natural gas, crude oil and its related products, as prices climbed higher on supply and demand concerns. After Hurricane Katrina struck the Gulf of Mexico, prices advanced further to touch record highs amid concern for heavily damaged, or even possibly destroyed, refineries and production facilities.

        Spectrum Select recorded total trading results including interest income totaling $61,306 and expenses totaling $40,258,599, resulting in a net loss of $40,197,293 for the nine months ended September 30, 2005. The partnership's net asset value per unit decreased from $28.88 at December 31, 2004 to $26.89 at September 30, 2005.

For the Nine Months Ended September 30, 2004.

        The most significant trading losses of approximately 8.2% were incurred in the currency markets. During March, short positions in the Japanese yen and Singapore dollar versus the U.S. dollar resulted in losses as the yen reversed higher due to speculation that the Bank of Japan was relaxing its efforts of intervention to weaken the yen. During April, long Asian currency positions versus the U.S. dollar experienced losses as the U.S. dollar's value surged following the release of stronger-than-expected U.S. jobs data. The yen also came under pressure following efforts by the Japanese government to weaken the yen by intervening in the currency markets. Short positions in most major currencies versus the U.S. dollar produced losses during May as the U.S. dollar's value declined in response to fears of potential terrorist attacks, expanding energy prices, and the release of weaker-than-expected economic data. During July, long positions in the Swiss franc, British pound, and euro versus the U.S. dollar resulted in losses as the U.S. dollar advanced amid upbeat market sentiment, an optimistic assessment of the U.S. economy by the U.S. Federal Reserve Chairman Alan Greenspan, and a jump in July consumer confidence data. During August, long and short positions in the euro relative to the U.S. dollar, British pound, and Japanese yen proved unprofitable as the euro experienced short-term volatility due to conflicting economic data and surging energy prices. Additional losses resulted from short positions in the Japanese yen versus the U.S. dollar as the U.S. dollar's value decreased in response to concerns for the rate of U.S. economic growth sparked by the release of soft economic data. Additional losses of approximately 4.4% were experienced in the global interest rate markets, primarily during the second and third quarter, from positions in the U.S., Australian, and Japanese interest rate futures. During January, long positions in U.S. interest rate futures experienced losses as prices declined following comments from the U.S. Federal Reserve concerning a shift in the board's interest rate policy. Short positions in Australian interest rate futures deepened sector losses as prices reversed higher during the final week of the month. During April, long U.S. interest rate futures positions incurred losses as prices tumbled following the release of stronger-than-expected U.S. jobs data. During May, short positions in global bond futures experienced losses as prices moved higher during the latter half of the month due to uncertainty in global equity prices, weaker-than-expected economic data, stronger energy prices, and geopolitical concerns. During June, short positions experienced losses as global bond prices rallied on weaker-than-expected economic reports and expectations that the U.S. Federal Reserve would not aggressively tighten U.S. interest rates as originally expected. Smaller losses stemmed from short positions in Japanese interest rate futures during June as prices increased sharply after the Bank of Japan voted to maintain interest rates close to zero. During July, short positions in U.S. interest rate futures recorded losses as prices moved higher after the release of disappointing U.S. unemployment data. Additional losses were incurred from newly established long positions after prices moved lower following the U.S. Federal Reserve Chairman Alan Greenspan's upbeat assessment of the U.S. economy. During August, short positions in Japanese interest rate futures prices trended higher amid a surge in oil prices, a drop in global equity prices, and a conflicted Japanese and U.S. economic picture. During September, long positions in U.S. interest rate futures resulted in losses as prices declined due to expectations for rising interest rates prompted by the release of positive U.S. economic data. Additional losses of approximately 3.6% were recorded in the global stock index markets, primarily during the second and third quarter of the year. Long positions in European and U.S. equity index futures were unprofitable during the second quarter as prices declined due to geopolitical concerns and expanding energy prices. Newly established short positions in those same markets experienced additional losses as prices rebounded later in the second quarter due to a slight pullback in oil prices and strong earnings from technology companies. During July, long positions experienced losses as prices reversed lower due to the release of disappointing U.S. employment data, surging energy prices, and new warnings concerning potential terrorist attacks. During August, short European and U.S. positions were unprofitable as prices reversed higher in response to falling energy prices and better-than-expected U.S. economic data. During September, long European and U.S. positions recorded losses following a decline in global equity prices caused by rising energy prices and the release of weak corporate data. A portion of the partnership's overall losses during the first nine months of the year was offset by gains of approximately 4.3% recorded in the energy markets from long futures positions in crude oil and its related products. During February, long positions benefited as prices increased amid low market supply, falling inventory levels, and an output reduction announcement from OPEC. Long positions profited during April as prices trended higher on fears of potential terrorist activity in the Middle East and news of problems with U.S. refineries. During May, long positions recorded gains as crude oil prices surged higher, amid fears of terrorist attacks on Middle Eastern oil facilities and disruptions in Iraqi oil production. During the third quarter, long positions profited as prices trended higher reaching historical highs amid heavy market demand and concerns for supply. Additional gains of approximately 2.5% in the metals markets resulted primarily during the first quarter from long futures positions in base metals as prices moved higher in response to increased demand from China coupled with a weaker U.S. dollar. Finally, gains of approximately 1.4% achieved in the agricultural markets, primarily during the first quarter, resulted from long futures positions in soybeans and its related products, and corn as prices for these commodities finished higher amid increased demand from Asia.

        Spectrum Select recorded total trading results including interest income totaling $(45,690,460) and expenses totaling $43,876,276, resulting in a net loss of $89,566,736 for the nine months ended September 30, 2004. The partnership's net asset value per unit decreased from $30.31 at December 31, 2003 to $25.51 at September 30, 2004.

Morgan Stanley Spectrum Technical L.P.

For the Nine Months Ended September 30, 2005.

        The most significant trading losses of approximately 5.8% were incurred in the currency markets during January, March, and August. During the first quarter, losses were recorded from long positions in the British pound and Swiss franc versus the U.S. dollar after the U.S. dollar's value advanced in response to speculation that China would move toward a flexible exchange and amid expectations for higher U.S. interest rates. During August, long U.S. dollar positions against the British pound and Swiss franc resulted in losses as the value of the U.S. dollar declined amid higher crude oil prices, lower durable goods orders, the U.S. trade imbalance, and economic warnings from U.S. Federal Reserve Chairman Alan Greenspan. Losses in the agricultural markets of approximately 5.2% resulted from positions in lean hogs, live cattle, the soybean complex, wheat, cocoa, sugar, and cotton. During the first quarter, losses were experienced from short futures positions in the soybean complex, wheat, and corn as prices reversed higher on news of extremely cold weather in the growing regions of the United States and rumors of a reduction on world output during 2005. Additional losses were experienced from long futures positions in lean hogs as prices weakened on news of a reduction in demand. Long lean hog futures experienced further losses during March as prices declined on speculative selling. During April, long futures positions in cocoa and sugar resulted in losses after prices reversed lower on technically-based selling. Long futures positions in lean hogs and live cattle also incurred losses as prices finished lower on news of a reduction in foreign export demand. Long futures positions in lean hogs continued to incur losses as prices moved lower during May in response to continued weakening demand. Additional losses during the second quarter stemmed from short futures positions in corn as prices increased due to weather-related concerns for newly-planted crops in U.S. growing regions. Losses were also recorded late in the second quarter from short futures positions in sugar as prices declined on technically-based selling. In the global interest rate markets, losses of approximately 1.0% were incurred primarily during the third quarter from positions in Australian and

U.S. interest rate futures. During July, long positions in U.S. interest rate futures resulted in losses as prices declined following a rise in interest rates and after the U.S. Labor Department released its June employment report. During August, short positions in U.S. fixed-income futures incurred losses as prices reversed higher on worries about the global economic impact of Hurricane Katrina and growing speculation that the U.S. Federal Reserve would stop raising interest rates sooner than previously thought. During September, long positions in Australian bond futures recorded losses as prices declined after Australia's largest ever annual jobs gain initiated speculation that the Reserve Bank of Australia would perhaps reconsider its stance on interest rates and lean towards future interest rate tightening. Additional losses stemmed from long positions in U.S. fixed-income futures as prices weakened after measurements of Hurricane Katrina's economic impact revealed that they were not weak enough to deter the U.S. Federal Reserve from its policy of raising interest rates. Smaller partnership losses of approximately 0.3% were incurred in the metals markets, primarily during the second quarter, from long futures positions in precious metals as prices reversed lower due to strength in the U.S. dollar. A portion of the partnership's overall losses for the first nine months of the year was offset by gains of approximately 6.0% achieved in the energy markets, primarily during August, from long positions in crude oil and its related products, and natural gas as prices climbed higher on supply and demand concerns. After Hurricane Katrina struck the Gulf of Mexico, prices advanced further to touch record highs amid concern for heavily damaged, or even possibly destroyed, refineries and production facilities. Additional gains of approximately 4.7% were experienced in the global stock index markets, primarily during the third quarter, from long positions in European and Pacific Rim stock index futures as prices increased amid positive economic data out of the U.S. and Japan, a strong U.S. jobs number, and better-than-expected Japanese corporate earnings. Prices continued to strengthen after China reformed its U.S. dollar currency peg policy. Finally, strong corporate earnings out of the European Union and the U.S. resulted in optimistic investor sentiment and pushed prices further. During September, long positions in Japanese stock index futures continued to gain as prices increased on positive comments from Bank of Japan Governor Toshihiko Fukui, who said that the Japanese economy was in the process of emerging from a soft patch. Additional sector gains resulted from long positions in European stock index futures as oil prices declined and investors embraced signs that the global economy could move forward despite Hurricane Katrina's devastation of the U.S. Gulf Coast.

        Spectrum Technical recorded total trading results including interest income totaling $1,507,043 and expenses totaling $55,478,605, resulting in a net loss of $53,971,562 for the nine months ended September 30, 2005. The partnership's net asset value per unit decreased from $23.63 at December 31, 2004 to $21.96 at September 30, 2005.

For the Nine Months Ended September 30, 2004.

        The most significant trading losses of approximately 10.4% were incurred in the currency markets. Losses were incurred during March from short positions in the Japanese yen versus the U.S. dollar as the yen reversed higher due to speculation that the Bank of Japan was relaxing its efforts to weaken the yen. During April, long positions in the Japanese yen versus the U.S. dollar resulted in losses as the U.S. dollar surged following the release of stronger-than-expected U.S. jobs data. During May, short positions in the Japanese yen versus the U.S. dollar sustained losses as the U.S. dollar's value declined in response to fears of potential terrorist attacks, expanding energy prices, and the release of weaker-than-expected economic data during the latter half of May. During June, the currency markets continued to prove difficult as losses were experienced primarily from short positions in the Japanese yen versus the U.S. dollar as the yen climbed higher in response to better-than-anticipated improvements in Japanese economic data and speculation that the Bank of Japan would move to raise interest rates. During July, long positions in the Japanese yen, euro, Swiss franc, British pound, and Australian dollar, all versus the U.S. dollar, resulted in losses as the U.S. dollar's value strengthened in response to upbeat market sentiment, the U.S. Federal Reserve Chairman Alan Greenspan's optimistic assessment of the U.S. economy, and a jump in U.S. consumer confidence data. During August, positions in the euro relative to the U.S. dollar were unprofitable as the euro experienced short-term volatility due to conflicting economic data and surging energy prices. Additional losses resulted from short positions in the Japanese yen versus the U.S. dollar as the U.S. dollar's value decreased due to concerns for the rate of U.S. economic growth caused by the release of soft economic data. Losses of approximately 5.1% were experienced in the global stock index markets, during the second and third quarters of the year, from positions in European, U.S., and Japanese stock index futures. Long positions in European and U.S. stock index futures incurred losses during March, April, and May as equity prices fell in response to the terror attacks in Madrid, continuing difficulties in Iraq, fears of global terrorism, and concerns for higher interest rates. During July, long positions in U.S., European, and Japanese stock index futures provided losses as prices reversed lower due to the release of disappointing U.S. employment data, surging energy prices, and new warnings concerning potential terrorist attacks. During August, short positions in European and Japanese equity index futures recorded losses as prices reversed higher in response to falling energy prices and better-than-expected U.S. gross domestic product and consumer sentiment data. Losses of approximately 2.3% were recorded in the agricultural markets during January, throughout the second quarter, and largely during August, primarily from futures positions in coffee and cocoa. During January, short futures positions in coffee experienced losses as prices reversed higher amid tight global supply. Long coffee positions experienced losses as prices reversed lower during June in response to an increase in Brazilian crop estimates and mild weather in growing regions. Further losses stemmed from short futures positions in coffee and long futures positions in cocoa during September. A portion of the partnership's overall losses during the first nine months of the year was offset by gains of approximately 11.8% achieved in the energy markets throughout the year from long futures positions in crude oil and its related products as oil prices trended higher in response to rising demand combined with supply and production issues caused by geopolitical events in the Middle East and Nigeria combined with weather-related issues in the Gulf of Mexico. Additional gains of approximately 2.1% stemmed from the global interest rate sector primarily during the first and third quarters of the year as long positions in European and U.S. interest rate futures were profitable. During the first quarter, long positions profited as bond prices rallied in response to weak economic data, reports from central banks that highlighted a lack of inflation and "safe-haven" buying following the terrorist attack in Madrid. During the third quarter, long positions benefited from a surge in oil prices, a drop in equity prices, and a conflicted economic picture generated by U.S. economic reports.

        Spectrum Technical recorded total trading results including interest income totaling $(35,761,133) and expenses totaling $56,809,418, resulting in a net loss of $92,570,551 for the nine months ended September 30, 2004. The partnership's net asset value per unit decreased from $22.64 at December 31, 2003 to $19.60 at September 30, 2004.

Morgan Stanley Spectrum Strategic L.P.

For the Nine Months Ended September 30, 2005.

        The most significant trading losses of approximately 10.1% resulted in the currency markets from U.S. dollar positions versus a variety of foreign currencies. During January, long positions in the Japanese yen and Australian dollar versus the U.S. dollar incurred losses after the U.S. dollar's value reversed higher amid improvements in U.S. trade deficit numbers, higher U.S. interest rates, and China's reluctance to revalue the yuan. Short positions in the Swiss franc and Japanese yen against the U.S. dollar experienced losses during February as the U.S. dollar weakened amid concern for the U.S. Current-Account deficit, a larger-than-expected drop in January leading economic indicators, and news that South Korea's Central Bank planned to reduce its U.S. dollar currency reserves. During March, long positions in the Canadian dollar, Japanese yen, Australian dollar, Swiss franc, and euro, versus the U.S. dollar experienced losses after the U.S. dollar reversed higher, benefiting from increases in U.S. interest rates. During April, losses were recorded from positions in most major currencies relative to the U.S. dollar as the U.S. dollar's value remained volatile due to speculation on the U.S. Federal Reserve's interest rate policy, high oil prices, and weak economic data out of the U.S. During May, losses were recorded in the currency markets from long positions in the Japanese yen, Swiss franc, Canadian dollar, and Australian dollar versus the U.S. dollar as the U.S. dollar's value increased after China downplayed rumors of a move toward a flexible exchange rate. Later in the month, most foreign currencies declined with the euro, which dropped in response to weaker-than-expected French economic data. During June, losses stemmed from positions in the Australian dollar versus the U.S. dollar as the value of the Australian currency moved without consistent direction amid a rise in gold prices during early June and concerns over global commodity demand in the latter part of the month. Additional losses stemmed from long Japanese yen positions during mid-June as the U.S. dollar's value rallied in response to better-than-expected U.S. trade statistics. Finally, short Canadian dollar positions incurred losses as the Canadian dollar's value reversed higher supported by rising oil prices and speculation that the Bank of Canada would raise interest rates. During July, losses were incurred from short positions in the euro and Swiss franc after the euro advanced amid new signals that the European Central Bank would stand firm against calls to cut interest rates. Additional losses stemmed from the fact that U.S. dollar purchases from non-U.S. central banks, such as

Japan's, were nominal following the release of positive U.S. economic data. Additional losses resulted from long positions in the British pound and Australian dollar against the U.S. dollar. During August, long U.S. dollar positions against the Canadian dollar, Australian dollar, Japanese yen, euro, and Swiss franc, recorded losses as the value of the U.S. dollar declined amid higher crude oil prices, lower durable goods orders reported by the U.S. Commerce Department, the U.S. trade imbalance, and economic warnings from U.S. Federal Reserve Chairman Alan Greenspan. Losses of approximately 2.4% resulted in the agricultural markets primarily during the third quarter from long futures positions in coffee, soybean and its related products, cocoa, and corn. Long coffee and cocoa positions finished with losses as prices moved lower amid news of lower global consumption and strong supply. Long positions in the soybean complex and corn incurred losses after prices reversed lower due to forecasts for supply increases spurred by moisture in parts of the U.S. growing regions. Smaller partnership losses of approximately 0.4% were recorded in the metals markets during January, March, April, and May primarily from long futures positions in precious metals as prices declined amid a stronger U.S. dollar and weak demand. A portion of the partnership's overall losses for the first nine months of the year was offset by gains of approximately 2.7% achieved in the energy markets primarily during the third quarter from long futures positions in crude oil and its related products. During July, prices surged on possible supply disruptions in the Gulf of Mexico caused by Hurricane Dennis. Prices continued to move higher towards the end of the month in response to news of several refinery fires in Texas and Louisiana, declining U.S. inventories, and passage by the U.S. Congress of President George Bush's energy bill. Elsewhere in the energy markets, gains were recorded from long positions in natural gas futures as prices increased with crude oil prices. During August, long positions continued to benefit as prices climbed higher throughout the month on supply and demand concerns. After Hurricane Katrina struck the Gulf of Mexico, prices advanced further to touch new record highs amid concern for heavily damaged, or even possibly destroyed, refineries and production facilities. Gains of approximately 0.2% resulted in the global stock index markets, primarily during July and September, from long positions in Pacific Rim stock index futures. During July, prices increased on positive economic data out of Japan and better-than-expected Japanese corporate earnings. Prices continued to strengthen after China reformed its U.S. dollar currency peg policy. During September, long positions in Japanese stock index futures experienced gains as prices increased on positive comments from Bank of Japan Governor Toshihiko Fukui, who said that the Japanese economy was in the process of emerging from a soft patch. Smaller partnership gains of approximately 0.1% occurred in the global interest rate markets primarily during the first half of the year from long positions in European and Japanese interest rate futures. During the first quarter, long European positions benefited from rising prices supported by weakness in equity markets, disappointing European economic data, speculation that certain hedge funds experienced significant trading losses, rejections by the European Central Bank to alter interest rates, and concerns for the future of the European integration process. Later in the quarter, prices strengthened amid a sharp reduction in Swedish interest rates, the release of weaker-than-expected French consumer spending, and higher oil prices. Long Japanese positions also benefited after prices increased during April amid weaker Japanese equity markets and then continued to profit during June after the release of weak Japanese economic data.

        Spectrum Strategic recorded total trading results including interest income totaling $(6,082,972) and expenses totaling $12,891,701, resulting in a net loss of $18,974,673 for the nine months ended September 30, 2005. The partnership's net asset value per unit decreased from $14.56 at December 31, 2004 to $13.09 at September 30, 2005.

For the Nine Months Ended September 30, 2004.

        The most significant trading gains of approximately 8.6% were achieved in the agricultural markets from long futures positions in soybean and its related products, corn, and sugar. During the first quarter, soybean and corn prices finished higher, especially during February, due to increased exports abroad and greater demand from Asia. Long futures positions in sugar also benefited as prices rallied during April amid diminished market supply and inflation concerns. During June, sugar prices climbed further amid increased demand. Additional gains of approximately 3.6% were recorded in the metals markets, primarily during the first quarter, from long futures positions in base metals as prices trended higher due to a declining U.S. dollar and an increase in demand from Asia and global central banks. During September, long futures positions in base metals benefited as prices moved higher in response to continued demand from China and reports of lower-than-expected inventories. Gains of approximately 0.6% were established in the global interest rate markets during the first and third quarter from long positions in European interest rate futures. During the first quarter, long positions profited as global bond prices rallied after the European Central Bank reported no need to raise interest rates due to a lack of inflation. Prices also trended higher during March due to uncertainty in the global equity markets, disappointing U.S. economic data, and "safe-haven" buying following the terrorist attack in Madrid. During the third quarter, long European interest rate futures positions were profitable as prices trended higher in response to a surge in oil prices, a drop in equity prices, and a conflicted economic picture caused by a variety of economic reports. Smaller gains of approximately 0.3% resulted in the energy markets, primarily during the third quarter, from long futures positions in crude oil and its related products as prices trended higher reaching historical highs amid heavy market demand and concerns for supply. A portion of the partnership's gains for the first nine months of the year was offset by losses of approximately 2.4% incurred in the currency markets, primarily during the third and first quarter of the year. During the third quarter, long positions in the euro and Swiss franc both versus the U.S. dollar generated negative performance as the U.S. dollar reversed higher in response to upbeat market sentiment and an increase in U.S. consumer confidence data. During August, positions in the euro relative to the U.S. dollar experienced losses as short-term volatility was caused by conflicting economic data and surging energy prices. During the first quarter, long positions in the Japanese yen versus the U.S. dollar resulted in losses after the Bank of Japan intervened in the currency markets in order to stem the yen's rise. Short positions in the Australian dollar versus the U.S. dollar also lost during February as the U.S. dollar's value declined amid heightened U.S. dollar-selling, which was prompted by huge U.S. trade and budget deficits, fears of terror attacks, and interest rate differentials between U.S. Treasury securities and relatively high-yielding Australian bonds. Additional losses of approximately 2.2% were incurred in the global stock indices, primarily during the third and first quarter of the year. During the third quarter, long futures positions in U.S., European, and Japanese stock index futures experienced losses as equity prices reversed lower due to the release of disappointing U.S. employment data, surging energy prices, and new warnings concerning potential terrorist attacks. During the first quarter, long European and Japanese equity index futures positions were unprofitable as equity prices dropped during February and early March amid weakness in the U.S. technology sector and growing geopolitical uncertainty due to the terrorist attacks in Spain.

        Spectrum Strategic recorded total trading results including interest income totaling $11,104,086 and expenses totaling $12,084,314, resulting in a net loss of $980,228 for the nine months ended September 30, 2004. The partnership's net asset value per unit increased from $14.31 at December 31, 2003 to $14.38 at September 30, 2004. The net asset value per unit increased despite the partnership's net loss for the period since the net loss per unit amount incurred in the later months of the nine month period, was not in excess of the net income per unit amount incurred in the earlier months of the nine month period because the later losses were spread over a larger number of units due to subscriptions increasing the partnership's total number of units each month.

Morgan Stanley Spectrum Global Balanced L.P.

For the Nine Months Ended September 30, 2005.

        The most significant trading gains of approximately 6.7% were recorded in the global stock index markets primarily during the third quarter from long positions in Pacific Rim, European, and U.S. stock index futures. During July, profits were recorded as prices increased amid positive economic data out of the U.S. and Japan. Prices continued to strengthen after China reformed its U.S. dollar currency peg policy, leading market participants to conclude that a revaluation in the Chinese yuan would likely ease trade tensions between China, the U.S., Europe, and Japan. Finally, strong corporate earnings out of the European Union and the U.S. resulted in optimistic investor sentiment and pushed prices higher. During September, long Japanese stock index futures positions experienced gains as prices increased on positive comments from Bank of Japan Governor Toshihiko Fukui, who said that the Japanese economy was in the process of emerging from a soft patch as demonstrated by rising production, improving business sentiment, and a sustained upturn in consumer spending. Additional sector gains resulted from long positions in European and U.S. stock index futures as equity prices rose amid declining oil prices and signs that the global economy could move forward despite Hurricane Katrina's devastation of the U.S. Gulf Coast. Smaller partnership gains of approximately 0.7% were recorded in the energy markets primarily during March and the third quarter from long futures positions in natural gas and crude oil related products. During March, energy prices were bolstered after the Organization of the Petroleum Exporting

Countries oil ministers stated that there were no plans to raise output at the March 16 meeting. Also boosting prices was a report by the Energy Information Administration stating that U.S. inventories of gasoline and heating oil measured significantly lower-than-expected. The weaker U.S. dollar value also triggered crude oil demand early in March from countries such as Japan and China. During the third quarter, profits were recorded as prices climbed higher on supply and demand concerns. After Hurricane Katrina struck the Gulf of Mexico, prices advanced further to touch record highs amid concern for heavily damaged, or even possibly destroyed, refineries and production facilities. A portion of the partnership's overall gains for the first nine months of the year was offset by losses of approximately 2.8% established in the currency markets primarily during the first and third quarters. During the first quarter, losses stemmed from long positions in the Singapore dollar versus the U.S. dollar as the U.S. dollar advanced further due to expectations that the Chinese government would announce postponement of Chinese yuan revaluation for the foreseeable future. Additional losses resulted during January from positions in the U.S. dollar index, as well as positions in various foreign currencies versus the U.S. dollar, such as the British pound and Australian dollar. During January, short U.S. dollar positions versus the South African rand and euro resulted in losses after the U.S. dollar's value reversed sharply higher amid conflicting economic data, improvements in U.S. trade deficit data, and speculation for higher U.S. interest rates. Short positions in the Singapore dollar and euro versus the U.S. dollar also experienced losses during February as the U.S. dollar's value declined amid news of disappointing U.S. economic data and proposed U.S. dollar reductions in foreign central bank currency reserves. Currency sector losses resulted during March from long positions in the Singapore dollar and euro versus the U.S. dollar, as well as from outright short positions in the U.S. dollar index, after the value of the U.S. dollar reversed sharply higher supported by market expectations for, and the eventual increase in the U.S. federal funds rate by the U.S. Federal Reserve. The value of the U.S. dollar strengthened further following the release of a larger-than-expected increase in February consumer prices. During the third quarter, losses were incurred from long U.S. dollar positions against the Singapore dollar, New Zealand dollar, and euro as the value of the U.S. dollar declined amid higher crude oil prices, lower durable goods orders, the U.S. trade imbalance, and economic warnings from U.S. Federal Reserve Chairman Alan Greenspan. Additional losses stemmed from short euro cross-rate positions against the Norwegian krone after the euro's value moved higher in response to U.S. dollar weakness. Partnership losses of approximately 0.7% were recorded in the global interest rate markets from positions in U.S. interest rate futures. During August, short U.S. positions incurred losses as prices reversed higher on worries about the global economic impact of Hurricane Katrina. Prices for U.S. interest rate futures also rallied on growing speculation that the U.S. Federal Reserve would stop raising interest rates sooner than previously thought. Later, newly established long U.S. positions incurred losses as prices weakened after measurements of Hurricane Katrina's economic impact revealed that they were not weak enough to deter the U.S. Federal Reserve from its policy of raising interest rates. In the metals markets, losses of approximately 0.4% occurred during the first quarter from long futures positions in base and precious metals as prices declined in response to strength in the U.S. dollar, lower equity prices, and news of a drop in Chinese demand. Smaller losses of approximately 0.3% resulted in the agricultural markets from long futures positions in corn held during the first quarter after prices declined amid a stronger U.S. dollar and technically-based selling. Additional sector losses resulted from long futures positions in cocoa held during the third quarter as prices moved lower on new hopes for political stability in the Ivory Coast. Long futures positions in cotton experienced losses during May as prices moved lower on supply increases generated from plantings and crops unaffected by the touchdown of a hurricane in the U.S. growing regions.

        Spectrum Global Balanced recorded total trading results including interest income totaling $2,272,658 and expenses totaling $2,049,827, resulting in net income of $222,831 for the nine months ended September 30, 2005. The partnership's net asset value per unit increased from $14.61 at December 31, 2004 to $14.71 at September 30, 2005.

For the Nine Months Ended September 30, 2004.

        The most significant trading losses of approximately 4.1% were experienced in the currency markets. During the first quarter, long cross-rate positions in the Swiss franc versus the Japanese yen resulted in losses as the yen's value reversed higher due to speculation that the Bank of Japan was relaxing its efforts to weaken the yen. Long positions in the U.S. dollar index were also unprofitable as the U.S. dollar's value declined due to a reduction in Bank of Japan intervention activity. During the second quarter, losses were incurred from long positions in the Japanese yen and Singapore dollar versus the U.S. dollar as the

U.S. dollar surged following the release of stronger-than-expected U.S. jobs data. The yen also came under pressure from weakening efforts by the Japanese government through currency market interventions. Losses were also incurred on short U.S. dollar positions against the South African rand as the U.S. dollar benefited from rising U.S. interest rates and the perception that the U.S. economy was experiencing a sustainable recovery. During the third quarter, short cross-rate positions in the Australian dollar versus the Japanese yen incurred losses as the Australian currency reversed higher amid speculation for increases in Australian interest rates. During August, losses were experienced from short positions in the Japanese yen versus the U.S. dollar, Swiss franc, Australian dollar, and euro as the value of the yen moved higher due to higher Japanese equity prices and the release of positive Japanese economic data. During September, short positions in the Mexican peso versus the U.S. dollar resulted in losses as the U.S. dollar reversed lower amid perceptions that the U.S. Federal Reserve reformed their outlook regarding aggressive increases in interest rates. Long positions in the Japanese yen versus the U.S. dollar also supplied losses during September as the yen declined from Japan's swelling national debt and a reversal of the U.S. dollar's value in response to a hike in U.S. interest rates. Losses of approximately 0.9% occurred in the global stock index markets, primarily during the third quarter, from long positions in European, Japanese, and U.S. stock index futures. Long positions experienced losses as prices reversed lower during July due to the release of disappointing U.S. employment data, surging energy prices, and new warnings concerning potential terrorist attacks. Long positions in these markets incurred additional losses during August as equity prices declined amid climbing energy prices and a conflicted economic picture generated by U.S. economic reports. In the metals markets, losses of approximately 0.6% resulted from long futures positions in base metals. Long futures positions in nickel experienced losses as prices fell due to a strengthening of the U.S. dollar during January. Short nickel futures positions during May experienced losses as prices increased during the last week of the month due to a weaker U.S. dollar and strong Asian demand. During the third quarter, further sector losses resulted from long futures positions in precious and base metals after industrial metals prices declined amid a slowdown in demand from China, while precious metals prices fell amid a rebound in the value of the U.S. dollar. Smaller losses of approximately 0.4% were experienced in the agricultural markets from positions in cocoa, cotton, and sugar. A portion of the partnership's overall losses during the first nine months of the year was offset by gains of approximately 0.8% achieved in the energy markets, primarily during the third quarter, from long futures positions in crude oil and its related products as prices trended higher reaching historical highs amid heavy market demand and supply concerns. Further gains of approximately 0.7% in the global interest rates markets resulted during the first and third quarters of the year from long positions in U.S. and European interest rate futures. During the first quarter, long positions benefited from a rally in bond prices sparked by low inflation and reduced concerns for increases in interest rates. During the third quarter, long positions profited as prices trended higher in response to a surge in oil prices, a drop in equity prices, and a conflicted economic picture generated by U.S. economic reports.

        Spectrum Global Balanced recorded total trading results including interest income totaling $(1,865,261) and expenses totaling $2,255,179, resulting in a net loss of $4,120,440 for the nine months ended September 30, 2004. The partnership's net asset value per unit decreased from $15.47 at December 31, 2003 to $14.28 at September 30, 2004.

Morgan Stanley Spectrum Currency L.P.

For the Nine Months Ended September 30, 2005.

        The most significant trading losses of approximately 12.2% resulted from positions in European currencies against the U.S. dollar. Early during the first quarter, losses resulted from long positions in the British pound, Norwegian krone, euro, Czech koruna, and Swedish krona versus the U.S. dollar after the U.S. dollar's value reversed sharply higher amid an increase in U.S. interest rates and consumer prices. The U.S. dollar's value also advanced in response to expectations that the Chinese government would announce postponement of its revaluation of the Chinese yuan. During February, losses were incurred from short European currency positions after the U.S. dollar's value weakened in response to concern for the considerable U.S. Current-Account deficit as expressed by U.S. Federal Reserve Chairman Alan Greenspan. During early March, short European currency positions continued to experience losses as their values moved higher amid a sharp rise in German industrial production. Further losses were recorded from newly established long European currency positions versus the U.S. dollar as the U.S. dollar's value reversed sharply higher amid an increase in U.S. interest rates and consumer prices. During the second quarter, long British pound positions incurred losses as the pound's value declined after British Prime Minister Tony Blair's Labour Party won re-election with a reduced government majority, and then moved lower later in the quarter on growing speculation that the interest rate differential between the U.S. and the U.K. would tighten. During July, long British pound positions experienced losses as the value of the pound dropped sharply on geopolitical concerns after a terror attack on the London public transportation system. During August, short British pound positions incurred losses as the value of the U.S. dollar declined amid higher crude oil prices, lower durable goods orders, the U.S. trade imbalance, and economic warnings from U.S. Federal Reserve Chairman Alan Greenspan. During September, losses were recorded from long positions in the British pound, Norwegian krone, and Czech koruna, as the value of the U.S. dollar advanced amid bolstered expectations that the U.S. Federal Reserve would continue to raise interest rates. Additional losses of approximately 5.5%, 2.1%, and 1.7%, respectively, were recorded from positions in the South African rand and both the New Zealand and Australian dollars, collectively the commodity currencies. During the first quarter, losses stemmed from both long and short positions against the yen versus the U.S. dollar as the values of the commodity currencies traded counter to the U.S. dollar, which benefited due to positive economic data. During the second quarter, long positions in the Australian dollar versus the U.S. dollar produced losses as the Australian dollar declined amid falling gold prices. During the third quarter, short positions in the New Zealand and Australian dollars versus the U.S. dollar recorded losses as the values of the commodity currencies moved higher on strong economic data out of the region. During September, losses were recorded from long Australian and New Zealand dollar positions as the value of the U.S. dollar advanced amid bolstered expectations that the U.S. Federal Reserve would continue to raise interest rates. Also forcing the New Zealand dollar against the U.S. dollar lower were fears for an economic slow-down in New Zealand during 2006. Partnership losses of approximately 2.9% were recorded primarily during the first quarter from positions in the Singapore dollar versus the U.S. dollar. During February, long positions in the Singapore dollar against the U.S. dollar incurred losses early in the month as the U.S. dollar's value benefited from positive economic sentiment. Newly established short Singapore dollar positions also incurred losses later in the month after the U.S. dollar weakened due to a larger-than-expected drop in January leading economic indicators and news that South Korea's Central Bank planned to reduce its U.S. dollar currency reserves. During March, long positions in the Singapore dollar versus the U.S. dollar resulted in losses as the value of the U.S. dollar reversed sharply higher amid an increase in U.S. interest rates and U.S. consumer prices. Positions in the Singapore dollar against the U.S. dollar held during the third quarter also contributed to sector losses. A portion of the partnership's overall losses for the first nine months of the year was offset by gains of approximately 4.4% from short positions in the Japanese yen against the U.S. dollar. During March, gains resulted as the U.S. dollar advanced against the yen due to an increase in U.S. interest rates by the U.S. Federal Reserve. Short Japanese yen positions held during the second quarter produced profits as the yen's value declined during May and June in response to weak Japanese economic data. During July, gains resulted after the U.S. dollar's value strengthened against the yen on significant interest rate differentials between the U.S. and Japan. Market participants also drove the U.S. dollar higher against the yen during July amid beliefs that U.S. interest rates would increase further, the release of strong U.S. economic data, and news that the U.S. Current-Account deficit had narrowed. During September, short Japanese yen positions achieved gains after the yen's value declined in the wake of weak Japanese economic data, including industrial production, salaried household spending, and the Tokyo consumer price index.

        Spectrum Currency recorded total trading results including interest income totaling $(37,938,406) and expenses totaling $11,988,020, resulting in a net loss of $49,926,426 for the nine months ended September 30, 2005. The partnership's net asset value per unit decreased from $14.41 at December 31, 2004 to $11.78 at September 30, 2005.

For the Nine Months Ended September 30, 2004.

        The most significant trading losses of approximately 7.8% and 2.2%, respectively, were recorded from positions in the Japanese yen and Singapore dollar versus the U.S. dollar. Short Asian currency positions against the U.S. dollar during March recorded losses as the Japanese yen reversed higher due to speculation that the Bank of Japan was relaxing its efforts to weaken the yen. After reversing to long positions in the Asian currencies versus the U.S. dollar during April, the U.S. dollar surged upwards against most currencies following the release of stronger-than-expected U.S. jobs data, thereby, causing losses. The Japanese yen also came under pressure following efforts by the Japanese government to weaken the yen by intervening in the currency markets. Short Asian currency positions against the U.S. dollar incurred losses during May as the U.S. dollar's value declined in response to fears of potential terrorist attacks, expanding energy prices, and the release of weaker-than-expected U.S. economic data. During June, short Asian currency positions experienced losses again due to the Japanese yen's rise prompted by better-than-anticipated improvements in Japanese economic data. The Japanese yen continued its rise later in the month in response to speculation that the Bank of Japan would move to raise interest rates amid further confirmation that Japan's economic recovery was on track. During August and September, short Japanese yen positions experienced losses as the U.S. dollar's value declined under pressure from concerns for the rate of U.S. economic growth, soft economic data, and record-high oil prices. Additional partnership losses of approximately 5.8% and 1.9%, respectively, stemmed from positions in the South African rand and Australian dollar versus the U.S. dollar. During January and February, long South African rand positions declined amid expectations for weaker gold prices caused by improvements in the global economy during 2004. During April, long South African rand positions versus the U.S. dollar experienced losses as the U.S. dollar's value moved higher versus these, and most other, currencies. During May, short South African rand positions incurred losses as the commodity-linked currency reversed higher in response to rising gold prices. During July, the U.S. dollar's upward reversal caused by upbeat market sentiment and positive consumer confidence data caused losses for long positions in the South African rand and Australian dollar. During August, long South African rand positions experienced further losses as its value moved lower against the U.S. dollar due to a reduction in interest rates by the Reserve Bank of South Africa. Long positions in the Norwegian krone versus the U.S. dollar incurred losses of approximately 3.2% as the value of the U.S. dollar temporarily moved higher in response to a decline in U.S. unemployment claims. Losses of approximately 3.0% were incurred primarily during the third quarter from both long and short positions in the euro versus the U.S. dollar as the euro experienced significant volatility due to conflicting economic data out of Europe and the U.S. combined with volatile energy prices throughout the quarter. Finally, partnership losses of approximately 1.9% were experienced from short positions in the Mexican peso versus the U.S. dollar, primarily during the first quarter, as the Mexican peso reversed higher in response to encouraging signs of a recovery in the Mexican economy.

        Spectrum Currency recorded total trading results including interest income totaling $(53,000,803) and expenses totaling $10,680,859, resulting in a net loss of $63,681,662 for the nine months ended September 30, 2004. The partnership's net asset value per unit decreased from $15.66 at December 31, 2003 to $11.58 at September 30, 2004.

QUANTITATIVE AND QUALITATIVE DISCLOSURES
ABOUT MARKET RISK

        The following updates and supplements the information for each partnership under the sub-caption "—Each Partnership's Value at Risk in Different Market Sectors" on pages 58-59.

        The following tables indicate the VaR associated with each partnership's open positions, as a percentage of total net assets, by primary market risk category as of September 30, 2005 and 2004.

Spectrum Select:

        As of September 30, 2005 and 2004, Spectrum Select's total capitalization was approximately $552 million and $494 million, respectively.

	VaR September 30,
Market Category
	2005	2004
	%	%
Equity	(2.21)	(0.73)
Currency	(1.06)	(0.67)
Interest Rate	(0.31)	(2.90)
Commodity	(1.04)	(1.16)
Aggregate Value at Risk	(2.91)	(3.15)

Spectrum Technical:

        As of September 30, 2005 and 2004, Spectrum Technical's total capitalization was approximately $747 million and $619 million, respectively.

	VaR September 30,
Market Category
	2005	2004
	%	%
Equity	(2.44)	(1.02)
Currency	(1.67)	(1.14)
Interest Rate	(0.77)	(4.27)
Commodity	(1.69)	(1.46)
Aggregate Value at Risk	(3.72)	(4.68)

Spectrum Strategic:

        As of September 30, 2005 and 2004, Spectrum Strategic's total capitalization was approximately $165 million and $172 million, respectively.

	VaR September 30,
Market Category
	2005	2004
	%	%
Equity	(0.77)	—
Currency	(0.67)	(0.68)
Interest Rate	(0.25)	(1.40)
Commodity	(1.30)	(1.31)
Aggregate Value at Risk	(1.73)	(2.37)

Spectrum Global Balanced:

        As of September 30, 2005 and 2004, Spectrum Global Balanced's total capitalization was approximately $45 million and $48 million, respectively.

	VaR September 30,
Market Category
	2005	2004
	%	%
Interest Rate	(5.23)	(0.84)
Equity	(1.80)	(1.48)
Currency	(0.29)	(0.35)
Commodity	(0.33)	(0.92)
Aggregate Value at Risk	(5.31)	(2.03)

Spectrum Currency:

        As of September 30, 2005 and 2004, Spectrum Currency's total capitalization was approximately $224 million and $210 million, respectively.

	VaR September 30,
Market Category
	2005	2004
	%	%
Currency	(2.68)	(1.55)

        The Value at Risk for a market category represents the one-day downside risk for the aggregate exposures associated with this market category. The aggregate Value at Risk, listed above for each partnership, represents the aggregate VaR of all of a partnership's open positions and not the sum of the VaR of the individual market categories. Aggregate VaR will be lower as it takes into account correlation among the different positions and categories.

        The tables above represent the VaR of each partnership's open positions at September 30, 2005 and 2004 only and are not necessarily representative of either the historic or future risk of an investment in these partnerships. Because the only business of each partnership is the speculative trading of futures, forwards, and options, the composition of a partnership's trading portfolio can change significantly over any given time period, or even within a single trading day. Any changes in open positions could positively or negatively materially impact market risk as measured by VaR.

        The tables below supplement the September 30, 2005 VaR (set forth above) by presenting each partnership's high, low, and average VaR, as a percentage of total net assets, for the four quarterly reporting periods from October 1, 2004 through September 30, 2005.

Spectrum Select

Market Category	High	Low	Average
	%	%	%
Equity	(2.63)	(1.45)	(2.20)
Currency	(1.94)	(0.69)	(1.41)
Interest Rate	(2.49)	(0.31)	(1.33)
Commodity	(1.21)	(0.58)	(0.88)
Aggregate Value at Risk	(3.56)	(2.65)	(3.07)

Spectrum Technical

Market Category	High	Low	Average
	%	%	%
Equity	(2.78)	(2.19)	(2.48)
Currency	(2.39)	(1.64)	(1.90)
Interest Rate	(3.20)	(0.77)	(2.03)
Commodity	(2.65)	(0.80)	(1.72)
Aggregate Value at Risk	(4.63)	(3.72)	(4.28)

Spectrum Strategic

Market Category	High	Low	Average
	%	%	%
Equity	(1.10)	(0.25)	(0.65)
Currency	(0.96)	(0.36)	(0.65)
Interest Rate	(0.47)	(0.25)	(0.37)
Commodity	(1.30)	(1.03)	(1.17)
Aggregate Value at Risk	(2.05)	(1.15)	(1.59)

Spectrum Global Balanced

Market Category	High	Low	Average
	%	%	%
Interest Rate	(5.23)	(0.63)	(2.76)
Equity	(1.80)	(1.42)	(1.64)
Currency	(0.53)	(0.22)	(0.36)
Commodity	(0.49)	(0.18)	(0.36)
Aggregate Value at Risk	(5.31)	(1.47)	(3.23)

Spectrum Currency

Market Category	High	Low	Average
	%	%	%
Currency	(3.97)	(2.68)	(3.38)

        The following updates and supplements the information for each partnership under the sub-caption "—Qualitative Disclosures Regarding Primary Trading Risk Exposures" on pages 60-65.

  Morgan Stanley Spectrum Select L.P.

        The following were the primary trading risk exposures of Spectrum Select as of September 30, 2005, by market sector. It may be anticipated, however, that these market exposures will vary materially over time.

        Equity.    The primary market exposure of the partnership at September 30, 2005 was to equity price risk in the G-7 countries. The G-7 countries consist of France, the U.S., Britain, Germany, Japan, Italy, and Canada. The stock index futures traded by the partnership are by law limited to futures on broadly-based indices. At September 30, 2005, the partnership's primary exposures were to the Nikkei 225 (Japan), DAX (Germany), S&P 500 (U.S.), HANG SENG (China), S&P/MIB (Italy), CAC 40 (France), FTSE 100 (Britain), and IBEX 35 (Spain) stock indices. The partnership is exposed to the risk of adverse price trends or static markets in the U.S., European, and Japanese stock indices. Static markets would not cause major market changes, but would make it difficult for the partnership to avoid trendless price movements, resulting in numerous small losses.

        Currency.    The second largest market exposure of the partnership at September 30, 2005 was to the currency sector. The partnership's trades market exposure is to exchange rate fluctuations, primarily fluctuations which disrupt the historical pricing relationships between different currencies and currency pairs. Interest rate changes, as well as political and general economic conditions influence these fluctuations. The partnership trades a large number of currencies, including cross-rates—i.e., positions between two currencies other than the U.S. dollar. At September 30, 2005, the partnership's major exposures were to the euro, Japanese yen, British pound, Australian dollar, Swiss franc, Canadian dollar, Australian dollar, and Norwegian krone currency crosses, as well as to outright U.S. dollar positions. Outright positions consist of the U.S. dollar vs. other currencies. These other currencies include major and minor currencies. The general partner does not anticipate that the risk associated with the partnership's currency trades will change significantly in the future.

        Interest rate.    The third largest market exposure of the partnership at September 30, 2005 was to the global interest rate sector. Exposure was primarily spread across the European, U.S., Japanese and Australian interest rate sectors. Interest rate movements directly affect the price of the sovereign bond futures positions held by the partnership and indirectly affect the value of its stock index and currency positions. Interest rate movements in one country, as well as relative interest rate movements between countries, materially impact the partnership's profitability. The partnership's interest rate exposure is generally to interest rate fluctuations in the U.S. and the other G-7 countries. However, the partnership also takes futures positions in the government debt of smaller countries—e.g., Australia. The general partner anticipates that the G-7 countries and Australian interest rates will remain the primary interest rate exposure of the partnership for the foreseeable future. The speculative futures positions held by the partnership may range from short to long-term instruments. Consequently, changes in short, medium or long-term interest rates may have an effect on the partnership.

Commodity.

        Energy.    At September 30, 2005, the partnership had market exposure in the energy sector. The partnership's energy exposure was primarily to futures contracts in crude oil and its related products, and natural gas. Price movements in these markets result from geopolitical developments, particularly in the Middle East, as well as weather patterns and other economic fundamentals. Significant profits and losses, which have been experienced in the past, are expected to continue to be experienced in the future. Natural gas has exhibited volatility in prices resulting from weather patterns and supply and demand factors and will likely continue in this choppy pattern.

        Metals.    At September 30, 2005, the partnership had market exposure in the metals sector. The partnership's metals exposure was to fluctuations in the price of base metals, such as copper, aluminum, zinc, nickel and lead, and precious metals, such as gold, silver, and platinum. Economic forces, supply and demand inequalities, geopolitical factors, and market expectations influence price movements in these markets. The trading advisors utilize the trading system(s) to take positions when market opportunities develop, and the general partner anticipates that the partnership will continue to do so.

        Soft Commodities and Agriculturals.    At September 30, 2005, the partnership had market exposure to the markets that comprise these sectors. Most of the exposure was to the sugar, corn, soybean products, and cotton markets. Supply and demand inequalities, severe weather disruptions and market expectations affect price movements in these markets.

  Morgan Stanley Spectrum Technical L.P.

        The following were the primary trading risk exposures of Spectrum Technical as of September 30, 2005, by market sector. It may be anticipated, however, that these market exposures will vary materially over time.

        Equity.    The largest market exposure of the partnership at September 30, 2005 was to the global stock index sector, primarily to equity price risk in the G-7 countries. The G-7 countries consist of France, the U.S., Britain, Germany, Japan, Italy, and Canada. The stock index futures traded by the partnership are by law limited to futures on broadly-based indices. At September 30, 2005, the partnership's primary exposures were to the Nikkei 225 (Japan), S&P 500 (U.S.), Euro Stoxx 50 (Europe), DAX (Germany), NASDAQ 100 (U.S.), Taiwan (Taiwan), FTSE 100 (Britain), Russell 2000 (U.S.), and CAC 40 (France) stock indices. The partnership is exposed to the risk of adverse price trends or static markets in the U.S., European, and Asian stock indices. Static markets would not cause major market changes, but would make it difficult for the partnership to avoid trendless price movements, resulting in numerous small losses.

        Currency.    The second largest market exposure of the partnership at September 30, 2005 was to the currency sector. The partnership's currency exposure is to exchange rate fluctuations, primarily fluctuations which disrupt the historical pricing relationships between different currencies and currency pairs. Interest rate changes, as well as political and general economic conditions influence these fluctuations. The partnership trades a large number of currencies, including cross-rates—i.e., positions between two currencies other than the U.S. dollar. At September 30, 2005, the partnership's major exposures were to the euro, Swiss franc, Australian dollar, Japanese yen, British pound, Norwegian krone, and New Zealand dollar currency crosses, as well as to outright U.S. dollar positions. Outright positions consist of the U.S. dollar vs. other currencies. These other currencies include major and minor currencies. The general partner does not anticipate that the risk profile of the partnership's currency sector will change significantly in the future.

        Interest Rate.    The third largest market exposure of the partnership at September 30, 2005 was to the global interest rate sector. Exposure was primarily spread across the European, U.S., Australian, Japanese, and Canadian interest rate sectors. Interest rate movements directly affect the price of the sovereign bond futures positions held by the partnership and indirectly affect the value of its stock index and currency positions. Interest rate movements in one country, as well as relative interest rate movements between countries, materially impact the partnership's profitability. The partnership's interest rate exposure is generally to interest rate fluctuations in the U.S. and the other G-7 countries. However, the partnership also takes futures positions in the government debt of smaller countries—e.g., Australia. The general partner anticipates that G-7 countries and Australian interest rates will remain the primary interest rate exposure of the partnership for the foreseeable future. The speculative futures positions held by the partnership may range from short to long-term instruments. Consequently, changes in short, medium or long-term interest rates may have an effect on the partnership.

Commodity.

        Energy.    At September 30, 2005, the partnership had market exposure in the energy sector. Exposure was primarily to futures contracts in crude oil and its related products, and natural gas. Price movements in these markets result from geopolitical developments, particularly in the Middle East, as well as weather patterns and other economic fundamentals. Significant profits and losses, which have been experienced in the past, are expected to continue to be experienced in the future. Natural gas has exhibited volatility in prices resulting from weather patterns and supply and demand factors and will likely continue in this choppy pattern.

        Soft Commodities and Agricultural.    At September 30, 2005, the partnership had market exposure to the markets that comprise these sectors. Most of the exposure was to the sugar, live cattle, corn, and wheat markets. Supply and demand inequalities, severe weather disruptions and market expectations affect price movements in these markets.

        Metals.    At September 30, 2005, the partnership had market exposure in the metals sector. The partnership's metal exposure was to fluctuations in the price of base metals, such as copper, zinc, aluminum, nickel, and tin, and precious metals, such as gold, silver, and to a lesser extent, platinum and palladium. Economic forces, supply and demand inequalities, geopolitical factors and market expectations influence price movements in these markets. The trading advisors utilize the trading system(s) to take positions when market opportunities develop, and the general partner anticipates that the partnership will continue to do so.

  Morgan Stanley Spectrum Strategic L.P.

        The following were the primary trading exposures of Spectrum Strategic as of September 30, 2005, by market sector. It may be anticipated, however, that these market exposures will vary materially over time.

        Equity.    At September 30, 2005, the partnership's largest market exposure was to the stock index futures sector. Exposure was primarily spread across the G-7 countries. The G-7 countries consist of France, the U.S., Britain, Germany, Japan, Italy, and Canada. The stock index futures traded by the partnership are by law limited to futures on broadly-based indices. At September 30, 2005, the partnership's primary exposures were to the DAX (Germany), Hang Seng (China), and S&P 500 E-MINI (U.S.) stock indices. The partnership is exposed to the risk of adverse price trends or static markets in the U.S., European and Japanese stock indices. Static markets would not cause major market changes, but would make it difficult for the partnership to avoid trendless price movements, resulting in numerous small losses.

        Currency.    The second largest market exposure of the partnership at September 30, 2005 was to the currency sector. The partnership's currency exposure is to exchange rate fluctuations, primarily fluctuations which disrupt the historical pricing relationships between different currencies and currency pairs. Interest rate changes, as well as political and general economic conditions influence these fluctuations. The partnership trades a large number of currencies, including cross-rates—i.e., positions between two currencies other than the U.S. dollar. At September 30, 2005, the partnership's major exposures were to the euro, Australian dollar, and Japanese yen currency crosses, as well as to outright U.S. dollar positions. Outright positions consist of the U.S. dollar vs. other currencies. These other currencies include major and minor currencies. The general partner does not anticipate that the risk profile of the partnership's currency sector will change significantly in the future.

        Interest Rate.    The Partnership's third largest market exposure at September 30, 2005 was to the global interest rate sector. Exposure was concentrated in the U.S. and European interest rate sectors. Interest rate movements directly affect the price of the sovereign bond futures positions held by the partnership and indirectly affect the value of its stock index and currency positions. Interest rate movements in one country, as well as relative interest rate movements between countries, materially impact the partnership's profitability. The partnership's interest rate exposure is generally to interest rate fluctuations in the U.S. and the other G-7 countries. The general partner anticipates that the G-7 countries interest rates will remain the primary interest rate exposure of the partnership for the foreseeable future. The speculative futures positions held by the partnership may range from short to long-term instruments. Consequently, changes in short, medium or long-term interest rates may have an effect on the partnership.

Commodity.

        Soft Commodities and Agriculturals.    At September 30, 2005, the partnership had market exposure to the markets that comprise these sectors. Most of the exposure was to the cocoa, sugar, coffee, cotton, and soybean markets. Supply and demand inequalities, severe weather disruptions and market expectations affect price movements in these markets.

        Energy.    At September 30, 2005, the partnership had market exposure in the energy markets. The partnership's energy exposure was primarily to futures contracts in crude oil and its related products, and natural gas. Price movements in these markets result from geopolitical developments, particularly in the Middle East, as well as weather patterns and other economic fundamentals. Significant profits and losses, which have been experienced in the past, are expected to continue to be experienced in the future. Natural gas has exhibited volatility in prices resulting from weather patterns and supply and demand factors and will likely continue in this choppy pattern.

        Metals.    At September 30, 2005, the partnership had market exposure in the metals sector. The partnership's metals exposure was to fluctuations in the price of base metals, such as zinc, aluminum, and copper, and precious metals, such as gold and silver. Economic forces, supply and demand inequalities, geopolitical factors, and market expectations influence price movements in these markets. The trading advisors utilize the trading system(s) to take positions when market opportunities develop, and the general partner anticipates that the partnership will continue to do so.

  Morgan Stanley Spectrum Global Balanced L.P.

        The following were the primary trading risk exposures of Spectrum Global Balanced as of September 30, 2005, by market sector. It may be anticipated, however, that these market exposures will vary materially over time.

        Interest rate.    The primary market exposure at September 30, 2005 was to the global interest rate sector. Exposure was primarily spread across the European, Australian, Canadian, U.S. and Japanese interest rate sectors. Interest rate movements directly affect the price of the sovereign bond futures positions held by the partnership and indirectly affect the value of its stock index and currency positions. Interest rate movements in one country, as well as relative interest rate movements between countries, materially impact the partnership's profitability. The partnership's interest rate exposure is generally to interest rate fluctuations in the U.S. and the other G-7 countries. The G-7 countries consist of France, the U.S., Britain, Germany, Japan, Italy, and Canada. However, the partnership also takes futures positions in the government debt of smaller countries—e.g., Australia and New Zealand. The general partner anticipates that the interest rates of the G-7 countries, Australia, and New Zealand will remain the primary interest rate exposures of the partnership for the foreseeable future. The speculative futures positions held by the partnership range from short to long-term instruments. Consequently, changes in short, medium or long-term interest rates may have an effect on the partnership.

        Equity.    The second largest market exposure of the partnership at September 30, 2005 was to the global stock index sector, primarily to equity price risk in the G-7 countries. The stock index futures traded by the partnership are by law limited to futures on broadly-based indices. At September 30, 2005, the partnership's primary exposures were to the DAX (Germany), Nikkei 225 (Japan), FTSE 100 (Britain), and S&P 500 (U.S.) stock indices. The partnership is primarily exposed to the risk of adverse price trends or static markets in the U.S., European, and Japanese stock indices. Static markets would not cause major market changes, but would make it difficult for the partnership to avoid trendless price movements, resulting in numerous small losses.

        Currency.    The third largest market exposure of the partnership at September 30, 2005 was to the currency sector. The partnership's currency exposure is to exchange rate fluctuations, primarily fluctuations which disrupt the historical pricing relationships between different currencies and currency pairs. Interest rate changes, as well as political and general economic conditions influence these fluctuations. The partnership trades a large number of currencies, including cross-rates—i.e., positions between two currencies other than the U.S. dollar. At September 30, 2005, the partnership's major exposures were to the euro, Norwegian krone, Australian dollar, and New Zealand dollar currency crosses, as well as to outright U.S. dollar positions. Outright positions consist of the U.S. dollar vs. other currencies. These other currencies include major and minor currencies. The general partner does not anticipate that the risk profile of the partnership's currency sector will change significantly in the future.

Commodity.

        Soft Commodities and Agriculturals.    At September 30, 2005, the partnership had market exposure to the markets that comprise these sectors. Most of the exposure was to the live cattle, corn, feeder cattle, soybean complex, lean hogs, and cotton markets. Supply and demand inequalities, severe weather disruptions and market expectations affect price movements in these markets.

        Energy.    At September 30, 2005, the partnership had market exposure in the energy sector. The partnership's energy exposure was primarily to futures contracts in natural gas and oil related products. Price movements in these markets result from geopolitical developments, particularly in the Middle East, as well as weather patterns and other economic fundamentals. Significant profits and losses, which have been experienced in the past, are expected to continue to be experienced in the future. Natural gas has exhibited volatility in price resulting from weather patterns and supply and demand factors and will likely continue in this choppy pattern.

        Metals.    At September 30, 2005, the partnership had market exposure in the metals sector. The partnership's metals exposure at September 30, 2005 was to fluctuations in the price of base metals, such as nickel and copper. Economic forces, supply and demand inequalities, geopolitical factors, and market expectations influence price movements in these markets. The trading advisor utilizes the trading system(s) to take positions when market opportunities develop, and the general partner anticipates that the partnership will continue to do so.

  Morgan Stanley Spectrum Currency L.P.

        The following was the only trading risk exposure of Spectrum Currency as of September 30, 2005. It may be anticipated, however, that market exposure will vary materially over time.

        Currency.    At September 30, 2005, Spectrum Currency had market exposure in the currency sector. The partnership's currency market exposure was to exchange rate fluctuations, primarily fluctuations which disrupt the historical pricing relationships between different currencies and currency pairs. Interest rate changes, as well as political and general economic conditions influence these fluctuations. At September 30, 2005, the partnership's exposure was to outright U.S. dollar positions. Outright positions consist of the U.S. dollar vs. other currencies. These other currencies include major and minor currencies. The general partner does not anticipate that the risk associated with the partnership's currency trades will change significantly in the future.

        The following updates and supplements the information for each partnership under the sub-caption "—Qualitative Disclosures Regarding Non-Trading Risk Exposure" on page 65.

        The following was the only non-trading risk exposure of each partnership at September 30, 2005:

        Foreign Currency Balances.    Each partnership's primary foreign currency balances were in:

Spectrum Select	Spectrum Technical	Spectrum Strategic
euros Hong Kong dollars Australian dollars Japanese yen British pounds Swiss francs	euros British pounds Australian dollars South African rand Swiss francs New Zealand dollars Swedish krona Hong Kong dollars	British pounds euros Hong Kong dollars Japanese yen
Spectrum Global Balanced	Spectrum Currency
Japanese yen euros British pounds Canadian dollars Australian dollars	None

THE GENERAL PARTNER

        The following updates and replaces the second paragraph under the caption "The General Partner" on page 66.

        The general partner is or has been the general partner and commodity pool operator for 38 commodity pools, including 7 commodity pools that are exempt from certain disclosure requirements pursuant to CFTC Rule 4.7. As of September 30, 2005, the general partner had approximately $3.7 billion in aggregate net assets under management, making it one of the largest operators of commodity pools in the U.S. As of September 30, 2005, there were approximately 99,400 investors in the commodity pools managed by Demeter.

        The following updates the information under the sub-caption "—Directors and Officers of the general partner" on pages 67-69.

        Raymond A. Harris, Todd Taylor, William D. Seugling and Louise M. Wasso-Jonikas have each resigned the position of Director of the general partner.

        Shelley Hanan, age 44, is a Director of the general partner. Ms. Hanan joined Morgan Stanley in 1984. She eventually became the Regional Manager of the Southwest for Private Wealth Management and a Senior Representative for the Morgan Stanley Foundation in Southern California. Her focus was senior relationship management of the firm's largest private clients in the Southwest. Ms. Hanan now holds the position of Chief Operating Officer of the US Client Coverage Group and is a Managing Director. Ms. Hanan graduated from the University of California at San Diego with a B.A. in Psychology.

        Harry Handler, age 47, is a Director of the general partner. Mr. Handler serves as an Executive Director for Morgan Stanley in the Individual Investor Group. Mr. Handler works in the Investment Solutions Division as Chief Infrastructure and Risk Officer. Additionally, Mr. Handler also serves as Chairman of the Morgan Stanley DW Best Execution Committee and manages the Individual Investor Group Stock Lending business. In his prior position, Mr. Handler was a Systems Director in Information Technology, in charge of Equity and Fixed Income Trading Systems along with the Special Products, such as Unit Trusts, Managed Futures, and Annuities. Prior to his transfer to the Information Technology Area, Mr. Handler managed the Foreign Currency and Precious Metals Trading Desk for Dean Witter, a predecessor company to Morgan Stanley. He also held various positions in the Futures Division where he helped to build the Precious Metals Trading Operation at Dean Witter. Before moving to Dean Witter, Mr. Handler worked at Mocatta Metals as an Assistant to the Chairman. His roles at Mocatta Metals included stints on the Futures Order Entry Desk, and the Commodities Exchange Trading Floor. Additional work included building a computerized Futures Trading System and writing a history of the company. Mr. Handler graduated on the Dean's List from the University of Wisconsin-Madison with a B.A. degree and a double major in History and Political Science.

THE TRADING ADVISORS

Morgan Stanley Spectrum Select L.P.

        1. EMC Capital Management, Inc.

        The following updates the information relating to assets under management in the ninth full paragraph on page 71.

        As of September 30, 2005, EMC managed approximately $114.8 million of client assets pursuant to its Classic Program and approximately $119.4 million in all of its programs (notional funds included).

        2. Northfield Trading L.P.

        The following supplements the information relating to assets under management under the sub-caption "—Description of Trading Programs" on page 73.

        As of September 30, 2005, Northfield managed approximately $77.2 million of client assets pursuant to its Diversified Program and approximately $77.2 million in all of its programs (notional funds included).

        3. Rabar Market Research, Inc.

        The following updates the information under the sub-caption "—Rabar's Trading Methodology" on page 76.

        The approach is "diversified" in that it can be invested in more than 80 markets, covering more than 20 different exchanges in 25 different countries.

        The following updates the information relating to assets under management in the fourth paragraph on page 77.

        As of September 30, 2005, Rabar was managing approximately $606.1 million of client assets pursuant to its trading program (notional funds included).

        4. Sunrise Capital Management, Inc.

        The following replaces the last sentence in the first full paragraph on page 78.

        Sunrise Capital Management and Sunrise Capital Partners currently operate four commodity pools.

        The following updates the information relating to assets under management in the first full paragraph on page 80.

        As of September 30, 2005, Sunrise Capital Management and Sunrise Capital Partners collectively managed approximately $187.1 million of client assets pursuant to the CIMCO Program and approximately $1.9 billion of client assets in all of its programs (notional funds excluded).

        5. Graham Capital Management, L.P.

        The following updates and supplements the information under the sub-caption "—Principals" on pages 81-84.

        Gabriel J. Feder is no longer a principal of Graham.

        C. Craig Gile is no longer a principal of Graham.

        Sean D. Duffy is a discretionary trader and a principal of Graham, specializing in global macro markets with a focus on foreign currency, commodities and securities. Prior to joining Graham in January 2005, Mr. Duffy was a principal of Briggs Capital Management, LLC, from March 2003 to December 2004. Before founding Briggs Capital Management, LLC, Mr. Duffy traded his own strategy from February 2002 through 2003. He was employed as a director in the Global Markets division of Deutsche Bank in New York from April 1997 to January 2002. From January 1995 until April 1997, Mr. Duffy served as a consultant to the commodity trading advisor community developing proprietary futures trading programs. While working as a consultant, Mr. Duffy was associated with GLT Direct LLP from February 1996 through April 1997. From June 1992 to December 1994, Mr. Duffy was a spot risk arbitrageur in the precious metals markets at the J. Aron division of Goldman Sachs & Co. From June 1990 to June 1992, Mr. Duffy was employed as a financial analyst in the investment banking division at Paine Webber in New York. Mr. Duffy received a B.A. from Harvard University in 1990.

        Eric C. Fill is a discretionary trader and a principal of Graham, specializing in foreign currency. Prior to joining Graham in March 2005, Mr. Fill was employed at Commerzbank Securities as a senior proprietary trader from April 2004 through November 2004. From October 1988 to April 2004, Mr. Fill was employed at Commerzbank New York. While at Commerzbank, he worked as a global macro proprietary trader (1996 to 2004) and a foreign exchange sales trader (1994 to 1996). Between 1991 and 1994, Mr. Fill ran the money market funding desk for Commerzbank Atlanta. From 1989 to 1991 he was a money market trader at Commerzbank New York. Mr Fill graduated from the University of Rochester with a B.A. in Economics in 1988.

        Britton Holland is a discretionary trader and a principal of Graham, specializing in the energy commodity markets. Prior to joining Graham in March 2004, Mr. Holland worked as manager, financial trading at Duke Energy Corporation. From August 1998 to April 2002, he was employed in various groups at Duke Energy Corporation ranging from risk management to term deal origination before moving to financial trading. Mr. Holland received a B.A. in Economics in 1997 from the University of Texas in Austin, Texas.

        Kennedy Mitchell is a discretionary trader and a principal of Graham, specializing in global macro markets. Prior to joining Graham in January 2005, Mr. Mitchell worked at Meridian Investment Management, Inc. from April 1997 to January 2001 as a trader trading futures, foreign exchange and derivatives and from February 2002 to July 2004 as a trader focusing on fixed-income and foreign exchange. From February 2001 to February 2002, Mr. Mitchell was employed by the Federal Home Loan Bank of San Francisco as manager of the bank's mortgage finance desk. From October 2004 to December 2004 he worked as a global macro trader for Koch Capital Markets. From 1994 to April 1997, Mr. Mitchell was employed by Coast Capital Management, Inc. as a trader focusing on futures, foreign exchange and OTC derivatives.

        Sri Viswanath is a discretionary trader and a principal of Graham, specializing in options and equity indices. Prior to joining Graham in December 2004, Mr. Viswanath worked as a portfolio manager at Welton Investment Corporation from December 2003 to November 2004. From July 1999 to November 2003, he worked for Neiderhoffer Investments as an investment manager; and from November 1998 to June 1999 Mr. Viswanath traded his own strategy. From September 1997 to November 1998, Mr. Viswanath worked as a portfolio manager at Core Capital Management. From March 1996 to October 1997, he was the director of research at Logical Information Machines. Mr. Viswanath attended the University of Texas at Austin from August 1995 through October 1996 to pursue a PhD in Finance. From June 1993 to July 1995, he worked for Chemical Bank as an interest rate swap trader. Mr. Viswanath received his B.S. in Finance from Central Michigan University in 1989, and his M.B.A. from The University of Texas at Austin in 1993.

        The following supplements the information under the sub-caption "—The Graham Trading Programs" on pages 85-88.

Global Diversified Program

        The Global Diversified Program features the first trend system that Graham developed, which began trading client accounts in 1995. It utilizes multiple computerized trading models and offers broad diversification in both financial and non-financial markets, trading in approximately 65 global markets. The Global Diversified Program's trend system is primarily long-term in nature and is intended to generate significant returns over time with an acceptable degree of risk and volatility. The computer models on a daily basis analyze the recent price action, the relative strength and the risk characteristics of each market and compare statistically the quantitative results of this data to years of historical data on each market.

Graham Selective Trading Program

        The Graham Selective Trading Program features a Graham trend system developed in 1997, which utilizes an appreciably different trading system than other Graham trend systems. The Graham Selective Trading Program trend system uses a mathematical model to identify certain price patterns that have very specific characteristics indicating a high probability that a significant directional move will occur. Although the Graham Selective Trading Program trend system does not trade against the market trend, this model should be distinguished from a true trend-following strategy inasmuch as it will only participate in specific types of market moves that meet the restrictive criteria of the model, typically requiring a substantial increase in volatility.

K4 Program

        The K4 Program trend system was developed in 1998 and commenced trading operations in January 1999. Like the Graham Selective Trading Program trend system, the K4 Program trend system uses a mathematical model to identify certain price patterns that have very specific characteristics indicating that there is a high probability that a significant directional move will occur. The K4 Program trend system normally enters or exits a position only when a significant price and volatility spike takes place. It is designed to have a high percentage of winning trades and it normally maintains a neutral position in approximately 50% of the markets in the portfolio.

K5 Program

        The K5 Program trend system was developed in 2002 and uses volatility, price, multiple time horizons and recent market behavior to identify trend-following opportunities in nearly 60 global markets. The K5 Program trend system uses two distinct trading systems, which are equally weighted in terms of risk allocation. One system is relatively quick and is intended to participate in new market trends earlier than other Graham programs, while the other system is very long term in nature and tends to be slow to react to new price trends as they develop and to stay with its positions for relatively long periods of time. In general, the two systems complement each other and are designed to reduce risk exposure following periods of very positive performance results.

Multi-Trend Program

        The Multi-Trend Program provides access through one single investment to all four individual Graham investment programs, including the trend system and other component strategies of each investment program. As of its inception in September 2003, the Multi-Trend Program allocates 25% of its assets equally to each of the Global Diversified Program, the Graham Selective Trading Program, the K4 Program and the K5 Program. As market conditions or other circumstances change, Graham may alter the weightings of the individual programs and add or subtract other programs to the Multi-Trend Program, as it deems appropriate.

        The following updates the information relating to assets under management in the fourth full paragraph on page 85.

        As of September 30, 2005, Graham was managing approximately $714 million of funds in the Global Diversified Program at Standard Leverage, approximately $468 million of funds in the Global Diversified Program at 150% Leverage, approximately $283 million of funds in the Graham Selective Trading Program at Standard Leverage and approximately $5.3 billion of assets in all of its trading programs.

Morgan Stanley Spectrum Technical L.P.

        1. Campbell & Company, Inc.

        The following updates and supplements the information under the sub-caption "—Principals" beginning on page 91.

        Theresa D. Becks also serves as the Chief Financial Officer, Treasurer and Assistant Secretary of both Campbell & Company Investment Adviser LLC, a wholly-owned subsidiary of Campbell, and The Campbell Multi-Strategy Trust, a registered investment company.

        Bruce L. Cleland also serves as the President and Chief Executive Officer of Campbell & Company Investment Adviser LLC, a wholly-owned subsidiary of Campbell, and as Trustee, Chief Executive Officer and President of The Campbell Multi-Strategy Trust, a registered investment company.

        Kevin M. Heerdt has served as Chief Operating Officer of Campbell since June 2005. Mr. Heerdt also serves as the Vice President and Chief Operating Officer of The Campbell Multi-Strategy Trust, a registered investment company.

        James M. Little also serves as the Vice President of both Campbell & Company Investment Adviser LLC, a wholly-owned subsidiary of Campbell, and The Campbell Multi-Strategy Trust, a registered investment company.

        Thomas P. Lloyd joined Campbell in September 2005 as General Counsel and Executive Vice President—Legal and Compliance. In this capacity, Mr. Lloyd is involved in all aspects of legal affairs, compliance and regulatory oversignt. Mr. Lloyd is also the Secretary, Chief Compliance Officer and Assistant Treasurer of both Campbell & Company Investment Adviser LLC, a wholly-owned subsidiary of Campbell, and The Campbell Multi-Strategy Trust, a registered investment company. From 1999 to 2005, Mr. Lloyd was employed by Deutsche Bank Securities Inc. in several positions including Managing Director and head of the legal group for Deutsche Bank Alex Brown, the private client division of Deutsche Bank Securities Inc. From 1997 to 1999, Mr. Lloyd was an attorney in the Enforcement Department of NASD Regulation, Inc. and from 1995 to 1997, he served as a senior counsel in the Division of Enforcement of the United States Securities and Exchange Commission. From 1989 to 1995, he was engaged in the private practice of law. Mr. Lloyd holds a B.A. in Economics from the University of Maryland, and a J.D. from the University of Baltimore School of Law. Mr. Lloyd is a member of the Bars of the State of Maryland and the United States Supreme Court.

        Craig A. Weynand no longer serves as Vice President and General Counsel of Campbell.

        C. Douglas York no longer serves as Executive Vice President—Trading and Director of Campbell.

        The following updates the information relating to assets under management in the fourth paragraph on page 92.

        As of September 30, 2005, Campbell was managing approximately $9.5 billion of client assets pursuant to the Financial Metals & Energy Large Portfolio and approximately $10.7 billion in all of its programs.

        2. Chesapeake Capital Corporation

        The following updates the information relating to assets under management in the second full paragraph on page 95.

        As of September 30, 2005, Chesapeake was managing approximately $319.1 million of customer funds in the Diversified 2XL Program (notional funds excluded) and approximately $1.7 billion of client assets in all of its programs (notional funds excluded).

        3. John W. Henry & Company, Inc.

        The following updates and supplements the information under the sub-caption "—Principals" on pages 97-99.

        Mr. David M. Kozak is chairman of the subcommittee on commodity trading advisor and commodity pool operator issues of The Futures Regulation Committee of the Association of the Bar of the City of New York.

        Mr. William S. Dinon is a vice-president, director of national sales. He is responsible for global retail distribution, broker/dealer support and general business development. He is also a principal of JWH Securities, Inc. Prior to joining JWH in August 2002, Mr. Dinon was a senior vice president and national sales manager for Evergreen Investment Management Services institutional mutual fund group from

January 2000 through May 2001 (Evergreen Investment Management Services is owned by Wachovia Bank). Also, while at Evergreen, he served as director of sales and marketing for institutional separately managed accounts from August 1997 to January 2000. Before joining Evergreen, Mr. Dinon was vice president of institutional sales at Wilmington Trust Company from 1993 through 1997. Mr. Dinon received a BA in Economics from Shippensburg University.

        Mr. Andrew D. Willard is a vice president, information technology, responsible for developing and maintaining all aspects of the JWH technology infrastructure. Mr. Willard joined JWH in August 1995 after a 20 year career starting in 1973 at Bankers Trust Company in London, Hong Kong and, most recently, New York, where he was head of technology for the bank's International Investment Management Divisions. He also served on the bank's steering committee setting company-wide policies for future use of technology. Before his most recent position at Bankers Trust Company in New York, Mr. Willard was responsible for all technology support for the bank's offices in Japan, Hong Kong, and Singapore. He attended London Nautical College.

        The following updates the information under "—The JWH Investment Programs" beginning on page 99.

        The Original Investment Program.    The Original Investment Program began trading client capital in October 1982 and was the first program offered by JWH. The Original Investment Program seeks to capitalize on long-term trends in a broad spectrum of worldwide financial and non-financial futures markets, including agricultural, currency, energy, global stock index contracts, interest rate, and metals. This program uses the two-phase investment style.

        Beginning in October 1995, the position size in relation to account equity in this program was reduced approximately 25% and commencing on April 19, 2005, the position size in relation to account equity was further reduced approximately 50%.

        The following updates the information relating to assets under management in the second full paragraph on page 100.

        As of September 30, 2005, JWH was managing approximately $53 million of client assets pursuant to its Original Investment Program, approximately $347 million of client assets pursuant to its Financial and Metals Portfolio and approximately $2.9 billion in all its programs.

        4. Winton Capital Management Limited

        The following updates the information relating to the contracts traded and assets under management in the sixth and seventh full paragraphs on page 108.

        The Winton Diversified Trading Program uses a statistically-derived systematic model to trade a diversified portfolio of more than 100 futures, options and forwards contracts.

        As of September 30, 2005 Winton Capital Management Limited was managing approximately $3.61 billion pursuant to its Diversified Trading Program and approximately $3.62 billion of client assets in all its programs (notional funds included).

Morgan Stanley Spectrum Strategic L.P.

        1. Blenheim Capital Management, L.L.C.

        The following updates the address of Blenheim under the sub-caption "—1. Blenheim Capital Management, L.L.C." in the last paragraph on page 111.

        Blenheim's address and telephone number are: Two Worlds Fair Drive, Somerset, New Jersey 08873; (732) 302-0238.

        The following updates the information under the subcaption "—Principals" on page 112.

        Joseph F. Esposito is a Senior Vice President of Blenheim. He is registered with the CFTC as a Principal of Blenheim and is a member of the NFA in that capacity. Mr. Esposito joined Blenheim in May of 2005 and is responsible for all legal, compliance and general administrative matters of Blenheim. Mr. Esposito joins Blenheim from Vinya Capital, L.P., a Stamford, Connecticut-based hedge fund manager, where he served as a principal and General Counsel. Before joining Vinya in August 2004, he was General Counsel at Goldman Sachs Hedge Fund Strategies LLC (formerly Commodities Corporation) where he supported its proprietary trading activities, hedge fund of funds business and foreign exchange trading desk since 1991. Before Goldman, he was in the tax and ERISA practice groups at Cadwalader, Wickersham & Taft LLP in New York. Mr. Esposito earned his J.D. from the New York University School of Law and holds a BS, cum laude, from St. John's University, New York in Computer Science.

        James P. Wohlmacher is a Senior Vice President of Blenheim. He is registered with the CFTC as a principal of Blenheim and is a member of the NFA in that capacity. Mr. Wohlmacher joined Blenheim in May of 2005 and assumes risk management responsibilities at Blenheim. In addition, he is responsible for trader development and a new business initiative that will focus on extending Blenheim's core approach to include investment strategies in natural resource and commodity-related equities. Mr. Wohlmacher joins Blenheim from Hamilton Investment Management LLC, a New York-based multi-strategy hedge fund manager, where he was Chief Operating Officer, responsible for risk management, operations, compliance and marketing/ investor relations. Hamilton was spun out of Hamilton Partners, an affiliate of Commodities Corporation, where Mr. Wohlmacher previously worked in risk management and compliance from 1991 to 1995. Before that, Mr. Wohlmacher held various regulatory positions with the New York Stock Exchange Inc. beginning in 1987. Mr. Wohlmacher holds an MBA in Finance from Rutgers University Graduate School of Management and a BA in Economics from the State University of New York at Stony Brook.

        The following updates the information relating to assets under management in the seventh paragraph on page 112.

        As of September 30, 2005, Blenheim was managing approximately $389.4 million of client assets pursuant to its Global Markets Strategy program, and $561.5 million managed across all programs, including physical commodities.

        The following updates the information relating to margin on commodities positions under the sub-caption "—Evolution of the Trading Approach" in the second full paragraph on page 114.

        Recently the percentage has been between fifteen percent (15%) and thirty-five percent (35%).

        2. Eclipse Capital Management, Inc.

        The following updates the information under the sub-caption "—Principals" beginning on page 114.

        Ronald R. Breitigam is a Senior Vice President of Eclipse.

        The following updates the information relating to assets under management in the sixth full paragraph on page 115.

        As of September 30, 2005, Eclipse was managing approximately $408 million of client assets pursuant to its trading program (notional funds included).

        3. FX Concepts (Trading Advisor), Inc.

        The following updates the information under the sub-caption "—Principals beginning on page 116.

        Dr. Arun S. Muralidhar no longer serves as the Managing Director of Investment Research of FX Concepts (Trading Advisor) Inc.

        The following updates the information relating to assets under management in the sixth full paragraph on page 117.

        As of September 30, 2005, FX Concepts was managing approximately $4.0 billion of funds in the Developed Markets Currency Program and approximately $12.2 billion of funds in all of its trading programs (notional funds included).

Morgan Stanley Spectrum Global Balanced L.P.
        SSARIS Advisors, LLC

        The following updates the information under the sub-caption "—Principals" on pages 121-123.

        Mr. Peter A. Hinrichs serves as Chief Compliance Officer of SSARIS.

        Mr. Christopher M. Pope is no longer a principal of SSARIS.

        The following updates the information under "—SSARIS's Investment Philosophy" in the fourth full paragraph on page 123.

        The hedged equity component may be composed of positions in CAC, FTSE 100, DAX, Nikkei 225 and S&P 500 futures indices.

        The following updates the information relating to assets under management in the last paragraph on page 123.

        As of September 30, 2005, SSARIS was managing approximately $46 million of client assets pursuant to the program utilized for Spectrum Global Balanced and approximately $969 million in all of its programs.

Morgan Stanley Spectrum Currency L.P.
        1. Sunrise Capital Partners, LLC

        The following updates the information relating to assets under management in the first paragraph on page 125.

        As of September 30, 2005, Sunrise Capital Partners was managing approximately $146.6 million of client assets pursuant to the Currency Program and approximately $1.9 billion of client assets in all of its programs (notional funds excluded).

LITIGATION

        The following updates the information under the caption "Litigation" beginning on page 128.

        On July 14, 2003, the Massachusetts Securities Division filed an administrative complaint alleging that Morgan Stanley DW Inc. filed false information in response to an inquiry from the Massachusetts Securities Division pertaining to mutual fund sales practices. On August 11, 2003, the Massachusetts Securities Division filed an administrative complaint, alleging that Morgan Stanley DW Inc. failed to make disclosures of incentive compensation for proprietary and partnered mutual fund transactions. On November 25, 2003, the Massachusetts Securities Division filed an administrative complaint, alleging that a former branch manager engaged in securities fraud and dishonest conduct in promoting the sales of proprietary mutual funds. On May 24, 2004, the presiding hearing officer granted Morgan Stanley DW Inc.'s motion to dismiss all claims relating to Morgan Stanley DW Inc.'s differential compensation practices and its receipt of remuneration from third-party fund families, holding that these practices did not violate any state law or regulation. Regarding the Massachusetts Securities Division's complaint filed on July 14, 2003, Morgan Stanley DW Inc. waived its right to a hearing and agreed to pay an administrative fine of $25,000 on September 27, 2004. Regarding the Massachusetts Securities Division's complaints filed on August 11, 2003 and November 25, 2003, hearings were concluded on December 20, 2004. On March 27, 2005 the hearing officer issued two decisions dismissing all charges against Morgan Stanley DW Inc. and the branch manager. On April 7, 2005, the Massachusetts Securities Division filed a Motion for Reconsideration of the hearing officer's decisions to dismiss all charges against Morgan Stanley DW Inc. and the branch manager. On August 24, 2005, the hearing officer denied the Massachusetts Securities Division's motion for reconsideration as to the branch manager, not having yet ruled upon the motion as to Morgan Stanley DW Inc.

        In fiscal 2004, Morgan Stanley DW Inc. discovered irregularities in the accounts of certain clients of Carlos Soto, a former registered representative in its San Juan, Puerto Rico branch. Mr. Soto stated that, with respect to certain clients, he had raised some funds by making misrepresentations, issuing false account statements and diverting some funds to accounts he controlled. Morgan Stanley DW Inc. promptly notified regulators and law enforcement. On February 11 and 13, 2004, respectively, the U.S. District Court for District of Puerto Rico granted requests for temporary restraining orders freezing Mr. Soto's assets. On February 19, 2004, Mr. Soto was arrested by federal authorities. On February 20, 2004, in the Securities and Exchange Commission matter, the Court granted a preliminary injunction freezing Mr. Soto's assets, and on November 8, 2004, the Securities and Exchange Commission barred Mr. Soto from any association with any broker or dealer. On December 3, 2004, Morgan Stanley DW Inc. reached a final settlement with the New York Stock Exchange to resolve this matter (see December 3, 2004 matter). Morgan Stanley DW Inc. is continuing to assist other regulators in their investigations of Mr. Soto's activities and to resolve customer claims concerning those activities. On November 29, 2004, the U.S. District Court for the District of Puerto Rico presiding in Mr. Soto's criminal proceeding issued a preliminary order of forfeiture with respect to Mr. Soto's assets. Morgan Stanley DW Inc. and others have filed petitions in that proceeding with respect to such assets. On January 25, 2005, the United States Attorney's Office moved to dismiss the third-party petitions. On February 18, 2005, Morgan Stanley DW Inc. filed a Joint Motion for Entry of an Agreed Order of Restitution with the U.S. District Court for the District of Puerto Rico. Judgment in Mr. Soto's criminal case was entered on August 18, 2005. Mr. Soto filed a notice of appeal of same on August 19, 2005.

        On June 17, 2004, the New Hampshire Bureau of Securities Regulation filed a petition for relief against Morgan Stanley DW Inc. alleging, among other things, that a former representative solicited certain customers to purchase certain unregistered, non-exempt securities, that certain managers promoted the sale of proprietary mutual funds and other products by the use of certain "sales contests" and that Morgan Stanley DW Inc. failed to disclose the alleged material fact of such contests. On April 7, 2005, Morgan Stanley DW Inc. entered into a consent agreement with the New Hampshire Bureau of Securities Regulation. Morgan Stanley DW Inc. agreed to a $425,000 fine, a cease and desist order, to pay $10,000 for the cost of investigation, and to comply with a variety of undertakings, including requirements to retain an independent consultant to review certain compliance and policy procedures, provide rescission with respect to certain transactions, and notify New Hampshire residents of certain rights with respect to arbitration agreements.

        On December 3, 2004, Morgan Stanley DW Inc. and its affiliate, Morgan Stanley & Co. Incorporated executed two stipulations of facts and consent to penalty (one with respect to failure to comply with certain prospectus delivery requirements, operational deficiencies and other matters, and the other with respect to employee defalcations, including the Carlos Soto matter). The first stipulation included a fine of $13 million and the second a fine of $6 million. On December 9, 2004, a hearing panel of the New York Stock Exchange accepted both settlements.

        In an acceptance, waiver and consent dated August 1, 2005, the National Association of Securities Dealers, Inc. found that Morgan Stanley DW Inc. violated the National Association of Securities Dealers, Inc.'s rules 3010 and 2110 by failing to establish and maintain a supervisory system, including written procedures, reasonably designed to review and monitor its fee-based brokerage business between January 2001 and December 2003. Without admitting or denying the allegations, Morgan Stanley DW Inc. consented to the described sanctions and findings. The firm was censured and fined $1.5 million, and agreed to the payment of restitution to 3,549 customers in the total amount of approximately $4,640,582, plus interest from December 31, 2003 until August 1, 2005.

        On May 16, 2005, a jury for the Circuit Court of the Fifteenth Judicial Circuit for Palm Beach County, Florida returned a verdict in favor of Coleman (Parent) Holdings, Inc. with respect to its claims against Morgan Stanley & Co. Incorporated. On May 16, and May 18, 2005, respectively, the jury awarded Coleman (Parent) Holdings, Inc. $604 million in compensatory damages and $850 million in punitive damages. On June 23, 2005, the Court issued a final judgment in the amount of $1,578 million, which includes prejudgment interest of $208 million and excludes $84 million received by Coleman (Parent) Holdings, Inc. in settlements of related claims with others. On June 27, 2005, Morgan Stanley & Co. Incorporated filed its notice of appeal and posted a supersedes bond, which automatically stayed execution of the judgment pending appeal.

PLAN OF DISTRIBUTION

        The following updates the information regarding the compensation to qualified employees of Morgan Stanley DW under the sub-caption "—Compensation to Morgan Stanley DW Employees and Additional Selling Agents" on pages 134-135.

        Effective July 1, 2005, in connection with the reduction in the brokerage fees, the continuing compensation payable to qualified employees of Morgan Stanley DW was changed from a gross sales credit of up to 69% of the brokerage fees received by Morgan Stanley DW to a gross sales credit of up to 84% of the brokerage fees received by Morgan Stanley DW.

        Effective July 1, 2005, with respect to qualified employees of Morgan Stanley DW who choose the option of receiving the initial gross sales credit and the continuing compensation, the period of payment of continuing compensation was changed from commencing with the seventh month in the case of Spectrum Select, Spectrum Technical and Spectrum Strategic and with the tenth month in the case of Spectrum Global Balanced and Spectrum Currency, to commencing with the thirteenth month following the issuance of the relevant units, for each of the Spectrum Series partnerships.

        The following updates the information regarding the compensation to qualified additional selling agents under the sub-caption "—Compensation to Morgan Stanley DW Employees and Additional Selling Agents" on page 135.

        Effective July 1, 2005, continuing compensation payable to qualified additional selling agents was reduced from an additional commission of up to 42% of the brokerage fees to an additional commission of up to 28% of the brokerage fees.

MATERIAL FEDERAL INCOME TAX CONSIDERATIONS AND
STATE AND LOCAL INCOME TAX ASPECTS

        The following supplements the information under the caption "Material Federal Income Tax Considerations" beginning on page 139 and the information under the caption "State and Local Income Tax Aspects" beginning on page 145.

IRS Circular 230

        The disclosure of U.S. federal, state and local income tax consequences contained herein was written in connection with the promotion or marketing of units in the partnerships. Such disclosure was not intended or written to be used, and cannot be used, for the purpose of avoiding U.S. federal, state or local tax penalties. An investor should seek advice based on his/her particular circumstances from an independent tax advisor.

EXPERTS

        The following updates the information under the caption "Experts" on page 146.

        The statements of financial condition of Morgan Stanley Spectrum Select L.P., Morgan Stanley Spectrum Technical L.P., Morgan Stanley Spectrum Strategic L.P., Morgan Stanley Spectrum Global Balanced L.P., and Morgan Stanley Spectrum Currency L.P., including the schedules of investments, as of December 31, 2004 and 2003, and the related statements of operations, changes in partners' capital, and cash flows for each of the three years in the period ended December 31, 2004, as well as the statements of financial condition of Demeter Management Corporation as of November 30, 2004 and 2003 included in this prospectus, have been audited by Deloitte & Touche LLP, an independent registered public accounting firm, as stated in their reports appearing herein, and is included in reliance upon such report of such firm given upon their authority as experts in accounting and auditing. Deloitte & Touche LLP also acts as independent auditors for Morgan Stanley.

PART TWO
STATEMENT OF ADDITIONAL INFORMATION

POTENTIAL ADVANTAGES

        The following table updates and replaces through September 30, 2005, the "Annual Returns of Various Asset Classes Over Time" table on page 153. The notes on pages 154-155 (as amended on the following page S-    •    are an integral part of the following table.

ANNUAL RETURNS OF VARIOUS ASSET CLASSES OVER TIME

	U.S. Stocks (S&P 500 INDEX)	U.S. Treasury Bonds (Lehman Brothers Treasury Bond Index)	U.S. Corporate Bonds (Citigroup Corporate Bond Index)	Non-U.S. Stocks (MSCI EAFE Index)	Global Stocks (MSCI World Index)	Managed Futures (Barclay CTA Index)	Public Managed Futures Funds (CISDM Public Fund Index)
	%	%	%	%	%	%	%
1980	32.5	(2.8)	(0.3)	24.4	27.7	63.7	N/A
1981	(4.9)	1.1	2.7	(1.0)	(3.3)	23.9	N/A
1982	21.5	41.1	37.2	(0.9)	11.3	16.7	N/A
1983	22.6	1.8	8.9	24.6	23.3	23.8	N/A
1984	6.3	14.7	16.1	7.9	5.8	8.7	1.4
1985	31.7	32.0	25.0	56.7	41.8	25.5	21.9
1986	18.7	24.1	17.0	69.9	42.8	3.8	(14.4)
1987	5.3	(2.7)	2.1	24.9	16.8	57.3	43.1
1988	16.6	9.2	9.5	28.6	23.9	21.8	7.3
1989	31.7	18.9	14.0	10.8	17.2	1.8	4.7
1990	(3.1)	4.6	7.3	(23.2)	(16.5)	21.0	14.2
1991	30.5	17.9	18.5	12.5	19.0	3.7	10.0
1992	7.6	7.8	8.9	(11.8)	(4.7)	(0.9)	(1.4)
1993	10.1	16.4	12.1	32.9	23.1	10.4	10.7
1994	1.3	(6.9)	(3.5)	8.1	5.6	(0.7)	(7.7)
1995	37.6	30.7	21.7	11.6	21.3	13.7	13.9
1996	23.0	(0.4)	3.3	6.4	14.0	9.1	9.8
1997	33.4	14.9	10.2	2.1	16.2	10.9	7.6
1998	28.6	13.5	8.6	20.3	24.8	7.0	7.9
1999	21.0	(8.7)	(1.6)	27.3	25.3	(1.2)	(1.4)
2000	(9.1)	20.1	9.3	(14.0)	(12.9)	7.9	4.7
2001	(11.9)	4.6	10.9	(21.2)	(16.5)	0.8	(0.1)
2002	(22.1)	17.2	9.4	(15.7)	(19.6)	12.4	14.3
2003	28.7	2.1	8.7	39.2	33.8	8.7	11.6
2004	10.9	8.0	5.6	20.7	15.3	3.3	1.5
2005*	2.8	5.4	1.5	9.5	6.7	(0.6)	(2.0)

*
Through September 30, 2005

        The following updates and supplements the information under the sub-caption "—Notes to "Annual Returns of Various Asset Class Over Time" Table" on pages 154-155.

        Monthly returns for the Barclay CTA Index reflect the composite fee structure of the representative commodity trading advisors, and therefore, may be higher or lower than those fees applicable to any one particular managed futures fund. Accordingly, the Barclay CTA Index is not representative of any specific Morgan Stanley managed futures fund.

PAST PERFORMANCE IS NOT NECESSARILY INDICATIVE OF FUTURE RESULTS.

        The CISDM Public Fund Index performance data for managed futures is provided by the Center for International Securities and Derivatives Markets, Isenberg School of Management, the University of Massachusetts, Amherst, MA.

        Indexes are unmanaged and returns are shown for illustrative purposes only. It is not possible to invest directly in an index. Generally, an aggressive investment that seeks the highest possible gains will have a greater degree of risk, whereas a conservative investment that offers safety of principal tends to provide lower returns over time. Keep in mind that while all investing involves risk, stocks tend to experience greater volatility and carry greater risks than bonds. The income and principal payments of U.S. government bonds are backed by the full faith and credit of the U.S. government. Other investments are not insured, and your proceeds from the resale of stocks, from the resale, early redemption, or repayment at maturity of bonds, or from the redemption of interests in a managed futures fund, may be more or less than what you originally paid for them. International investing may subject the portfolio to additional risks including currency, political, economic, and market risks.

        Managed futures investments are speculative, involve a high degree of risk, use significant leverage, have substantial charges, are generally less liquid than the other investments represented by the indices herein, and are suitable only for the risk capital portion of an investor's portfolio.

        The managed futures data discussed reflects the fee structures of trading advisors managing individual accounts and does not reflect fee structures of commodity pools, which are typically higher. The comparison of the S&P 500 Index and the Barclay CTA Index is for illustrative purposes only. The Barclay CTA Index attempts to provide a benchmark of representative performance of the money managers within the managed futures industry. The Index is comprised of over 375 money managers, all of which have at least four years of prior performance history. The Index is unweighted and rebalanced at the beginning of each year. Accordingly, the Barclay CTA Index is not a proxy for, or otherwise representative of, any specific Morgan Stanley managed futures fund.

        Furthermore, the S&P 500 Index and the Barclay CTA Index reflect the volatility and risk of loss characteristics of a broadly diversified equity portfolio and universe of commodity trading advisors, respectively. The performance results of any Morgan Stanley managed futures fund will be different from the performance of the Barclay CTA Index.

        The futures and forward markets are fundamentally different from the securities markets in that for every gain in futures and forward trading, there is an equal and offsetting loss. If a managed futures fund does not perform in a manner non-correlated with the general financial markets or does not perform successfully, investors will obtain no diversification benefits by investing in such fund.

PAST PERFORMANCE IS NOT NECESSARILY INDICATIVE OF FUTURE RESULTS.

        The following charts update and replace through September 30, 2005, the "Correlation Analysis" charts on pages 156-158.

      Data: 170 months of trading from August 1991 through September 2005
      Monthly returns for the S&P 500 Index and the Citigroup Corporate Bond Index are provided by Strategic Financial Solutions, LLC (Memphis, TN).

      Data: 131 months of trading from November 1994 through September 2005
      Monthly returns for the S&P 500 Index and the Citigroup Corporate Bond Index are provided by Strategic Financial Solutions, LLC (Memphis, TN).

PAST PERFORMANCE IS NOT NECESSARILY INDICATIVE OF FUTURE RESULTS.

      Data: 131 months of trading from November 1994 through September 2005
      Monthly returns for the S&P 500 Index and the Citigroup Corporate Bond Index are provided by Strategic Financial Solutions, LLC (Memphis, TN).

      Data: 131 months of trading from November 1994 through September 2005
      Monthly returns for the S&P 500 Index and the Citigroup Corporate Bond Index are provided by Strategic Financial Solutions, LLC (Memphis, TN).

PAST PERFORMANCE IS NOT NECESSARILY INDICATIVE OF FUTURE RESULTS.

      Data: 63 months of trading from July 2000 through September 2005
      Monthly returns for the S&P 500 Index and the Citigroup Corporate Bond Index are provided by Strategic Financial Solutions, LLC (Memphis, TN).

PAST PERFORMANCE IS NOT NECESSARILY INDICATIVE OF FUTURE RESULTS.

        The following chart updates and replaces through September 30, 2005, the "Managed Futures vs. Stocks" chart on page 159. The notes on page 160 (as amended on the following page S-    •    ) are an integral part of the following chart.

Managed Futures vs. Stocks
12-Month Holding Period Performance

STOCKS
MANAGED FUTURES
70.00%
60.00%
50.00%
40.00%
30.00%
20.00%
10.00%
0.00%
-10.00%
-20.00%
-30.00%
-40.00%
12/80
12/81
12/82
12/83
12/84
12/85
12/86
12/87
12/88
12/89
12/90
12/91
12/92
12/93
12/94
12/95
12/96
12/97
12/98
12/99
12/00
12/01
12/02
12/03
12/04
9/05

Data: December 1980 through September 2005

PAST PERFORMANCE IS NOT NECESSARILY INDICATIVE OF FUTURE RESULTS.

        The following updates the information under the sub-caption the "Managed Futures vs. Stocks" Table on page 160.

        The managed futures data discussed reflect the fee structures of trading advisors managing individual accounts and does not reflect the fee structures of commodity pools, which are typically higher. The comparison of the S&P 500 Index and the Barclay CTA Index is for illustrative purposes only. The Barclay CTA Index attempts to provide a benchmark of representative performance of the money managers within the managed futures industry. The Barclay CTA Index is comprised of over 375 money managers, all of which have at least four years prior performance history. The Barclay CTA Index is unweighted and rebalanced at the beginning of each year. Accordingly, the Barclay CTA Index is not a proxy for, or otherwise representative of, any specific Morgan Stanley managed futures fund.

        Furthermore, the S&P 500 Index and the Barclay CTA Index reflect the volatility and risk of loss characteristics of a broadly diversified equity portfolio and universe of commodity trading advisors, respectively. The performance results of any Morgan Stanley managed futures fund will be different from the performance of the Barclay CTA Index.

        The futures and forward markets are fundamentally different from the securities markets in that for every gain in futures and forward trading, there is an equal and offsetting loss. If a managed futures fund does not perform in a manner non-correlated with the general financial markets or does not perform successfully, investors will obtain no diversification benefits by investing in such fund.

        The following chart updates and replaces through September 30, 2005, the "Improved Portfolio Efficiency" chart on page 162. The notes on page 162 are an integral part of the following chart.

Improved Portfolio Efficiency
January 1980 through September 2005
U.S. Stocks/Bonds/International Equities/Managed Futures

      S&P 500 Index, Citigroup Corporate Bond Index and MSCI EAFE Index data provided by Strategic Financial Solutions, LLC (Memphis, TN). Barclay CTA Index data provided by Barclay Trading Group (Fairfield, IA).

PAST PERFORMANCE IS NOT NECESSARILY INDICATIVE OF FUTURE RESULTS.

SUPPLEMENTAL PERFORMANCE INFORMATION

The following charts update and replace through September 30, 2005, the charts on pages 168-177.

SPECTRUM SELECT

All of the performance data below is through September 30, 2005.

SPECTRUM SELECT STATISTICS

Trading Advisors:	EMC Capital Management, Inc. Graham Capital Management, L.P. Northfield Trading, L.P. Rabar Market Research, Inc. Sunrise Capital Management, Inc.
Began Trading:	August 1, 1991
Net Assets in Fund:	$552.1 Million
Minimum Investment:	$5,000 ($2,000/IRA)
Monthly Management Fee:	1/12 of 2.00% of Beg. Net Assets of Graham, 1/12 of 3.00% of Beg. Net Assets of EMC, Northfield, Rabar, and Sunrise
Monthly Brokerage Fee:*	1/12 of 6.00% of Beg. Net Assets
Monthly Incentive Fee:	15.00% of Monthly Trading Profits to EMC, Northfield, Rabar, and Sunrise, and 20% to Graham
Investment Style:	Technical

*    On July 1, 2005, the brokerage fee was reduced from 1/12 of 7.25% to 1/12 of 6.00% of Beg. Net Assets

RISK ANALYSIS

Compounded Annual Rate of Return:	7.23%
Standard Deviation of Monthly Returns:	6.63%
Annualized Standard Deviation:	22.96%
Sharpe Ratio:*	0.14
Largest Decline Period (5/95—8/96):	–26.78%
Average Recovery (No. of months):	5.06
Average Monthly Loss:	–4.18%
Standard Deviation of Monthly Loss:	3.11%
% of Losing Months:	47.37%
Average Monthly Gain:	5.25%
Standard Deviation of Monthly Gain:	5.67%
% of Winning Months:	52.63%

*    Sharpe Ratio is the compounded rate of return minus the risk-free U.S. Treasury Bill rate, divided by the annualized standard deviation.

AVERAGE SECTOR PARTICIPATION

TRADING STRATEGY

Spectrum Select uses the technically-based, trend-following trading systems of EMC Capital Management, Inc., Graham Capital Management, L.P., Northfield Trading L.P., Rabar Market Research, Inc., and Sunrise Capital Management, Inc., to participate in a diversified portfolio of futures and currency markets.

EMC uses an aggressive systematic trading approach that blends several independent methodologies designed to identify emerging trends and follow existing trends. This program seeks significant returns in favorable market periods, while accepting a commensurate decline in unfavorable market cycles.

Northfield uses a purely technical approach utilizing price action itself as analyzed by numerical indicators, pattern recognition, or other techniques designed to provide information about market direction.

Rabar uses a systematic approach with discretion, limiting the equity committed to each trade, market and sector. Rabar's trading program uses constant research and analysis of market behavior.

Sunrise's investment approach attempts to detect a trend, or lack of a trend, with respect to a particular market by analyzing price movement and volatility over time. Sunrise's trading system consists of multiple, independent and parallel systems, each designed to seek out and extract different market inefficiencies over different time horizons.

Graham's trading programs rely primarily on technical rather than fundamental information as the basis for their trading decisions. Graham's programs seek to, over time, successfully anticipate market events using quantitative mathematical models, as opposed to attempting properly to forecast price trends using subjective analysis of supply and demand.

FUTURES MARKETS TRADED

Markets traded may include, but are not limited to, the following:

AGRICULTURALS
Cocoa
Coffee
Corn
Cotton
Lean hogs
Orange juice
Soybean meal
Soybean oil
Soybeans
Sugar
Wheat
 STOCK
INDICES
CAC 40
DAX
Dow 30
Euro Stoxx 50
FTSE 100
Hang Seng
IBEX 35
NASDAQ 100
Nikkei 225
S&P 500
SPI 200
Taiwan
Topix

FOREIGN
EXCHANGE
Australian dollar
Brazilian real
British pound
Canadian dollar
Chilean peso
Euro
Hong Kong dollar
Israeli shekel
Japanese yen
Mexican peso
New Zealand dollar
Norwegian krone
Philippine peso
Polish zloty
Russian rouble
Singapore dollar
South African rand
South Korean won
Swiss franc
Thai baht
Turkish lira
U.S. dollar
 METALS
Aluminum
Copper
Gold
Lead
Nickel
Silver
Tin
Zinc

ENERGIES
Crude oil
Gas oil
Heating oil
Natural gas
Unleaded gas
 INTEREST
RATES
Australian Treasury
    Bonds
British Government
    Bonds
Canadian Government
    Bonds
Eurodollar
European Bonds
Japanese Government
    Bonds
U.S. Treasury Bonds
U.S. Treasury Notes

PAST PERFORMANCE IS NOT NECESSARILY INDICATIVE OF FUTURE RESULTS.

SPECTRUM SELECT PERFORMANCE

1991	1992	1993	1994	1995	1996	1997	1998	1999	2000	2001	2002	2003	2004	2005
31.19%	–14.45%	41.62%	–5.12%	23.62%	5.27%	6.22%	14.17%	–7.56%	7.14%	1.65%	15.40%	9.62%	–4.72%	–6.89%
(5 months)														(9 months)

ROLLING 12-MONTH PERFORMANCE VS. CISDM PUBLIC FUND INDEX

HISTORICAL PERFORMANCE COMPARISON (7/31/91 = $10)

CORRELATION ANALYSIS (8/91 - 9/05)

Note: The closer the value to zero, the lower the correlation to the indexes compared.

	Spectrum Select	CISDM	S&P	CITI	EAFE

Spectrum Select	1.00	0.89	-0.04	0.27	0.03
CISDM Public Fund Index		1.00	-0.05	0.31	0.00
S & P 500 Index			1.00	0.19	0.69
Citigroup Corporate Bond Index				1.00	0.09
MSCI EAFE Index					1.00

The S&P 500 Index, Citigroup Corporate Bond Index and MSCI EAFE Index performance data for stocks, corporate bonds, and international stocks, respectively, are provided by Strategic Financial Solutions, LLC, Memphis, TN. The CISDM Public Fund Index performance data for managed futures programs is provided by the Center for International Securities and Derivatives Markets ("CISDM"), Isenberg School of Management, the University of Massachusetts, Amherst, MA. Indexes are unmanaged and returns are shown for illustrative purposes only. It is not possible to invest directly in an index. Generally, an aggressive investment that seeks the highest possible gains will have a greater degree of risk, whereas a conservative investment that offers safety of principal tends to provide lower returns over time. Keep in mind that while all investing involves risk, stocks tend to experience greater volatility and carry greater risks than bonds. The income and principal payments of U.S. government bonds are backed by the full faith and credit of the U.S. government. Other investments are not insured, and your proceeds from the resale of stocks, from the resale, early redemption, or repayment at maturity of bonds, or from the redemption of interests in a managed futures fund, may be more or less than what you originally paid for them. International investing may subject the portfolio to additional risks including currency, political, economic, and market risks. Managed futures investments are speculative, involve a high degree of risk, use significant leverage, have substantial charges, are generally less liquid than the other investments represented by the indices herein, and are suitable only for the risk capital portion of an investor's portfolio. For a detailed discussion of the differences between each of the indices listed, prospective investors should carefully review the Notes to "Annual Returns of Various Asset Classes Over Time" Table, contained on pages 154-155 of the Spectrum Series Prospectus.

PAST PERFORMANCE IS NOT NECESSARILY INDICATIVE OF FUTURE RESULTS.

SPECTRUM TECHNICAL

All of the performance data below is through September 30, 2005.

SPECTRUM TECHNICAL STATISTICS

Trading Advisors:	Campbell & Company, Inc. Chesapeake Capital Corporation John W. Henry & Company, Inc. Winton Capital Management Limited
Began Trading:	November 1, 1994
Net Assets in Fund:	$747.1 Million
Minimum Investment:	$5,000 ($2,000/IRA)
Monthly Management Fee:	1/12 of 2.00% of Beg. Net Assets to
JWH and Winton, 1/12 of 3.00%
to Campbell and Chesapeake
Monthly Brokerage Fee:*	1/12 of 6.00% of Beg. Net Assets
Monthly Incentive Fee:	20.00% of Monthly Trading Profits
to Campbell, JWH and Winton, 19.00% to Chesapeake
Investment Style:	Technical

*    On July 1, 2005, the brokerage fee was reduced from 1/12 of 7.25% to 1/12 of 6.00% of Beg. Net Assets

RISK ANALYSIS

Compounded Annual Rate of Return:	7.47%
Standard Deviation of Monthly Returns:	5.54%
Annualized Standard Deviation:	19.21%
Sharpe Ratio:*	0.18
Largest Decline Period (3/01 - 4/02):	–26.57%
Average Recovery (No. of months):	5.41
Average Monthly Loss:	–3.71%
Standard Deviation of Monthly Loss:	3.04%
% of Losing Months:	48.85%
Average Monthly Gain:	5.02%
Standard Deviation of Monthly Gain:	3.72%
% of Winning Months:	51.15%

*    Sharpe Ratio is the compounded rate of return minus the risk-free U.S. Treasury Bill rate, divided by the annualized standard deviation.

AVERAGE SECTOR PARTICIPATION

TRADING STRATEGY

Spectrum Technical is managed by Campbell & Company, Inc., Chesapeake Capital Corporation, John W. Henry & Company, Inc. and Winton Capital Management Limited. These four trading advisors employ a combination of investment approaches.

Campbell uses a highly disciplined systematic investment approach designed to detect and react to price movements in the futures and forward markets. Campbell's core systematic approach has been used consistently for over twenty years.

The trading methodology employed by Chesapeake is based on the analysis of interrelated mathematical and statistical formulas, including the technical analysis of historical data, used to determine optimal price support and resistance levels and market entry and exit points. This trading system was designed in the 1980's and is continually updated based on research.

JWH's trading programs use historical data and proprietary systems to detect emerging price trends. Positions are established under strict guidelines and are retained in markets where price movements have exceeded the expectations of most fundamental investors.

Winton employs a computerized, technical, trend following trading system developed by its principals. This system tracks the daily price movements from more than 100 futures, options and forwards markets around the world, and carries out certain computations to determine each day how long or short the portfolio should be to maximize profit within a certain range of risk.

FUTURES MARKETS TRADED

Markets traded may include, but are not limited to, the following:

AGRICULTURALS
Cocoa
Coffee
Corn
Cotton
Feeder cattle
Lean hogs
Live cattle
Lumber
Oats
Orange juice
Pork bellies
Rapeseed
Rough rice
Soybean meal
Soybean oil
Soybeans
Sugar
Wheat
 ENERGIES
Crude oil
Gas oil
Heating oil
Natural gas
Unleaded gas

FOREIGN
EXCHANGE
Australian dollar
Brazilian real
British pound
Canadian dollar
Euro
Hungarian forint
Japanese yen
Mexican peso
New Zealand dollar
Norwegian krone
Singapore dollar
South African rand
Swedish krona
Swiss franc
U.S. dollar
 METALS
Aluminum
Copper
Gold
Lead
Nickel
Palladium
Platinum
Silver
Tin
Zinc

STOCK
INDICES
CAC 40
DAX
Dow 30
Euro Stoxx 50
FTSE 100
Hang Seng
IBEX 35
MIB
NASDAQ 100
Nikkei 225
Russell 2000
S&P 500
SPI 200
Taiwan
 INTEREST
RATES
Australian Treasury
    Bonds
British Government
    Bonds
Canadian Government
    Bonds
European Bonds
Eurodollar
Japanese Government
    Bonds
Swiss Government
    Bonds
U.S. Treasury Bonds
U.S. Treasury Notes

PAST PERFORMANCE IS NOT NECESSARILY INDICATIVE OF FUTURE RESULTS.

SPECTRUM TECHNICAL PERFORMANCE

1994	1995	1996	1997	1998	1999	2000	2001	2002	2003	2004	2005
–2.20%	17.59%	18.35%	7.49%	10.18%	–7.51%	7.85%	–7.15%	23.31%	22.98%	4.37%	–7.07%
(2 months)											(9 months)

ROLLING 12-MONTH PERFORMANCE VS. CISDM PUBLIC FUND INDEX

HISTORICAL PERFORMANCE COMPARISON (10/31/94 = $10)

CORRELATION ANALYSIS (11/94 - 9/05)

Note: The closer the value to zero, the lower the correlation to the indexes compared.

	Spectrum Technical	CISDM	S&P	CITI	EAFE

Spectrum Technical	1.00	0.95	–0.12	0.24	–0.07
CISDM Public Fund Index		1.00	–0.11	0.31	–0.06
S & P 500 Index			1.00	0.12	0.77
Citigroup Corporate Bond Index				1.00	0.00
MSCI EAFE Index					1.00

The S&P 500 Index, Citigroup Corporate Bond Index and MSCI EAFE Index performance data for stocks, corporate bonds, and international stocks, respectively, are provided by Strategic Financial Solutions, LLC, Memphis, TN. The CISDM Public Fund Index performance data for managed futures programs is provided by the Center for International Securities and Derivatives Markets ("CISDM"), Isenberg School of Management, the University of Massachusetts, Amherst, MA. Indexes are unmanaged and returns are shown for illustrative purposes only. It is not possible to invest directly in an index. Generally, an aggressive investment that seeks the highest possible gains will have a greater degree of risk, whereas a conservative investment that offers safety of principal tends to provide lower returns over time. Keep in mind that while all investing involves risk, stocks tend to experience greater volatility and carry greater risks than bonds. The income and principal payments of U.S. government bonds are backed by the full faith and credit of the U.S. government. Other investments are not insured, and your proceeds from the resale of stocks, from the resale, early redemption, or repayment at maturity of bonds, or from the redemption of interests in a managed futures fund, may be more or less than what you originally paid for them. International investing may subject the portfolio to additional risks including currency, political, economic, and market risks. Managed futures investments are speculative, involve a high degree of risk, use significant leverage, have substantial charges, are generally less liquid than the other investments represented by the indices herein, and are suitable only for the risk capital portion of an investor's portfolio. For a detailed discussion of the differences between each of the indices listed, prospective investors should carefully review the Notes to "Annual Returns of Various Asset Classes Over Time" Table, contained on pages 154-155 of the Spectrum Series Prospectus.

PAST PERFORMANCE IS NOT NECESSARILY INDICATIVE OF FUTURE RESULTS.

SPECTRUM STRATEGIC

All of the performance data below is through September 30, 2005.

SPECTRUM STRATEGIC STATISTICS

Trading Advisors:	Blenheim Capital Management, LLC Eclipse Capital Management, Inc. FX Concepts, Inc.
Began Trading:	November 1, 1994
Net Assets in Fund:	$165.5 Million
Minimum Investment:	$5,000 ($2,000/IRA)
Monthly Management Fee:	1/12 of 2.00% of Beg. Net Assets to FX Concepts, 1/12 of 3.00% Blenheim and Eclipse
Monthly Brokerage Fee:*	1/12 of 6.00% of Beg. Net Assets
Monthly Incentive Fee:	15.00% of Monthly Trading Profits to Bleinheim and Eclipse, 20.00% to FX Concepts
Investment Style:	Fundamental/Multi-Style

*    On July 1, 2005, the brokerage fee was reduced from 1/12 of 7.25% to 1/12 of 6.00% of Beg. Net Assets

RISK ANALYSIS

Compounded Annual Rate of Return:	2.50%
Standard Deviation of Monthly Returns:	6.04%
Annualized Standard Deviation:	20.93%
Sharpe Ratio:*	–0.07
Largest Decline Period (12/99 - 10/00):	–43.28%
Average Recovery (No. of months):	6.33
Average Monthly Loss:	–4.11%
Standard Deviation of Monthly Loss:	3.70%
% of Losing Months:	48.85%
Average Monthly Gain:	4.68%
Standard Deviation of Monthly Gain:	4.54%
% of Winning Months:	51.15%

*    Sharpe Ratio is the compounded rate of return minus the risk-free U.S. Treasury Bill rate, divided by the annualized standard deviation.

AVERAGE SECTOR PARTICIPATION

TRADING STRATEGY

Spectrum Strategic is managed by Blenheim Capital Management, LLC, Eclipse Capital Management, Inc and FX Concepts Trading Advisor, Inc. The trading advisors employ a discretionary or fundamental investment approach that evaluates key economic indicators such as supply and demand levels and geopolitical conditions, as well as certain technical/systematic factors.

Blenheim's program has a strong global concentration using a discretionary trading approach. Investments are made in markets in which the trading advisor has a clear understanding of fundamental factors and geopolitical forces that influence price behavior.

Eclipse employs a systematic trading approach using multiple trend-following and macroeconomic-driven models. A key characteristic of the Eclipse trading program is the extensive diversification achieved by applying multiple trading models to a wide variety of financial markets located throughout the world.

FX Concepts' Developed Markets Currency Program trades a diversified portfolio of developed market currencies in the interbank foreign exchange markets. FX Concepts' investment approach is tailored to three key characteristics of the currency market, namely that: 1) currency markets trend and are cyclical; 2) high interest rate currencies tend to appreciate against low interest rate currencies (e.g., "carry trade") 3) hedgers are sometimes willing to pay a premium to insure against risk through the purchase of options. As a result, Developed Markets Currency Program incorporates three modules: 1) Trend Based Module; 2) Carry Based Module; 3) Options Based Module. The core of the investment process is quantitative and systematic, although discretion is occasionally utilized to adjust position size.

FUTURES MARKETS TRADED

Markets traded may include, but are not limited to, the following:

AGRICULTURALS
Cocoa
Coffee
Corn
Cotton
Live cattle
Lumber
Rough Rice
Soybean meal
Soybean oil
Soybeans
Sugar
Wheat
 FOREIGN
EXCHANGE
Australian dollar
British pound
Canadian dollar
Euro
Hong Kong dollar
Japanese yen
New Zealand dollar
Norwegian krone
Singapore dollar
Swedish krona
Swiss franc
U.S. dollar	METALS Aluminum Copper Gold Lead Nickel Silver Zinc ENERGIES Crude oil Heating oil Natural gas Unleaded gas	STOCK INDICES DAX Hang Seng NASDAQ 100 Nikkei 225 S&P 500 INTEREST RATES Australian Treasury Bonds European Bonds Eurodollar Japanese Government Bonds U.S. Treasury Bonds U.S. Treasury Notes

PAST PERFORMANCE IS NOT NECESSARILY INDICATIVE OF FUTURE RESULTS.

SPECTRUM STRATEGIC PERFORMANCE

1994	1995	1996	1997	1998	1999	2000	2001	2002	2003	2004	2005
0.10%	10.49%	–3.53%	0.37%	7.84%	37.23%	–33.06%	–0.57%	9.38%	24.00%	1.75%	–10.10%
(2 months)											(9 months)

ROLLING 12-MONTH PERFORMANCE VS. CISDM PUBLIC FUND INDEX

HISTORICAL PERFORMANCE COMPARISON (10/31/94 = $10)

CORRELATION ANALYSIS (11/94 - 9/05)

Note: The closer the value to zero, the lower the correlation to the indexes compared.

	Spectrum Strategic	CISDM	S&P	CITI	EAFE

Spectrum Strategic	1.00	0.55	–0.01	0.08	0.08
CISDM Public Fund Index		1.00	–0.11	0.31	–0.06
S & P 500 Index			1.00	0.12	0.77
Citigroup Corporate Bond Index				1.00	0.00
MSCI EAFE Index					1.00

The S&P 500 Index, Citigroup Corporate Bond Index and MSCI EAFE Index performance data for stocks, corporate bonds, and international stocks, respectively, are provided by Strategic Financial Solutions, LLC, Memphis, TN. The CISDM Public Fund Index performance data for managed futures programs is provided by the Center for International Securities and Derivatives Markets ("CISDM"), Isenberg School of Management, the University of Massachusetts, Amherst, MA. Indexes are unmanaged and returns are shown for illustrative purposes only. It is not possible to invest directly in an index. Generally, an aggressive investment that seeks the highest possible gains will have a greater degree of risk, whereas a conservative investment that offers safety of principal tends to provide lower returns over time. Keep in mind that while all investing involves risk, stocks tend to experience greater volatility and carry greater risks than bonds. The income and principal payments of U.S. government bonds are backed by the full faith and credit of the U.S. government. Other investments are not insured, and your proceeds from the resale of stocks, from the resale, early redemption, or repayment at maturity of bonds, or from the redemption of interests in a managed futures fund, may be more or less than what you originally paid for them. International investing may subject the portfolio to additional risks including currency, political, economic, and market risks. Managed futures investments are speculative, involve a high degree of risk, use significant leverage, have substantial charges, are generally less liquid than the other investments represented by the indices herein, and are suitable only for the risk capital portion of an investor's portfolio. For a detailed discussion of the differences between each of the indices listed, prospective investors should carefully review the Notes to "Annual Returns of Various Asset Classes Over Time" Table, contained on pages 154-155 of the Spectrum Series Prospectus.

PAST PERFORMANCE IS NOT NECESSARILY INDICATIVE OF FUTURE RESULTS.

SPECTRUM GLOBAL BALANCED

All of the performance data below is through September 30, 2005.

SPECTRUM GLOBAL BALANCED STATISTICS

Trading Advisor:	SSARIS Advisors, LLC
Began Trading:	November 1, 1994
Net Assets in Fund:	$45.2 Million
Minimum Investment:	$5,000 ($2,000/IRA)
Monthly Management Fee:	1/12 of 1.25% of Beg. Net Assets
Monthly Brokerage Fee:	1/12 of 4.60% of Beg. Net Assets
Monthly Incentive Fee:	15.00% of Monthly Trading Profits
Investment Style:	Technical

RISK ANALYSIS

Compounded Annual Rate of Return:	3.60%
Standard Deviation of Monthly Returns:	2.61%
Annualized Standard Deviation:	9.03%
Sharpe Ratio:*	–0.04
Largest Decline Period (4/99 - 4/05):	–17.43%
Average Recovery (No. of months):	3.67
Average Monthly Loss:	–1.78%
Standard Deviation of Monthly Loss:	1.59%
% of Losing Months:	45.80%
Average Monthly Gain:	2.11%
Standard Deviation of Monthly Gain:	1.86%
% of Winning Months:	54.20%

*    Sharpe Ratio is the compounded rate of return minus the risk-free U.S. Treasury Bill rate, divided by the annualized standard deviation.

AVERAGE SECTOR PARTICIPATION

TRADING STRATEGY

Spectrum Global Balanced follows the tenets of Modern Portfolio Theory and seeks to offer a balanced portfolio that participates in global stocks, global bonds and alternative investments within managed futures. Since the Spectrum Global Balanced trading strategy is in part to gain exposure to the stock and bond markets, it does not generate results that have a relatively low correlation to the returns of the stock and bond indices and in that way differs from the other managed futures funds that Morgan Stanley offers.

Within global stock and global bond components of the fund, SSARIS Advisors, LLC analyzes various fundamental information, such as growth data, labor wage rates, central bank interest rate policies and inflation, to determine its approaches to these markets.

Within the global currency and commodity components of the fund, SSARIS employs a technical trend-following trading system to analyze price data, determine profit and risk potential and initiate trades overall.

Spectrum Global Balanced is a single advisor fund and lacks the diversity of a multi advisor fund. SSARIS uses a computer- based model to reallocate assets among various market sectors within each of the independent strategies.

The returns achieved by Spectrum Global Balanced will tend to be more highly correlated to the performance of global stock and global bond markets than will be the returns derived within other funds in the Spectrum Series.

FUTURES MARKETS TRADED

Markets traded may include, but are not limited to, the following:

AGRICULTURALS
Cocoa
Coffee
Corn
Cotton
Feeder cattle
Lean hogs
Live cattle
Soybean oil
Soybean meal
Soybeans
Sugar
Wheat
 ENERGIES
Crude oil
Gas oil
Natural gas
Unleaded gas
 METALS
Copper
Gold
Nickel
Zinc

STOCK
INDICES
DAX
FTSE 100
Nasdaq 100
Nikkei 225
S&P 500
SPI 200
 FOREIGN
EXCHANGE
Australian dollar
British pound
Canadian dollar
Euro
Japanese yen
Mexican peso
New Zealand
    dollar
Norwegian krone
South African
    rand
Swiss franc
	U.S. dollar	INTEREST RATES Australian Treasury Bonds British Government Bonds Canadian Government Bonds European Bonds Eurodollar Japanese Government Bonds U.S. Treasury Bonds U.S. Treasury Notes

PAST PERFORMANCE IS NOT NECESSARILY INDICATIVE OF FUTURE RESULTS.

SPECTRUM GLOBAL BALANCED PERFORMANCE

1994	1995	1996	1997	1998	1999	2000	2001	2002	2003	2004	2005
–1.70%	22.79%	–3.65%	18.23%	16.36%	0.75%	0.87%	–0.31%	–10.12%	6.18%	–5.56%	0.68%
(2 months)											(9 months)

ROLLING 12-MONTH PERFORMANCE VS. CISDM PUBLIC FUND INDEX

HISTORICAL PERFORMANCE COMPARISON (10/31/94 = $10)

CORRELATION ANALYSIS (11/94 - 9/05)

Note: The closer the value to zero, the lower the correlation to the indexes compared.

	Spectrum Global Balanced	CISDM	S&P	CITI	EAFE

Spectrum Global Balanced	1.00	0.57	0.48	0.46	0.38
CISDM Public Fund Index		1.00	–0.11	0.31	–0.06
S & P 500 Index			1.00	0.12	0.77
Citigroup Corporate Bond Index				1.00	0.00
MSCI EAFE Index					1.00

The S&P 500 Index, Citigroup Corporate Bond Index and MSCI EAFE Index performance data for stocks, corporate bonds, and international stocks, respectively, are provided by Strategic Financial Solutions, LLC, Memphis, TN. The CISDM Public Fund Index performance data for managed futures programs is provided by the Center for International Securities and Derivatives Markets ("CISDM"), Isenberg School of Management, the University of Massachusetts, Amherst, MA. Indexes are unmanaged and returns are shown for illustrative purposes only. It is not possible to invest directly in an index. Generally, an aggressive investment that seeks the highest possible gains will have a greater degree of risk, whereas a conservative investment that offers safety of principal tends to provide lower returns over time. Keep in mind that while all investing involves risk, stocks tend to experience greater volatility and carry greater risks than bonds. The income and principal payments of U.S. government bonds are backed by the full faith and credit of the U.S. government. Other investments are not insured, and your proceeds from the resale of stocks, from the resale, early redemption, or repayment at maturity of bonds, or from the redemption of interests in a managed futures fund, may be more or less than what you originally paid for them. International investing may subject the portfolio to additional risks including currency, political, economic, and market risks. Managed futures investments are speculative, involve a high degree of risk, use significant leverage, have substantial charges, are generally less liquid than the other investments represented by the indices herein, and are suitable only for the risk capital portion of an investor's portfolio. For a detailed discussion of the differences between each of the indices listed, prospective investors should carefully review the Notes to "Annual Returns of Various Asset Classes Over Time" Table, contained on pages 154-155 of the Spectrum Series Prospectus.

PAST PERFORMANCE IS NOT NECESSARILY INDICATIVE OF FUTURE RESULTS.

SPECTRUM CURRENCY

All of the performance data below is through September 30, 2005.

SPECTRUM CURRENCY STATISTICS

Trading Advisors:	John W. Henry & Company, Inc. Sunrise Capital Partners, LLC
Began Trading:	July 3, 2000
Net Assets in Fund:	$223.6 Million
Minimum Investment:	$5,000 ($2,000/IRA)
Monthly Management Fee:	1/12 of 2.00% of Beg. Net Assets
Monthly Brokerage Fee:	1/12 of 4.60% of Beg. Net Assets
Monthly Incentive Fee:	20.00% of Monthly Trading Profits
Investment Style:	Technical

RISK ANALYSIS

Compounded Annual Rate of Return:	3.17%
Standard Deviation of Monthly Returns:	5.09%
Annualized Standard Deviation:	17.64%
Sharpe Ratio:*	–0.05
Largest Decline Period (12/03 - 4/05):	–27.07%
Average Recovery (No. of months):	3.00
Average Monthly Loss:	–3.21%
Standard Deviation of Monthly Loss:	2.43%
% of Losing Months:	53.13%
Average Monthly Gain:	4.44%
Standard Deviation of Monthly Gain:	4.07%
% of Winning Months:	46.88%

*    Sharpe Ratio is the compounded rate of return minus the risk-free U.S. Treasury Bill rate, divided by the annualized standard deviation.

AVERAGE SECTOR PARTICIPATION

TRADING STRATEGY

Spectrum Currency, managed by John W. Henry & Company, Inc. and Sunrise Capital Partners, LLC, is structured to exclusively trade a portfolio of diverse world currencies. Each trading advisor implements a technical, trend-following program to participate in international currencies, primarily in the forward dealer markets, futures contracts and may also trade in spot (cash) currency markets.

JWH's International Foreign Exchange Program seeks to identify and capitalize on intermediate-term price movements in a broad range of both major and minor currencies primarily trading on the interbank market. Positions are typically taken as outrights against the U.S. dollar, or non-dollar cross rates.

Sunrise's Currency Program follows approximately ten different major and minor currency markets, which may include, but are not limited to, the Japanese yen, British pound, euro, Swiss franc, Canadian dollar, Australian dollar, Swedish krona, New Zealand dollar, Singapore dollar, and South African rand. In order to achieve adequate diversification for this Currency Program, major and minor currencies are traded as cross-rates selectively against each other and/or as outrights against the U.S. dollar.

FUTURES MARKETS TRADED

Markets traded may include, but are not limited to, the following:

FOREIGN EXCHANGE

Australian dollar
Brazilian real
British pound
Czech koruna
Euro
Japanese yen
Mexican peso
New Zealand dollar
Norwegian krone
Polish zloty
Singapore dollar
South African rand
Swedish krona
Swiss franc
U.S. dollar

PAST PERFORMANCE IS NOT NECESSARILY INDICATIVE OF FUTURE RESULTS.

SPECTRUM CURRENCY PERFORMANCE

2000	2001	2002	2003	2004	2005
11.70%	11.10%	12.25%	12.42%	–7.98%	–18.25%
(6 months)					(9 months)

ROLLING 12-MONTH PERFORMANCE VS. CISDM PUBLIC FUND INDEX

HISTORICAL PERFORMANCE COMPARISON (6/30/00 = $10)

CORRELATION ANALYSIS (7/00—9/05)

Note: The closer the value to zero, the lower the correlation to the indexes compared.

	Spectrum Currency	CISDM	S&P	CITI	EAFE

Spectrum Currency	1.00	0.56	0.01	0.12	0.09
CISDM Public Fund Index		1.00	–0.25	0.28	–0.13
S & P 500 Index			1.00	–0.12	0.86
Citigroup Corporate Bond Index				1.00	–0.07
MSCI EAFE Index					1.00

The S&P 500 Index, Citigroup Corporate Bond Index and MSCI EAFE Index performance data for stocks, corporate bonds, and international stocks, respectively, are provided by Strategic Financial Solutions, LLC, Memphis, TN. The CISDM Public Fund Index performance data for managed futures programs is provided by the Center for International Securities and Derivatives Markets ("CISDM"), Isenberg School of Management, the University of Massachusetts, Amherst, MA. Indexes are unmanaged and returns are shown for illustrative purposes only. It is not possible to invest directly in an index. Generally, an aggressive investment that seeks the highest possible gains will have a greater degree of risk, whereas a conservative investment that offers safety of principal tends to provide lower returns over time. Keep in mind that while all investing involves risk, stocks tend to experience greater volatility and carry greater risks than bonds. The income and principal payments of U.S. government bonds are backed by the full faith and credit of the U.S. government. Other investments are not insured, and your proceeds from the resale of stocks, from the resale, early redemption, or repayment at maturity of bonds, or from the redemption of interests in a managed futures fund, may be more or less than what you originally paid for them. International investing may subject the portfolio to additional risks including currency, political, economic, and market risks. Managed futures investments are speculative, involve a high degree of risk, use significant leverage, have substantial charges, are generally less liquid than the other investments represented by the indices herein, and are suitable only for the risk capital portion of an investor's portfolio. For a detailed discussion of the differences between each of the indices listed, prospective investors should carefully review the Notes to "Annual Returns of Various Asset Classes Over Time" Table, contained on pages 154-155 of the Spectrum Series Prospectus.

PAST PERFORMANCE IS NOT NECESSARILY INDICATIVE OF FUTURE RESULTS.

        The following charts update and replace through September 30, 2005, the "Fund Asset History" charts on pages 178-180.

Spectrum Select
Fund Asset History

    *  Spectrum Select had multiple closings during initial offering

  **  Re-opening of fund in September 1993 and November 1996

***  Effective May 1998, Spectrum Select became part of the Spectrum Series.

Spectrum Technical
Fund Asset History

PAST PERFORMANCE IS NOT NECESSARILY INDICATIVE OF FUTURE RESULTS.

Spectrum Strategic
Fund Asset History

Spectrum Global Balanced
Fund Asset History

PAST PERFORMANCE IS NOT NECESSARILY INDICATIVE OF FUTURE RESULTS.

Spectrum Currency
Fund Asset History

PAST PERFORMANCE IS NOT NECESSARILY INDICATIVE OF FUTURE RESULTS.

        The following charts update and replace through September 30, 2005, the "Historical Performance Comparison" charts on pages 181-183. As of September 30, 2005, there were 79 public managed futures funds included in the calculation of the CISDM Public Fund Index, 19 of which are Morgan Stanley public managed futures funds.

Spectrum Select vs. CISDM Public Fund Index
Historical Performance Comparison

Spectrum Technical vs. CISDM Public Fund Index

Historical Performance Comparison

PAST PERFORMANCE IS NOT NECESSARILY INDICATIVE OF FUTURE RESULTS.

Spectrum Strategic vs. CISDM Public Fund Index
Historical Performance Comparison

Spectrum Global Balanced vs. CISDM Public Fund Index
Historical Performance Comparison

PAST PERFORMANCE IS NOT NECESSARILY INDICATIVE OF FUTURE RESULTS.

Spectrum Currency vs. CISDM Public Fund Index
Historical Performance Comparison

PAST PERFORMANCE IS NOT NECESSARILY INDICATIVE OF FUTURE RESULTS.

        The following charts update and replace through September 30, 2005, the "Historical Performance Comparison (Rate of Return)" charts on pages 184-186.

Spectrum Select vs. CISDM Public Fund Index
Historical Performance Comparison (Rate of Return)

Data: August 1991 through September 2005

All returns, with the exception of year-to-date returns and quarter-to-date returns, are annualized.

Spectrum Technical vs. CISDM Public Fund Index
Historical Performance Comparison (Rate of Return)

Data: November 1994 through September 2005

All returns, with the exception of year-to-date returns and quarter-to-date returns, are annualized.

PAST PERFORMANCE IS NOT NECESSARILY INDICATIVE OF FUTURE RESULTS.

Spectrum Strategic vs. CISDM Public Fund Index
Historical Performance Comparison (Rate of Return)

Data: November 1994 through September 2005

All returns, with the exception of year-to-date returns and quarter-to-date returns, are annualized.

Spectrum Global Balanced vs. CISDM Public Fund Index
Historical Performance Comparison (Rate of Return)

Data: November 1994 through September 2005

All returns, with the exception of year-to-date returns and quarter-to-date returns, are annualized.

PAST PERFORMANCE IS NOT NECESSARILY INDICATIVE OF FUTURE RESULTS.

Spectrum Currency vs. CISDM Public Fund Index
Historical Performance Comparison (Rate of Return)

Data: July 2000 through September 2005

All returns, with the exception of year-to-date returns and quarter-to-date returns, are annualized.

PAST PERFORMANCE IS NOT NECESSARILY INDICATIVE OF FUTURE RESULTS.

        The following charts update and replace through September 30, 2005, the "Historical Performance" charts on pages 187-199.

Spectrum Select Historical Performance
Month	Monthly Return	NAV/ Unit	Qrtly Return	Annual Return	12 Mo. Holding Period	24 Mo. Holding Period
	%	$	%	%	%	%
Beginning NAV Per Unit		10.00
Aug-91	(6.20)	9.38
Sep-91	6.32	9.97	(0.27)
Oct-91	(2.28)	9.75
Nov-91	(2.93)	9.46
Dec-91	38.67	13.12	31.54	31.19
Jan-92	(13.72)	11.32
Feb-92	(6.09)	10.63
Mar-92	(3.91)	10.21	(22.14)
Apr-92	(1.86)	10.02
May-92	(1.42)	9.88
Jun-92	7.19	10.59	3.71
Jul-92	10.72	11.73			17.29
Aug-92	6.69	12.51			33.40
Sep-92	(5.24)	11.86	11.94		18.89
Oct-92	(3.17)	11.48			17.81
Nov-92	1.39	11.64			23.04
Dec-92	(3.58)	11.22	(5.34)	(14.45)	(14.45)
Jan-93	0.31	11.26			(0.54)
Feb-93	14.85	12.93			21.64
Mar-93	(0.60)	12.85	14.52		25.83
Apr-93	10.35	14.18			41.48
May-93	1.95	14.46			46.32
Jun-93	0.21	14.49	12.74		36.79
Jul-93	13.90	16.50			40.71	65.04
Aug-93	(0.95)	16.35			30.64	74.28
Sep-93	(4.13)	15.67	8.16		32.17	57.15
Oct-93	(4.97)	14.89			29.72	52.81
Nov-93	(1.30)	14.70			26.28	55.37
Dec-93	8.13	15.90	1.42	41.62	41.62	21.16
Jan-94	(11.67)	14.04			24.70	24.03
Feb-94	(6.79)	13.09			1.21	23.11
Mar-94	12.57	14.73	(7.33)		14.61	44.21
Apr-94	(0.95)	14.59			2.88	45.55
May-94	6.84	15.59			7.81	57.75
Jun-94	10.30	17.19	16.73		18.66	62.32
Jul-94	(4.91)	16.35			(0.93)	39.41
Aug-94	(6.95)	15.22			(6.93)	21.59
Sep-94	1.25	15.41	(10.41)		(1.70)	29.92
Oct-94	(4.78)	14.67			(1.50)	27.77
Nov-94	5.68	15.50			5.47	33.18
Dec-94	(2.72)	15.08	(2.11)	(5.12)	(5.12)	34.36
Jan-95	(8.13)	13.85			(1.32)	23.05
Feb-95	9.61	15.19			16.04	17.44
Mar-95	20.58	18.31	21.42		24.30	42.46
Apr-95	9.06	19.97			36.86	40.79
May-95	11.08	22.18			42.28	53.40
Jun-95	(1.70)	21.80	19.08		26.81	50.47
Jul-95	(10.61)	19.49			19.20	18.09
Aug-95	(4.81)	18.55			21.93	13.48
Sep-95	(7.76)	17.11	(21.52)		11.08	9.19
Oct-95	(3.35)	16.54			12.75	11.05
Nov-95	1.37	16.77			8.15	14.06
Dec-95	11.19	18.64	8.94	23.62	23.62	17.28

PAST PERFORMANCE IS NOT NECESSARILY INDICATIVE OF FUTURE RESULTS.

Spectrum Select Historical Performance
Month	Monthly Return	NAV/ Unit	Qrtly Return	Annual Return	12 Mo. Holding Period	24 Mo. Holding Period
	%	$	%	%	%	%
Jan-96	(0.38)	18.57			34.05	32.28
Feb-96	(12.11)	16.32			7.49	24.73
Mar-96	(0.22)	16.29	(12.63)		(11.05)	10.57
Apr-96	4.07	16.95			(15.11)	16.17
May-96	(3.65)	16.33			(26.37)	4.76
Jun-96	1.37	16.56	1.65		(24.07)	(3.71)
Jul-96	(1.44)	16.32			(16.27)	(0.20)
Aug-96	(0.46)	16.24			(12.44)	6.76
Sep-96	3.34	16.79	1.39		(1.90)	8.97
Oct-96	13.30	19.02			15.00	29.65
Nov-96	6.76	20.31			21.11	30.98
Dec-96	(3.36)	19.62	16.90	5.27	5.27	30.13
Jan-97	3.93	20.40			9.82	47.21
Feb-97	4.75	21.36			30.88	40.68
Mar-97	0.31	21.43	9.21		31.58	17.04
Apr-97	(5.46)	20.26			19.53	1.46
May-97	(1.18)	20.02			22.60	(9.73)
Jun-97	0.16	20.05	(6.42)		21.13	(8.02)
Jul-97	9.74	22.01			34.86	12.92
Aug-97	(6.22)	20.64			27.06	11.25
Sep-97	0.93	20.83	3.87		24.09	21.73
Oct-97	(3.77)	20.05			5.40	21.20
Nov-97	0.62	20.17			(0.66)	20.31
Dec-97	3.35	20.85	0.07	6.22	6.22	11.82
Jan-98	0.87	21.03			3.10	13.22
Feb-98	2.16	21.48			0.55	31.60
Mar-98	0.23	21.53	3.28		0.46	32.19
Apr-98	(6.72)	20.08			(0.88)	18.47
May-98	1.78	20.44			2.08	25.15
Jun-98	0.93	20.63	(4.18)		2.87	24.60
Jul-98	(0.97)	20.43			(7.17)	25.19
Aug-98	19.19	24.35			17.98	49.90
Sep-98	6.24	25.87	25.40		24.19	54.11
Oct-98	(5.14)	24.54			22.42	29.03
Nov-98	(4.16)	23.52			16.61	15.83
Dec-98	1.19	23.80	(8.00)	14.17	14.17	21.28
Jan-99	(2.90)	23.11			9.91	13.31
Feb-99	5.45	24.37			13.45	14.07
Mar-99	(2.50)	23.76	(0.17)		10.36	10.87
Apr-99	3.70	24.64			22.70	21.61
May-99	(4.38)	23.56			15.26	17.67
Jun-99	0.34	23.64	(0.51)		14.59	17.88
Jul-99	(4.40)	22.60			10.62	2.69
Aug-99	(0.44)	22.50			(7.60)	9.02
Sep-99	1.69	22.88	(3.21)		(11.56)	9.83
Oct-99	(8.39)	20.96			(14.59)	4.56
Nov-99	3.29	21.65			(7.95)	7.34
Dec-99	1.62	22.00	(3.85)	(7.56)	(7.56)	5.54
Jan-00	2.86	22.63			(2.08)	7.62
Feb-00	(2.17)	22.14			(9.15)	3.07
Mar-00	(2.08)	21.68	(1.45)		(8.75)	0.70
Apr-00	(3.78)	20.86			(15.34)	3.87
May-00	1.58	21.19			(10.06)	3.67
Jun-00	(4.44)	20.25	(6.60)		(14.34)	(1.84)

PAST PERFORMANCE IS NOT NECESSARILY INDICATIVE OF FUTURE RESULTS.

Spectrum Select Historical Performance
Month	Monthly Return	NAV/ Unit	Qrtly Return	Annual Return	12 Mo. Holding Period	24 Mo. Holding Period
	%	$	%	%	%	%
Jul-00	(2.42)	19.76			(12.57)	(3.28)
Aug-00	4.71	20.69			(8.04)	(15.03)
Sep-00	(1.84)	20.31	0.30		(11.23)	(21.49)
Oct-00	0.44	20.40			(2.67)	(16.87)
Nov-00	6.47	21.72			0.32	(7.65)
Dec-00	8.52	23.57	16.05	7.14	7.14	(0.97)
Jan-01	1.36	23.89			5.57	3.38
Feb-01	1.93	24.35			9.98	(0.08)
Mar-01	7.27	26.12	10.82		20.48	9.93
Apr-01	(6.93)	24.31			16.54	(1.34)
May-01	(0.53)	24.18			14.11	2.63
Jun-01	(1.78)	23.75	(9.07)		17.28	0.47
Jul-01	(0.13)	23.72			20.04	4.96
Aug-01	2.53	24.32			17.54	8.09
Sep-01	6.70	25.95	9.26		27.77	13.42
Oct-01	6.01	27.51			34.85	31.25
Nov-01	(13.12)	23.90			10.04	10.39
Dec-01	0.25	23.96	(7.67)	1.65	1.65	8.91
Jan-02	(1.25)	23.66			(0.96)	4.55
Feb-02	(6.89)	22.03			(9.53)	(0.50)
Mar-02	3.77	22.86	(4.59)		(12.48)	5.44
Apr-02	(3.11)	22.15			(8.89)	6.18
May-02	3.48	22.92			(5.21)	8.16
Jun-02	12.00	25.67	12.29		8.08	26.77
Jul-02	4.67	26.87			13.28	35.98
Aug-02	3.42	27.79			14.27	34.32
Sep-02	5.18	29.23	13.87		12.64	43.92
Oct-02	(6.12)	27.44			(0.25)	34.51
Nov-02	(4.56)	26.19			9.58	20.58
Dec-02	5.57	27.65	(5.41)	15.40	15.40	17.31
Jan-03	4.70	28.95			22.36	21.18
Feb-03	4.11	30.14			36.81	23.78
Mar-03	(8.99)	27.43	(0.80)		19.99	5.02
Apr-03	1.02	27.71			25.10	13.99
May-03	8.99	30.20			31.76	24.90
Jun-03	(2.91)	29.32	6.89		14.22	23.45
Jul-03	(1.98)	28.74			6.96	21.16
Aug-03	0.31	28.83			3.74	18.54
Sep-03	(2.77)	28.03	(4.40)		(4.11)	8.02
Oct-03	2.78	28.81			4.99	4.73
Nov-03	(3.02)	27.94			6.68	16.90
Dec-03	8.48	30.31	8.13	9.62	9.62	26.50
Jan-04	2.14	30.96			6.94	30.85
Feb-04	8.17	33.49			11.11	52.02
Mar-04	(0.90)	33.19	9.50		21.00	45.19
Apr-04	(10.67)	29.65			7.00	33.86
May-04	(3.95)	28.48			(5.70)	24.26
Jun-04	(4.71)	27.14	(18.23)		(7.44)	5.73
Jul-04	(3.24)	26.26			(8.63)	(2.27)

PAST PERFORMANCE IS NOT NECESSARILY INDICATIVE OF FUTURE RESULTS.

Spectrum Select Historical Performance
Month	Monthly Return	NAV/ Unit	Qrtly Return	Annual Return	12 Mo. Holding Period	24 Mo. Holding Period
	%	$	%	%	%	%
Aug-04	(2.97)	25.48			(11.62)	(8.31)
Sep-04	0.12	25.51	(6.01)		(8.99)	(12.73)
Oct-04	3.72	26.46			(8.16)	(3.57)
Nov-04	8.39	28.68			2.65	9.51
Dec-04	0.70	28.88	13.21	(4.72)	(4.72)	4.45
Jan-05	(7.31)	26.77			(13.53)	(7.53)
Feb-05	1.27	27.11			(19.05)	(10.05)
Mar-05	(2.43)	26.45	(8.41)		(20.31)	(3.57)
Apr-05	(5.29)	25.05			(15.51)	(9.60)
May-05	2.95	25.79			(9.45)	(14.60)
Jun-05	2.83	26.52	0.26		(2.28)	(9.55)
Jul-05	(0.41)	26.41			0.57	(8.11)
Aug-05	0.27	26.48			3.92	(8.15)
Sep-05	1.55	26.89	1.40	(6.89)	5.41	(4.07)
Compounded annual ROR:				7.23
Standard deviation of monthly returns:				6.63

PAST PERFORMANCE IS NOT NECESSARILY INDICATIVE OF FUTURE RESULTS.

Spectrum Technical Historical Performance
Month	Monthly Return	NAV/ Unit	Qrtly Return	Annual Return	12 Mo. Holding Period	24 Mo. Holding Period
	%	$	%	%	%	%
Beginning NAV Per Unit		10.00
Nov-94	(0.90)	9.91
Dec-94	(1.31)	9.78	(2.20)	(2.20)
Jan-95	(1.84)	9.60
Feb-95	5.10	10.09
Mar-95	10.21	11.12	13.70
Apr-95	3.60	11.52
May-95	0.69	11.60
Jun-95	(1.12)	11.47	3.15
Jul-95	(2.44)	11.19
Aug-95	(0.63)	11.12
Sep-95	(3.33)	10.75	(6.28)
Oct-95	(0.09)	10.74			7.40
Nov-95	0.93	10.84			9.38
Dec-95	6.09	11.50	6.98	17.59	17.59
Jan-96	4.78	12.05			25.52
Feb-96	(6.39)	11.28			11.79
Mar-96	1.24	11.42	(0.70)		2.70
Apr-96	4.82	11.97			3.91
May-96	(3.84)	11.51			(0.78)
Jun-96	3.21	11.88	4.03		3.57
Jul-96	(4.80)	11.31			1.07
Aug-96	(0.35)	11.27			1.35
Sep-96	5.50	11.89	0.08		10.60
Oct-96	9.92	13.07			21.69	30.70
Nov-96	8.34	14.16			30.63	42.89
Dec-96	(3.88)	13.61	14.47	18.35	18.35	39.16
Jan-97	3.67	14.11			17.10	46.98
Feb-97	1.13	14.27			26.51	41.43
Mar-97	(1.82)	14.01	2.94		22.68	25.99
Apr-97	(2.93)	13.60			13.62	18.06
May-97	(3.75)	13.09			13.73	12.84
Jun-97	0.69	13.18	(5.92)		10.94	14.91
Jul-97	9.33	14.41			27.41	28.78
Aug-97	(5.97)	13.55			20.23	21.85
Sep-97	1.85	13.80	4.70		16.06	28.37
Oct-97	0.36	13.85			5.97	28.96
Nov-97	1.01	13.99			(1.20)	29.06
Dec-97	4.57	14.63	6.01	7.49	7.49	27.22
Jan-98	(1.16)	14.46			2.48	20.00
Feb-98	0.41	14.52			1.75	28.72
Mar-98	1.31	14.71	0.55		5.00	28.81
Apr-98	(4.62)	14.03			3.16	17.21
May-98	3.28	14.49			10.70	25.89
Jun-98	(1.10)	14.33	(2.58)		8.73	20.62
Jul-98	(0.98)	14.19			(1.53)	25.46
Aug-98	10.29	15.65			15.50	38.86
Sep-98	4.35	16.33	13.96		18.33	37.34
Oct-98	(0.73)	16.21			17.04	24.02
Nov-98	(6.17)	15.21			8.72	7.42
Dec-98	5.98	16.12	(1.29)	10.18	10.18	18.44
Jan-99	(4.96)	15.32			5.95	8.58
Feb-99	2.48	15.70			8.13	10.02
Mar-99	(2.48)	15.31	(5.02)		4.08	9.28
Apr-99	7.18	16.41			16.96	20.66
May-99	(5.00)	15.59			7.59	19.10
Jun-99	5.13	16.39	7.05		14.38	24.36
Jul-99	(3.90)	15.75			10.99	9.30

PAST PERFORMANCE IS NOT NECESSARILY INDICATIVE OF FUTURE RESULTS.

Spectrum Technical Historical Performance
Month	Monthly Return	NAV/ Unit	Qrtly Return	Annual Return	12 Mo. Holding Period	24 Mo. Holding Period
	%	$	%	%	%	%
Aug-99	0.95	15.90			1.60	17.34
Sep-99	(1.51)	15.66	(4.45)		(4.10)	13.48
Oct-99	(9.96)	14.10			(13.02)	1.81
Nov-99	1.84	14.36			(5.59)	2.64
Dec-99	3.83	14.91	(4.79)	(7.51)	(7.51)	1.91
Jan-00	1.21	15.09			(1.50)	4.36
Feb-00	(1.19)	14.91			(5.03)	2.69
Mar-00	(1.54)	14.68	(1.54)		(4.11)	(0.20)
Apr-00	(4.02)	14.09			(14.14)	0.43
May-00	(0.43)	14.03			(10.01)	(3.17)
Jun-00	(2.78)	13.64	(7.08)		(16.78)	(4.82)
Jul-00	(3.96)	13.10			(16.83)	(7.68)
Aug-00	3.74	13.59			(14.53)	(13.16)
Sep-00	(8.61)	12.42	(8.94)		(20.69)	(23.94)
Oct-00	2.90	12.78			(9.36)	(21.16)
Nov-00	12.28	14.35			(0.07)	(5.65)
Dec-00	12.06	16.08	29.47	7.85	7.85	(0.25)
Jan-01	(0.81)	15.95			5.70	4.11
Feb-01	1.94	16.26			9.05	3.57
Mar-01	11.38	18.11	12.62		23.37	18.29
Apr-01	(11.10)	16.10			14.27	(1.89)
May-01	(0.37)	16.04			14.33	2.89
Jun-01	(3.62)	15.46	(14.63)		13.34	(5.67)
Jul-01	(3.36)	14.94			14.05	(5.14)
Aug-01	1.34	15.14			11.41	(4.78)
Sep-01	8.19	16.38	5.95		31.88	4.60
Oct-01	5.37	17.26			35.05	22.41
Nov-01	(15.59)	14.57			1.53	1.46
Dec-01	2.47	14.93	(8.85)	(7.15)	(7.15)	0.13
Jan-02	(1.88)	14.65			(8.15)	(2.92)
Feb-02	(3.41)	14.15			(12.98)	(5.10)
Mar-02	(2.90)	13.74	(7.97)		(24.13)	(6.40)
Apr-02	(3.20)	13.30			(17.39)	(5.61)
May-02	5.64	14.05			(12.41)	0.14
Jun-02	15.02	16.16	17.61		4.53	18.48
Jul-02	9.65	17.72			18.61	35.27
Aug-02	4.40	18.50			22.19	36.13
Sep-02	6.43	19.69	21.84		20.21	58.53
Oct-02	(6.75)	18.36			6.37	43.66
Nov-02	(4.68)	17.50			20.11	21.95
Dec-02	5.20	18.41	(6.50)	23.31	23.31	14.49
Jan-03	12.76	20.76			41.71	30.16
Feb-03	6.60	22.13			56.40	36.10
Mar-03	(9.17)	20.10	9.18		46.29	10.99
Apr-03	1.44	20.39			53.31	26.65
May-03	6.38	21.69			54.38	35.22
Jun-03	(7.42)	20.08	(0.10)		24.26	29.88
Jul-03	(3.04)	19.47			9.88	30.32
Aug-03	3.39	20.13			8.81	32.96
Sep-03	(5.41)	19.04	(5.18)		(3.30)	16.24
Oct-03	9.14	20.78			13.18	20.39
Nov-03	1.20	21.03			20.17	44.34
Dec-03	7.66	22.64	18.91	22.98	22.98	51.64
Jan-04	2.74	23.26			12.04	58.77
Feb-04	9.85	25.55			15.45	80.57
Mar-04	(3.91)	24.55	8.44		22.14	78.68
Apr-04	(9.90)	22.12			8.48	66.32
May-04	(2.76)	21.51			(0.83)	53.10

PAST PERFORMANCE IS NOT NECESSARILY INDICATIVE OF FUTURE RESULTS.

Spectrum Technical Historical Performance
Month	Monthly Return	NAV/ Unit	Qrtly Return	Annual Return	12 Mo. Holding Period	24 Mo. Holding Period
	%	$	%	%	%	%
Jun-04	(5.21)	20.39	(16.95)		1.54	26.18
Jul-04	(4.76)	19.42			(0.26)	9.59
Aug-04	(1.96)	19.04			(5.41)	2.92
Sep-04	2.94	19.60	(3.87)		2.94	(0.46)
Oct-04	6.89	20.95			0.82	14.11
Nov-04	12.51	23.57			12.08	34.69
Dec-04	0.25	23.63	20.56	4.37	4.37	28.35
Jan-05	(7.49)	21.86			(6.02)	5.30
Feb-05	(0.55)	21.74			(14.91)	(1.76)
Mar-05	(1.10)	21.50	(9.01)		(12.42)	6.97
Apr-05	(5.35)	20.35			(8.00)	(0.20)
May-05	3.69	21.10			(1.91)	(2.72)
Jun-05	5.69	22.30	3.72		9.37	11.06
Jul-05	(0.40)	22.21			14.37	14.07
Aug-05	0.00	22.21			16.65	10.33
Sep-05	(1.13)	21.96	(1.52)	(7.07)	12.04	15.34
Compounded annual ROR:				7.47
Standard deviation of monthly returns:				5.54
PAST PERFORMANCE IS NOT NECESSARILY INDICATIVE OF FUTURE RESULTS.

Spectrum Strategic Historical Performance
Month	Monthly Return	NAV/ Unit	Qrtly Return	Annual Return	12 Mo. Holding Period	24 Mo. Holding Period
	%	$	%	%	%	%
Beginning NAV Per Unit		10.00
Nov-94	0.10	10.01
Dec-94	0.00	10.01	0.10	0.10
Jan-95	(3.50)	9.66
Feb-95	1.45	9.80
Mar-95	7.86	10.57	5.59
Apr-95	0.00	10.57
May-95	(0.66)	10.50
Jun-95	(6.38)	9.83	(7.00)
Jul-95	(0.81)	9.75
Aug-95	4.00	10.14
Sep-95	(0.39)	10.10	2.75
Oct-95	0.30	10.13			1.30
Nov-95	2.76	10.41			4.00
Dec-95	6.24	11.06	9.50	10.49	10.49
Jan-96	3.71	11.47			18.74
Feb-96	(10.29)	10.29			5.00
Mar-96	(0.97)	10.19	(7.87)		(3.60)
Apr-96	6.08	10.81			2.27
May-96	(3.05)	10.48			(0.19)
Jun-96	(2.86)	10.18	(0.10)		3.56
Jul-96	(4.91)	9.68			(0.72)
Aug-96	1.14	9.79			(3.45)
Sep-96	5.11	10.29	1.08		1.88
Oct-96	2.92	10.59			4.54	5.90
Nov-96	3.49	10.96			5.28	9.49
Dec-96	(2.65)	10.67	3.69	(3.53)	(3.53)	6.59
Jan-97	(0.66)	10.60			(7.59)	9.73
Feb-97	10.09	11.67			13.41	19.08
Mar-97	6.77	12.46	16.78		22.28	17.88
Apr-97	(6.90)	11.60			7.31	9.74
May-97	0.78	11.69			11.55	11.33
Jun-97	(1.63)	11.50	(7.70)		12.97	16.99
Jul-97	7.65	12.38			27.89	26.97
Aug-97	(4.93)	11.77			20.22	16.07
Sep-97	(6.03)	11.06	(3.83)		7.48	9.50
Oct-97	(6.24)	10.37			(2.08)	2.37
Nov-97	(2.22)	10.14			(7.48)	(2.59)
Dec-97	5.62	10.71	(3.16)	0.37	0.37	(3.16)
Jan-98	5.32	11.28			6.42	(1.66)
Feb-98	(3.37)	10.90			(6.60)	5.93
Mar-98	0.37	10.94	2.15		(12.20)	7.36
Apr-98	(11.06)	9.73			(16.12)	(9.99)
May-98	(7.40)	9.01			(22.93)	(14.03)
Jun-98	(0.89)	8.93	(18.37)		(22.35)	(12.28)
Jul-98	(5.26)	8.46			(31.66)	(12.60)
Aug-98	11.82	9.46			(19.63)	(3.37)
Sep-98	19.03	11.26	26.09		1.81	9.43
Oct-98	8.44	12.21			17.74	15.30
Nov-98	(7.94)	11.24			10.85	2.55
Dec-98	2.76	11.55	2.58	7.84	7.84	8.25
Jan-99	(3.55)	11.14			(1.24)	5.09
Feb-99	11.76	12.45			14.22	6.68
Mar-99	(3.45)	12.02	4.07		9.87	(3.53)
Apr-99	2.00	12.26			26.00	5.69
May-99	(13.38)	10.62			17.87	(9.15)
Jun-99	21.85	12.94	7.65		44.90	12.52
Jul-99	(1.00)	12.81			51.42	3.47
Aug-99	5.31	13.49			42.60	14.61

PAST PERFORMANCE IS NOT NECESSARILY INDICATIVE OF FUTURE RESULTS.

Spectrum Strategic Historical Performance
Month	Monthly Return	NAV/ Unit	Qrtly Return	Annual Return	12 Mo. Holding Period	24 Mo. Holding Period
	%	$	%	%	%	%
Sep-99	13.27	15.28	18.08		35.70	38.16
Oct-99	(9.55)	13.82			13.19	33.27
Nov-99	4.85	14.49			28.91	42.90
Dec-99	9.39	15.85	3.73	37.23	37.23	47.99
Jan-00	(1.96)	15.54			39.50	37.77
Feb-00	(18.47)	12.67			1.77	16.24
Mar-00	(2.05)	12.41	(21.70)		3.24	13.44
Apr-00	(10.15)	11.15			(9.05)	14.59
May-00	10.13	12.28			15.63	36.29
Jun-00	(7.82)	11.32	(8.78)		(12.52)	26.76
Jul-00	3.71	11.74			(8.35)	38.77
Aug-00	(8.26)	10.77			(20.16)	13.85
Sep-00	(10.40)	9.65	(14.75)		(36.85)	(14.30)
Oct-00	(6.84)	8.99			(34.95)	(26.37)
Nov-00	6.56	9.58			(33.89)	(14.77)
Dec-00	10.75	10.61	9.95	(33.06)	(33.06)	(8.14)
Jan-01	(0.94)	10.51			(32.37)	(5.66)
Feb-01	0.48	10.56			(16.65)	(15.18)
Mar-01	1.04	10.67	0.57		(14.02)	(11.23)
Apr-01	(1.69)	10.49			(5.92)	(14.44)
May-01	(0.10)	10.48			(14.66)	(1.32)
Jun-01	(3.34)	10.13	(5.06)		(10.51)	(21.72)
Jul-01	(1.38)	9.99			(14.91)	(22.01)
Aug-01	(0.60)	9.93			(7.80)	(26.39)
Sep-01	3.83	10.31	1.78		6.84	(32.53)
Oct-01	1.07	10.42			15.91	(24.60)
Nov-01	1.15	10.54			10.02	(27.26)
Dec-01	0.09	10.55	2.33	(0.57)	(0.57)	(33.44)
Jan-02	2.09	10.77			2.47	(30.69)
Feb-02	2.51	11.04			4.55	(12.87)
Mar-02	4.62	11.55	9.48		8.25	(6.93)
Apr-02	(4.94)	10.98			4.67	(1.52)
May-02	1.37	11.13			6.20	(9.36)
Jun-02	8.00	12.02	4.07		18.66	6.18
Jul-02	(0.42)	11.97			19.82	1.96
Aug-02	2.26	12.24			23.26	13.65
Sep-02	3.10	12.62	4.99		22.41	30.78
Oct-02	(7.13)	11.72			12.48	30.37
Nov-02	(5.97)	11.02			4.55	15.03
Dec-02	4.72	11.54	(8.56)	9.38	9.38	8.77
Jan-03	13.78	13.13			21.91	24.93
Feb-03	(2.21)	12.84			16.30	21.59
Mar-03	(4.28)	12.29	6.50		6.41	15.18
Apr-03	1.87	12.52			14.03	19.35
May-03	0.00	12.52			12.49	19.47
Jun-03	(1.28)	12.36	0.57		2.83	22.01
Jul-03	(1.86)	12.13			1.34	21.42
Aug-03	4.29	12.65			3.35	27.39
Sep-03	3.00	13.03	5.42		3.25	26.38
Oct-03	3.45	13.48			15.02	29.37
Nov-03	(2.23)	13.18			19.60	25.05
Dec-03	8.57	14.31	9.82	24.00	24.00	35.64
Jan-04	0.49	14.38			9.52	33.52
Feb-04	7.86	15.51			20.79	40.49
Mar-04	2.32	15.87	10.90		29.13	37.40
Apr-04	(6.49)	14.84			18.53	35.15
May-04	(1.01)	14.69			17.33	31.99
Jun-04	(0.54)	14.61	(7.94)		18.20	21.55

PAST PERFORMANCE IS NOT NECESSARILY INDICATIVE OF FUTURE RESULTS.

Spectrum Strategic Historical Performance
Month	Monthly Return	NAV/ Unit	Qrtly Return	Annual Return	12 Mo. Holding Period	24 Mo. Holding Period
	%	$	%	%	%	%
Jul-04	(4.38)	13.97			15.17	16.71
Aug-04	(0.07)	13.96			10.36	14.05
Sep-04	3.01	14.38	(1.57)		10.36	13.95
Oct-04	(0.63)	14.29			6.01	21.93
Nov-04	1.33	14.48			9.86	31.40
Dec-04	0.55	14.56	1.25	1.75	1.75	26.17
Jan-05	(3.23)	14.09			(2.02)	7.31
Feb-05	(0.14)	14.07			(9.28)	9.58
Mar-05	(3.55)	13.57	(6.80)		(14.49)	10.41
Apr-05	(2.95)	13.17			(11.25)	5.19
May-05	(1.75)	12.94			(11.91)	3.35
Jun-05	0.70	13.03	(3.98)		(10.81)	5.42
Jul-05	0.46	13.09			(6.30)	7.91
Aug-05	(1.83)	12.85			(7.95)	1.58
Sep-05	1.87	13.09	0.46	(10.10)	(8.97)	0.46
Compounded annual ROR:				2.50
Standard deviation of monthly returns:				6.04

PAST PERFORMANCE IS NOT NECESSARILY INDICATIVE OF FUTURE RESULTS.

Spectrum Global Balanced Historical Performance
Month	Monthly Return	NAV/ Unit	Qrtly Return	Annual Return	12 Mo. Holding Period	24 Mo. Holding Period
	%	$	%	%	%	%
Beginning NAV Per Unit		10.00
Nov-94	(0.50)	9.95
Dec-94	(1.21)	9.83	(1.70)	(1.70)
Jan-95	1.32	9.96
Feb-95	4.62	10.42
Mar-95	2.88	10.72	9.05
Apr-95	2.15	10.95
May-95	4.38	11.43
Jun-95	0.79	11.52	7.46
Jul-95	(1.39)	11.36
Aug-95	(1.41)	11.20
Sep-95	1.61	11.38	(1.22)
Oct-95	0.26	11.41			14.10
Nov-95	2.72	11.72			17.79
Dec-95	2.99	12.07	6.06	22.79	22.79
Jan-96	0.41	12.12			21.69
Feb-96	(7.92)	11.16			7.10
Mar-96	(1.08)	11.04	(8.53)		2.99
Apr-96	1.27	11.18			2.10
May-96	(3.13)	10.83			(5.25)
Jun-96	0.46	10.88	(1.45)		(5.56)
Jul-96	0.83	10.97			(3.43)
Aug-96	(0.82)	10.88			(2.86)
Sep-96	2.30	11.13	2.30		(2.20)
Oct-96	3.77	11.55			1.23	15.50
Nov-96	4.76	12.10			3.24	21.61
Dec-96	(3.88)	11.63	4.49	(3.65)	(3.65)	18.31
Jan-97	3.35	12.02			(0.83)	20.68
Feb-97	3.16	12.40			11.11	19.00
Mar-97	(2.50)	12.09	3.96		9.51	12.78
Apr-97	(1.65)	11.89			6.35	8.58
May-97	1.68	12.09			11.63	5.77
Jun-97	3.64	12.53	3.64		15.17	8.77
Jul-97	11.89	14.02			27.80	23.42
Aug-97	(5.92)	13.19			21.23	17.77
Sep-97	3.26	13.62	8.70		22.37	19.68
Oct-97	(1.69)	13.39			15.93	17.35
Nov-97	(0.37)	13.34			10.25	13.82
Dec-97	3.07	13.75	0.95	18.23	18.23	13.92
Jan-98	2.25	14.06			16.97	16.01
Feb-98	1.49	14.27			15.08	27.87
Mar-98	2.24	14.59	6.11		20.68	32.16
Apr-98	(1.78)	14.33			20.52	28.18
May-98	(0.35)	14.28			18.11	31.86
Jun-98	0.00	14.28	(2.12)		13.97	31.25
Jul-98	(1.19)	14.11			0.64	28.62
Aug-98	2.55	14.47			9.70	33.00
Sep-98	5.11	15.21	6.51		11.67	36.66
Oct-98	1.18	15.39			14.94	33.25
Nov-98	2.66	15.80			18.44	30.58
Dec-98	1.27	16.00	5.19	16.36	16.36	37.58
Jan-99	(0.06)	15.99			13.73	33.03
Feb-99	(0.06)	15.98			11.98	28.87
Mar-99	0.00	15.98	(0.12)		9.53	32.18
Apr-99	4.13	16.64			16.12	39.95
May-99	(4.99)	15.81			10.71	30.77
Jun-99	2.28	16.17	1.19		13.24	29.05
Jul-99	(1.67)	15.90			12.69	13.41

PAST PERFORMANCE IS NOT NECESSARILY INDICATIVE OF FUTURE RESULTS.

Spectrum Global Balanced Historical Performance
Month	Monthly Return	NAV/ Unit	Qrtly Return	Annual Return	12 Mo. Holding Period	24 Mo. Holding Period
	%	$	%	%	%	%
Aug-99	(0.19)	15.87			9.68	20.32
Sep-99	(0.50)	15.79	(2.35)		3.81	15.93
Oct-99	(1.77)	15.51			0.78	15.83
Nov-99	1.93	15.81			0.06	18.52
Dec-99	1.96	16.12	2.09	0.75	0.75	17.24
Jan-00	(0.93)	15.97			(0.13)	13.58
Feb-00	0.94	16.12			0.88	12.96
Mar-00	3.10	16.62	3.10		4.01	13.91
Apr-00	(4.57)	15.86			(4.69)	10.68
May-00	(1.32)	15.65			(1.01)	9.59
Jun-00	(0.26)	15.61	(6.08)		(3.46)	9.31
Jul-00	(2.18)	15.27			(3.96)	8.22
Aug-00	3.01	15.73			(0.88)	8.71
Sep-00	(3.94)	15.11	(3.20)		(4.31)	(0.66)
Oct-00	2.25	15.45			(0.39)	0.39
Nov-00	(0.52)	15.37			(2.78)	(2.72)
Dec-00	5.79	16.26	7.61	0.87	0.87	1.63
Jan-01	0.55	16.35			2.38	2.25
Feb-01	(3.36)	15.80			(1.99)	(1.13)
Mar-01	2.91	16.26	0.00		(2.17)	1.75
Apr-01	(0.31)	16.21			2.21	(2.58)
May-01	0.25	16.25			3.83	2.78
Jun-01	(3.08)	15.75	(3.14)		0.90	(2.60)
Jul-01	0.00	15.75			3.14	(0.94)
Aug-01	0.51	15.83			0.64	(0.25)
Sep-01	(1.20)	15.64	(0.70)		3.51	(0.95)
Oct-01	2.75	16.07			4.01	3.61
Nov-01	(0.06)	16.06			4.49	1.58
Dec-01	0.93	16.21	3.64	(0.31)	(0.31)	0.56
Jan-02	(1.23)	16.01			(2.08)	0.25
Feb-02	(1.69)	15.74			(0.38)	(2.36)
Mar-02	0.25	15.78	(2.65)		(2.95)	(5.05)
Apr-02	(2.09)	15.45			(4.69)	(2.59)
May-02	(0.19)	15.42			(5.11)	(1.47)
Jun-02	1.30	15.62	(1.01)		(0.83)	0.06
Jul-02	(0.83)	15.49			(1.65)	1.44
Aug-02	0.97	15.64			(1.20)	(0.57)
Sep-02	(4.16)	14.99	(4.03)		(4.16)	(0.79)
Oct-02	(0.80)	14.87			(7.47)	(3.75)
Nov-02	2.08	15.18			(5.48)	(1.24)
Dec-02	(4.02)	14.57	(2.80)	(10.12)	(10.12)	(10.39)
Jan-03	0.34	14.62			(8.68)	(10.58)
Feb-03	2.67	15.01			(4.64)	(5.00)
Mar-03	(2.60)	14.62	0.34		(7.35)	(10.09)
Apr-03	2.19	14.94			(3.30)	(7.83)
May-03	4.89	15.67			1.62	(3.57)
Jun-03	(0.19)	15.64	6.98		0.13	(0.70)
Jul-03	(1.09)	15.47			(0.13)	(1.78)
Aug-03	0.00	15.47			(1.09)	(2.27)
Sep-03	(1.16)	15.29	(2.24)		2.00	(2.24)
Oct-03	(0.92)	15.15			1.88	(5.72)
Nov-03	(1.32)	14.95			(1.52)	(6.91)
Dec-03	3.48	15.47	1.18	6.18	6.18	(4.57)
Jan-04	(0.90)	15.33			4.86	(4.25)
Feb-04	2.09	15.65			4.26	(0.57)
Mar-04	(1.85)	15.36	(0.71)		5.06	(2.66)
Apr-04	(3.58)	14.81			(0.87)	(4.14)
May-04	(1.08)	14.65			(6.51)	(4.99)
Jun-04	(0.07)	14.64	(4.69)		(6.39)	(6.27)

PAST PERFORMANCE IS NOT NECESSARILY INDICATIVE OF FUTURE RESULTS.

Spectrum Global Balanced Historical Performance
Month	Monthly Return	NAV/ Unit	Qrtly Return	Annual Return	12 Mo. Holding Period	24 Mo. Holding Period
	%	$	%	%	%	%
Jul-04	(2.53)	14.27			(7.76)	(7.88)
Aug-04	0.28	14.31			(7.50)	(8.50)
Sep-04	(0.21)	14.28	(2.46)		(6.61)	(4.74)
Oct-04	0.42	14.34			(5.35)	(3.56)
Nov-04	1.05	14.49			(3.08)	(4.55)
Dec-04	0.83	14.61	2.31	(5.56)	(5.56)	0.27
Jan-05	(2.33)	14.27			(6.91)	(2.39)
Feb-05	0.42	14.33			(8.43)	(4.53)
Mar-05	(1.54)	14.11	(3.42)		(8.14)	(3.49)
Apr-05	(2.62)	13.74			(7.22)	(8.03)
May-05	4.00	14.29			(2.46)	(8.81)
Jun-05	0.91	14.42	2.20		(1.50)	(7.80)
Jul-05	1.25	14.60			2.31	(5.62)
Aug-05	0.34	14.65			2.38	(5.30)
Sep-05	0.41	14.71	2.01	0.68	3.01	(3.79)
Compounded annual ROR:				3.60
Standard deviation of monthly returns:				2.61

PAST PERFORMANCE IS NOT NECESSARILY INDICATIVE OF FUTURE RESULTS.

Spectrum Currency Historical Performance
Month	Monthly Return	NAV/ Unit	Qrtly Return	Annual Return	12 Mo. Holding Period	24 Mo. Holding Period
	%	$	%	%	%	%
Beginning NAV Per Unit		10.00
Jul-00	0.60	10.06
Aug-00	0.40	10.10
Sep-00	1.39	10.24	2.40
Oct-00	7.32	10.99
Nov-00	(1.64)	10.81
Dec-00	3.33	11.17	9.08	11.70
Jan-01	(1.07)	11.05
Feb-01	(1.36)	10.90
Mar-01	8.44	11.82	5.82
Apr-01	(2.88)	11.48
May-01	1.92	11.70
Jun-01	(1.71)	11.50	(2.71)		15.00
Jul-01	(5.91)	10.82			7.55
Aug-01	2.40	11.08			9.70
Sep-01	0.90	11.18	(2.78)		9.18
Oct-01	(0.81)	11.09			0.91
Nov-01	(0.36)	11.05			2.22
Dec-01	12.31	12.41	11.00	11.10	11.10
Jan-02	(3.46)	11.98			8.42
Feb-02	(1.75)	11.77			7.98
Mar-02	(4.50)	11.24	(9.43)		(4.91)
Apr-02	2.40	11.51			0.26
May-02	10.34	12.70			8.55
Jun-02	8.98	13.84	23.13		20.35	38.40
Jul-02	(4.41)	13.23			22.27	31.51
Aug-02	(4.69)	12.61			13.81	24.85
Sep-02	(1.98)	12.36	(10.69)		10.55	20.70
Oct-02	0.57	12.43			12.08	13.10
Nov-02	(1.05)	12.30			11.31	13.78
Dec-02	13.25	13.93	12.70	12.25	12.25	24.71
Jan-03	5.03	14.63			22.12	32.40
Feb-03	0.96	14.77			25.49	35.50
Mar-03	(1.96)	14.48	3.95		28.83	22.50
Apr-03	4.07	15.07			30.93	31.27
May-03	3.19	15.55			22.44	32.91
Jun-03	(3.99)	14.93	3.11		7.88	29.83
Jul-03	(4.49)	14.26			7.79	31.79
Aug-03	(1.26)	14.08			11.66	27.08
Sep-03	0.43	14.14	(5.29)		14.40	26.48
Oct-03	0.64	14.23			14.48	28.31
Nov-03	4.08	14.81			20.41	34.03
Dec-03	5.74	15.66	10.75	12.42	12.42	26.19
Jan-04	(0.89)	15.52			6.08	29.55
Feb-04	0.39	15.58			5.48	32.37
Mar-04	(7.51)	14.41	(7.98)		(0.48)	28.20
Apr-04	(5.14)	13.67			(9.29)	18.77
May-04	(3.58)	13.18			(15.24)	3.78
Jun-04	(1.90)	12.93	(10.27)		(13.40)	(6.58)

PAST PERFORMANCE IS NOT NECESSARILY INDICATIVE OF FUTURE RESULTS.

Spectrum Currency Historical Performance
Month	Monthly Return	NAV/ Unit	Qrtly Return	Annual Return	12 Mo. Holding Period	24 Mo. Holding Period
	%	$	%	%	%	%
Jul-04	(3.87)	12.43			(12.83)	(6.05)
Aug-04	(5.79)	11.71			(16.83)	(7.14)
Sep-04	(1.11)	11.58	(10.44)		(18.10)	(6.31)
Oct-04	7.69	12.47			(12.37)	0.32
Nov-04	12.99	14.09			(4.86)	14.55
Dec-04	2.27	14.41	24.44	(7.98)	(7.98)	3.45
Jan-05	(11.24)	12.79			(17.59)	(12.58)
Feb-05	(3.60)	12.33			(20.86)	(16.52)
Mar-05	(5.43)	11.66	(19.08)		(19.08)	(19.48)
Apr-05	(2.06)	11.42			(16.46)	(24.22)
May-05	6.92	12.21			(7.36)	(21.48)
Jun-05	4.34	12.74	9.26		(1.47)	(14.67)
Jul-05	(0.31)	12.70			2.17	(10.94)
Aug-05	(6.69)	11.85			1.20	(15.84)
Sep-05	(0.59)	11.78	(7.54)	(18.25)	1.73	(16.69)
Compounded annual ROR:				3.17
Standard deviation of monthly returns:				5.09

PAST PERFORMANCE IS NOT NECESSARILY INDICATIVE OF FUTURE RESULTS.

NOTICE TO OHIO RESIDENTS

        The following updates and supplements the "State Suitability Requirements" in the Subscription Agreement and Power of Attorney included as Exhibit B to the Prospectus.

        By signing the Subscription Agreement and Power of Attorney included, Ohio residents hereby represent and warrant that they meet the following special suitability requirements:

      Ohio:    Solely with respect to subscribers who have not purchased Units of any Spectrum Series partnership at or prior to the December 31, 2005 Monthly Closing, (a) $250,000 NW and investment may not exceed 10% of NW, or (b) $70,000 NW and $70,000 AI and investment may not exceed 10% of NW.

FINANCIAL STATEMENTS

INDEX

Page
Morgan Stanley Spectrum Series
Report of Independent Registered Public Accounting Firm	S-87
Statements of Financial Condition as of September 30, 2005 (unaudited) and as of December 31, 2004 and 2003	S-88
Statements of Operations for the nine months ended September 30, 2005 (unaudited) and for the years ended December 31, 2004, 2003 and 2002	S-93
Statements of Changes in Partners' Capital for the nine months ended September 30, 2005 (unaudited) and for the years ended December 31, 2004, 2003 and 2002	S-98
Statements of Cash Flows for the nine months ended September 30, 2005 (unaudited) and for the years ended December 31, 2004, 2003 and 2002	S-101
Schedules of Investments as of December 31, 2004 and 2003	S-106
Notes to Financial Statements	S-111
Demeter Management Corporation
Independent Auditors' Report	S-121
Statements of Financial Condition as of August 31, 2005 (unaudited) and as November 30, 2004 and 2003	S-122
Notes to Statements of Financial Condition	S-123

REPORT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

To the Limited Partners and the General Partner of
        Morgan Stanley Spectrum Select L.P.
        Morgan Stanley Spectrum Technical L.P.
        Morgan Stanley Spectrum Strategic L.P.
        Morgan Stanley Spectrum Global Balanced L.P.
        Morgan Stanley Spectrum Currency L.P.:

We have audited the accompanying statements of financial condition of Morgan Stanley Spectrum Select L.P., Morgan Stanley Spectrum Technical L.P., Morgan Stanley Spectrum Strategic L.P., Morgan Stanley Spectrum Global Balanced L.P., and Morgan Stanley Spectrum Currency L.P. (collectively, the "Partnerships"), including the schedules of investments, as of December 31, 2004 and 2003 and the related statements of operations, changes in partners' capital, and cash flows for each of the three years in the period ended December 31, 2004. These financial statements are the responsibility of the Partnerships' management. Our responsibility is to express an opinion on these financial statements based on our audits.

We conducted our audits in accordance with the standards of the Public Company Accounting Oversight Board (United States). Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

In our opinion, such financial statements present fairly, in all material respects, the financial position of Morgan Stanley Spectrum Select L.P., Morgan Stanley Spectrum Technical L.P., Morgan Stanley Spectrum Strategic L.P., Morgan Stanley Spectrum Global Balanced L.P., and Morgan Stanley Spectrum Currency L.P., at December 31, 2004 and 2003 and the results of their operations and their cash flows for each of the three years in the period ended December 31, 2004 in conformity with accounting principles generally accepted in the United States of America.

We have also audited, in accordance with the standards of the Public Company Accounting Oversight Board (United States), the effectiveness of the Partnerships' internal control over financial reporting as of December 31, 2004, based on the criteria established in Internal Control—Integrated Framework issued by the Committee of Sponsoring Organizations of the Treadway Commission and our report (not presented herein) dated March 11, 2005 expressed an unqualified opinion on management's assessment of the effectiveness of the Partnerships' internal control over financial reporting and an unqualified opinion on the effectiveness of the Partnerships' internal control over financial reporting.

New York, New York
March 11, 2005

MORGAN STANLEY SPECTRUM SELECT L.P.

STATEMENTS OF FINANCIAL CONDITION

		December 31,
	September 30, 2005
		2004	2003
	$ (Unaudited)	$	$
ASSETS
Equity in futures interests trading accounts:
Cash	539,137,544	563,835,247	398,595,952
Net unrealized gain on open contracts (Morgan Stanley & Co.)	20,722,463	12,072,891	25,504,948
Net unrealized gain on open contracts (Morgan Stanley International)	1,478,763	3,053,732	11,277,017

Total net unrealized gain on open contracts	22,201,226	15,126,623	36,781,965
Net option premiums	—	3,366,493	1,232,488

Total Trading Equity	561,338,770	582,328,363	436,610,405
Subscriptions receivable	5,070,620	12,736,861	12,688,217
Interest receivable (Morgan Stanley DW)	1,222,975	757,981	250,620

Total Assets	567,632,365	595,823,205	449,549,242

LIABILITIES AND PARTNERS' CAPITAL
LIABILITIES
Redemptions payable	11,525,792	5,692,215	2,405,123
Accrued brokerage fees (Morgan Stanley DW)	2,749,914	3,468,754	2,401,080
Accrued management fees	1,300,743	1,356,111	993,550
Accrued incentive fee	—	—	2,227,005

Total Liabilities	15,576,449	10,517,080	8,026,758

PARTNERS' CAPITAL
Limited Partners (20,301,105.499, 20,050,871.818, and 14,405,312.114 Units, respectively)	545,947,373	579,155,164	436,666,633
General Partner (227,146.769, 212,951.775, and 160,190.965 Units, respectively)	6,108,543	6,150,961	4,855,851

Total Partners' Capital	552,055,916	585,306,125	441,522,484

Total Liabilities and Partners' Capital	567,632,365	595,823,205	449,549,242

NET ASSET VALUE PER UNIT	26.89	28.88	30.31

The accompanying notes are an integral part of these financial statements.

MORGAN STANLEY SPECTRUM TECHNICAL L.P.

STATEMENTS OF FINANCIAL CONDITION

		December 31,
	September 30, 2005
		2004	2003
	$ (Unaudited)	$	$
ASSETS
Equity in futures interests trading accounts:
Cash	719,909,906	745,974,904	483,512,056
Net unrealized gain on open contracts (Morgan Stanley & Co.)	29,818,171	22,634,674	27,948,353
Net unrealized gain on open contracts (Morgan Stanley International)	8,727,223	4,707,076	18,485,857

Total net unrealized gain on open contracts	38,545,394	27,341,750	46,434,210
Net options premiums	—	—	3,973,725

Total Trading Equity	758,455,300	773,316,654	533,919,991
Subscriptions receivable	8,408,311	17,135,652	15,855,119
Interest receivable (Morgan Stanley DW)	1,661,510	1,000,293	291,810

Total Assets	768,525,121	791,452,599	550,066,920

LIABILITIES AND PARTNERS' CAPITAL
LIABILITIES
Redemptions payable	15,994,545	6,466,684	2,925,703
Accrued brokerage fees (Morgan Stanley DW)	3,817,535	4,629,988	2,947,775
Accrued management fees	1,648,361	1,632,040	1,084,524
Accrued incentive fee	—	—	4,924,640

Total Liabilities	21,460,441	12,728,712	11,882,642

PARTNERS' CAPITAL
Limited Partners (33,656,593.780, 32,613,627.616, and 23,512,770.158 Units, respectively)	738,950,421	770,511,257	532,266,109
General Partner (369,576.001, 347,618.087, and 261,434.166 Units, respectively)	8,114,259	8,212,630	5,918,169

Total Partners' Capital	747,064,680	778,723,887	538,184,278

Total Liabilities and Partners' Capital	768,525,121	791,452,599	550,066,920

NET ASSET VALUE PER UNIT	21.96	23.63	22.64

The accompanying notes are an integral part of these financial statements.

MORGAN STANLEY SPECTRUM STRATEGIC L.P.

STATEMENTS OF FINANCIAL CONDITION

		December 31,
	September 30, 2005
		2004	2003
	$ (Unaudited)	$	$
ASSETS
Equity in futures interests trading accounts:
Cash	167,885,071	178,400,461	109,846,761
Net unrealized gain on open contracts (Morgan Stanley International)	830,184	2,886,349	2,073,986
Net unrealized gain (loss) on open contracts (Morgan Stanley & Co.)	(202,089)	(226,980)	5,847,799

Total net unrealized gain on open contracts	628,095	2,659,369	7,921,785
Net option premiums	(126,937)	263,288	678,280

Total Trading Equity	168,386,229	181,323,118	118,446,826
Subscriptions receivable	1,463,322	5,084,126	5,143,178
Interest receivable (Morgan Stanley DW)	369,278	238,656	66,591

Total Assets	170,218,829	186,645,900	123,656,595

LIABILITIES AND PARTNERS' CAPITAL
LIABILITIES
Redemptions payable	3,545,024	1,725,329	655,871
Accrued brokerage fees (Morgan Stanley DW)	822,858	1,080,805	650,049
Accrued management fees	374,190	409,897	268,986
Accrued incentive fee	—	188,744	811,250

Total Liabilities	4,742,072	3,404,775	2,386,156

PARTNERS' CAPITAL
Limited Partners (12,507,154.117, 12,446,331.591, and 8,385,489.652 Units, respectively)	163,659,266	181,218,795	119,976,992
General Partner (138,896.135, 138,896.135, and 90,402.219 Units, respectively)	1,817,491	2,022,330	1,293,447

Total Partners' Capital	165,476,757	183,241,125	121,270,439

Total Liabilities and Partners' Capital	170,218,829	186,645,900	123,656,595

NET ASSET VALUE PER UNIT	13.09	14.56	14.31

The accompanying notes are an integral part of these financial statements.

MORGAN STANLEY SPECTRUM GLOBAL BALANCED L.P.

STATEMENTS OF FINANCIAL CONDITION

	September 30,	December 31,
	2005	2004	2003
	$ (Unaudited)	$	$
ASSETS
Equity in futures interests trading accounts:
Cash	44,729,710	48,892,516	50,336,417
Net unrealized gain on open contracts (Morgan Stanley & Co.)	1,113,777	932,265	1,845,313
Net unrealized gain (loss) on open contracts (Morgan Stanley International)	(45,108)	(114,942)	701,727

Total net unrealized gain on open contracts	1,068,669	817,323	2,547,040
Net option premiums	—	—	(39,600)

Total Trading Equity	45,798,379	49,709,839	52,843,857
Subscriptions receivable	349,514	640,161	1,036,417
Interest receivable (Morgan Stanley DW)	127,773	83,972	40,110

Total Assets	46,275,666	50,433,972	53,920,384

LIABILITIES AND PARTNERS' CAPITAL
LIABILITIES
Redemptions payable	890,918	582,712	1,033,040
Accrued brokerage fees (Morgan Stanley DW)	174,506	188,436	194,891
Accrued management fees	47,420	51,206	52,960

Total Liabilities	1,112,844	822,354	1,280,891

PARTNERS' CAPITAL
Limited Partners (3,033,040.791, 3,359,662.807, and 3,364,748.115 Units, respectively)	44,616,133	49,068,822	52,064,431
General Partner (37,164.331 Units)	546,689	542,796	575,062

Total Partners' Capital	45,162,822	49,611,618	52,639,493

Total Liabilities and Partners' Capital	46,275,666	50,433,972	53,920,384

NET ASSET VALUE PER UNIT	14.71	14.61	15.47

The accompanying notes are an integral part of these financial statements.

MORGAN STANLEY SPECTRUM CURRENCY L.P.

STATEMENTS OF FINANCIAL CONDITION

	September 30,	December 31,
	2005	2004	2003
	$ (Unaudited)	$	$
ASSETS
Equity in futures interests trading accounts:
Cash	226,016,353	253,392,247	178,774,244
Net unrealized gain on open contracts	1,742,391	16,647,953	4,878,640

Total Trading Equity	227,758,744	270,040,200	183,652,884
Subscriptions receivable	1,719,747	6,690,404	8,709,868
Interest receivable (Morgan Stanley DW)	503,685	315,539	101,889

Total Assets	229,982,176	277,046,143	192,464,641

LIABILITIES AND PARTNERS' CAPITAL
LIABILITIES
Redemptions payable	5,079,339	2,499,153	1,060,483
Accrued brokerage fees (Morgan Stanley DW)	874,844	1,007,999	661,566
Accrued management fees	380,367	438,261	287,637
Accrued incentive fee	—	—	399,035

Total Liabilities	6,334,550	3,945,413	2,408,721

PARTNERS' CAPITAL
Limited Partners (18,767,267.666, 18,755,238.476, and 12,010,816.426 Units, respectively)	221,144,309	270,231,305	188,042,673
General Partner (212,442.343, 199,150.709, and 128,591.799 Units, respectively)	2,503,317	2,869,425	2,013,247

Total Partners' Capital	223,647,626	273,100,730	190,055,920

Total Liabilities and Partners' Capital	229,982,176	277,046,143	192,464,641

NET ASSET VALUE PER UNIT	11.78	14.41	15.66

The accompanying notes are an integral part of these financial statements.

MORGAN STANLEY SPECTRUM SELECT L.P.

STATEMENTS OF OPERATIONS

	For the Nine Months Ended September 30,		For the Years Ended December 31,
	2005	2004	2004	2003	2002
	$ (Unaudited)	$ (Unaudited)	$	$	$
INVESTMENT INCOME
Interest income (Morgan Stanley DW)	8,901,753	3,034,331	4,952,656	2,843,612	3,468,437

EXPENSES
Brokerage fees (Morgan Stanley DW)	28,461,221	27,077,721	36,680,599	25,658,616	18,943,743
Management fees	11,797,378	10,693,564	14,450,217	10,617,352	7,838,786
Incentive fees	—	6,104,991	6,104,991	3,750,169	—

Total Expenses	40,258,599	43,876,276	57,235,807	40,026,137	26,782,529

NET INVESTMENT LOSS	(31,356,846)	(40,841,945)	(52,283,151)	(37,182,525)	(23,314,092)

TRADING RESULTS
Trading profits (loss):
Realized	(15,915,050)	(28,156,888)	50,580,928	52,485,483	46,999,853
Net change in unrealized	7,074,603	(20,613,568)	(21,655,342)	18,883,947	12,501,282

	(8,840,447)	(48,770,456)	28,925,586	71,369,430	59,501,135
Proceeds from Litigation Settlement	—	45,665	45,665	—	4,636,156

Total Trading Results	(8,840,447)	(48,724,791)	28,971,251	71,369,430	64,137,291

NET INCOME (LOSS)	(40,197,293)	(89,566,736)	(23,311,900)	34,186,905	40,823,199

Net Income (Loss) Allocation
Limited Partners	(39,774,875)	(88,603,119)	(23,067,010)	33,822,853	40,391,145
General Partner	(422,418)	(963,617)	(244,890)	364,052	432,054
Net Income (Loss) Per Unit
Limited Partners	(1.99)	(4.80)	(1.43)	2.66	3.69
General Partner	(1.99)	(4.80)	(1.43)	2.66	3.69

The accompanying notes are an integral part of these financial statements.

MORGAN STANLEY SPECTRUM TECHNICAL L.P.

STATEMENTS OF OPERATIONS

	For the Nine Months Ended September 30,		For the Years Ended December 31,
	2005	2004	2004	2003	2002
	$ (Unaudited)	$ (Unaudited)	$	$	$
INVESTMENT INCOME
Interest income (Morgan Stanley DW)	11,903,808	3,695,673	6,171,302	3,316,107	3,686,460

EXPENSES
Brokerage fees (Morgan Stanley DW)	38,338,677	33,073,456	45,508,966	30,273,037	20,470,797
Management fees	14,471,481	11,831,813	16,226,640	10,835,994	7,377,756
Incentive fees	2,668,447	11,904,149	12,132,833	13,042,559	4,024,921

Total Expenses	55,478,605	56,809,418	73,868,439	54,151,590	31,873,474

NET INVESTMENT LOSS	(43,574,797)	(53,113,745)	(67,697,137)	(50,835,483)	(28,187,014)

TRADING RESULTS
Trading profits (loss):
Realized	(21,600,409)	(36,866,156)	122,928,230	116,446,374	76,058,451
Net change in unrealized	11,203,644	(2,593,668)	(19,092,460)	22,330,997	12,597,598

	(10,396,765)	(39,459,824)	103,835,770	138,777,371	88,656,049
Proceeds from Litigation Settlement	—	3,018	3,018	—	306,400

Total Trading Results	(10,396,765)	(39,456,806)	103,838,788	138,777,371	88,962,449

NET INCOME (LOSS)	(53,971,562)	(92,570,551)	36,141,651	87,941,888	60,775,435

Net Income (Loss) Allocation
Limited Partners	(53,393,191)	(91,564,292)	35,747,190	86,960,795	60,110,064
General Partner	(578,371)	(1,006,259)	394,461	981,093	665,371
Net Income (Loss) Per Unit
Limited Partners	(1.67)	(3.04)	0.99	4.23	3.48
General Partner	(1.67)	(3.04)	0.99	4.23	3.48

The accompanying notes are an integral part of these financial statements.

MORGAN STANLEY SPECTRUM STRATEGIC L.P.

STATEMENTS OF OPERATIONS

	For the Nine Months Ended September 30,		For the Years Ended December 31,
	2005	2004	2004	2003	2002
	$ (Unaudited)	$ (Unaudited)	$	$	$
INVESTMENT INCOME
Interest income (Morgan Stanley DW)	2,785,833	971,474	1,602,712	741,890	972,942

EXPENSES
Brokerage fees (Morgan Stanley DW)	8,941,451	6,945,714	9,860,579	6,611,238	5,304,486
Management fees	3,564,915	2,874,089	4,006,640	2,735,685	2,194,958
Incentive fees	385,335	2,264,511	2,751,859	2,123,832	264,827

Total Expenses	12,891,701	12,084,314	16,619,078	11,470,755	7,764,271

NET INVESTMENT LOSS	(10,105,868)	(11,112,840)	(15,016,366)	(10,728,865)	(6,791,329)

TRADING RESULTS
Trading profits (loss):
Realized	(6,837,531)	11,911,081	21,527,423	30,251,636	10,648,811
Net change in unrealized	(2,031,274)	(1,778,642)	(5,262,416)	990,641	2,439,378

	(8,868,805)	10,132,439	16,265,007	31,242,277	13,088,189
Proceeds from Litigation Settlement	—	173	173	—	17,556

Total Trading Results	(8,868,805)	10,132,612	16,265,180	31,242,277	13,105,745

NET (LOSS) INCOME	(18,974,673)	(980,228)	1,248,814	20,513,412	6,314,416

Net Income (Loss) Allocation:
Limited Partners	(18,769,834)	(965,323)	1,239,931	20,281,103	6,238,448
General Partner	(204,839)	(14,905)	8,883	232,309	75,968
Net Income (Loss) Per Unit:
Limited Partners	(1.47)	0.07	0.25	2.77	0.99
General Partner	(1.47)	0.07	0.25	2.77	0.99

The accompanying notes are an integral part of these financial statements.

MORGAN STANLEY SPECTRUM GLOBAL BALANCED L.P.

STATEMENTS OF OPERATIONS

	For the Nine Months Ended September 30,		For the Years Ended December 31,
	2005	2004	2004	2003	2002
	$	$	$	$	$
	(Unaudited)	(Unaudited)
INVESTMENT INCOME
Interest income (Morgan Stanley DW)	952,083	403,512	625,965	525,817	916,179

EXPENSES
Brokerage fees (Morgan Stanley DW)	1,611,826	1,773,300	2,332,241	2,328,615	2,532,371
Management fees	438,001	481,879	633,766	632,782	688,151

Total Expenses	2,049,827	2,255,179	2,966,007	2,961,397	3,220,522

NET INVESTMENT LOSS	(1,097,744)	(1,851,667)	(2,340,042)	(2,435,580)	(2,304,343)

TRADING RESULTS
Trading profits (loss):
Realized	1,069,229	(567,236)	1,049,835	3,711,981	(3,772,374)
Net change in unrealized	251,346	(1,701,537)	(1,729,717)	1,801,107	56,725

	1,320,575	(2,268,773)	(679,882)	5,513,088	(3,715,649)
Proceeds from Litigation Settlement	—	—	2,296	—	233,074

Total Trading Results	1,320,575	(2,268,773)	(677,586)	5,513,088	(3,482,575)

NET INCOME (LOSS)	222,831	(4,120,440)	(3,017,628)	3,077,508	(5,786,918)

Net Income (Loss) Allocation:
Limited Partners	218,938	(4,076,066)	(2,985,362)	3,043,649	(5,720,328)
General Partner	3,893	(44,374)	(32,266)	33,859	(66,590)
Net Income (Loss) Per Unit:
Limited Partners	0.10	(1.19)	(0.86)	0.90	(1.64)
General Partner	0.10	(1.19)	(0.86)	0.90	(1.64)

The accompanying notes are an integral part of these financial statements.

MORGAN STANLEY SPECTRUM CURRENCY L.P.

STATEMENTS OF OPERATIONS

	For the Nine Months Ended September 30,		For the Years Ended December 31,
	2005	2004	2004	2003	2002
	$ (Unaudited)	$ (Unaudited)	$	$	$
INVESTMENT INCOME
Interest income (Morgan Stanley DW)	3,782,453	1,277,060	2,064,338	1,006,410	833,523

EXPENSES
Brokerage fees (Morgan Stanley DW)	8,355,285	7,320,339	10,011,029	6,109,327	3,077,048
Management fees	3,632,735	3,182,757	4,352,622	2,656,229	1,337,848
Incentive fees	—	177,763	177,763	2,623,290	1,485,875

Total Expenses	11,988,020	10,680,859	14,541,414	11,388,846	5,900,771

NET INVESTMENT LOSS	(8,205,567)	(9,403,799)	(12,477,076)	(10,382,436)	(5,067,248)

TRADING RESULTS
Trading profits (loss):
Realized	(26,815,297)	(49,407,274)	(11,200,944)	27,952,154	12,877,202
Net change in unrealized	(14,905,562)	(4,870,589)	11,769,313	(772,909)	2,473,166

Total Trading Results	(41,720,859)	(54,277,863)	568,369	27,179,245	15,350,368

NET INCOME (LOSS)	(49,926,426)	(63,681,662)	(11,908,707)	16,796,809	10,283,120

Net Income (Loss) Allocation:
Limited Partners	(49,390,318)	(62,985,387)	(11,774,885)	16,514,538	10,038,409
General Partner	(536,108)	(696,275)	(133,822)	282,271	244,711
Net Income (Loss) Per Unit:
Limited Partners	(2.63)	(4.08)	(1.25)	1.73	1.52
General Partner	(2.63)	(4.08)	(1.25)	1.73	1.52

The accompanying notes are an integral part of these financial statements.

MORGAN STANLEY SPECTRUM SERIES

STATEMENTS OF CHANGES IN PARTNERS' CAPITAL

For the Nine Months Ended September 30, 2005 (Unaudited)
and For the Years Ended December 31, 2004, 2003 and 2002

	Units of Partnership Interest	Limited Partners	General Partner	Total
		$	$	$

Morgan Stanley Spectrum Select L.P.
Partners' Capital, December 31, 2001	10,074,715.726	238,821,840	2,589,745	241,411,585
Offering of Units	2,459,750.992	62,682,840	130,000	62,812,840
Net income	—	40,391,145	432,054	40,823,199
Redemptions	(1,852,798.671)	(49,669,825)	—	(49,669,825)

Partners' Capital, December 31, 2002	10,681,668.047	292,226,000	3,151,799	295,377,799
Offering of Units	4,942,610.490	141,160,704	1,340,000	142,500,704
Net income	—	33,822,853	364,052	34,186,905
Redemptions	(1,058,775.458)	(30,542,924)	—	(30,542,924)

Partners' Capital, December 31, 2003	14,565,503.079	436,666,633	4,855,851	441,522,484
Offering of Units	7,215,873.382	208,687,672	1,540,000	210,227,672
Net loss	—	(23,067,010)	(244,890)	(23,311,900)
Redemptions	(1,517,552.868)	(43,132,131)	—	(43,132,131)

Partners' Capital, December 31, 2004	20,263,823.593	579,155,164	6,150,961	585,306,125
Offering of Units	2,972,289.415	78,072,791	380,000	78,452,791
Net loss	—	(39,774,875)	(422,418)	(40,197,293)
Redemptions	(2,707,860.740)	(71,505,707)	—	(71,505,707)

Partners' Capital, September 30, 2005	20,528,252.268	545,947,373	6,108,543	552,055,916

	Units of Partnership Interest	Limited Partners	General Partner	Total
		$	$	$

Morgan Stanley Spectrum Technical L.P.
Partners' Capital, December 31, 2001	17,280,496.201	255,122,417	2,851,705	257,974,122
Offering of Units	3,538,032.569	58,538,660	180,000	58,718,660
Net income	—	60,110,064	665,371	60,775,435
Redemptions	(2,579,002.913)	(41,646,591)	—	(41,646,591)

Partners' Capital, December 31, 2002	18,239,525.857	332,124,550	3,697,076	335,821,626
Offering of Units	7,617,427.705	156,115,402	1,240,000	157,355,402
Net income	—	86,960,795	981,093	87,941,888
Redemptions	(2,082,749.238)	(42,934,638)	—	(42,934,638)

Partners' Capital, December 31, 2003	23,774,204.324	532,266,109	5,918,169	538,184,278
Offering of Units	11,745,240.279	259,052,698	1,900,000	260,952,698
Net income	—	35,747,190	394,461	36,141,651
Redemptions	(2,558,198.900)	(56,554,740)	—	(56,554,740)

Partners' Capital, December 31, 2004	32,961,245.703	770,511,257	8,212,630	778,723,887
Offering of Units	5,401,885.201	116,271,283	480,000	116,751,283
Net loss	—	(53,393,191)	(578,371)	(53,971,562)
Redemptions	(4,336,961.123)	(94,438,928)	—	(94,438,928)

Partners' Capital, September 30, 2005	34,026,169.781	738,950,421	8,114,259	747,064,680

The accompanying notes are an integral part of these financial statements.

	Units of Partnership Interest	Limited Partners	General Partner	Total
		$	$	$

Morgan Stanley Spectrum Strategic L.P.
Partners' Capital, December 31, 2001	6,525,677.114	68,012,216	805,170	68,817,386
Offering of Units	1,160,993.682	13,475,899	—	13,475,899
Net income	—	6,238,448	75,968	6,314,416
Redemptions	(1,155,895.491)	(13,238,629)	—	(13,238,629)

Partners' Capital, December 31, 2002	6,530,775.305	74,487,934	881,138	75,369,072
Offering of Units	2,823,095.529	36,375,972	180,000	36,555,972
Net income	—	20,281,103	232,309	20,513,412
Redemptions	(877,978.963)	(11,168,017)	—	(11,168,017)

Partners' Capital, December 31, 2003	8,475,891.871	119,976,992	1,293,447	121,270,439
Offering of Units	5,057,597.578	73,841,018	720,000	74,561,018
Net income	—	1,239,931	8,883	1,248,814
Redemptions	(948,261.723)	(13,839,146)	—	(13,839,146)

Partners' Capital, December 31, 2004	12,585,227.726	181,218,795	2,022,330	183,241,125
Offering of Units	2,018,267.236	27,148,632	—	27,148,632
Net loss	—	(18,769,834)	(204,839)	(18,974,673)
Redemptions	(1,957,444.710)	(25,938,327)	—	(25,938,327)

Partners' Capital, September 30, 2005	12,646,050.252	163,659,266	1,817,491	165,476,757

	Units of Partnership Interest	Limited Partners	General Partner	Total
		$	$	$

Morgan Stanley Spectrum Global Balanced L.P.
Partners' Capital, December 31, 2001	3,565,247.829	57,127,967	657,793	57,785,760
Offering of Units	572,583.510	8,829,394	—	8,829,394
Net loss	—	(5,720,328)	(66,590)	(5,786,918)
Redemptions	(677,650.657)	(10,422,804)	—	(10,422,804)

Partners' Capital, December 31, 2002	3,460,180.682	49,814,229	591,203	50,405,432
Offering of Units	690,016.887	10,491,897	—	10,491,897
Net income	—	3,043,649	33,859	3,077,508
Redemptions	(748,285.123)	(11,285,344)	(50,000)	(11,335,344)

Partners' Capital, December 31, 2003	3,401,912.446	52,064,431	575,062	52,639,493
Offering of Units	778,018.263	11,587,284	—	11,587,284
Net loss	—	(2,985,362)	(32,266)	(3,017,628)
Redemptions	(783,103.571)	(11,597,531)	—	(11,597,531)

Partners' Capital, December 31, 2004	3,396,827.138	49,068,822	542,796	49,611,618
Offering of Units	297,515.039	4,270,522	—	4,270,522
Net income	—	218,938	3,893	222,831
Redemptions	(624,137.055)	(8,942,149)	—	(8,942,149)

Partners' Capital, September 30, 2005	3,070,205.122	44,616,133	546,689	45,162,822

The accompanying notes are an integral part of these financial statements.

MORGAN STANLEY SPECTRUM SERIES

STATEMENTS OF CHANGES IN PARTNERS' CAPITAL

For the Nine Months Ended September 30, 2005 (Unaudited)
and For the Years Ended December 31, 2004, 2003 and 2002

	Units of Partnership Interest	Limited Partners	General Partner	Total
		$	$	$

Morgan Stanley Spectrum Currency L.P.
Partners' Capital, December 31, 2001	3,852,648.433	45,598,611	2,213,130	47,811,741
Offering of Units	3,918,276.910	48,564,478	420,000	48,984,478
Net income	—	10,038,409	244,711	10,283,120
Redemptions	(868,307.236)	(10,309,879)	(610,008)	(10,919,887)

Partners' Capital, December 31, 2002	6,902,618.107	93,891,619	2,267,833	96,159,452
Offering of Units	6,157,215.998	89,883,376	790,000	90,673,376
Net income	—	16,514,538	282,271	16,796,809
Redemptions	(920,425.880)	(12,246,860)	(1,326,857)	(13,573,717)

Partners' Capital, December 31, 2003	12,139,408.225	188,042,673	2,013,247	190,055,920
Offering of Units	8,372,327.316	114,539,377	990,000	115,529,377
Net loss	—	(11,774,885)	(133,822)	(11,908,707)
Redemptions	(1,557,346.356)	(20,575,860)	—	(20,575,860)

Partners' Capital, December 31, 2004	18,954,389.185	270,231,305	2,869,425	273,100,730
Offering of Units	2,981,240.348	36,025,172	170,000	36,195,172
Net loss	—	(49,390,318)	(536,108)	(49,926,426)
Redemptions	(2,955,919.524)	(35,721,850)	—	(35,721,850)

Partners' Capital, September 30, 2005	18,979,710.009	221,144,309	2,503,317	223,647,626

The accompanying notes are an integral part of these financial statements.

MORGAN STANLEY SPECTRUM SELECT L.P.

STATEMENTS OF CASH FLOWS

	For the Nine Months Ended September 30,		For the Years Ended December 31,
	2005	2004	2004	2003	2002
	$ (Unaudited)	$ (Unaudited)	$	$	$

CASH FLOWS FROM OPERATING ACTIVITIES
Net income (loss)	(40,197,293)	(89,566,736)	(23,311,900)	34,186,905	40,823,199
Noncash item included in net income (loss):
Net change in unrealized	(7,074,603)	20,613,568	21,655,342	(18,883,947)	(12,501,282)
(Increase) decrease in operating assets:
Net option premiums	3,366,493	1,232,488	(2,134,005)	(1,232,488)	167,063
Interest receivable (Morgan Stanley DW)	(464,994)	(213,759)	(507,361)	(15,337)	70,073
Increase (decrease) in operating liabilities:
Accrued brokerage fees (Morgan Stanley DW)	(718,840)	535,501	1,067,674	738,759	221,961
Accrued management fees	(55,368)	159,757	362,561	305,694	91,845
Accrued incentive fee	—	(2,227,005)	(2,227,005)	2,227,005	—

Net cash provided by (used for) operating activities	(45,144,605)	(69,466,186)	(5,094,694)	17,326,591	28,872,859

CASH FLOWS FROM FINANCING ACTIVITIES
Cash received from offering of Units	86,119,032	173,049,171	210,179,028	136,503,231	61,113,262
Cash paid from redemptions of Units	(65,672,130)	(28,090,898)	(39,845,039)	(30,014,204)	(50,388,848)

Net cash provided by financing activities	20,446,902	144,958,273	170,333,989	106,489,027	10,724,414

Net increase (decrease) in cash	(24,697,703)	75,492,087	165,239,295	123,815,618	39,597,273
Balance at beginning of period	563,835,247	398,595,952	398,595,952	274,780,334	235,183,061

Balance at end of period	539,137,544	474,088,039	563,835,247	398,595,952	274,780,334

The accompanying notes are an integral part of these financial statements.

MORGAN STANLEY SPECTRUM TECHNICAL L.P.

STATEMENTS OF CASH FLOWS

	For the Nine Months Ended September 30,		For the Years Ended December 31,
	2005	2004	2004	2003	2002
	$ (Unaudited)	$ (Unaudited)	$	$	$

CASH FLOWS FROM OPERATING ACTIVITIES
Net income (loss)	(53,971,562)	(92,570,551)	36,141,651	87,941,888	60,775,435
Noncash item included in net income (loss):
Net change in unrealized	(11,203,644)	2,593,668	19,092,460	(22,330,997)	(12,597,598)
(Increase) decrease in operating assets:
Interest receivable (Morgan Stanley DW)	(661,217)	(273,832)	(708,483)	(22,974)	49,837
Net option premiums	—	3,973,725	3,973,725	(3,973,725)	—
Increase (decrease) in operating liabilities:
Accrued brokerage fees (Morgan Stanley DW)	(812,453)	630,494	1,682,213	1,041,470	397,100
Accrued management fees	16,321	188,725	547,516	411,562	91,431
Accrued incentive fees	—	(4,924,640)	(4,924,640)	4,924,640	—

Net cash provided by (used for) operating activities	(66,632,555)	(90,382,411)	55,804,442	67,991,864	48,716,205

CASH FLOWS FROM FINANCING ACTIVITIES
Cash received from offering of Units	125,478,624	214,053,841	259,672,165	148,609,073	56,055,432
Cash paid from redemption of Units	(84,911,067)	(37,152,547)	(53,013,759)	(43,204,854)	(40,828,018)

Net cash provided by financing activities	40,567,557	176,901,294	206,658,406	105,404,219	15,227,414

Net increase (decrease) in cash	(26,064,998)	86,518,883	262,462,848	173,396,083	63,943,619
Balance at beginning of period	745,974,904	483,512,056	483,512,056	310,115,973	246,172,354

Balance at end of period	719,909,906	570,030,939	745,974,904	483,512,056	310,115,973

The accompanying notes are an integral part of these financial statements.

MORGAN STANLEY SPECTRUM STRATEGIC L.P.

STATEMENTS OF CASH FLOWS

	For the Nine Months Ended September 30,		For the Years Ended December 31,
	2005	2004	2004	2003	2002
	$ (Unaudited)	$ (Unaudited)	$	$	$

CASH FLOWS FROM OPERATING ACTIVITIES
Net income (loss)	(18,974,673)	(980,228)	1,248,814	20,513,412	6,314,416
Noncash item included in net income (loss):
Net change in unrealized	2,031,274	1,778,642	5,262,416	(990,641)	(2,439,378)
(Increase) decrease in operating assets:
Net option premiums	390,225	559,149	414,992	(455,512)	65,784
Interest receivable (Morgan Stanley DW)	(130,622)	(102,065)	(172,065)	(4,813)	27,581
Increase (decrease) in operating liabilities:
Accrued brokerage fees (Morgan Stanley DW)	(257,947)	75,479	430,756	218,453	7,354
Accrued management fees	(35,707)	31,232	140,911	90,394	3,043
Accrued incentive fees	(188,744)	(759,502)	(622,506)	811,250	—

Net cash provided by (used for) operating activities	(17,166,194)	602,707	6,703,318	20,182,543	3,978,800

CASH FLOWS FROM FINANCING ACTIVITIES
Cash received from offering of Units	30,769,436	61,828,314	74,620,070	33,067,265	12,473,364
Cash paid from redemption of Units	(24,118,632)	(8,861,571)	(12,769,688)	(11,627,695)	(14,195,178)

Net cash provided by (used for) financing activities	6,650,804	52,966,743	61,850,382	21,439,570	(1,721,814)

Net increase (decrease) in cash	(10,515,390)	53,569,450	68,553,700	41,622,113	2,256,986
Balance at beginning of period	178,400,461	109,846,761	109,846,761	68,224,648	65,967,662

Balance at end of period	167,885,071	163,416,211	178,400,461	109,846,761	68,224,648

The accompanying notes are an integral part of these financial statements.

MORGAN STANLEY SPECTRUM GLOBAL BALANCED L.P.

STATEMENTS OF CASH FLOWS

	For the Nine Months Ended September 30,		For the Years Ended December 31,
	2005	2004	2004	2003	2002
	$	$	$	$	$
	(Unaudited)	(Unaudited)

CASH FLOWS FROM OPERATING ACTIVITIES
Net income (loss)	222,831	(4,120,440)	(3,017,628)	3,077,508	(5,786,918)
Noncash item included in net income (loss):
Net change in unrealized	(251,346)	1,701,537	1,729,717	(1,801,107)	(56,725)
Increase Decrease in operating assets:
Net option premiums	—	(39,600)	(39,600)	752,173	(712,573)
Interest receivable (Morgan Stanley DW)	(43,801)	(19,043)	(43,862)	13,348	40,360
(Decrease) in operating liabilities:
Accrued brokerage fees (Morgan Stanley DW)	(13,930)	(8,950)	(6,455)	(7,218)	(17,837)
Accrued management fees	(3,786)	(2,432)	(1,754)	(1,962)	(4,846)

Net cash provided by (used for) operating activities	(90,032)	(2,488,928)	(1,379,582)	2,032,742	(6,538,539)

CASH FLOWS FROM FINANCING ACTIVITIES
Cash received from offering of Units	4,561,169	10,119,750	11,983,540	10,172,272	8,724,243
Cash paid from redemptions of Units	(8,633,943)	(10,225,852)	(12,047,859)	(11,199,079)	(10,251,313)

Net cash used for financing activities	(4,072,774)	(106,102)	(64,319)	(1,026,807)	(1,527,070)

Net increase (decrease) in cash	(4,162,806)	(2,595,030)	(1,443,901)	1,005,935	(8,065,609)
Balance at beginning of period	48,892,516	50,336,417	50,336,417	49,330,482	57,396,091

Balance at end of period	44,729,710	47,741,387	48,892,516	50,336,417	49,330,482

The accompanying notes are an integral part of these financial statements.

MORGAN STANLEY SPECTRUM CURRENCY L.P.

STATEMENTS OF CASH FLOWS

	For the Nine Months Ended September 30,		For the Years Ended December 31,
	2005	2004	2004	2003	2002
	$ (Unaudited)	$ (Unaudited)	$	$	$

CASH FLOWS FROM OPERATING ACTIVITIES
Net income (loss)	(49,926,426)	(63,681,662)	(11,908,707)	16,796,809	10,283,120
Noncash item included in net income (loss):
Net change in unrealized	14,905,562	4,870,589	(11,769,313)	772,909	(2,473,166)
(Increase) in operating assets:
Interest receivable (Morgan Stanley DW)	(188,146)	(95,655)	(213,650)	(31,679)	(19,622)
Increase (decrease) in operating liabilities:
Accrued brokerage fees (Morgan Stanley DW)	(133,155)	131,982	346,433	345,106	161,731
Accrued management fees	(57,894)	57,384	150,624	150,046	70,317
Accrued incentive fees	—	(399,035)	(399,035)	159,553	(673,773)

Net cash provided by (used for) operating activities	(35,400,059)	(59,116,397)	(23,793,648)	18,192,744	7,348,607

CASH FLOWS FROM FINANCING ACTIVITIES
Cash received from offering of Units	41,165,829	98,972,864	117,548,841	86,142,266	47,447,837
Cash paid from redemptions of Units	(33,141,664)	(12,936,630)	(19,137,190)	(14,039,569)	(9,558,776)

Net cash provided by financing activities	8,024,165	86,036,234	98,411,651	72,102,697	37,889,061

Net increase (decrease) in cash	(27,375,894)	26,919,837	74,618,003	90,295,441	45,237,668
Balance at beginning of period	253,392,247	178,774,244	178,774,244	88,478,803	43,241,135

Balance at end of period	226,016,353	205,694,081	253,392,247	178,774,244	88,478,803

The accompanying notes are an integral part of these financial statements.

Morgan Stanley Spectrum Select L.P.
Schedules of Investments
Partnership Net Assets at December 31, 2004: $585,306,125

Futures and Forward Contracts:	Long Unrealized Gain/(Loss)	Percentage of Net Assets	Short Unrealized Gain/(Loss)	Percentage of Net Assets	Net Unrealized Gain/(Loss)
	$	%	$	%	$
Commodity	5,488,782	0.94	642,817	0.11	6,131,599
Equity	7,810,435	1.33	—	—	7,810,435
Foreign currency	3,951,731	0.68	(2,735,991)	(0.47)	1,215,740
Interest rate	1,815,260	0.31	828,324	0.14	2,643,584

Grand Total:	19,066,208	3.26	(1,264,850)	(0.22)	17,801,358

Unrealized Currency Loss					(2,674,735)

Total Net Unrealized Gain per Statement of Financial Condition					15,126,623

Partnership Net Assets at December 31, 2003: $441,522,484

Futures and Forward Contracts:	Long Unrealized Gain/(Loss)	Percentage of Net Assets	Short Unrealized Gain/(Loss)	Percentage of Net Assets	Net Unrealized Gain/(Loss)
	$	%	$	%	$
Commodity	20,983,272	4.75	(175,989)	(0.04)	20,807,283
Equity	5,391,145	1.22	—	—	5,391,145
Foreign currency	11,095,838	2.51	691,093	0.16	11,786,931
Interest rate	1,338,070	0.31	(87,559)	(0.02)	1,250,511

Grand Total:	38,808,325	8.79	427,545	0.10	39,235,870

Unrealized Currency Loss					(2,453,905)

Total Net Unrealized Gain per Statement of Financial Condition					36,781,965

The accompanying notes are an integral part of these financial statements.

Morgan Stanley Spectrum Technical L.P.
Schedules of Investments
Partnership Net Assets at December 31, 2004: $778,723,887

Futures and Forward Contracts:	Long Unrealized Gain/(Loss)	Percentage of Net Assets	Short Unrealized Gain/(Loss)	Percentage of Net Assets	Net Unrealized Gain/(Loss)
	$	%	$	%	$
Commodity	4,959,331	0.63	1,798,641	0.23	6,757,972
Equity	7,857,895	1.01	(817,447)	(0.10)	7,040,448
Foreign currency	13,746,446	1.77	(2,924,743)	(0.38)	10,821,703
Interest rate	3,829,920	0.49	(382,283)	(0.05)	3,447,637

Grand Total:	30,393,592	3.90	(2,325,832)	(0.30)	28,067,760

Unrealized Currency Loss					(726,010)

Total Net Unrealized Gain per Statement of Financial Condition					27,341,750

Partnership Net Assets at December 31, 2003: $538,184,278

Futures and Forward Contracts:	Long Unrealized Gain/(Loss)	Percentage of Net Assets	Short Unrealized Gain/(Loss)	Percentage of Net Assets	Net Unrealized Gain/(Loss)
	$	%	$	%	$
Commodity	23,626,420	4.39	(2,094,377)	(0.39)	21,532,043
Equity	10,843,962	2.01	(2,020,472)	(0.37)	8,823,490
Foreign currency	22,436,449	4.17	(1,729,369)	(0.32)	20,707,080
Interest rate	53,129	0.01	(5,502,664)	(1.02)	(5,449,535)

Grand Total:	56,959,960	10.58	(11,346,882)	(2.10)	45,613,078

Unrealized Currency Gain					821,132

Total Net Unrealized Gain per Statement of Financial Condition					46,434,210

The accompanying notes are an integral part of these financial statements.

Morgan Stanley Spectrum Strategic L.P.
Schedules of Investments
Partnership Net Assets at December 31, 2004: $183,241,125

Futures and Forward Contracts:	Long Unrealized Gain/(Loss)	Percentage of Net Assets	Short Unrealized Gain/(Loss)	Percentage of Net Assets	Net Unrealized Gain/(Loss)
	$	%	$	%	$
Commodity	2,260,763	1.23	811,061	0.44	3,071,824
Equity	746,712	0.41	—	—	746,712
Foreign currency	1,083,470	0.59	(1,174,936)	(0.64)	(91,466)
Interest rate	(999,978)	(0.54)	(59,493)	(0.03)	(1,059,471)

Grand Total:	3,090,967	1.69	(423,368)	(0.23)	2,667,599

Unrealized Currency Loss					(8,230)

Total Net Unrealized Gain per Statement of Financial Condition					2,659,369

Partnership Net Assets at December 31, 2003: $121,270,439

Futures and Forward Contracts:	Long Unrealized Gain/(Loss)	Percentage of Net Assets		Short Unrealized Gain/(Loss)	Percentage of Net Assets	Net Unrealized Gain/(Loss)
	$	%		$	%	$
Commodity	6,059,248	5.00	*	(1,198,617)	(0.99)	4,860,631
Equity	1,807,241	1.49		—	—	1,807,241
Foreign currency	1,149,874	0.95		13,175	0.01	1,163,049
Interest rate	207,192	0.17		8,576	0.01	215,768

Grand Total:	9,223,555	7.61		(1,176,866)	(0.97)	8,046,689

Unrealized Currency Loss						(124,904)

Total Net Unrealized Gain per Statement of Financial Condition						7,921,785

*
No single contract's value exceeds 5% of Net Assets.

The accompanying notes are an integral part of these financial statements.

Morgan Stanley Spectrum Global Balanced L.P.
Schedules of Investments
Partnership Net Assets at December 31, 2004: $49,611,618

Futures and Forward Contracts:	Long Unrealized Gain/(Loss)	Percentage of Net Assets	Short Unrealized Gain/(Loss)	Percentage of Net Assets	Net Unrealized Gain/(Loss)
	$	%	$	%	$
Commodity	(174,817)	(0.35)	88,890	0.18	(85,927)
Equity	416,781	0.84	—	—	416,781
Foreign currency	233,829	0.47	15,689	0.03	249,518
Interest rate	25,587	0.05	181,418	0.37	207,005

Grand Total:	501,380	1.01	285,997	0.58	787,377

Unrealized Currency Gain					29,946

Total Net Unrealized Gain per Statement of Financial Condition					817,323

Partnership Net Assets at December 31, 2003: $52,639,493

Futures and Forward Contracts:	Long Unrealized Gain/(Loss)	Percentage of Net Assets	Short Unrealized Gain/(Loss)	Percentage of Net Assets	Net Unrealized Gain/(Loss)
	$	%	$	%	$
Commodity	689,471	1.31	(5,870)	(0.01)	683,601
Equity	936,933	1.78	—	—	936,933
Foreign currency	627,263	1.19	109,420	0.21	736,683
Interest Rate	216,798	0.41	—	—	216,798

Grand Total:	2,470,465	4.69	103,550	0.20	2,574,015

Unrealized Currency Loss					(26,975)

Total Net Unrealized Gain per Statement of Financial Condition					2,547,040

The accompanying notes are an integral part of these financial statements.

Morgan Stanley Spectrum Currency L.P.
Schedules of Investments
Partnership Net Assets at December 31, 2004: $273,100,730

Futures and Forward Contracts:	Long Unrealized Gain/(Loss)	Percentage of Net Assets		Short Unrealized Gain/(Loss)	Percentage of Net Assets%	Net Unrealized Gain/(Loss)
	$	%		$	%	$
Foreign currency	16,600,066	6.08	*	47,887	0.02	16,647,953

Grand Total:	16,600,066	6.08		47,887	0.02	16,647,953

Unrealized Currency Gain/(Loss)						—

Total Net Unrealized Gain per Statement of Financial Condition						16,647,953

Partnership Net Assets at December 31, 2003: $190,055,920

Futures and Forward Contracts:	Long Unrealized Gain/(Loss)	Percentage of Net Assets	Short Unrealized Gain/(Loss)	Percentage of Net Assets	Net Unrealized Gain/(Loss)
	$	%	$	%	$
Foreign currency	5,023,184	2.64	(144,544)	(0.07)	4,878,640

Grand Total:	5,023,184	2.64	(144,544)	(0.07)	4,878,640

Unrealized Currency Gain/(Loss)					—

Total Net Unrealized Gain per Statement of Financial Condition					4,878,640

*
No single contract's value exceeds 5% of Net Assets.

The accompanying notes are an integral part of these financial statements.

MORGAN STANLEY SPECTRUM SERIES

NOTES TO FINANCIAL STATEMENTS

(Information with respect to 2005 is Unaudited)

1.    SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

Organization—Morgan Stanley Spectrum Select L.P. ("Spectrum Select"), Morgan Stanley Spectrum Technical L.P. ("Spectrum Technical"), Morgan Stanley Spectrum Strategic L.P. ("Spectrum Strategic"), Morgan Stanley Spectrum Global Balanced L.P. ("Spectrum Global Balanced"), and Morgan Stanley Spectrum Currency L.P. ("Spectrum Currency") (individually, a "Partnership," or collectively, the "Partnerships"), are limited partnerships organized to engage in the speculative trading of futures contracts, options on futures contracts, options on futures and forward contracts, and forward contracts on physical commodities and other commodity interests, including, but not limited to, foreign currencies, financial instruments, metals, energy, and agricultural products (collectively, "Futures Interests").

The general partner for each partnership is Demeter Management Corporation ("Demeter"). The non-clearing commodity broker is Morgan Stanley DW Inc. ("Morgan Stanley DW"). The clearing commodity brokers for Spectrum Global Balanced, Spectrum Select, Spectrum Technical, and Spectrum Strategic are Morgan Stanley & Co. Incorporated ("MS&Co.") and Morgan Stanley & Co. International Limited ("MSIL"). Spectrum Currency's clearing commodity broker is MS&Co. For Spectrum Strategic, Morgan Stanley Capital Group Inc. ("MSCG") acts as the counterparty on all of the options on foreign currency forward contracts. Demeter, Morgan Stanley DW, MS&Co, MSIL, and MSCG are wholly-owned subsidiaries of Morgan Stanley.

Effective June 20, 2002 Morgan Stanley Dean Witter & Co. changed its name to Morgan Stanley.

Demeter is required to maintain a 1% minimum interest in the equity of each Partnership and income (losses) are shared by Demeter and the limited partners based upon their proportional ownership interests.

Use of Estimates—The financial statements are prepared in accordance with accounting principles generally accepted in the United States of America, which require management to make estimates and assumptions that affect the reported amounts in the financial statements and related disclosures. Management believes that the estimates utilized in the preparation of the financial statements are prudent and reasonable. Actual results could differ from those estimates.

Revenue Recognition—Futures Interests are open commitments until settlement date, at which time they are realized. They are valued at market on a daily basis and the resulting net change in unrealized gains and losses is reflected in the change in unrealized trading profit (loss) on open contracts from one period to the next on the Statements of Operations. Monthly, Morgan Stanley DW pays each Partnership interest income equal to 80% of the month's average daily "Net Assets" (as defined in the Limited Partnership Agreements) in the case of Spectrum Select, Spectrum Technical, Spectrum Strategic, and Spectrum Currency, and on 100% in the case of Spectrum Global Balanced. The interest rate is equal to a prevailing rate on U.S. Treasury bills. For purposes of such interest payments, Net Assets do not include monies owed to the Partnerships on Futures Interests.

Net Income (Loss) per Unit—Net income (loss) per unit of limited partnership interest ("Unit(s)") is computed using the weighted average number of Units outstanding during the period.

Condensed Schedules of Investments—In December 2003, the American Institute of Certified Public Accountants' Accounting Standards Executive Committee issued a Statement of Position 03-4 ("SOP 03-4") "Reporting Financial Highlights and Schedule of Investments by Nonregistered Investment Partnerships: An Amendment to the Audit and Accounting Guide Audits Of Investment Companies and AICPA Statement of Position 95-2, Financial Reporting By Nonpublic Investment Partnerships". SOP 03-4 requires commodity pools to disclose the number of contracts, the contracts' expiration dates, and the cumulative unrealized gains/(losses) on open futures contracts, when the cumulative unrealized gains/(losses) on an open futures contract exceeds 5% of Net Assets, taking long and short positions into account separately. SOP 03-4 also requires ratios for net investment income/(losses), expenses before and after incentive fees, and net income/(losses) based on average net assets, and ratios for total return before and after incentive fees based on average units outstanding to be disclosed in Financial Highlights. SOP 03-4 was effective for fiscal years ending after December 15, 2003.

Equity in Futures Interests Trading Accounts—The Partnerships' asset "Equity in futures interests trading accounts", reflected on the Statements of Financial Condition, consists of (A) cash on deposit with Morgan Stanley DW, MS&Co., MSIL, and MSCG for Spectrum Strategic and Morgan Stanley DW, MS&Co., and MSIL for Spectrum Global Balanced, Spectrum Select, and Spectrum Technical, and Morgan Stanley DW and MS&Co. for Spectrum Currency, to be used as margin for trading; (B) net unrealized gains or losses on open contracts, which are valued at market and calculated as the difference between original contract value and market value, and (C) net option premiums, which represent the net of all monies paid and/or received for such option premiums.

The Partnerships, in their normal course of business, enter into various contracts with MS&Co. MSIL, and/or MSCG acting as their commodity brokers. Pursuant to brokerage agreements with MS&Co. MSIL, and/or MSCG, to the extent that such trading results in unrealized gains or losses, these amounts are offset and reported on a net basis on the Partnerships' Statements of Financial Condition.

The Partnerships have offset the fair value amounts recognized for forward and options on forward contracts executed with the same counterparty as allowable under the terms of their master netting agreements with MS&Co., the sole counterparty on such contracts. The Partnerships have consistently applied their right to offset.

Brokerage and Related Transaction Fees and Costs—The brokerage fees for Spectrum Currency and Spectrum Global Balanced are accrued at a flat monthly rate of 1/12 of 4.6% (a 4.6% annual rate) of Net Assets as of the first day of each month.

Brokerage fees for Spectrum Select, Spectrum Strategic and Spectrum Technical are accrued at a flat monthly rate of 1/12 of 6.00% (a 6.00% annual rate) of Net Assets as of the first day of each month.

Effective July 1, 2005, brokerage fees for Spectrum Select, Spectrum Strategic, and Spectrum Technical were reduced from 1/12 of 7.25% (a 7.25% annual rate) to 1/12 of 6.00% (a 6.00% annual rate) of Net Assets, as of the first day of each month.

Such brokerage fees currently cover all brokerage fees, transaction fees and costs, and ordinary administrative and continuing offering expenses.

Operating Expenses—The Partnerships incur monthly management fees and may incur incentive fees. All common administrative and continuing offering expenses including legal, auditing, accounting, filing fees and other related expenses are borne by Morgan Stanley DW through the brokerage fees paid by the Partnerships.

Income Taxes—No provision for income taxes has been made in the accompanying financial statements, as partners are individually responsible for reporting income or loss based upon their respective share of each Partnership's revenues and expenses for income tax purposes.

Distributions—Distributions, other than redemptions of Units, are made on a pro-rata basis at the sole discretion of Demeter. No distributions have been made to date. Demeter does not intend to make any distributions of the Partnership's profits.

Continuing Offering—Units of each Partnership are offered at a price equal to 100% of the Net Asset Value per Unit as of the close of business on the last day of each month. No selling commissions or charges related to the continuing offering of Units will be paid by the limited partners or the Partnerships. Morgan Stanley DW will pay all such costs.

Redemptions—Limited partners may redeem some or all of their Units at 100% of the Net Asset Value per Unit as of the end of the last day of any month that is at least six months after the closing at which a person first becomes a limited partner. The Request for Redemption must be delivered to a limited partner's local Morgan Stanley Branch Office in time for it to be forwarded and received by the General Partner before the last day of the month in which the redemption is to be effective. Redemptions must be made in whole Units, in a minimum amount of 50 Units required for each redemption, unless a limited partner is redeeming his entire interest in a Partnership.

Units redeemed on or prior to the last day of the twelfth month from the date of purchase will be subject to a redemption charge equal to 2% of the Net Asset Value of a Unit on the Redemption Date. Units redeemed after the last day of the twelfth month and on or prior to the last day of the twenty-fourth month from the date of purchase will be subject to a redemption charge equal to 1% of the Net Asset Value of a Unit on the Redemption Date. Units redeemed after the last day of the twenty-four month from the date of the purchase will not be subject to a redemption charge. The foregoing redemption charges are paid to Morgan Stanley DW.

Exchanges—On the last day of the first month which occurs more than six months after a person first becomes a limited partner in any of the Partnerships, and at the end of each month thereafter, limited partners may exchange their investment among the Partnerships (subject to certain restrictions outlined in the Limited Partnership Agreements) without paying additional charges.

Dissolution of the Partnerships—Spectrum Technical, Spectrum Strategic, Spectrum Global Balanced and Spectrum Currency will terminate on December 31, 2035, and Spectrum Select will terminate on December 31, 2025, regardless of financial condition at such time, or at an earlier date if certain conditions occur as defined in each Partnership's Limited Partnership Agreement.

Litigation Settlement—On February 27, 2002, Spectrum Select, Spectrum Technical, Spectrum Strategic and Spectrum Global Balanced received notification of a preliminary entitlement to payment from the Sumitomo Copper Litigation Settlement Administrator and the Partnerships received settlement awards payments in the amounts of $4,636,156, $306,400, $17,556 and $233,074, respectively during August 2002, $45,665, $3,018, $173 and $0, respectively during July 2004 and $85,000, $4,209, $454, and $2,330, respectively during November 2005. Spectrum Global Balanced received a settlement award payment in the amount of $2,296 during October 2004. Any amounts received are accounted for in the period received, for the benefit of the limited partners at the date of receipt.

Reclassifications—Certain reclassifications have been made to the prior years' financial statements to conform to the current year presentation. Such reclassifications have no impact to the Partnerships' reported net income (loss).

2.    RELATED PARTY TRANSACTIONS

The Partnerships pay brokerage fees to Morgan Stanley DW as described in Note 1. Spectrum Select, Spectrum Technical, Spectrum Strategic, and Spectrum Global Balanced's cash is on deposit with Morgan Stanley DW, MS&Co. and MSIL, and Spectrum Currency's cash is on deposit with Morgan Stanley DW and MS&Co., in futures interests trading accounts to meet margin requirements as needed. Morgan Stanley DW pays interest on these funds as described in Note 1.

3.    TRADING ADVISORS

Demeter, on behalf of each Partnership, retains certain commodity trading advisors to make all trading decisions for the Partnerships. The trading advisors for each Partnership at September 30, 2005 were as follows:

Morgan Stanley Spectrum Select L.P.
    EMC Capital Management, Inc. ("EMC")
    Northfield Trading L.P. ("Northfield")
    Rabar Market Research, Inc. ("Rabar")
    Sunrise Capital Management, Inc. ("Sunrise")
    Graham Capital Management, L.P. ("Graham") effective January 1, 2004

Morgan Stanley Spectrum Technical L.P.
    Campbell & Company, Inc. ("Campbell")
    Chesapeake Capital Corporation ("Chesapeake")
    John W. Henry & Company, Inc. ("JWH")
    Winton Capital Management Limited ("Winton"), effective January 1, 2004

Morgan Stanley Spectrum Strategic L.P.
    Blenheim Capital Management, L.L.C. ("Blenheim")
    Eclipse Capital Management, Inc. ("Eclipse")
    FX Concepts (Trading Advisor), Inc. ("FX Concepts"), effective November 1, 2004

Effective April 30, 2004, Spectrum Strategic terminated Allied Irish Capital Management Ltd. as a trading advisor.

Morgan Stanley Spectrum Global Balanced L.P.
    SSARIS Advisors, LLC ("SSARIS") replaced RXR Inc., effective December 6, 2002 as a trading advisor to Spectrum Global Balanced.

Morgan Stanley Spectrum Currency L.P.
    John W. Henry & Company, Inc.
    Sunrise Capital Partners, LLC

Compensation to the trading advisors by the Partnerships consists of a management fee and an incentive fee as follows:

Management Fee—The management fee for Spectrum Select is accrued at the rate of 1/4 of 1% per month of Net Assets allocated to EMC, Northfield, Rabar, and Sunrise on the first day of each month (a 3% annual rate) and 1/12 of 2% per month of Net Assets allocated to Graham on the first day of each month (a 2% annual rate).

The management fee for Spectrum Technical is accrued at the rate of 1/12 of 2% per month of Net Assets allocated to JWH and Winton on the first day of each month (a 2% annual rate) and 1/12 of 3% per month of Net Assets allocated to Campbell and Chesapeake on the first day of each month (a 3% annual rate). Prior to May 1, 2002, the management fee for Chesapeake was accrued at a rate of 1/12 of 4% per month of Net Assets on the first day of each month (a 4% annual rate).

The management fee for Spectrum Strategic is accrued at the rate of 1/12 of 3% per month of Net Assets allocated to Blenheim and Eclipse on the first day of each month (a 3% annual rate) and 1/12 of 2% per month of Net Assets allocated to FX Concepts on the first day of each month (a 2% annual rate).

The management fee for Spectrum Global Balanced is accrued at the rate of 5/48 of 1% per month of Net Assets allocated to its sole trading advisor on the first day of each month (a 1.25% annual rate).

The management fee for Spectrum Currency is accrued at the rate of 1/12 of 2% per month of Net Assets allocated to each trading advisor on the first day of each month (a 2% annual rate).

Incentive Fee—Spectrum Select pays a monthly incentive fee equal to 15% of the trading profits experienced with respect to the Net Assets allocated to EMC, Northfield, Rabar, and Sunrise as of the end of each calendar month and 20% of the trading profits experienced with respect to Net Assets allocated to Graham as of the end of each calendar month.

Spectrum Technical pays a monthly incentive fee equal to 20% of the trading profits experienced with respect to the Net Assets allocated to Campbell, JWH, and Winton as of the end of each calendar month and 19% of the trading profits experienced with respect to the Net Assets allocated to Chesapeake as of the end of each calendar month.

Spectrum Strategic pays a monthly incentive fee equal to 15% of the trading profits experienced with respect to the Net Assets allocated to Bleinheim and Eclipse as of the end of each calendar month and 20% of the trading profits experienced with respect to the Net Assets allocated to FX Concepts at the end of each calendar month.

Spectrum Global Balanced pays a monthly incentive fee equal to 15% of the trading profits experienced with respect to its sole trading advisor's allocated Net Assets as of the end of each calendar month.

Spectrum Currency pays a monthly incentive fee equal to 20% of the trading profits experienced with respect to each trading advisor's allocated Net Assets as of the end of each calendar month.

Trading profits represent the amount by which profits from futures, forwards, and options trading exceed losses after brokerage and management fees are deducted.

For all Partnerships with trading losses, no incentive fee is paid in subsequent months until all such losses are recovered. Cumulative trading losses are adjusted on a pro-rata basis for the net amount of each month's subscriptions and redemptions.

4.    FINANCIAL INSTRUMENTS

The Partnerships trade Futures Interests. Futures and forwards represent contracts for delayed delivery of an instrument at a specified date and price. Risk arises from changes in the value of these contracts and the potential inability of counterparties to perform under the terms of the contracts. There are numerous factors which may significantly influence the market value of these contracts, including interest rate volatility.

The market value of exchange-traded contracts is based on the settlement price quoted by the exchange on the day with respect to which market value is being determined. If an exchange-traded contract could not have been liquidated on such day due to the operation of daily limits or other rules of the exchange, the settlement price shall be the settlement price on the first subsequent day on which the contract could be liquidated. The market value of off-exchange-traded contracts is based on the fair market value quoted by the counterparty.

The Partnerships' contracts are accounted for on a trade-date basis and marked-to-market on a daily basis. The Partnerships account for derivative investments in accordance with the provisions of Statement of Financial Accounting Standard No. 133, "Accounting for Derivative Instruments and Hedging Activities" ("SFAS No. 133"). SFAS No. 133 defines a derivative as a financial instrument or other contract that has all three of the following characteristics:

(1)
One or more underlying notional amounts or payment provisions;

(2)
Requires no initial net investment or a smaller initial net investment than would be required relative to changes in market factors;

(3)
Terms require or permit net settlement.

Generally derivatives include futures, forward, swaps or options contracts, and other financial instruments with similar characteristics such as caps, floors and collars.

The net unrealized gains (losses) on open contracts, reported as a component of "Equity in futures interests trading accounts" on the statements of financial condition, and their longest contract maturities were as follows:

Spectrum Select

	Net Unrealized Gains/(Losses) on Open Contracts			Longest Maturities
Date	Exchange- Traded	Off- Exchange- Traded	Total	Exchange- Traded	Off- Exchange- Traded
	$	$	$
September 30, 2005	18,375,999	3,825,227	22,201,226	Mar. 2007	Dec. 2005
December 31, 2004	13,504,844	1,621,779	15,126,623	Jun. 2006	Mar. 2005
December 31, 2003	31,690,225	5,091,740	36,781,965	Mar. 2005	Mar. 2004

Spectrum Technical

	Net Unrealized Gains/(Losses) on Open Contracts			Longest Maturities
Date	Exchange- Traded	Off- Exchange- Traded	Total	Exchange- Traded	Off- Exchange- Traded
	$	$	$
September 30, 2005	33,913,670	4,631,724	38,545,394	Mar. 2007	Dec. 2005
December 31, 2004	15,108,739	12,233,011	27,341,750	Jun. 2006	Mar. 2005
December 31, 2003	34,239,960	12,194,250	46,434,210	Dec. 2004	Mar. 2004

Spectrum Strategic

	Net Unrealized Gains/(Losses) on Open Contracts			Longest Maturities
Date	Exchange- Traded	Off- Exchange- Traded	Total	Exchange- Traded	Off- Exchange- Traded
	$	$	$
September 30, 2005	809,852	(181,757)	628,095	Mar. 2007	Dec. 2005
December 31, 2004	3,084,000	(424,631)	2,659,369	Mar. 2006	Mar. 2005
December 31, 2003	6,905,992	1,015,793	7,921,785	July 2005	Mar. 2004

Spectrum Global Balanced

	Net Unrealized Gains on Open Contracts			Longest Maturities
Date	Exchange- Traded	Off- Exchange- Traded	Total	Exchange- Traded	Off- Exchange- Traded
	$	$	$
September 30, 2005	1,052,124	16,545	1,068,669	Mar. 2006	Dec. 2005
December 31, 2004	746,251	71,072	817,323	Mar. 2005	Mar. 2005
December 31, 2003	2,472,718	74,322	2,547,040	Apr. 2004	Mar. 2004

Spectrum Currency

	Net Unrealized Gains on Open Contracts			Longest Maturities
Date	Exchange- Traded	Off- Exchange- Traded	Total	Exchange- Traded	Off- Exchange- Traded
	$	$	$
September 30, 2005	—	1,742,391	1,742,391	—	Dec. 2005
December 31, 2004	—	16,647,953	16,647,953	—	Mar. 2005
December 31, 2003	—	4,878,640	4,878,640	—	Mar. 2004

The Partnerships have credit risk associated with counterparty nonperformance. The credit risk associated with the instruments in which the Partnerships trade are limited to the amounts reflected in the Partnerships' statements of financial condition.

The Partnerships also have credit risk because Morgan Stanley DW, MS&Co., MSIC and/or MSCG act as the futures commission merchants or the counterparties, with respect to most of the Partnerships' assets. Exchange-traded futures, forward, options on forwards, and futures-styled options contracts are marked-to-market on a daily basis, with variations in value settled on a daily basis. Morgan Stanley DW, MS&Co., MSIC and/or MSCG, each as a futures commission merchant for each Partnership's exchange-traded futures, forward, options on forwards, and futures-styled options contracts, are required, pursuant to regulations of the Commodity Futures Trading Commission, to segregate from their own assets, and for the sole benefit of their commodity customers, all funds held by them with respect to exchange-traded futures, forward, and futures-styled options contracts, including an amount equal to the net unrealized gains (losses) on all open futures, forward, options on forwards, and futures-styled options contracts, which funds, in the aggregate, totaled at September 30, 2005, December 31, 2004 and 2003, respectively, $557,513,543, $577,340,091 and $430,286,177 for Spectrum Select, $753,823,576, $761,083,643 and $517,752,016 for Spectrum Technical, $168,694,923, $181,484,461 and $116,752,753 for Spectrum Strategic and $45,781,834, $49,638,767 and $52,809,135 for Spectrum Global Balanced. With respect to the Partnerships' off-exchange-traded forward currency contracts, there are no daily exchange-required settlements of variations in value, nor is there any requirement that an amount equal to the net unrealized gains (losses) on open forward contracts be segregated. However, each Partnership is required to meet margin requirements equal to the net unrealized loss on open contracts in the Partnership accounts with the counterparty, which is accomplished by daily maintenance of the cash balance in a custody account held at Morgan Stanley DW for the benefit of MS&Co. With respect to those off-exchange-traded forward currency contracts, the Partnerships are at risk to the ability of MS&Co., the sole counterparty on all of such contracts, to perform. Each Partnership has a netting agreement with MS&Co. These agreements, which seek to reduce both the Partnerships' and MS&Co.'s exposure on off-exchange-traded forward currency contracts, should materially decrease the Partnerships' credit risk in the event of MS&Co.'s bankruptcy or insolvency.

MORGAN STANLEY SPECTRUM SERIES

NOTES TO FINANCIAL STATEMENTS

(Information with respect to 2005 is Unaudited)

5.    FINANCIAL HIGHLIGHTS

Spectrum Select

PER UNIT:
NET ASSET VALUE, JANUARY 1, 2004:	$30.31

NET OPERATING RESULTS:
Interest Income	0.28
Expenses	(3.20)
Realized Profit	2.70
Unrealized Loss	(1.21)
Proceeds from Litigation Settlement	0.00

Net Loss	(1.43)

NET ASSET VALUE, DECEMBER 31, 2004:	$28.88

RATIOS TO AVERAGE NET ASSETS:
Net Investment Loss	(10.1)%
Expenses before Incentive Fees	9.9%
Expenses after Incentive Fees	11.1%
Net Loss	(4.5)%
TOTAL RETURN BEFORE INCENTIVE FEES	(3.6)%
TOTAL RETURN AFTER INCENTIVE FEES	(4.7)%
INCEPTION-TO-DATE RETURN	188.8%
COMPOUND ANNUALIZED RETURN	8.2%

Spectrum Technical

PER UNIT:
NET ASSET VALUE, JANUARY 1, 2004:	$22.64

NET OPERATING RESULTS:
Interest Income	0.21
Expenses	(2.53)
Realized Profit	3.96
Unrealized Loss	(0.65)
Proceeds from Litigation Settlement	0.00

Net Income	0.99

NET ASSET VALUE, DECEMBER 31, 2004:	$23.63

RATIOS TO AVERAGE NET ASSETS:
Net Investment Loss	(10.5)%
Expenses before Incentive Fees	9.5%
Expenses after Incentive Fees	11.4%
Net Income	5.6%
TOTAL RETURN BEFORE INCENTIVE FEES	6.2%
TOTAL RETURN AFTER INCENTIVE FEES	4.4%
INCEPTION-TO-DATE RETURN	136.3%
COMPOUND ANNUALIZED RETURN	8.8%

Spectrum Strategic

PER UNIT:
NET ASSET VALUE, JANUARY 1, 2004:	$14.31

NET OPERATING RESULTS:
Interest Income	0.15
Expenses	(1.52)
Realized Profit	2.10
Unrealized Loss	(0.48)
Proceeds from Litigation Settlement	0.00

Net Income	0.25

NET ASSET VALUE, DECEMBER 31, 2004:	$14.56

RATIOS TO AVERAGE NET ASSETS:
Net Investment Loss	(9.3)%
Expenses before Incentive Fees	8.6%
Expenses after Incentive Fees	10.3%
Net Income	0.8%
TOTAL RETURN BEFORE INCENTIVE FEES	3.5%
TOTAL RETURN AFTER INCENTIVE FEES	1.7%
INCEPTION-TO-DATE RETURN	45.6%
COMPOUND ANNUALIZED RETURN	3.8%

Spectrum Global Balanced

PER UNIT:
NET ASSET VALUE, JANUARY 1, 2004:	$15.47

NET OPERATING RESULTS:
Interest Income	0.18
Expenses	(0.87)
Realized Profit	0.34
Unrealized Loss	(0.51)
Proceeds from Litigation Settlement	0.00

Net Loss	(0.86)

NET ASSET VALUE, DECEMBER 31, 2004:	$14.61

RATIOS TO AVERAGE NET ASSETS:
Net Investment Loss	(4.6)%
Expenses before Incentive Fees	5.9%
Expenses after Incentive Fees	5.9%
Net Loss	(6.0)%
TOTAL RETURN BEFORE INCENTIVE FEES	(5.6)%
TOTAL RETURN AFTER INCENTIVE FEES	(5.6)%
INCEPTION-TO-DATE RETURN	46.1%
COMPOUND ANNUALIZED RETURN	3.8%

Spectrum Currency

PER UNIT:
NET ASSET VALUE, JANUARY 1, 2004:	$15.66

NET OPERATING RESULTS:
Interest Income	0.13
Expenses	(0.89)
Realized Loss	(1.21)
Unrealized Profit	0.72

Net Loss	(1.25)

NET ASSET VALUE, DECEMBER 31, 2004:	$14.41

RATIOS TO AVERAGE NET ASSETS:
Net Investment Loss	(5.6)%
Expenses before Incentive Fees	6.4%
Expenses after Incentive Fees	6.5%
Net Loss	(5.3)%
TOTAL RETURN BEFORE INCENTIVE FEES	(7.9)%
TOTAL RETURN AFTER INCENTIVE FEES	(8.0)%
INCEPTION-TO-DATE RETURN	44.1%
COMPOUND ANNUALIZED RETURN	8.5%

INDEPENDENT AUDITORS' REPORT

To the Board of Directors of
    Demeter Management Corporation

We have audited the accompanying statements of financial condition of Demeter Management Corporation (the "Company"), a wholly-owned subsidiary of Morgan Stanley, as of November 30, 2004 and 2003. These financial statements are the responsibility of the Company's management. Our responsibility is to express an opinion on these financial statements based on our audits.

We conducted our audits in accordance with auditing standards generally accepted in the United States of America. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes consideration of internal control over financial reporting as a basis for designing audit procedures that are appropriate in the circumstances, but not for the purpose of expressing an opinion on the effectiveness of the Company's internal control over financial reporting. Accordingly, we express no such opinion. An audit also includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements, assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall statement presentation. We believe that our audits provide a reasonable basis for our opinion.

In our opinion, such statements of financial condition present fairly, in all material respects, the financial position of Demeter Management Corporation at November 30, 2004 and 2003 in conformity with accounting principles generally accepted in the United States of America.

New York, New York
February 7, 2005

DEMETER MANAGEMENT CORPORATION
(Wholly-owned subsidiary of Morgan Stanley)

Purchasers of units in a Spectrum Series partnership
will not receive any interest in this company.

STATEMENTS OF FINANCIAL CONDITION
at August 31, 2005 (Unaudited) and
November 30, 2004 and 2003

	August 31,	November 30,
	2005	2004	2003
	$ (Unaudited)	$	$
ASSETS
Investments in affiliated partnerships	37,236,814	38,517,816	26,396,481
Deferred income taxes	1,412,706	1,412,706	2,248,934
Income taxes receivable	443,492	—	—

Total Assets	39,093,012	39,930,522	28,645,415

LIABILITIES AND STOCKHOLDER'S EQUITY
LIABILITIES:
Payable to Parent	30,470,437	29,174,812	18,547,853
Accrued expenses	15,398	13,274	13,206

Total Liabilities	30,485,835	29,188,086	18,561,059

STOCKHOLDER'S EQUITY:
Common stock, no par value:
Authorized 1,000 shares; outstanding 100 shares at stated value of $500 per share	50,000	50,000	50,000
Additional paid-in capital	330,100,000	300,100,000	195,100,000
Retained earnings	8,457,177	10,592,436	9,934,356

	338,607,177	310,742,436	205,084,356
Less: Notes receivable from Parent	(330,000,000)	(300,000,000)	(195,000,000)

Total Stockholder's Equity	8,607,177	10,742,436	10,084,356

Total Liabilities and Stockholder's Equity	39,093,012	39,930,522	28,645,415

The accompanying notes are an integral part of these statements of financial condition.

DEMETER MANAGEMENT CORPORATION
(Wholly-owned subsidiary of Morgan Stanley)

Purchasers of units in a Spectrum Series partnership
will not receive any interest in this company.

NOTES TO STATEMENTS OF FINANCIAL CONDITION
(Information with respect to 2005 is Unaudited)

At August 31, 2005 (unaudited) and For the Years Ended November 30, 2004 and 2003

1.    INTRODUCTION AND BASIS OF PRESENTATION

Demeter Management Corporation ("Demeter") is a wholly-owned subsidiary of Morgan Stanley (the "Parent").

Demeter manages the following commodity pools as sole general partner: Dean Witter Cornerstone Fund II, Dean Witter Cornerstone Fund III, Dean Witter Cornerstone Fund IV, Dean Witter Diversified Futures Fund Limited Partnership, Dean Witter Diversified Futures Fund II L.P., Dean Witter Diversified Futures Fund III L.P., Dean Witter Multi-Market Portfolio L.P., Dean Witter Principal Plus Fund L.P., Dean Witter Principal Plus Fund Management L.P., Dean Witter Portfolio Strategy Fund L.P., Dean Witter Global Perspective Portfolio L.P., Dean Witter World Currency Fund L.P., Morgan Stanley Spectrum Currency L.P., Morgan Stanley Spectrum Global Balanced L.P., Morgan Stanley Spectrum Strategic L.P., Morgan Stanley Spectrum Technical L.P., Morgan Stanley Spectrum Select L.P., Morgan Stanley/Chesapeake L.P., Morgan Stanley/JWH Futures Fund L.P., Morgan Stanley Charter Campbell L.P., Morgan Stanley Charter MSFCM L.P., Morgan Stanley Charter Graham L.P., Morgan Stanley Charter Millburn L.P., Morgan Stanley Strategic Alternatives Fund L.P., and Morgan Stanley/Mark J. Walsh & Company L.P.

Each of the commodity pools is a limited partnership organized to engage in the speculative trading of commodity futures contracts, forward contracts on foreign currencies and other commodity interests.

The statements of financial condition are prepared in conformity with accounting principles generally accepted in the United States of America, which require management to make estimates and assumptions that affect the reported amounts in the financial statements and related disclosures. Management believes that the estimates utilized in the preparation of the financial statements are prudent and reasonable. Actual results could differ from these estimates.

2.    SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

Income Taxes—Income tax expense is provided for using the asset and liability method, under which deferred tax assets and liabilities are determined based upon the temporary differences between the financial statement and the income tax basis of assets and liabilities, using enacted tax rates and laws that will be in effect when such differences are expected to reverse.

3.    INVESTMENTS IN AFFILIATED PARTNERSHIPS

The limited partnership agreement of each commodity pool requires Demeter to maintain a general partnership interest in each partnership, generally in an amount equal to, but not less than, 1 percent of the aggregate capital contributed to the partnership by all partners.

DEMETER MANAGEMENT CORPORATION
(Wholly-owned subsidiary of Morgan Stanley)

Purchasers of units in a Spectrum Series partnership
will not receive any interest in this company.

NOTES TO STATEMENTS OF FINANCIAL CONDITION
(Information with respect to 2005 is Unaudited)

At August 31, 2005 (unaudited) and For the Years Ended November 30, 2004 and 2003

The total assets, liabilities and partners' capital of all the funds managed by Demeter at August 31, 2005, November 30, 2004 and 2003 were as follows:

	August 31,	November 30,
	2005	2004	2003
	$ (unaudited)	$	$
Total assets	3,409,505,993	3,520,441,929	2,403,993,109
Total liabilities	94,659,615	57,896,935	35,113,850

Total partners' capital	3,314,846,378	3,462,544,994	2,368,879,259

Demeter's investments in such limited partnerships are carried at market value.

4.    PAYABLE TO PARENT

The Payable to Parent is primarily for amounts due for the purchase of partnership investments, income tax payments made by Morgan Stanley on behalf of Demeter and the cumulative results of operations from inception to date.

5.    NET WORTH REQUIREMENT AND SUBSEQUENT EVENT

At August 31, 2005, November 30, 2004 and 2003, Demeter held non-interest bearing notes from its Parent that were payable on demand. These notes were received in connection with additional capital contributions aggregating $330,000,000, $300,000,000 and $195,000,000 at August 31, 2005, November 30, 2004 and 2003, respectively.

The limited partnership agreement of each commodity pool requires Demeter to maintain its net worth at an amount not less than 10% of the capital contributions by all partners in each pool in which Demeter is the general partner (15% if the capital contributions to any partnership are less than $2,500,000, or $250,000, whichever is less).

In calculating this requirement, Demeter's interests in each limited partnership and any amounts receivable from or payable to such partnerships are excluded from net worth. Notes receivable from Parent are included in net worth for purposes of this calculation. It is the Parent's intent to ensure that Demeter maintains the required net worth.

6.    INCOME TAXES

The Company is included in the consolidated federal income tax return filed by Morgan Stanley and certain other subsidiaries. Federal income taxes have been provided on a separate entity basis. The Company is included in various unitary and combined tax filings. Accordingly, state and local income taxes have been provided on separate entity income based upon unitary/combined effective tax rates.

In accordance with the terms of the Tax Allocation Agreement with Morgan Stanley, current taxes payable are due to Morgan Stanley. The Company accounts for its own deferred tax assets and liabilities. Deferred income taxes are primarily attributable to partnership investments.

No person is authorized to give any information or to make any representation not contained in this prospectus in connection with the matters described herein, and, if given or made, such information or representation must not be relied upon as having been authorized. This prospectus does not constitute an offer by any person within any jurisdiction in which such offer is not authorized, or in which the person making such offer is not qualified to do so, or to any person to whom such offer would be unlawful. The delivery of this prospectus at any time does not imply that information contained herein is correct as of any time subsequent to the date of its issue.

Until 40 days from the date of this prospectus, all dealers that effect transactions in these securities, whether or not participating in this offering, may be required to deliver a prospectus. This is in addition to the dealers' obligation to deliver a prospectus when acting as underwriters and with respect to their unsold allotments or subscriptions.

38221-10

Morgan Stanley Spectrum Select L.P.

Morgan Stanley Spectrum Technical L.P.

Morgan Stanley Spectrum Strategic L.P.

Morgan Stanley Spectrum Global Balanced L.P.

Morgan Stanley Spectrum Currency L.P.

Supplement to Prospectus dated April 25, 2005

The prospectus dated April 25, 2005 is supplemented by a supplement dated    •    , 2005. You should read the supplement together with the prospectus.

    •    , 2005

38221-20

MORGAN STANLEY SPECTRUM SERIES

	Maximum Available Units	Net Asset Value per Unit
		$
Morgan Stanley Spectrum Select L.P.	19,985,409.240	27.11
Morgan Stanley Spectrum Technical L.P.	32,365,220.877	21.74
Morgan Stanley Spectrum Strategic L.P.	15,864,872.513	14.07
Morgan Stanley Spectrum Global Balanced L.P.	8,589,123.464	14.33
Morgan Stanley Spectrum Currency L.P.	28,731,954.874	12.33

Each partnership trades futures, forward and option contracts pursuant to trading programs employed by the trading advisors for that partnership. You may purchase units as of the last day of each month. The price you pay for each unit will equal 100% of the net asset value per unit on the date of purchase. The actual net asset value per unit on the date of your purchase may differ significantly from the net asset value per unit set forth above, which we provided for referral purposes only.

        The net asset value per unit for each partnership and the maximum available units as of February 28, 2005, are set forth above.

Minimum Initial Purchase	$5,000 or $2,000 (for IRAs only) with at least $1,000 in any one partnership
Minimum Purchase for Existing Investors	$500 in any one partnership

Before you invest you will be required to represent and warrant that you meet applicable state minimum financial suitability standards. You are encouraged to discuss your investment with financial, legal and tax advisors before you invest.

Your subscription funds will be held in escrow at JPMorgan Chase Bank, New York, New York until they are transferred to the partnership whose units you have purchased.

Morgan Stanley DW Inc. is the selling agent for each partnership and is offering units on a 'best efforts' basis without any agreement by Morgan Stanley DW to purchase units.

All performance information contained in this prospectus is presented net of all fees and expenses.

These are speculative securities. You could lose all or substantially all of your investment in the partnerships. Read this prospectus carefully and consider the "Risk Factors" section beginning on page 10. In particular, you should be aware that:

  •
  Each partnership's futures, forwards, and options trading is speculative and trading performance has been, and is expected to be, volatile.

  •
  Each partnership's trading is highly leveraged, which accentuates the trading profit or trading loss on a trade.

  •
  Past performance is not necessarily indicative of future results.

  •
  You may not redeem your units until you have been an investor for at least six months.

  •
  If you redeem units within 24 months after they are purchased, you will pay a redemption charge, except in defined circumstances.

  •
  Units will not be listed on an exchange and no other secondary market will exist for the units.

  •
  The fixed expenses of each partnership will require the partnership to earn annual net trading profits, after taking into account estimated interest income, of the following percentages of average annual net assets:

	Without a Redemption Charge	With a 2% Redemption Charge
	%	%

Spectrum Select	8.45	10.49
Spectrum Technical	8.25	10.29
Spectrum Strategic	8.40	10.44
Spectrum Global Balanced	3.85	5.89
Spectrum Currency	5.00	7.04

Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or determined if this prospectus is truthful or complete. Any representation to the contrary is a criminal offense.

THE COMMODITY FUTURES TRADING COMMISSION HAS NOT PASSED UPON THE MERITS OF PARTICIPATING IN ANY ONE OF THESE POOLS NOR HAS THE COMMISSION PASSED UPON THE ADEQUACY OR ACCURACY OF THIS DISCLOSURE DOCUMENT.

Services Provided by Morgan Stanley DW Inc.
 April 25, 2005

COMMODITY FUTURES TRADING COMMISSION

RISK DISCLOSURE STATEMENT

        YOU SHOULD CAREFULLY CONSIDER WHETHER YOUR FINANCIAL CONDITION PERMITS YOU TO PARTICIPATE IN A COMMODITY POOL. IN SO DOING, YOU SHOULD BE AWARE THAT FUTURES AND OPTIONS TRADING CAN QUICKLY LEAD TO LARGE LOSSES AS WELL AS GAINS. SUCH TRADING LOSSES CAN SHARPLY REDUCE THE NET ASSET VALUE OF THE POOL AND CONSEQUENTLY THE VALUE OF YOUR INTEREST IN THE POOL. IN ADDITION, RESTRICTIONS ON REDEMPTIONS MAY AFFECT YOUR ABILITY TO WITHDRAW YOUR PARTICIPATION IN THE POOL.

        FURTHER, COMMODITY POOLS MAY BE SUBJECT TO SUBSTANTIAL CHARGES FOR MANAGEMENT, AND ADVISORY AND BROKERAGE FEES. IT MAY BE NECESSARY FOR THOSE POOLS THAT ARE SUBJECT TO THESE CHARGES TO MAKE SUBSTANTIAL TRADING PROFITS TO AVOID DEPLETION OR EXHAUSTION OF THEIR ASSETS. THIS DISCLOSURE DOCUMENT CONTAINS A COMPLETE DESCRIPTION OF EACH EXPENSE TO BE CHARGED TO EACH POOL BEGINNING AT PAGE 19 AND A STATEMENT OF THE PERCENTAGE RETURN NECESSARY TO BREAK EVEN, THAT IS, TO RECOVER THE AMOUNT OF YOUR INITIAL INVESTMENT, AT PAGE 8.

        THIS BRIEF STATEMENT CANNOT DISCLOSE ALL THE RISKS AND OTHER FACTORS NECESSARY TO EVALUATE YOUR PARTICIPATION IN THESE COMMODITY POOLS. THEREFORE, BEFORE YOU DECIDE TO PARTICIPATE IN ANY OF THESE COMMODITY POOLS, YOU SHOULD CAREFULLY STUDY THIS DISCLOSURE DOCUMENT, INCLUDING A DESCRIPTION OF THE PRINCIPAL RISK FACTORS OF THIS INVESTMENT, BEGINNING AT PAGE 10.

        YOU SHOULD ALSO BE AWARE THAT EACH OF THESE COMMODITY POOLS MAY TRADE FOREIGN FUTURES OR OPTIONS CONTRACTS. TRANSACTIONS ON MARKETS LOCATED OUTSIDE THE UNITED STATES, INCLUDING MARKETS FORMALLY LINKED TO A UNITED STATES MARKET, MAY BE SUBJECT TO REGULATIONS WHICH OFFER DIFFERENT OR DIMINISHED PROTECTION TO THE POOL AND ITS PARTICIPANTS. FURTHER, UNITED STATES REGULATORY AUTHORITIES MAY BE UNABLE TO COMPEL THE ENFORCEMENT OF THE RULES OF REGULATORY AUTHORITIES OR MARKETS IN NON-UNITED STATES JURISDICTIONS WHERE TRANSACTIONS FOR EACH POOL MAY BE EFFECTED.

Table of Contents

PART ONE
DISCLOSURE DOCUMENT

Page

Summary	1
Risk Factors	10
Trading and Performance Risks	10
The partnerships' trading is speculative and volatile	10
The partnerships' trading is highly leveraged	10
Options trading can be more volatile than futures trading	10
You should not rely on the past performance of a partnership in deciding to purchase units	11
Market illiquidity may cause less favorable trade prices	11
Trading on foreign exchanges presents greater risks to each partnership than trading on U.S. exchanges	11
The unregulated nature of the forwards markets creates counterparty risks that do not exist in futures trading on exchanges	12
The partnerships are subject to speculative position limits	12
The partnerships could lose assets and have their trading disrupted if a commodity broker or others become bankrupt	12
Partnership and Offering Risks	12
Each partnership incurs substantial charges	12
Incentive fees may be paid by a partnership even though the partnership sustains trading losses	13
Restricted investment liquidity in the units	13
Each partnership's structure has conflicts of interest	13
An investment in units may not diversify an overall portfolio	13
The partnerships are not registered investment companies	14
Trading Advisor Risks	14
Reliance on the trading advisor(s) to trade successfully	14
Market factors may adversely influence the trading programs	14
Possible consequences of using multiple trading advisors for Spectrum Select, Spectrum Technical, Spectrum Strategic, and Spectrum Currency	14
Spectrum Global Balanced is a single-advisor fund and lacks the diversity of a multi-advisor fund	14
Increasing the assets managed by a trading advisor may adversely affect performance	14
Limited partners will not be aware of changes to trading programs	14
Limited term of management agreements may limit access to a trading advisor	14
Graham's and Eclipse's use of an increased rate of leverage could affect future performance	15
Taxation Risks	15
Even though the partnerships do not intend to make distributions, you will be liable for taxes on your share of any trading profits and any other income of the partnerships in which you have invested	15
The partnerships' tax returns could be audited	15
A portion of the profits on each partnership's trading activities will cause you to recognize short-term capital gain	15
Conflicts of Interest	15
Fiduciary Responsibility and Liability	18
Description of Charges	19
Use of Proceeds	26
The Spectrum Series	28
Selected Financial Data and Selected Quarterly Financial Data	36
Management's Discussion and Analysis of Financial Condition and Results of Operations	41
Quantitative and Qualitative Disclosures About Market Risk	57
The General Partner	66
The Trading Advisors	70
Exchange Right	125
Redemptions	125
The Commodity Brokers	127
Litigation	128
The Limited Partnership Agreements	130
Plan of Distribution	133
Subscription Procedure	136
Certain ERISA Considerations	137
Material Federal Income Tax Considerations	139
State and Local Income Tax Aspects	145
Legal Matters	145
Experts	146
Where You Can Find More Information	146
PART TWO STATEMENT OF ADDITIONAL INFORMATION
The Futures, Options, and Forwards Markets	147
Potential Advantages	151
Supplemental Performance Information	167
Glossary of Terms	200
Financial Statements	F-1
Exhibit A - Form of Amended and Restated Limited Partnership Agreements	A-1
Annex A - Specimen Form of Request for Redemption	A-24
Exhibit B - Specimen Form of Subscription and Exchange Agreement and Power of Attorney	B-1
Exhibit C - Specimen Form of Subscription Agreement Update Form	C-1

i

The date of this prospectus is April 25, 2005.

SUMMARY

        Because this is a summary, it does not contain all of the information that may be important to you. You should read this entire prospectus and its exhibits before you decide to invest.

Morgan Stanley Spectrum Series

        The Morgan Stanley Spectrum Series currently consists of five continuously offered limited partnerships, each organized in the State of Delaware:

Partnerships	Date Organized
Spectrum Select	March 21, 1991
Spectrum Technical	April 29, 1994
Spectrum Strategic	April 29, 1994
Spectrum Global Balanced	April 29, 1994
Spectrum Currency	October 20, 1999

        The office of each partnership is located at 330 Madison Avenue, 8th Floor, New York, New York 10017, telephone (212) 905-2700.

        Each partnership provides the opportunity to invest in futures, forward, and option contracts managed by an experienced, professional trading advisor(s). Since each partnership's assets are traded by different trading advisors, each employing a different trading program, you should review the specific information relating to each partnership and its trading advisor(s) to better understand how a partnership may fit into your overall investment plan. If you decide to invest in more than one partnership, you may allocate your investment among any one or more of the partnerships and, after an initial six month holding period, you may shift your investment among one or more of the other Spectrum Series partnerships.

        A futures contract is an agreement to buy or sell a fixed amount of a commodity or other underlying product, instrument or index at a predetermined price at a specified time in the future. In order to secure its obligation to make or take delivery under a futures contract, the trader must deposit funds, referred to as margin, with the commodity broker through which it trades. An option on a futures contract gives the buyer of the option, in exchange for a one-time payment known as premium, the right, but not the obligation, to buy or sell a futures contract at a specified price within a specified period of time. The seller of an option on a futures contract receives the premium payment and has the obligation to buy or sell the futures contract at the specified price within the specified period of time. Futures contracts and options on futures contracts are traded on U.S. and foreign exchanges. A forward contract is an agreement directly between two parties to buy or sell a fixed amount of an underlying product at an agreed price at an agreed date in the future. Forward contracts are not traded on exchanges, but rather are traded in the dealer markets. A partnership may take long positions in futures, forwards, and options contracts in which the partnership is obligated to take delivery of the underlying commodity, product, instrument, or index. A partnership also may take short positions in those contracts in which the partnership has an obligation to deliver the underlying commodity, product, instrument, or index. Futures, forwards, and options contracts are traded in a number of commodities, products, instruments, and indices, including foreign currencies, financial instruments, precious and industrial metals, energy products, agricultural commodities, stock indices, and "soft" commodities like cotton and cocoa. For additional information on the futures, options, and forwards markets, see "Statement of Additional Information" beginning on page 147.

        The investment objective of each partnership is to achieve capital appreciation and, to a lesser extent in the case of Spectrum Global Balanced, to provide investors with the opportunity to diversify a portfolio of traditional investments consisting of stocks and bonds. While the partnerships have the same overall investment objective, and many of their trading advisors trade in the same futures, forwards, and options contracts, each trading advisor and its trading programs trades differently. Each partnership has a different mix of trading advisors and trading programs. You should review and compare the specifics of each partnership, its terms, and its trading advisor(s) before selecting one or more partnerships in which to invest.

Morgan Stanley Spectrum Select L.P.

        This partnership currently allocates its assets among five trading advisors: EMC Capital Management, Inc., Graham Capital Management, L.P., Northfield Trading L.P., Rabar Market Research, Inc., and Sunrise Capital Management, Inc. The trading advisors employ proprietary trading programs that seek to profit through the analysis of technical market information, such as analyzing actual daily, weekly, and monthly price fluctuations, volume variations, and changes in open interest. The trading advisors collectively trade futures, forwards, and options in a portfolio of agricultural commodities, energy products, foreign currencies, interest rates, precious and base metals, soft commodities, and stock indices. The average leverage employed by the partnership from March 2004 through February 2005 was 11.8 times net assets. The actual leverage used in each market may change over time due to liquidity, price action and risk considerations.

Morgan Stanley Spectrum Technical L.P.

        This partnership currently allocates its assets among four trading advisors: Campbell & Company, Inc., Chesapeake Capital Corporation, John W. Henry & Company, Inc., and Winton Capital Management Limited. The trading advisors employ proprietary trading programs that seek to identify and follow short- to long-term trends through the analysis of technical market information. The trading advisors collectively trade futures, forwards, and options in a portfolio of agricultural commodities, energy products, foreign currencies, interest rates, precious and base metals, soft commodities, and stock indices. The average leverage employed by the partnership from March 2004 through February 2005 was 18.6 times net assets. The actual leverage used in each market may change over time due to liquidity, price action and risk considerations.

Morgan Stanley Spectrum Strategic L.P.

        This partnership currently allocates its assets among three trading advisors: Blenheim Capital Management, L.L.C., Eclipse Capital Management, Inc. and FX Concepts (Trading Advisor), Inc. The trading advisors collectively employ discretionary and systematic trading approaches that seek to profit through the analysis of fundamental and technical market information. The trading advisors collectively trade futures, forwards, and options in a portfolio of agricultural commodities, energy products, foreign currencies, interest rates, precious and base metals, soft commodities, and stock indices. The average leverage employed by the partnership from March 2004 through February 2005 was 5.4 times net assets. The actual leverage used in each market may change over time due to liquidity, price action and risk considerations.

Morgan Stanley Spectrum Global Balanced L.P.

        This partnership currently allocates its assets to a single trading advisor, SSARIS Advisors, LLC. SSARIS offers a balanced portfolio trading approach using futures, forwards, and options to gain long biased exposure to global stock markets and global bond markets, as well as long and short exposure to a component of futures contracts in agricultural commodities, energy products, foreign currencies, precious and base metals, and soft commodities. The average leverage employed by the partnership from March 2004 through February 2005 was 8.5 times net assets. The actual leverage used in each market may change over time due to liquidity, price action and risk considerations.

Morgan Stanley Spectrum Currency L.P.

        This partnership currently allocates its assets between two trading advisors: John W. Henry & Company, Inc. and Sunrise Capital Partners, LLC. The trading advisors employ proprietary trading programs that seek to identify favorable price relationships between and among various global currency markets through the analysis of technical market information. The trading advisors collectively trade world currencies primarily in the forward dealer markets, but also in the futures and options markets. The average leverage employed by the partnership from March 2004 through February 2005 was 3.1 times net assets. The actual leverage used in each market may change over time due to liquidity, price action and risk considerations.

Who May Subscribe

Investment Considerations

        You must have a brokerage account with Morgan Stanley DW in order to purchase units in a partnership. You should purchase units in a partnership only if you understand the risks involved in the investment and only if your financial condition permits you to bear those risks, including the risk of losing all or substantially all of your investment in the partnership. You should invest in the units only with the risk capital portion of your investment portfolio.

Minimum Investment

        If you are a new investor in the Spectrum Series of partnerships, you must invest at least $5,000, unless you are investing through an IRA, in which case your minimum investment is $2,000. You may allocate your initial investment among any one or more of the partnerships in the Spectrum Series, but you must invest at least $1,000 in a partnership. Once you become an investor in any Spectrum Series partnership, you may increase that investment or make an investment in any other Spectrum Series partnership by making a contribution of at least $500. In the case of a Spectrum Series exchange, you must exchange a minimum of 50 units, unless you are liquidating your entire interest in a partnership.

        If you are an investor in another limited partnership for which Demeter Management Corporation serves as the general partner and commodity pool operator, you may redeem your interest in that other partnership and use the proceeds to invest in any one or more of the Spectrum Series of partnerships.

        The general partner may, in its sole discretion, reject any subscription in whole or in part.

Financial Suitability

        Unless otherwise specified in the subscription agreement under "State Suitability Requirements," you must have either: a net worth of at least $75,000, exclusive of home, furnishings, and automobiles; or both a net worth of at least $30,000, exclusive of home, furnishings, and automobiles, and an annual income of at least $30,000. You should be aware, however, that certain states impose more restrictive suitability and/or higher minimum investment requirements. Before you invest you will be required to represent and warrant that you meet the applicable state minimum financial suitability standard set forth in the subscription agreement, which may also require a greater minimum investment.

Limited Revocation Right

        After you subscribe for units in any Spectrum Series partnership, you will have limited rights to revoke your subscription. You may only revoke a subscription and receive a full refund of the subscription amount, plus any accrued interest, by delivering written notice to your Morgan Stanley financial advisor who must forward the notice so that it is received by the general partner no later than 3:00 p.m., New York City time, on the date of the applicable monthly closing.

The Offering of Units

The Spectrum Series Continuous Offering

        Each partnership is continuously offering units of limited partnership interest for sale at monthly closings held as of the last day of each month. Since you must subscribe for units prior to the month-end closing date, you will not know the actual per unit purchase price until after the monthly closing has occurred. The purchase price of each unit in a partnership will be equal to 100% of the partnership's net asset value per unit as of the month-end closing date. The general partner calculates each partnership's net asset value per unit on a monthly basis by dividing the partnership's month-end net assets by the number of its month-end outstanding units. A partnership's net assets is its assets minus its liabilities.

Escrow Terms

        During each partnership's continuous offering, your subscription will be transferred to, and held in escrow by, JPMorgan Chase Bank, New York, New York. Subscription funds held in escrow will be invested in the escrow agent's money market account and will earn interest at the rate then paid by the bank on that money market account. If the general partner accepts your subscription, the escrow agent will pay the subscription amount to the appropriate partnerships and pay any interest earned on those funds to Morgan Stanley DW Inc., the non-clearing commodity broker for each partnership. In turn, Morgan Stanley DW will credit your customer account with the interest. If the general partner rejects a subscription, your account will be credited in an amount equal to the rejected subscription amount, together with any interest earned on those funds while held in escrow.

Summary of Risk Factors You Should Consider

  •
  These are speculative securities.
  •
  You could lose all or substantially all of your investment in the partnerships.
  •
  Past performance is not necessarily indicative of future results.
  •
  Each partnership's futures, forwards, and options trading is speculative and trading performance has been, and is expected to be, volatile.
  •
  Each partnership's trading is highly leveraged, which accentuates the trading profit or loss on a trade.
  •
  You may not redeem your units until you have been an investor for at least six months.
  •
  If you redeem units within 24 months after they are purchased, you will pay a redemption charge, except in defined circumstances.
  •
  Units will not be listed on an exchange and no other secondary market will exist for the units.
  •
  Each partnership pays substantial charges and fees and must earn substantial trading profits in order to pay these expenses.
  •
  Profits earned by a partnership will be taxable to an investor even though the general partner does not intend to make any distributions.

Major Conflicts of Interest

  •
  Because the general partner, Morgan Stanley DW, Morgan Stanley & Co. and Morgan Stanley International are affiliates, the fees and other compensation received by those parties and the other terms relating to the operation of the partnerships and the sale of units were not negotiated by an independent party.
  •
  Because your Morgan Stanley financial advisor receives a portion of the brokerage fees paid by the partnerships, your financial advisor has a conflict of interest in advising you in the purchase or redemption of units.
  •
  The trading advisors, commodity brokers, and general partner may trade futures, forwards, and options for their own accounts and, thus, they may compete with a partnership for positions. Also, the other commodity pools managed by the general partner and the trading advisors compete with the partnerships for positions. These conflicts can result in less favorable prices on the partnerships' transactions.

The General Partner

        The general partner for each partnership is Demeter Management Corporation, a Delaware corporation. The general partner is or has been the commodity pool operator of 33 other commodity pools and currently operates 21 other commodity pools. As of February 28, 2005, the general partner managed approximately $3.7 billion of client assets. The general partner's main business office is located at 330 Madison Avenue, 8th Floor, New York, New York 10017, telephone (212) 905-2700.

The Commodity Brokers

        The commodity brokers for the partnerships are responsible for holding the partnerships' funds deposited with them as margin for trades. If the commodity broker is also a clearing broker, it will also be responsible for assuring that the partnerships' trades are properly processed and recorded or "cleared" by the clearinghouse affiliated with the exchange on which the trade took place.

        Morgan Stanley DW Inc., an affiliate of the general partner, is the non-clearing commodity broker for each partnership. As non-clearing commodity broker, Morgan Stanley DW Inc. holds each partnership's funds and provides margin funds to the clearing commodity brokers for the partnership's futures, forwards, and options positions.

        Morgan Stanley & Co. Incorporated, an affiliate of the general partner, serves as the clearing commodity broker for each partnership, with the exception of trades on the London Metal Exchange, which are cleared by Morgan Stanley & Co. International Limited, also an affiliate of the general partner. In addition, Morgan Stanley & Co. Incorporated acts as the counterparty on all of the foreign currency forward trades for the partnerships.

        Morgan Stanley Capital Group Inc., an affiliate of the general partner, acts as the counterparty on all of the options on foreign currency forward trades for the partnerships.

Organizational Chart

        Following is an organizational chart that shows the relationships among the various parties involved with each offering. All of the parties are affiliates of Morgan Stanley, except the trading advisors.

*
Demeter presently serves as the commodity pool operator for 21 other commodity pools. Morgan Stanley DW acts as the non-clearing commodity broker for all of the commodity pools. Morgan Stanley & Co. acts as clearing commodity broker for all but one of the other commodity pools, and Morgan Stanley International serves as the clearing commodity broker for trades of such pools that take place on the London Metal Exchange. Morgan Stanley DW also serves as selling agent for all of the commodity pools managed by the general partner. Morgan Stanley & Co. also serves as the counterparty on all foreign currency forward trades for the partnerships, and Morgan Stanley Capital Group Inc. serves as the counterparty on all of the options on foreign currency forward trades for the partnerships. All of the commodity pools, including the partnerships, are managed and traded independently of one another.

Fees to be Paid by the Partnerships

        Each partnership currently pays the following fees:

	%		%
	Management fee (annual rate)%		Brokerage fee (annual rate)
Incentive fee(2)

Spectrum Select	2 or 3(1)	15 or 20(3)	7.25(8)
Spectrum Technical	2 or 3(4)	19 or 20(5)	7.25(8)
Spectrum Strategic	2 or 3(6)	15 or 20(7)	7.25(8)
Spectrum Global Balanced	1.25	15	4.60
Spectrum Currency	2	20	4.60

(1)
Graham receives a monthly management fee at a 2% annual rate. EMC, Northfield, Rabar and Sunrise each receive a monthly management fee at a 3% annual rate.
(2)
Each partnership pays its trading advisor(s) a monthly incentive fee.
(3)
EMC, Northfield, Rabar and Sunrise each receive a monthly incentive fee equal to 15% of any trading profits. Graham receives a monthly incentive fee at a 20% annual rate.
(4)
JWH and Winton each receive a monthly management fee at a 2% annual rate. Campbell and Chesapeake each receive a monthly management fee at a 3% annual rate.
(5)
Chesapeake receives a monthly incentive fee equal to 19% of any trading profits. Campbell, JWH and Winton each receive a monthly incentive fee equal to 20% of any trading profits.
(6)
FX Concepts receives a monthly management fee at a 2% annual rate. Blenheim and Eclipse each receive a monthly management fee at a 3% annual rate.
(7)
Blenheim and Eclipse each receive a monthly incentive fee equal to 15% of any trading profits. FX Concepts receives a monthly incentive fee equal to 20% of any trading profits.
(8)
On or about July 1, 2005, the general partner expects brokerage fees will be reduced from a 7.25% annual rate to a 6.00% annual rate.

        The management fee payable to each trading advisor and the brokerage fee payable to Morgan Stanley DW are based on a percentage of net assets and will be paid monthly regardless of a partnership's performance. Each partnership pays its trading advisor(s) an incentive fee only if trading profits are earned on the portion of net assets managed by the trading advisor. Trading profits represent the amount by which profits from futures, fowards, and options trading exceed losses after brokerage, management, and incentive fees have been paid. You should understand that, except in the case of Spectrum Global Balanced, which has only one trading advisor, a trading advisor may receive an incentive fee even though the partnership as a whole is not profitable.

        Neither you nor the partnerships will pay any selling commissions or continuing offering expenses in connection with the offering of units by the partnerships. Morgan Stanley DW will pay all costs incurred in connection with the continuing offering of units of each partnership and will pay the ordinary administrative expenses of each partnership. Each partnership will pay any extraordinary expenses it may incur.

Break Even Analysis

        Following is a table that sets forth the fees and expenses that you would incur on an initial investment of $5,000 in each partnership and the amount that your investment must earn, after taking into account estimated interest income, in order to break even after one year and after more than two years. The fees and expenses applicable to each partnership are described above.

	$5,000 Investment
	Spectrum Select	Spectrum Technical	Spectrum Strategic	Spectrum Global Balanced	Spectrum Currency
	$	$	$	$	$
	$	$	$	$	$

Management Fee(1)	140.00	130.00	137.50	62.50	100.00
Brokerage Fee (2)	362.50	362.50	362.50	230.00	230.00
Less: Interest Income (3)	(80.00)	(80.00)	(80.00)	(100.00)	(80.00)
Incentive Fee (4)	—	—	—	—	—
Redemption Charge (5)	102.04	102.04	102.04	102.04	102.04
Amount of trading profits a partnership must earn for you to recoup your initial investment at the end of one year after paying a redemption charge	524.54	514.54	522.04	294.54	352.04
Trading profits as percentage of net assets that a partnership must earn for you to recoup your initial investment at the end of one year after paying a redemption charge	10.49%	10.29%	10.44%	5.89%	7.04%
Amount of trading profits a partnership must earn each year for you to recoup your initial investment after two years with no redemption charge	422.50	412.50	420.00	192.50	250.00
Trading profits as percentage of net assets that a partnership must earn each year for you to recoup your initial investment after two years with no redemption charge	8.45%	8.25%	8.40%	3.85%	5.00%
Break Even Percentages after reduction in brokerage fees(2):
After paying a redemption charge:	9.24	9.04	9.19	N/A	N/A
With no redemption charge:	7.20	7.00	7.15	N/A	N/A

(1)
Due to the varying management fees payable to each trading advisor for Spectrum Select, Spectrum Technical and Spectrum Strategic, a blended rate of 2.80%, 2.60% and 2.75% was used for Spectrum Select, Spectrum Technical and Spectrum Strategic, respectively, for this calculation.

(2)
On or about July 1, 2005, the general partner expects brokerage fees will be reduced from a 7.25% annual rate to a 6.00% annual rate for Spectrum Select, Spectrum Technical and Spectrum Strategic.
(3)
The partnerships do not directly invest in interest-bearing instruments. Instead, each partnership is paid interest by Morgan Stanley DW at the blended rate Morgan Stanley DW earns on its U.S. Treasury bill investments with all customer segregated funds, as if 80% (100% in the case of Spectrum Global Balanced) of the partnership's average daily net assets for the month were invested at that rate. The rate used in each calculation was estimated based upon current Treasury bill rates of approximately 2.00%. Investors should be aware that the break even analysis will fluctuate as interest rates fluctuate, with the break even percentage declining as interest rates increase or increasing as interest rates decline.
(4)
Incentive fees are paid to a trading advisor only on trading profits earned on the assets of the partnership managed by that trading advisor. Trading profits are determined after deducting all partnership expenses attributable to the partnership assets managed by the trading advisor, other than any extraordinary expenses, and do not include interest income. Therefore, incentive fees will be zero at the partnership's break even point on the assets managed by the trading advisor. Note, however, that because one trading advisor to a partnership could be profitable and earn an incentive fee while the other trading advisors are unprofitable such that the partnership has an overall trading loss, it is possible for a partnership to pay an incentive fee at a time when it has incurred overall losses.

(5)
Units redeemed at the end of 12 months from the date of purchase are generally subject to a 2% redemption charge; after 24 months there is no redemption charge.

Redemption Charges Incurred by You

        You will pay a redemption charge equal to 2% of the net asset value of the units redeemed if you redeem within the first 12 months after the units were purchased, and 1% if you redeem units within the 13th through the 24th month after the units were purchased. Units are not subject to a redemption charge after you have owned them for more than 24 months.

        You will not incur a redemption charge if you redeem units during the first 24 months after they were issued in the following circumstances:

  •
  If you redeem units immediately following notice of an increase in brokerage, management, or incentive fees.

  •
  If you redeem units in connection with an exchange for units in another Spectrum Series partnership.

  •
  If you acquire units with the proceeds from the redemption of interests in a non-Spectrum Series partnership for which Demeter serves as the general partner, you will not be subject to a redemption charge on those units when they are redeemed.

  •
  If you previously redeemed units and paid a redemption charge or held those units for at least 24 months, you will not have to pay a redemption charge on subsequently purchased units provided they are purchased within 12 months of the redemption of the old units and the purchase price of the new units does not exceed the net proceeds received from the prior redemption.

Redemptions

        Once you have been an investor in any Spectrum Series partnership for more than six months, you are permitted to redeem any part of your investment, even if subsequent purchases have been held for less than six months. However, you will pay a redemption charge of 2% of the net asset value redeemed if your redeemed units were purchased within 12 months of the date of redemption, and 1% if purchased within 13 to 24 months of the date of redemption. You will not be subject to a redemption charge after you have owned your units for more than 24 months. Unless you are redeeming your entire interest in a partnership, redemptions may only be made in whole units, with a minimum of 50 units required for each redemption.

Exchange Right

        You may redeem units in any partnership after you have been an investor for six months and use the proceeds to purchase units in one or more of the other partnerships in the Spectrum Series at a price equal to 100% of the net asset value per unit, without incurring any redemption or other charge on the transaction.

Distributions

        The general partner currently does not intend to make any distribution of partnership profits.

Tax Considerations

        Even though the general partner currently does not intend to make distributions, your allocable share of the trading profits and other income of the partnerships in which you invest will be taxable to you.

        The trading activities of each partnership, in general, generate capital gains and losses and ordinary income. 40% of any trading profits on U.S. exchange-traded contracts and certain forward contracts on foreign currency are taxed as short-term capital gains at your ordinary income tax rate, while 60% of such gains are taxed at your long-term capital gains tax rate. We expect that each partnership's trading gains from other contracts will be primarily short-term capital gains. This tax treatment applies regardless of how long you hold your units.

        You may deduct losses on units against capital gains income. You may deduct losses in excess of capital gains against ordinary income only to the extent of $3,000 per year. Consequently, you could pay tax on a partnership's interest income even though you have lost money on your units.

RISK FACTORS

        This section includes all of the principal risks that you will face with an investment in the partnerships. Each risk factor applies equally to each partnership, except where specifically noted.

Trading and Performance Risks

        The partnerships' trading is speculative and volatile.    The rapid fluctuations in the market prices of futures, forwards, and options makes an investment in the partnerships volatile. Volatility is caused by changes in supply and demand relationships; weather; agricultural, trade, fiscal, monetary, and exchange control programs; domestic and foreign political and economic events and policies; and changes in interest rates. If a trading advisor incorrectly predicts the direction of prices, large losses may occur. As can be seen from the information in the performance capsules for the partnerships on pages 32 to 35, each partnership has experienced volatility in its performance on both a monthly and an annual basis.

        The partnerships' trading is highly leveraged.    The trading advisors for each partnership use substantial leverage when trading, which could result in immediate and substantial losses. For example, if 10% of the face value of a contract is deposited as margin for that contract, a 10% decrease in the value of the contract would cause a total loss of the margin deposit. A decrease of more than 10% in the value of the contract would cause a loss greater than the amount of the margin deposit.

        The leverage employed by the partnerships in their trading can vary substantially from month to month and can be significantly higher or lower than the averages set forth below. As an example of the leverage employed by the partnerships, set forth below is the average of the underlying value of each partnership's month-end positions for the period March 2004 through February 2005 compared to the average month-end net assets of the partnership during such periods. While the leverage employed on a trade will accentuate the trading profit or loss on that trade, one partnership's overall leverage as compared to another partnership's overall leverage does not necessarily mean that it will be more volatile than the other partnership. This can be seen by a review of the monthly rates of return for the partnerships on pages 187 to 199.

Spectrum Select	11.8 times net assets
Spectrum Technical	18.6 times net assets
Spectrum Strategic	5.4 times net assets
Spectrum Global Balanced	8.5 times net assets
Spectrum Currency	3.1 times net assets

        Options trading can be more volatile than futures trading.    Each partnership may trade options on futures. Although successful options trading requires many of the same skills as successful futures trading, the risks are different. Successful options trading requires a trader to accurately assess near-term market volatility because that volatility is immediately reflected in the price of outstanding options. Correct assessment of market volatility can therefore be of much greater significance in trading options than it is in many long-term futures strategies where volatility does not have as great an effect on the price of a futures contract.

        During the period March 2004 through February 2005, only Spectrum Select and Spectrum Strategic engaged in any significant options trading. Solely for the purpose of quantifying each partnership's options trading as compared to their overall trading, the general partner has calculated a margin level for each partnership's month-end options positions on a futures equivalent basis. Set forth below for each partnership is the average month-end margin level for its options positions as a percent of its total average month-end margin requirements for the period March 2004 through February 2005. You should be aware, however, that in the future the level of each partnership's options trading could vary significantly.

%
Spectrum Select	2.3
Spectrum Strategic	8.1

        You should not rely on the past performance of a partnership in deciding to purchase units.    Since the future performance of a partnership is unpredictable, each partnership's past performance is not necessarily indicative of future results.

        Market illiquidity may cause less favorable trade prices.    Although the trading advisors for each partnership generally will purchase and sell actively traded contracts where last trade price information and quoted prices are readily available, the prices at which a sale or purchase occur may differ from the prices expected because there may be a delay between receiving a quote and executing a trade, particularly in circumstances where a market has limited trading volume and prices are often quoted for relatively limited quantities. In addition, most U.S. futures exchanges have established "daily price fluctuation limits" which preclude the execution of trades at prices outside of the limit, and, from time to time, the CFTC or the exchanges may suspend trading in market disruption circumstances. In these cases it is possible that a partnership could be required to maintain a losing position that it otherwise would execute and incur significant losses or be unable to establish a position and miss a profit opportunity.

        Trading on foreign exchanges presents greater risks to each partnership than trading on U.S. exchanges.

  •
  Each partnership trades on exchanges located outside the U.S. Trading on U.S. exchanges is subject to CFTC regulation and oversight, including for example minimum capital requirements for commodity brokers, regulation of trading practices on the exchanges, prohibitions against trading ahead of customer orders, prohibitions against filling orders off exchanges, prescribed risk disclosure statements, testing and licensing of industry sales personnel and other industry professionals, and record keeping requirements. Trading on foreign exchanges is not regulated by the CFTC or any other U.S. governmental agency or instrumentality and may be subject to regulations that are different from those to which U.S. exchange trading is subject, provide less protection to investors than trading on U.S. exchanges, and may be less vigorously enforced than regulations in the U.S.

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  Positions on foreign exchanges also are subject to the risk of exchange controls, expropriation, excessive taxation or government disruptions.

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  A partnership could incur losses when determining the value of its foreign positions in U.S. dollars because of fluctuations in exchange rates.

        Each partnership must deposit margin with respect to the partnership's futures and options contracts on both U.S. exchanges and on foreign exchanges and must deposit margin with respect to its foreign currency forward contracts to assure the partnership's performance on those contracts. Set forth below for each partnership is the average percentage of month-end margin requirements for the period March 2004 through February 2005 that relate to futures and options contracts on foreign exchanges as compared to the partnership's total average month-end margin requirements. This information will provide you with a sense of the magnitude of each partnership's trading on foreign exchanges, and, therefore, the relevance of the risks described in the prior paragraph to each partnership. You should be aware, however, that the percentage of each partnership's margin requirements that relate to positions on foreign exchanges varies from month to month and can be significantly higher or lower than the percentages set forth below.

%
Spectrum Select	41.9
Spectrum Technical	44.6
Spectrum Strategic	33.0
Spectrum Global Balanced	55.3
Spectrum Currency	0.0

        The unregulated nature of the forwards markets creates counterparty risks that do not exist in futures trading on exchanges.    Unlike futures contracts, forwards contracts are entered into between private parties off an exchange and are not regulated by the CFTC or by any other U.S. government agency. Because forwards contracts are not traded on an exchange, the performance of those contracts is not guaranteed by an exchange or clearinghouse and the partnership is at risk to the ability of the counterparty to the trade to perform on the forwards contract. Because trading in the forwards markets is not regulated, there are no specific standards or regulatory supervision of trade pricing and other trading activities that occur in those markets. Because the partnerships trade forwards contracts in foreign currency with Morgan Stanley, they are at risk to the creditworthiness and trading practices of Morgan Stanley as the counterparty to the trades.

        Each partnership must deposit margin with respect to the partnership's futures and options contracts on both U.S. exchanges and on foreign exchanges and must deposit margin with respect to its foreign currency forward contracts to assure the partnerships' performance on those contracts. Set forth below for each partnership is the average percentage of month-end total margin requirements for the period March 2004 through February 2005 that relate to forwards contracts as compared to the partnership's total average month-end margin requirements. This information will provide you with a sense of the magnitude of each partnership's trading in the forwards contracts markets as compared to its trading of futures and options contracts on regulated exchanges, and, therefore, the relevance of the risks described in the prior paragraphs to each partnership. You should be aware that the percentage of each partnership's margin requirements that relate to forwards contracts varies from month to month and can be significantly higher or lower than the percentages set forth below.

%
Spectrum Select	12.6
Spectrum Technical	15.8
Spectrum Strategic	11.2
Spectrum Global Balanced	3.6
Spectrum Currency	100.0

        The partnerships are subject to speculative position limits.    The CFTC and U.S. futures exchanges have established speculative position limits on the maximum number of futures and options positions that may be held or controlled by any one person or group. Therefore, a trading advisor may have to reduce the size of its futures position in order to avoid exceeding position limits, which could adversely affect the profitability of a partnership.

        The partnerships could lose assets and have their trading disrupted if a commodity broker or others become bankrupt.    The partnerships' assets could be lost or impounded and trading suspended if a commodity broker, an exchange or a clearinghouse becomes insolvent or involved in lengthy bankruptcy proceedings.

Partnership and Offering Risks

        Each partnership incurs substantial charges.    Each partnership must pay substantial charges and must earn significant trading profits just to pay those expenses. The general partner estimates the percentage of partnership net assets that must be earned each year in order for each partnership to break even without accounting for a redemption charge to be:

	%		%
Spectrum Select	8.45	Spectrum Global Balanced	3.85
Spectrum Technical	8.25	Spectrum Currency	5.00
Spectrum Strategic	8.40

        For actual past performance results relating to each partnership, including when a partnership did not break even, see each partnership's performance capsule on pages 32 to 35.

        Incentive fees may be paid by a partnership even though the partnership sustains trading losses.    Each partnership pays each of its trading advisors an incentive fee based upon partnership trading profits earned by that trading advisor. These trading profits include unrealized appreciation on open positions. Accordingly, it is possible that a partnership will pay an incentive fee on trading profits that do not become realized. Also, each trading advisor will retain all incentive fees paid to it, even if the assets of a partnership managed by the trading advisor incur a subsequent loss after payment of an incentive fee. Because incentive fees are paid monthly by all of the partnerships it is possible that an incentive fee may be paid by such partnerships to a trading advisor during a year in which the assets allocated to the trading advisor suffer a loss for the year. Because each trading advisor for a partnership receives an incentive fee based on the trading profits earned by it for the partnership, the trading advisor may have an incentive to make investments that are riskier than would be the case in the absence of such an incentive fee.

        For all of the partnerships, except Spectrum Global Balanced, which has only one trading advisor, it is possible that one trading advisor for a partnership may generate trading profits on which it has earned an incentive fee, while the other trading advisors simultaneously incur losses such that the partnership is paying an incentive fee when it has sustained an overall trading loss.

        Restricted investment liquidity in the units.    There is no secondary market for units and you are not permitted to redeem your units until you have been an investor in the Spectrum Series of partnerships for at least six months. After the initial six-month period, you may redeem your units at any month-end, but you may have to pay a redemption charge if you redeem units during the first 24 months after they were purchased. Your right to receive payment on a redemption is not absolute and is dependent upon the partnership having sufficient assets to pay its liabilities on the redemption date, and the general partner receiving your request for redemption no later than 3:00 p.m., New York City time, on the date of the applicable monthly closing.

        The general partner will not permit a transfer or assignment of units unless it is satisfied that the transfer or assignment would not be in violation of Delaware law or applicable federal, state, or foreign securities laws and notwithstanding any transfer or assignment, the partnership will continue to be classified as a partnership rather than as an association taxable as a corporation under the Internal Revenue Code of 1986, as amended. No transfer or assignment of units will be effective or recognized by a partnership if the transfer or assignment would result in the termination of that partnership for federal income tax purposes. Any attempt to transfer or assign units in violation of the limited partnership agreement will be ineffective.

        Each partnership's structure has conflicts of interest.

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  The general partner and each commodity broker are affiliates. As a result, the fees and other compensation received by these parties and other terms relating to the operation of the partnerships and the sale of the units have not been independently negotiated.

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  Employees of Morgan Stanley DW receive a portion of the brokerage fees paid by the partnerships. Therefore, those employees have a conflict of interest in advising you in the purchase or redemption of units.

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  The trading advisors, commodity brokers, and general partner may trade futures, forwards, and options for their own accounts, and thus they may compete with a partnership for positions. Also, the other commodity pools managed by the general partner and the trading advisors compete with the partnerships for positions. These conflicts can result in less favorable prices on the partnerships' transactions.

        An investment in units may not diversify an overall portfolio.    Because futures, forwards, and options have historically performed independently of traditional investments, the general partner believes that managed futures funds like the partnerships can diversify a portfolio of stocks and bonds. However, the general partner cannot assure you that any of the partnerships will perform with a significant degree of non-correlation to your other investments in the future. Spectrum Global Balanced, in particular, is expected to have a greater correlation to the performance of stocks and bonds. Information showing the monthly correlation comparison of each partnership, to the S&P 500 Index and to the Citigroup Corporate Bond Index is provided on pages 155 to 158.

        The partnerships are not registered investment companies.    The partnerships are not required to register as investment companies under the Investment Company Act of 1940, as amended. Accordingly, you will not have the protections afforded by the Investment Company Act of 1940 (which, among other matters, requires investment companies to have a majority of disinterested directors and regulates the relationship between the advisor and the investment company).

Trading Advisor Risks

        Reliance on the trading advisor(s) to trade successfully.    The trading advisors are responsible for making all trading decisions for the partnerships. The general partner cannot assure you that the trading programs employed by the trading advisors will be successful.

        Market factors may adversely influence the trading programs.    Often, the most unprofitable market conditions for the partnerships are those in which prices "whipsaw," moving quickly upward, then reversing, then moving upward again, then reversing again. In these conditions, the trading advisors may establish positions based on incorrectly identifying both the brief upward or downward price movements as trends when in fact no trends sufficient to generate profits develop.

        Possible consequences of using multiple trading advisors for Spectrum Select, Spectrum Technical, Spectrum Strategic, and Spectrum Currency.    Each of Spectrum Select, Spectrum Technical, Spectrum Strategic, and Spectrum Currency has more than one trading advisor, and each trading advisor will make trading decisions independent of the other trading advisor(s). As a result, it is possible that the trading advisors for a partnership could hold opposite positions in the same or similar futures, forwards, or options, thereby offsetting any potential for profit from these positions for the partnership. It is also possible that the trading advisors for a partnership may hold similar positions in the same or similar futures, forwards, or options, thereby compounding a potential losing position.

        Spectrum Global Balanced is a single-advisor fund and lacks the diversity of a multi-advisor fund.    Spectrum Global Balanced is managed by a single trading advisor. Therefore, the partnership lacks the potential benefit of trading advisor diversification employed by each of the other partnerships.

        Increasing the assets managed by a trading advisor may adversely affect performance.    The rates of return achieved by trading advisors may diminish as the assets under their management increase. This can occur for many reasons, including the inability of the trading advisor to execute larger position sizes at desired prices and because of the need to adjust the advisor's trading program to avoid exceeding speculative position limits. These are limits established by the CFTC and the exchanges on the number of speculative futures and option contracts in a commodity that one trader may own or control. You should know that the trading advisors have not agreed to limit the amount of additional assets that they will manage, and that two of the partnership's trading advisors have experienced a significant increase in assets under management. The assets under management for Graham, one of the trading advisors for Spectrum Select, have increased from approximately $3 billion on February 29, 2004 to approximately $5.8 billion on February 28, 2005. Similarly, the assets under management for Campbell, one of the trading advisors for Spectrum Technical, have increased from approximately $7.8 billion on February 29, 2004 to approximately $9.3 billion on February 28, 2005.

        Limited partners will not be aware of changes to trading programs.    Because of the proprietary nature of each trading advisor's trading programs, limited partners generally will not be advised if adjustments are made to a trading advisor's trading program in order to accommodate additional assets under management or for any other reason.

        Limited term of management agreements may limit access to a trading advisor.    When the management agreement with a trading advisor expires, the general partner may not be able to enter into arrangements with that trading advisor or another trading advisor on terms substantially similar to the management agreements described in this prospectus. Currently, most of the management agreements with each partnership have one-year terms, which renew annually unless terminated by the general partner or the trading advisor.

        Graham's and Eclipse's use of an increased rate of leverage could affect future performance.    The general partner and Graham, one of the trading advisors for Spectrum Select, have agreed that Graham will leverage the funds of Spectrum Select allocated to Graham at 150% the leverage Graham normally applies to its Global Diversified Program and its Graham Selective Trading Program. In addition, the general partner and Eclipse, one of the trading advisors for Spectrum Strategic, have agreed that Eclipse will leverage the funds of Spectrum Strategic allocated to Eclipse at 150% the leverage Eclipse normally applies to its Global Monetary Program. This increased leverage could, depending on Graham's and Eclipse's performance, result in increased gain or loss and trading volatility, as compared to other accounts employing Graham's Global Diversified Program at standard leverage, Graham's Selective Trading Program at standard leverage and Eclipse's Global Monetary Program at standard leverage.

Taxation Risks

        Even though the partnerships do not intend to make distributions, you will be liable for taxes on your share of any trading profits and any other income of the partnerships in which you have invested.    For U.S. federal income tax purposes, if a partnership in which you own units has taxable income for a year, that income will be taxable to you in accordance with your allocable share of income from the partnership, whether or not any amounts have been distributed to you. The general partner presently does not intend to make distributions from the partnerships. Accordingly, it is anticipated that you will incur tax liabilities as a result of being allocated taxable income from a partnership even though you will not receive current cash distributions with which to pay the taxes.

        The partnerships' tax returns could be audited.    The IRS could audit a partnership's tax return. If an audit results in an adjustment to a partnership's tax return, you could be required to file an amended tax return.

        A portion of the profits on each partnership's trading activities will cause you to recognize short-term capital gain.    Profits on futures contracts traded on regulated U.S. and some foreign exchanges, certain foreign currency contracts traded in the interbank market, and U.S. and some foreign exchange-traded options on commodities are generally treated as short-term capital gain to the extent of 40% of the gain and currently taxed at a maximum tax rate of 35%. A partnership's trading gains from open contracts are expected to be primarily short-term capital gains. Losses on units may generally be deducted against capital gains. However, capital losses in excess of capital gains may only be deducted against ordinary income to the extent of $3,000 per year. Consequently, you could pay tax on a partnership's interest income even though you have lost money on your units.

CONFLICTS OF INTEREST

        While the general partner, each commodity broker and their affiliates will seek to avoid conflicts of interest to the extent feasible and to resolve all conflicts that may arise equitably and in a manner consistent with their responsibilities to the partnerships, no specific policies regarding conflicts of interest have been or are intended to be adopted by the general partner or the partnerships. The following are actual and potential conflicts of interest that do and may continue to exist with respect to the partnerships.

The brokerage arrangements with affiliates of the general partner were not negotiated at arm's-length or reviewed by any independent party for fairness.

        The general partner and each commodity broker are wholly-owned subsidiaries of Morgan Stanley. The non-clearing commodity broker for each partnership receives a monthly brokerage fee from each partnership. The clearing commodity broker receives a portion of the monthly brokerage fee payable to the non-clearing commodity broker for effecting transactions for the partnerships. Morgan Stanley International will serve as the clearing commodity broker for each partnership's trades on the London Metal Exchange; however, Morgan Stanley International's fees will be paid by Morgan Stanley & Co. and not by the partnerships. Because the general partner is an affiliate of each commodity broker, the flat-rate brokerage fees charged to each partnership have not been negotiated at arm's-length. Moreover, the general partner has a conflict of interest in managing the partnerships for your benefit, obtaining favorable brokerage fees for the non-clearing commodity broker, and retaining the non-clearing commodity broker and each clearing commodity broker. In addition, the brokerage fees generated by the partnerships are used by the non-clearing commodity broker as a factor in determining the salaries and bonuses of its employees who are also officers and directors of the general partner. Other customers of the non-clearing commodity broker who maintain commodity trading accounts of over $1,000,000 pay commissions at negotiated rates that may be less than the rate paid by each partnership.

The general partner has a disincentive to replace the commodity brokers.

        The general partner has a disincentive to replace the commodity brokers because they are affiliates of the general partner and receive compensation for serving as the partnerships' commodity brokers. In connection with this conflict of interest, you should understand that the non-clearing commodity broker receives a monthly flat-rate brokerage fee from each partnership for serving as the partnership's non-clearing commodity broker. From its brokerage fee, the non-clearing commodity broker pays or reimburses each partnership for the transaction fees and costs charged by the partnership's clearing commodity brokers. Also, Morgan Stanley & Co., as the counterparty on each partnership's foreign currency forward trades and Morgan Stanley Capital Group Inc., as the counterparty on each partnership's options on foreign currency forward trades, will attempt to earn a mark-up, spread, or other profit on each foreign currency forward contract trade and on each option on foreign currency forward contract trade, respectively, which is separate from the flat-rate brokerage fees paid by the partnership to the non-clearing commodity broker.

        While each partnership has the right to seek lower commission rates from other commodity brokers at any time, the general partner believes that the customer agreements and other arrangements between each partnership and the commodity brokers are fair, reasonable, and competitive, and represent the best price and services available, considering the following factors: the non-clearing commodity broker pays the expenses of organizing the partnerships, offering the units, and the partnerships' ordinary administrative expenses. None of these expenses would ordinarily be paid by an independent commodity broker, and these expenses would otherwise have to be borne by the partnerships. Further, the general partner provides ongoing services to the partnerships, including administering the redemption and exchanges of units, and the general partner has financial obligations as the general partner of the partnerships. The general partner is not reimbursed or otherwise compensated by the partnerships for these services or obligations.

        The general partner reviews the brokerage and foreign currency forward counterparty arrangements annually to ensure that they are fair, reasonable, and competitive, and that they represent the best price and services available, taking into consideration the size and trading activity of each partnership and the services provided, and the costs, expenses, and risk borne, by the commodity brokers and the general partner.

The terms of this offering were not subject to independent due diligence.

        The partnerships, the commodity brokers, and the general partner are represented by a single counsel. Therefore, the terms of this offering relating to those parties were not negotiated at arm's-length. In addition, no independent due diligence has been conducted with respect to this offering.

Employees of Morgan Stanley DW are compensated based upon your investment and redemption decisions.

        The non-clearing commodity broker pays a significant portion of the brokerage fees it receives from each partnership to its employees for providing continuing assistance to limited partners. Therefore, because the non-clearing commodity broker's employees are directly compensated based on your decision to purchase and retain units in a partnership, they have a conflict of interest when advising you to purchase or redeem units in a partnership.

The selection of a trading advisor may benefit the non-clearing commodity broker.

        The general partner is responsible for selecting and replacing, if necessary, each trading advisor. However, since selecting trading advisors who engage in a high volume of trades will increase the non-clearing commodity broker's costs, without necessarily increasing revenue, the general partner has an incentive to select trading advisors who trade less frequently.

Affiliates of the general partner, the trading advisors, and the commodity brokers may trade for their own accounts in competition with the partnerships.

        The general partner does not trade futures, forwards, or options for its own account, but officers, directors, and employees of the general partner, the commodity brokers, and the trading advisors and their affiliates, principals, officers, directors, and employees, may trade futures, forwards, and options for their own proprietary accounts. Their trading records will not be available to you. As a result, you will not be able to compare the performance of their trading to the performance of the partnerships.

        The clearing commodity brokers are large futures commission merchants, handling substantial customer business in physical commodities and futures, forwards, and options. Thus, the clearing commodity brokers may effect transactions for the account of a partnership in which the other parties to such transactions are employees or affiliates of the general partner, a trading advisor, the clearing commodity brokers, or customers or correspondents of the clearing commodity brokers. These persons might also compete with a partnership in bidding on purchases or sales of futures, forwards, and options without knowing that the partnership is also bidding. It is possible that transactions for these other persons might be effected when similar trades for one or more partnerships are not executed or are executed at less favorable prices.

The trading advisors manage other accounts that will compete with the partnerships.

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  Each trading advisor manages other accounts trading futures, forwards, and options, in addition to the partnership's accounts. Each trading advisor must aggregate futures and options positions in other accounts managed by it with futures and options positions in the applicable partnership's account for speculative position limit purposes. This may require a trading advisor to liquidate or modify positions for all of its accounts, which could adversely affect the partnership's performance.

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  Each trading advisor currently manages accounts that pay fees higher than the fees paid by the partnerships. A trading advisor will have a conflict of interest in rendering advice to a partnership because the compensation it receives for managing another account exceeds the compensation it receives for managing the partnership's account.

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  If a trading advisor makes trading decisions for other accounts and a partnership's account at or about the same time, the partnership may be competing with those other accounts for the same or similar positions.

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  The trading advisors' records for these other accounts will not be made available to you. As a result, you will not be able to compare the performance of these accounts to the performance of the partnerships.

The lack of distributions increases the fees paid to affiliates of the general partner.

        The general partner is responsible for determining whether and when to distribute trading profits earned by a partnership. Since the general partner currently does not intend to distribute trading profits, the non-clearing commodity broker will receive increased brokerage fees, because these fees are based upon the net asset value of a partnership, and net asset value will increase by retaining a partnership's trading profits.

Customer agreements with the commodity brokers permit actions which could result in losses or lost profit opportunity.

        Under each customer agreement for a partnership, all funds, futures, forwards, options, and securities positions, and credits carried for the partnership, are held as security for its obligations to the commodity broker; the margins necessary to initiate or maintain open positions will be established by the commodity broker from time to time; and the commodity broker may close out positions, purchase futures, forwards and options, or cancel orders at any time it deems necessary for its protection, without the consent of the partnership. For example, a commodity broker may determine to take any of these actions if prices in the futures markets are moving rapidly against a partnership's positions and the commodity broker is concerned that potential losses could exceed the partnership's assets such that the commodity broker would be left to incur the loss. While not a likely occurrence, it is possible for the trading advisors to believe that market conditions will change and that existing positions or trades they wish to make would be profitable, such that the actions of the commodity broker preclude the partnership from engaging in profitable transactions or avoiding losses.

        Each commodity broker or the general partner, or the investors in each partnership by majority vote, may terminate the brokerage relationship upon prior written notice.

FIDUCIARY RESPONSIBILITY AND LIABILITY

        You should be aware that the general partner has a fiduciary duty under the limited partnership agreements and the Delaware Revised Uniform Limited Partnership Act to exercise good faith and fairness in all dealings affecting the partnerships. The limited partnership agreements do not permit the general partner to limit, by any means, the fiduciary duty it owes to investors. In the event that you believe the general partner has violated its responsibilities, you may seek legal relief under the Partnership Act, the Commodity Exchange Act, as amended, applicable federal and state securities laws, and other applicable laws. Each trading advisor also has a fiduciary duty under applicable law to each partnership it advises.

        The limited partnership agreements, the customer agreements, and the selling agreement provide that the general partner, the commodity brokers, Morgan Stanley DW (as selling agent), any other firm selling units, and their affiliates shall not be liable to a partnership or its investors for any act or omission by or on behalf of the partnership which the general partner, the commodity brokers, Morgan Stanley DW (as selling agent), any additional seller, or their affiliates, as applicable, determines in good faith to be in the best interests of the partnership, unless the act or omission constituted misconduct or negligence.

        Under the limited partnership agreements, the customer agreements, and the selling agreement, each partnership has agreed to indemnify and defend the general partner, the commodity brokers, Morgan Stanley DW (as selling agent), any additional seller, and their affiliates, against any loss, liability, damage, cost, or expense (including attorneys' and accountants' fees and expenses) they incur which arise from acts or omissions undertaken by or on behalf of the partnership, including claims by investors. These indemnities apply where the general partner, the commodity brokers, Morgan Stanley DW (as selling agent), any additional seller, or their affiliates, as applicable, has determined, in good faith, that the act or omission was in the best interests of the partnership, and the act or omission was not the result of misconduct or negligence. Payment of any indemnity by a partnership would reduce the net assets of that partnership. The partnerships do not carry liability insurance covering such potential losses or indemnification exposure.

        No indemnification of the general partner, the commodity brokers, Morgan Stanley DW (as selling agent), any additional selling agent, or their affiliates by a partnership is permitted for losses, liabilities, or expenses arising out of alleged violations of federal or state securities laws unless a court has found in favor of the indemnitee on the merits of the claim, or a court has dismissed the claim with prejudice on the merits, or a court has approved a settlement on the claim and found that the indemnification should be made by the partnership. Where court approval for indemnification is sought, the person claiming indemnification must advise the court of the views on indemnification of the SEC and the relevant state securities administrators. It is the opinion of the SEC that indemnification for liabilities arising under the Securities Act of 1933, as amended, for directors, officers or controlling persons of a partnership or the general partner is against public policy and is therefore unenforceable. The CFTC has issued a statement of policy relating to indemnification of officers and directors of a futures commission merchant, such as the commodity brokers, and its controlling persons under which the CFTC has taken the position that whether such an indemnification is consistent with the policies expressed in the Commodity Exchange Act will be determined by the CFTC on a case-by-case basis.

        Each management agreement generally provides that the trading advisor and its affiliates will not be liable to the partnership or the general partner or their partners, officers, shareholders, directors, or controlling persons. The trading advisor is, however, liable for acts or omissions of the trading advisor or its affiliates if the act or omission constitutes a breach of the management agreement or a representation, warranty or covenant in the management agreement, constitutes misconduct or negligence, or is the result of such persons not having acted in good faith and in the reasonable belief that such actions or omissions were in, or not opposed to, the best interests of the partnership. Each partnership has agreed to indemnify and defend its trading advisor(s) and their affiliates against any loss, claim, damage, liability, cost, and expense resulting from a demand, claim, lawsuit, action, or proceeding (other than those incurred as a result of claims brought by or in the right of the indemnified party), relating to the trading activities of the partnership, if a court finds, or independent counsel renders an opinion, that the action or inaction giving rise to the claim did not constitute negligence, misconduct or a breach of the management agreement or a representation, warranty or covenant of the trading advisor in that agreement, and was done in good faith and in a manner the indemnified party reasonably believed to be in, or not opposed to, the best interests of the partnership.

        Each partnership will also indemnify its trading advisors and their affiliates against any loss, claim, damage, liability, cost, and expense, arising under the federal securities laws, the Commodity Exchange Act, or the securities or Blue Sky law of any jurisdiction, in respect of the offer or sale of units. This indemnification will be made for liabilities resulting from a breach of any representation, warranty or agreement in the management agreement relating to the offering, or an actual or alleged misleading or untrue statement of a material fact, or an actual or alleged omission of a material fact, made in the registration statement, prospectus, or related selling material, so long as the statement or omission does not relate to the trading advisor or its principals, was not made in reliance upon, and in conformity with, information or instructions furnished by the trading advisor, or does not result from a breach by the trading advisor of any representation, warranty or agreement relating to the offering.

        The foregoing involves a rapidly developing and changing area of the law and if you have questions concerning the duties of the partnerships, the general partner, the commodity brokers, the selling agent, any additional seller, or the trading advisors, you should consult with your attorney.

DESCRIPTION OF CHARGES

Charges To Each Partnership

        Each partnership is subject to substantial charges, all of which are described below. The charges described below represent all of the fees and compensation payable by the partnerships to the trading advisors and Morgan Stanley DW. The charges actually incurred by each partnership are set forth in their statements of operations which can be found on pages F-8 to F-12 of the prospectus, for periods covered by those statements.

Spectrum Select

Entity	Form of Compensation	Amount of Compensation

The trading advisors	Monthly management fee.	1/12 of 2% of the net assets allocated to Graham. 1/12 of 3% of the net assets allocated to each of EMC, Northfield, Rabar and Sunrise.
	Monthly incentive fee.	15% of the trading profits experienced with respect to the net assets allocated to each of EMC, Northfield, Rabar and Sunrise, and 20% of the trading profits experienced with respect to net assets allocated to Graham.
The commodity brokers	Monthly brokerage fee to Morgan Stanley DW.	1/12 of 7.25% of the partnership's net assets. On or about July 1, 2005, the general partner expects brokerage fees will be reduced from a 7.25% annual rate to a 6.00% annual rate.
	Financial benefit to Morgan Stanley DW from interest earned on the partnership's assets in excess of the interest paid to the partnership and from compensating balance treatment in connection with its designation of a bank or banks in which the partnership's assets are deposited.	The compensating balance and excess net interest benefit to Morgan Stanley DW is estimated at less than 2% of the partnership's annual average month-end net assets. The aggregate of the brokerage fee payable by the partnership and net excess interest and compensating balance benefits to Morgan Stanley DW (after crediting the partnership with interest) will not exceed 14% annually of the partnership's average month-end net assets during a calendar year.
	Morgan Stanley & Co. generally will earn a spread, markup, or other profit on the foreign currency forward contract trades it executes with the partnership.	Bid/ask spreads to Morgan Stanley & Co. on foreign currency forward trades.

Spectrum Technical

Entity	Form of Compensation	Amount of Compensation
The trading advisors	Monthly management fee.	1/12 of 2% of the net assets allocated to JWH and Winton, 1/12 of 3% of the net assets allocated to each of Campbell and Chesapeake.
	Monthly incentive fee.	19% of the trading profits experienced with respect to the net assets allocated to Chesapeake and 20% of the trading profits experienced with respect to the net assets allocated to each of Campbell, JWH and Winton.
The commodity brokers	Monthly brokerage fee to Morgan Stanley DW.	1/12 of 7.25% of the partnership's net assets. On or about July 1, 2005, the general partner expects brokerage fees will be reduced from a 7.25% annual rate to a 6.00% annual rate.
	Financial benefit to Morgan Stanley DW from interest earned on the partnership's assets in excess of the interest paid to the partnership and from compensating balance treatment in connection with its designation of a bank or banks in which the partnership's assets are deposited.	The compensating balance and excess net interest benefit to Morgan Stanley DW is estimated at less than 2% of the partnership's annual average month-end net assets. The aggregate of the brokerage fee payable by the partnership and net excess interest and compensating balance benefits to Morgan Stanley DW (after crediting the partnership with interest) will not exceed 14% annually of the partnership's average month-end net assets during a calendar year.
	Morgan Stanley & Co. generally will earn a spread, markup, or other profit on the foreign currency forward contract trades it executes with the partnership.	Bid/ask spreads to Morgan Stanley & Co. on foreign currency forward trades.

Spectrum Strategic

Entity	Form of Compensation	Amount of Compensation

The trading advisors	Monthly management fee.	1/12 of 3% of the net assets allocated to Blenheim and Eclipse. 1/12 of 2% of the net assets allocated to FX Concepts.
	Monthly incentive fee.	15% of the trading profits experienced with respect to the net assets allocated to Blenheim and Eclipse, and 20% of the trading profits experienced with respect to net assets allocated to FX Concepts.
The commodity brokers	Monthly brokerage fee to Morgan Stanley DW.	1/12 of 7.25% of the partnership's net assets. On or about July 1, 2005, the general partner expects brokerage fees will be reduced from a 7.25% annual rate to a 6.00% annual rate.

Financial benefit to Morgan Stanley DW from interest earned on the partnership's assets in excess of the interest paid to the partnership and from compensating balance treatment in connection with its designation of a bank or banks in which the partnership's assets are deposited.
The compensating balance and excess net interest benefit to Morgan Stanley DW is estimated at less than 2% of the partnership's annual average month-end net assets. The aggregate of the brokerage fee payable by the partnership and net excess interest and compensating balance benefits to Morgan Stanley DW (after crediting the partnership with interest) will not exceed 14% annually of the partnership's average month-end net assets during a calendar year.
	Morgan Stanley & Co. generally will earn a spread, markup, or other profit on the foreign currency forward contract trades it executes with the partnership.	Bid/ask spreads to Morgan Stanley & Co. on foreign currency forward trades.
	Morgan Stanley Capital Group will earn a spread, markup, or other profit on the options on foreign currency forward trades it executes with the partnership.	Bid/ask spreads to Morgan Stanley Capital Group on options on foreign currency forward trades.

Spectrum Global Balanced

Entity	Form of Compensation	Amount of Compensation

The trading advisor	Monthly management fee.	1/12 of 1.25% of the partnership's net assets.
	Monthly incentive fee.	15% of the trading profits.
The commodity brokers	Monthly brokerage fee to Morgan Stanley DW.	1/12 of 4.60% of the partnership's net assets.

Financial benefit to Morgan Stanley DW from interest earned on the partnership's assets in excess of the interest paid to the partnership and from compensating balance treatment in connection with its designation of a bank or banks in which the partnership's assets are deposited.
The compensating balance and excess net interest benefit to Morgan Stanley DW is estimated at less than 2% of the partnership's annual average month-end net assets. The aggregate of the brokerage fee payable by the partnership and net excess interest and compensating balance benefits to Morgan Stanley DW (after crediting the partnership with interest) will not exceed 14% annually of the partnership's average month-end net assets during a calendar year.
	Morgan Stanley & Co. generally will earn a spread, markup, or other profit on the foreign currency forward contract trades it executes with the partnership.	Bid/ask spreads to Morgan Stanley & Co. on foreign currency forward trades.

Spectrum Currency

Entity	Form of Compensation	Amount of Compensation

The trading advisors	Monthly management fee.	1/12 of 2% of the net assets allocated to each trading advisor.
	Monthly incentive fee.	20% of the trading profits experienced with respect to the net assets allocated to each trading advisor.
The commodity brokers	Monthly brokerage fee to Morgan Stanley DW.	1/12 of 4.60% of the partnership's net assets.

Financial benefit to Morgan Stanley DW from interest earned on the partnership's assets in excess of the interest paid to the partnership and from compensating balance treatment in connection with its designation of a bank or banks in which the partnership's assets are deposited.
The compensating balance and excess net interest benefit to Morgan Stanley DW is estimated at less than 2% of the partnership's annual average month-end net assets. The aggregate of the brokerage fee payable by the partnership and net excess interest and compensating balance benefits to Morgan Stanley DW (after crediting the partnership with interest) will not exceed 14% annually of the partnership's average month-end net assets during a calendar year.
	Morgan Stanley & Co. generally will earn a spread, markup, or other profit on the foreign currency forward contract trades it executes with the partnership.	Bid/ask spreads to Morgan Stanley & Co. on foreign currency forward trades.

Trading Advisors

        Each partnership pays each of its trading advisors a monthly management fee, whether or not the assets of the partnership as a whole or the assets allocated to such trading advisor are profitable. In addition, each partnership pays each of its trading advisors an incentive fee if trading profits are earned on the net assets allocated to such trading advisor.

        Monthly management fee.    Each partnership pays each of its trading advisors a monthly management fee based on the net assets under management as of the first day of each month, at the rate set forth in the above chart. The monthly management fee compensates the trading advisor for the services performed in connection with the net assets under management.

        Following is an example of the management fee payable by a partnership. If the net assets of Spectrum Currency equaled $300,000,000 as of the first day of each month during the fiscal year, the trading advisors would receive an aggregate monthly management fee for the year of $6,000,000 (1/12 of 2% of $300,000,000 per month, or $500,000 times 12). The management fee payable to the trading advisors in the foregoing example would be divided among them based on the portion of the $300,000,000 in net assets allocated to each such trading advisor at the beginning of each month.

        Incentive fee.    Each partnership pays an incentive fee to each of its trading advisors if trading profits are experienced with respect to allocated net assets, at the rate set forth in the above chart. Trading profits means the net futures, forwards, and options profits (realized and unrealized) earned on the trading advisor's allocated net assets, decreased by monthly management fees and brokerage fees that are chargeable to the trading advisor's allocated net assets, with such trading profits and items of decrease determined from the end of the last period in which an incentive fee was earned by the trading advisor. Extraordinary expenses of the partnership, if any, are not deducted in determining trading profits. An extraordinary expense would result from an event that is both unusual in nature and infrequent in occurrence, such as litigation. No incentive fee is paid on interest earned by any partnership.

        If incentive fees are paid to a trading advisor and the partnership fails to earn trading profits for any subsequent period, the trading advisor will retain the incentive fees previously paid. However, no subsequent incentive fees will be paid to the trading advisor until the trading advisor has again earned trading profits. If a trading advisor's allocated net assets are reduced or increased because of redemptions, additions, or reallocations that occur at the end of or subsequent to an incentive period in which the trading advisor experiences a trading loss, the trading loss which must be recovered will be adjusted pro rata.

        Following is an example of the incentive fee payable by a partnership. If the trading advisor for Spectrum Global Balanced earns trading profits of $1,000,000 for the period ended December 31, 2005, the trading advisor will receive an incentive fee of $150,000 for that period (15% of $1,000,000). If, however, the trading advisor experiences realized and/or unrealized trading losses, or fees offset trading profits, so as to result in a $250,000 loss for the period ended January 31, 2006, an incentive fee will not be paid to the trading advisor for that period. In order for the trading advisor to earn an incentive fee in the following period ending February 28, 2006, the trading advisor will have to earn trading profits exceeding $250,000 for that period, since the incentive fee is payable based upon trading profits measured from the last period for which an incentive fee was paid (i.e., December 31), and not from the immediately preceding period. The foregoing example assumes no redemptions or reallocations or additional purchases of units during the periods in question, which would require adjustments as described above.

Commodity Brokers

        Brokerage fees.    Commodity brokerage fees for futures, forwards, and options trades are typically paid on the completion or liquidation of a trade and are referred to as "roundturn commissions," which cover both the initial purchase (or sale) of a futures interest and the subsequent offsetting sale (or purchase). However, pursuant to the customer agreements with the commodity brokers, the partnerships pay a monthly flat-rate brokerage fee based on their net assets as of the first day of each month, at the rate set forth in the above chart, irrespective of the number of trades executed on a partnership's behalf.

        Following is an example of the brokerage fee payable by a partnership. If the net assets of Spectrum Global Balanced equaled $300,000,000 as of the first day of each month during the fiscal year, Morgan Stanley DW would receive an aggregate monthly brokerage fee for the year of $13,800,000 (1/12 of 4.60% of $300,000,000 per month, or $1,115,000, times 12).

        From the flat-rate brokerage fees received from the partnerships, Morgan Stanley DW pays or reimburses the partnerships for all fees and costs charged or incurred by the clearing commodity broker(s) for executing trades on behalf of the partnerships, including floor brokerage fees, exchange fees, clearinghouse fees, National Futures Association fees, "give up" fees, any taxes (other than income taxes), any third party clearing costs incurred by the clearing commodity broker(s), and costs associated with taking delivery of futures, forwards, and options contracts.

        Morgan Stanley DW also pays, from the brokerage fees it receives, the ordinary administrative and continuing offering expenses of each partnership. Ordinary administrative expenses include legal, accounting and auditing expenses, printing and mailing expenses, and filing fees incurred in preparing reports, notices and tax information to limited partners and regulatory bodies. The continuing offering expenses of each partnership include legal, accounting and auditing fees, printing costs, filing fees, escrow fees, marketing costs (which include costs relating to sales seminars and the preparation of customer sales kits and brochures), and other related fees and expenses.

        While each partnership pays a flat-rate brokerage fee, rather than "roundturn commissions" on each trade, it is estimated, based upon the trading advisors' historical trading, that such flat-rate brokerage fee would approximate roundturn commissions ranging from approximately:

        $45-55 for Spectrum Select

        $65-75 for Spectrum Technical

        $25-35 for Spectrum Strategic

        $60-70 for Spectrum Global Balanced

        $85-95 for Spectrum Currency

        You should note that the approximate roundturn commissions set forth above include administrative, offering, and other expenses, for which the non-clearing commodity broker is responsible, but are typically paid separately from roundturn commissions. The foregoing estimates are based on past results and may vary in the future.

        Financial Benefits.    Each partnership deposits all of its assets with the commodity brokers in connection with the partnership's futures, forwards, and options trading. The non-clearing commodity broker then pays each partnership the rate that the non-clearing commodity broker earns on its U.S. Treasury bill investments with all customer segregated funds, as if 80% (100% in the case of Spectrum Global Balanced) of the partnership's average net assets for the month were invested at that rate.

        The commodity brokers, as they are permitted under CFTC regulations, invest a portion of the partnerships' funds in CFTC specified securities and other instruments and retain any interest earned on those investments. Instead of investing a partnership's funds, the non-clearing commodity broker may choose to deposit the funds in non-interest-bearing bank accounts at various banks, in exchange for which the banks offer the non-clearing commodity broker's affiliates advantageous interest rates on loans up to the amount of the deposits. This is known as compensating balance treatment. The benefit to the non-clearing commodity broker and its affiliates from this compensating balance treatment is the difference between the lending rate they would have received without the deposits and the rate they receive by reason of the deposits. The benefit to the non-clearing commodity broker from this compensating balance arrangement and the investment of the partnerships' funds will vary depending upon market conditions. The approximate benefit to the non-clearing commodity broker for each partnership is set forth in the "Description of Charges—Charges To Each Partnership" table beginning on page 19. For more information regarding the non-clearing commodity broker's interest crediting arrangements with the partnerships and the investment of customer funds by the commodity brokers, see "Use of Proceeds—Interest Credits" beginning on page 27.

        Morgan Stanley & Co. and Morgan Stanley Capital Group Inc. are each a dealer and market maker in the over-the-counter foreign exchange market. In the ordinary course of each of its business as a dealer,

Morgan Stanley & Co. and Morgan Stanley Capital Group Inc. price currency transactions, and options on currency transactions, respectively, including those that may be executed with each partnership, in the form of a bid-ask spread, which is intended to cover a dealer's market making costs and generate a profit. Morgan Stanley & Co. and Morgan Stanley Capital Group Inc. each calculate the bid-ask spread that it earns on foreign currency forward trades and options on foreign currency forward trades, respectively, executed with each partnership in the same general manner as for other foreign currency forward trades and options on foreign currency forward trades, respectively, executed in its capacity as a dealer and market maker in the over-the-counter foreign exchange market, subject to prevailing market conditions. The amount earned by each Morgan Stanley & Co. and Morgan Stanley Capital Group Inc. on this bid-ask spread differential is separate from the flat-rate brokerage fees paid by the partnerships to the non-clearing commodity broker. See "Conflicts of Interest" beginning on page 15.

Extraordinary Expenses

        Each partnership is obligated to pay any extraordinary expenses it may incur. Extraordinary expenses will be determined in accordance with accounting principles generally accepted in the United States of America, which generally include events that are both unusual in nature and occur infrequently, such as litigation.

Expense Limitations

        The general partner may permit an increase, subject to state limits described below, in the management, incentive, and brokerage fees payable by a partnership only on the first business day following a redemption date. Limited partners do not have any right to vote with respect to the approval of any increase in the fees payable by a partnership. However, prior to any such increase, the following conditions must be satisfied:

  •
  notice of the increase must be mailed to investors at least five business days prior to the last date on which a "request for redemption" must be received by the general partner;

  •
  the notice must describe investors' redemption and voting rights; and

  •
  investors must not be subject to any redemption charges if they redeem units at the first redemption date following the notice.

        Each partnership's fees and expenses are subject to limits imposed under guidelines applied by state securities regulators, as set forth in Section 7(e) of the limited partnership agreement, including the limitation that the aggregate of the brokerage fees payable by the partnership to any commodity broker and the net excess interest and compensating balance benefits to any commodity broker, after crediting the partnership with interest, shall not exceed 14% annually of the partnership's average month-end net assets during the calendar year. The general partner will pay any fees and expenses in excess of any such limits.

Redemption Charges

        You may redeem all or part of your investment in any partnership at any month-end once you have been an investor in that partnership for at least six months, regardless of when your units were actually purchased.

        Units redeemed on or before the last day of the twelfth month after they were purchased, are subject to a redemption charge equal to 2% of the net asset value of a unit on the redemption date. Units redeemed after the last day of the 12th month and on or before the last day of the 24th month after they were purchased are subject to a redemption charge equal to 1% of the net asset value of the units on the redemption date. If you redeem units after the last day of the 24th month after they were purchased, you will not be subject to a redemption charge. All redemption charges will be paid to the non-clearing commodity broker and will not be shared with the financial advisor or additional selling agent who sold the units.

        The following is an example of a redemption charge that may be payable by you to the non-clearing commodity broker. If you redeem $5,000 worth of units in Spectrum Select after the sixth month and on or before the last day of the 12th month after the units were purchased, you will be subject to the full 2% redemption charge. In that case, an aggregate redemption charge equal to $100 (2% of $5,000) will be deducted from the proceeds of your redemption.

USE OF PROCEEDS

        Each partnership engages in the speculative trading of futures, forwards, and options contracts. The proceeds received by each partnership from the sale of its units and the continuing capital contributions made by the general partner to each partnership will be deposited in separate commodity trading accounts established by the commodity brokers for each of the trading advisors. All of the funds in a partnership's trading accounts will be used to engage in trading futures, forwards, and options contracts.

        The partnerships' assets held by the commodity brokers will be segregated or secured in accordance with the Commodity Exchange Act and CFTC regulations. The partnerships' trading on various U.S. futures exchanges is subject to CFTC regulation and the rules of the exchanges. The partnerships' trading on foreign futures exchanges is subject to regulation by foreign regulatory authorities and the rules of the exchanges.

        Each partnership's margin commitments with respect to its U.S. commodity futures and forwards positions have ranged, and are anticipated to range, between 10% and 40% of net assets. However, a partnership's margin levels could deviate substantially from that range in the future.

        The partnerships may trade on one or more of the following foreign futures exchanges and, from time to time, may trade on other foreign exchanges:

  •
  Deutsche Terminborse/Eurex
  •
  Hong Kong Futures Exchange Ltd.
  •
  International Petroleum Exchange of London Ltd.
  •
  Italian Derivatives Market
  •
  London International Financial Futures Exchange Ltd.
  •
  London Commodity Exchange
  •
  London Metal Exchange
  •
  London Securities and Derivatives Exchange
  •
  Marché à Terme International de France
  •
  MEFF Renta Fija
  •
  MEFF Renta Variable
  •
  Montreal Exchange
  •
  New Zealand Futures and Options Exchange
  •
  Osaka Securities Exchange
  •
  Singapore International Monetary Exchange
  •
  Swiss Options and Financial Futures Exchange AG
  •
  Sydney Futures Exchange
  •
  Tokyo Commodity Exchange
  •
  Tokyo Grain Exchange
  •
  Tokyo International Financial Futures Exchange
  •
  Tokyo Stock Exchange
  •
  Winnipeg Commodity Exchange

        In connection with foreign futures and options contracts, the partnerships' assets may be deposited by the commodity brokers in accounts with non-U.S. banks and foreign brokers that are segregated on the books of those banks or brokers for the benefit of their customers. All non-U.S. banks and foreign brokers will be qualified depositories pursuant to relevant CFTC Advisories. All non-U.S. banks will be subject to the local bank regulatory authorities, and the foreign brokers will be members of the exchanges on which the futures and option trades are to be executed and will be subject to the regulatory authorities in the jurisdictions in which they operate.

        At each monthly closing, the trading advisors for each partnership are currently allocated the net proceeds from additional investments received by that partnership, and redemptions from that partnership are allocated to them, in the following proportions:

Spectrum Select	Additions	Redemptions	Percentage of net assets allocated to each trading advisor as of February 28, 2005
	%	%	%
EMC Capital Management, Inc.	0	0	8.01
Northfield Trading L.P.	0	0	5.83
Rabar Market Research, Inc.	33 1/3	33 1/3	37.43
Sunrise Capital Management, Inc.	33 1/3	33 1/3	31.71
Graham Capital Management, Inc.
Selective Trading Program	16 2/3	16 2/3	7.74
Global Diversified Program	16 2/3	16 2/3	9.28
Spectrum Technical
Campbell & Company, Inc.	25	25	26.16
Chesapeake Capital Corporation	25	25	31.61
John W. Henry & Company, Inc.
Original Investment Program	0	0	5.51
Financial and Metals Portfolio	25	25	21.06
Winton Capital Management Limited	25	25	15.66
Spectrum Strategic
Blenheim Capital Management, L.L.C.	40	30	37.21
Eclipse Capital Management, Inc.	25	40	36.82
FX Concepts (Trading Advisor) Inc.	35	30	25.97
Spectrum Global Balanced
SSARIS Advisors, LLC	100	100	100
Spectrum Currency
John W. Henry & Company, Inc.	50	50	51.80
Sunrise Capital Partners, LLC	50	50	48.20

        In the future, the proceeds from each monthly closing and redemptions may be allocated in different proportions. Further, the general partner may adjust the portion of a partnership's assets traded by a trading advisor through reallocations of assets among the partnership's trading advisors.

        The assets of the partnerships are not commingled with the assets of one another or any other entity. Margin deposits and deposits of assets with a commodity broker do not constitute commingling.

Interest Credits

        The partnerships' funds held by the commodity brokers will either be held and invested together with other customer segregated or secured funds of the commodity brokers, or will be held in non-interest-bearing bank accounts. In either case, the non-clearing commodity broker will credit each partnership with interest income at each month-end at the rate earned by the non-clearing commodity broker on its U.S. Treasury bill investments with customer segregated funds as if 80% (100% in the case of Spectrum Global Balanced) of each partnership's average daily net assets for the month were invested in U.S. Treasury bills at such rate. For purposes of these interest credits, daily funds do not include monies due a partnership on or with respect to futures, forwards, or options contracts which have not been received. The non-clearing commodity broker retains any interest earned in excess of the interest credited by the non-clearing commodity broker to the partnerships.

        To the extent the partnerships' funds are held by the commodity brokers in customer segregated accounts relating to trading in U.S. exchange-traded futures and options, those funds, along with segregated funds of other customers in the accounts, may be invested by the commodity brokers, under applicable CFTC regulations, in obligations of, or fully guaranteed by, the U.S., general obligations of any state or any political subdivision thereof, general obligations issued by any agency sponsored by the U.S., certificates of deposit issued by a bank as defined in the Exchange Act or a domestic branch of a foreign bank insured by the FDIC, commercial paper, corporate notes, general obligations of a sovereign nation, and interests in money market mutual funds, subject to conditions and restrictions regarding marketability, investment quality, and investment concentration. In addition, such investments may be bought and sold pursuant to designated repurchase and reverse repurchase agreements. To the extent the partnerships' funds are held by the commodity brokers in secured accounts relating to trading in futures or options contracts on non-U.S. exchanges or in forward contracts, such funds may be invested by the commodity brokers, under applicable CFTC regulations, in the instruments described above for customer segregated funds, in equity and debt securities traded on established securities markets in the U.S., and in commercial paper and other debt instruments that are rated in one of the top two rating categories by Moody's Investor Service, Inc. or Standard & Poor's Ratings Services, a Division of The McGraw-Hill Companies, Inc. A significant portion of the partnerships' funds held by the non-clearing commodity broker will be held in secured accounts and will be invested in short-term or medium-term commercial paper rated AAA or the equivalent or in other permitted debt instruments rated AAA or the equivalent.

        To the extent that the partnerships' funds are held in non-interest-bearing bank accounts, the non-clearing commodity broker or its affiliates will benefit from compensating balance treatment in connection with the non-clearing commodity broker's designation of a bank or banks in which the partnership's assets are deposited, meaning that the non-clearing commodity broker or its affiliates will receive favorable loan rates from such bank or banks by reason of such deposits. To the extent that any excess interest and compensating balance benefits to the non-clearing commodity broker or its affiliates exceed the interest the non-clearing commodity broker is obligated to credit to the partnerships, they will not be shared with the partnerships.

THE SPECTRUM SERIES

General

        The Spectrum Series presently consists of five limited partnerships each formed under the laws of Delaware: Spectrum Select, Spectrum Technical, Spectrum Strategic, Spectrum Global Balanced and Spectrum Currency.

	Date Partnership Was Formed	Date Partnership Began Operations
Spectrum Select	March 21, 1991	August 1, 1991
Spectrum Technical	April 29, 1994	November 2, 1994
Spectrum Strategic	April 29, 1994	November 2, 1994
Spectrum Global Balanced	April 29, 1994	November 2, 1994
Spectrum Currency	October 20, 1999	July 3, 2000

        Each partnership calculates its net asset value per unit independently of the other partnerships. Each partnership's performance depends solely on the performance of its trading advisor(s).

        Each partnership is continuously offering its units for sale at monthly closings held as of the last day of each month. The purchase price per unit is equal to 100% of the net asset value of a unit as of the date of the monthly closing at which the general partner accepts a subscription.

        Following is a summary of information relating to the sale of units of each partnership through February 28, 2005:

	Units Sold	Units Available For Sale	Total Proceeds Received	General Partner Contributions	Number of Limited Partners	Net Asset Value Per Unit
			$	$		$
Spectrum Select*	36,628,557.860	19,985,409.240	788,658,741	5,070,000	53,591	27.11
Spectrum Technical	51,634,779.123	32,365,220.877	880,419,331	6,311,984	61,576	21.74
Spectrum Strategic	21,635,127.487	15,864,872.513	264,858,280	1,731,000	21,193	14.07
Spectrum Global Balanced	7,910,876.536	8,589,123.464	112,018,689	533,234	7,685	14.33
Spectrum Currency	23,268,045.126	28,731,954.874	309,283,000	4,191,644	30,270	12.33

*
The number of units sold has been adjusted to reflect a 100-for-1 unit conversion that took place on June 1, 1998, when Spectrum Select became part of the Spectrum Series of partnerships.

Investment Objectives

        The investment objective of each partnership is to achieve capital appreciation and, to a lesser extent in the case of Spectrum Global Balanced, to provide investors with the opportunity to diversify a portfolio of traditional investments consisting of stocks and bonds. While each partnership has the same overall investment objective and many of the trading advisors for the various partnerships trade in the same futures, forwards, and options contracts, each trading advisor has developed its own trading programs and trades futures, forwards, and options in a different manner. Each partnership has a different mix of trading advisors and trading programs. You should review and compare the specifics of each partnership, its terms, and its trading advisors before selecting one or more partnerships in which to invest.

        Morgan Stanley Spectrum Select L.P.

        Spectrum Select currently utilizes five trading advisors, each of whom employs systematic, technical trading models. EMC uses an aggressive systematic trading approach that blends several independent methodologies designed to identify emerging trends and follow existing trends. This program seeks significant trends in favorable periods, while accepting a corresponding decline in unfavorable market cycles. Northfield uses a purely technical approach, utilizing price action itself as analyzed by charts, numerical indicators, pattern recognition, or other techniques designed to provide information about market direction. Rabar uses a systematic approach with discretion, limiting the equity committed to each trade, market, and sector. Rabar's trading program uses constant research and analysis of market behavior. Sunrise's investment approach attempts to detect a trend, or lack of a trend, with respect to a particular market by analyzing price movement and volatility over time. Sunrise's trading system consists of multiple, independent and parallel systems, each designed to seek out and extract different market inefficiencies over different time horizons. Graham's trading programs rely primarily on technical rather than fundamental information as the basis for their trading decisions. Graham's programs are based on the expectation that they can over time successfully anticipate market events using quantitative mathematical models to determine their trading activities, as opposed to attempting properly to forecast price trends using subjective analysis of supply and demand. For a more detailed discussion of the Spectrum Select trading advisors and their various programs see "The Trading Advisors—Morgan Stanley Spectrum Select L.P." beginning on page 70.

        Morgan Stanley Spectrum Technical L.P.

        Spectrum Technical currently utilizes four trading advisors, each of whom employs technically based trading models to achieve its objective. Campbell uses a highly disciplined, systematic approach designed to detect and react to price movements in the futures and forwards markets. Campbell's core systematic approach has been used for over 20 years. The trading methodology employed by Chesapeake is based on the analysis of interrelated mathematical and statistical formulas, including the technical analysis of historical data, used to determine optimal price support and resistance levels and market entry and exit points in various futures, forwards, and options markets. This trading system was designed in the 1980s and is continually updated based on research. JWH's trading programs use disciplined systematic quantitative methodologies to identify short- to long-term trends in both the financial and non-financial futures markets. Winton employs a computerized, technical, trend following trading system developed by its principals. This system tracks the daily price movements from these markets around the world, and carries out certain computations to determine each day how long or short the portfolio should be to maximize profit within a certain range of risk. These programs are differentiated by a distinctive style, timing and market characteristics. For a more detailed discussion of the Spectrum Technical trading advisors and their various programs see "The Trading Advisors—Morgan Stanley Spectrum Technical L.P." beginning on page 91.

        Morgan Stanley Spectrum Strategic L.P.

        Spectrum Strategic currently utilizes three trading advisors, each of whom employ discretionary and systematic trading approaches that seek to profit through the analysis of fundamental and technical market information. Blenheim uses a global macro approach to investing, which utilizes fundamental, geopolitical and technical research and analysis in its evaluation of the markets. Investments are made in markets in which Blenheim has a clear understanding of fundamental factors and geopolitical forces that influence price behavior. Eclipse employs a systematic trading approach using multiple trend-following and macroeconomic driven models. A key characteristic of the Eclipse trading program is the extensive diversification achieved by applying multiple trading models to a wide variety of financial markets located throughout the world. FX Concepts employs an alternative investment strategy in an attempt to produce risk adjusted returns by trading a diversified portfolio of developed market currencies in the interbank foreign exchange market. For a more detailed discussion of the Spectrum Strategic trading advisors and their various programs see "The Trading Advisors—Morgan Stanley Spectrum Strategic L.P." beginning on page 111.

        Morgan Stanley Spectrum Global Balanced L.P.

        Spectrum Global Balanced currently utilizes one trading advisor that trades a multi-strategy portfolio of futures, forwards, and options, consisting of world equity, global bonds, currency, and commodity markets. Within the long biased global stock and global bond components of the fund, SSARIS analyzes various fundamental information. Within the long and short global currency and commodity components of the fund, SSARIS employs a technical trend-following trading system. SSARIS uses a computer-based model to reallocate assets among various market sectors within each of the independent strategies. For a more detailed discussion of SSARIS, the sole trading advisor for Spectrum Global Balanced, and its trading program, see "The Trading Advisors—Morgan Stanley Spectrum Global Balanced L.P." beginning on page 121.

        Morgan Stanley Spectrum Currency L.P.

        Spectrum Currency currently utilizes two trading advisors, each of whom employs proprietary trading models that seek to identify favorable price relationships between and among various global currency markets through the disciplined analysis of technical market information. JWH employs the International Foreign Exchange Program, which seeks to identify and capitalize on intermediate-term price movements in a broad range of both major and minor currencies primarily trading on the interbank market. Positions are taken as outrights against the U.S. dollar or as non-dollar cross rates. Sunrise's Currency Program follows approximately ten different major and minor currency markets, which may include, but are not limited to, the Japanese yen, British pound, Euro, Swiss franc, Canadian dollar, Australian dollar, Swedish krona, New Zealand dollar, Singapore dollar, and South African rand. In order to achieve adequate diversification for the Currency Program, major and minor currencies are traded as crossrates selectively against each other and/or as outrights against the U.S. dollar. For a more detailed discussion of the Spectrum Currency trading advisors and their various programs see "The Trading Advisors—Morgan Stanley Spectrum Currency L.P." beginning on page 124.

Trading Policies

        Material changes to the trading policies described below may be made only with the prior written approval of limited partners owning more than 50% of units of the relevant partnership then outstanding. The general partner will notify the limited partners within seven business days after any material change in the partnership's trading policies so approved by the limited partners.

        The trading advisors will manage the funds allocated to them in accordance with the following trading policies.

Trading policies for all partnerships:

    •
    The partnership will not employ the trading technique commonly known as "pyramiding," in which the speculator uses unrealized profits on existing positions in a given futures interest due to favorable price movement as margin specifically to buy or sell additional positions in the same or a related futures interest. Taking into account the partnership's open trade equity (i.e., the profit or loss on an open futures interest position) on existing positions in determining generally whether to acquire additional futures interest positions on behalf of the partnership will not be considered to constitute "pyramiding."
    •
    The partnership will not under any circumstances lend money to affiliated entities or otherwise. The partnership will not utilize borrowings except if the partnership purchases or takes delivery of commodities. If the partnership borrows money from the general partner or any "affiliate" thereof (as defined in Section 14(c) of the limited partnership agreement), the lending entity in such case (the "lender") may not receive interest in excess of its interest costs, nor may the lender receive interest in excess of the amounts which would be charged the partnership (without reference to the general partner's financial abilities or guarantees) by unrelated banks on comparable loans for the same purpose, nor may the lender or any affiliate thereof receive any points or other financing charges or fees regardless of the amount. Use of lines of credit in connection with its forward trading does not, however, constitute borrowing for purposes of this trading limitation.

    •
    The partnership will not permit "churning" of the partnership's assets. Churning is the unnecessary execution of trades so as to generate increased brokerage commissions.
    •
    The partnership will trade currencies and other commodities in the interbank and forward contract markets only with banks, brokers, dealers, and other financial institutions which the general partner, in conjunction with the non-clearing commodity broker, has determined to be creditworthy. In determining the creditworthiness of a counterparty to a forward contract, the general partner and the non-clearing commodity broker will consult with the Corporate Credit Department of the non-clearing commodity broker.

Trading policies for Spectrum Select, Spectrum Technical, and Spectrum Strategic:

    •
    The trading advisors will trade only in those futures interests that have been approved by the general partner. The partnership normally will not establish new positions in a futures interest for any one contract month or option if such additional positions would result in a net long or short position for that futures interest requiring as margin or premium more than 15% of the partnership's net assets. In addition, the partnership will, except under extraordinary circumstances, maintain positions in futures interests in at least two market segments (i.e., agricultural items, industrial items (including energies), metals, currencies, and financial instruments (including stock, financial, and economic indexes)) at any one time.
    •
    The partnership will not acquire additional positions in any futures interest if such additional positions would result in the aggregate net long or short positions for all futures interests requiring as margin or premium for all outstanding positions more than 66 2/3% of the partnership's net assets. Under certain market conditions, such as an abrupt increase in margins required by a commodity exchange or its clearinghouse or an inability to liquidate open positions because of daily price fluctuation limits, or both, the partnership may be required to commit as margin amounts in excess of the foregoing limit. In such event, the trading advisors will reduce their open positions to comply with the foregoing limit before initiating new positions.
    •
    The trading advisors will not generally take a position after the first notice day in any futures interest during the delivery month of that futures interest, except to match trades to close out a position on the interbank foreign currency or other forward markets or liquidate trades in a limit market.

Trading policy for Spectrum Select only:

    •
    The partnership will not purchase, sell, or trade securities (except securities approved by the CFTC for investment of customer funds).

Trading policies for Spectrum Global Balanced only:

    •
    The trading advisor will trade only in those futures interests that have been approved by the general partner. In addition, the partnership will, except under extraordinary circumstances, maintain positions in futures interests in at least two market segments (i.e., agricultural items, industrial items (including energies), metals, currencies, and financial instruments (including stock, financial, and economic indexes)) at any one time.
    •
    The trading advisor will not generally take a position after the first notice day in any futures interest during the delivery month of that futures interest, except to match trades to close out a position on the interbank foreign currency or other forward markets or liquidate trades in a limit market. The partnership may, with the general partner's prior approval, purchase "cash" stocks and bonds, or options on stock or bond indices, on a temporary basis under unusual circumstances in which it is not practicable or economically feasible to establish the partnership's stock index or bond portfolios in the futures markets, and may acquire "cash" instruments in its short-term interest rate futures component.

Performance Records

        A summary of performance information for each partnership from its commencement of operations through February 28, 2005 is set forth in Capsules I through V below. All performance information has been calculated on an accrual basis in accordance with accounting principles generally accepted in the United States of America and is "net" of all fees and expenses. You should read the footnotes on page 35, which are an integral part of the following capsules.

        You are cautioned that the information set forth in each capsule is not indicative of, and has no bearing on, any trading results that may be attained by any partnership in the future. Past performance is not necessarily indicative of future results. We cannot assure you that a partnership will be profitable or will avoid incurring substantial losses. You should also note that interest income may constitute a significant portion of a partnership's total income and may generate profits where there have been realized or unrealized losses from futures, forwards, and options trading.

Capsule I

Performance of Spectrum Select

Type of pool:    publicly-offered fund
Inception of trading:    August 1991
Aggregate subscriptions:    $793,728,741
Current capitalization:    $564,663,517
Current net asset value per unit:    $27.11
Worst monthly % drawdown past five years:    (13.12)% (November 2001)
Worst monthly % drawdown since inception:    (13.72)% (January 1992)
Worst month-end peak-to-valley drawdown past five years:    (23.93)% (6 months, February 2004-August 2004)
Worst month-end peak-to-valley drawdown since inception:    (26.78)% (15 months, May 1995-August 1996)
Cumulative return since inception: 171.10%

	Monthly Performance
Month
	2005	2004	2003	2002	2001	2000	1999	1998	1997	1996	1995	1994	1993	1992	1991
	%	%	%	%	%	%	%	%	%	%	%	%	%	%	%
January	(7.31)	2.14	4.70	(1.25)	1.36	2.86	(2.90)	0.87	3.93	(0.38)	(8.13)	(11.67)	0.31	(13.72)
February	1.27	8.17	4.11	(6.89)	1.93	(2.17)	5.45	2.16	4.75	(12.11)	9.61	(6.79)	14.85	(6.09)
March		(0.90)	(8.99)	3.77	7.27	(2.08)	(2.50)	0.23	0.31	(0.22)	20.58	12.57	(0.60)	(3.91)
April		(10.67)	1.02	(3.11)	(6.93)	(3.78)	3.70	(6.72)	(5.46)	4.07	9.06	(0.95)	10.35	(1.86)
May		(3.95)	8.99	3.48	(0.53)	1.58	(4.38)	1.78	(1.18)	(3.65)	11.08	6.84	1.95	(1.42)
June		(4.71)	(2.91)	12.00	(1.78)	(4.44)	0.34	0.93	0.16	1.37	(1.70)	10.30	0.21	7.19
July		(3.24)	(1.98)	4.67	(0.13)	(2.42)	(4.40)	(0.97)	9.74	(1.44)	(10.61)	(4.91)	13.90	10.72
August		(2.97)	0.31	3.42	2.53	4.71	(0.44)	19.19	(6.22)	(0.46)	(4.81)	(6.95)	(0.95)	6.69	(6.20)
September		0.12	(2.77)	5.18	6.70	(1.84)	1.69	6.24	0.93	3.34	(7.76)	1.25	(4.13)	(5.24)	6.32
October		3.72	2.78	(6.12)	6.01	0.44	(8.39)	(5.14)	(3.77)	13.30	(3.35)	(4.78)	(4.97)	(3.17)	(2.28)
November		8.39	(3.02)	(4.56)	(13.12)	6.47	3.29	(4.16)	0.62	6.76	1.37	5.68	(1.30)	1.39	(2.93)
December		0.70	8.48	5.57	0.25	8.52	1.62	1.19	3.35	(3.36)	11.19	(2.72)	8.13	(3.58)	38.67
Compound Annual/ Period Rate of Return	(6.13)	(4.72)	9.62	15.40	1.65	7.14	(7.56)	14.17	6.22	5.27	23.62	(5.12)	41.62	(14.45)	31.19
(2 months)														(5 months)

PAST PERFORMANCE IS NOT NECESSARILY INDICATIVE OF FUTURE RESULTS.

Capsule II

Performance of Spectrum Technical

Type of pool: publicly-offered fund
Inception of trading: November 1994
Aggregate subscriptions:    $886,731,315
Current capitalization:    $739,311,105
Current net asset value per unit:    $21.74
Worst monthly % drawdown past five years: (15.59)% (November 2001)
Worst monthly % drawdown since inception: (15.59)% (November 2001)
Worst month-end peak-to-valley drawdown past five years: (26.57)% (13 months, March 2001-April 2002)
Worst month-end peak-to-valley drawdown since inception: (26.57)% (13 months, March 2001-April 2002)

Cumulative return since inception: 117.40%

	Monthly Performance
Month
	2005	2004	2003	2002	2001	2000	1999	1998	1997	1996	1995	1994
	%	%	%	%	%	%	%	%	%	%	%	%
January	(7.49)	2.74	12.76	(1.88)	(0.81)	1.21	(4.96)	(1.16)	3.67	4.78	(1.84)
February	(0.55)	9.85	6.60	(3.41)	1.94	(1.19)	2.48	0.41	1.13	(6.39)	5.10
March		(3.91)	(9.17)	(2.90)	11.38	(1.54)	(2.48)	1.31	(1.82)	1.24	10.21
April		(9.90)	1.44	(3.20)	(11.10)	(4.02)	7.18	(4.62)	(2.93)	4.82	3.60
May		(2.76)	6.38	5.64	(0.37)	(0.43)	(5.00)	3.28	(3.75)	(3.84)	0.69
June		(5.21)	(7.42)	15.02	(3.62)	(2.78)	5.13	(1.10)	0.69	3.21	(1.12)
July		(4.76)	(3.04)	9.65	(3.36)	(3.96)	(3.90)	(0.98)	9.33	(4.80)	(2.44)
August		(1.96)	3.39	4.40	1.34	3.74	0.95	10.29	(5.97)	(0.35)	(0.63)
September		2.94	(5.41)	6.43	8.19	(8.61)	(1.51)	4.35	1.85	5.50	(3.33)
October		6.89	9.14	(6.75)	5.37	2.90	(9.96)	(0.73)	0.36	9.92	(0.09)
November		12.51	1.20	(4.68)	(15.59)	12.28	1.84	(6.17)	1.01	8.34	0.93	(0.90)
December		0.25	7.66	5.20	2.47	12.06	3.83	5.98	4.57	(3.88)	6.09	(1.31)
Compound Annual/
Period Rate of Return	(8.00)	4.37	22.98	23.31	(7.15)	7.85	(7.51)	10.18	7.49	18.35	17.59	(2.20)
(2 months)											(2 months)

Capsule III

Performance of Spectrum Strategic

Type of pool: publicly-offered fund
Inception of trading: November 1994
Aggregate subscriptions: $266,589,280
Current capitalization: $181,563,220
Current net asset value per unit:    $14.07
Worst monthly % drawdown past five years: (18.47)% (February 2000)
Worst monthly % drawdown since inception: (18.47)% (February 2000)
Worst month-end peak-to-valley drawdown past five years: (43.28)% (10 months, December 1999-October 2000)
Worst month-end peak-to-valley drawdown since inception: (43.28)% (10 months, December 1999-October 2000)
Cumulative return since inception: 40.70%

	Monthly Performance
Month
	2005	2004	2003	2002	2001	2000	1999	1998	1997	1996	1995	1994
	%	%	%	%	%	%	%	%	%	%	%	%
January	(3.23)	0.49	13.78	2.09	(0.94)	(1.96)	(3.55)	5.32	(0.66)	3.71	(3.50)
February	(0.14)	7.86	(2.21)	2.51	0.48	(18.47)	11.76	(3.37)	10.09	(10.29)	1.45
March		2.32	(4.28)	4.62	1.04	(2.05)	(3.45)	0.37	6.77	(0.97)	7.86
April		(6.49)	1.87	(4.94)	(1.69)	(10.15)	2.00	(11.06)	(6.90)	6.08	0.00
May		(1.01)	0.00	1.37	(0.10)	10.13	(13.38)	(7.40)	0.78	(3.05)	(0.66)
June		(0.54)	(1.28)	8.00	(3.34)	(7.82)	21.85	(0.89)	(1.63)	(2.86)	(6.38)
July		(4.38)	(1.86)	(0.42)	(1.38)	3.71	(1.00)	(5.26)	7.65	(4.91)	(0.81)
August		(0.07)	4.29	2.26	(0.60)	(8.26)	5.31	11.82	(4.93)	1.14	4.00
September		3.01	3.00	3.10	3.83	(10.40)	13.27	19.03	(6.03)	5.11	(0.39)
October		(0.63)	3.45	(7.13)	1.07	(6.84)	(9.55)	8.44	(6.24)	2.92	0.30
November		1.33	(2.23)	(5.97)	1.15	6.56	4.85	(7.94)	(2.22)	3.49	2.76	0.10
December		0.55	8.57	4.72	0.09	10.75	9.39	2.76	5.62	(2.65)	6.24	0.00
Compound Annual/
Period Rate of Return	(3.37)	1.75	24.00	9.38	(0.57)	(33.06)	37.23	7.84	0.37	(3.53)	10.49	0.10
(2 months)											(2 months)

PAST PERFORMANCE IS NOT NECESSARILY INDICATIVE OF FUTURE RESULTS.

Capsule IV

Performance of Spectrum Global Balanced

Type of pool: publicly-offered fund
Inception of trading: November 1994
Aggregate subscriptions:    $112,551,923
Current capitalization:    $48,084,906
Current net asset value per unit:    $14.33
Worst monthly % drawdown past five years: (4.57)% (April 2000)
Worst monthly % drawdown since inception: (7.92)% (February 1996)
Worst month-end peak-to-valley drawdown past five years: (14.24)% (62 months, April 1999-July 2004)
Worst month-end peak-to-valley drawdown since inception: (14.24)% (62 months, April 1999-July 2004)
Cumulative return since inception: 43.30%

	Monthly Performance
Month
	2005	2004	2003	2002	2001	2000	1999	1998	1997	1996	1995	1994
	%	%	%	%	%	%	%	%	%	%	%	%
January	(2.33)	(0.90)	0.34	(1.23)	0.55	(0.93)	(0.06)	2.25	3.35	0.41	1.32
February	0.42	2.09	2.67	(1.69)	(3.36)	0.94	(0.06)	1.49	3.16	(7.92)	4.62
March		(1.85)	(2.60)	0.25	2.91	3.10	0.00	2.24	(2.50)	(1.08)	2.88
April		(3.58)	2.19	(2.09)	(0.31)	(4.57)	4.13	(1.78)	(1.65)	1.27	2.15
May		(1.08)	4.89	(0.19)	0.25	(1.32)	(4.99)	(0.35)	1.68	(3.13)	4.38
June		(0.07)	(0.19)	1.30	(3.08)	(0.26)	2.28	0.00	3.64	0.46	0.79
July		(2.53)	(1.09)	(0.83)	0.00	(2.18)	(1.67)	(1.19)	11.89	0.83	(1.39)
August		0.28	0.00	0.97	0.51	3.01	(0.19)	2.55	(5.92)	(0.82)	(1.41)
September		(0.21)	(1.16)	(4.16)	(1.20)	(3.94)	(0.50)	5.11	3.26	2.30	1.61
October		0.42	(0.92)	(0.80)	2.75	2.25	(1.77)	1.18	(1.69)	3.77	0.26
November		1.05	(1.32)	2.08	(0.06)	(0.52)	1.93	2.66	(0.37)	4.76	2.72	(0.50)
December		0.83	3.48	(4.02)	0.93	5.79	1.96	1.27	3.07	(3.88)	2.99	(1.21)
Compound Annual/
Period Rate of Return	(1.92)	(5.56)	6.18	(10.12)	(0.31)	0.87	0.75	16.36	18.23	(3.65)	22.79	(1.70)
(2 months)											(2 months)

Capsule V

Performance of Spectrum Currency

Type of pool: publicly-offered fund
Inception of trading:    July 2000
Aggregate subscriptions:    $313,474,644
Current capitalization:    $240,765,155
Current net asset value per unit:    $12.33
Worst monthly % drawdown: (11.24)% (January 2005)
Worst month-end peak-to-valley drawdown: (26.05)% (9 months, December 2003-September 2004)
Cumulative return since inception: 23.30%

	Monthly Performance
Month
	2005	2004	2003	2002	2001	2000
	%	%	%	%	%	%
January	(11.24)	(0.89)	5.03	(3.46)	(1.07)
February	(3.60)	0.39	0.96	(1.75)	(1.36)
March		(7.51)	(1.96)	(4.50)	8.44
April		(5.14)	4.07	2.40	(2.88)
May		(3.58)	3.19	10.34	1.92
June		(1.90)	(3.99)	8.98	(1.71)
July		(3.87)	(4.49)	(4.41)	(5.91)	0.60
August		(5.79)	(1.26)	(4.69)	2.40	0.40
September		(1.11)	0.43	(1.98)	0.90	1.39
October		7.69	0.64	0.57	(0.81)	7.32
November		12.99	4.08	(1.05)	(0.36)	(1.64)
December		2.27	5.74	13.25	12.31	3.33
Compound Annual/
Period Rate of Return	(14.43)	(7.98)	12.42	12.25	11.10	11.70
(2 months)					(6 months)

PAST PERFORMANCE IS NOT NECESSARILY INDICATIVE OF FUTURE RESULTS.

Footnotes to Capsules I through V

        "Aggregate subscriptions" represent the total amount received for all units purchased by investors since the partnership commenced operations.

        "Drawdown" is the decline in the net asset value per unit over a specified period.

        "Worst month-end peak-to-valley drawdown" is the largest decline experienced by a partnership, determined in accordance with CFTC Rule 4.10(1) and represents the greatest cumulative percentage decline from any month-end net asset value per unit that occurs without such month-end net asset value per unit being equaled or exceeded by a subsequent month-end net asset value per unit. For example, if the net asset value per unit of a partnership was $15 and declined by $1 in each of January and February, increased by $1 in March and declined again by $2 in April, a "peak-to-valley drawdown" analysis conducted as of the end of April would consider that "drawdown" to be still continuing and to be $3 in amount because the $15 initial month-end net asset value per unit had not been equaled or exceeded by a subsequent month-end net asset value per unit, whereas if the net asset value of a unit had increased by $2 in March, the January-February drawdown would have ended as of the end of February at the $2 level because the $15 initial net asset value per unit would have been equaled in March. Such "drawdowns" are measured on the basis of month-end net asset values only, and do not reflect intra-month figures.

        "Monthly Performance" is the percentage change in net asset value per unit from one month to another.

        "Compound Annual/Period Rate of Return" is calculated by multiplying, on a compound basis, each of the monthly rates of return and not by adding or averaging such monthly rates of return. For periods of less than one year, the results are year-to-date.

Additional partnerships

        In the future, additional partnerships may be added to the Spectrum Series of partnerships and units of limited partnership interest of such partnerships may be offered pursuant to a separate prospectus or an updated version of, or supplement to, this prospectus. Such partnerships will generally have different trading advisors and may have substantially different trading approaches or fee structures. You should carefully review any such separate prospectus, updated version of, or supplement to, this prospectus before making the decision to purchase units in any new Spectrum Series partnership.

Availability of Exchange Act Reports

        The partnerships are required to file periodic reports with the SEC, such as annual and quarterly reports and proxy statements. You may read any of these filed documents, or obtain copies by paying prescribed charges, at the SEC's public reference rooms located at 450 Fifth Street, N.W., Room 1024, Washington, D.C. 20549; 233 Broadway, New York, New York 10279; and Citicorp Center, 500 West Madison Street, Suite 1400, Chicago, Illinois 60661-2511. Please call the SEC at 1-800-SEC-0330 for further information on the public reference rooms. The partnerships' SEC filings are also available to the public from the SEC's Web site at "http://www.sec.gov." Their SEC file numbers are 0-19511 (Spectrum Select), 0-26338 (Spectrum Technical), 0-26280 (Spectrum Strategic), 0-26340 (Spectrum Global Balanced) and 0-31563 (Spectrum Currency).

SELECTED FINANCIAL DATA
AND SELECTED QUARTERLY FINANCIAL DATA

        The following are the results of operations and selected quarterly financial data for each partnership for the periods indicated.

Spectrum Select

Selected Financial Data

	For the Years Ended December 31,
	2004	2003	2002	2001	2000
	$	$	$	$	$
Total Trading Results including interest	33,923,907	74,213,042	67,605,728	30,468,895	35,083,619
Net Income (Loss)	(23,311,900)	34,186,905	40,823,199	3,165,349	14,291,045
Net Income (Loss) Per Unit (Limited & General Partners)	(1.43)	2.66	3.69	0.39	1.57
Total Assets	595,823,205	449,549,242	299,604,379	246,043,382	224,581,554
Total Limited Partners' Capital	579,155,164	436,666,633	292,226,000	238,821,840	218,182,118
Net Asset Value Per Unit	28.88	30.31	27.65	23.96	23.57

Selected Quarterly Financial Data (Unaudited)

Quarter ended	Total Trading Results including interest	Net income (loss)	Net income (loss) per unit of limited partnership interest
	$	$	$
2004
March 31	61,318,726	43,063,158	2.88
June 30	(89,312,298)	(102,519,477)	(6.05)
September 30	(17,696,888)	(30,110,417)	(1.63)
December 31	79,614,367	66,254,836	3.37

Total	33,923,907	(23,311,900)	(1.43)

2003
March 31	5,648,636	(3,435,893)	(0.22)
June 30	30,802,630	21,952,801	1.89
September 30	(7,076,850)	(16,582,417)	(1.29)
December 31	44,838,626	32,252,414	2.28

Total	74,213,042	34,186,905	2.66

Spectrum Technical

Selected Financial Data

	For the Years Ended December 31,
	2004	2003	2002	2001	2000
	$	$	$	$	$
Total Trading Results including interest	110,010,090	142,093,478	92,648,909	9,867,449	45,874,973
Net Income (Loss)	36,141,651	87,941,888	60,775,435	(19,283,369)	18,278,201
Net Income (Loss) Per Unit (Limited & General Partners)	0.99	4.23	3.48	(1.15)	1.17
Total Assets	791,452,599	550,066,920	341,596,812	262,442,204	273,695,028
Total Limited Partners' Capital	770,511,257	532,266,109	332,124,550	255,122,417	265,060,579
Net Asset Value Per Unit	23.63	22.64	18.41	14.93	16.08

Selected Quarterly Financial Data (Unaudited)

Quarter ended	Total Trading Results including interest	Net income (loss)	Net income (loss) per unit of limited partnership interest
	$	$	$
2004
March 31	72,341,653	45,902,418	1.91
June 30	(99,601,270)	(115,245,895)	(4.16)
September 30	(8,501,516)	(23,227,074)	(0.79)
December 31	145,771,223	128,712,202	4.03

Total	110,010,090	36,141,651	0.99

2003
March 31	45,385,367	29,742,112	1.69
June 30	9,441,031	(1,046,326)	(0.02)
September 30	(11,784,806)	(22,120,621)	(1.04)
December 31	99,051,886	81,366,723	3.60

Total	142,093,478	87,941,888	4.23

Spectrum Strategic

Selected Financial Data

	For the Years Ended December 31,
	2004	2003	2002	2001	2000
	$	$	$	$	$
Total Trading Results including interest	17,867,892	31,984,167	14,078,687	6,855,809	(26,938,961)
Net Income (Loss)	1,248,814	20,513,412	6,314,416	(480,543)	(36,887,290)
Net Income (Loss) Per Unit (Limited & General Partners)	0.25	2.77	0.99	(0.06)	(5.24)
Total Assets	186,645,900	123,656,595	77,094,809	71,489,275	76,427,098
Total Limited Partners' Capital	181,218,795	119,976,992	74,487,934	68,012,216	73,433,119
Net Asset Value Per Unit	14.56	14.31	11.54	10.55	10.61

Selected Quarterly Financial Data (Unaudited)

Quarter ended	Total Trading Results including interest	Net income (loss)	Net income (loss) per unit of limited partnership interest
	$	$	$
2004
March 31	19,386,598	14,056,323	1.56
June 30	(9,056,217)	(12,686,034)	(1.26)
September 30	773,705	(2,350,517)	(0.23)
December 31	6,763,806	2,229,042	0.18

Total	17,867,892	1,248,814	0.25

2003
March 31	7,634,556	4,781,178	0.75
June 30	2,970,073	442,228	0.07
September 30	7,306,514	4,972,399	0.67
December 31	14,073,024	10,317,607	1.28

Total	31,984,167	20,513,412	2.77

Spectrum Global Balanced

Selected Financial Data

	For the Years Ended December 31,
	2004	2003	2002	2001	2000
	$	$	$	$	$
Total Trading Results including interest	(51,621)	6,038,905	(2,566,396)	3,150,268	3,692,479
Net Income (Loss)	(3,017,628)	3,077,508	(5,786,918)	(152,599)	439,354
Net Income (Loss) Per Unit (Limited & General Partners)	(0.86)	0.90	(1.64)	(0.05)	0.14
Total Assets	50,433,972	53,920,384	51,559,238	58,790,758	56,740,136
Total Limited Partners' Capital	49,068,822	52,064,431	49,814,229	57,127,967	55,220,008
Net Asset Value Per Unit	14.61	15.47	14.57	16.21	16.26

Selected Quarterly Financial Data (Unaudited)

Quarter ended	Total Trading Results including interest	Net income (loss)	Net income (loss) per unit of limited partnership interest
	$	$	$
2004
March 31	387,222	(388,480)	(0.11)
June 30	(1,720,563)	(2,481,729)	(0.72)
September 30	(531,920)	(1,250,231)	(0.36)
December 31	1,813,640	1,102,812	0.33

Total	(51,621)	(3,017,628)	(0.86)

2003
March 31	946,959	210,736	0.05
June 30	4,100,730	3,372,448	1.02
September 30	(386,145)	(1,135,694)	(0.35)
December 31	1,377,361	630,018	0.18

Total	6,038,905	3,077,508	0.90

Spectrum Currency

Selected Financial Data

					For the Period from July 3, 2000 (commencement of operations) to December 31, 2000
	For the Years Ended December 31,
	2004	2003	2002	2001
	$	$	$	$	$
Total Trading Results including interest	2,632,707	28,185,655	16,183,891	7,353,454	1,918,231
Net Income (Loss)	(11,908,707)	16,796,809	10,283,120	4,336,339	1,308,544
Net Income (Loss) Per Unit (Limited & General Partners)	(1.25)	1.73	1.52	1.24	1.17
Total Assets	277,046,143	192,464,641	98,379,320	49,112,223	18,056,724
Total Limited Partners' Capital	270,231,305	188,042,673	93,891,619	45,598,611	13,988,414
Net Asset Value Per Unit	14.41	15.66	13.93	12.41	11.17

Selected Quarterly Financial Data (Unaudited)

Quarter ended	Total Trading Results including interest	Net income (loss)	Net income (loss) per unit of limited partnership interest
	$	$	$
2004
March 31	(13,624,011)	(17,153,573)	(1.25)
June 30	(19,529,341)	(23,130,916)	(1.48)
September 30	(19,847,451)	(23,397,173)	(1.35)
December 31	55,633,510	51,772,955	2.83

Total	2,632,707	(11,908,707)	(1.25)

2003
March 31	6,321,965	3,660,402	0.55
June 30	6,641,296	3,268,861	0.45
September 30	(5,055,352)	(7,367,330)	(0.79)
December 31	20,277,746	17,234,876	1.52

Total	28,185,655	16,796,809	1.73

MANAGEMENT'S DISCUSSION AND ANALYSIS OF FINANCIAL CONDITION
AND RESULTS OF OPERATIONS

Morgan Stanley Spectrum Select L.P.

  Liquidity

        The partnership deposits its assets with Morgan Stanley DW as non-clearing broker, and MS&Co. and MSIL as clearing brokers in separate futures, forwards, and options trading accounts established for the trading advisor(s), which assets are used as margin to engage in trading and may be used as margin solely for the partnership's trading. Such assets are held in either non-interest bearing bank accounts or in securities and instruments permitted by the CFTC for investment of customer segregated or secured funds. Since the partnership's sole purpose is to trade in futures, forwards, and options, it is expected that the partnership will continue to own such liquid assets for margin purposes.

        The partnership's investment in futures, forwards, and options may, from time to time, be illiquid. Most U.S. futures exchanges limit fluctuations in prices during a single day by regulations referred to as "daily price fluctuation limits" or "daily limits." Trades may not be executed at prices beyond the daily limit. If the price for a particular futures or options contract has increased or decreased by an amount equal to the daily limit, positions in that futures or options contract can neither be taken nor liquidated unless traders are willing to effect trades at or within the limit. Futures prices have occasionally moved the daily limit for several consecutive days with little or no trading. These market conditions could prevent the partnership from promptly liquidating its futures or options contracts and result in restrictions on redemptions.

        There is no limitation on daily price moves in trading forward contracts on foreign currencies. The markets for some world currencies have low trading volume and are illiquid, which may prevent the partnership from trading in potentially profitable markets or prevent the partnership from promptly liquidating unfavorable positions in such markets, subjecting it to substantial losses. Either of these market conditions could result in restrictions on redemptions. For the periods covered by this prospectus, illiquidity has not materially affected the partnership's assets.

        There are no known material trends, demands, commitments, events, or uncertainties at the present time that are reasonably likely to result in the partnership's liquidity increasing or decreasing in any material way.

  Capital Resources

        The partnership does not have, nor expects to have, any capital assets. Redemptions, exchanges, and sales of units in the future will affect the amount of funds available for investments in futures, forwards, and options in subsequent periods. It is not possible to estimate the amount, and therefore the impact, of future inflows and outflows of units.

        There are no known material trends, favorable or unfavorable, that would affect, nor any expected material changes to, the partership's capital resources arrangement at the present time.

  Off-Balance Sheet Arrangements and Contractual Obligations

        The partnership does not have any off-balance sheet arrangements, nor does it have any contractual obligations or commercial commitments to make future payments that would affect its liquidity or capital resources.

  Results of Operations

        General.    The partnership's results depend on the trading advisors and the ability of each trading advisor's trading program(s) to take advantage of price movements in the futures, forwards, and options markets. The following presents a summary of the partnership's operations for each of the three years in the period ended December 31, 2004, and a general discussion of its trading activities during each period. It is important to note, however, that the trading advisors trade in various markets at different times and that prior activity in a particular market does not mean that such market will be actively traded by the trading advisors or will be profitable in the future. Consequently, the results of operations of the partnership are difficult to discuss other than in the context of the trading advisors' trading activities on behalf of the partnership during the period in question. Past performance is not necessarily indicative of future results.

        The partnership's results of operations set forth in the financial statements (see the financial ("F-") pages of this prospectus) are prepared in accordance with accounting principles generally accepted in the United States of America, which require the use of certain accounting policies that affect the amounts reported in these financial statements, including the following: The contracts the partnership trades are accounted for on a trade-date basis and marked to market on a daily basis. The difference between their cost and market value is recorded on the Statements of Operations as "Net change in unrealized trading profit (loss)" for open (unrealized) contracts, and recorded as "Realized trading profit (loss)" when open positions are closed out. The sum of these amounts, along with the "Proceeds from Litigation Settlement," constitutes the partnership's trading results. The market value of a futures contract is the settlement price on the exchange on which that futures contract is traded on a particular day. The value of foreign currency forward contracts is based on the spot rate as of the close of business. Interest income, as well as management fees, incentive fees, and brokerage fees expenses of the partnership are recorded on an accrual basis.

        The general partner believes that, based on the nature of the operations of the partnership, no assumptions relating to the application of critical accounting policies, other than those presently used, could reasonably affect reported amounts.

        2004 Results.    The most significant trading gains of approximately 4.7% were recorded in the energy markets, primarily during February, May, throughout the third quarter, and in October, from long futures positions in crude oil and its related products as prices advanced upwards amid concerns for market supply, falling inventory levels, and heavy market demand. Additional gains of approximately 1.7% achieved in the agricultural markets, primarily during the first quarter, resulted from long futures positions in corn, soybeans, and soybean-related products as prices for these commodities finished higher amid strong, steady demand from Asia. In the metals markets, gains of approximately 1.5% were recorded primarily during the first quarter from long futures positions in base metals as prices moved higher in response to increased demand from China coupled with a weaker U.S. dollar. Long futures positions in industrial metals held during October were also profitable due to the drop in the U.S. dollar prompted by the investment community's perception that the Bush Administration would not take steps to stem the U.S. dollar's decline. Smaller partnership gains of approximately 0.8% resulted from trading in the currency markets, primarily during October and November. Long positions in the euro and Swiss franc versus the U.S. dollar benefited from a declining U.S. dollar trend triggered by prospects for lower U.S. interest rates, higher oil prices, concern for the growing U.S. current-account deficit, and beliefs that the Bush Administration would not act to curb the decline in the U.S. dollar. A portion of the partnership's overall gains for the year was offset by losses of approximately 2.5% incurred in the global interest rate sector, primarily during the second and third quarter of the year, from positions in U.S. and Australian interest rate futures. During January, long positions in U.S. interest rate futures experienced losses as prices declined following comments from the U.S. Federal Reserve concerning a shift in the U.S. Federal Reserve's interest rate policy. Short positions in Australian interest rate futures deepened sector losses as prices reversed higher during the final week of the month. During April, long U.S. interest rate futures positions incurred losses as prices tumbled following the release of stronger-than-expected U.S. jobs data. During May, short positions in global bond futures experienced losses as prices moved higher during the latter half of the month due to uncertainty in global equity prices, weaker-than-expected economic data, stronger energy prices, and geopolitical concerns. During June, short positions experienced losses as prices rallied on weaker-than-expected economic reports and expectations that the U.S. Federal Reserve would not aggressively tighten U.S. interest rates. During July, short positions in U.S. interest rate futures recorded losses as prices moved higher after the release of disappointing U.S. unemployment data. Additional losses were incurred from newly established long U.S. interest rate futures positions after prices moved lower following Federal Reserve Chairman Alan Greenspan's upbeat assessment of the U.S. economy. During September, long positions in U.S. interest rate futures resulted in losses as prices declined due to expectations for rising interest rates prompted by the release of positive U.S. economic data. Smaller partnership losses of approximately 0.4% resulted from trading in the global stock index sector, primarily during the second and third quarter, from positions in Asian equity index futures. During the second quarter, long positions in these markets incurred losses as global equity prices were negatively impacted by geopolitical concerns and expanding energy prices. Newly established short Asian equity index positions experienced losses as prices rebounded during the second quarter amid a slight pullback in oil prices and strong earnings from technology companies. During the third quarter, long Asian equity index positions experienced losses as prices reversed lower due to the release of disappointing U.S. employment data, surging energy prices, and new warnings concerning potential terrorist attacks.

        The partnership recorded total trading results including interest totaling $33,923,907 and expenses totaling $57,235,807, resulting in a net loss of $23,311,900 for the year ended December 31, 2004. The partnership's net asset value per unit decreased from $30.31 at December 31, 2003 to $28.88 at December 31, 2004. Total redemptions and subscriptions for the year were $43,132,131 and $210,227,672, respectively, and the partnership's ending capital was $585,306,125 at December 31, 2004, an increase of $143,783,641 from ending capital at December 31, 2003 of $441,522,484.

        2003 Results.    The most significant trading gains of approximately 12.2% were recorded in the currency markets during January from long positions in the euro versus the U.S. dollar as the value of the European currency strengthened against the U.S. dollar amid renewed fears of a military conflict with Iraq, increased tensions with North Korea, and weak U.S. economic data. During May, gains were supplied by long positions in the euro versus the U.S. dollar as the value of the euro strengthened amid uncertainty regarding the Bush Administration's economic policy, renewed fears of potential terrorist attacks against U.S. interests, and investor preference for non-U.S. dollar assets. Additional currency gains were recorded by long positions in the Australian dollar versus the U.S. dollar as the value of the Australian currency strengthened in response to continued weakness in the U.S. currency, rising gold prices, and relatively high interest rates in Australia. During November and December, long positions in the euro, British pound, and Australian and New Zealand dollar versus the U.S. dollar generated additional gains. The U.S. dollar tumbled to a six-year low against the Australian and New Zealand dollar and a five-year low against the British pound. Additionally, the euro soared past the $1.20 mark, its highest level against the U.S. dollar since its introduction in January 1999. The U.S. dollar's weakness was caused by a variety of factors, including concerns regarding the growing U.S. current-account and budget deficits, the Federal Reserve's policy of maintaining low interest rates, widening interest rate differentials relative to other countries, and renewed fears of global terrorism. In the metals markets, gains of approximately 5.9% were achieved primarily during the fourth quarter by long futures positions in copper and nickel. Industrial metals prices rallied during October in response to increased demand, especially from China as well as to growing investor sentiment that the global economy was on the path to recovery. During December, copper and nickel prices rose to six and fourteen-year highs respectively, benefiting from increased demand from China and the strengthening of the global economy. Gains of approximately 2.6% in the global stock index markets were supplied by long positions in Asian stock index futures during August as Asian equity prices drew strength from robust Japanese economic data and rising prices in the U.S. equity markets. Long U.S. equity index futures positions profited after the release of favorable economic data during October, as well as in December. In the agricultural markets, gains of approximately 1.7% resulted from long futures positions in soybeans and its related products during September as prices reacted positively in response to robust U.S. export sales data and smaller U.S. crop assessments. Then in October, long futures positions in cotton and soybeans generated gains as increased demand from China and tight market supplies lifted prices. A portion of the partnership's overall gains for the year was offset by losses of approximately 1.1% in the global interest rate markets incurred primarily during the last fourth months of the year. The partnership experienced losses from short European futures positions. Prices reversed higher amid investor demand for "safe-haven" investments following renewed volatility in global equity markets, continued geopolitical instability in the Middle East, and comments from the U.S. Federal Reserve regarding the continuation of low U.S. interest rates. In the energy sector, losses of approximately 0.8% partially offset the partnership's gains for the year. Long positions in crude oil futures resulted in losses during March as prices reversed sharply lower amid market anticipation of a swift military victory for Coalition forces against Iraq. During September, losses were suffered from short positions in crude oil futures as prices unexpectedly reversed higher following OPEC's announcement for output reductions and curbs in production. During October, short crude oil positions experienced further losses as prices moved higher in response to supply fears spurred by Middle East tensions early in the month, as well as strike threats in Nigeria, one of the world's major oil producers.

        The partnership recorded total trading results including interest totaling $74,213,042 and expenses totaling $40,026,137, resulting in net income of $34,186,905 for the year ended December 31, 2003. The partnership's net asset value per unit increased from $27.65 at December 31, 2002 to $30.31 at

December 31, 2003. Total redemptions and subscriptions for the year were $30,542,924 and $142,500,704, respectively, and the partnership's ending capital was $441,522,484 at December 31, 2003, an increase of $146,144,685 from ending capital at December 31, 2002 of $295,377,799.

        2002 Results.    The most significant trading gains of approximately 12.1% were recorded in the currency markets from long positions in the euro and Swiss franc versus the U.S. dollar during May, June and December, as the U.S. dollar's value weakened amid investors' fears concerning global political tensions, specifically, the threat of war between India and Pakistan, the looming threat of a military strike against Iraq, and the resumption of North Korea's nuclear program. Additional gains of approximately 9.5% were recorded from June through September, as well as in December, from long positions in European and U.S. interest rate futures as prices trended higher amid a shift of assets from stocks into bonds as investors sought the "safe-haven" of fixed income investments. In the agricultural futures markets, gains of approximately 1.2% were recorded from long positions in soybean and wheat futures as prices rallied during the second and third quarter amid fears that hot and dry weather would adversely affect crops in the U.S. Midwest. In the energy futures markets, gains of approximately 1.0% were experienced from long positions in natural gas futures during March, August, September, and December, as prices moved higher amid supply concerns. A portion of the partnership's overall gains was offset by losses of approximately 1.8% recorded in the metals markets early in the year from long positions in copper futures as prices fell amid weak industrial demand. Additional losses were recorded in October from short positions in copper futures as prices reversed higher in response to a temporary rally in global equity prices in October.

        The partnership recorded total trading results including interest totaling $67,605,728 and expenses totaling $26,782,529, resulting in net income of $40,823,199 for the year ended December 31, 2002. The partnership's net asset value per unit increased from $23.96 at December 31, 2001 to $27.65 at December 31, 2002. Total redemptions and subscriptions for the year were $49,669,825 and $62,812,840, respectively, and the partnership's ending capital was $295,377,799 at December 31, 2002, an increase of $53,966,214 from ending capital at December 31, 2001 of $241,411,585

Market Risk

  Financial Instruments

        The partnership is a party to financial instruments with elements of off-balance sheet market and credit risk. The partnership trades futures contracts, options on futures contracts, and forward contracts on physical commodities and other commodity interests, including, but not limited to, foreign currencies, financial instruments, metals, energy, and agricultural products. In entering into these contracts, the partnership is subject to the market risk that such contracts may be significantly influenced by market conditions, such as interest rate volatility, resulting in such contracts being less valuable. If the markets should move against all of the positions held by the partnership at the same time, and if the trading advisors were unable to offset positions of the partnership, the partnership could lose all of its assets and investors would realize a 100% loss.

        In addition to the trading advisors' internal controls, the trading advisors must comply with the partnership's trading policies that include standards for liquidity and leverage that must be maintained. The trading advisors and the general partner monitor the partnership's trading activities to ensure compliance with the trading policies and the general partner can require the trading advisors to modify positions of the partnership if the general partner believes they violate the partnership's trading policies.

  Credit Risk

        In addition to market risk, in entering into futures, forward, and options contracts there is a credit risk to the partnership that the counterparty on a contract will not be able to meet its obligations to the partnership. The ultimate counterparty or guarantor of the partnership for futures, forward, and options contracts traded in the United States and most foreign exchanges on which the partnership trades is the clearinghouse associated with such exchange. In general, a clearinghouse is backed by the membership of the exchange and will act in the event of non-performance by one of its members or one of its member's customers, which should significantly reduce this credit risk. There is no assurance that a clearinghouse, exchange, or other exchange member will meet its obligations to the partnership, and the general partner and commodity brokers will not indemnify the partnership against a default by such parties. Further, the law is unclear as to whether a commodity broker has any obligation to protect its customers from loss in the event of an exchange or clearinghouse defaulting on trades effected for the broker's customers. In cases where the partnership trades off-exchange forwards contracts with a counterparty, the sole recourse of the partnership will be the forward contract's counterparty. For a list of the foreign exchanges on which the partnership trades, see "Use of Proceeds" on page 26. For an additional discussion of the credit risks relating to trading on foreign exchanges see "Risk Factors—Trading and Performance Risks—Trading on foreign exchanges presents greater risks to each partnership than trading on U.S. exchanges" on page 11.

        The general partner deals with these credit risks of the partnership in several ways. First, it monitors the partnership's credit exposure to each exchange on a daily basis. The commodity brokers inform the partnership, as with all their customers, of its net margin requirements for all its existing open positions, and the general partner has installed a system which permits it to monitor the partnership's potential net credit exposure, exchange by exchange, by adding the unrealized trading gains on each exchange, if any, to the partnership's margin liability thereon.

        Second, the partnership's trading policies limit the amount of its net assets that can be committed at any given time to futures contracts and require a minimum amount of diversification in the partnership's trading, usually over several different products and exchanges. Historically, the partnership's exposure to any one exchange has typically amounted to only a small percentage of its total net assets and on those relatively few occasions where the partnership's credit exposure climbs above such level, the general partner deals with the situation on a case by case basis, carefully weighing whether the increased level of credit exposure remains appropriate. Material changes to the trading policies may be made only with the prior written approval of the limited partners owning more than 50% of units then outstanding.

        Third, with respect to forward contract trading, the partnership trades with only those counterparties which the general partner, together with Morgan Stanley DW, have determined to be creditworthy. The partnership presently deals with Morgan Stanley & Co. as the sole counterparty on forward contracts.

Inflation has not been a major factor in the partnership's operations.

Morgan Stanley Spectrum Technical L.P.

  Liquidity

        See the discussion under "—Morgan Stanley Spectrum Select L.P.—Liquidity" on page 41, which discussion is equally applicable to Spectrum Technical.

  Capital Resources

        See the discussion under "—Morgan Stanley Spectrum Select L.P.—Capital Resources" on page 41, which discussion is equally applicable to Spectrum Technical.

  Off-Balance Sheet Arrangements and Contractual Obligations

        See the discussion under "—Morgan Stanley Spectrum Select L.P.—Off-Balance Sheet Arrangements and Contractual Obligations" on page 41, which discussion is equally applicable to Spectrum Technical.

  Results of Operations

        General.    The partnership's results depend on the trading advisors and the ability of the trading advisors' trading program(s) to take advantage of price movements in the futures, forwards, and options markets. The following presents a summary of the partnership's operations for each of the three years in the period ended December 31, 2004, and a general discussion of its trading activities during each period. It is important to note, however, that the trading advisors trade in various markets at different times and that prior activity in a particular market does not mean that such market will be actively traded by the trading advisors or will be profitable in the future. Consequently, the results of operations of the partnership are difficult to discuss other than in the context of the trading advisors' trading activities on behalf of the partnership during the period in question. Past performance is not necessarily indicative of future results.

        The partnership's results of operations set forth in the financial statements (see the financial ("F-") pages of this prospectus) are prepared in accordance with accounting principles generally accepted in the United States of America, which require the use of certain accounting policies that affect the amounts reported in these financial statements, including the following: The contracts the partnership trades are accounted for on a trade-date basis and marked to market on a daily basis. The difference between their cost and market value is recorded on the Statements of Operations as "Net change in unrealized trading profit (loss)" for open (unrealized) contracts, and recorded as "Realized trading profit (loss)" when open positions are closed out. The sum of these amounts, along with the "Proceeds from Litigation Settlement," constitutes the partnership's trading results. The market value of a futures contract is the settlement price on the exchange on which that futures contract is traded on a particular day. The value of foreign currency forward contracts is based on the spot rate as of the close of business. Interest income, as well as management fees, incentive fees, and brokerage fees expenses of the partnership are recorded on an accrual basis.

        The general partner believes that, based on the nature of the operations of the partnership, no assumptions relating to the application of critical accounting policies, other than those presently used, could reasonably affect reported amounts.

        2004 Results.    The most significant trading gains of approximately 10.9% were achieved in the energy markets throughout most of the year from long futures positions in crude oil and its related products as crude oil prices trended higher in response to rising demand combined with geopolitical concerns and supply issues. Additional gains of approximately 9.5% resulted in the global interest rate markets primarily during the first, third, and fourth quarter from long positions in European, Asian, and U.S. interest rate futures. During the first quarter, long positions profited as bond prices rallied in response to weak economic data, a lack of inflation and "safe-haven" buying following the terrorist attack in Madrid. During the third quarter, long positions benefited from a surge in oil prices, a drop in equity prices, and a conflicted economic picture. During the fourth quarter, long positions in European and U.S. interest rate futures benefited from rising global bond prices triggered by record high oil prices, growth concerns prompted by weak economic data, and strength in foreign currencies versus a weaker U.S. dollar. Additional gains were recorded from long positions in Japanese interest rate futures, which profited as prices increased amid higher values for the Japanese yen. Smaller gains of approximately 0.1% in the metals markets resulted primarily during the first quarter, from long futures positions in base metals after prices trended higher in response to greater demand from Asia and a declining U.S. dollar. A portion of the partnership's gains for the year was offset by losses of approximately 2.0% incurred in the agricultural markets from futures positions in cocoa and coffee. During January, short futures positions in coffee experienced losses as prices reversed higher amid tight global supply. Long coffee positions experienced additional losses as prices reversed lower during June in response to an increase in Brazilian crop estimates and mild weather in growing regions. During July, short cocoa futures positions recorded losses as prices hit five-month highs amid speculative buying and lower market supply. During September, long cocoa futures positions incurred losses as prices reversed lower amid news of easing geopolitical tensions from the Ivory Coast, the world's top cocoa producer. During October, long futures positions in coffee incurred losses as prices declined due to larger harvests and greater market supply. Additional partnership losses of approximately 1.5% in the global stock index sector occurred primarily during the second and third quarter of the year from positions in Asian and European stock index futures. Long positions in Asian and European stock index futures also incurred losses during March, April, and May as equity prices fell in response to the terror attacks in Madrid, continuing instability in Iraq, and concerns for higher interest rates. During July, long positions in Asian and European stock index futures also recorded losses as prices reversed lower due to the release of disappointing U.S. employment data, surging energy prices, and new warnings concerning potential terrorist attacks. During August, short positions in Asian and European equity index futures recorded losses as prices reversed higher in response to falling energy prices and better-than-expected U.S. Gross Domestic Product and consumer sentiment data. Smaller partnership losses of approximately 0.2% were incurred in the currency markets primarily from positions in the Japanese yen between the months of March through August. Losses were incurred during March from short positions in the Japanese yen versus the U.S. dollar as the yen reversed higher due to speculation that the Bank of Japan was relaxing its efforts to weaken the yen. During April, long positions in the Japanese yen versus the U.S. dollar resulted in losses as the U.S. dollar surged following the release of stronger-than-expected U.S. jobs data. During May, short positions in the Japanese yen versus the U.S. dollar sustained losses as the U.S. dollar's value declined in response to fears of potential terrorist attacks, expanding energy prices, and the release of weaker-than-expected economic data during the latter half of May. During June, losses were experienced primarily from short positions in the Japanese yen versus the U.S. dollar as the yen climbed higher in response to better-than-anticipated improvements in Japanese economic data and speculation that the Bank of Japan would move to raise interest rates. During July, long positions in the Japanese yen, euro, Swiss franc, British pound, and Australian dollar, all versus the U.S. dollar, resulted in losses as the U.S. dollar's value strengthened in response to upbeat market sentiment. During August, losses resulted from short positions in the Japanese yen versus the U.S. dollar as the U.S. dollar's value decreased due to concerns for the rate of U.S. economic growth caused by the release of soft economic data.

        The partnership recorded total trading results including interest totaling $110,010,090 and expenses totaling $73,868,439, resulting in net income of $36,141,651 for the year ended December 31, 2004. The partnership's net asset value per unit increased from $22.64 at December 31, 2003 to $23.63 at December 31, 2004. Total redemptions and subscriptions for the year were $56,554,740 and $260,952,698, respectively, and the partnership's ending capital was $778,723,887 at December 31, 2004, an increase of $240,539,609 from ending capital at December 31, 2003 of $538,184,278.

        2003 Results.    The most significant trading gains of approximately 22.8% in the currency markets were supplied from long positions in the euro as its value rose versus the U.S. dollar during January amid renewed fears of a military conflict with Iraq, increased tensions with North Korea, and weak U.S. economic data. During May, additional gains were recorded as the value of the euro strengthened due to uncertainty regarding the Bush Administration's economic policy, renewed fears of potential terrorist attacks against American interests and investor preference for non-U.S. dollar assets. Gains were also recorded during April by long positions in the Australian dollar versus the U.S. dollar as the Australian currency strengthened in response to continued weakness in the U.S. dollar and significant interest rate differentials between the two countries. The strongest gains in the currency sector were recorded during the fourth quarter, particularly during December, by long positions in a broad range of major and minor currencies versus the U.S. dollar. Profits accumulated as the U.S. dollar tumbled to a six-year low against the Australian and New Zealand dollars and a five-year low against the British pound. Additionally, the euro soared past the $1.20 mark, its highest level against the U.S. dollar since its introduction in January 1999. The U.S. dollar's weakness was caused by a variety of factors, including concerns regarding the growing U.S. current-account and budget deficits, the Federal Reserve's policy of maintaining low interest rates, widening interest rate differentials relative to other countries, and renewed fears of global terrorism. Additional gains of approximately 10.3% in the global stock index markets were recorded from long positions in Japanese stock index futures during July and August as prices trended higher in response to increased investor demand triggered by record-low Japanese government bond yields and robust Japanese economic data. Gains were also contributed during July and August by long positions in U.S. stock index futures as prices were buoyed by a rise in investor sentiment and tangible signs of a U.S. economic recovery. During the fourth quarter, additional gains were achieved on long European, U.S., and Asian equity index futures positions. The release of favorable economic data and an inflow of investor assets into equities helped boost prices. In the metals markets, gains of approximately 7.0% were recorded in the metals markets, primarily during the fourth quarter, from long futures positions in base and precious metals. Long futures positions in copper, nickel, and aluminum profited as industrial metals prices rallied in response to growing investor confidence in the global economy and increased demand, especially from China. Meanwhile, gold and silver climbed higher during December as investors sought a "safe-haven" from the falling U.S. dollar and an increased risk of terrorism. A portion of the partnership's gains for the year was offset by losses of approximately 3.0% in the agricultural markets. Short futures positions in coffee suffered losses as prices reversed higher in early September due to supply fears prompted by reduced estimates for world coffee production. Additional losses were experienced from long positions in lean hog futures during June as prices declined in response to a potential outbreak of Mad Cow Disease. During October, short futures positions in corn also incurred losses as prices reversed higher in response to news of decreased supply.

        The partnership recorded total trading results including interest totaling $142,093,478 and expenses totaling $54,151,590, resulting in net income of $87,941,888 for the year ended December 31, 2003. The partnership's net asset value per unit increased from $18.41 at December 31, 2002 to $22.64 at December 31, 2003. Total redemptions and subscriptions for the year were $42,934,638 and $157,355,402, respectively, and the partnership's ending capital was $538,184,278 at December 31, 2003, an increase of $202,362,652 from ending capital at December 31, 2002 of $335,821,626.

        2002 Results.    The most significant trading gains of approximately 17.1% were recorded in the global interest rate futures markets from long positions in Japanese, European, and U.S. interest rate futures as prices trended higher during the period from June through September, as well as in December, amid global economic uncertainty and falling equity prices. In the currency markets, gains of approximately 13.1% were recorded during the second quarter, as well as in December, from long positions in the euro versus the U.S. dollar as the value of the U.S. dollar weakened amid continued uncertainty regarding the U.S. economic recovery and heightened global political tensions. Additional gains of approximately 4.3% resulted from short positions in European stock index futures as prices trended lower during June, July, and September amid skepticism regarding a global economic recovery. A portion of the partnership's overall gains was offset by losses of approximately 2.3% recorded in the metals markets from long positions in copper futures as prices reversed lower during the second quarter amid growing inventory levels and weak industrial demand. Additional losses were recorded during October from short positions in copper futures as prices reversed higher amid renewed economic optimism.

        The partnership recorded total trading results including interest totaling $92,648,909 and expenses totaling $31,873,474, resulting in net income of $60,775,435 for the year ended December 31, 2002. The partnership's net asset value per unit increased from $14.93 at December 31, 2001 to $18.41 at December 31, 2002. Total redemptions and subscriptions for the year were $41,646,591 and $58,718,660, respectively, and the partnership's ending capital was $335,821,626 at December 31, 2002, an increase of $77,847,504 from ending capital at December 31, 2001 of $257,974,122.

        To enhance the foregoing comparison of operations from year-to-year, you should examine, line by line, the partnership's Statements of Operations and Statements of Financial Condition. See "Selected Financial Data and Selected Quarterly Financial Data" and "Independent Auditors' Report" and "Financial Statements" of Morgan Stanley Spectrum Series contained in this prospectus.

  Market Risk

        See the discussion under "—Morgan Stanley Spectrum Select L.P.—Market Risk" beginning on page 44, which discussion is equally applicable to Spectrum Technical.

Morgan Stanley Spectrum Strategic L.P.

  Liquidity

        See the discussion under "—Morgan Stanley Spectrum Select L.P.—Liquidity" on page 41, which discussion is equally applicable to Spectrum Strategic.

  Capital Resources

        See the discussion under "—Morgan Stanley Spectrum Select L.P.—Capital Resources" on page 41, which discussion is equally applicable to Spectrum Strategic.

  Off-Balance Sheet Arrangements and Contractual Obligations

        See the discussion under "—Morgan Stanley Spectrum Select L.P.—Off-Balance Sheet Arrangements and Contractual Obligations" on page 41, which discussion is equally applicable to Spectrum Strategic.

  Results of Operations

        General.    The partnership's results depend on the trading advisors and the ability of the trading advisors' trading program to take advantage of price movements in the futures, forwards, and options markets. The following presents a summary of the partnership's operations for each of the three years in the period ended December 31, 2004, and a general discussion of its trading activities during each period. It is important to note, however, that the trading advisors trade in various markets at different times and that prior activity in a particular market does not mean that such market will be actively traded by the trading advisors or will be profitable in the future. Consequently, the results of operations of the partnership are difficult to discuss other than in the context of the trading advisors' trading activities on behalf of the partnership during the period in question. Past performance is not necessarily indicative of future results.

        The partnership's results of operations set forth in the financial statements (see the financial ("F-") pages of this prospectus) are prepared in accordance with accounting principals generally accepted in the United States of America, which require the use of certain accounting policies that affect the amounts reported in these financial statements, including the following: The contracts the partnership trades are accounted for on a trade-date basis and marked to market on a daily basis. The difference between their cost and market value is recorded on the Statements of Operations as "Net change in unrealized trading profit (loss)" for open (unrealized) contracts, and recorded as "Realized trading profit (loss)" when open positions are closed out. The sum of these amounts along with the "Proceeds from Litigation Settlement," constitutes the partnership's trading results. The market value of a futures contract is the settlement price on the exchange on which that futures contract is traded on a particular day. The value of foreign currency forward contracts is based on the spot rate as of the close of business. Interest income, as well as management fees, incentive fees, and brokerage fees expenses of the partnership are recorded on an accrual basis.

        The general partner believes that, based on the nature of the operations of the partnership, no assumptions relating to the application of critical accounting policies, other than those presently used, could reasonably affect reported amounts.

        2004 Results.    The most significant trading gains of approximately 8.3% were recorded in the agricultural markets, primarily during the first five months of the year, from long futures positions in soybeans, soybean-related products, corn, and sugar. During the first quarter, soybean and corn prices finished higher, especially during February, due to increased exports abroad and greater demand from Asia. Long futures positions in sugar also benefited as prices rallied during April and June amid diminished market supply, increased demand and inflation concerns. In the metals markets, gains of approximately 4.7% were recorded primarily during the first quarter, and the final two months of the year, from long futures positions in base metals. During the first quarter, prices trended higher due to a declining U.S. dollar and increased demand from Asia. During September, long base metals futures positions benefited as prices moved higher in response to continued demand from China and reports of lower-than-expected inventories. During November and December, long base metals positions continued to profit from the decline in the U.S. dollar. Smaller partnership gains of approximately 1.0% achieved in the global interest rate markets occurred primarily during the first and third quarter of the year from long positions in interest rate futures. During the first quarter, long positions profited as global bond prices rallied in response to a lack of inflation and no increases in interest rates by the European Central Bank. Prices also trended higher during March amid uncertainty in global equity markets, disappointing U.S. economic data, and "safe-haven" buying following the terrorist attack in Madrid. During the third quarter, long European interest rate futures positions profited after prices trended higher amid rising oil prices, a drop in equity prices, and concern for economic growth. A portion of the partnership's overall gains for the year was offset by losses of approximately 2.0% incurred in the global stock index markets, primarily during the first and third quarter of the year. During the first quarter, long European and Japanese equity index futures positions were unprofitable as equity prices dropped during February and early March amid weakness in the U.S. technology sector and growing geopolitical uncertainty. During the third quarter, long European, Asian, and U.S. stock index futures experienced losses as prices reversed lower during July due to the release of disappointing U.S. employment data, surging energy prices, and concern for potential terrorist attacks. Losses of approximately 0.7% in the currency markets resulted primarily during the first and third quarter. During the first quarter, long positions in the Japanese yen versus the U.S. dollar resulted in losses after the Bank of Japan weakened the yen through currency market intervention activity. During the third quarter, long European currency positions, such as the Swiss franc and Norwegian krone versus the U.S. dollar, generated negative performance as the U.S. dollar reversed higher amid upbeat market sentiment. Smaller partnership losses of approximately 0.6% were recorded in the energy markets, primarily during the second quarter and the month of November. During the second quarter, losses resulted from long futures positions in crude oil and its related products and natural gas as energy prices declined in response to increases in output and energy reserves. During November, long positions in natural gas experienced losses as prices reversed sharply lower amid hefty reserves and seasonally moderate temperatures.

        The partnership recorded total trading results including interest totaling $17,867,892 and expenses totaling $16,619,078, resulting in net income of $1,248,814 for the year ended December 31, 2004. The partnership's net asset value per unit increased from $14.31 at December 31, 2003 to $14.56 at December 31, 2004. Total redemptions and subscriptions for the year were $13,839,146 and $74,561,018, respectively, and the partnership's ending capital was $183,241,125 at December 31, 2004, an increase of $61,970,686 from ending capital at December 31, 2003 of $121,270,439.

        2003 Results.    The most significant trading gains of approximately 11.1% were recorded in the currency markets, primarily during September, from long euro positions against the U.S. dollar. The dollar's weakness was caused by concerns about the strength of the U.S. economy and the potential impact of a statement by the G-7 countries supporting "more flexible exchange rates." The G-7 countries consist of France, the U.S., Britain, Germany, Japan, Italy, and Canada. The G-7's statement was viewed as part of an effort by the Bush Administration to allow the dollar to weaken against its counterparts. The dollar tumbled during the month, falling to three-month lows against the euro. During May, long positions in the euro versus the U.S. dollar generated gains as the value of the euro strengthened to an all time high amid uncertainty regarding the Bush Administration's economic policy, renewed fears of potential terrorist attacks against American interests, and investor preference for non-U.S. dollar assets. Additional gains were recorded from long positions in the Australian dollar versus the U.S. dollar as its value strengthened during January, April and May in response to continued weakness in the U.S. dollar and higher interest rates in Australia relative to those in the U.S. Gains of approximately 8.3% in the metals markets stemmed from long futures positions in nickel, copper, and zinc. Base metals prices climbed higher during January following the release of positive U.S. manufacturing data and continued supply and demand concerns. Long futures positions in nickel and copper provided further gains in this sector as prices trended higher during July amid renewed optimism concerning a U.S. economic recovery and hopes for increased industrial production. During the fourth quarter, prices rallied during October in response to growing investor sentiment that the global economy was on the path to recovery and increased demand, especially from China. During December, nickel and copper prices rose to fourteen and six-year highs, respectively, benefiting from increased demand from China and the strengthening of the global economy. Additional profits of approximately 8.3% were achieved in the agricultural markets. During January, long positions in sugar futures yielded gains as prices rose amid speculative buying ahead of the Brazilian harvest. Gains were also provided from long positions in cocoa futures during August as prices rallied amid short-covering, tight U.S. cocoa reserves and dry weather in the Ivory Coast, the world's top cocoa producer. Cocoa prices rallied again during the first two weeks of December in response to political developments in the Ivory Coast, thereby, generating profits for long cocoa positions. Meanwhile, long futures positions in cotton benefited as prices rallied to their highest level in seven years during December following an increase in export orders from China. Further gains in the agricultural sector stemmed from long futures positions in soybeans and cotton during April as increased demand from China and tight market supplies lifted prices. Rough rice futures positions profited during April as prices rose in response to the Iraqi war and the potential for increased Iraqi demand after the war. In the global stock index markets, gains of approximately 5.5% were contributed during May and June from long positions in U.S. and European stock index futures as prices moved higher amid increased optimism regarding the U.S. economic recovery and a rise in investor sentiment. Long positions in Japanese stock index futures also returned gains as Japanese equity markets tracked gains in global stock indices during September. During December, the partnership generated gains from long U.S. and European stock index futures positions as strong U.S. manufacturing data and the strongest U.S. quarterly growth rate in twenty years resulted in higher prices. A portion of the partnership's overall gains for the year was offset by losses of approximately 0.1% in the energy markets, primarily during May, from short positions in crude oil futures and its related products as prices moved higher amid supply concerns and renewed fears concerning security at Middle Eastern refining facilities. Long positions in natural gas futures experienced losses during June as prices reversed sharply lower following news of larger than-expected U.S. reserves.

        The partnership recorded total trading results including interest totaling $31,984,167 and expenses totaling $11,470,755, resulting in net income of $20,513,412 for the year ended December 31, 2003. The partnership's net asset value per unit increased from $11.54 at December 31, 2002 to $14.31 at December 31, 2003. Total redemptions and subscriptions for the year were $11,168,017 and $36,555,972, respectively, and the partnership's ending capital was $121,270,439 at December 31, 2003, an increase of $45,901,367 from ending capital at December 31, 2002 of $75,369,072.

        2002 Results.    The most significant trading gains of approximately 18.3% were recorded in the agricultural markets primarily from long futures positions in cocoa as political unrest in the Ivory Coast threatened supplies throughout much of the year. Additional gains were recorded in the agricultural markets from long futures positions in coffee as technical factors and concerns regarding supplies placed upward pressure on prices. Further gains resulted from long positions in wheat, soybean, and corn futures, as weather-related concerns threatened crops in the U.S. Midwest. In the currency markets, gains of approximately 7.6% were recorded from long positions in the euro and Swiss franc versus the U.S.

dollar as the dollar's value weakened amid investors' fears concerning increased global tensions and prolonged uncertainty regarding the U.S. economy. A portion of the partnership's overall gains was offset by losses of approximately 2.9% recorded in the global stock index futures markets from long positions in U.S. and European stock index futures as prices continued to weaken throughout a majority of the year amid ongoing concerns regarding the global economic recovery, corporate accounting scandals, and geopolitical concerns. Additional losses were incurred from short positions in U.S. and European stock index futures as global equity prices reversed higher during the fourth quarter amid temporary economic optimism. In the metals futures markets, losses of approximately 2.9% were experienced from long positions in copper, aluminum, and zinc futures as prices reversed lower during April and July amid growing inventory levels and weak industrial demand.

        The partnership recorded total trading results including interest totaling $14,078,687 and expenses totaling $7,764,271, resulting in net income of $6,314,416 for the year ended December 31, 2002. The partnership's net asset value per unit increased from $10.55 at December 31, 2001 to $11.54 at December 31, 2002. Total redemptions and subscriptions for the year were $13,238,629 and $13,475,899, respectively, and the partnership's ending capital was $75,369,072 at December 31, 2002, an increase of $6,551,686 from ending capital at December 31, 2001 of $68,817,386.

        To enhance the foregoing comparison of operations from year-to-year, you should examine, line by line, the partnership's Statements of Operations and Statements of Financial Condition. See "Selected Financial Data and Selected Quarterly Financial Data" and "Independent Auditors' Report" and "Financial Statements" of Morgan Stanley Spectrum Series contained in this prospectus.

  Market Risk

        See the discussion under "—Morgan Stanley Spectrum Select L.P.—Market Risk" beginning on page 44, which discussion is equally applicable to Spectrum Strategic, except that Morgan Stanley Capital Group, Inc. serves as the counterparty on all of the options on foreign currency forward trades for Spectrum Strategic.

Morgan Stanley Spectrum Global Balanced L.P.

  Liquidity

        See the discussion under "—Morgan Stanley Spectrum Select L.P.—Liquidity" on page 41, which discussion is equally applicable to Spectrum Global Balanced.

  Capital Resources

        See the discussion under "—Morgan Stanley Spectrum Select L.P.—Capital Resources" on page 41, which discussion is equally applicable to Spectrum Global Balanced.

  Off-Balance Sheet Arrangements and Contractual Obligations

        See the discussion under "—Morgan Stanley Spectrum Select L.P.—Off-Balance Sheet Arrangements and Contractual Obligations" on page 41, which discussion is equally applicable to Spectrum Global Balanced.

  Results of Operations

        General.    The partnership's results depend on its trading advisor and the ability of such trading advisor's trading program to take advantage of price movements in the futures, forwards, and options markets. The following presents a summary of the partnership's operations for each of the three years in the period ended December 31, 2004, and a general discussion of its trading activities during each period. It is important to note, however, that the trading advisor trades in various markets at different times and that prior activity in a particular market does not mean that such market will be actively traded by the trading advisor or will be profitable in the future. Consequently, the results of operations of the partnership are difficult to discuss other than in the context of its trading advisor's trading activities on behalf of the partnership during the period in question. Past performance is not necessarily indicative of future results.

        The partnership's results of operations set forth in the financial statements (see the financial ("F-") pages of this prospectus) are prepared in accordance with accounting principles generally accepted in the United States of America, which require the use of certain accounting policies that affect the amounts reported in these financial statements, including the following: The contracts the partnership trades are accounted for on a trade-date basis and marked to market on a daily basis. The difference between their cost and market value is recorded on the Statements of Operations as "Net change in unrealized trading profit (loss)" for open (unrealized) contracts, and recorded as "Realized trading profit (loss)" when open positions are closed out. The sum of these amounts along with the "Proceeds from Litigation Settlement," constitutes the partnership's trading results. The market value of a futures contract is the settlement price on the exchange on which that futures contract is traded on a particular day. The value of foreign currency forward contracts is based on the spot rate as of the close of business. Interest income, as well as management fees, incentive fees, and brokerage fees expenses of the parnership are recorded on an accrual basis.

        The general partner believes that, based on the nature of the operations of the partnership, no assumptions relating to the application of critical accounting policies, other than those presently used, could reasonably affect reported amounts.

        2004 Results.    The most significant trading losses of approximately 2.0% were recorded in the currency markets during the first nine months of the year. During the first quarter, long cross-rate positions in the Swiss franc versus the Japanese yen resulted in losses as the yen's value reversed higher due to speculation that the Bank of Japan was relaxing its efforts to weaken the yen. Long positions in the U.S. dollar index were also unprofitable as the U.S. dollar's value declined due to a reduction in Bank of Japan intervention activity. During the second quarter, losses were incurred from long positions in the Japanese yen versus the U.S. dollar as the U.S. dollar surged following the release of stronger-than-expected U.S. jobs data. The yen also came under pressure from weakening efforts by Japanese government currency market interventions. Losses were also incurred from short U.S. dollar positions against the South African rand as the dollar benefited from rising U.S. interest rates and the perception that the U.S. economy was experiencing a sustainable recovery. During the third quarter, short cross-rate positions in the Australian dollar versus the Japanese yen incurred losses as the Australian currency reversed higher amid speculation for increases in Australian interest rates. During August, losses were experienced from short positions in the Japanese yen versus the U.S. dollar, Swiss franc, Australian dollar, and the euro as the value of the yen moved higher due to higher Japanese equity prices and the release of positive Japanese economic data. During September, short positions in the Mexican peso versus the U.S. dollar resulted in losses as the U.S. dollar reversed lower amid perceptions that the U.S. Federal Reserve reformed their outlook regarding aggressive increases in interest rates. Long positions in the Japanese yen versus the U.S. dollar also resulted in losses during September as the yen declined due to Japan's swelling national debt and a reversal of the U.S. dollar's value in response to a hike in U.S. interest rates. Additional losses of approximately 1.4% were established in the metals markets from positions in base metals. Long futures positions in nickel experienced losses as prices fell due to a strengthening of the U.S. dollar during January. Short nickel futures positions during May experienced losses as prices increased due to weakness in the U.S. dollar and strong Asian demand. During the third quarter, further sector losses resulted from long nickel futures positions after prices declined amid a slowdown in demand from China. Newly established long futures positions created further losses during the fourth quarter as prices weakened amid concern for demand and an advancing U.S. dollar. In the agricultural markets, losses of approximately 1.3% were incurred from positions in soybean oil, sugar, and cocoa. Short futures positions in soybean oil generated losses after prices reversed higher amid news of reduced supply, strong Chinese export demand, and rumors that U.S. soybean crops were possibly infected by a damaging fungus. Long futures positions in sugar incurred losses during August, October, and November as prices for the commodity moved lower in response to technically-based selling and news of weaker demand. Losses were also experienced from positions in cocoa as a result of "whipsawing" in prices due to supply and demand concerns throughout most of the year. A portion of the partnership's overall losses for the year was offset by gains of approximately 1.9% achieved in the global stock index markets, primarily during November and December. Long positions in European and U.S. stock index futures posted gains as equity prices advanced in response to a decline in oil prices, positive consumer sentiment, and an increase in corporate earnings. Partnership gains of approximately 0.6% were achieved in the energy markets, primarily during the third quarter, from long futures positions in crude oil and its related products as prices trended higher amid heavy market demand and supply concerns.

Further gains of approximately 0.5% in the global interest rates markets resulted during the first and third quarter of the year from long positions in U.S. and European interest rate futures. During the first quarter, long positions benefited from a rally in bond prices sparked by low inflation and reduced concerns for increases in interest rates. Long positions also profited during the third quarter as prices trended higher in response to a surge in oil prices, a drop in equity prices, and a conflicted economic picture generated by U.S. economic reports.

        The partnership recorded total trading results including interest totaling $(51,621) and expenses totaling $2,966,007, resulting in a net loss of $3,017,628 for the year ended December 31, 2004. The partnership's net asset value per unit decreased from $15.47 at December 31, 2003 to $14.61 at December 31, 2004. Total redemptions and subscriptions for the year were $11,597,531 and $11,587,284, respectively, and the partnership's ending capital was $49,611,618 at December 31, 2004, a decrease of $3,027,875 from ending capital at December 31, 2003 of $52,639,493.

        2003 Results.    The most significant trading gains of approximately 7.1% were recorded in the global stock index markets by long positions in European and U.S. stock index futures during the second quarter as global equity prices rallied in response to positive earnings announcements, the conclusion of the war in Iraq, and the prospect of lower interest rates. Additional gains were recorded from long positions in Japanese stock index futures during July and August as prices jumped higher in response to increased investor demand triggered by record-low Japanese government bond yields, robust Japanese economic data, and gains in the U.S. equity markets. During the fourth quarter, further gains were provided by long European, U.S., and Asian equity index futures positions. The release of favorable economic data and an inflow of investor assets into equities spurred in part by strong U.S. manufacturing data and the strongest U.S. quarterly growth rate in twenty years helped boost global equity prices. Additional gains of approximately 2.5% were recorded in the global interest rate markets, during February and May, from long positions in European and U.S. interest rate futures as prices trended higher amid speculation of an interest rate cut by the U.S. Federal Reserve, lingering doubts concerning a global economic recovery, and investor preference for fixed income investments. Gains of approximately 1.1% in the metals markets were experienced, primarily during October, by long futures positions in nickel and copper as industrial metals prices rallied in response to increased demand, especially from China, as well as to growing investor sentiment that the global economy was on the path to recovery. A portion of the partnership's overall gains for the year was offset by losses of approximately 1.2% in the agricultural markets from corn futures positions as the price of corn was lifted higher with wheat prices during January and then traded inconsistently during April and August amid supply and weather-related issues. Long positions in cotton and corn futures during November added to losses within this sector as the prices of those commodities reversed lower.

        The partnership recorded total trading results including interest totaling $6,038,905 and expenses totaling $2,961,397, resulting in net income of $3,077,508 for the year ended December 31, 2003. The partnership's net asset value per unit increased from $14.57 at December 31, 2002 to $15.47 at December 31, 2003. Total redemptions and subscriptions for the year were $11,335,344 and $10,491,897, respectively, and the partnership's ending capital was $52,639,493 at December 31, 2003, an increase of $2,234,061 from ending capital at December 31, 2002 of $50,405,432.

        2002 Results.    The most significant trading losses of approximately 14.2% were recorded in the global stock index futures markets from long positions in European, U.S., and Japanese stock index futures as prices continued to weaken throughout the majority of the year, particularly during July, September, and December, amid continued economic uncertainty and ongoing political concerns. A portion of the partnership's overall losses was offset by gains of approximately 7.4% recorded in the global interest rate futures markets from long positions in European, Japanese, and U.S. interest rate futures, predominantly during the third quarter, as prices trended higher amid a shift in assets from stocks into bonds as investors sought the safe haven of fixed income investments. In the currency markets, during May, June, and December, additional profits of approximately 1.3% were recorded from long positions in the euro and Swiss franc versus the U.S. dollar as the dollar's value weakened amid investors' fears concerning increased global tensions, specifically the threat of war between India and Pakistan, the looming threat of a military strike against Iraq, and the resumption of North Korea's nuclear program.

        The partnership recorded total trading results including interest totaling $(2,566,396) and expenses totaling $3,220,522, resulting in a net loss of $5,786,918 for the year ended December 31, 2002. The partnership's net asset value per unit decreased from $16.21 at December 31, 2001 to $14.57 at

December 31, 2002. Total redemptions and subscriptions for the year were $10,422,804 and $8,829,394, respectively, and the partnership's ending capital was $50,405,432 at December 31, 2002, a decrease of $7,380,328 from ending capital at December 31, 2001 of $57,785,760.

        To enhance the foregoing comparison of operations from year-to-year, you should examine, line by line, the partnership's Statements of Operations and Statements of Financial Condition. See "Selected Financial Data and Selected Quarterly Financial Data" and "Independent Auditors' Report" and "Financial Statements" of Morgan Stanley Spectrum Series contained in this prospectus.

  Market Risk

        See the discussion under "—Morgan Stanley Spectrum Select L.P.—Market Risk" beginning on page 44, which discussion is equally applicable to Spectrum Global Balanced.

Morgan Stanley Spectrum Currency L.P.

  Liquidity

        See the discussion under "—Morgan Stanley Spectrum Select L.P.—Liquidity" on page 41, which discussion is equally applicable to Spectrum Currency, except that MS&Co. is the only clearing broker for the partnership.

  Capital Resources

        See the discussion under "—Morgan Stanley Spectrum Select L.P.—Capital Resources" on page 41, which discussion is equally applicable to Spectrum Currency.

Off-Balance Sheet Arrangements and Contractual Obligations

        See the discussion under "—Morgan Stanley Spectrum Select L.P.—Off-Balance Sheet Arrangements and Contractual Obligations" on page 41.

  Results of Operations

        General.    The partnership's results depend on the trading advisors and the ability of the trading advisors' trading program to take advantage of price movements in the futures, forwards, and options markets. The following presents a summary of the partnership's operations for each of the three years in the period ended December 31, 2004 and a general discussion of its trading activities during each period. It is important to note, however, that the trading advisors trade in various markets at different times and that prior activity in a particular market does not mean that such market will be actively traded by the trading advisors or will be profitable in the future. Consequently, the results of operations of the partnership are difficult to discuss other than in the context of the trading advisors' trading activities on behalf of the partnership during the period in question. Past performance is not necessarily indicative of future results.

        The partnership's results of operations set forth in the financial statements (see the financial ("F-") pages of this prospectus) are prepared in accordance with accounting principles generally accepted in the United States of America, which require the use of certain accounting policies that affect the amounts reported in these financial statements, including the following: The contracts the partnership trades are accounted for on a trade-date basis and marked to market on a daily basis. The difference between their cost and market value is recorded on the Statements of Operations as "Net change in unrealized trading profit (loss)" for open (unrealized) contracts, and recorded as "Realized trading profit (loss)" when open positions are closed out. The sum of these amounts constitutes the partnership's trading results. The market value of a futures contract is the settlement price on the exchange on which that futures contract is traded on a particular day. The value of foreign currency forward contracts is based on the spot rate as of the close of business. Interest income, as well as management fees, incentive fees, and brokerage fees expenses of the parnership are recorded on an accrual basis.

        The general partner believes that, based on the nature of the operations of the partnership, no assumptions relating to the application of critical accounting policies, other than those presently used, could reasonably affect reported amounts.

        2004 Results.    The most significant trading losses of approximately 8.8% were recorded from positions in the Japanese yen versus the U.S. dollar. Short yen positions against the U.S. dollar recorded losses during March, as the yen reversed higher due to speculation that the Bank of Japan was relaxing its efforts to weaken the yen. After reversing to long yen positions, the U.S. dollar surged upwards against most currencies during April following the release of stronger-than-expected U.S. jobs data, thereby, causing additional losses. The yen also came under pressure from weakening efforts undertaken by the Japanese government. Short yen positions incurred losses during May as the U.S. dollar's value declined amid fears of potential terrorist attacks, expanding energy prices, and the release of weaker-than-expected economic data. During June, short yen positions experienced further losses due to the yen's rise prompted by better-than-anticipated improvements in Japanese economic data. The yen continued its rise later in the month in response to speculation that the Bank of Japan would move to raise interest rates amid further confirmation that Japan's economic recovery was on track. During August and September, short yen positions also experienced losses as the U.S. dollar's value declined under pressure from concerns for the rate of U.S. economic growth, soft economic data, and record-high oil prices. Finally, long yen positions incurred losses during December as the yen's value declined early in the month due to weak Japanese machinery orders and temporary U.S. dollar strength. Additional partnership losses of approximately 4.1% resulted from positions in the British pound, primarily during the fourth quarter. During both October and November, short pound positions generated losses as the pound's value reversed higher amid a decline in the U.S. dollar prompted by higher oil prices and concerns for the growing U.S. Current-Account deficit. During December, long pound positions recorded losses as the pound's value declined due to weaker-than-expected U.K. economic data and the release of dovish minutes from the Bank of England's December meeting, which reflected the possibility for future interest rate cuts. Partnership losses of approximately 2.1% were experienced from short positions in the Mexican peso versus the U.S. dollar, primarily during the first quarter, as the Mexican peso reversed higher in response to encouraging signs of a recovery in the Mexican economy. Partnership losses of approximately 1.8% resulted during the first nine months of the year from positions in the South African rand versus the U.S. dollar. During January and February, long South African rand positions declined amid expectations for weaker gold prices caused by improvements in the global economy. During April, long South African rand positions versus the U.S. dollar experienced losses as the U.S. dollar's value moved higher amid economic optimism. During May, short South African rand positions incurred losses as the commodity-linked currency reversed higher in response to rising gold prices. During July, the U.S. dollar's upward reversal prompted by upbeat market sentiment. During August, long South African rand positions experienced further losses as the rand's value moved lower due to a reduction in interest rates by the South African Reserve Bank. Long positions in the Norwegian krone versus the U.S. dollar incurred losses of approximately 1.4%, primarily during the second and third quarter, as the value of the U.S. dollar temporarily moved higher in response to growing confidence in the U.S. economy. A portion of the partnership's overall losses for the year was offset by gains achieved primarily during the fourth quarter from long positions in the euro, Swiss franc, and Polish zloty versus the U.S. dollar of approximately 7.0%, 2.7%, and 2.1%, respectively. The U.S. dollar's value trended lower throughout the quarter amid rising oil prices, reports of weaker-than-expected U.S. economic data, growing U.S. Current-Account deficit, and the investment community's perception that the Bush Administration would not move to intervene in the U.S. dollar's decline. Additional gains of approximately 2.3% and 1.9%, were recorded from long positions in the New Zealand dollar and Brazilian real versus the U.S. dollar, respectively, as both foreign currencies benefited from a weaker U.S. dollar during the fourth quarter. Additionally, the New Zealand dollar's value moved higher as it was propelled by stronger gold prices.

        The partnership recorded total trading results including interest totaling $2,632,707 and expenses totaling $14,541,414, resulting in a net loss of $11,908,707 for the year ended December 31, 2004. The partnership's net asset value per Unit decreased from $15.66 at December 31, 2003 to $14.41 at December 31, 2004. Total redemptions and subscriptions for the year were $20,575,860 and $115,529,377, respectively, and the partnership's ending capital was $273,100,730 at December 31, 2004, an increase of $83,044,810 from ending capital at December 31, 2003 of $190,055,920.

        2003 Results.    The most significant trading gains of approximately 12.0% were recorded from long positions in the euro versus the U.S. dollar as the U.S. dollar's value weakened throughout most of the year. Fears of a military conflict with Iraq, skepticism regarding the likelihood of a U.S. economic recovery and fears of a potential terrorist attack resulted in gains from long euro positions during January, April and May. A confluence of factors during December including concerns regarding U.S. budget and trade deficits, a dip in consumer confidence, an outbreak of Mad Cow Disease in the U.S., and continued fears of a potential terrorist attack forced the U.S. dollar to retreat further and the euro to climb. Additional gains of approximately 8.7% resulted from long positions in the Australian dollar versus the U.S. dollar during April, May, and June and again during November and December as the Australian currency strengthened in response to continued weakness in the U.S. dollar, higher interest rates in Australia relative to those in the U.S. and higher gold prices. Gains of approximately 3.8% were provided by long positions in the South African rand versus the U.S. dollar during April and December due to significant interest rate differentials between the two countries, economic concerns regarding U.S. budget and trade deficits, and fears of a potential terrorist attack. Smaller profits of approximately 2.5% were experienced from long positions in the New Zealand dollar versus the U.S. dollar primarily during November as the U.S. dollar's value tumbled to a six-year low versus the New Zealand currency. A portion of the partnership's gains for the year was offset by losses of approximately 2.4% from positions in the British pound versus the U.S. dollar as the value of the pound strengthened during April and May on expectations that the Bank of England would likely leave interest rates unchanged and upon the release of lower-than-expected unemployment data from Great Britain. During June, losses stemmed from positions in the pound versus the U.S. dollar as the pound's value increased early in the month, amid expectations that the Bank of England would likely leave interest rates unchanged, and then reversed lower, after the British Finance Minister released positive comments regarding the U.K.'s entry prospects into the European Union. Additional losses of approximately 2.3% resulted from short positions in the Swiss franc versus the U.S. dollar during September as the dollar's value declined amid concerns about the strength of the U.S. economy and the potential impact of a statement by the G-7 countries supporting "more flexible exchange rates." The G-7 countries consist of France, the U.S., Britain, Germany, Japan, Italy, and Canada.

        The partnership recorded total trading results including interest totaling $28,185,655 and expenses totaling $11,388,846, resulting in net income of $16,796,809 for the year ended December 31, 2003. The partnership's net asset value per unit increased from $13.93 at December 31, 2002 to $15.66 at December 31, 2003. Total redemptions and subscriptions for the year were $13,573,717 and $90,673,376, respectively, and the partnership's ending capital was $190,055,920 at December 31, 2003, an increase of $93,896,468 from ending capital at December 31, 2002 of $96,159,452.

        2002 Results.    The most significant trading gains of approximately 16.4% were recorded from long positions in the euro relative to the U.S. dollar as the U.S. dollar's value significantly weakened during April, May, and June amid falling equity prices and concerns regarding corporate integrity. Additional gains from long positions in the euro, Swiss franc, and Norwegian krone were experienced in December as the looming threat of a potential military conflict with Iraq and North Korea further weakened the U.S. dollar. Further gains of approximately 4.4% stemmed from long positions in the South African rand versus the U.S. dollar as its value approached a 16-month high during the second and fourth quarter amid strong demand for South African exports and high relative interest rates. Profits of approximately 7.3% were recorded from long positions in the Australian dollar and New Zealand dollar versus the U.S. dollar as the value of both currencies strengthened during April, May, and throughout the fourth quarter amid higher gold prices. A portion of the partnership's overall gains was offset by losses of approximately 9.0% recorded in the British pound from short positions versus the U.S. dollar during the summer months and into the fourth quarter as the value of the dollar weakened amid geopolitical and economic uncertainty. Additional losses of approximately 7.3% resulted from positions in the Japanese yen versus the U.S. dollar during March as the yen initially strengthened amid asset repatriation out of the U.S. into Japan, only to retreat by month-end on expectations that the repatriation flow would soon subside ahead of the Japanese fiscal year-end. Further losses in the Japanese yen were experienced in December from short positions versus the U.S. dollar as the value of the dollar weakened versus most major currencies.

        The partnership recorded total trading results including interest totaling $16,183,891 and expenses totaling $5,900,771, resulting in net income of $10,283,120 for the year ended December 31, 2002. The partnership's net asset value per unit increased from $12.41 at December 31, 2001 to $13.93 at December 31, 2002. Total redemptions and subscriptions for the year were $10,919,887 and $48,984,478, respectively, and the partnership's ending capital was $96,159,452 at December 31, 2002, an increase of $48,347,711 from ending capital at December 31, 2001 of $47,811,741.

        To enhance the foregoing comparison of operations from year-to-year, you should examine, line by line, the partnership's Statement of Operations and Statement of Financial Condition. See "Selected Financial Data and Selected Quarterly Financial Data" and "Independent Auditors' Report" and "Financial Statements" of Morgan Stanley Spectrum Series contained in this prospectus.

  Market Risk

        See the discussion under "—Morgan Stanley Spectrum Select L.P.—Market Risk" beginning on page 44, which discussion is equally applicable to Spectrum Currency except that the partnership only trades currencies.

QUANTITATIVE AND QUALITATIVE DISCLOSURES
ABOUT MARKET RISK

Introduction

        Each partnership is a commodity pool engaged primarily in the speculative trading of futures, forwards, and options. The market-sensitive instruments held by each partnership are acquired for speculative trading purposes only and, as a result, all or substantially all of each partnership's assets are at risk of trading loss. Unlike an operating company, the risk of market-sensitive instruments is inherent to the primary business activities of each partnership.

        The futures, forwards, and options traded by each partnership involve varying degrees of related market risk. Market risk is often dependent upon changes in the level or volatility of interest rates, exchange rates, and prices of financial instruments and commodities, factors that result in frequent changes in the fair value of each partnership's open positions, and consequently in its earnings, whether realized or unrealized, and cash flow. Gains and losses on open positions of exchange-traded futures, forwards, and options are settled daily through variation margin. Gains and losses on off-exchange-traded forward currency contracts are settled upon termination of the contract, however, each partnership is required to meet margin requirements equal to the net unrealized loss on open contracts in the partnership accounts with the counterparty, which is accomplished by daily maintenance of the cash balance in a custody account held at Morgan Stanley DW for the benefit of MS & Co.

        Each partnership's total market risk may increase or decrease as it's influenced by a wide variety of factors, including, but not limited to, the diversification among each partnership's open positions, the volatility present within the markets, and the liquidity of the markets.

        The face value of the market sector instruments held by each partnership is typically many times the applicable margin requirements. Margin requirements generally range between 2% and 15% of contract face value. Additionally, the use of leverage causes the face value of the market sector instruments held by each partnership to typically be many times the total capitalization of each partnership.

        Each partnership's past performance is not necessarily indicative of its future results. Any attempt to numerically quantify a partnership's market risk is limited by the uncertainty of its speculative trading. A partnership's speculative trading and use of leverage may cause future losses and volatility (i.e. "risk of ruin") that far exceed the partnership's experiences to date under "Each Partnership's Value at Risk in Different Market Sectors" section and significantly exceed the Value at Risk ("VaR") tables disclosed.

        Limited partners will not be liable for losses exceeding the current net asset value of their investment.

Quantifying each Partnership's Trading Value at Risk

        The following quantitative disclosures regarding each partnership's market risk exposures contain "forward-looking statements" within the meaning of the safe harbor from civil liability provided for such statements by the Private Securities Litigation Reform Act of 1995 (set forth in Section 27A of the Securities Act of 1933 and Section 21E of the Securities Exchange Act of 1934). All quantitative disclosures in this Section are deemed to be forward-looking statements for purposes of the safe harbor, except for statements of historical fact.

        Each partnership accounts for open positions on the basis of mark to market accounting principles. Any loss in the market value of a partnership's open positions is directly reflected in the partnership's earnings and cash flow.

        Each partnership's risk exposure in the market sectors traded by the trading advisors is estimated below in terms of VaR. Each partnership estimates VaR using a model based upon historical simulation (with a confidence level of 99%), which involves constructing a distribution of hypothetical daily changes in the value of a trading portfolio. The VaR model takes into account linear exposures to risk including equity and commodity prices, interest rates, foreign exchange rates, and correlation among these variables. The hypothetical changes in portfolio value are based on daily percentage changes observed in key market indices or other market factors ("market risk factors") to which the portfolio is sensitive. The one-day 99% confidence level of each partnership's VaR corresponds to the negative change in portfolio value that, based on observed market risk factors, would have been exceeded once in 100 trading days, or one day in

100. VaR typically does not represent the worst case outcome. The general partner uses approximately four years of daily market data (1,000 observations) and revalues its portfolio (using delta-gamma approximations) for each of the historical market moves that occurred over this time period. This generates a probability distribution of daily "simulated profit and loss" outcomes. The VaR is the appropriate percentile of this distribution. For example, the 99% one-day VaR would represent the 10th worst outcome from the general partner's simulated profit and loss series.

        The partnerships' VaR computations are based on the risk representation of the underlying benchmark for each instrument or contract and do not distinguish between exchange and non-exchange dealer-based instruments. They are also not based on exchange and/or dealer-based maintenance margin requirements.

        VaR models, including the partnerships', are continually evolving as trading portfolios become more diverse and modeling techniques and systems capabilities improve. Please note that the VaR model is used to numerically quantify market risk for historic reporting purposes only and is not utilized by either the general partner or the trading advisors in their daily risk management activities. Please further note that VaR, as described above, may not be comparable to similarly titled measures used by other entities.

Each Partnership's Value at Risk in Different Market Sectors

        The following tables indicate the VaR associated with each partnership's open positions, as a percentage of total net assets, by primary market risk category as of December 31, 2004 and 2003.

Spectrum Select:

        At December 31, 2004 and 2003, Spectrum Select's total capitalization was approximately $585 million and $442 million, respectively.

Primary Market Risk Category	December 31, 2004 Value at Risk	December 31, 2003 Value at Risk
	%	%
Equity	(2.63)	(1.75)
Currency	(1.94)	(1.19)
Interest Rate	(1.57)	(0.48)
Commodity	(0.58)	(1.40)
Aggregate Value at Risk	(3.56)	(2.64)

Spectrum Technical:

        At December 31, 2004 and 2003, Spectrum Technical's total capitalization was approximately $779 million and $538 million, respectively.

Primary Market Risk Category	December 31, 2004 Value at Risk	December 31, 2003 Value at Risk
	%	%
Interest Rate	(2.89)	(1.16)
Equity	(2.78)	(1.66)
Currency	(2.39)	(2.48)
Commodity	(0.80)	(1.45)
Aggregate Value at Risk	(4.40)	(3.47)

Spectrum Strategic:

        At December 31, 2004 and 2003, Spectrum Strategic's total capitalization was approximately $183 million and $121 million, respectively.

Primary Market Risk Category	December 31, 2004 Value at Risk	December 31, 2003 Value at Risk
	%	%
Currency	(5.47)	(0.93)
Equity	(1.09)	(1.69)
Interest Rate	(0.46)	(0.24)
Commodity	(1.01)	(1.67)
Aggregate Value at Risk	(6.00)	(2.61)

Spectrum Global Balanced:

        At December 31, 2004 and 2003, Spectrum Global Balanced's total capitalization was approximately $50 million and $53 million, respectively.

Primary Market Risk Category	December 31, 2004 Value at Risk	December 31, 2003 Value at Risk
	%	%
Equity	(1.64)	(1.43)
Interest Rate	(0.63)	(0.72)
Currency	(0.53)	(0.70)
Commodity	(0.18)	(0.19)
Aggregate Value at Risk	(1.47)	(1.46)

Spectrum Currency:

        At December 31, 2004 and 2003, Spectrum Currency's total capitalization was approximately $273 million and $190 million, respectively.

Primary Market Risk Category	December 31, 2004 Value at Risk	December 31, 2003 Value at Risk
	%	%
Currency	(3.93)	(2.60)

        The VaR for a market category represents the one-day downside risk for the aggregate exposures associated with this market category. The Aggregate Value at Risk, listed above for each partnership, represents the VaR of a partnership's open positions across all the market categories, and is less than the sum of the VaRs for all such market categories due to the diversification benefit across asset classes.

        Because the business of each partnership is the speculative trading of futures, forwards, and options, the composition of a partnership's trading portfolio can change significantly over any given time period, or even within a single trading day, which could positively or negatively materially impact market risk as measured by VaR.

        The tables below supplement the December 31, 2004 VaR set forth above by presenting each partnership's high, low, and average VaR, as a percentage of total net assets for the four quarter-end reporting periods from January 1, 2004 through December 31, 2004.

Spectrum Select

Primary Market Risk Category	High	Low	Average
	%	%	%
Equity	(2.63)	(0.66)	(1.25)
Currency	(1.94)	(0.37)	(0.84)
Interest Rate	(2.90)	(0.64)	(1.81)
Commodity	(1.32)	(0.39)	(0.86)
Aggregate Value at Risk	(3.56)	(1.44)	(2.64)

Spectrum Technical

Primary Market Risk Category	High	Low	Average
	%	%	%
Interest Rate	(4.27)	(0.79)	(2.47)
Equity	(2.78)	(0.91)	(1.60)
Currency	(2.39)	(0.58)	(1.29)
Commodity	(2.04)	(0.80)	(1.38)
Aggregate Value at Risk	(4.68)	(2.55)	(3.68)

Spectrum Strategic

Primary Market Risk Category	High	Low	Average
	%	%	%
Currency	(5.47)	(0.08)	(1.59)
Equity	(1.21)	—	(0.68)
Interest Rate	(1.73)	(0.21)	(0.95)
Commodity	(1.31)	(0.52)	(0.96)
Aggregate Value at Risk	(6.00)	(1.44)	(2.94)

Spectrum Global Balanced

Primary Market Risk Category	High	Low	Average
	%	%	%
Equity	(1.64)	(1.07)	(1.36)
Interest Rate	(1.33)	(0.60)	(0.85)
Currency	(0.53)	(0.21)	(0.40)
Commodity	(0.92)	(0.06)	(0.39)
Aggregate Value at Risk	(2.03)	(0.92)	(1.50)

Spectrum Currency

Market Category	High	Low	Average
	%	%	%
Currency	(3.93)	(0.84)	(1.80)

Limitations on Value at Risk as an Assessment of Market Risk

        VaR models permit estimation of a portfolio's aggregate market risk exposure, incorporating a range of varied market risks; reflect risk reduction due to portfolio diversification or hedging activities; and can cover a wide range of portfolio assets. However, VaR risk measures should be viewed in light of the methodology's limitations, which include, but may not be limited to the following:

  •
  past changes in market risk factors will not always result in accurate predictions of the distributions and correlations of future market movements;
  •
  changes in portfolio value caused by market movements may differ from those of the VaR model;
  •
  VaR results reflect past market fluctuations applied to current trading positions while future risk depends on future positions;
  •
  VaR using a one-day time horizon does not fully capture the market risk of positions that cannot be liquidated or hedged within one day; and
  •
  the historical market risk factor data used for VaR estimation may provide only limited insight into losses that could be incurred under certain unusual market movements.

        In addition, the VaR tables above, as well as the past performance of each partnership, give no indication of the partnership's potential "risk of ruin."

        The VaR tables provided present the results of each partnership's VaR for each partnership's market risk exposures and on an aggregate basis at December 31, 2003 and for the four quarter-end reporting periods during calendar year 2004. VaR is not necessarily representative of the historic risk, nor should it be used to predict a partnership's future financial performance or its ability to manage or monitor risk. There can be no assurance that a partnership's actual losses on a particular day will not exceed the VaR amounts indicated above or that such losses will not occur more than once in 100 trading days.

Non-Trading Risk

        Each partnership has non-trading market risk on its foreign cash balances. These balances and any market risk they may represent are immaterial.

        Each partnership also maintains a substantial portion (approximately 74–91%) of its available assets in cash at Morgan Stanley DW. A decline in short-term interest rates would result in a decline in a partnership's cash management income. This cash flow risk is not considered to be material.

        Materiality, as used throughout this section, is based on an assessment of reasonably possible market movements and any associated potential losses, taking into account the leverage, optionality, and multiplier features of a partnership's market sensitive instruments, in relation to the partnerships' net assets.

Qualitative Disclosures Regarding Primary Trading Risk Exposures

        The following qualitative disclosures regarding each partnership's market risk exposures—except for (A) those disclosures that are statements of historical fact and (B) the descriptions of how a partnership manages its primary market risk exposures—constitute forward-looking statements within the meaning of Section 27A of the Securities Act and Section 21E of the Securities Exchange Act. Each partnership's primary market risk exposures as well as the strategies used and to be used by the general partner and the trading advisors for managing such exposures are subject to numerous uncertainties, contingencies and risks, any one of which could cause the actual results of each partnership's risk controls to differ materially from the objectives of such strategies. Government interventions, defaults and expropriations, illiquid markets, the emergence of dominant fundamental factors, political upheavals, changes in historical price relationships, an influx of new market participants, increased regulation, and many other factors could result in material losses as well as in material changes to the risk exposures and the risk management strategies of each partnership. Investors must be prepared to lose all or substantially all of their investment in a partnership.

  Morgan Stanley Spectrum Select L.P.

        The following were the primary trading risk exposures of Spectrum Select as of December 31, 2004, by market sector. It may be anticipated, however, that these market exposures will vary materially over time.

        Equity.    The primary market exposure of the partnership at December 31, 2004 was to equity price risk in the G-7 countries. The G-7 countries consist of France, the U.S., Britain, Germany, Japan, Italy, and Canada. The stock index futures traded by the partnership are by law limited to futures on broadly-based indices. At December 31, 2004, the partnership's primary exposures were to the DAX (Germany), S&P 500 (U.S.), NIKKEI (Japan), and Hang Seng (China) stock indices. The partnership is exposed to the risk of adverse price trends or static markets in the European, U.S., Japanese, Australian, and Chinese stock indices. Static markets would not cause major market changes, but would make it difficult for the partnership to avoid trendless price movements, resulting in numerous small losses.

        Currency.    The second largest market exposure of the partnership at December 31, 2004 was to the currency sector. The partnership's currency exposure is to exchange rate fluctuations, primarily fluctuations, which disrupt the historical pricing relationships between different currencies and currency pairs. Interest rate changes, as well as political and general economic conditions influence these fluctuations. The partnership trades a large number of currencies, including cross-rates—i.e., positions between two currencies other than the U.S. dollar. At December 31, 2004, the partnership's major exposures were to the euro, Japanese yen, British pound, Swiss franc, Norwegian kroner, and Australian dollar currency crosses, as well as to outright U.S. dollar positions. Outright positions consist of the U.S. dollar vs. other currencies. These other currencies include major and minor currencies. The general partner does not anticipate that the risk associated with the partnership's currency trades will change significantly in the future.

        Interest Rate.    The third largest market exposure of the partnership at December 31, 2004 was to the global interest rate sector. Exposure was primarily spread across the European, U.S., Japanese, Australian, and Canadian interest rate sectors. Interest rate movements directly affect the price of the sovereign bond futures positions held by the partnership and indirectly affect the value of its stock index and currency positions. Interest rate movements in one country, as well as relative interest rate movements between countries, materially impact the partnership's profitability. The partnership's interest rate exposure is generally to interest rate fluctuations in the U.S. and the other G-7 countries. However, the partnership also takes futures positions in the government debt of smaller nations—e.g., Australia. The general partner anticipates that G-7 countries and Australian interest rates will remain the primary interest rate exposure of the partnership for the foreseeable future. The speculative futures positions held by the partnership may range from short to long-term instruments. Consequently, changes in short, medium or long-term interest rates may have an effect on the partnership.

Commodity.

        Metals.    At December 31, 2004, the partnership had market exposure in the metals markets. The partnership's metals exposure at December 31, 2004 was to fluctuations in the price of base metals, such as aluminum, copper, zinc, and lead, and precious metals, such as gold and silver. Economic forces, supply and demand inequalities, geopolitical factors and market expectations influence price movements in these markets. The trading advisors utilize the trading system(s) to take positions when market opportunities develop and the general partner anticipates that the partnership will continue to do so.

        Soft Commodities and Agriculturals.    At December 31, 2004, the partnership had market exposure to the markets that comprise these sectors. Most of the exposure was to coffee, corn, cotton, and soybean markets. Supply and demand inequalities, severe weather disruptions, and market expectations affect price movements in these markets.

        Energy.    At December 31, 2004, the partnership had market exposure in the energy sector. The partnership's energy exposure was primarily to futures contracts in crude oil and its related products, and natural gas. Price movements in these markets result from geopolitical developments, particularly in the Middle East, as well as weather patterns and other economic fundamentals. Significant profits and losses, which have been experienced in the past, are expected to continue to be experienced in the future. Natural gas has exhibited volatility in prices resulting from weather patterns and supply and demand factors and will likely continue in this choppy pattern.

  Morgan Stanley Spectrum Technical L.P.

        The following were the primary trading risk exposures of Spectrum Technical as of December 31, 2004, by market sector. It may be anticipated, however, that these market exposures will vary materially over time.

        Interest Rate.    The primary market exposure of the partnership at December 31, 2004 was to the global interest rate sector. Exposure was primarily spread across the European, U.S., Australian, and Japanese interest rate sectors. Interest rate movements directly affect the price of the sovereign bond futures positions held by the partnership and indirectly affect the value of its stock index and currency positions. Interest rate movements in one country, as well as relative interest rate movements between countries, materially impact the partnership's profitability. The partnership's interest rate exposure is generally to interest rate fluctuations in the U.S. and the other G-7 countries. However, the partnership also takes futures positions in the government debt of smaller countries—e.g., Australia. The general partner anticipates that G-7 countries and Australian interest rates will remain the primary interest rate exposure of the partnership for the foreseeable future. The speculative futures positions held by the partnership may range from short to long-term instruments. Consequently, changes in short, medium, or long-term interest rates may have an effect on the partnership.

        Equity.    The second largest market exposure of the partnership at December 31, 2004, was to equity price risk in the G-7 countries. The stock index futures traded by the partnership are by law limited to futures on broadly-based indices. At December 31, 2003, the partnership's primary exposures were to the Euro Stoxx 50 (Europe), DAX (Germany), NASDAQ (U.S.) and CAC 40 (France) stock indices. The partnership is exposed to the risk of adverse price trends or static markets in the U.S., European and Japanese stock indices. Static markets would not cause major market changes, but would make it difficult for the partnership to avoid trendless price movements resulting in numerous small losses.

        Currency.    The third largest market exposure of the partnership at December 31, 2004 was to the currency sector. The partnership's currency exposure is to exchange rate fluctuations, primarily fluctuations which disrupt the historical pricing relationships between different currencies and currency pairs. Interest rate changes, as well as political and general economic conditions influence these fluctuations. The partnership trades a large number of currencies, including cross-rates—i.e., positions between two currencies other than the U.S. dollar. At December 31, 2004, the partnership's major exposures were to the euro, Japanese yen, British pound, Swedish krona, Swiss franc, Australian dollar, New Zealand dollar, Norwegian kroner, and Canadian dollar currency crosses, as well as to outright U.S. dollar positions. Outright positions consist of the U.S. dollar vs. other currencies. These other currencies include major and minor currencies. The general partner does not anticipate that the risk associated with the partnership's currency trades will change significantly in the future.

  Commodity

        Metals.    At December 31, 2004, the partnership had market exposure in the metals sector. The partnership's metals exposure at December 31, 2004 was to fluctuations in the price of base metals, such as copper, aluminum, zinc, nickel, lead, and tin, and precious metals, such as gold, silver, and to a lesser extent, palladium and platinum. Economic forces, supply and demand inequalities, geopolitical factors, and market expectations influence price movements in these markets. The trading advisors utilize the trading system(s) to take positions when market opportunities develop, and the general partner anticipates that the partnership will continue to do so.

        Energy.    At December 31, 2004, the partnership had market exposure in the energy sector. The partnership's energy exposure was primarily to futures contracts in crude oil and its related products, and natural gas. Price movements in the energy markets result from geopolitical developments, particularly in the Middle East, as well as weather patterns and other economic fundamentals. Significant profits and losses, which have been experienced in the past, are expected to continue to be experienced in the future. Natural gas has exhibited volatility in prices resulting from weather patterns and supply and demand factors and may continue in this choppy pattern.

        Soft Commodities and Agriculturals.    At December 31, 2004, the partnership had exposure to the markets that comprise these sectors. Most of the exposure was to soybeans, cocoa, sugar, and lean hog markets. Supply and demand inequalities, severe weather disruptions, and market expectations affect price movements in these markets.

  Morgan Stanley Spectrum Strategic L.P.

        The following were the primary trading exposures of Spectrum Strategic as of December 31, 2004, by market sector. It may be anticipated, however, that these market exposures will vary materially over time.

        Currency.    The primary market exposure of the partnership at December 31, 2004 was to the currency sector. The partnership's currency exposure is to exchange rate fluctuations, primarily fluctuations which disrupt the historical pricing relationships between different currencies and currency pairs. Interest rate changes, as well as political and general economic conditions influence these fluctuations. The partnership trades a large number of currencies, including cross-rates—i.e., positions between two currencies other than the U.S. dollar. At December 31, 2004, the partnership's major exposures were to euro, Japanese yen, Australian dollar, British pound, and Swiss franc currency crosses, as well as to outright U.S. dollar positions. Outright positions consist of the U.S. dollar vs. other currencies. These other currencies include major and minor currencies. The general partner does not anticipate that the risk associated with the partnership's currency trades will change significantly in the future.

        Equity.    At December 31, 2004, there was exposure to equity price risk in the G-7 countries. The stock index futures traded by the partnership are by law limited to futures on broadly-based indices. At December 31, 2004, the partnership's primary exposures were to the NASDAQ (U.S.), S&P 500 (U.S.), Hang Seng (China), and DAX (Germany) stock indices. The partnership is exposed to the risk of adverse price trends or static markets in the U.S., Chinese, European, and Japanese stock indices. Static markets would not cause major market changes, but would make it difficult for the partnership to avoid trendless price movements, resulting in numerous small losses.

        Interest Rate.    The partnership's exposure to the global interest rate sector at December 31, 2004 was primarily spread across the U.S., Australian, European, and Japanese interest rate sectors. Interest rate movements directly affect the price of the sovereign bond futures positions held by the partnership and indirectly affect the value of its stock index and currency positions. Interest rate movements in one country, as well as relative interest rate movements between countries, materially impact the partnership's profitability. The partnership's interest rate exposure is generally to interest rate fluctuations in the U.S. and the other G-7 countries. The general partner anticipates that the G-7 countries interest rate will remain the primary interest rate exposure of the partnership for the foreseeable future. The speculative futures positions held by the partnership may range from short to long-term instruments. Consequently, changes in short, medium, or long-term interest rates may have an effect on the partnership.

  Commodity.

        Energy.    The second largest market exposure of the partnership at December 31, 2004 was to the energy sector. The partnership's energy exposure was shared primarily by futures contracts in crude oil and its related products, and natural gas. Price movements in these markets result from geopolitical developments, particularly in the Middle East, as well as weather patterns and other economic fundamentals. Significant profits and losses, which have been experienced in the past, are expected to continue to be experienced in the future. Natural gas has exhibited volatility in prices resulting from weather patterns and supply and demand factors and will likely continue in this choppy pattern.

        Metals.    At December 31, 2004, the partnership had market exposures in the metals sector. The partnership's metals exposure at December 31, 2004 was to fluctuations in the price of base metals, such as copper, aluminum, nickel, lead, and zinc, and precious metals, such as gold and silver. Economic forces, supply and demand inequalities, geopolitical factors, and market expectations influence price movements in these markets. The trading advisors utilize the trading system(s) to take positions when market opportunities develop, and the general partner anticipates that the partnership will continue to do so.

        Soft Commodities and Agriculturals.    At December 31, 2004, the partnership had exposure to the markets that comprise these sectors. Most of the exposure was to the sugar and cocoa markets. Supply and demand inequalities, severe weather disruptions, and market expectations affect price movements in these markets.

  Morgan Stanley Spectrum Global Balanced L.P.

        The following were the primary trading risk exposures of Spectrum Global Balanced as of December 31, 2004, by market sector. It may be anticipated, however, that these market exposures will vary materially over time.

        Equity.    The largest market exposure of the partnership at December 31, 2004 was to the global stock index sector, primarily equity price risk in the G-7 countries. The stock index futures traded by the partnership are by law limited to futures on broadly-based indices. At December 31, 2004, the partnership's primary exposures were to the DAX (Germany), FTSE (Britain) and S&P 500 (U.S.) stock indices. The partnership is primarily exposed to the risk of adverse price trends or static markets in the U.S., European and Japanese stock indices. Static markets would not cause major market changes, but would make it difficult for the partnership to avoid trendless price movements, resulting in numerous small losses.

        Interest Rate.    The second largest market exposure of the partnership at December 31, 2004, was to the global interest rate sector. Exposure was primarily spread across the European, U.S., Australian, and Japanese interest rate sectors. Interest rate movements directly affect the price of the sovereign bond futures positions held by the partnership and indirectly affect the value of its stock index and currency positions. Interest rate movements in one country, as well as relative interest rate movements between countries, materially impact the partnership's profitability. The partnership's interest rate exposure is generally to interest rate fluctuations in the U.S. and the other G-7 countries. However, the partnership also takes futures positions in the government debt of smaller nations—e.g. Australia. The general partner anticipates that G-7 countries and Australian interest rates will remain the primary interest rate exposure of the partnership for the foreseeable future. The speculative futures positions held by the partnership may range from short to long-term instruments. Consequently, changes in short, medium or long-term interest rates may have an effect on the partnership.

        Currency.    The third largest market exposure of the partnership at December 31, 2004 was to the currency sector. The partnership's currency exposure is to exchange rate fluctuations, primarily fluctuations which disrupt the historical pricing relationships between different currencies and currency pairs. Interest rate changes as well as political and general economic conditions influence these fluctuations. The partnership trades a large number of currencies, including cross-rates—i.e., positions between two currencies other than the U.S. dollar. At December 31, 2004, the partnership's major exposures were to the euro, Japanese yen, Swiss franc, Australian dollar, and Canadian dollar currency crosses, as well as outright U.S. dollar positions. Outright positions consist of the U.S. dollar vs. other currencies. These other currencies include major and minor currencies. The general partner does not anticipate that the risk associated with the partnership's currency trades will change significantly in the future.

  Commodity.

        Energy.    At December 31, 2004, the partnership had market exposure in the energy sector. The partnership's energy exposure was primarily to futures contracts in crude oil and its related products, and natural gas. Price movements in these markets result from geopolitical developments, particularly in the Middle East, as well as weather patterns and other economic fundamentals. Significant profits and losses, which have been experienced in the past, are expected to continue to be experienced in the future. Natural gas has exhibited volatility in price resulting from weather patterns and supply and demand factors and will likely continue in this choppy pattern.

        Metals.    At December 31, 2004, the partnership had market exposure in the metals sector. The partnership's metals exposure at December 31, 2004 was to fluctuations in the price of base metals such as zinc, and precious metals, such as gold. Economic forces, supply and demand inequalities, geopolitical factors and market expectations influence price movements in these markets. The trading advisor utilizes the trading system(s) to take positions when market opportunities develop, and the general partner anticipates that the partnership will continue to do so.

        Soft Commodities and Agriculturals.    At December 31, 2004, the partnership had exposure to the markets that comprise these sectors. Most of the exposure was to the corn, wheat, soybeans, and sugar markets. Supply and demand inequalities, severe weather disruptions, and market expectations affect price movements in these markets.

  Morgan Stanley Spectrum Currency L.P.

        The following was the only trading risk exposure of Spectrum Currency as of December 31, 2004. It may be anticipated, however, that market exposure will vary materially over time.

        Currency.    At December 31, 2004, the partnership had market exposure in the currency sector. The partnership's currency exposure at December 31, 2004 was to exchange rate fluctuations, primarily fluctuations which disrupt the historical pricing relationships between different currencies and currency pairs. Interest rate changes, as well as political and general economic conditions influence these fluctuations. At December 31, 2004, the partnership's exposure was to outright U.S. dollar positions. Outright positions consist of the U.S. dollar vs. other currencies. These other currencies include major and minor currencies. The general partner does not anticipate that the risk associated with the partnership's currency trades will change significantly in the future.

Qualitative Disclosures Regarding Non-Trading Risk Exposure

        The following was the only non-trading risk exposure of each partnership at December 31, 2004:

        Foreign Currency Balances.    Each partnership's primary foreign currency balances were in:

Spectrum Select	Spectrum Technical	Spectrum Strategic
Euros	Euros	Euros
Hong Kong dollars	New Zealand dollars	Australian dollars
Japanese yen	South African rand	British pounds
Australian dollars	Hong Kong dollars	Japanese yen
British pounds	Japanese yen
Spectrum Global Balanced	Spectrum Currency
Euros	None
Australian dollars
British pounds
Swiss francs
Canadian dollars
South African rands

        Each partnership controls the non-trading risk of these balances by regularly converting them back into U.S. dollars upon liquidation of the respective position.

Qualitative Disclosures Regarding Means of Managing Risk Exposure

        Each partnership and the trading advisors, separately, attempt to manage the risk of a partnership's open positions in essentially the same manner in all market categories traded. The general partner attempts to manage market exposure by diversifying each partnership's assets among different trading advisors in a multi-advisor partnership, each of whose strategies focus on different market sectors and trading approaches, and by monitoring the performance of the trading advisors daily. In addition, the trading advisors establish diversification guidelines, often set in terms of the maximum margin to be committed to positions in any one market sector or market sensitive instrument.

        The general partner monitors and controls the risk of each partnership's non-trading instrument, cash. Cash is the only partnership investment directed by the general partner, rather than the trading advisors.

THE GENERAL PARTNER

        The general partner and commodity pool operator of each partnership is Demeter Management Corporation, a Delaware corporation formed on August 18, 1977 to act as a commodity pool operator. Effective in 1977, the general partner became registered with the CFTC as a commodity pool operator and is currently a member of the National Futures Association in such capacity. The general partner's main business office is located at 330 Madison Avenue, 8th Floor, New York, New York 10017, telephone (212) 905-2700. The general partner is an affiliate of Morgan Stanley DW in that they are both wholly-owned subsidiaries of Morgan Stanley, which is a publicly-owned company subject to the reporting requirements of the Securities Exchange Act of 1934. Morgan Stanley's SEC file number is 1-11758.

        The general partner is or has been the commodity pool operator for 38 commodity pools, including 7 commodity pools that are exempt from certain disclosure requirements pursuant to CFTC Rule 4.7 and the 5 existing Spectrum Series partnerships. As of February 28, 2005, the general partner had approximately $3.7 billion in aggregate net assets under management, making it one of the largest operators of commodity pools in the U.S. As of February 28, 2005, there were approximately 104,000 investors in the commodity pools managed by Demeter.

        The general partner is required to maintain its net worth at an amount equal to at least 10% of the total contributions to each limited partnership for which it acts as a general partner. Morgan Stanley has contributed to the general partner the capital necessary to permit the general partner to meet its net worth obligations as general partner of each partnership and intends to continue to do so. The general partner's minimum net worth requirements may be modified by the general partner at its option without notice to or the consent of the limited partners, provided the modification does not adversely affect the partnership or the limited partners. The general partner and its principals are not obligated to purchase units but may do so.

        Pursuant to each limited partnership agreement, the general partner is required to contribute to each partnership, in $1,000 increments, the greater of 1% of the aggregate capital contributions by all partners and $25,000. As of February 28, 2005, the general partner's capital account in each partnership was equal to:

Capital Account $
Spectrum Select	6,157,177
Spectrum Technical	8,035,928
Spectrum Strategic	1,953,956
Spectrum Global Balanced	532,388
Spectrum Currency	2,619,377

        The general partner does not manage the day-to-day trading of the partnerships, but rather monitors the performance of the partnerships. Based on its observations and in consultation with the trading advisors, the general partner may agree to changes, including changing the allocation of assets among the trading programs and the leverage at which a partnership's assets are traded. The general partner must approve the category of contracts that are traded by the partnerships, but not each individual trade.

        According to Morgan Stanley's Form 10-Q for the quarter ended February 28, 2005, Morgan Stanley had total shareholders' equity of $28,495 million and total assets of $802,210 million as of February 28, 2005. Additional financial information regarding Morgan Stanley is included in the financial statements filed as part of that report and its 2004 annual report. Morgan Stanley will provide to you, upon request, copies of its most recent Forms 10-K, 10-Q and 8-K, as filed from time to time with the SEC. These reports will be available from the SEC, in the same manner described under "The Spectrum Series—Availability of Exchange Act Reports" on page 35, or will be available at no charge to you by writing to Morgan Stanley at 1585 Broadway, New York, New York 10036 (Attn: Investor Relations).

        Because of their relationship to the partnerships and each other, Morgan Stanley, Morgan Stanley DW, and the general partner may have liability as a promoter or parent of the partnerships if any violations of the federal securities laws occur in connection with the offering of units.

Directors and Officers of the general partner

        Jeffrey A. Rothman, age 43, is the Chairman of the Board of Directors and the President of the general partner. Mr. Rothman is the Managing Director of Morgan Stanley Managed Futures, responsible for overseeing all aspects of Morgan Stanley's Managed Futures Department. Mr. Rothman has been with the Managed Futures Department for eighteen years. Throughout his career, Mr. Rothman has helped with the development, marketing, and administration of approximately 40 commodity pools. Mr. Rothman is an active member of the Managed Funds Association and has recently served on its Board of Directors. Mr. Rothman has a B.A. degree in Liberal Arts from Brooklyn College, New York.

        Richard A. Beech, age 53, is a Director of the general partner. Mr. Beech has been associated with the futures industry for over 25 years. He has been at Morgan Stanley DW since August 1984, where he is presently an Executive Director and head of Futures, Forex & Metals. Mr. Beech began his career at the Chicago Mercantile Exchange, where he became the Chief Agricultural Economist doing market analysis, marketing, and compliance. Prior to joining Morgan Stanley DW, Mr. Beech worked at two investment banking firms in operations, research, managed futures, and sales management. Mr. Beech has a B.S. degree in Business Administration from Ohio State University and an M.B.A. from Virginia Polytechnic Institute and State University.

        Raymond A. Harris, age 48, is a Director of the general partner. Mr. Harris is currently Managing Director and head of Client Solutions for Morgan Stanley's Individual Investor Group, a Board member of Morgan Stanley DW Inc., and Director of Morgan Stanley Trust. Mr. Harris joined Morgan Stanley in 1982 and served in financial and operational assignments for Dean Witter Reynolds. In 1994, he joined the Discover Financial Services division, leading restructuring and product development efforts. Mr. Harris became Chief Administrative Officer for Morgan Stanley Investment Management in 1999. In 2001, he was named head of Global Products and Services for Investment Management. Mr. Harris has an M.B.A. in Finance from the University of Chicago and a B.A. degree from Boston College.

        Frank Zafran, age 50, is a Director of the general partner. Mr. Zafran is an Executive Director of Morgan Stanley and, in September 2002, was named Chief Administrative Officer of Morgan Stanley's Client Solutions Division. Mr. Zafran joined the firm in 1979 and has held various positions in Corporate Accounting and the Insurance Department, including Senior Operations Officer—Insurance Division, until his appointment in 2000 as Director of 401(k) Plan Services, responsible for all aspects of 401(k) Plan Services including marketing, sales, and operations. Mr. Zafran received a B.S. degree in Accounting from Brooklyn College, New York.

        Douglas J. Ketterer, age 39, is a Director of the general partner. Mr. Ketterer is a Managing Director and has had responsibility for managing a number of departments at Morgan Stanley over the years, most recently as head of the Investment Solutions Group, which is comprised of a number of departments which offer products and services through Morgan Stanley's Individual Investor Group (including Managed Futures, Alternative Investments, Insurance Services, Personal Trust, Corporate Services, and others). Mr. Ketterer joined the firm in 1990 in the Corporate Finance Division as a part of the Retail Products Group. He later moved to the origination side of Investment Banking, and then, after the merger between Morgan Stanley and Dean Witter, served in the Product Development Group at Morgan Stanley Dean Witter Advisors (now known as Morgan Stanley Funds). From the summer of 2000 to the summer of 2002, Mr. Ketterer served as the Chief Administrative Officer for Morgan Stanley Investment Management, where he headed the Strategic Planning & Administration Group. Mr. Ketterer received his M.B.A. from New York University's Leonard N. Stern School of Business and his B.S. in Finance from the University at Albany's School of Business.

        Todd Taylor, age 42, is a Director of the general partner. Mr. Taylor began his career with Morgan Stanley in June 1987 as a Financial Advisor in the Dallas office. In 1995, he joined the Management Training Program in New York and was appointed Branch Manager of the Missouri and southern Illinois branch offices in 1997. Three years later, in 2000, Mr. Taylor was appointed to a newly created position, Director of Individual Investor Group Learning and Development, before becoming the Director of Individual Investor Group Strategy in 2002. Most recently, Mr. Taylor has taken on a new role as the High Net Worth Segment Director. Mr. Taylor graduated from Texas Tech University with a B.B.A. in Finance.

        William D. Seugling, age 35, is a Director of the general partner. Mr. Seugling is a Managing Director at Morgan Stanley and currently serves as Director of Client Solutions for U.S. Private Wealth

Management. Mr. Seugling joined Morgan Stanley in June 1993 as an Associate in Equity Structured Products having previously worked in research and consulting for Greenwich Associates from October 1991 to June 1993. Since 1994, he has focused broadly on analysis and solutions for wealthy individuals and families culminating in his current role within the division. He was named Vice President in 1996 and an Executive Director in 1999. Mr. Seugling graduated cum laude from Bucknell University with a B.S. in Management and a concentration in Chemistry.

        Louise M. Wasso-Jonikas, age 51, is a Director of the general partner. Ms. Wasso-Jonikas is a Managing Director of Morgan Stanley and the Director of Alternative Investments for the Individual Investor Group of Morgan Stanley. Ms. Wasso-Jonikas was Co-Founder, President, and Chief Operating Officer of Graystone Partners, an objective consulting firm, from 1993 to 1999, when Graystone was acquired by Morgan Stanley. Prior to founding Graystone, Ms. Wasso-Jonikas was a Senior Vice President at Bessemer Trust and opened their Chicago office. She also was a Vice President at the Northern Trust in their Wealth Management Services Group where she worked exclusively with their largest private clients and family offices throughout the U.S. and abroad, serving their broad investment and custody needs. Ms. Wasso-Jonikas also worked as an equity block trader with Goldman Sachs and with Morgan Stanley advising and managing money for private clients. Ms. Wasso-Jonikas' focus is on developing a robust external manager platform utilizing alternative managers for Morgan Stanley's Individual Investor Group private clients as well as overseeing some of Morgan Stanley's largest client relationships. Ms. Wasso-Jonikas holds a B.A. in Economics from Mount Holyoke College and an M.B.A in Finance from the University of Chicago Graduate School of Business.

        Kevin Perry, age 35, is the Chief Financial Officer of the general partner. Mr. Perry currently serves as an Executive Director and Controller within the Individual Investor Group at Morgan Stanley. Mr. Perry joined Morgan Stanley in October 2000 and is also Chief Financial Officer of Morgan Stanley Trust National Association, Van Kampen Funds Inc., and Morgan Stanley Distribution, Inc. Prior to joining Morgan Stanley, Mr. Perry worked as an auditor and consultant in the financial services practice of Ernst & Young LLP from October 1991 to October 2000. Mr. Perry received a B.S. degree in Accounting from the University of Notre Dame in 1991 and is a Certified Public Accountant.

        Effective May 1, 2005, the following individuals will be appointed, subject to approval by and registration with the National Futures Association, as Directors of the general partner: Shelley Hanan and Harry Handler.

        Shelley Hanan, age 44, joined Morgan Stanley in 1984. She eventually became the Regional Manager of the Southwest for Private Wealth Management and a Senior Representative for the Morgan Stanley Foundation in Southern California. Her focus was senior relationship management of the firm's largest private clients in the Southwest. Ms. Hanan now holds the position of Chief Operating Officer of the US Client Coverage Group and is a Managing Director. Ms. Hanan graduated from the University of California at San Diego with a B.A. in Psychology.

        Harry Handler, age 46, serves as an Executive Director for Morgan Stanley in the Individual Investor Group. Mr. Handler works in the Client Technology Services Division and is responsible for Straight Through Processing and Re-Engineering. Among many projects, he is currently managing the Ultra-High Net Worth Convergence, and Equity Trading Integration initiatives for Transaction Processing Services. Mr. Handler also serves as Chairman of the Morgan Stanley DW Best Execution Committee and manages the Individual Investor Group Stock Lending business. In his prior position, Mr. Handler was a Systems Director in Information Technology, in charge of Equity and Fixed Income Trading Systems along with the Special Products, such as Unit Trusts, Managed Futures, and Annuities. Prior to his transfer to the Information Technology Area, Mr. Handler managed the Foreign Currency and Precious Metals Trading Desk for Dean Witter, a predecessor company to Morgan Stanley. He also held various positions in the Futures Division where he helped to build the Precious Metals Trading Operation at Dean Witter. Before moving to Dean Witter, Mr. Handler worked at Mocatta Metals as an Assistant to the Chairman. His roles at Mocatta Metals included stints on the Futures Order Entry Desk, and the Commodities Exchange Trading Floor. Additional work included building a computerized Futures Trading System and writing a history of the company. Mr. Handler graduated on the Dean's List from the University of Wisconsin-Madison with a B.A. degree and a double major in History and Political Science.

        Effective May 1, 2005, Raymond A. Harris, Todd Taylor, William D. Seugling and Louise M. Wasso-Jonikas will no longer serve as Directors of the general partner.

        The general partner and its officers and directors may, from time to time, trade futures, forwards, and options for their own proprietary accounts. The records of trading in such accounts will not be made available to you for inspection.

        As of the date of this prospectus, Jeffrey A. Rothman, Chairman of the Board of Directors of the general partner, beneficially owns 640.00 units of Spectrum Select and 1,675.264 units of Spectrum Currency, which each represent less than 1% of the outstanding units of the applicable partnership. Kevin Perry, Chief Financial Officer of the general partner, beneficially owns 150.38 Units of Spectrum Currency, which amount is less than 1% of the outstanding units of each partnership. As of the date of this prospectus, none of the other directors or executive officers of the general partner beneficially owned units of any partnership.

THE TRADING ADVISORS

Management Agreements

        Each trading advisor has entered into a management agreement with a partnership and the general partner. Each management agreement for Spectrum Select had an initial term ending on May 1, 2003, except the management agreement with Northfield which had an initial term ending on April 30, 2004 and the management agreement with Graham which has an initial term ending on December 31, 2006. Each management agreement for Spectrum Technical had an initial term ending on November 30, 2003, except the management agreement with Winton which has an initial term ending on December 31, 2006. The management agreement for Spectrum Strategic with Blenheim, Eclipse, and FX Concepts have initial terms ending on November 30, 2003, June 30, 2003, and October 7, 2007, respectively. The management agreement for Spectrum Global Balanced had an initial term ending on November 30, 2003. Each management agreement for Spectrum Currency had an initial term ending on December 31, 2003. Each of the foregoing management agreements will renew annually unless otherwise terminated by the general partner or the trading advisor. The trading advisor is responsible for directing the investment and reinvestment in futures, forwards, and options of the partnership's assets allocated to such trading advisor. Each management agreement will terminate if the partnership terminates, and may be terminated by the partnership at any month-end upon five days' prior written notice to the trading advisor. Each partnership may also terminate its management agreements immediately for events that the general partner believes would have an immediate adverse effect on the partnership, such as a violation of a partnership's trading policy. Each management agreement may also be terminated by the trading advisor for events that it deems would have a material adverse effect on its abilities to perform under the management agreement, such as the implementation of a new trading limitation not agreed to by the trading advisor.

Introduction to Trading Advisor Descriptions

        The biographies of the principals and brief summaries of the trading program(s) of the trading advisor(s) for each partnership are set forth below. The success of each partnership is dependent upon the collective success of its trading advisor(s) in their trading for the partnership. However, in evaluating these descriptions, an investor should be aware that the trading advisors' trading methods are proprietary and confidential, the trading advisor(s) selected for a partnership may change over time, and even if the same trading advisor(s) continue(s) to trade for a partnership, they may make substantial modifications to their trading programs. Investors generally will not be made aware of when a trading advisor makes a modification to its trading program.

        The descriptions of the trading advisors, their trading programs and their principals are general and are not intended to be exhaustive. It is not possible to provide a precise description of any trading advisor's trading program. Furthermore, the trading advisors may refer to specific aspects of their trading programs, which aspects may also be applicable to other trading advisors that did not choose to make specific reference to these aspects of their own trading programs. As a consequence, contrasts in the following descriptions may not, in fact, indicate a substantive difference between the different programs involved. However, all non-proprietary information about a trading program that the trading advisor believes to be material has been included.

        A trading advisor's registration with the CFTC or its membership in the National Futures Association should not be taken as an indication that any such agency has recommended or approved the trading advisor.

        Except as noted below, the trading advisors and their principals have no affiliation with any futures commission merchant, introducing broker, or principal thereof, and do not and will not participate in brokerage commissions, directly or indirectly. As of the date of this prospectus, none of the trading advisors or any principal of a trading advisor beneficially owns any units in a partnership.

Morgan Stanley Spectrum Select L.P.

        1.  EMC Capital Management, Inc.

        EMC is an Illinois corporation, registered with the CFTC as a commodity trading advisor and commodity pool operator. EMC was incorporated in January 1988 for the purpose of acting as a commodity trading advisor, and was registered with the CFTC as a commodity trading advisor in May of 1988 and as a commodity pool operator in February 1991. Ms. Elizabeth A. Cheval is EMC's Chairman,

sole principal, sole director and beneficial owner. EMC and Ms. Cheval are also members of the National Futures Association. EMC's business address is 2201 Waukegan Road, Suite West 240, Bannockburn, Illinois 60015.

  Principal

        Ms. Elizabeth A. Cheval is the Chairman, sole principal, and sole Director of EMC. In 1984, Ms. Cheval was selected with a select group of other individuals by Richard J. Dennis, Jr., a speculative investor in futures and options, to invest for his personal account. As his employee, Ms. Cheval received extensive training from Mr. Dennis, who personally supervised her investment activities. In 1986, she became self-employed and continued to invest for accounts of family members of Mr. Dennis until May of 1988 when Mr. Dennis elected to discontinue his trading program. Prior to working with Mr. Dennis, Ms. Cheval worked with A.G. Becker, a Chicago-based brokerage firm, on the floor of the Chicago Board of Trade. Ms. Cheval has invested in futures since 1983, when she began trading financial futures for her own account. Ms. Cheval received a B.A. in Mathematics from Lawrence University in 1978.

        At this time, neither EMC nor Ms. Cheval trades for its or her own account, but each reserves the right to do so in the future. If either EMC or Ms. Cheval engage in such trading, you will not be able to inspect such records. Ms. Cheval is currently a limited partner in a commodity pool for which EMC is a trading advisor.

  The EMC trading programs

        EMC currently trades its Classic Program for Spectrum Select. In the future, EMC may trade a portion of its allocated Spectrum Select assets pursuant to EMC's New Program. The exact nature of EMC's investment programs is proprietary and confidential. The following descriptions of the Classic Program and New Program are, by necessity, general and not exhaustive.

        EMC's investment strategies are technical rather than fundamental in nature. In other words, they are developed from analysis of patterns of actual monthly, weekly, and daily price movements and are not based on analysis of fundamental supply and demand factors, general economic factors, or anticipated world events. EMC relies on historical analysis of these price patterns to interpret current market behavior and to evaluate technical indicators for trade initiations and liquidations.

        EMC's investment strategies used in each program are trend-following. This means that initiation and liquidation of positions in a particular market are generally in the direction of the price trend in that market, although at times counter-trend elements also may be employed.

        In both programs EMC employs an investment strategy which utilizes a blend of systems (or, stated another way, a number of systems simultaneously). The strategies are diversified in that each program follows a number of futures interests and often invests in more than ten different interests at one time.

        The specific types of contracts to be traded through both programs will vary over time. These may include futures contracts, options on futures contracts, and cash commodities. Examples of futures, forwards, and options traded by EMC include precious and base metals, U.S. and foreign financial instruments, stock indices, foreign currencies, grains and grain products, energy products such as crude oil, and soft commodities such as cocoa, orange juice, sugar, and coffee. EMC may invest in other futures interests in the future.

        EMC also may trade in currency forward contracts on the foreign exchange markets and engage in transactions in physical commodities, commonly known as an "exchange for physical" or "EFP."

        As of February 28, 2005, EMC managed approximately $113 million of client assets pursuant to its Classic Program and approximately $118 million in all of its programs (notional funds included).

        The futures interest contracts in both programs typically have been chosen for reasons which include their historical performance and for their customary liquidity. EMC may frequently invest, however, in less liquid markets. EMC generally commits approximately 10% to 30% of an account's equity as margin on open positions, although this percentage can vary.

        EMC believes that the development of a futures investment strategy is a continual process. As a result of on-going research and development, EMC has made enhancements and modifications in the specifics of its trading method. It is likely that EMC will make similar enhancements and modifications in the future. This means that the methods that EMC may use in the future might differ from those presently used. Because EMC's methods are proprietary and confidential, the general partner may not be aware of such changes in EMC's investment methods.

        EMC's risk management largely will be dictated by the amount of EMC's allocated share of Spectrum Select's net assets. However, as profits are generated or losses are incurred, the risk management techniques that EMC employs for Spectrum Select will be modified.

        If possible within existing market conditions, EMC adheres to the requirements of a money management system which determines and limits the equity committed to each position and sets optimal stop-losses for each position and each account. The level of liquidation determined by this money management system can override liquidations determined by technical indicators, especially when an account has not generated profits or is experiencing losses.

        Under EMC's investment method, profits, if any, are generated by only a small percentage of the total number of trades placed. As a result, Spectrum Select's net assets allocated to EMC will experience times of substantial drawdowns. These drawdowns may be as high as 50% or more of the amount of funds initially allocated to EMC. In addition, EMC may experience drawdowns well in excess of 50% from peak levels of account performance. Substantial drawdowns do not, however, necessarily indicate a failure in the investment strategies, but rather are to be expected under the EMC programs. Prospective investors must, therefore, be prepared to withstand these periods of unprofitable trading.

  Comparison of Programs

        As noted above, the Classic Program and the New Program share some common elements. Each program utilizes a diversified technical trend-following approach and invests in a number of global markets. Each program also utilizes a blend of systems and employs proprietary money management principles designed to control risk within the portfolio.

        The programs do, however, differ from one another in a number of significant respects. First, the blend of systems utilized in the Classic Program generally invests more aggressively than the blend utilized in the New Program. Second, the New Program may make use of countertrend elements more frequently than the Classic Program. Also of significance is the fact that the degree of leverage utilized in the Classic Program is typically higher than in the New Program. Finally, the specific money management principles employed also may differ.

        The Classic Program is designed to achieve a higher potential return and is likely to experience greater drawdowns and higher volatility over the long run. The New Program is likely to have a lower return, smaller drawdowns and lower volatility over the long run. Since past performance is not necessarily indicative of future results, there can be no assurance that the programs will perform in this manner either on a relative or absolute basis.

        2.  Northfield Trading L.P.

        Northfield is a Delaware limited partnership with its principal place of business at 3609 S. Wadsworth, Suite 250, Denver, Colorado 80235-2110. Northfield began operations in August 1990. The limited partnership was formed to use emerging computer technology to develop systematic approaches to trading. Northfield became registered in March 1990 as a commodity trading advisor and in November 1990 as a commodity pool operator with the CFTC, and is a member of the National Futures Association in such capacities.

  Principals

        Douglas Bry is the President of Northfield. Mr. Bry has an extensive history, dating from 1972, in analyzing and understanding complex databases through the use of computerized statistical approaches. In January 1987, Mr. Bry and Philip Spertus formed Technical Trading Strategies, Inc., an Illinois corporation of which Mr. Bry is the President. In conjunction with Mr. Spertus and through Technical Trading Strategies, Mr. Bry developed and marketed the "Volatility Breakout System," a trading methodology that was offered for sale to the public. Technical Trading Strategies ceased offering to sell the Volatility

Breakout System in March of 1990. Technical Trading Strategies obtained registration as a CTA in June 1987 and withdrew its registration in October 1990. Technical Trading Strategies never directed or guided the trading of customer accounts.

        In December 1987, Douglas Bry and Philip Spertus formed Northfield Trading Company, an Illinois corporation of which Mr. Bry is the President. Northfield Trading Company, which became registered as a futures commission merchant with the CFTC in April 1988, withdrew its registration in October 1990. Northfield Trading Company's primary business was to provide brokerage services to customers by introducing their accounts to clearing firms on a commission basis. Northfield also provided discretionary trading advice to customers, and licensed proprietary trading software to introducing brokers and commodity trading advisors.

        Mr. Bry, an attorney, graduated from Beloit College in 1974 with a B.A. in Philosophy and Sociology and obtained his J.D. from the University of Colorado in 1978. From September 1978 until June 1982, he was a trial attorney with the Defender Association of Philadelphia, and from June 1982 through January 1987, he was a Senior Trial Deputy with the Colorado State Public Defender. Mr. Bry began trading futures for his own account in 1985 and became registered with the CFTC as a CTA in 1986. This registration was subsequently withdrawn in July 2001. In January, 2004, Mr. Bry completed his second term on the NFA's Board of Directors in the Commodity Trading Advisor category. In February, 1998, he was appointed to the NFA's Executive Committee, on which he also served until January 2004. In September, 1999, Mr. Bry completed his second two-year term on the Board of Directors of the Managed Funds Association. During the four years that he was on the MFA's Board, he was Chairperson of the Emerging Trader Council, served on the Executive Committee from 1998-1999 and was Vice Chairman of the MFA during his last year of office.

        Philip Spertus is Vice President of Northfield. Mr. Spertus graduated from the Massachusetts Institute of Technology in 1956. From 1979 to 1992, Mr. Spertus served in various senior capacities, including the positions of Chairman and President, with Intercraft Industries, Inc., a multinational manufacturer of picture frames and related products. In 1992, Intercraft Industries was sold to Newell Corporation and Mr. Spertus assumed the position of Vice President with Newell until late 1993. Mr. Spertus owned a special seat and was a registered Broker/Dealer and member of the Chicago Board Options Exchange from August 1984 through February 1986. He has traded futures for his own account since 1983.

        Northfield and its principals may trade for their own accounts and also are currently engaged in proprietary trading for the benefit of Northfield to test and develop new systems and programs. It is Northfield's policy not to give proprietary orders any preference over customer orders or to bunch orders between proprietary accounts and customer accounts. Northfield will never knowingly permit a proprietary account to trade ahead of a customer account or knowingly permit a proprietary account to place an order that is the opposite of an order then being placed for a customer account.

        Because of their confidential nature, the records of any proprietary trading will not be made available to customers.

  Description of Trading Programs

        Northfield will only trade the Diversified Program for Spectrum Select. Trading for Spectrum Select will be at 1.5 times the leverage Northfield normally applies for the Diversified Program. As of February 28, 2005, Northfield was managing approximately $72 million pursuant to its Diversified Program and approximately $72 million of client assets in all of its programs (notional funds included).

  The Diversified Program

        The Diversified Program was conceived, tested, and refined by Douglas Bry and Philip Spertus. The approach is fully computerized and nondiscretionary. Money management principles are a critical element in the Diversified Program and have been carefully constructed and are rigorously applied to minimize risk exposure and to protect asset appreciation. Since the trading methods to be utilized by Northfield in the Diversified Program are proprietary and confidential, the discussion that follows is of a general nature and is not intended to be exhaustive.

        The Diversified Program embodies the following features:

        1.    Exclusive Emphasis on Technical Analysis.    Northfield's Diversified Program is purely technical. A technical approach utilizes price action itself as analyzed by charts, numerical indicators, pattern recognition, or other techniques designed to provide information about market direction. Since sustained price moves offer the greatest opportunity for profit with the least amount of risk, Northfield has focused on studying the characteristics of "random" versus "non-random" market behavior. The resulting systems used in the Diversified Program are highly sensitive to changes in price direction and volatility, and are designed to detect non-random behavior before a trend is obvious.

        2.    Trading Logic Based on Extensive Market Simulations.    In order to validate the trading methodology, extensive testing is conducted on historical data in more than 50 markets worldwide.

        3.    Similar Trading across Markets.    Northfield is very sensitive to the risk of "curve-fitting" results to particular markets or time periods, and, as a result, utilizes a similar approach in each market or group of markets that are traded with a particular system in the Diversified Program. The decision to subject markets to similar trading rules has led to the identification of techniques that work independent of the markets to which they are applied.

        4.    A Completely Automated and Non-Discretionary Approach.    Northfield implements its Diversified Program systems via proprietary software that generates and prints orders, monitors the markets in real time and keeps track of positions. The selection of trades is not subject to intervention by Northfield's principals. No override of the Diversified Program will take place absent extraordinary circumstances which Northfield believes threaten the customer's capital, such as an outbreak of war, a major natural disaster, or a threat to the integrity of an exchange clearing system.

        5.    Ongoing Research and Development.    A full-time staff of computer programmers work with the principals of Northfield to refine existing systems and develop new ones for use in the Diversified Program.

  Description of Commodities Traded

        Northfield's Diversified Program trades a diverse portfolio of commodity interests across more than 50 markets. The highly diversified mix of markets includes interest rates, currencies, stock index futures, grains, meats, energy products, metals (both precious and base), and soft commodities such as coffee, cotton and cocoa. Market liquidity is a critical factor in the decision whether to participate in a new market; Northfield may enter new domestic and non-United States markets for the Diversified Program as contract liquidity develops.

        The selection of markets is totally within the discretion of Northfield which may add or delete markets as it deems appropriate. The markets traded and position sizes in each market are a function of the trading methodology developed by Northfield. Multiple time frames are tracked in each market and, at any time and depending on market factors as assessed by Northfield, an account using the Diversified Program may be holding positions in all markets traded by the Diversified Program, some markets, or be out of all markets entirely.

  Money Management Principles

        While volatility and leverage can produce healthy gains, they can also lead to substantial losses. The development of trading methods and the selection of markets are components of a complete portfolio strategy that also includes money management. The money management principles discussed below have been designed to minimize the probability of an equity drawdown while leaving intact the profit potential associated with investing in commodity interests.

        1.    Volatility Determined, Risk Equated Among Markets.    Each market traded by the Diversified Program is monitored to determine its dollar volatility, that is, how many contracts can be traded in a given market without risking more than a set percentage (usually less than 1/2 of 1%) of an account's equity. In this way, the trading exposure is equalized across all markets. Therefore, risk is similar in all markets although the number of contracts traded in each market may vary considerably.

        2.    Use of Stops.    Northfield generally uses protective stops for the Diversified Program, that is, setting the point at which to enter or exit the market in order to protect gains or minimize losses.

Furthermore, in an attempt to control slippage, that is, the difference between the desired entry price and the actual execution price, Northfield may impose a limit on the fill prices it is willing to accept when entering trades. As a consequence, the size of a position may be smaller than desired.

        3.    The Degree of Leverage Used.    Managers frequently provide the margin-to-equity ratio as a measure of the risk associated with a particular trading program. For Northfield's Diversified Program, the margin-to-equity ratio, which is estimated to be usually less than 15% is far less meaningful than a measure of the funds that would be lost if all the open trades were exited at their prospective stops (the "Aggregate Risk to Stop"). While no assurance can be given that actual drawdowns will not exceed the Aggregate Risk to Stop, it provides a useful measure of exposure to loss. The Aggregate Risk to Stop percentage typically will not exceed 20% and generally ranges between 5% and 15% of an account.

        4.    Diversification.    Northfield further attempts to control risk exposure of a Diversified Program account through broad diversification. Over 50 markets worldwide are included in the portfolio research, although the number of markets traded within the portfolio at any one time may vary. While some markets and groups of markets have performance characteristics that are correlated, portfolio theory, experience and numerous simulations have established that portfolio diversification produces more consistent returns.

        5.    Account Activity.    Northfield's short-term Diversified Program systems may trade as frequently as once a day or more often, while long-term systems may take positions just a few times a year.

        The trading methods, selection of markets, money management principles, and implementation techniques described herein are general factors upon which Northfield will base its investment decisions for the Diversified Program. No assurance is given that consideration of any of these factors will lessen the risk of loss or increase the potential for profit. Northfield will continue to test and refine its trading methods for the Diversified Program and, therefore, reserves the right to change any technique or strategy, including the technical trading factors used, the commodity interests traded, or the money management principles applied for the Diversified Program. Northfield does not consider changes to the markets traded or systems being traded to be material for the Diversified Program and expects to make such changes on an ongoing basis.

        3.  Rabar Market Research, Inc.

        Rabar is an Illinois corporation and is registered with the CFTC as a commodity trading advisor and a commodity pool operator. It is a member of the National Futures Association in such capacities. Rabar, originally named Rainbow Market Research, Inc. when it was incorporated in November 1986, adopted its present name in January 1989. It was registered as a commodity trading advisor and a commodity pool operator in June 1988. Rabar has managed accounts continuously since July 1988. The business address of Rabar is 10 Bank Street, Suite 830, White Plains, New York 10606-1933.

  Principals

        Paul Rabar is the President and Founder of Rabar. Since 1988, Mr. Rabar has focused his full business time and attention on the operation of Rabar with a particular focus on trading and research. Mr. Rabar first became involved with futures when he began trading for his own account in 1980. He then worked as an account executive in the futures area at E.F. Hutton from 1981 to 1983 and later at Clayton Brokerage where he worked until 1984. In 1985 Mr. Rabar was selected among a large pool of applicants to participate in a futures trading program operated by Mr. Richard J. Dennis, Jr., a well known trader of futures and options. Mr. Rabar participated in that program in 1985 and 1986, managing a proprietary account for Mr. Dennis, and in 1987 and 1988, managing an account for another individual who was also an experienced trader in futures and options. Mr. Rabar then managed his personal account in futures in 1988 and also began the operations of, and managing client assets through, Rabar Market Research. Mr. Rabar is a graduate of the New England Conservatory of Music. He did additional work—primarily in science and mathematics—at Harvard University, and in 1979 and 1980 was an assistant instructor of physics there. Mr. Rabar is also a member of Vaca Capital Management, LLC, a registered commodity trading advisor and commodity pool operator, as well as a hedge management company. Mr Rabar does not take part in the trading activities or operations of Vaca Capital Management, LLC.

        Jeffrey Izenman is the Executive Vice President of Rabar, having joined the firm in that capacity in November 1998. He is also a Managing Member of BRI Partners LLC, a venture capital firm for emerging and developing hedge fund managers. From September 1994 through October 1998, Mr. Izenman was the President of EMC Capital Management, Inc., a commodity trading advisor, where he was responsible for business development, client relations, and various administrative and operational aspects of the firm. Mr. Izenman is also the past Chairman, and a past member of the Board of Directors and Executive Committee of the Managed Funds Association. He also served for 10 years as a member of the Business Conduct Committee of the National Futures Association. Prior to joining Rabar, Mr. lzenman was a partner in the law firm of Katten Muchin & Zavis (now known as Katten Muchin Zavis Rosenman) from October 1988 through August 1994, and an associate with that firm from September 1982 through September 1988. There he specialized in the representation of commodity trading advisors (including Rabar) and commodity pool operators, as well as securities investment advisers and hedge fund operators. Mr. Izenman received his JD degree from the University of Michigan Law School in May 1982 and a B.S. in Accountancy from the University of Illinois in May 1979. He has also passed the Uniform Certified Public Accountants examination.

        Mr. Izenman is not responsible for the management of client accounts on behalf of Rabar and has not previously had such authority or otherwise had the authority to direct client accounts. Accordingly, no performance record is shown for Mr. Izenman.

        Rabar is the commodity pool operator of and/or serves as the manager to Rabar Futures Fund, L.P., a private commodity pool, and Rabar International Futures Fund, Ltd., a commodity pool organized in the Cayman Islands (that is not open to U.S. investors).

        It should be noted that Rabar and/or Mr. Rabar currently, and Rabar, Mr. Rabar, and/or Mr. Izenman may in the future, invest in commodity pools that are advised by Rabar. Certain of these pools may be beneficially owned solely or primarily by Mr. Rabar. Records of the trading in these pools will not be open to client inspection.

        Rabar does not currently trade an account for itself, and Mr. Izenman does not currently trade an account for himself, but either may do so in the future. Records of such trading will be made available to you. Mr. Rabar, however, currently trades a personal account. Such trading occurs only in markets which are considered too illiquid to trade on behalf of clients, although Mr. Rabar may trade in other markets in the future. Records of Mr. Rabar's personal trading will not be open to client inspection.

  Rabar's Trading Methodology

        The objective of Rabar's investment strategy is to generate capital appreciation over the long run by investing exclusively in futures interests, including exchange traded futures contracts, options on futures contracts, foreign currency forward contracts and, to a very limited extent, cash commodities. Rabar may also engage in exchange for physical transactions, more commonly referred to as "EFPs".

        Rabar's strategy employs a diversified, systematic, technical, trend-following approach, utilizing a blend of several separate and distinct quantitative models. Each of these elements is described more fully below.

        The approach is "diversified" in that it can be invested in more than 80 markets, covering more than 20 different exchanges in 28 different countries. The portfolio includes futures contracts on currencies, financial instruments, precious and base metals, stock indices, energies, meats, grains, and soft commodities. The specific markets have been chosen for, among other reasons, their historical performance and customary liquidity.

        The approach is "systematic" in that Rabar utilizes multiple quantitative investment models which generate signals directing Rabar to initiate or liquidate positions in each market at specific, predetermined price points. In the vast majority of circumstances, Rabar will follow the specific signals generated by the models. The approach does, however, incorporate a small discretionary element. In this regard Rabar may, from time to time, analyze certain key fundamental factors affecting supply and demand, such as a regional or global financial crisis, extreme weather conditions, or major political events. As a result of the analysis Rabar may make adjustments to the size of positions or the timing of trades in the portfolio in an effort to control risk or to take advantage of potential profit opportunities.

        The approach is "technical," meaning that the signals generated by the models are based upon an analysis of objective technical factors rather than fundamental factors. Although the technical indicators analyzed are varied, they are all based primarily on daily, weekly, and monthly price movement.

        The approach is "trend-following" and, in some cases, trend-identifying. In this regard Rabar seeks to invest in markets exhibiting directional price movement over time. Since the portfolio will maintain both long and short positions, it is not necessarily relevant whether a particular market is rising or falling. It is merely the case that Rabar's best opportunity for profit will come from markets moving continuously in one direction while Rabar will have a difficult time profiting from, and may incur losses in, markets which are not exhibiting sustained directional movement.

        The approach incorporates a "blend" of quantitative models. Specifically, the methodology employs several totally separate and distinct investment models in its overall approach, and several additional variations of those models, all of which are blended together in Rabar's program.

        As of February 28, 2005, Rabar was managing $695.8 million of client assets pursuant to its trading program (notional funds included).

  Risk Management

        Rabar employs a number of risk management techniques in the strategy with a view toward reducing and controlling risk in the portfolio. For example, Rabar's portfolio is broadly diversified thereby spreading the risk across multiple markets. Rabar's portfolio is also diversified across multiple quantitative models limiting the risk exposure in the portfolio to any one such model. Rabar also employs predetermined stop loss levels or exit points for each position. These stop losses can have the effect of limiting the exposure to each position, system, market, and market sector, and in the portfolio as a whole. In addition, Rabar utilizes a proprietary quantitative methodology to determine the size of each position with a view toward equalizing risk in the portfolio across all markets.

        It should be noted that there is no assurance that the above described risk management techniques will have the desired effects of controlling or even reducing risk in the portfolio, as investing in futures interests involves a high degree of risk. Also, the risk assumed and, consequently, the potential for profit experienced by a particular account at different times, and by different accounts at the same time, vary significantly according to market conditions, the size of a given account, the percentage gained or lost in that account, and the perceived risk aversion of that account's owner. For these reasons, no investor should expect necessarily the same performance as that of any other account traded previously, simultaneously, or subsequently by Rabar or its principals.

  Research & Development

        Rabar believes that the development of quantitative models for use in investing in futures interests is a continual process. To this end, Rabar conducts an on-going research and development effort led by Paul Rabar and including a team of professionals working full time on research related matters. The goal of the research effort is to evaluate the continued viability of the existing models, to enhance the existing models, and to develop new models. Although there can be no assurance these goals will be achieved, through its research effort, Rabar has modified its models over time and it is likely that modifications will be made in the future. Thus, the models that might be used by Rabar in the future may differ from those presently used or those used in the past. Clients will not be informed with respect to modifications.

        The exact nature of Rabar's strategy, risk management techniques, and research and development efforts are proprietary and confidential. The foregoing description is thus of necessity general and is not intended to be exhaustive. As stated, trading decisions require the exercise of judgment by Rabar. For example, the decision not to trade certain futures interests or to reduce or eliminate exposure in certain markets may result at times in missing price moves and hence profits of great magnitude, which other trading advisors who are willing to trade these futures interests or have not reduced exposure may be able to capture. For these and other reasons, there is no assurance that the performance of Rabar will result in profitable trading.

        You should anticipate substantial losses of the portion of Spectrum Select's assets allocated to Rabar over long periods of time since profits, if any, are usually generated by only a few trades. Even more substantial losses or profits may occur because all profits are subjected to ever-increasing risk by Rabar and because large portions of unrealized profits in particular are usually given back before Rabar determines that trend reversals against its positions have occurred.

        4.  Sunrise Capital Management, Inc.

        Sunrise Capital Management is a California corporation with offices at 990 Highland Drive, Suite 303, Sola`na Beach, California 92075-2472. Sunrise Capital Management (formerly known as Sunrise Commodities, Inc.) was organized in 1983 and continues the business of Sunrise Commodities, a California sole proprietorship organized in 1982, and its predecessor firms. Sunrise Capital Management was registered in February 1983 as a commodity trading advisor and in April 1990 as a commodity pool operator with the CFTC and is a member of the National Futures Association in such capacities. In January 1995, Sunrise and Commodity Monitors, Inc. organized Sunrise Capital Partners, LLC, a California limited liability company. Sunrise Capital Partners is wholly-owned by Sunrise Capital Management, Commodity Monitors and TRC Greenwich, Inc. and was registered in February 1995 as a commodity trading advisor and commodity pool operator with the CFTC and is a member of the National Futures Association in such capacities. Commodity Monitors is a California corporation organized in October 1977, and is the successor to the partnership of Harris & Slaughter. Commodity Monitors was registered in November 1977 with the CFTC as a commodity trading advisor and is a member of the National Futures Association in such capacity. Sunrise Capital Partners and CMI are also located at the address of Sunrise Capital Management set forth above. TRC Greenwich, Inc. is a Connecticut corporation organized in 1992 and solely owned by Thomas Cardello. Sunrise Capital Management and Sunrise Capital Partners currently operate five commodity pools.

  Principals

        Mr. Martin P. Klitzner is President of Sunrise Capital Management and a Managing Director of Sunrise Capital Partners. In 1967 and 1968, Mr. Klitzner received a B.A. and an M.B.A, respectively, from the University of Michigan. He did post graduate work in economics at the University of California, Los Angeles, from 1968 to 1971. Mr. Klitzner joined Sunrise Capital Management in December 1982. Prior to joining Sunrise Capital Management, Mr. Klitzner was a planner in the public sector, a private businessman, and an investor.

        Thomas R. Cardello is a Managing Director of Sunrise Capital Partners. Dr. Cardello is responsible for new strategy development and is a senior member of the research and management teams. He holds Ph.D. and M.Phil. degrees in physics from Yale University and B.S. degrees in mathematics and physics from The Cooper Union. Before joining Sunrise in 2004, he served as a Managing Director of Morgan Stanley, as Executive Director of Paloma Partners, and has held several other senior positions in the financial services industry. Dr. Cardello began trading the commodity markets in 1984.

        Dr. Gary B. Davis is the Chairman of the Board of Sunrise Capital Management. In 1968 and 1970, Dr. Davis received a B.S. and Medical degree, respectively, from the University of Michigan. From 1980 to 1990, Dr. Davis served on the faculty of the University of California, San Diego as an Associate Professor of Radiology. Dr. Davis has studied and traded the commodity futures markets since 1979. Dr. Davis currently concentrates his efforts in research and trading systems development activities for Sunrise Capital Partners.

        Dr. John V. Forrest engages in research and trading systems development on behalf of Sunrise Capital Partners. In 1962, he received a B.A. from Notre Dame and in 1966 received a Medical Degree from the State University of New York—Downstate Medical Center. Dr. Forrest retired in September 1997 as a Professor of Radiology at the University of California, San Diego, where he has served on the faculty since 1976. Dr. Forrest joined Commodity Monitors in September 1991 and is a co-developer, with Mr. Slaughter, of Commodity Monitors' current trading systems. He was President and sole shareholder of Cresta Commodities, a commodity trading advisor, from September 1981 to August 1989. Dr. Forrest began trading the commodity markets in 1975.

        Richard C. Slaughter is responsible for the advisors' research and trading systems development. In 1974, he received a B.S. in finance from San Diego State University. He has pursued graduate studies in finance at the State University and in systems management at the University of Southern California. Mr. Slaughter has been a Professor of Finance, instructing M.B.A. candidates in securities analysis and portfolio management. Mr. Slaughter, a co-founder of CMI in 1977, serves as its President. He was responsible, along with Dr. Forrest, for the development of CMI's trading systems. Mr. Slaughter began trading commodities on a full-time basis in 1975 for his own account and as a CTA.

        Mr. Martin M. Ehrlich is Vice President-Marketing of Sunrise Capital Partners. His academic background includes studies at the University of Cincinnati where he majored in business administration. Mr. Ehrlich joined Sunrise Capital Management in 1986 after having been a long-time investor with Sunrise Capital Management. Prior to assuming responsibilities for marketing and public relations for Sunrise Capital Management, Mr. Ehrlich was an independent businessman and investor.

        Ms. Marie Laufik is Vice President-Trading of Sunrise Capital Partners. Ms. Laufik is head trader and is responsible for supervising trading and back-office operations. In 1973, Ms. Laufik received a Master's degree in Economics from the University of Prague. Ms. Laufik worked for a Czechoslovakian import/export company for nine years before immigrating to the United States. Mrs. Laufik was a commodity trader for Cresta Commodities from 1986 until she joined Sunrise Capital Management in August 1988.

        Elissa Davis is a principal of Sunrise Capital Management and Sunrise Capital Partners by virtue of her role as a Trustee of the Davis Family Trust. Mrs. Davis is not active in the management of either Sunrise Capital Management or Sunrise Capital Partners and has not been involved in any other business activities during the past five years.

        The Davis Family Trust, dated October 12, 1989, is a director and the sole shareholder of Sunrise Capital Management; Gary B. Davis and his wife, Elissa Davis, are trustees and the sole beneficiaries of this Trust.

        Sunrise Capital Management, Sunrise Capital Partners, their principals, and their affiliates intend to trade or to continue to trade commodity interests for their own accounts. You will not be permitted to inspect the personal trading records of Sunrise Capital Management, Sunrise Capital Partners, their principals, or their affiliates, or the written policies relating to such trading.

  Description of trading programs

        Sunrise Capital Management utilizes a long-term technical trend-following system on behalf of the partnership, trading a wide continuum of time windows. Most of these time frames are decidedly long-term by industry standards. Pro-active money management strategies are designed to protect open profits and to minimize exposure to non-directional markets.

        Sunrise Capital Management and Sunrise Capital Partners currently offer five programs for investment, all of which are traded in accordance with the trading methodologies described below.

        In providing commodity trading advice, Sunrise Capital Management trades the CIMCO Program for Spectrum Select.

        The CIMCO—Diversified Financial Program was designed by Sunrise Capital Management to participate exclusively in the highly liquid financial markets. This program trades the major currencies as outrights against the U.S. dollar and selectively against each other. Interest rate futures, both long and short term (including U.S. and foreign bonds, notes, and euro products), stock indices (including S&P 500, DAX, and Nikkei 225), precious and industrial metals (including aluminum, gold, silver, and copper), natural gas, and crude oil are also traded in this program. These commodity interests are traded on futures exchanges but may also be traded in the interbank or cash markets when appropriate.

        While Sunrise Capital Management has traded foreign currencies in the interbank forward market, it has not previously traded other commodities on a forward basis. However, it may in the future also trade precious metals, industrial metals, energies, and other commodities on a forward basis with Morgan Stanley as the counterparty (in addition to trading these commodities on futures exchanges). Any such trading would be on a limited basis and would be done at the discretion of Sunrise Capital Management. The partnership will not hold the actual physical commodities because Sunrise Capital Management does not intend to take delivery of the underlying commodities on the forward contracts. As a result of these transactions, the risk factor "Risk Factors—Trading and Performance Risks—The unregulated nature of the forwards markets creates counterparty risks that do not exist in futures trading on exchanges" on page 12 should be read as applying not only to forward trades of currencies but also to forward trades of precious metals, industrial metals, energies, and other commodities. You should note that these contracts will not qualify as Section 1256 contracts as described in "Material Federal Income Tax Considerations—Gain or Loss on Trading Activity—Mark-to-Market" on page 140.

        As of February 28, 2005, Sunrise Capital Management and Sunrise Capital Partners collectively managed approximately $186.5 million of client assets pursuant to the CIMCO Program and approximately $2.3 billion of client assets in all of its programs (notional funds excluded).

        Other trading programs

        The Currency Program is discussed under "Morgan Stanley Spectrum Currency L.P. - 2. Sunrise Capital Partners, LLC" on page 124.

        The Diversified Program may follow approximately twenty-five different markets. These markets may include, but are not limited to, precious and industrial metals, grains, petroleum products, soft commodities, domestic and foreign interest rate futures, stock indices (including S&P 500) and currencies and their cross rates.

        The Expanded Diversified Program gives clients further diversification than in the standard Diversified Program. Additional commodity interests may include, but are not limited to, industrial metals, minor currency markets, foreign interest rate futures, and stock indices (DAX and Nikkei 225). Given liquidity constraints in certain of these additional commodity markets, the trading advisor may restrict money under management for this program.

        Presently the Currency Options Program only follows options on Swiss francs, British pounds, euros, and Japanese yen. Ongoing research will determine additional markets to be traded in the future as part of this program as well as a Diversified Options Program.

        Trading Methodologies

        Relying on technical analysis, Sunrise Capital Management believes that future price movements in all markets may be more accurately anticipated by analyzing historical price movements within a quantitative framework rather than attempting to predict or forecast changes in price through fundamental economic analysis. The trading methodologies employed by Sunrise Capital Management are based on programs analyzing a large number of interrelated mathematical and statistical formulas and techniques which are quantitative, proprietary in nature, and which have been either learned or developed by Dr. Davis, Dr. Forrest, and/or Mr. Slaughter. The profitability of the trading programs traded pursuant to technical analysis emphasizing mathematical and charting approaches will depend upon the occurrence in the future, as in the past, of major trends in some markets. In the absence of these trends and relationships, the trading programs are likely to be unprofitable.

        Sunrise Capital Management's long-term, trend-following program attempts to detect a trend, or lack of a trend, with respect to a particular futures, forward, or option by analyzing price movement and volatility over time. This program consists of multiple, independent, and parallel systems, each designed and tested to seek out and extract different market inefficiencies on different time horizons. These systems will generate a signal to sell a "short" contract or purchase a "long" contract based upon their identification of a price trend in the particular futures, forward, or option. If the systems do not detect a price trend, a "neutral" trading signal will be generated. While this neutral signal is designed to filter out high-risk "whipsaw" markets, it is successful on only a limited basis. Successful speculative futures interests trading employing trend-following techniques, such as Sunrise Capital Management's system, depends to a large degree upon not trading non-directional markets. Accordingly, to the extent that this neutral trading signal is not generated during a non-trending market, trading would likely be unprofitable.

        Long-term trend-following trading systems, such as those employed by Sunrise Capital Management, will seldom effect market entry or exit at the most favorable price in the particular market trend. Rather, this type of trading system seeks to close out losing positions quickly and to hold portions of profitable positions for as long as the trading system determines that the particular market trend continues to offer reasonable profit potential. The number of losing transactions may exceed substantially the number of profitable transactions. However, if the approach is successful, these losses should be more than offset by gains. In using this trading methodology, it is anticipated that Sunrise Capital Management will commit to margin between 5%-30% of assets managed. Margin requirements may from time to time exceed this range.

        While Sunrise Capital Management relies on mechanical technical trading systems in making investment decisions, the overall strategy does include the latitude to depart from this approach if market conditions are such that, in the opinion of Sunrise Capital Management, execution of trades recommended by the mechanical systems would be difficult or unusually risky. There may occur the rare instance in which Sunrise Capital Management will override the system to decrease market exposure. Any modification of trading instructions could adversely affect the profitability of an account. Among the possible consequences of such a modification would be (1) the entrance of a trade at a price significantly worse than a system's signal price, (2) the complete negation of a signal which subsequently would have produced a profitable trade, or (3) the premature termination of an existing trade. Sunrise Capital Management is not under any obligation to notify clients, the general partner, or you of this type of deviation from its mechanical systems, since it is an integral part of its overall trading method.

        A technical trading system consists of a series of fixed rules applied systematically. However, the system still requires Sunrise Capital Management to make subjective judgments. For example, the trading advisor must select the markets it will follow and futures interests it will actively trade, along with the contract months in which it will maintain positions. Sunrise Capital Management must also subjectively determine when to liquidate positions in a contract month which is about to expire and initiate a position in a more distant contract month.

        Sunrise Capital Management engages in ongoing research that may lead to significant modifications from time to time. Sunrise Capital Management will notify the general partner if modifications to its trading systems or portfolio structure are material.

        Sunrise Capital Management believes that the development of a commodity trading strategy is a continual process. As a result of further analysis and research into the performance of Sunrise Capital Management's methods, changes have been made from time to time in the specific manner in which these trading methods evaluate price movements in various futures interests, and it is likely that similar revisions will be made in the future. As a result of such modifications, the trading methods that may be used by Sunrise Capital Management in the future might differ from those presently being used.

        Sunrise Capital Management has discretionary authority to make all trading decisions, including upgrading or downgrading the trading size of the net assets of Spectrum Select it manages to reflect additions, withdrawals, trading profits, and/or trading losses, without prior consultation or notice. In addition, Sunrise Capital Management may from time to time adjust the leverage applicable to the assets allocated to it; provided, however, any such adjustments will be consistent with the leverage parameters described herein and in the overall investment objectives and trading policies of the account it manages for Spectrum Select. Such adjustments may be in respect of certain markets or in respect of the overall CIMCO investment portfolio. Factors which may affect the decision to adjust leverage include: inflows and outflows of capital, ongoing research, volatility of individual markets, risk considerations, and Sunrise Capital Management's subjective judgement and evaluation of general market conditions. Adjustments to leverage may result in greater profits or losses. No assurance can be given that any leverage adjustment will be to your financial advantage.

        5. Graham Capital Management, L.P.

        Graham is a Delaware limited partnership which was organized in May 1994. Graham's main business address is Rock Ledge Financial Center, Rowayton, Connecticut 06853. Graham has been registered with the CFTC as a commodity pool operator and commodity trading advisor since July 1994 and is a member of the National Futures Association in such capacities.

  Principals

        Kenneth G. Tropin is the Chairman, the founder and a principal of Graham. Mr. Tropin has developed the majority of Graham's core trading programs and he is additionally responsible for the overall management of the organization, including the investment of its proprietary trading capital. Prior to founding Graham in 1994, Mr. Tropin served as President, Chief Executive Officer, and a Director of

John W. Henry & Company, Inc., during which the assets under management grew from approximately $200 million to approximately $1.2 billion. Previously, Mr. Tropin was Senior Vice President at Dean Witter Reynolds, where he served as Director of Managed Futures and as President of Demeter Management Corporation and Dean Witter Futures and Currency Management Inc. Mr. Tropin has also served as Chairman of the Managed Funds Association and its predecessor organization, which he was instrumental in founding during the 1980's.

        Paul Sedlack is Chief Executive Officer, the General Counsel and a principal of Graham. He oversees the operation of the finance and administration departments and is also responsible for all legal and compliance matters. Mr. Sedlack began his career at the law firm of Coudert Brothers in New York in 1986 and was resident in Coudert's Singapore office from 1988 to 1989. Prior to joining Graham in June 1998, Mr. Sedlack was a Partner at the law firm of McDermott, Will & Emery in New York, focusing on securities and commodities laws pertaining to the investment management and related industries. Mr. Sedlack received a J.D. from Cornell Law School in 1986 and an M.B.A. in Finance in 1983 and B.S. in Engineering in 1982 from State University of New York at Buffalo.

        Michael S. Rulle Jr. is the President and a principal of Graham. Prior to joining Graham in February 2002, Mr. Rulle was President of Hamilton Partners Limited, a private investment company that deployed its capital in a variety of internally managed equity and fixed income alternative investment strategies on behalf of its sole shareholder, Stockton Reinsurance Limited, a Bermuda based insurance company. From 1994 to 1999, Mr. Rulle was Chairman and CEO of CIBC World Markets Corp., the US broker-dealer formerly known as CIBC Oppenheimer Corp. Mr. Rulle served as a member of its Management Committee, Executive Board and Credit Committee and was Co-Chair of its Risk Committee. Business responsibilities included Global Financial Products, Asset Management, Structured Credit and Loan Portfolio Management. Prior to joining CIBC World Markets Corp., Mr. Rulle was a Managing Director of Lehman Brothers and a member of its Executive Committee and held positions of increasing responsibility since 1979. At Lehman, Mr. Rulle founded and headed the firm's Derivative Division, which grew to a $600 million enterprise by 1994. Mr. Rulle received his M.B.A. from Columbia University in 1979, where he graduated first in his class, and he received his bachelor's degree from Hobart College in 1972 with a concentration in political science.

        Robert E. Murray is the Chief Operating Officer and a principal at Graham and is responsible for the management and oversight of client services, systematic trading, and technology efforts. Prior to joining Graham, from 1984 until June, 2003, Mr. Murray held positions of increasing responsibility at various Morgan Stanley entities (and predecessors), including Managing Director of the Strategic Products Group, Chairman of Demeter Management Corporation (a commodity pool operator that grew to $2.3 billion in assets under management during Mr. Murray's tenure) and Chairman of Morgan Stanley Futures & Currency Management Inc. (a commodity trading advisor). Mr. Murray is currently a member of the Board of Directors of the National Futures Association and serves on its Membership and Finance Committees. Mr. Murray has served as Vice Chairman and a Director of the Board of the Managed Funds Association. Mr. Murray received a Bachelor's Degree in Finance from Geneseo State University in 1983.

        Thomas P. Schneider is an Executive Vice President and a principal of Graham. He is responsible for managing Graham's systematic futures trading operations, including order execution, formulating policies and procedures, and developing and maintaining relationships with independent executing brokers and futures commission merchants ("FCMs"). In addition to his responsibilities as Chief Trader, Mr. Schneider has also been an NFA arbitrator since 1989 and has served on the MFA's Trading and Markets Committee. Mr. Schneider graduated from the University of Notre Dame in 1983 with a B.B.A. in Finance and received his Executive M.B.A. from the University of Texas at Austin in 1994. From June 1985 through September 1993, Mr. Schneider held positions of increasing responsibility at ELM Financial, Inc., a commodity trading advisor in Dallas, Texas, where he was ultimately Chief Trader, Vice President and Principal responsible for 24-hour trading execution, compliance and accounting. In January 1994, Mr. Schneider began working as Chief Trader for Chang Crowell Management Corporation, a commodity trading advisor in Norwalk, Connecticut, where he was responsible for streamlining operations for more efficient order execution, and for maintaining and developing relationships with over 15 FCMs on a global basis.

        Robert G. Griffith is an Executive Vice President, the Director of Research and a principal of Graham and is responsible for the management of all research activities and technology resources of Graham, including portfolio management, asset allocation and trading system development. Mr. Griffith is also in charge of the day-to-day administration of Graham's trading systems and the management of Graham's database of price information on more than 100 markets. Prior to joining Graham, Mr. Griffith's company, Veridical Methods, Inc., provided computer programming and consulting services to such firms as GE Capital, Lehman Brothers and Morgan Guaranty Trust. He received his B.B.A. in Management Information systems from the University of Iowa in 1979.

        Fred J. Levin is the Chief Economist, a Senior Discretionary Trader and a principal of Graham specializing in fixed income markets with particular emphasis on short-term interest rates. Prior to joining Graham in March 1999, Mr. Levin was employed as director of research at Aubrey G. Lanston & Co. Inc. From 1991 to 1998, Mr. Levin was the chief economist and a trader at Eastbridge Capital. From 1988 to 1991, Mr. Levin was the chief economist and a trader at Transworld Oil. From 1982 to 1988, Mr. Levin was the chief economist, North American Investment Bank at Citibank. From 1970 to 1982, Mr. Levin headed the domestic research department and helped manage the open market desk at the Federal Reserve Bank of New York. Mr. Levin received an M.A. in economics from the University of Chicago in 1968 and a B.S. from the University of Pennsylvania, Wharton School in 1964.

        Savvas Savvinidis, C.P.A., joined Graham in April 2003 as Chief Financial Officer and a principal. He was Chief Operating Officer of Agnos Group, L.L.C. from January 2001-February 2003 and had previously served as Director of Operations of Moore Capital Management, Inc., from October 1994 to June 2000, and of Argonaut Capital Management, Inc., from July 1993 to September 1994. From May 1988 to June 1993, he worked at Lehman Brothers and from July 1986 to April 1988, at the North American Investment Bank of Citibank. Upon graduating from St. John's University with a B.S. in Accounting, Mr. Savvinidis started his career with Grant Thornton in 1984, where he received his CPA designation in 1986. He is a member of the New York Society of C.P.A.'s.

        Robert C. Hill is a discretionary trader of Graham specializing in the energy commodity markets and a principal of Graham. Prior to joining Graham in April 2003, Mr. Hill worked as a consultant at Gerson Lehrman Group. From November 1999 to October 2002, he was employed as Director of Trading at Duke Energy. From March 1997 to October 1999, Mr. Hill was an energy trader at Louis Dreyfus Energy Corp. and from May 1994 to March 1997, he worked for Enterprise Products Company as a distribution coordinator for energy products. Mr. Hill received an M.B.A. in 1997 from the University of St. Thomas in Houston, TX and a B.A. in 1992 from Stephen F. Austin State University.

        Steven T. Aibel is a discretionary trader and a principal of Graham, specializing in global macro markets with a primary focus on foreign exchange. Prior to joining Graham in July 2003, Mr. Aibel worked as a proprietary trader at J.P. Morgan Chase from April 2002 to March 2003 trading foreign exchange. He began his career at Goldman Sachs and Co. in the precious metals area in 1988 until 1993, moving over to the foreign exchange area of Goldman Sachs and Co. until November 1994. Following work in the foreign exchange area of Lehman Brothers from then until June 1995, Mr. Aibel worked at Credit Suisse First Boston as a Deutsche Mark market maker from July 1995 until July 1997 and a proprietary foreign exchange trader from July 1997 until April 2000. Mr. Aibel received an MBA in 1988 with a double major in Finance and International Business and a B.A. in 1987 in Finance, all from George Washington University.

        Xin-yun Zhang is a discretionary trader and a principal of Graham, specializing in fixed income. Prior to joining Graham in September, 2003, Mr. Zhang worked at Tudor Investment Corp. from January 2000 to August 2003, where his trading focused on US and Japanese government bonds. From October 1995 to January 2000, he was a fixed-income trader for Greenwich Capital. He worked in fixed-income research for Long-Term Capital Management from October 1993 to October 1995. He received a B.S. from Beijing University in 1983 and a Ph.D. in theoretical physics from University of California, San Diego in 1989, and was a post-doctoral research fellow at Rutgers University from 1989-1993.

        Gabriel J. Feder is a discretionary trader and a principal of Graham, specializing in global macro markets with a primary focus on foreign exchange. Prior to joining Graham in November 2003, Mr. Feder worked as a portfolio manager for Platinum Partners LLC from September 2002 to September 2003, trading the US Treasury market as well as US Stock indexes and European fixed income. He began his career working for the Federal Reserve Bank of New York from 1990 to 1993 as a bank analyst and then a bank examiner. Then, upon his graduating in 1995 from The Wharton School of Business at the University of

Pennsylvania with an MBA in Finance, Mr. Feder worked for JP Morgan Chase, where he traded emerging market currencies in the FX department and fixed income and currency in Global Treasury from 1995 to 2000 and he managed the bank's Canadian fixed income portfolio from 2000 to September 2002. Mr. Feder received a B.A., cum laude, in Economics from Yeshiva University in 1990.

        C. Craig Gile is a discretionary trader and a principal of Graham, specializing in the energy commodity markets. Prior to joining Graham in June 2004, Mr. Gile was a Managing Director in the Global Commodity Derivatives group at Citibank. Mr. Gile worked at Citibank from February 1995 to March 2004, trading fixed income for 3 years and commodities for the last 6 years. Mr. Gile joined Citibank upon graduation from the Wharton Business School at the University of Pennsylvania in December 1994, where he majored in Finance. Prior to business school, Mr. Gile served as an aviator in the U.S. Navy. Mr. Gile graduated from Vanderbilt University in 1986 with bachelor degrees in both Electrical Engineering and Mathematics.

        David Ciocca is a discretionary trader and a principal of Graham, specializing in equity futures. Prior to joining Graham in March 2002, Mr. Ciocca was employed as a portfolio manager at Niederhoffer Investments from April 2001 to February 2002, where he concentrated on the short-term modeling and trading of futures and options. From December 1998 to April 2001, Mr. Ciocca was a principal of DLC Capital Management, Inc., a registered investment advisor that focused on investment portfolio management, and trading strategy development. Mr. Ciocca has a Bachelor of Science in Engineering (1993) and a Master of Science in Finance (1998) from Rochester Institute of Technology, Rochester, New York.

        During the five years preceding the date of this prospectus, there have been no material administrative, civil or criminal actions, including actions pending, on appeal or concluded, against Graham or its principals.

        Graham and its principals may, from time to time, trade futures, forwards, or options contracts for their own proprietary accounts. These accounts may take positions that are opposite, or ahead of, positions advocated for clients. Such trades may or may not be in accordance with the Graham trading programs described below. Although Graham maintains records of these trades, clients of Graham are not entitled to inspect these records except in certain limited circumstances. Graham may place block orders with a brokerage firm on behalf of multiple accounts, including accounts in which Graham or its principals have an interest. If Graham or its principals place the same trade orders for their accounts as they do for their clients in a single block order with a brokerage firm, the brokerage firm allocates the trade fill prices assigned to each account in a manner consistent with that firm's policy. Unless an average price of split fills is allocated, split fills generally are allocated to accounts on a "high to low" basis—accounts are ranked based on commencement of trading, and the highest split fill prices are allocated to the highest-ranked accounts. Therefore, any advantage a high-ranked account enjoys on a sell order generally is offset by its disadvantage on the buy order. Graham maintains a written policy of prohibiting employees from trading futures, forwards, or options contracts for their personal accounts without the written approval of a Graham compliance officer. Graham also requires its employees with access to certain sensitive information to deliver to Graham copies of their federal income tax returns, which are then reviewed by Graham's compliance officer for compliance with the above-described policy and other of Graham's internal policies.

  Systematic Trading

        Graham's trading systems rely primarily on technical rather than fundamental information as the basis for their trading decisions. Graham's systems are based on the expectation that they can over time successfully anticipate market events using quantitative mathematical models to determine their trading activities, as opposed to attempting properly to forecast price trends using subjective analysis of supply and demand.

        Graham's core trading systems are primarily very long term in nature and are designed to participate selectively in potential profit opportunities that can occur during periods of sustained price trends in a diverse number of U.S. and international markets. The primary objective of the core trading systems is to establish positions in markets where the price action of a particular market signals the computerized systems used by Graham that a potential trend in prices is occurring. The systems are designed to analyze mathematically the recent trading characteristics of each market and statistically compare such characteristics to the long-term historical trading pattern of the particular market. As a result of this analysis, the systems will utilize proprietary risk management and trade filter strategies that are intended to benefit from sustained price trends while reducing risk and volatility exposure.

        Graham utilizes discretion in connection with its systematic trading programs in determining which markets warrant participation in the programs, market weighting, leverage and timing of trades for new accounts. Graham also may utilize discretion in establishing positions or liquidating positions in unusual market conditions where, in its sole discretion, Graham believes that the risk-reward characteristics have become unfavorable.

  Discretionary Trading

        The Discretionary Trading Group was established at Graham in February 1998. Unlike Graham's systematic trading programs, which are based almost entirely on computerized mathematical models, the Discretionary Trading Group determines its trades subjectively on the basis of personal assessment of trading data and trading experience. Graham believes that the Discretionary Trading Group's performance results generally are not highly correlated to the results of other discretionary traders or Graham's systematic trading programs. Graham believes the Discretionary Trading Group can generate successful performance results in trading range type markets where there are few long-term trends.

  The Graham Trading Programs

        Graham currently trades a portion of Spectrum Select's assets pursuant to Graham's Global Diversified Program at 150% Leverage, as described below, and a portion of Spectrum Select's assets pursuant to Graham's Graham Selective Trading Program, as described below, at 150% the standard leverage it applies for such program. Margin requirements over time at standard leverage are expected to average about 15% to 20% of equity for accounts traded by Graham; thus, Graham expects the margin requirements for Spectrum Select over time to average about 20% to 30% of Spectrum Select's net assets. Increased leverage will alter risk exposure and may lead to greater profits and losses and trading volatility and See "Risk Factors—Trading Advisor Risks—Graham's and Eclipse's use of an increased rate of leverage could affect future performance" on page 15. Subject to the prior approval of the general partner, Graham may, at any time, trade a portion of the partnership's assets pursuant to one or more of Graham's other systematic programs and/or the Discretionary Trading Group discretionary program, and at an increased or reduced rate of leverage.

        As of February 28, 2005, Graham was managing approximately $845.9 million of funds in the Global Diversified Program at Standard Leverage, approximately $483.2 million of funds in the Global Diversified Program at 150% Leverage, approximately $644.7 million of funds in the Graham Selective Trading Program at Standard Leverage and approximately $5.8 billion of assets in all of its trading programs.

        The various futures, forwards, and options markets which are traded pursuant to each Graham systematic trading program are identified below under the description of that program. Each Graham systematic trading program generally entails a consistent approach to all futures, forwards, and options markets traded by that program. Graham conducts ongoing research regarding expanding the number of futures, forwards, and options markets each program trades to further the objective of portfolio diversification. Particular futures, forwards, and options markets may be added to, or deleted from, a program at any time without notice. Portfolios may be rebalanced with respect to the weighting of existing markets at any time without notice.

        Additions, deletions and rebalancing decisions with respect to each program are made based on a variety of factors, including performance, risk, volatility, correlation, liquidity and price action, each of which factors may change at any time. In trading the various futures, forwards, and options markets pursuant to its systematic trading programs, Graham generally applies the systematic trading approach described above under "—Systematic Trading."

  Global Diversified Program

        The Global Diversified Program was developed in 1995 and utilizes multiple computerized trading models, which are designed to participate in the potential profit opportunities during sustained price trends in approximately 80 global markets. This program features broad diversification in both financial and non-financial markets.

        The strategies which are utilized are primarily long term in nature and are intended to generate significant returns over time with an acceptable degree of risk and volatility. The computer models on a daily basis analyze the recent price action, the relative strength, and the risk characteristics of each market and compare statistically the quantitative results of this data to years of historical data on each market.

        The Global Diversified Program will normally have weightings of approximately 26% in futures contracts based on short-term and long-term global interest rates (including U.S. and foreign bonds, notes and Eurodollars), 25% in currency forwards (including major and minor currencies), 17% in stock index futures (including all major indices), 15% in softs and agricultural futures (including grains, meats and softs), 8% in metal futures (including gold, aluminum and copper), and 9% in energy futures (including crude oil and natural gas). The actual weighting and leverage used in each market will change over time due to liquidity, price action, and risk considerations.

        Graham rebalances the weighting of each market in the portfolio on a monthly basis so as to maintain, on a volatility and risk adjusted basis, consistent exposure to each market over time.

  Graham Selective Trading Program

        The Graham Selective Trading Program was developed in 1997 and utilizes a completely different trading system than other Graham programs. The Graham Selective Trading Program uses a mathematical model to identify certain price patterns that have very specific characteristics indicating that there is a high probability that a significant directional move will occur. Although the system does not trade against the market trend, it is not a true trend-following system inasmuch as it will only participate in specific types of market moves that meet the restrictive criteria of the model. In general, the Graham Selective Trading Program will participate only in significant market moves that are characterized by a substantial increase in volatility. As a result, it frequently will not participate in market trends in which virtually all trend-following systems would have a position. Due to the extremely selective criteria of the Graham Selective Trading model, the program will normally maintain a neutral position in approximately 50% to 60% of the markets in the portfolio.

        The Graham Selective Trading Program trades in approximately 55 markets with weightings, as of February 2005, of about 36% in foreign exchange, 21% in global interest rates, 6% in agricultural futures, 7% in metal futures, 19% in stock index futures and 11% in energy futures. Due to the extremely selective criteria of the Graham Selective Trading Program model, the program will normally maintain a neutral position in approximately 50% to 60% of the markets in the portfolio.

K4 Program

        The K4 program was developed in 1998 and commenced trading operations in January 1999. Like the Graham Selective Trading program, the K4 program uses a mathematical model to identify certain price patterns that have very specific characteristics indicating that there is a high probability that a significant directional move will occur. The K4 program differs from the Graham Selective Trading program in several respects, including a tendency to enter markets at different times and the use of distinct parameters. The K4 program will normally enter or exit a position only when a significant price and volatility spike takes place and is designed to have a high percentage of winning trades. K4 will normally maintain a neutral position in approximately 50% of the markets in the portfolio.

        The K4 program trades in approximately 65 markets with weightings, as of February 2005, of about 36% in foreign exchange, 27% in global interest rates, 18% in stock index futures, 5% in agricultural futures, 6% in metals futures and 8% in energy futures.

K5 Program

        Graham's K5 trading program, developed in 2002, is a systematic and broadly diversified, global macro trend-following program which uses volatility, price, multiple time horizons and recent market behavior to identify trend-following opportunities in nearly 60 markets including global interest rates, foreign exchange, global stock indices and world commodities. K5 uses two distinct trading systems, which are equally weighted in terms of risk allocation. One system is relatively quick and is intended to participate in new market trends earlier than other Graham trend-following models. The second K5 system is very long term in nature; it tends to be slow to react to new price trends as they develop and will stay with its positions for relatively long periods of time. In general, the two systems complement each other and are designed to reduce risk exposure following periods of very positive performance results.

        K5 had sector weightings, as of February 2005, of approximately 29% in foreign exchange 22% in global interest rates, 17% in stock index futures, 11% in agricultural futures, 10% in metal futures and 11% in energy futures.

Multi-Trend Program

        The Multi-Trend Program provides access to Graham's established systematic trend-following programs through one single investment. As of its inception in September 2003, the Multi-Trend Program allocates 25% of its assets equally to each of Graham's four active trend-following programs: the Global Diversified Program, the K4 Program, the Graham Selective Trading Program and the K5 Program. As market conditions or other circumstances change, Graham may alter the weightings of the individual programs and add (or subtract) other trend-following systems to the Multi-Trend Program, as it deems appropriate.

        This collective investment vehicle provides clients access to a diverse portfolio of trend following strategies that feature low or negative correlation to traditional investment strategies, a strong complement to other hedge fund strategies, trend following model diversification, broad market participation, and attractive risk adjusted returns.

        The Multi-Trend Program had sector weightings, as of February 2005, of approximately 31% in foreign exchange, 26% in global interest rates, 17% in stock index futures, 8% in agricultural futures, 8% in metal futures and 10% in energy futures.

Multi-Trend Financial and Energy Program

        The Multi-Trend Financial and Energy Program provides access to Graham's systematic trend-following strategies through one single investment. These strategies may be not only long-term trend-following systems, but also short-term momentum trading systems. The Multi-Trend Financial and Energy Program will initially trade the financial and energy sectors in the same manner as they are traded in Graham's current principal trend-following programs (the Global Diversified Program, the K4 Program, the Graham Selective Trading Program and the K5 Program). Initially, therefore, the Multi-Trend Financial and Energy Program will track Graham's Multi-Trend Program with the sole exception that it will not be trading any contracts in the agricultural and metals sectors. As market conditions or other circumstances change, the composition of the Multi-Trend Financial and Energy Program may diverge from Graham's Multi-Trend Program, weightings of the individual programs may be altered or other strategies may be added to (or subtracted from) the Multi-Trend Financial and Energy Program, as Graham deems appropriate.

        This program, combining several different trend following strategies, offers not only trend following model diversification, broad market participation, and attractive risk adjusted returns, but also low correlation to traditional investment strategies.

        The Multi-Trend Financial and Energy Program had sector weightings, as of February 2005, of approximately 37% in foreign exchange, 32% in global interest rates, 20% in stock index futures, and 11% in energy futures.

  Discretionary Trading Group Program

        Certain (but not necessarily all) of the traders for Graham's Discretionary Trading Group will trade for the Proprietary Matrix Portfolio. The Discretionary Trading Group was established at Graham in February 1998. Unlike Graham's systematic trading programs, which are based almost entirely on computerized mathematical models, the Discretionary Trading Group determines its trades subjectively on the basis of personal opinion, trading data and trading experience. As of February 2005, the trading strategies used by Discretionary Trading Group's traders gain exposure to their markets through using futures, options, over-the-counter and swaps contracts and other financial instruments. These strategies utilize a variety of discretionary trading methodologies and disciplines that currently focus on the fixed income, energy, currencies and precious metals markets. The Discretionary Trading Group provides clients with a portfolio that is diversified among highly liquid global macro markets and is generally non-correlated with traditional and other alternative investments as well as Graham's core trend-following programs. Importantly, traders in the Discretionary Trading Group can generate successful performance results in trading range type markets where there are few long-term trends.

        The Discretionary Trading Group may trade in global fixed income, foreign exchange and other futures, forward, securities and swaps markets. The Discretionary Trading Group may purchase or sell call and put options in these markets.

  Past Performance of Graham

        Set forth below in Capsule A is the past performance history of the Global Diversified Program at 150% Leverage, one of the programs that will be traded by Graham for Spectrum Select. Capsule B is the past performance for the Graham Selective Trading Program, another program that will be traded by Graham for Spectrum Select. The Graham Select Trading Program Capsule shows performance at standard leverage; however, Graham will trade the portion of the net assets of Spectrum Select allocated to the Graham Selective Trading Program at 150% the standard leverage employed by that program, which will significantly increase volatility as well as profits and losses. The footnotes following Capsule B are an integral part of each Capsule.

        You are cautioned that the information set forth in the following Capsule performance summaries is not necessarily indicative of, and may have no bearing on, any trading results which may be attained by Graham or Spectrum Select in the future, since past results are not a guarantee of future results. There can be no assurance that Graham or the partnership will make any profits at all, or will be able to avoid incurring substantial losses. You should also note that interest income may constitute a significant portion of a commodity pool's total income and, in certain instances, may generate profits where there have been realized or unrealized losses from commodity trading.

CAPSULE A

Graham Capital Management, L.P.
Global Diversified Program at 150% Leverage

    Name of commodity trading advisor: Graham Capital Management, L.P.
    Name of program: Global Diversified Program at 150% Leverage
    Inception of trading by commodity trading advisor: February 1995
    Inception of trading in program: May 1997
    Number of open accounts: 14
    Aggregate assets overall: $5.8 billion
    Aggregate assets in program: $483.2 million
    Worst monthly drawdown: (15.77)% - (November 2001)
    Worst peak-to-valley drawdown: (24.27)% - (November 2001-April 2002)
    2005 year-to-date return: (10.20)% (2 months)
    2004 annual return: (12.67)%
    2003 annual return: 17.82%
    2002 annual return: 32.25%
    2001 annual return: 12.16%
    2000 annual return: 24.33%

CAPSULE B

Graham Capital Management, L.P.
Graham Selective Trading Program at Standard Leverage

    Name of commodity trading advisor: Graham Capital Management, L.P.
    Name of program: Graham Selective Trading Program at Standard Leverage
    Inception of trading by commodity trading advisor: February 1995
    Inception of trading in program: January 1998
    Number of open accounts: 7
    Aggregate assets overall: $5.8 billion
    Aggregate assets in program: $644.7 million
    Largest monthly drawdown: (15.60)% - (November 2001)
    Worst peak-to-valley drawdown: (23.64)% - (March 2004-August 2004)
    2005 year-to-date return: (8.84)% (2 months)
    2004 annual return: (6.73)%
    2003 annual return: 21.82%
    2002 annual return: 30.11%
    2001 annual return: 0.55%
    2000 annual return: 7.07%

PAST PERFORMANCE IS NOT NECESSARILY INDICATIVE OF FUTURE RESULTS.

Footnotes to Graham's Capsule Performance Summaries

        "Inception of trading by commodity trading advisor" is the date on which Graham began trading client accounts.

        "Inception of trading in program" is the date on which Graham began trading client accounts pursuant to the program shown.

        "Number of open accounts" is the number of accounts directed by Graham pursuant to the program shown as of February 28, 2005.

        "Aggregate assets overall" is the aggregate amount of assets in non-proprietary accounts under the management of Graham as of February 28, 2005.

        "Aggregate assets in program" is the aggregate amount of assets in the program specified as of February 28, 2005.

        "Drawdown" means losses experienced by the trading program over a specified period. A small number of accounts in the portfolio composites have experienced monthly drawdowns and peak-to-valley drawdowns that are materially larger than the largest composite monthly drawdown and peak-to-valley drawdown. These variances result from factors such as small account size (i.e., accounts with net assets of less than the prescribed portfolio minimum, which therefore trade fewer contracts than the standard portfolio), intra-month account opening or closing, significant intra-month additions or withdrawals, and investment restrictions imposed by the client.

        "Largest monthly drawdown" means greatest percentage decline in net asset value due to losses sustained by the trading program from the beginning to the end of a calendar month during the most recent five calendar years.

        "Worst peak-to-valley drawdown" means greatest cumulative percentage decline in month-end net asset value of the trading program due to losses sustained during a period in which the initial month-end net asset value of the trading program is not equaled or exceeded by a subsequent month-end net asset value of the trading program during the most recent five calendar years.

        "Compound annual and year-to-date/period rate of return" presented in the composite performance capsules are calculated by dividing the net income for the month by the net asset value as of the beginning of the month (including contributions made at the start of the month). In months where asset changes are made mid-month, rates of return are calculated for each segment of the month and compounded. For this purpose, "net income" represents the gross income for the month in question, net of all expenses and performance allocations. The Rate of Return percentage for each year is determined by calculating the percentage return on an investment made as of the beginning of each year. Specifically, a running index is calculated monthly, compounded by the rate of return, the annual percentage being the change in this index for the year divided by the year's initial index.

Morgan Stanley Spectrum Technical L.P.

        1.  Campbell & Company, Inc.

        Campbell is a Maryland corporation organized in April 1978 as a successor to a partnership originally organized in January 1974. Campbell has been registered with the CFTC as a commodity trading advisor since May 1978 and is a member of the National Futures Association in such capacity. Campbell's principal place of business is located at 210 W. Pennsylvania Ave., Suite 770, Towson, MD 21204.

  Principals

        Theresa D. Becks, joined Campbell in June 1991 and has served as the Chief Financial Officer and Treasurer since 1992, and Secretary and a Director since 1994. In addition to her role as Chief Financial Officer, Ms. Becks also oversees administration, compliance and trade operations. Ms. Becks is currently a member of the Board of Directors of the Managed Funds Association. From 1987 to 1991, she was employed by Bank Maryland Corp, a publicly held company, as a Vice President and Chief Financial Officer. Prior to that time, she worked with Ernst & Young. Ms. Becks is a C.P.A. and has a B.S. in Accounting from the University of Delaware. Ms. Becks is an associated person of Campbell.

        D. Keith Campbell, has served as the Chairman of the Board of Directors of Campbell since it began operations, was President until 1994, and was Chief Executive Officer until 1997. Mr. Campbell is the majority voting stockholder of Campbell. From 1971 to 1978, he was a registered representative of a futures commission merchant. Mr. Campbell has acted as a commodity trading advisor since 1972 when, as general partner of the Campbell Fund, a limited partnership engaged in commodity futures trading, he assumed sole responsibility for trading decisions made on behalf of the Fund. Since then, he has applied various technical trading models to numerous discretionary futures trading accounts. Mr. Campbell is registered with the CFTC and NFA as a commodity pool operator. Mr. Campbell is an associated person of Campbell.

        William C. Clarke, III, joined Campbell in June 1977 and has served as an Executive Vice President since 1991 and a Director since 1984. Mr. Clarke holds a B.S. in Finance from Lehigh University where he graduated in 1973. Mr. Clarke currently oversees all aspects of research, which involves the development of proprietary trading models and portfolio management methods. Mr. Clarke is an associated person of Campbell.

        Bruce L. Cleland, joined Campbell in January 1993 and has served as President and a Director since 1994, and Chief Executive Officer since 1997. Mr. Cleland has worked in the international derivatives industry since 1973, and has owned and managed firms engaged in global clearing, floor brokerage, trading and portfolio management. Mr. Cleland is currently a member of the Board of Directors of the National Futures Association, and previously served as a member of the Board of Directors of the Managed Funds Association and as a member of the Board of Governors of the COMEX, in New York. Mr. Cleland is a graduate of Victoria University in Wellington, New Zealand where he earned a Bachelor of Commerce and Administration degree. Mr Cleland is an associated person of Campbell.

        Kevin M. Heerdt, joined Campbell in March 2003 and has served as Executive Vice President—Research since then. His duties include risk management, research, and the development of quantitatively based hedge fund and options strategies. From February 2002 to March 2003, he was self-employed through Integrity Consulting. Previously, Mr. Heerdt worked for twelve years at Moore Capital Management, Inc., where he was a Director until 1999, and a Managing Director from 2000 to 2002. Mr. Heerdt holds a B.A. in Economics and in International Relations from the University of Southern California. Mr. Heerdt is an associated person of Campbell.

        James M. Little, joined Campbell in April 1990 and has served as Executive Vice President—Business Development and a Director since 1992. Mr. Little holds a B.S. in Economics and Psychology from Purdue University. From 1989 to 1990, Mr. Little was a registered representative of A.G. Edwards & Sons, Inc. From 1984 to 1989, he was the Chief Executive Officer of James Little & Associates, Inc., a commodity pool operator and broker-dealer. Mr. Little is the co-author of The Handbook of Financial Futures, and is a frequent contributor to investment industry publications. Mr. Little is an associated person of Campbell.

        Craig A. Weynand, joined Campbell in October 2003 as Vice President and has served as General Counsel since November 2003. In this capacity, he is involved in all aspects of legal affairs and regulatory oversight, as well as managerial oversight of compliance and trade operations. From May 1990 to September 2003, Mr. Weynand was employed by Morgan Stanley, serving as Senior Trader for Morgan Stanley Futures and Currency Management Inc., a commodity trading advisor, until 1998 and as Vice President—Director of Product Origination & Analysis for the Morgan Stanley Managed Futures Department until his departure. Mr. Weynand holds a B.S. in International Business and Marketing and an M.B.A. in Economics from New York University, and a J.D. from the Fordham University School of Law. Mr. Weynand is a member of the New York State Bar and serves on the Government Relations Committee of the Managed Funds Association. Mr. Weynand is an associated person of Campbell.

        C. Douglas York, has been employed by Campbell since November 1992, was appointed a Senior Vice President—Trading in 1997, and has served as Executive Vice President—Trading since 2003 and a Director since 2001. His duties include managing daily trade execution for the assets under Campbell's management. From 1991 to 1992, Mr. York was the Global Foreign Exchange Manager for Black & Decker. He holds a B.A. in Government from Franklin and Marshall College. Mr. York is an associated person of Campbell.

        Any principal of Campbell may trade futures and related contracts for his or her own accounts. In addition, Campbell manages proprietary accounts for its deferred compensation plan and for certain principals. Campbell has written procedures that govern proprietary trading by principals. Trading records for proprietary trading accounts are available for review by clients upon reasonable notice. Such trades may or may not be in accordance with the Campbell trading program described below.

  The Campbell Trading Program

        Campbell trades the assets allocated to it by the partnership pursuant to its Financial, Metal & Energy Large Portfolio, which trades exclusively in futures, forward and option contracts, including foreign currencies, precious and base metals, energy products, stock market indices and interest rate futures. As of February 28, 2005, Campbell was managing approximately $8.4 billion of client assets pursuant to the Financial, Metal & Energy Large Portfolio and approximately $9.3 billion in all of its programs.

        Campbell makes trading decisions using proprietary computerized trading models, which analyze market statistics. There can be no assurance that the trading models currently being used will produce results similar to those produced in the past. Campbell's trading models are designed to detect and exploit medium-term to long-term price changes, while also applying proven risk management and portfolio management principles. No one market exceeds 15% of a total portfolio allocation.

        Campbell believes that utilizing multiple trading models provides an important level of diversification, and is most beneficial when multiple contracts in each market are traded. Every trading model may not trade every market. It is possible that one trading model may signal a long position while another trading model signals a short position in the same market. It is Campbell's intention to offset those signals to reduce unnecessary trading, but if the signals are not simultaneous, both trades will be taken and since it is unlikely that both positions would prove profitable, in retrospect, one or both trades will appear to have been unnecessary. It is Campbell's policy to follow trades signaled by each trading model independently of the other models.

        Over the course of a medium-term to long-term trend, there are times when the risk of the market does not appear to be justified by the potential reward. In such circumstances, some of Campbell's trading models may exit a winning position prior to the end of a price trend. While there is some risk to this method (for example, being out of the market during a significant portion of a price trend), Campbell's research indicates that this is well compensated for by the decreased volatility of performance that may result.

        Campbell's trading models may include trend-following trading models, counter-trend trading models, and trading models that do not seek to identify or follow price trends at all. Campbell expects to develop additional trading models and to modify models currently in use and may or may not employ all such models for all clients' accounts. The trading models currently used by Campbell may be eliminated from use if Campbell ever believes such action is warranted.

        While Campbell normally follows a disciplined systematic approach to trading, on occasion it may override the signals generated by the trading models, such as when market conditions dictate otherwise. While such action may be taken for any reason at any time at Campbell & Company's discretion, it will normally only be taken to reduce risk in the portfolio, and may or may not enhance the results that would otherwise be achieved.

        Campbell applies risk management and portfolio management strategies to measure and manage overall portfolio risk. These strategies include portfolio structure, risk balance, capital allocation and risk limitation. One objective of risk and portfolio management is to determine periods of relatively high and low portfolio risk, and when such points are reached, Campbell may reduce or increase position size accordingly. It is possible, however, that this reduction or increase in position size may not enhance the results achieved over time.

        From time to time, Campbell may increase or decrease the total number of contracts held based on increases or decreases in an account's assets, changes in market conditions, perceived changes in portfolio-wide risk factors, or other factors which may be deemed relevant.

        Campbell estimates that, based on the amount of margin required to maintain positions in the markets currently traded, aggregate margin for all positions held in a client's account will range between 5% and 30% of the account's net assets. From time to time, margin commitments may be above or below this range.

        The number of contracts that Campbell believes can be bought or sold in a particular market without unduly influencing price adversely may at times be limited. In such cases, a client's portfolio would be influenced by liquidity factors because the positions in such markets might be substantially smaller than the positions that would otherwise be taken.

    Trading Capacity

        Campbell believes that it is not possible to define or quantify capacity with any degree of certainty. As assets under management have increased, Campbell has continued to introduce new strategies designed to deliver returns which have low correlations to returns from existing strategies. In addition, Campbell has continued to develop new ways to manage assets, such as the application of dynamic portfolio and capital management tools and innovative execution methods. At the same time, a significant increase in assets has led to portfolio compromises, as increasingly large positions can only be established and maintained in those markets that have sufficient depth and liquidity.

        Notwithstanding Campbell's research, risk and portfolio management efforts, there may come a time when the combination of available markets and new strategies may not be sufficient for Campbell to add new assets without detriment to diversification. If this were to occur, Campbell would expect risk-adjusted returns to begin to degrade—a more concentrated portfolio may result in lower risk-adjustment returns and may have a detrimental affect on your investment.

        2.  Chesapeake Capital Corporation

        Chesapeake was incorporated under the laws of the Commonwealth of Virginia in February 1988 for the purpose of offering advisory and investment portfolio management services to both retail and institutional investors in trading commodity futures contracts, options on futures contracts and commodities, spot and forward currency contracts, securities futures products, and swap and other derivative contracts, traded in U.S. and non-U.S. markets. On August 19, 1991, Chesapeake was merged into Chesapeake Capital Corporation, an Illinois corporation formed on August 13, 1991. References herein to "Chesapeake" refer to the Virginia corporation prior to August 19, 1991 and the Illinois corporation on and after August 19, 1991. Chesapeake Holding Company is a Virginia corporation that owns all of the issued and outstanding shares of stock of Chesapeake Capital Corporation. Chesapeake has been registered with the CFTC as a commodity trading advisor and as a commodity pool operator since June 20, 1988 and May 8, 1991, respectively, and has also been a member of the National Futures Association since June 20, 1988. Chesapeake's principal place of business is located at 500 Forest Avenue, Richmond, Virginia 23229. All business records will be kept at Chesapeake's principal place of business.

  Principals

        Chesapeake Holding Company is a Virginia corporation that owns all of the issued and outstanding shares of Chesapeake Capital Corporation.

        R. Jerry Parker, Jr. is the Chairman of the Board of Directors and the Chief Executive Officer of Chesapeake and Chesapeake Holding Company. Mr. Parker has overseen Chesapeake's operations and its trading since its inception. Mr. Parker received a Bachelor of Science degree in Commerce, with an emphasis in Accounting, from the University of Virginia in January 1980. Mr. Parker worked in the accounting field for four years after graduating from college and became a licensed Certified Public Accountant in Virginia in 1982. From November 1983 until January 1987, Mr. Parker was employed as an exempt commodity trading advisor by Mr. Richard J. Dennis, a principal and shareholder of Richard J. Dennis & Company, a Chicago-based commodity trading advisor and a commodity pool operator registered with the CFTC, in his "Turtle" training program. From January 1987 until February 1988, Mr. Parker traded for Mr. Thomas Dennis as an exempt commodity trading advisor. From November 1983 through February 1988, Mr. Parker had complete discretionary trading authority over a futures portfolio of U.S. $1 million to U.S. $1.5 million. In February 1988, Mr. Parker ceased trading for Mr. Thomas Dennis and formed Chesapeake, which, as of February 28, 2005, managed approximately U.S. $1.5 billion (notional funds excluded) of client funds.

        John M. Hoade is the President and the Secretary of Chesapeake and Chesapeake Holding Company. Mr. Hoade received a Bachelor of Science degree in Business Administration from Lynchburg College in 1978. From September 1976 through December 1990, Mr. Hoade was employed by Thurston Metals, Inc., located in Lynchburg, Virginia, in sales, marketing, and general management. Mr. Hoade joined Chesapeake in December 1990 to direct its operations and marketing efforts.

        Robert S. Parker, Jr. is the Chief Legal Counsel of Chesapeake. Mr. Parker received his Bachelor of Science degree in Commerce, with an emphasis in Accounting, from the University of Virginia in 1965. Mr. Parker worked in the accounting field for two years and became a Certified Public Accountant in Virginia. He then attended law school at the College of William and Mary where he received a Juris Doctor degree in 1970. Mr. Parker has been engaged in the practice of law since then, with an emphasis in tax and business matters, including 13 years with Hunton & Williams, where Mr. Parker was a partner. Mr. Parker has been Chief Legal Counsel of Chesapeake since February 1996.

        Warren K. Coleman is the Chief Financial Officer and a Managing Director of Chesapeake. Mr. Coleman received a Master of Business Administration in 1981 and Bachelor of Business Administration in 1979 from James Madison University. Mr. Coleman became a Certified Public Accountant in 1982 while working for the public accounting firm of Ernst & Young. From February 1982 until March 1998, Mr. Coleman was employed by Philip Morris U.S.A. His job duties at Philip Morris included Plant Controller, Senior Manager responsible for Capital Evaluation and Financial Analysis and Senior Manager responsible for financial software integration. Mr. Coleman joined Chesapeake in March 1998 to direct its financial operations as Chief Financial Officer.

        Chesapeake and its principals may, from time to time, trade futures, forwards, and options contracts and securities for their own proprietary accounts. Such trades may or may not be in accordance with the Chesapeake trading program described below. Records for these accounts will not be made available to Spectrum Technical.

  The Chesapeake trading programs

        Prior to June 1, 1998, the assets allocated to Chesapeake by Spectrum Technical were traded pursuant to its Diversified Program and its Financial and Metals Program. Since June 1, 1998, the assets of Spectrum Technical allocated to Chesapeake have been traded pursuant to its Diversified 2XL Program. The Diversified 2XL Program emphasizes a wide range of diversification with a global portfolio of commodity futures contracts, options on futures contracts and commodities, spot and forward currency contracts, securities futures products, and swap and other derivative contracts, traded in U.S. and non-U.S. markets, including, but not limited to, agricultural products, precious and industrial metals, currencies, financial instruments, and stock, financial, and economic indices. Chesapeake will not trade securities futures products, cash commodities or swap contracts for the partnership without the general partner's consent. Chesapeake may trade on U.S. and non-U.S. exchanges and markets. The decision to add or subtract markets from this program periodically shall be at the sole discretion of Chesapeake.

        Chesapeake utilizes a variety of trading strategies and programs for its clients' private accounts and for Chesapeake-sponsored investment funds. The programs offered generally by Chesapeake to its clients to trade commodity futures contracts, options on futures contracts and commodities, spot and forward currency contracts, and swap and other derivative contracts for their private accounts (i.e., to those clients other than Chesapeake-sponsored investment funds) are the Diversified Program and the Diversified 2XL Program (the "Diversified Trading Programs"). The Diversified Program commenced trading in February 1988. The Diversified Program emphasizes a wide range of diversification by utilizing a global portfolio of commodity futures contracts, options on futures contracts and commodities, spot and forward currency contracts, and swap and other derivative contracts, traded in U.S. and non-U.S. markets, including, but not limited to, agricultural products, precious and industrial metals, currencies, financial instruments, and stock, financial, and economic indices. These futures interest contracts are traded on a highly leveraged basis. The Diversified 2XL Program, which Chesapeake trades for Spectrum Technical, began trading in April 1994. The Diversified 2XL Program employs the same trading system as the Diversified Program, except that the Diversified 2XL Program is generally traded on an increased exposure basis generally equal to approximately two times the exposure or trading level typically applied to a fully-funded Diversified Program account (although at times a different level may be used and the partnership's returns may vary significantly from a 2:1 ratio with the gross returns of private accounts trading the Diversified Program). Ultimately, the appropriate exposure or trading level to be employed by the partnership in its trading, as determined at the sole discretion of Chesapeake, will be determined by the performance factors associated with the partnership and the partnership only, regardless of the intended performance relationship of the partnership to other accounts trading in other programs that may utilize more or less exposure. Since Chesapeake's trading strategies and programs are proprietary and confidential, the discussion below is of a general nature and it is not intended to be exhaustive.

        As of February 28, 2005, Chesapeake was managing approximately $300.5 million of customer funds in the Diversified 2XL Program (notional funds excluded) and approximately $1.5 billion of client assets in all of its programs (notional funds excluded).

        In general, Chesapeake analyzes markets, including price action, market volatility, open interest, and volume as a means of predicting market opportunity and discovering any repeating patterns in past historical prices. Chesapeake generally employs a computerized analysis of a large number of interrelated statistical and mathematical formulas and techniques—based on an extensive proprietary and confidential database of prices, volume, open interest, and various other market statistics—to search for patterns in data and to develop, use, and monitor trading strategies. Chesapeake places primary emphasis on technical analysis in assessing market opportunities.

        Chesapeake's trading decisions are based on a combination of its systems, its market timing techniques, its trading discretion, judgment, and experience, and on market opportunities. Chesapeake's trading methodology is both systematic and strategic. Trading decisions require the exercise of strategic judgment by Chesapeake in evaluating its technical trading methods, in their possible modification from time to time, and in their implementation.

        Chesapeake is free to use its discretion whether to follow any trading signals or parameters generated by its technical trading strategies and its Diversified Trading Programs. The decision not to trade certain markets or not to make certain trades indicated by Chesapeake's systems can materially affect performance. Under no circumstances is Chesapeake compelled to follow any of the trading indications generated by the Diversified Trading Programs.

        Chesapeake has the right to employ any form or method of technical analysis that it deems appropriate in trading its Diversified Trading Programs. By way of example, the technical trading strategies and programs utilized by Chesapeake may be significantly revised from time to time by Chesapeake as a result of ongoing research and development, which seeks to devise new trading strategies and programs, as well as test its current technical strategies and programs. Chesapeake will not notify clients, such as the partnership, of such revisions or changes to its Diversified Trading Programs as they may occur.

        Exchanges on which transactions will take place will include, but are not limited to, all exchanges in the United States, as well as non-U.S. exchanges which include but are not limited to the Belgian Futures and Options Exchange (BELFOX), the International Petroleum Exchange of London Ltd., the London Metal Exchange, the London Commodity Exchange (LCE), the Italian Derivative Market (IDEM), the Korean Stock Exchange (KSE), MONEP/EURONEXT, the Mercado Español de Futuros Financieros (MEFFSA), the Eurex Deutschland (EUREX), the Hong Kong Futures Exchange Ltd., the Hong Kong Stock Exchange (SEHK) the Montreal Exchange (ME), the Osaka Securities Exchange (OSE), the Tokyo Commodity Exchange, the Tokyo Grain Exchange (TGE), the Tokyo International Financial Futures Exchange (TIFFE), the Tokyo Stock Exchange (TSE), the Singapore Exchange (SGX), the Sydney Futures Exchange Ltd. and the Winnipeg Commodity Exchange. In addition, Chesapeake continually monitors numerous markets, both U.S. and non-U.S., and initiates trades at any point it determines that a market is sufficiently liquid and tradable using the methods employed by Chesapeake.

        Chesapeake renders advice regarding transactions in physical commodities, including exchange of futures for physical transactions. An exchange of futures for physical transaction is a transaction permitted under the rules of many futures exchanges in which two parties exchange a cash market position for a futures market position (or vice versa) without making an open, competitive trade on the exchange. The prices at which such transactions are executed are negotiated between the parties.

        Chesapeake does not currently, but may in the future, utilize swaps on behalf of the partnership with the general partner's consent. A swap transaction is an individually negotiated, non-standardized agreement between two parties to exchange cash flows (and sometimes principal amounts) measured by different interest rates, exchange rates, indices, or prices, with payments generally calculated by reference to a principal amount or quantity. Chesapeake may enter into swap transactions involving or relating to interest rates, currencies, commodities, or indices. Swaps may be utilized for a number of reasons, including to achieve greater exposure to markets in which Chesapeake is constrained by speculative position limits from taking additional positions in exchange-traded contracts, to access markets not accessible through exchange-traded instruments, and to allow customization of positions. Chesapeake may also trade other types of over-the-counter derivative contracts.

        Chesapeake may utilize security futures products in its trading for the Chesapeake Diversified Trading Programs, but Chesapeake expects that such trading will be a relatively small part of the Chesapeake Diversified Trading Programs and the predominant risk/return will come from other futures and currency trading. Chesapeake will not trade security futures products for Spectrum Technical without the general partner's consent. A "security future" means a contract of sale for future delivery of a single security or of a narrow-based security index, including any interest therein or based on the value thereof. A security future may only be traded on common stock, a narrow-based index, or such other equity securities as the Securities and Exchange Commission and the CFTC jointly determine to be appropriate. The term "security futures product" means a security future or any put, call, straddle, option or privilege on any security future.

        Chesapeake generally uses between 10% and 30% of the equity in a fully funded account as original margin for trading in the Diversified Program, but at times the margin-to-equity ratio can be higher. The low margin normally required in futures trading permits an extremely high degree of leverage; margin requirements for futures trading being in some cases as little as 2% of the face value (or "exposure") of the contracts traded. Therefore, the gross value of positions held in an account may be several times the value of such account. Consequently, even a slight movement in the prices of open positions in an account could result in immediate and substantial losses to the investor. The Diversified 2XL Program generally trades at approximately double the Diversified Program exposure requiring the use of double of the portion of equity Chesapeake generally uses as margin, which results in approximately double the ratio of the gross value of positions in relation to the value of an account.

        The risk assumed and, consequently, the potential for profit experienced by a particular account at different times, and by different accounts at the same time, vary significantly according to the program(s) traded, the market conditions, the percentage gained or lost in such account, the size of such account, the brokerage commissions, the management fees and the incentive fees charged to such account, the contracts, if any, excluded from such account by the client, and when such account commenced trading. Accordingly, no investor should expect to achieve the same performance as that of any other account traded previously, simultaneously, or subsequently by Chesapeake.

        Programs that exclude or emphasize certain markets often perform differently than programs utilizing different markets. On programs that differ in terms of leverage or exposure only (e.g., the Diversified Trading Programs), Chesapeake generally attempts to manage accounts in such programs such that the gross returns (before fees), positive or negative, are a multiple of each other based on the leverage differential (e.g., the Diversified 2XL Program gross returns, positive or negative, are generally intended to be approximately double those of the Diversified Program on an annual or year to date basis). However, many factors can, sometimes significantly, impact account performance and these performance relationships, including, but not limited to, differences in the timing of additions and withdrawals and the resulting adjustment trades, varying fills, changes in position size to reduce risk during losing periods by Chesapeake that impact an account in one program but not other account(s) in other programs that use proportionately higher or lower exposure, differences in brokerage commissions, and other factors. Accordingly, every program will underperform or overperform the anticipated multiple or fraction of a differently leveraged program.

  Additions and Redemptions in Pool Account

        Investors in investment fund accounts generally make additions or redeem units at net asset value per unit as of the opening of business on the first business day of each month. In order to provide the appropriate market exposure commensurate with a fund's equity after giving effect to net additions/redemptions, Chesapeake's general practice is to adjust positions as soon as possible after the close of business on the last trading date of the month. Market conditions may dictate the time period over which these trades can be effected. The performance of a fund account relative to the performance of other accounts trading in the same program or to accounts trading within programs that should perform at a level proportionately higher or lower than such account may be significantly different as a result of these adjustment trades. Furthermore, there may be changes in net asset value per unit as a result of such adjustment trades. Based on the level of net additions/redemptions and Chesapeake's determination of liquidity or other market conditions, Chesapeake may also decide to make adjusting trades before the close of business on the last business day of the month. No assurance is given that Chesapeake will be able to avoid the performance discrepancies and the changes described above in connection with pool equity level changes. The use of discretion by Chesapeake in the application of this procedure may affect performance positively or negatively. Further, effecting trades prior to the close of business on the last business day of the month may cause brokerage commissions to be incurred and allocated in the month prior to the month in which the investors making additions participate in pool profits and losses.

  3.    John W. Henry & Company, Inc. (JWH®)

        John W. Henry & Company began managing assets in 1981 as a sole proprietorship and was later incorporated in the state of California as John W. Henry & Co., Inc. to conduct business as a commodity trading advisor. In 1997, JWH reincorporated in the state of Florida. JWH's offices are at 301 Yamato Road, Suite 2200, Boca Raton, Florida. JWH's registration as a commodity trading advisor became effective in November 1980. JWH is a member of the National Futures Association in this capacity. "JWH" is the registered trademark of John W. Henry & Company, Inc. The John W. Henry Trust, dated July 27, 1990, is the sole shareholder of JWH.

  Principals

        Mr. John W. Henry is chairman of the JWH Board of Directors and is trustee and sole beneficiary of the John W. Henry Trust dated July 27, 1990. He is also a member of the JWH Investment Policy Committee. In addition, he is a principal of Westport Capital Management Corporation, Global Capital Management Limited, and JWH Investment Management, Inc., all affiliates of JWH. Mr. Henry oversees trading program design and composition, reviews and approves research and system development proposals prior to implementation in trading, reviews and approves of decisions involving the strategic direction of the firm, and discusses trading activities with trading supervisors. JWH's corporate officers, rather than Mr. Henry, manage JWH's day-to-day operations. Mr. Henry is the exclusive owner of trading systems licensed to Elysian Licensing Corporation, a corporation wholly owned by Mr. Henry, and sublicensed by Elysian Licensing Corporation to JWH and utilized by JWH in managing investor accounts. Mr. Henry conducts his business responsibilities for JWH from Boca Raton, Florida, and Boston, Massachusetts.

        Mr. Henry has served on the Board of Directors of the Futures Industry Association, the National Association of Futures Trading Advisors, and the Managed Futures Trade Association, and has served on the Nominating Committee of the National Futures Association. He has also served on a panel created by the Chicago Mercantile Exchange and the Chicago Board of Trade to study cooperative efforts related to electronic trading, common clearing, and issues regarding a potential merger. Since the beginning of 1987, he has devoted, and will continue to devote, considerable time to activities in businesses other than JWH and its affiliates. From January 1999 until February 2002, Mr. Henry was chairman of the Florida Marlins Baseball Club LLC. Effective February 2002, Mr. Henry is Principal Owner of New England Sports Ventures LLC, which owns the Boston Red Sox baseball team, New England Sports Network, and certain real estate, including Fenway Park. He holds comparable positions with the individual business entities engaged in these activities. Mr. Henry is regularly involved in the business of New England Sports Ventures with professional management of the Red Sox (including its president and chief executive officer) and of the other entities owned by New England Sports Ventures.

        Mr. Mark H. Mitchell is vice chairman, counsel to the firm and a member of the JWH Board of Directors. His duties include the coordination and allocation of responsibilities among JWH and its affiliates. Prior to joining JWH in January 1994, he was a partner at Chapman and Cutler in Chicago, where he headed the law firm's futures law practice from 1983 to 1993. He also served as general counsel of the MFA and general counsel of the National Association of Futures Trading Advisors.

        Mr. Mitchell is currently the vice chairman and a director of the MFA and a member of the National Futures Association Commodity Pool Operator/Commodity Trading Advisory Committee. In addition, he has served as a member of the National Futures Association Special Committee for the Review of a Multi-tiered Regulatory Approach to National Futures Association Rules, the MFA Government Relations Committee, and the Executive Committee of the Futures Industry Association Law and Compliance Division. In 1985, Mr. Mitchell received the Richard P. Donchian Award for Outstanding Contributions to the Field of Commodity Money Management. He received an A.B. with honors from Dartmouth College and a J.D. from the University of California at Los Angeles, where he was named to the Order of the Coif, the national legal honorary society.

        Dr. Mark S. Rzepczynski is the president and chief investment officer, and a member of the JWH Investment Policy Committee. He is responsible for day-to-day management of the firm. Dr. Rzepczynski is also a principal of Westport Capital Management Corporation, Global Capital Management Limited, and JWH Investment Management, Inc., all affiliates of JWH. He was Senior Vice President, Research & Trading at JWH from May 1998 through December 2001. Prior to joining JWH in May 1998, he was vice president and director of taxable credit and quantitative research in the fixed income division of Fidelity Management and Research from May 1995 to April 1998, where he oversaw credit and quantitative research recommendations for all Fidelity taxable fixed income funds. From April 1993 to April 1995, he was a portfolio manager and director of research for CSI Asset Management, Inc., a fixed-income money management subsidiary of Prudential Insurance. Dr. Rzepczynski is a board member of the Futures Industry Association. Dr. Rzepczynski has a B.A. cum laude, Honors in Economics from Loyola University of Chicago, and an A.M. and Ph.D. in Economics from Brown University.

        Mr. Matthew J. Driscoll is a senior vice president, trading and research and a member of the JWH Investment Policy Committee. He is responsible for overseeing all trading activity, as well as coordinating and managing research activities with JWH's president and chief investment officer. Mr. Driscoll joined JWH in March 1991 as a member of the trading department. Since joining the firm, he has held positions of increasing responsibility as they relate to the development and implementation of JWH's trading strategies and procedures; he has played a major role in the development of JWH's 24-hour trading operation. He attended Pace University.

        Mr. Kevin S. Koshi is a senior vice president, proprietary trading, and a member of the JWH Investment Policy Committee. He is responsible for the implementation and oversight of the firm's proprietary strategies and investments. Mr. Koshi joined JWH in August 1988 as a professional in the finance department, and since 1990 has held positions of increasing responsibility in the trading department. He received a B.S. in Finance from California State University at Long Beach.

        Mr. David M. Kozak is a senior vice president, general counsel, and secretary to the corporation. He is also a principal of JWH Investment Management, Inc., Westport Capital Management Corporation and Global Capital Management Limited. Prior to joining JWH in September 1995, he had been a partner at the law firm of Chapman and Cutler, where he concentrated in commodity futures law with an emphasis on commodity money management.

        Mr. Kozak is Chairman of the MFA's Government Relations Committee. He is also a member of the NFA's Membership Committee, as well as, the NFA's Special Committee on CPO/CTA Disclosure Issues, and the Special Committee for the Review of Multi-tiered Regulatory Approach to NFA Rules. He was formerly chairman of the subcommittee on commodity trading advisor and commodity pool operator issues of the Futures Regulation Committee of the Association of the Bar of the City of New York. Mr. Kozak formerly served as the secretary and a director of the MFA, as well as having been a member of the MFA's Executive Committee. He received a B.A. from Lake Forest College, an M.A. from The University of Chicago, and a J.D. from Loyola University of Chicago.

        Mr. Kenneth S. Webster, CPA is a senior vice president and chief operating officer. He is also a principal of Westport Capital Management Corporation, Global Capital Management Limited, JWH Investment Management, Inc., and JWH Securities, Inc. He is responsible for firm wide operations including management of the investment support, finance, information technology and administration departments. Since joining JWH in January 1995, Mr. Webster has held positions of increasing responsibility. Prior to his employment at JWH, Mr. Webster was the Controller of Chang Crowell Management, a registered CTA, from December 1991 to December 1994. From June 1987 to December 1991, Mr. Webster was employed by Coopers & Lybrand in their financial services audit practice. Mr. Webster received a BBA in Accounting from Pace University.

        Mr. Julius A. Staniewicz is vice president, strategy and business development, and senior strategist and a member of the JWH Investment Policy Committee. Mr. Staniewicz is responsible for business and investment strategy, as well as overseeing business development for non-retail clients. Since joining JWH in March of 1992, Mr. Staniewicz has held positions of increasing responsibility at the firm. These include long-term strategic planning in the areas of trading and investment strategies, and business development. Mr. Staniewicz received a B.A. in Economics from Cornell University.

        Mr. Edwin B. Twist is a member of the JWH Board of Directors. He is also a principal of JWH Investment Management, Inc. Mr. Twist joined JWH as internal projects manager in 1991 and has been a director since 1993. His responsibilities include assisting with internal projects.

        The following is a list of additional principals of JWH: Mr. Andrew D. Willard, vice president, information technology and Mr. William S. Dinon, vice president, director of natural sales.

  The JWH® Investment Programs

        JWH specializes in managing institutional and individual capital in the global futures, swaps, and forwards markets. JWH currently operates 11 investment programs.

        JWH utilizes the Original Investment Program and the Financial and Metals Portfolio for Spectrum Technical.

        The Original Investment Program.    The Original Investment Program began trading client capital in October 1982 and was the first program offered by JWH. The Original Investment Program seeks to capitalize on long-term trends in a broad spectrum of worldwide financial and non-financial futures markets including interest rates, global stock indices, currencies, metals, energies, and agricultural markets. This program always maintains a position—long or short—in every market traded.

        In 1992, a broad research effort was initiated to enhance the risk/reward ratios of the Original Investment Program without changing its trading philosophy. Global markets were added; sector allocations were shifted, with increased weighting given to financial markets; and some contracts were removed from the program. The quantitative model underlying the program was not changed. Beginning in October 1995, the position size in relation to account equity in this program was reduced approximately 25%. Today, the Original Investment Program is one of JWH's largest and historically best- performing programs, manifesting lower volatility since the above changes were implemented in 1992.

        The Financial and Metals Portfolio.    The Financial and Metals Portfolio, which began trading client capital in October 1984, is JWH's second longest running program. The program seeks to identify and capitalize on intermediate-term price movements in four worldwide market sectors: interest rates, currencies, non-U.S. stock indices, and metals. This program takes a position when trends are identified, but may take a neutral stance or liquidate open positions in nontrending markets. Beginning in August 1992, the position size in relation to account equity in this program was reduced approximately 50%. The quantitative model underlying the program was not changed. Since the changes were implemented in 1992, the Financial and Metals Portfolio has experienced lower volatility.

        As of February 28, 2005, JWH was managing approximately $54 million of client assets pursuant to its Original Investment Program, approximately $395 million of client assets pursuant to its Financial and Metals Portfolio and approximately $2.8 billion in all of its programs.

  Investment Philosophy and Methodology.

        Investment Philosophy.    The JWH investment philosophy has been based, since the inception of the firm, on the premise that market prices, rather than market fundamentals, are the key aggregator of information necessary to make investment decisions and that market prices, which may at first seem random, are actually related through time in complex, but discernible ways. This philosophy is based on analysis of historical data that revealed that market adjustments sometimes form price trends that can be exploited for profit. JWH believes there is an inherent return opportunity in participating in price movement trends that its systematic and analytic models have identified. JWH trading programs may participate in either rising or falling trends; they do not have a directional bias nor do they try to forecast or predict market turning points. Once a program has established a position in a market that has been identified as trending, no pre-set price target for profits is established given the highly variable nature of market trends.

        JWH's understanding of the nature of markets is based on the hypothesis that investors' expectations adjust at different times and manifest themselves in long-term price trends. Markets do not adjust immediately to new information. JWH's investment decision process has been designed to analyze and exploit these trends. JWH maintains that changes in market prices initially react to new or emerging information or events, but the aggregate impact on price may be a lengthy process. While prices may at first represent an over or under reaction to new information, prices eventually will reflect all relevant information. In other words, anything that could possibly affect the market price of a commodity or financial instrument—including fundamental, political, or psychological factors—eventually will be reflected in the price of that commodity or instrument. The foundation for JWH's analysis is, therefore, a study of market price, rather than market fundamentals or the prediction of trends.

        JWH believes that the price adjustments process takes time, since reactions of market participants to changing market dynamics initially may be inefficient; that is, investors may not react immediately to information because of differing evaluation processes, differing levels of risk tolerance, or uncertainty. Gradual price adjustments manifest themselves in long-term trends, which themselves can influence the course of events and from which profit opportunities can arise. JWH believes that such market inefficiencies can be exploited through a combination of trend detection and risk management.

        Trend Detection.    JWH's research is based on the belief that prices move in trends that are often highly complex and difficult to identify and that trends often last longer than most market participants foresee. JWH believes there is strong economic and statistical evidence to suggest that trends do exist in most markets although they may be difficult to detect. Yet these trend signals can be found through the use of systematic extraction methods. Since the firm's founding, JWH has consistently employed its analytical methods to identify short-term to long-term trends. Comprehensive research undertaken by the firm's founder, John W. Henry, led to the initial development of disciplined systematic quantitative models. JWH's computer models examine market data for systematic price behavior or price relationships that will characterize a trend. When price trends are identified, the JWH trading system generates buy and sell signals for implementing trades. The strict application of these signals is one of the most important aspects of JWH's investment process.

        JWH considers that price is the combination of the signal plus "noise," where the signal is the trend information and the "noise" is market volatility. Prices are an aggregate of market information, but "noisy" price signals have to be filtered to discover an underlying price trend. The JWH systems examine market data for relationships among movements in prices, detecting frequencies or repetitive behavior hidden within thousands of pieces of raw price data. JWH's trading models seek to identify signals by separating short-term market noise from relevant information—and locating a directional opportunity that has favorable risk characteristics. JWH systems may dictate that positions be closed with a loss in order to provide downside protection, but the systems may also provide discipline to stay in markets that are quiescent for long periods of time in order to achieve possible long-term gain for investors. In either case, JWH investment decisions reflect the JWH trading models' assessment of the market itself, not an emotional response to recent economic or political data.

        JWH models do not follow singular movements in price, characteristic of short-term volatility. Instead, the models seek to identify changes in systematic price behavior over a long period of time, which will characterize a directional opportunity. JWH trading is conducted with a money management perspective.

        Risk Management.    Given the noisy nature of price data, all market signals may not lead to profitable trades. Hence, significant emphasis is placed on risk management techniques to minimize the losses on any particular trade on the portfolio as a whole. Stop-losses are used and managed in a proprietary manner to balance the potential loss in any trade versus the opportunity for maximum profit. Stop loss orders may not necessarily limit losses since they become market orders upon execution; as a result a stop-loss order may not be executed at the stop-loss price. Depending on the model used, risk may be managed through variable position size or risk levels for any market. Additionally, modern portfolio techniques are used to construct the overall portfolio for a given program. These techniques will account for the volatility and correlation for markets as well as behavior during specific market extremes. Portfolio adjustments will be made to account for systematic changes in the relationships across markets. Portfolios are managed to meet longer-term risk and volatility tolerances.

        Potential Capital Preservation.    JWH's overall objective is to provide absolute returns. JWH is an absolute return manager, insofar as it does not manage against a natural benchmark. Relative return managers, such as most traditional equity or fixed income managers, are measured on how they perform relative to some pre-determined benchmark. For these managers, this is a natural course of events, as the benchmark is a readily available alternative to the active management provided. JWH has no such investment benchmark, so its aim is to achieve returns in all market conditions, and is thus considered an absolute return manager. In markets with short-term volatility or where no trends exist—conditions which can result in flat or negative performance—JWH strives to preserve capital. Some of the JWH programs may take a neutral position (exit a market) rather than risk trading capital. While there can be no guarantee against losses, the JWH trading discipline is designed to preserve capital while waiting for opportunities where programs can generate profits over longer periods of time. Risk management on a market basis accounts for volatility and the fact that markets may turn against the prevailing trend. While JWH is looking for longer-term trends, the preservation of capital is paramount. If a predetermined amount of capital is lost, positions will be closed regardless of fundamental market conditions.

        Disciplined Investment Process.    JWH believes that an investment strategy can only be as successful as the discipline of the manager to adhere to its requirements in the face of market adversity. Unlike discretionary traders, whose decisions may be subject to behavioral biases, JWH practices a disciplined investment process. By quantifying the circumstances under which key investment decisions are made, the JWH methodology offers investors a consistent approach to markets, unswayed by judgmental bias.

        Disciplined Adaptation to Changing Market Conditions.    JWH maintains an absolute commitment to consistent portfolio construction and program integrity. JWH has not been persuaded to change the fundamental elements of the portfolios by short-term performance, although adjustments may be made over time. Nor, over the years, has JWH changed the basic methodologies that identify signals in the markets. JWH believes that its long-term track record has benefited substantially from its adherence to its models during and after periods of negative returns.

        The dynamic elements of the JWH investment process involve periodic adaptation to changing market conditions and subjective discretionary decisions on such matters as portfolio weightings, leverage, position size, effective trade execution, capacity and entry into new markets—all of which depend on professional experience and market knowledge. These changes are made as warranted by JWH's research findings and in the context of JWH's underlying principles.

        Research.    Working in a collaborative effort with JWH's traders and the Investment Policy Committee, the firm's Research Department looks to improve the overall performance of investment models through analysis of the dynamic elements of the investment process. Research also refines risk management techniques and monitors capacity. It examines profit opportunities in markets not currently traded by JWH programs, and in new instruments as they become available.

        Trade Placement.    JWH's experienced traders work on a 24-hour rotation schedule, executing trades worldwide in markets that are the most liquid for the specific trade that is being made. Trades are executed by teams, with each member of the team fully responsible for the trade's fulfillment, and are recorded and reviewed for strict adherence to procedures.

        Once trade signals are received, traders focus on the manner and speed with which the trade will be executed in an effort to minimize market disturbance at the best price.

        Depending on market conditions, order size and other factors, traders will decide to execute a trade using a particular order type, which may include "market price," "market-at-discretion" or "market limit." Whether entering or exiting the markets, JWH Trading follows specific procedures designed to help minimize the impact of any immediate adverse price developments.

        JWH trades electronically on behalf of its client accounts. JWH, in its discretion, may also continue to place orders by traditional means, including telephone and telecopy. JWH believes that electronic trading provides a faster method of accessing the variety of markets that it trades than the traditional method of placing trade orders over the telephone. Electronic trading provides for greater order execution risk controls to be incorporated into electronic order placement which should reduce the potential for errors during the order placement process. Electronic trading also increases the overall level of confidentiality for JWH with respect to the marketplace and it will also prevent miscommunication of instructions between JWH and the executing brokers. Trade processing efficiency is another key benefit to electronic trading.

        Investment Programs.    JWH investment programs have different combinations of style, timing, and market characteristics. Investment style differences are primarily based on the number of directional phases that investment programs use for markets—long, short or neutral—and how position sizes are determined, whether static or dynamic. Timing—whether trends are recognized over a short to very long term period—is a distinguishing characteristic of JWH investment programs. JWH investment programs can also be distinguished by the markets they trade.

        While some characteristics may overlap, each investment program has a distinctive combination of style, timing, and markets. This does not mean that one program will have higher returns than another will or that a certain set of characteristics is preferable for one type of market. At times, an investment program may, for certain markets, use a style different from its primary style.

  Duration of Positions Held.

        JWH's historical performance demonstrates that, because trends often last longer than most market participants expect, significant returns can be generated from positions held over a long period of time. Therefore, market exposure to profitable positions is not changed based on the time horizon of the trade; positions held for two to four months are not unusual, and positions have been held for more than one year. Losing positions are generally reversed or eliminated relatively quickly, with most closing within a few days or weeks. However, if the JWH system detects a profitable underlying trend, a position trading at a loss may be retained in order to capture the potential benefits of participating in that trend. Throughout the investment process, risk controls designed to reduce the possibility of an extraordinary loss in any one market are maintained.

  Discretionary Aspects.

        JWH at its sole discretion may override computer-generated signals and may at times use discretion in the application of its quantitative models, which may affect performance positively or negatively. This could occur, for example, when JWH determines that markets are illiquid or erratic, such as may occur cyclically during holiday seasons, or on the basis of irregularly occurring market events. Subjective aspects in JWH's application of its quantitative models also include the determination of position size in relation to account equity, timing of commencement of trading an account, the investment of assets associated with additions, redemptions, and reallocations, futures contracts used and contract months traded, and effective trade execution.

  Program Modifications.

        Proprietary research is conducted on an ongoing basis to refine the JWH investment strategies. While the basic philosophy underlying the firm's investment methodology has remained intact throughout its history, the potential benefits of employing more than one investment methodology, or in varying combinations, is a subject of continual testing, review, and evaluation. Extensive research may suggest substitution of alternative investment methodologies with respect to particular contracts; this may occur, for example, when the testing of a different methodology has indicated that its use might have resulted in improved historical performance. In addition, risk management research and investment program analysis may suggest modifications regarding the relative weighting among various contracts, modifying the style and/or timing used by an investment program to trade a particular contract, the addition or deletion of a contract traded by an investment program, or a change in position size in relation to account equity. However, most investment programs maintain a consistent portfolio composition to allow opportunities in as many major market trends as possible.

        All cash in a JWH investment program is available for trading, although the amounts committed to margin will vary from time to time. As capital in each JWH investment program increases, additional emphasis and weighting may be placed on certain markets that have historically demonstrated the greatest liquidity and profitability. Furthermore, the weighting of capital committed to various markets in the investment programs is dynamic, and JWH may vary the weighting at its discretion as market conditions, liquidity, position limit considerations, and other factors warrant. Spectrum Technical and Spectrum Currency will generally not be informed of such changes.

  Oversight of Trading Policies.

        The JWH Investment Policy Committee is a senior-level advisory group, broadly responsible for evaluating and overseeing trading policies. The Investment Policy Committee provides a forum for shared responsibility, meeting periodically to discuss issues relating to implementation of JWH's investment process and its application to markets, including research on new markets and strategies in relation to JWH trading models. Typical issues analyzed by the Investment Policy Committee include liquidity, position size, capacity, performance cycles, and new product and market strategies. The Investment Policy Committee also makes the discretionary decisions concerning investment program selection, asset allocation, and position size in relation to account equity for the Strategic Allocation Program and the Currency Strategic Allocation Program. Composition of the Investment Policy Committee, and participation in its discussions and decisions by non-members, may vary over time. The Chairman participates in all Investment Policy Committee meetings and decisions. The Investment Policy Committee does not make day-to-day trading decisions.

  Position Size.

        Adjustments in position size in relation to account equity have been and continue to be an integral part of JWH's investment strategy. At its discretion, JWH may adjust the size of a position in relation to equity in the account that is taken in certain markets or entire investment programs. Such adjustments may be made at certain times for some investment programs but not for others. Factors which may affect the decision to adjust the size of a position in relation to account equity include ongoing research, program volatility, current market volatility, risk exposure, subjective judgment, and evaluation of these and other general market conditions. Such decisions to change the size of a position may positively or negatively affect performance and will alter risk exposure for an account. Adjustments in position size relative to account equity may lead to greater profits or losses, more frequent and larger margin calls, and greater brokerage expense. No assurance is or can be given that such adjustments will result in profits for client accounts. JWH reserves the right to alter, at its sole discretion and without notification to Spectrum Technical and Spectrum Currency, its policy regarding adjustments in position size relative to account equity.

  Addition, Redemption, and Reallocation of Capital for Commodity Pool or Fund Accounts.

        Investors purchase or redeem units at net asset value on the close of business on the last business day of the month. In order to provide market exposure commensurate with the funds' equity on the date of these transactions, JWH may, in its sole discretion, adjust its investment of assets associated with additions and redemptions as near as possible to the close of business on the last trading date of the month. The intention is to provide for additions, redemptions, and reallocations at a net asset value that will be the same for each of these transactions, and to eliminate possible variations in net asset values that could occur as a result of inter-day price changes if, for example, additions were calculated on the first day of the subsequent month. Therefore, JWH may, at its sole discretion, adjust its investment of the assets associated with the addition, redemption, or reallocation as near as possible to the close of business on the last business day of the month to reflect the amount then available for trading. Based on JWH's determination of liquidity or other market conditions, JWH may decide to commence trading earlier in the day on, or before, the last business day of the month, or at its sole discretion, delay adjustments to trading for an account to a date or time after the close of business on the last day of the month. No assurance is given that JWH will be able to achieve the objectives described above in connection with fund equity level changes. The use of discretion by JWH in the application of this procedure may affect performance positively or negatively.

  Physical and Cash Commodities.

        JWH may trade in physical or cash commodities for immediate or deferred delivery, including specifically gold bullion, as well as futures, options, swaps, and forward contracts when it believes that cash markets offer comparable or superior market liquidity or ability to execute transactions at a single price. In addition, the CFTC does not comprehensively regulate cash transactions, which are subject to the risk of counterparty failure, inability, or refusal to perform with respect to such contracts. JWH will not trade physical or cash commodities for the Spectrum Series, other than in connection with exchange of futures for physical transactions, without the general partner's consent.

  Equity Drawdowns.

        Historically, only thirty to forty percent of all trades made pursuant to JWH's programs have been profitable. Large profits on a few trades in positions that typically exist for several months have produced favorable results overall. The greatest cumulative percentage decline in daily net asset value that JWH has experienced since inception in any single program on a composite basis was nearly sixty percent. You should understand that similar or greater drawdowns are possible in the future.

  Legal Concerns.

        There neither now exists nor has there previously ever been any material administrative, civil, or criminal action against JWH or its principals.

        Principals of JWH serve on the boards of directors and committees of various organizations, both in and outside of the managed futures industry. In such capacities, these individuals have a fiduciary duty to the other organizations they serve, and they are required to act in the best interests of those organizations, even if those actions were to be adverse to the interests of JWH and its clients.

        Mr. Henry devotes a substantial portion of his business time to ventures unrelated to JWH and futures trading, and from time to time certain JWH staff members may provide support services for those other business ventures. Those principals and others who supervise and manage JWH staff supporting other business ventures have a conflict of interest in allocating their time, and the time of certain staff members, between their duties to JWH and duties or commitments involving such other business ventures.

        JWH and Mr. Henry may engage in discretionary trading for their own accounts, as long as such trading does not amount to a breach of fiduciary duty. Such trading will be for the purposes of testing new investment programs and concepts, as well as for proprietary profit. Proprietary trading may involve contract markets that are not traded for client accounts. The reasons for not trading a contract market for clients may include: the contract market does not trade reasonable volume and is not expected to grow such that JWH could trade significant size with appropriate liquidity; the contract markets are liquid but are highly correlated or redundant to existing markets or sectors traded for clients; or the contract markets have excessively high volatility associated with low liquidity and no historical trends. In the course of trading for their own accounts, JWH and Mr. Henry may take positions that are the same or opposite from Spectrum Technical's and Spectrum Currency's positions, due to testing a new quantitative model or investment program, an allocation system, and/or trading pursuant to individual discretionary methods. Trades for the accounts of JWH and Mr. Henry may on occasion receive better fills than Spectrum Technical's and Spectrum Currency's accounts. Records for these accounts will not be made available to you.

        Employees and principals of JWH (other than Mr. Henry) are not permitted to trade in futures, options on futures, or forward contracts. However, such principals and employees may invest in investment vehicles that trade futures, options on futures, or forward contracts, when an independent trader manages trading in that vehicle, and in the JWH Employee Fund, L.P., for which JWH is the trading advisor. Records for these accounts will not be made available to Spectrum Technical or Spectrum Currency.

  Other Investment Programs Operated by JWH.

        In addition to the Original Investment Program and the Financial and Metals Portfolio, JWH currently operates 9 other investment programs in four categories for U.S. and non-U.S. investors, none of which are used by JWH for Spectrum Technical.

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  Broadly Diversified programs invest in a broad spectrum of worldwide financial and nonfinancial futures and forward markets including currencies, interest rates, global stock indices, metals, energies, and agricultural commodities. Investment choices include a program that always maintains a position—long or short—in a market (two-phase investment style), a program that takes a position when trends are identified but may take a neutral stance or liquidate open positions in nontrending markets (three-phase investment style), and a program that uses a combination of the two-phase and three-phase investment styles (five-phase investment style) to invest in both long- and short-term price trends.

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  Financial programs invest in worldwide financial futures and forward markets, including currencies, interest rates, and stock indices, in addition to the metals and energies markets. The range of investment choices includes diversified financial programs, sector-focused programs. Some programs use a two-phase investment style while others use a three-phase investment style.

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  Foreign Exchange programs invest in a wide range of world currencies primarily traded on the interbank market. Investment choices include a program that trades a range of major and minor currencies, a program focused on major currencies only, and a program that trades major currencies against the U.S. dollar. Programs use either the three-phase investment style or a slight variation called three-phase forex which incorporates specialized intra-day volatility filters.

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  Multiple Style programs involve the selection and allocation of assets among the other types of JWH investment programs on a discretionary basis. The Strategic Allocation Program and the Currency Strategic Allocation Program are the only programs offered in this category.

        The Global Diversified Portfolio.    The Global Diversified Portfolio, which began trading client capital in June 1988, seeks to capitalize on intermediate-term price movements in a broad spectrum of worldwide financial and non-financial markets including interest rates, global stock indices, currencies, metals, energies, and agricultural commodity markets. This program uses the three-phase investment style.

        JWH GlobalAnalytics® Family of Programs.    Introduced in June 1997 as the firm's most broadly diversified investment program, JWH GlobalAnalytics® Family of Programs is the result of extensive research and testing by the firm. Unlike other JWH programs, which invest in intermediate- or long-term price movements, JWH GlobalAnalytics® invests in both long- and short-term price movements. The program invests in a broad spectrum of worldwide financial and non-financial markets, including interest rates, global stock indices, currencies, metals, energies, and agricultural commodity markets. This program uses a five-phase investment style.

        The Global Financial and Energy Portfolio.    The Global Financial and Energy Portfolio, which began trading client capital in June 1994, seeks to identify and capitalize on long-term price movements in five worldwide market sectors: interest rates, global stock indices, currencies, metals, and energies. This program uses the two-phase investment style. Beginning in April 1995, the position size in relation to account equity in this program was reduced approximately 50%. Since the change was implemented, the Global Financial and Energy Portfolio has experienced lower volatility. In 1997, the sector allocation for the program was expanded to include metals. The quantitative model underlying the program was not changed. Effective April 1, 2002, the name of the program was changed to the Global Financial and Energy Portfolio from the Global Financial Portfolio to reflect more accurately its trading.

        The International Foreign Exchange Program.    The International Foreign Exchange Program, which began trading client capital in August 1986, seeks to identify and capitalize on intermediate-term movements in a broad range of both major and minor currencies primarily trading on the interbank market. Positions are taken as outrights against the U.S. dollar, or non-dollar cross rates. This program uses the three-phase forex investment style.

        The Worldwide Bond Program.    The Worldwide Bond Program, which began trading client capital in July 1996, seeks to capitalize on intermediate-term trends by investing in the long-term portion of the worldwide interest rate markets. Although the Worldwide Bond Program concentrates in one sector, diversification is achieved by trading the interest rate markets of major industrialized countries. This program uses the three-phase investment style. Due to the limited number of markets traded, the Worldwide Bond Program may be less diversified than other JWH financial programs. Beginning in March 2000, the position size in relation to account equity was increased approximately 25% and was increased an additional 20% in June 2000. These two changes represent an over all position size increase of 50% since March 2000. The quantitative model underlying the program was not changed.

        The G-7 Currency Portfolio.    The G-7 Currency Portfolio, which began trading client capital in February 1991, seeks to identify and capitalize on intermediate-term price movements in the highly liquid currencies of major industrialized nations. These currencies allow for trading outrights against the U.S. dollar or non-dollar cross rates. With the advent of the European Union single currency of 11 countries, the currency exposures formerly traded for Germany, France, and Italy are now executed in the euro. This program uses the three-phase forex investment style. Beginning in May 1998 the position size in relation to account equity in this program was increased approximately 50%. The quantitative model underlying the program was not changed.

        The Dollar Program.    The Dollar Program, which began trading client capital in July 1996, seeks to identify and capitalize on intermediate-term price movements in the currency markets, trading major currencies against the U.S. dollar. This program uses the three-phase investment style. Due to the limited number of markets traded in the Dollar Program, the program may be less diversified than other JWH foreign exchange programs. Beginning in July, 2001, the position size in relation to account equity was increased approximately 25%.

        The Strategic Allocation Program.    The Strategic Allocation Program is JWH's largest program. Its objective is capital appreciation with the reduction of the volatility and risk of loss that typically would be associated with an investment in any one JWH investment program. JWH currently operates 10 other investment programs; any and all of them may be included in the Strategic Allocation Program. JWH, through its Investment Policy Committee, allocates assets among different combinations of its investment programs which each have distinctive style, timing, and market characteristics. The allocation of the Strategic Allocation Program's assets among the investment programs, as well as the selection of the programs used for the Strategic Allocation Program, is dynamic, changing at the discretion of the Investment Policy Committee. While JWH's individual investment programs are technical, trend-following programs, the selection of programs as well as the allocation of assets among the programs in the Strategic Allocation Program are entirely discretionary. JWH is under no obligation to include any particular investment program in the Strategic Allocation Program. Generally, the maximum allocation to an individual program will not exceed 25% of an account's assets.

        The Investment Policy Committee also monitors and adjusts on an ongoing basis the position size in relation to account equity at which the Strategic Allocation Program trades. Factors which may affect the decision to adjust position size include: ongoing program and portfolio research, portfolio volatility, recent market volatility, perceived risk exposure, and subjective evaluation of general market conditions. Position size can range from 50% to 150% of standard trading levels.

        The Currency Strategic Allocation Program.    The Currency Strategic Allocation Program, which began trading client capital in November 2002, accesses JWH's currency programs as well as the models for individual foreign exchange markets within JWH's non-currency programs to trade a broadly diversified portfolio of world currencies. Its objective is capital appreciation with the reduction of the volatility and risk of loss typically associated with investment in one JWH currency only investment program. JWH currently operates three currency only investment programs and trades currencies in six other investment programs; any and all of the programs or trading models may be included in the Currency Strategic Allocation Program. Allocations among programs and the selection of models are made at the discretion of the Investment Policy Committee in a manner generally similar to that applied to the Strategic Allocation Program. However, the timing and methods used for allocations in this program may not correspond to allocation changes in the Strategic Allocation Program. Maximum exposure to any one currency market will be 30%; discretionary adjustments to position size in relation to account equity can range from 50% to 200% of standard trading levels set annually by the Investment Policy Committee.

  4. Winton Capital Management Limited

        Winton Capital Management Limited, organized in 1997, is a United Kingdom company. Winton became registered with the CFTC as a commodity trading advisor in January 1998 and is a member of the National Futures Association. Winton has its principal office at 1-5 St. Mary Abbot's Place, London W8 6LS, United Kingdom.

  Principals

        David Winton Harding is a director and a principal of Winton. Mr. Harding founded Winton in February 1997. Having graduated from Cambridge University with a First Class Honors Degree, he began his career in the financial industry in 1982. Between September 1982 and December 1984, he held various positions as a UK Gilt trader and salesman at two UK stockbrokers: Wood MacKenzie and Johnson Matthey & Wallace. He then joined Sabre Fund Management Ltd., a CFTC-registered CTA located in London, as an assistant technical trader and researcher, and was later promoted to Director of Research. In December 1986, he moved to Brockham Securities Ltd, a privately owned sugar trading and managed futures company, to assist in the development and marketing of the firm's futures fund management services.

        In February 1987, he left Brockham Securities Ltd and, together with colleagues Michael Adam and Martin Lueck, founded Adam, Harding and Lueck Ltd., a computer-driven, research based CTA. Adam, Harding and Lueck Ltd. became registered with the CFTC in February 1987. By 1989, this firm had grown into the UK's largest CTA, with more than $50 million under management. At that time, the principals sold a 51% stake to E D & F Man Group Ltd., one of the largest distributors of futures funds internationally.

        Between 1989 and 1993, when assets under management rose from $50 million to $300 million, Mr. Harding headed up Adam, Harding and Lueck Ltd.'s quantitative research team, supervising about 15 full-time research staff, supported by a software team of around a dozen programmers. This team developed a multiplicity of quantitative trading strategies in addition to Adam, Harding and Lueck Ltd.'s successful trend-following trading approach. During this time, he was also involved in the company's international institutional marketing efforts, in particular in Europe, the Middle East, South East Asia, Japan and the U.S.

        In 1993, Mr. Harding was invited to present a paper to a special symposium of London's prestigious Royal Society, on the subject "Making Money From Mathematical Models." This paper was subsequently incorporated into two books on the subject.

        In September 1994, E D & F Man Group Ltd. bought out the minority shares owned by Mr. Harding and the original partners, and Adam, Harding and Lueck Ltd. was consolidated into E D & F Man Group Ltd.'s fund management division. Mr. Harding then formed and headed up a new division of E D & F Man Group Ltd., called E D & F Man Group Ltd. Quantitative Research, leading a research team that developed quantitative trading models primarily for use by E D & F Man Group Ltd.'s fund management companies. Mr. Harding left E D & F Man Group Ltd. in August 1996 to begin preparations for the launch of Winton, which he formed in February 1997.

        Osman Murgian is a founding director and a principal of Winton. Educated in Brighton College in England, Mr. Murgian was also one of the original shareholders and directors of Adam, Harding and Lueck Ltd. Mr. Murgian lives in Nairobi, Kenya, and is the owner of or an investor in a number of international businesses ranging from real estate to transportation. Mr. Murgian has a beneficial interest of more than 10% of Winton's share capital. This interest is held by Saminvest (Jersey) Ltd. and Amalco Investments Ltd. both of which are investment holding companies owned by Mr. Murgian's family foundation.

        Martin John Hunt is a director and a principal of Winton. Mr. Hunt began his career in the UK managed futures industry in October 1983, at which time he was employed as a trainee trader for a trading advisor, Futures Fund Management Ltd. In January 1986, he was appointed manager of the trading operations for Sabre Fund Management, also a trading advisor. In February 1988, he joined Adam, Harding and Lueck Ltd., then a newly established trading advisor, where he was responsible for the company's trading operations. These trading operations were complex, and Mr. Hunt's role was to ensure the efficient execution of the firm's computer-generated futures and interbank orders on over $120 million of assets under management. These orders spanned more than 60 markets, 5 time zones and 15 exchanges worldwide.

        In August 1991, Mr. Hunt assumed responsibility for marketing and operations at Royston Investments, Ltd, which at the time was a CFTC-registered CTA. In March 1994, he established himself as an independent marketing and compliance consultant to firms in the UK managed futures industry. These consultancy activities continued until February 1997, when he was recruited by David Harding to handle the formation, structuring and subsequent day-to-day running of Winton. At Winton, Mr. Hunt supervises the trading operations, as well as being directly involved in the marketing of Winton's investment management approach worldwide. Mr. Hunt also has responsibility for the firm's regulatory compliance.

        During the five years preceding the date of this Supplement, there have been no material administrative, civil or criminal actions, including actions pending, on appeal or concluded, against Winton or its principals.

        Winton and its principals may, from time to time, trade futures, forwards, or options contracts for their own proprietary accounts. These accounts may take positions that are opposite to positions advocated for clients. Such trades may or may not be in accordance with the Winton trading programs described below. Although Winton maintains records of these trades, clients of Winton are not entitled to inspect these records except in certain limited circumstances.

  Description of the Diversified Trading Program

        Winton currently trades a portion of Spectrum Technical's assets in accordance with its Diversified Trading Program which has been trading since 1997. The Winton Diversified Trading Program uses a statistically-derived systematic model to trade a diversified portfolio of more than 100 futures contracts. The contracts traded cover a global range and are widely diversified across the financial and commodity sectors. Winton expects the margin requirements for the portion of Spectrum Technical's assets traded pursuant to Winton's Diversified Trading Program to average about 20% of those assets.

        As of February 28, 2005 Winton Capital Management Limited was managing approximately $1.877 billion pursuant to its Diversified Trading Program and approximately $1.888 billion of client assets in all its programs (notional funds included).

  Description of Trading Methods and Strategies

        Winton's investment technique consists of trading a portfolio of more than 100 futures contracts on major commodity exchanges and forward markets worldwide, employing a computerized, technical, trend-following trading system developed by its principals. This system tracks the daily price movements from these markets around the world, and carries out certain computations to determine each day how long or short the portfolio should be to maximize profit within a certain range of risk. If rising prices are anticipated, a long position will be established; a short position will be established if prices are expected to fall.

        The trading methods applied by Winton are proprietary, complex and confidential. As a result, the following discussion is of necessity general in nature and not intended to be exhaustive. Winton plans to continue to research and develop its trading methodology and, therefore, retains the right to revise any methods or strategy, including the technical trading factors used, the markets traded and/or the money management principles applied.

        A Technical Trend-Following System.    Technical analysis refers to analysis based on data intrinsic to a market, such as price and volume. This is to be contrasted with fundamental analysis which relies on factors external to a market, such as supply and demand. The Diversified Trading Program uses no fundamental factors.

        A trend-following system is one that attempts to take advantage of the observable tendency of the markets to trend, and to tend to make exaggerated movements in both upward and downward directions as a result of such trends. These exaggerated movements are largely explained as a result of the influence of crowd psychology or the herd instinct, amongst market participants.

        A trend-following system does not anticipate a trend, but seeks to capture it at an appropriate point in time. In fact, trend-following systems are frequently unprofitable for long periods of time in particular markets or market groups, and occasionally they are unprofitable for spells of more than a year, even in large portfolios. However, over a span of years, Winton believes such an approach, applied to a sufficiently diversified portfolio of markets, has proven to be consistently profitable.

        The Winton trading system works by capturing the probability of the size and direction of future price movements using sophisticated statistical indicators, or oscillators, derived from past price movements which characterize the degree of trending of each market at any time. Winton believes its application of advanced classical statistics to the understanding of market behavior provides it with an edge over other trend following systems. Winton believes this enables its system to suffer smaller losses during the inevitable whipsaw periods of market behavior and thus take better advantage of the significant trends when they occur, by focusing more resources on them.

        The system was developed using historical market prices in each contract ("in sample data"), and then tested on an independent period of market data ("out of sample data") to ensure that the observations have robust predictive power. This procedure seeks to avoid the risk of over optimising, which occurs when a system is allowed to fit itself to a historically-specific set of market conditions.

        A Non Discretionary System.    Trade selection is not subject to intervention by Winton's principals or traders and therefore is not subject to the influences of individual judgement. As a systematic trading system, the Winton model utilizes expert knowledge to analyze market data and direct trades, thus eliminating the risk of basing a trading program on one indispensable person. Equally important is the fact that non-discretionary systems can be tested in simulation for long periods of time and the model's empirical characteristics can be measured.

        The system's output is rigorously adhered to in trading the portfolio and intentionally no importance is given to any external or fundamental factors. While it may be seen as unwise to ignore information of obvious value, such as that pertaining to political or economic developments, Winton believes the disadvantage of this approach is far outweighed by the advantage of the discipline that rigorous adherence to such a system instills. Significant profits are often made by the Winton system, by holding on to positions for much longer than conventional wisdom would dictate. An individual taking trading decisions, and paying attention to day-to-day events, could easily be deflected from the chance of fully capitalizing on such trends, when not adhering to such a system.

        Markets Traded.    The Winton system trades in all the easily accessible and liquid U.S. and non-U.S. futures and forward contracts that it practically can. Forward markets include major currencies and precious and base metals, the latter two categories being traded on the London Metal Exchange. Winton is constantly looking for new opportunities to add additional markets to the portfolio, thus further increasing the portfolio's diversification.

        Diversification of Markets.    Taking positions in a variety of unrelated markets has been shown, over time, to decrease system volatility. By employing a sophisticated and systematic schema for placing orders in a wide array of markets, Winton believes it can be demonstrated that there is a high expectation of an overall profit being realized after a sufficient period of time.

        The trading strategy and account management principles described here are factors upon which Winton will base its trading decisions. Such principles may be revised from time to time by Winton as it deems advisable or necessary. Accordingly, no assurance is given that all of these factors will be considered with respect to every trade or recommendation made or that consideration of any of these factors in a particular situation will lessen risk of loss or increase the potential for profits.

  Execution of Orders and Order Allocation

        Winton will select the type of order to be used in executing trades and may use any type of order permitted by the exchange on which the order is placed.

        Winton may place individual orders for each account or a block order for all accounts in which the same commodity interest is being cleared through the same futures commission merchant. In the latter instance, Winton employs an objective price allocation procedure in which all accounts are listed by account number and then trades are assigned, with the highest number on the list receiving the highest buy and the highest sell and the lowest number on the list receiving the lowest buy and the lowest sell. On occasion, it may direct the futures commission merchant for the accounts to employ the neutral allocation system generally used by the futures commission merchant to assign trades or it may use an average price system in which each client in the block order will receive the average price which is computed by multiplying the price by the quantity executed at each price divided by the total quantity executed. Partial fills will be allocated in proportion to account size.

  Past Performance of Winton

        Set forth below in Capsule A is the past performance history of Winton's Diversified Trading Program. The footnotes following Capsule A are an integral part of the Capsule.

        You are cautioned that the information set forth in the following Capsule performance summary is not necessarily indicative of, and may have no bearing on, any trading results that may be attained by Winton or Spectrum Technical in the future, since past results are not a guarantee of future results. There can be no assurance that Winton or the partnership will make any profits at all, or will be able to avoid incurring substantial losses. You should also note that interest income may constitute a significant portion of a commodity pool's total income and, in certain instances, may generate profits where there have been realized or unrealized losses from commodity trading.

CAPSULE A

Winton Capital Management Limited
Winton Diversified Trading Program

    Name of commodity trading advisor: Winton Capital Management Limited
    Name of program: Winton Diversified Trading Program
    Inception of trading by commodity trading advisor: October 1997
    Inception of trading in program: October 1997
    Number of open accounts: 78
    Aggregate assets overall: $1.888 billion
    Aggregate assets in program: $1.876 billion
    Worst monthly drawdown (12.03)% - (March 2003)
    Worst peak-to-valley drawdown: (31.09)% - (November 2001-May 2002)
    2005 year to date return: 0.26% (2 months)
    2004 annual return: 20.31%
    2003 annual return: 25.52%
    2002 annual return: 12.86%
    2001 annual return: 5.56%
    2000 annual return: 9.72%

    PAST PERFORMANCE IS NOT NECESSARILY INDICATIVE OF FUTURE RESULTS.

Footnotes to Winton's Capsule Performance Summaries

        "Inception of trading by commodity trading advisor" is the date on which Winton began trading client accounts.

        "Inception of trading in program" is the date on which Winton began trading client accounts pursuant to the program shown.

        "Number of open accounts" is the number of accounts directed by Winton pursuant to the program shown as of February 28, 2005.

        "Aggregate assets overall" is the aggregate amount of assets in non-proprietary accounts under the management of Winton as of February 28, 2005.

        "Aggregate assets in program" is the aggregate amount of assets in the program specified as of February 28, 2005.

        "Drawdown" means losses experienced by the trading program over a specified period. A small number of accounts in the portfolio composites have experienced monthly drawdowns and peak-to-valley drawdowns that are materially larger than the largest composite monthly drawdown and peak-to-valley drawdown. These variances result from factors such as small account size (i.e., accounts with net assets of less than the prescribed portfolio minimum, which therefore trade fewer contracts than the standard portfolio), intra-month account opening or closing, significant intra-month additions or withdrawals, and investment restrictions imposed by the client.

        "Worst monthly drawdown" means greatest percentage decline in net asset value due to losses sustained by the trading program from the beginning to the end of a calendar month during the most recent five calendar years.

        "Worst peak-to-valley drawdown" means greatest cumulative percentage decline in month-end net asset value of the trading program due to losses sustained by an account during a period in which the initial month-end net asset value of the trading program is not equaled or exceeded by a subsequent month-end net asset value of the program during the most recent five calendar years.

        "Compound annual and year-to-date/period rate of return" presented in the composite performance capsules for the period October 1997 to December 2003 are calculated based on the "Fully-Funded Subset" method as prescribed by the CFTC. The rate of return is calculated by dividing the sum of net performance of the qualifying Fully-Funded Subset by the beginning net assets of the qualifying Fully-Funded Subset, except in periods of significant additions or withdrawals to the accounts in the qualifying Fully-Funded Subset. In such instances, the Fully-Funded Subset is adjusted to exclude accounts with significant additions or withdrawals that would materially distort the rate of return pursuant to the Fully-Funded Subset method. Subsequent to December 2003, period rate of return % is calculated by dividing net performance by nominal account size. Additions and withdrawals are accounted for in accordance with the modified OAT (Only Accounts Traded) method as described in NFA Rule 2-34. Returns are then compounded to arrive at the year-to-date rate of return.

Morgan Stanley Spectrum Strategic L.P.

  1.    Blenheim Capital Management, L.L.C.

        Blenheim Capital Management, L.L.C. is a Delaware limited liability company which was formed to provide commodity trading advisory services to clients. Through a corporate reorganization in July 2001, Blenheim was merged with Blenheim Investments, Inc., a New Jersey corporation. The ownership and capitalization of Blenheim are materially the same as those which existed in Blenheim Investments, Inc. Additionally, Blenheim succeeds to all the assets and obligations of its predecessor. Blenheim is registered with the Commodity Futures Trading Commission as a commodity trading advisor and commodity pool operator, effective March 2, 1989, and is a member of the National Futures Association. Blenheim's address and telephone number are: Post Office Box 7242, Two Worlds Fair Drive, Somerset, New Jersey 08875-7242; (732) 302-0238.

  Principals

        Mr. Willem Kooyker is the Managing Member, Chairman and majority owner of Blenheim. He is registered with the CFTC as an associated person of Blenheim and a member of the National Futures Association in that capacity. He is a former member of the Board of Directors of the NY Coffee, Sugar and Cocoa Exchange, a former president of the NY Cocoa Clearing Association, and a former member of the NY Mercantile Exchange. He received a BA cum laude in Economics from Baruch College in New York and an MBA in International Finance and Economics from New York University.

        Mr. Kooyker began his trading career in the international commodities business in 1964 with Internatio-Muller in Rotterdam, The Netherlands, where eventually he became managing director of the International Trading Group. He stayed in this position until 1981, when he joined Commodities Corporation, Princeton, New Jersey, where he became President. At the time, Commodities Corporation was an active fund management company, operating predominantly in the futures markets. In October 1984, Mr. Kooyker started a new company, Tricon Holding Company, Ltd., a joint venture between Commodities Corporation and a group of Middle Eastern investors, which was a trading and consulting company in the futures as well as the physicals markets predominantly directed towards energy and industrial commodities. Tricon currently remains only active in the forest products industry, where it operates two sawmills in the western states of the United States. In January 1989, Mr. Kooyker started Blenheim, an independent fund management company and an advisor to several investment funds.

        In the first quarter of 2005, Derivatives Portfolio Management, L.L.C., a firm owned in part by Mr. Kooyker and providing back office services to Blenheim, was sold to Mellon Financial Corporation. At about the same time, a subsidiary of DPM, DPM Brokerage, LLC, which provides certain introducing broker services to Blenheim was sold in a separate transaction. Both DPM and DPMB will continue to provide services to Blenheim. Mr. Kooyker is no longer registered as a principal of Derivative Portofolio Management's or DPM Brokerage LLC.

        Mr. Kooyker is registered with the CFTC as a principal and an associated person of Blenheim.

        Thomas M. Kopczynski is a Vice President of Blenheim. He is registered with the CFTC as a principal and an associated person and is a member of the NFA in that capacity. Mr. Kopczynski has been with Blenheim for more than ten years. He is an integral part of Blenheim's trading staff. His broad knowledge of the market sectors in which Blenheim trades, retained by extensive analysis and consultation with key industry contacts, facilitates continuous investment opportunities and diversification. Mr. Kopczynski holds a B.S. in Economics with a concentration in Statistics from the Wharton School of the University of Pennsylvania.

        Blenheim and its principals may, from time to time, trade futures, forwards, and options contracts for their own proprietary accounts. If either Blenheim or its principals engage in such trading, you will not be able to inspect such records. Such trades may or may not be in accordance with the Blenheim trading program described below.

        As of February 28, 2005, Blenheim was managing approximately $308 million of client assets pursuant to its futures trading program, and $467 million managed across all programs, including physical commodities.

  The Blenheim Global Markets Strategy

        The Global Markets Strategy—designed and developed by the management team of Blenheim. The objective of the Global Markets Strategy is to capture substantial profits through the establishment of risk-controlled, strategic investment positions in markets where Blenheim has identified an unsustainable level of market disequilibrium that has not been reflected in the current market price. The essence of Blenheim's trading approach is its ability to use discretion in formulating the most effective mix of trading methodologies, investment vehicles, and markets to maintain performance objectives. As trading opportunities are identified, Blenheim analyzes potential trading applications in order to achieve maximum capital appreciation with prudent risk management procedures.

  Markets Traded

        Blenheim's portfolio is highly diversified and draws upon a potential of 35 markets, depending on the opportunities presented at any given time. The major markets traded by Blenheim include energy, industrials, precious metals, softs, grains, global fixed income, currencies and stock indices. Blenheim concentrates in those markets that, in its judgment and discretion, have a high degree of liquidity and a wide spectrum of historical price movement relative to other markets.

  Instruments Utilized

        Positions established are typically in derivative instruments such as futures, options and OTC transactions. Blenheim may, however, trade to a limited extent in illiquid instruments for which market quotations are not readily available. In addition, Blenheim may trade in securities that are related to the financial and commodities markets currently traded by the fund. However, Blenheim will not be trading securities for Spectrum Strategic.

  Blenheim's Trading Style

        Blenheim uses a global macro approach to investing, which utilizes fundamental, geopolitical and technical research and analysis in its evaluation of the markets. Fundamental analysis attempts to examine factors external to the trading market which affect the supply and demand for a particular investment instrument in order to predict future prices. The geopolitial considerations include governmental interference and potential political conflicts which may alter the normal flow of capital and goods.

        Technical factors assume that market price patterns and price momentum, rather than external influences, indicate the supply and demand factors which are indicative of future price movements. Blenheim considers technical factors such as an instrument's recent price history, current prices of such instrument relative to price of other markets and their historical price relationships. Blenheim studies price charts to assess changes in market sentiment and examines volume and open interest to evaluate market liquidity.

        The Blenheim traders regularly monitor worldwide economic and political trends in order to identify and evaluate possible market and price imbalances. Operating within a global framework, long-term macroeconomic indicators are assessed on a multinational, country-by-country and market specific basis. Factors such as fiscal/monetary policies and cross-border capital flows are evaluated for their potential impact on the equity, fixed income, currency and commodity markets. Additionally, Blenheim's trading group utilizes econometric signals, as well as numerous other market sentiment indicators, to take advantage of short-term trading opportunities.

  Portfolio Management and Diversification

        Various techniques are employed in managing the portfolio and position volatility. In its discretionary trading, Blenheim generally initiates medium-sized positions at a market entry level. This initial position, generally considered the core strategic position, is typically initiated upon Blenheim's determination of an unsustainable level of market disequilibrium that has not been reflected in the current market price. Once market action begins to conform to Blenheim's initial assessment of price behavior, Blenheim will add to the original strategic position.

        In addition to managing the individual positions, Blenheim will also evaluate the positions within the context of an account's portfolio. Separate strategic positions are evaluated for direct and indirect correlation characteristics in order to further anticipate and manage portfolio volatility. Despite these precautions, Blenheim's trading program may be volatile at times.

        Diversification in an account's portfolio is a major consideration in its trading approach. While many of its trades are made on a short-term basis, Blenheim's basic strategy is to attempt to participate in long-term, major price movements.

  Evolution of the Trading Approach

        The trading strategy of Blenheim has evolved and will continue to do so based on ongoing research, testing of data and trading experience. Prior to 1991, Blenheim traded almost exclusively in commodity markets, with a particular emphasis on energy products. Since then, Blenheim has become active in the global fixed-income, stock indices and currency markets as well. In the past, Blenheim had included non-discretionary systematic computerized analysis in its trading practices. This strategy was driven by a series of trading systems that produced a result that was an amalgam of numerous systemic processes. It was then traded in conjunction with the discretionary approach. Under separate funds, Blenheim also managed a purely financial strategy and a long-only commodity trading strategy incorporating physical commodities.

        In this regard, Blenheim reserves the right to modify its trading approach to include any one or combination of trading methodologies it finds beneficial to its overall goals. These processes may include discretionary, systematic, or arbitage trading. Blenheim may use derivative instruments including futures, options, and forwards to reach its performance objectives. On rare occasions, Blenheim may withdraw from all markets.

        Blenheim's diversified portfolio is actively traded on domestic and foreign markets. In the early 1990s, approximately thirty-five percent (35%) to forty-five percent (45%) of equity, including notional funds, was generally committed to margin on commodities positions. Recently the percentage has been between twenty-five percent (25%) and thirty-five percent (35%). In the future the percentage committed may, from time to time, be substantially higher or lower.

  Variances in Leverage

        If particular opportunities present themselves based upon fundamental factors, Blenheim may increase the number of positions held. This will result in more capital needed to provide risk margin. Accordingly, within the overall parameters of Blenheim's money management rules, Blenheim employs no hard and fast formula as to the levels of capital committed to discretionary trading or any other trading strategy at any given time. The level of risk margin relative to equity committed to trading positions is expected to vary from period to period. The Blenheim traders will constantly monitor leverage in an effort to try to maximize its positive effects while trying to avoid overexposure to its potential negative characteristics. While there is no guaranty that this approach will be successful, Blenheim has used a consistent risk monitoring system for a number of years, one of the key components thereof involves monitoring the levels of risk margin to equity.

        Blenheim may leverage the account of Spectrum Strategic differently than the standard account using the Global Market Strategy, but will not leverage the account at more than 50% above the leverage of a standard account.

  2.    Eclipse Capital Management, Inc.

        Eclipse is a Delaware corporation organized in July 1983. Eclipse's main business address is 7700 Bonhomme, Suite 500, St. Louis, Missouri 63105. Eclipse has been registered with the CFTC as a commodity trading advisor since August 1986 and is a member of the National Futures Association in such capacity.

        Eclipse began trading for Spectrum Strategic in June 2000.

  Principals

        Thomas W. Moller, the sole shareholder of Eclipse, has served as its President, CEO, and sole director since founding the firm. Mr. Moller received an undergraduate degree in Business and Economics from Vanderbilt University and a graduate degree in Accounting from the University of Kentucky. He was a Certified Public Accountant and has a background in financial planning and investment management. In 1980, as chief financial officer of a privately held company, he designed and implemented one of the first variable rate loan hedge programs using interest rate futures contracts. In 1982, he formed Interest Rate Management, Inc., another commodity trading advisor which provided interest-rate-hedging advisory and management services. Since 1986, Mr. Moller has devoted his time exclusively to Eclipse and is primarily involved in the areas of trading, research, and product development.

        James R. Klingler, JD is Senior Vice President, Corporate Secretary, and General Counsel. Mr. Klingler has a BA in Economics from Vanderbilt University and a JD from Vanderbilt University School of Law. He previously worked as an associate with the St. Louis law firm of Thompson Coburn (formerly Coburn & Croft) and as a staff attorney with Mercantile Bancorporation, also in St. Louis. From January 1991 to December 1997, he was Compliance Counsel and, subsequently, Associate Vice President with A.G. Edwards & Sons, Inc. Mr. Klingler joined Eclipse in January 1998.

        Ronald R. Breitigam is Vice President—Trading with primary responsibility for the implementation of the firm's trading strategies. After graduating from Pacific Union College in 1982, Mr. Breitigam became an independent floor trader at the Mid-America Commodity Exchange. He served as an institutional broker with Thomson McKinnon (1984-1985) and PaineWebber (1986) and, in 1986, formed his own trading company to work full time implementing various proprietary futures and options trading strategies. Mr. Breitigam joined Eclipse in May 1989.

        James W. Dille, PhD is Vice President—Research and Technology with responsibility for computer-based research, development, and operations. Dr. Dille has undergraduate and graduate engineering degrees from the University of Virginia. He also received a master's and doctorate from Harvard University in Applied Sciences, specializing in the areas of Decision and Control Theory and Computer Science. From 1987 through 1993, he worked for the Boeing Company (formerly, McDonnell Douglas) in the Training Systems and Flight Simulation divisions, where he was responsible for research in the areas of computer architectures and networking. He is an affiliate professor at Washington University in St. Louis, teaching courses in numerical analysis and the simulation and analysis of complex systems. Dr. Dille joined Eclipse in January 1994.

        At this time, neither Eclipse nor its principals trade for their own account, but each reserves the right to do so in the future. If either Eclipse or its principals engage in such trading, you will not be able to inspect such records.

  Trading Programs

        Eclipse currently offers one trading program, the Global Monetary Program. The program is designed primarily for institutions, commodity pools, and certain other qualified investors. The Global Monetary Program employs a systematic trading approach, using multiple trend-following and macroeconomically driven models. Eclipse trades a portion of Spectrum Strategic's assets pursuant to its Global Monetary Program at 1.5 times the leverage it normally applies for such programs. See "Risk Factors—Trading Advisor Risks—Graham's and Eclipse's use of an increased rate of leverage could affect future performance" on page 15.

        Global Monetary Program:    This "financial, metals and energy" program requires a minimum investment of $5 million and trades a global portfolio of futures and options on futures on interest rate instruments, currencies, stock indices, precious and base metals, and energy products, as well as interbank spot and forward currency markets. A key characteristic of this program is the extensive diversification achieved by applying multiple trading models to a wide variety of financial markets located throughout the world.

        As of February 28, 2005, Eclipse was managing approximately $468 million of client assets pursuant to its trading program (notional funds included).

  Trading Approach

        The trading program of Eclipse is systematic and its strategies are either macroeconomic or trend-following in nature, with the objective of capitalizing on intermediate- and long-term price trends. Eclipse makes all trading decisions pursuant to its proprietary trading, capital allocation, and risk management models. The Eclipse program makes use of multiple models to accentuate overall diversification. Macro-driven models generate trading signals through the quantitative analysis of environmental, macroeconomic, and intermarket data. Trend identification models use various technical and statistical analysis techniques to identify and evaluate price trends. Capital allocation models determine the percentage of trading capital allocated to various markets and trading models.

        Eclipse's risk management models were developed with the objective of limiting losses, capturing profits, and conserving capital in choppy, sideways markets. The risk management principles which Eclipse employs include:

  •
  using stop orders to exit trades when markets are moving against an established position (although, depending on market circumstances, such "stop-loss" orders may be difficult or impossible to execute);

  •
  diversifying positions among several different markets, futures, and/or futures groups to limit exposure in any one area;

  •
  using multiple entry and exit points;

  •
  limiting the assets committed as margin, generally within a range of 5% to 20% of assets managed, at minimum exchange margin requirements, but possibly above or below that range at certain times; and

  •
  prohibiting the use of unrealized profits in a particular futures contract as margin for additional contracts in the same or a related futures contract.

        Decisions whether to trade a particular futures contract are based upon various factors, including liquidity, significance in terms of desired degrees of concentration, diversification, and profit potential, both historical and at a given time. These decisions are based upon output generated by a proprietary risk management program, but require the exercise of judgment by principals of Eclipse. The decision not to trade specific contracts for certain periods or to reduce the number of contracts traded may result at times in missing significant profit opportunities which otherwise would be captured by technical strategies. The specific contracts traded in each portfolio have been selected based on liquidity, historical volatility, and the degree of past directional movement. The actual number of contracts held at any particular point in time depends on a number of factors, including evaluation of market volatility and potential risk versus return. There are occasions when a trading model may indicate that no position is appropriate in a particular contract or contract group.

        In addition to technical trading in futures contracts, Eclipse may also employ trading techniques such as spreads and straddles and may buy or sell futures options. Eclipse may alter its trading programs, including, without limitation, its trading strategies, commodity interests, and markets traded and trading principles if Eclipse determines that such change is in the best interest of the accounts which it manages.

        3. FX Concepts (Trading Advisor), Inc.

        FX Concepts (Trading Advisor), Inc. was incorporated in New York on May 12, 1993, and has been registered as a commodity trading advisor and as a commodity pool operator with the CFTC since January 3, 2002, and a member of the NFA since May 12, 1993. FX Concepts (Trading Advisor) Inc.'s principal place of business is located at 225 W. 34th Street, Suite 710, New York, New York 10122; telephone (212) 554-6800.

        FX Concepts (Trading Advisor), Inc., along with each of FX Concepts, Inc. and FX Concepts (Bermuda) Limited, are all wholly-owned subsidiaries of International Foreign Exchange Concepts, Inc. These three firms are collectively referred to as FX Concepts.

Principals

        John R. Taylor, Jr. is the Chairman, Chief Executive Officer of FX Concepts (Trading Advisor), Inc. and founder of FX Concepts, Inc. Mr. Taylor has 30 years of experience in the foreign exchange markets. Prior to founding FX Concepts, Mr. Taylor was a Vice President of Citibank where he headed the bank's marketing and advisory services in foreign exchange. Mr. Taylor began his career at Chemical Bank where he started the Foreign Exchange Advisory Service in 1970. Mr. Taylor's executive responsibilities at FX Concepts include serving as Chairman of the firm's Investment Committee. He is a graduate of Princeton University and did post-graduate work at the University of North Carolina.

        Jonathan Clark is the Vice Chairman, Analysis/Consulting, of FX Concepts (Trading Advisor), Inc. Mr. Clark joined FX Concepts, Inc. in 1984. He is a graduate of Colgate University and obtained an M.B.A from New York University. Mr. Clark has been active in the foreign exchange market since 1976. Prior positions include: Head of the Foreign Exchange Trading Desk, Marine Midland Bank and Corporate Foreign Exchange Trader, Bank of America. Mr. Clark's responsibilities include assisting Mr. Taylor in the daily and weekly analysis of the markets, as well as consulting with clients on a daily basis. Mr. Clark is a member of the firm's Investment Committee.

        Philip Simotas, is the President and Director of Investment Management of FX Concepts (Trading Advisor), Inc. Mr. Simotas is responsible for all of the functions associated with FX Concepts' investment management activities, including trading and performance administration, client servicing and relations, and portfolio design. Mr. Simotas is a cum laude graduate of Yale University. He began his foreign exchange career in 1986 at Dean Witter where his first position was Foreign Exchange Strategist. From 1987-1993, Mr. Simotas was Assistant Vice President and Senior Trader on the foreign exchange desk. Mr. Simotas also served as the Deputy to the Chief of Dean Witter's foreign exchange department.

        Hugh J. Tilney is the Executive Vice President, the Chief Operating Officer and the Secretary of FX Concepts (Trading Advisor), Inc. Mr. Tilney joined FX Concepts, Inc. in 1993, following a 28-year career in the insurance industry in the United States and the United Kingdom. FX Concepts' financial, legal and regulatory functions report to Mr. Tilney. Also, FX Concepts' overseas offices come within Mr. Tilney's responsibilities. Mr. Tilney is Chairman of the firm's Management Committee. Mr. Tilney received a B.A. from Grenoble University.

        Dr. Arun S. Muralidhar is the Managing Director of Investment Research of FX Concepts (Trading Advisor), Inc. Dr. Muralidhar recently joined FX Concepts from JP Morgan Fleming Asset Management where he was Managing Director, responsible for North American Marketing of its currency product and Head of Research. Prior to JP Morgan, Dr. Muralidhar was a member of the Investment Management Committee and Head of Research and Analytics Group at the World Bank. As a plan sponsor, he developed and implemented an innovative risk-controlled currency overlay program for the World Bank's pension fund, of which FX Concepts has been part of since 1995. Dr. Muralidhar holds a Ph.D. in Managerial Economics from the MIT Sloan School of Management where he has been a guest lecturer for Professor Franco Modigliani. He is the author of the book "Innovations in Pension Fund Management" and of many papers on pension finance.

        During the five years preceding the date of this prospectus, there have been no material administrative, civil or criminal actions, including actions pending, on appeal or concluded, against FX Concepts or its principals.

        FX Concepts and its principals may, from time to time, trade futures, forwards, or options contracts for their own proprietary accounts. These accounts may take positions that are opposite, or ahead of positions advocated for clients. Such trades may or may not be in accordance with FX Concepts' trading programs described below. Although FX Concepts maintains records of these trades, clients of FX Concepts are not entitled to inspect these records except in certain limited circumstances.

The FX Concepts Trading Programs

        FX Concepts Inc., a global investment management and research firm founded in 1981, is one of the world's largest private managers of foreign exchange risk. In 1987, FX Concepts received one of the first mandates ever awarded to provide a currency management product (currency overlay) to actively manage the foreign exchange exposures associated with a pension fund's non-US assets. Approximately eighty percent of FX Concepts' assets under management are for investors seeking to hedge the currency risk inherent in their international assets. That strategy is referred to as FX Concepts' "Selective Hedge Program." The other twenty percent of the assets under management are divided between two programs designed for investors who seek return enhancement in either FX Concepts' "Developed Markets Currency Program" or "Global Currency Program" and three composite programs: "Multi-Strategy Fund", "Global Financial Markets Fund," and "Global Financial Markets (LV) Fund". As of February 28, 2005, FX Concepts was managing approximately $3.7 billion of funds in the Developed Markets Currency Program and approximately $12.1 billion funds in all of its trading programs (notional funds included).

        Since inception, FX Concepts has provided foreign exchange and interest rate research plus advisory services to institutional and corporate clients. Today, FX Concepts has more than 240 institutional clients in forty countries for its foreign exchange and interest rate research products.

        FX Concepts' believes that technical and quantitative forecasting models, combined with market intelligence, experience and discipline, provide improved risk management performance compared with other approaches. FX Concepts' related business activities are based upon its ability to analyze and forecast foreign exchange and global interest rate movements.

Developed Markets Currency Program

        FX Concepts (Trading Advisor), Inc. will trade a portion of Spectrum Strategic's assets pursuant to its Developed Markets Currency Program. FX Concepts expects the margin requirement of the portion of Spectrum Strategic's assets traded pursuant to FX Concepts' Developed Markets Currency Program to average approximately 6% of those assets.

        The Developed Markets Currency Program is an alternative investment strategy that attempts to produce risk adjusted returns by trading a diversified portfolio of developed market currencies in the interbank foreign exchange market. The Developed Markets Currency Program has a continuous track record dating back to May 1988. Set forth below is a summary of the investment process upon which the program is based.

Investment Process-Quantitative & Qualitative Clients

        Since its inception in 1988, the investment process and performance of the Developed Markets Currency Program program has been largely governed by a "Trend Module." In an effort to improve the durability of the investment process and returns, a "Carry Module" and an "Options Module" were added in the first quarter of 2002. As always, the core of the investment process continues to be quantitative and systematically driven by FX Concepts' proprietary trading systems.

The Trend Module

        The trend module utilizes price action as the primary determinant in forecasting foreign exchange moves. In this module, analysis of foreign exchange rate movements is composed of three major components: trends, cycles, and volatility. Trend following analysis, the most technical component of our process, identifies the underlying trends of the currency markets. Cycle analysis aims to identify the time period/life span of the trend, i.e., when trends are likely to begin and end. The volatility component of the analysis relates to a risk management concept. In effect, the system uses volatility as a measure for gauging the probability of forecasting profitable trades and consequently determining the appropriate size of positions.

        As a result of periodic optimizations, the relative weighting of the currency pairs and the choice of currency pairs varies over time. Generally, a client's portfolio is constructed in a way that allows for a balanced representation of the major currency blocs of the developed markets. The current Developed Markets Currency Program portfolio includes eight currency pairs. Fifty-five percent of the portfolio is allocated to trading US dollar denominated currency pairs. Forty-five percent of the portfolio is allocated to non-US dollar currency pairs. Long and short positions may be taken.

The Carry Module

        This module exploits a dynamic risk allocation system to create a currency basket that identifies high and low interest currencies and the proposed positions. The positions are conditioned on a proprietary measure of the market's risk appetite. For example, when the market is risk-seeking, the risk allocation is at the maximum. In the event that the market gets cautious, risk is reduced. And when the market is risk-averse, the positions are reversed. This conditional strategy is designed to greatly enhance the return-risk trade-off of the Developed Markets Currency Program program.

The Options Module

        The options module consists of multiple sub-systems, all of which take advantage of inefficiencies in the pricing of implied volatility in currency. All of the systems are designed so that they are uncorrelated with the trend and yield modules and are primarily—although not exclusively—short volatility. As a result, the strategy adds returns, controls risk and diversifies returns by making money during periods of consolidating trading—when other strategies suffer.

Past Performance of FX Concepts

        Set forth below in the following capsule performance summary is the past performance history of FX Concepts' Developed Markets Currency Program. The Developed Markets Currency Program is traded by FX Concepts (Trading Advisor), Inc. and its affiliates, FX Concepts, Inc. and FX Concepts (Bermuda) Limited. Although only FX Concepts (Trading Advisor), Inc. will trade a portion of Spectrum Strategic's net assets, the performance set forth below is the combined performance of these three firms. The trading principals for each of FX Concepts (Trading Advisor), Inc., FX Concepts, Inc. and FX Concepts (Bermuda) Limited are the same, and the program is traded by all three firms on the same basis. The data reflects composite results and not the performance of any one account. An individual account may have realized more or less favorable results than the composite indicates. The returns below assume a rolling 3 month T-bill return for underlying funds, whether they are notional or actual, and are net of the fees charged to individual accounts. The footnotes following Capsule A are an integral part of the capsule.
        You are cautioned that the information set forth in the following capsule performance summary is not necessarily indicative of, and may have no bearing on, any trading results that may be attained by FX Concepts (Trading Advisor), Inc. or Spectrum Strategic in the future, since past results are not a guarantee of future results. There can be no assurance that FX Concepts (Trading Advisor), Inc. or the partnership will make any profits at all, or will be able to avoid incurring substantial losses. You should also note that interest income may constitute a significant portion of a commodity pool's total income and, in the certain instances, may generate profits where there have been realized or unrealized losses from commodity trading.

FX Concepts
Developed Markets Currency Program

    Name of commodity trading advisors: FX Concepts (Trading Advisor), Inc., FX Concepts, Inc.
            and FX Concepts (Bermuda) Limited
    Name of program: Developed Markets Currency Program
    Inception of trading by commodity trading advisor: May 1993
    Inception of trading in program: August 1989
    Number of open accounts: 25
    Aggregate assets overall: 12.1 billion
    Aggregate assets in program: 3.7 billion
    Worst monthly drawdown (8.03)% - (February 2002)
    Worst peak-to-valley drawdown: (12.33)% - (June 2001-April 2002)
    2005 year to date return: (0.05)% (2 months)
    2004 annual return: (1.59)%
    2003 annual return: 22.96%
    2002 annual return: 10.20%
    2001 annual return: 0.20%
    2000 annual return: 10.97%

PAST PERFORMANCE IS NOT NECESSARILY INDICATIVE OF FUTURE RESULTS.

Footnotes to FX Concepts' Capsule Performance Summary

        "Name of CTA" is the name of the trading advisors which direct the accounts included in the performance capsule.

        "Inception of trading by commodity trading advisor" is the date on which FX Concepts (Trading Advisor), Inc. began trading client accounts.

        "Inception of trading in program" is the date on which FX Concepts began trading client accounts pursuant to the program shown.

        "Number of open accounts" is the number of accounts directed by FX Concepts pursuant to the program shown as of February 28, 2005.

        "Aggregate assets overall" is the aggregate amount of assets in non-proprietary accounts under the management of FX Concepts as of February 28, 2005 (notional funds included).

        "Aggregate assets in program" is the aggregate amount of assets in the program specified as of February 28, 2005 (notional funds included).

        "Drawdown" means losses experienced by the trading program over a specified period. A small number of accounts in the portfolio composites have experienced monthly drawdowns and peak-to-valley drawdowns that are materially larger than the largest composite monthly drawdown and peak-to-valley drawdown. These variances result from factors such as small account size (i.e., accounts with net assets of less than the prescribed portfolio minimum, which therefore trade fewer contracts than the standard portfolio), intra-month account opening or closing, significant intra-month additions or withdrawals, and investment restrictions imposed by the client.

        "Largest monthly drawdown" means the largest monthly percentage loss experienced by any account of FX Concepts in the relevant program in any calendar month covered by the performance summary. "Loss" for these purposes is calculated on the basis of the loss experienced by each such account, expressed as a percentage of the total equity (including "notional" equity) of such account. Largest monthly drawdown information includes the month and year of such drawdown and is through February 28, 2005.

        "Worst peak-to-valley drawdown" means the largest percentage decline (after eliminating the effect of additions and withdrawals) experienced by any account of FX Concepts in the relevant program during the period covered by the performance summary from any month-end net asset value, without such month-end net asset value being equaled or exceeded as of a subsequent month-end. Worst peak-to-valley drawdown is calculated on the basis of the loss experienced by each such account in the relevant program, expressed as a percentage of the total equity (including "notional" equity) in such account, and is through February 28, 2005.

        "Compound annual and year-to-date/period rate of return" presented in the composite performance capsule is calculated by multiplying on a compound basis each of the monthly rates of return and not by adding or averaging such monthly rates of return. For periods of less than one year, the results are for the period indicated.

Morgan Stanley Spectrum Global Balanced L.P.

  SSARIS Advisors, LLC

        SSARIS, a Delaware Limited Liability Company, was organized in May 2001. SSARIS's address is Financial Centre, 695 East Main Street, Suite 102, Stamford, Connecticut 06901. SSARIS has been registered as a commodity trading advisor since August 2001 and as a commodity pool operator since August 2001, and is a member of the National Futures Association in such capacities.

        SSARIS is a joint venture between State Street Global Alliance LLC, a limited liability company which is majority owned by State Street Global Advisors, Inc., and RTH Partners LLC, a limited liability company owned by the principals of The RXR Group, Inc. State Street Global Advisors, Inc. is a wholly-

owned subsidiary of State Street Corporation. SSARIS is affiliated with State Street Global Advisors, the investment management division of State Street Bank and Trust Company, a wholly owned subsidiary of State Street Corporation.

  Principals

        Mr. Mark Rosenberg has served as the Chairman, a Director and the Chief Investment Officer of SSARIS since its formation in May 2001 and, as such, is the head of SSARIS's Investment Committee. Mr. Rosenberg is also the Chairman of SSARIS Management LLC. Mr. Rosenberg was the Chairman and Chief Investment Officer of RXR. Mr. Rosenberg has over thirty (30) years experience in the investment management industry. From August 1984 to July 1986, Mr. Rosenberg was employed by Prudential-Bache Securities, Inc., where he headed a group that specialized in institutional hedging and managed futures trading services. From December 1976 to July 1984, Mr. Rosenberg was employed by Merrill Lynch & Co. where he organized a group that was responsible for managing hedging and alternative investment strategies for Merrill's institutional clients. This entity became the Financial Futures and Options Group. Mr. Rosenberg's first job was on the floor of the New York Stock Exchange and subsequently the New York Mercantile Exchange, where he managed proprietary capital using a variety of quantitative techniques for Weis, Voisen & Cannon, a private investment boutique. Mr. Rosenberg is a fourth term Director of the Board of the Futures Industry Association, and arbiter for the NFA and is a member of the Financial Advisory Boards of both the Chicago Mercantile Exchange and the COMEX Division of NYMEX. Mr. Rosenberg is also a Director of the Foundation of Finance and Banking Research. Mr. Rosenberg also is involved in several community activities. He has donated time to Domus House, a refuge for abandoned children, and various entrepreneurial projects targeting low-income families.

        Mr. Peter A. Hinrichs has served as the Chief Financial Officer of SSARIS since its formation in May 2001 and is a member of SSARIS's Investment Committee. Mr. Hinrichs also is Chief Financial Officer of SSARIS Management LLC. Mr. Hinrichs was with RXR since its founding in 1983, where he was responsible for RXR's financial, administrative and operational functions. Mr. Hinrichs also was a member of RXR's Investment Committee. From September 1981 to July 1984, Mr. Hinrichs was employed by Merrill Lynch Futures Inc. in trading and administration and held a similar position at Prudential from July 1984 to August 1986. Mr. Hinrichs graduated from Curry College in 1981 with a Bachelor of Science degree in Business Management. He is active in his community as a Board member of Fountain House Inc., a non-profit rehabilitation center for the mentally ill, where he serves as an Investment Committee member. He also is active with a number of other charitable organizations.

        Mr. James F. Tomeo has served as the Chief Operating Officer, a Senior Portfolio Manager and a Director of SSARIS since its formation in May 2001. Mr. Tomeo also is a member of SSARIS's Investment Committee and is responsible for portfolio management, strategic planning and product development. Mr. Tomeo served as Chief Operating Officer and a Senior Portfolio Manager of RXR and was a member of the firm's Investment Committee. Before joining RXR in 1986, Mr. Tomeo worked for Donaldson, Lufkin and Jenrette as an alternative investment consultant, and the LTV Corporation in New York. Mr. Tomeo was formerly an advisor to Institutional Investor on matters related to Japanese pension fund reform, is the former Chairman of the International Committee of the Managed Funds Association and is the US representative to the Education and Research Committee of the Alternative Investment Management Association. Mr. Tomeo graduated from Bucknell University in May 1980 with a Bachelor of Science degree in Business Administration, the University of Hartford in 1987 with an MBA degree, and the Institute of International Studies and Training (Japanese business study program) in November 1988. He studied International Finance and Capital Markets at New York University.

        Mr. Christopher M. Pope has been a Director of SSARIS Global Advisors and Director of Institutional Sales, Client Service, and Consultant Relations. Prior to joining State Street Global Advisors in 1988, Mr. Pope was responsible for marketing and client service at Travelers Investment Management Company and Travelers Keystone Fixed Income Advisors. Mr. Pope holds a Bachelor of Science degree from the University of Pennsylvania. Mr. Pope is a charter member of the Certified Employee Benefit Specialist program.

        Mr. Joseph Lyons is a Director of SSARIS and is also a Senior Principal of State Street Global Advisors, Inc. As Senior Principal of State Street Global Advisors, Inc., Mr. Lyons is responsible for the acquisition and oversight of early stage asset management firms on behalf of the shareholders of State

Street Global Alliance, LLC. Mr. Lyons has over 20 years experience in the institutional investment industry. Mr. Lyons is a member of the Senior Management Group, Product Development Committee, and Seed Capital Committee of State Street Global Advisors, Inc. Mr. Lyons is also a member of the Board of Directors for each of the Global Alliance Portfolio companies and serves as the Chief Financial Officer of Wilton Asset Management, a joint venture between State Street Global Advisors, LLC and Dupont Capital Management. Mr. Lyons also served in the Office of Fiduciary Advisor of State Street Global Advisors, Inc., where he was responsible for oversight and management of several client pension plans. Prior to joining State Street Global Advisors, Inc. in 1996, Mr. Lyons was a Vice President of Finance at NatWest Investment Management, Inc.; Chief Financial Officer of Working Assets Capital Management (Citizens Funds); and Vice President of The Boston Company, Inc. Mr. Lyons holds a BS/BA in Accounting from Boston University and an MBA from Boston College.

        Principals and employees of SSARIS are not permitted to trade futures, options on futures, or forward contracts for their own accounts. Principals and employees are, however, permitted to invest in funds traded by SSARIS.

  SSARIS's Investment Philosophy

        SSARIS trades its allocation from Spectrum Global Balanced pursuant to a variation of its Balanced Portfolio known as the Global Multi-Strategy program. The development of the trading program utilized for Spectrum Global Balanced stems from RXR's work over the years with institutional clients. In 1986, RXR began managing a portfolio called the Institutional Balanced Portfolio program (now known as the Balanced Portfolio), which was composed of U.S. stock, bond and non-U.S. financial and commodity interests. Its objective was capital appreciation with controlled volatility, a concept pioneered by Professor John Lintner of Harvard University, who conducted research on the addition of managed futures to portfolios of U.S. stocks and bonds.

        The philosophy for the investment program has its roots in Modern Portfolio Theory and the design of efficiently allocated portfolios. Effective June 1, 1998, RXR broadened the hedged equity and fixed income components to include participation in the world's major developed capital markets and increased the program's leverage to 1.4 times the original Balanced Portfolio Program. The resulting program is now known as the Global Multi-Strategy.

        SSARIS's Global Multi-Strategy program allocates to hedged equity, hedged fixed income, and long/short global assets. It is diversified by both style (divergence and convergence strategies) and asset class (global stocks, bonds, currencies and real assets). The hedged equity component may be composed of positions in FTSE 100, DAX, Nikkei 225, and S&P 500 futures indices. The hedged fixed income exposure may include British Gilt, German Bund, Japanese & US Treasury futures. Real asset exposure is diversified across energy, precious metal, base metal, and agricultural markets. The investment program uses a multi-determinant model to rebalance the independent strategies. The global stock and bond exposure is managed using models which interpret macroeconomic, relative value, inflation, interest rate, and price-related data. Exposure within the long/short global asset sector is regulated by combining individual market expected return analysis with a system that asset weights each market according to relative volatility and correlation.

        In the foreign exchange and commodity components, SSARIS analyzes price data to determine profit and risk potential. A proprietary asset allocation model is used to adjust exposure among approximately 40 markets so that no one market or sector can dominate performance. The investment program was designed to provide investors with a global investment alternative. Through the controlled use of futures and forward contracts, SSARIS manages both U.S. and non-U.S. capital markets, currency and commodity exposure in a single, integrated portfolio.

        As of February 28, 2005, SSARIS was managing approximately $48.65 million of client assets pursuant to the program utilized for Spectrum Global Balanced and approximately $994.10 million in all of their programs.

  Research and Development

        Research and development calls on the talents of personnel from several areas within the company. SSARIS has developed macro-economic and technical models that can detect price movements resulting from daily market activity and major changes in global business cycles. Using this information, portfolio managers construct investment portfolios that address the specific actuarial assumptions of their clients.

        No representation is made and no guarantee is given that Spectrum Global Balanced's objective will be realized or that SSARIS will achieve any particular level of performance or amount of profits in its trading for Spectrum Global Balanced's account. Losses incurred in the global and tangible assets component could cause Spectrum Global Balanced's account to substantially underperform accounts managed by asset allocation systems that do not include a managed futures component.

        Prospective investors must recognize not only that the foregoing discussion attempts to present only the most basic framework describing the trading program employed for Spectrum Global Balanced, but also, due to the proprietary and confidential nature of all trading approaches, any description will inevitably be general in nature. Furthermore, SSARIS's trading methods are continually evolving, as are the markets themselves.

Morgan Stanley Spectrum Currency L.P.

         1.    John W. Henry & Company, Inc. (JWH®)

        JWH makes trading decisions for Spectrum Currency pursuant to the International Foreign Exchange Program. The International Foreign Exchange Program, which began trading client capital in August 1986, seeks to identify and capitalize on intermediate-term movements in a broad range of both major and minor currencies primarily trading on the interbank market. Positions are taken as outrights against the U.S. dollar, or non-dollar cross rates. This program uses the three-phase forex investment style. For a detailed description of JWH, its principals, and trading systems, including the International Foreign Currency Program, see "The Trading Advisors—Morgan Stanley Spectrum Technical—3. John W. Henry & Company, Inc." beginning on page 97.

        2.  Sunrise Capital Partners, LLC

        The principals and senior officers of Sunrise Capital Partners are as follows:

Martin P. Klitzner	Principal, Managing Director
Thomas R. Cardello	Principal, Managing Director
Dr. Gary B. Davis	Principal
Dr. John V. Forrest	Principal
Richard C. Slaughter	Principal
Martin M. Ehrlich	Principal, Vice President
Marie Laufik	Principal, Vice President
Elissa Davis	Principal

        The principals of Sunrise Capital Partners will make trading decisions for Spectrum Currency pursuant to the Currency Program. For a detailed description of Sunrise Capital Partners, its principals and trading systems, other than the Currency Program, which is discussed below, see "The Trading Advisors— Morgan Stanley Spectrum Select— 4. Sunrise Capital Management, Inc." beginning on page 78.

        The Currency Program follows approximately ten different major and minor currency markets, which may include, but are not limited to, the Japanese yen, British pound, euro currency, Swiss franc, Canadian dollar, Australian dollar, Swedish krona, New Zealand dollar, Singapore dollar, and South African rand. The Currency Program trades currency futures contracts on the International Monetary Market Division of the Chicago Mercantile Exchange and forward currency contracts in the interbank markets. In order to achieve adequate diversification for the Currency Program, major and minor currencies are traded as crossrates selectively against each other and/or as outrights against the U.S. dollar.

        As of February 28, 2005, Sunrise Capital Partners was managing approximately $217.6 million of client assets pursuant to the Currency Program and approximately $2.3 billion of client assets in all of its programs (notional funds excluded).

EXCHANGE RIGHT

        If the conditions described below are satisfied, you may redeem your units in any partnership as of the last day of any calendar month and use the proceeds to purchase units of any of the other Spectrum Series partnerships. However, a Spectrum Series exchange will only be permitted as of the sixth month-end after you first became an investor in any Spectrum Series partnership, and as of the last day of each month thereafter. Each unit you purchase in a Spectrum Series exchange will be issued and sold at a price per unit equal to 100% of the net asset value of a unit as of the close of business on the exchange date. Any units you redeem in a Spectrum Series exchange will not be subject to a redemption charge. Units you acquire in a Spectrum Series exchange will be subject to redemption charges, but will be deemed to have the same purchase date as the units you exchanged for purposes of determining the applicability of any redemption charges. Thus, for example, if you hold units of Spectrum Strategic for 12 months, exchange those units for units of Spectrum Technical, then redeem any of those units 15 months later, you will not have to pay a redemption charge, because those units will be deemed to have been held for 27 months.

        When you request a Spectrum Series exchange, additional conditions must be satisfied. First, the partnership from which you are redeeming must have assets sufficient to discharge its liabilities and redeem units. In order to effect a Spectrum Series exchange, you must send a subscription and exchange agreement to a Morgan Stanley branch office, and that agreement must be forwarded by the branch office and received by the general partner by 3:00 p.m., New York City time, on the applicable exchange date. In that agreement, you must acknowledge that you are still eligible to purchase units on the exchange date. You must exchange a minimum of 50 units in a Spectrum Series exchange, unless you are liquidating your entire interest in a partnership. A form of subscription agreement is annexed to this prospectus as Exhibit B, and additional copies of the subscription agreement may be obtained by written request to the general partner or from a local Morgan Stanley branch office.

        In order to effect a Spectrum Series exchange, each partnership must have a sufficient number of units registered and qualified for sale under federal and applicable state securities laws pursuant to a current prospectus. While the general partner intends to maintain a sufficient number of registered units to effect series exchanges, it is under no obligation to do so. Therefore, the general partner cannot assure you that any units will be available for sale on an exchange date. Furthermore, states may impose significant burdens on, or alter the requirements for, qualifying units for sale. In that event, the general partner may not continue qualifying units for sale in those states, and residents of those states would not be eligible for a Spectrum Series exchange. In addition, states may impose more restrictive suitability and/or investment requirements than those set forth in the form of subscription and exchange agreement. Any such restrictions may limit the ability of residents of those states to effect a Spectrum Series exchange. In the event that not all subscription and exchange agreements can be processed because an insufficient number of units is available for sale on an exchange date, the general partner will allocate units in the manner it determines in its sole discretion. The general partner has not yet determined how it will allocate units in the event there are an insufficient number of units available on an exchange date.

        Units of any new partnership in the Spectrum Series may be offered to investors pursuant to exercise of the Spectrum Series exchange right. Before purchasing units of a new partnership, you will be required to receive a copy of a prospectus and any supplement to this prospectus describing the new partnership and its units, and you will be required to execute a new subscription agreement to purchase units of that partnership.

        Since a Spectrum Series exchange is equivalent to a redemption and an immediate reinvestment of the proceeds of the redemption, you should carefully review the portions of this prospectus describing redemptions and the tax consequences before effecting a Spectrum Series exchange.

REDEMPTIONS

        Once you are an investor in a Spectrum Series partnership for at least six months, you may redeem all or part of your units, regardless of when such units were purchased. Redemptions may only be made in whole units, with a minimum of 50 units required for each redemption, unless you are redeeming your entire interest in a partnership. The general partner will redeem your units in the order in which they were purchased.

        Redemptions will only be effective as of the last day of the month in which a request for redemption in proper form has been timely received by the general partner. A "request for redemption" is a letter in the form specified by the general partner that must be sent by you to a local Morgan Stanley branch office in time for it to be forwarded and received by the general partner no later than 3:00 p.m. New York City time, on the date of the applicable monthly closing. A form of request for redemption is annexed to the limited partnership agreement, which agreement is annexed to this prospectus as Exhibit A. Additional copies of the request for redemption may be obtained by written request to the general partner or a local Morgan Stanley branch office.

        If you redeem units, you will receive 100% of the net asset value of each unit redeemed as of the redemption date, less any applicable redemption charges. Since you must deliver written notice to your Morgan Stanley financial advisor who must forward the notice so that it will be received by the general partner no later than 3:00 p.m., New York City time, on the date of the applicable monthly closing, you will not know the actual amount you are to receive prior to the redemption date. The "net asset value" of a unit is an amount equal to the partnership's net assets allocated to capital accounts represented by units, divided by the number of units outstanding. "Net assets" means the total assets of a partnership, including all cash and cash equivalents (valued at cost), accrued interest and amortization of original issue discount, and the market value of all open futures, forwards, and options positions and other assets of the partnership, less the total liabilities of the partnership, including, but not limited to, all brokerage, incentive and management fees, and extraordinary expenses, as determined in accordance with generally accepted accounting principles consistently applied under the accrual basis of accounting. The market value of a futures contract traded on a U.S. exchange means the settlement price on the exchange on which that futures contract is traded on the day net assets are being determined. However, if a futures contract could not have been liquidated on that day because of the operation of daily limits or other rules of the exchange or otherwise, the settlement price on the first subsequent day on which the futures contract could be liquidated will be the market value of that futures contract for that day. The market value of a forward or futures contract traded on a foreign exchange or market means its market value as determined by the general partner on a basis consistently applied for each different variety of forward contract or futures interest.

        If you redeem units on or prior to the last day of the twelfth month from the date of their purchase, those units will be subject to a redemption charge equal to 2% of their net asset value on the redemption date. If you redeem units after the last day of the twelfth month and on or prior to the last day of the twenty-fourth month from the date of their purchase, those units will be subject to a redemption charge equal to 1% of their net asset value on the redemption date. If you redeem units after the last day of the twenty- fourth month from the date of their purchase, those units will not be subject to a redemption charge. All redemption charges will be paid to Morgan Stanley DW and will not be shared with the financial advisor or additional selling agent who sold the units.

        Your units will be exempt from redemption charges under the following circumstances:

  •
  If you redeem units at the first redemption date following notice of an increase in brokerage, management, or incentive fees, those units will not be subject to redemption charges.

  •
  If you redeem units in a Spectrum Series exchange, the units you redeem will not be subject to redemption charges and, for purposes of determining the applicability of future redemption charges, the units you acquire will be deemed to have the same purchase date as the units you exchanged.

  •
  If you redeem units of any other partnership for which Demeter serves as the general partner, the units you redeem from the other limited partnership will be subject to any applicable redemption charges, but the Spectrum Series units you purchase will not be subject to redemption charges.

  •
  If you redeem units and have either paid a redemption charge with respect to the units or held the units for at least 24 months, you will not be subject to redemption charges with respect to any newly purchased units, provided the new units are purchased within twelve months of and in an amount no greater than the net proceeds of the prior redemption, and the units are held for at least six months from the date of purchase. In that event, you will still be subject to the minimum purchase and suitability requirements.

        The general partner will endeavor to pay redemptions within ten business days after the redemption date. A partnership may be forced to liquidate open futures, forward, and option positions to satisfy redemptions in the event it does not have sufficient cash on hand that is not required as margin on open positions, and may delay payment to limited partners requesting redemption of units of the proportionate part of the net asset value of the unit represented by the sums for which sufficient cash is not available. See "Risk Factors—Partnership and Offering Risks—Restricted investment liquidity in the units" on page 13. When you redeem units, payment will be made by credit to your customer account with Morgan Stanley DW, or by check mailed to you if your account is closed. Your right to redeem units is contingent upon the redeeming partnership having assets sufficient to discharge its liabilities on the redemption date, and timely receipt by the general partner of your request for redemption as described above.

        The terms and conditions applicable to redemptions in general, other than those prohibiting redemptions before the sixth month-end following the closing at which you first became an investor in a Spectrum Series partnership, and providing that redemptions may only be made as of the end of a calendar month, will also apply to redemptions effected on "special redemption dates." See "The Limited Partnership Agreements—Books and Records; Reports to Limited Partners" on page 132.

THE COMMODITY BROKERS

Morgan Stanley DW Inc., Morgan Stanley & Co. Incorporated, and Morgan Stanley & Co. International Limited

        Morgan Stanley DW Inc., a Delaware corporation, acts as the partnerships' non-clearing commodity broker. Morgan Stanley DW, as the non-clearing commodity broker, holds each partnership's funds in customer segregated or secured accounts, and provides all required margin funds to the clearing commodity brokers. Morgan Stanley & Co. Incorporated, a Delaware corporation, acts as the partnerships' clearing commodity broker and foreign currency forward counterparty, and Morgan Stanley & Co. International Limited serves as the clearing commodity broker for trades that take place on the London Metal Exchange. Morgan Stanley DW monitors each partnership's futures positions that the clearing commodity brokers report they are carrying for any errors in trade prices or trade fill. Morgan Stanley DW also serves as the non-clearing commodity broker for all, and Morgan Stanley & Co. serves as the clearing commodity broker and foreign exchange counterparty for all but one, of the other commodity pools for which Demeter serves as general partner and commodity pool operator. Morgan Stanley International serves as the clearing commodity broker for the trades of such pools that take place on the London Metal Exchange.

        Morgan Stanley DW is a financial services company which provides to its individual, corporate, and institutional clients services as a broker in securities, futures, and options, a dealer in corporate, municipal and government securities, an investment adviser, and an agent in the sale of life insurance and various other products and services. Morgan Stanley DW has its main business office at 1585 Broadway, New York, New York 10036. Morgan Stanley DW is a member firm of the New York Stock Exchange, the American Stock Exchange, the Chicago Board Options Exchange, and other major securities exchanges. Morgan Stanley DW is registered with the CFTC as a futures commission merchant and is a member of the National Futures Association in such capacity. Morgan Stanley DW is also registered with the SEC as a broker-dealer and is a member of the NASD. Morgan Stanley DW and its affiliates currently service clients through a network of approximately 600 offices with approximately 12,000 financial advisors servicing individual and institutional client accounts.

        Morgan Stanley & Co. Incorporated is the clearing commodity broker for all trades for the partnerships, other than for those trades on the London Metal Exchange. Morgan Stanley & Co. has its main business office at 1585 Broadway, New York, New York 10036. Morgan Stanley & Co. is registered as a futures commission merchant, is a member of the National Futures Association, and is a member of most major U.S. and foreign commodity exchanges. Morgan Stanley & Co. is registered with the SEC as a broker-dealer and is a member of the NASD.

        Morgan Stanley & Co. International Limited, a United Kingdom corporation, acts as the partnerships' clearing commodity broker solely with regard to any trading on the London Metal Exchange. Morgan Stanley International has its main business office at 25 Cabot Square, Canary Wharf, London E14 4QA, England, is regulated by the United Kingdom Securities and Futures Authority as a member firm, and is a member of the London Metal Exchange and other securities and commodities exchanges worldwide.

        Morgan Stanley, the parent company of Morgan Stanley DW, Morgan Stanley & Co. and Morgan Stanley International, is a worldwide financial services firm, employing, directly and through its subsidiaries, more than 53,000 people worldwide in offices throughout the United States and 27 foreign countries. Morgan Stanley is a publicly-traded company listed on the New York Stock Exchange; its common stock had a market value of approximately $62 billion at February 28, 2005. At that date, Morgan Stanley had leading market positions in its three primary businesses (securities, asset management and credit services), and it ranked among the top asset managers globally, with over $576 billion in assets under management.

Brokerage Arrangements

        The partnerships' brokerage arrangements with Morgan Stanley DW, Morgan Stanley & Co. and Morgan Stanley International are discussed in "Conflicts of Interest—The brokerage arrangements with affiliates of the general partner were not negotiated at arm's-length or reviewed by any independent party for fairness" on page 15, "—Customer agreements with the commodity brokers permit actions which could result in losses or lost profit opportunity" on page 17, and "Description of Charges—Commodity Brokers" beginning on page 23.

        The general partner will review at least annually the brokerage arrangements of each partnership to ensure that those arrangements are fair, reasonable, and competitive, and represent the best price and services available, taking into consideration:

  •
  the size of the partnership;

  •
  the futures, forwards, and options trading activity;

  •
  the services provided by the commodity brokers or any affiliate thereof to the partnership;

  •
  the cost incurred by the commodity brokers or any affiliate thereof in organizing and operating the partnership and offering units;

  •
  the overall costs to the partnership;

  •
  any excess interest and compensating balance benefits to the commodity brokers from assets held thereby; and

  •
  if the general partner does not receive any direct compensation from the partnership for its services as general partner, the risks incurred by the general partner as general partner of the partnership;

        Each customer agreement sets forth a standard of liability for the commodity broker and provides for indemnities of the commodity broker. See "Fiduciary Responsibility and Liability" beginning on page 18.

LITIGATION

        At any given time, the commodity brokers are involved in numerous legal actions, some of which seek significant damages.

        On April 6, 2000, Morgan Stanley & Co., along with 16 other firms, entered into an industry-wide settlement with the SEC, IRS and the Department of Justice (intervening on behalf of a qui tam plaintiff) to resolve litigation and investigations relating to "yield burning" allegations. At the core of the "yield burning" litigation and investigations were allegations that, from 1990 to 1994, escrow providers excessively marked up securities sold to escrow accounts in connection with advance refunding transactions on behalf of municipal bond issuers. The practice was alleged to benefit the escrow provider to the detriment of either the United States Treasury or the municipal issuer. The industry-wide settlement required 17 firms to pay a total of over $139 million (over $120 million to the United States Treasury and over $18 million directly to municipal issuers). Without admitting or denying any wrongdoing, Morgan

Stanley & Co. consented to the entry of an order directing that it cease and desist from violating Sections 17(a)(2) and 17(a)(3) of the Securities Act of 1933 and requiring it to pay $2.45 million to the United States Treasury. No payment to municipal issuers was required.

        On July 14, 2003, the Massachusetts Securities Division filed an administrative complaint alleging that Morgan Stanley DW Inc. filed false information in response to an inquiry from the Massachusetts Securities Division pertaining to mutual fund sales practices. On August 11, 2003, the Massachusetts Securities Division filed an administrative complaint, alleging that Morgan Stanley DW Inc. failed to make disclosures of incentive compensation for proprietary and partnered mutual fund transactions. On November 25, 2003, the Massachusetts Securities Division filed an administrative complaint, alleging that a former branch manager engaged in securities fraud and dishonest conduct in promoting the sales of proprietary mutual funds. On May 24, 2004, the presiding hearing officer granted Morgan Stanley DW Inc.'s motion to dismiss all claims relating to Morgan Stanley DW Inc.'s differential compensation practices and its receipt of remuneration from third-party fund families, holding that these practices did not violate any state law or regulation. Regarding the Massachusetts Securities Division's complaint filed on June 14, 2003, Morgan Stanley DW Inc. waived its right to a hearing and agreed to pay an administrative fine of $25,000 on September 27, 2004. Regarding the Massachusetts Securities Division's complaints filed on August 11, 2003 and November 25, 2003, hearings were concluded on December 20, 2004, and the parties are awaiting a decision from the independent hearing officer.

        On September 15, 2003, Morgan Stanley DW Inc. and one of its officers entered into a settlement with the NASD pursuant to a Letter of Acceptance, Waiver and Consent. The Letter of Acceptance, Waiver and Consent alleges violations of applicable NASD rules in connection with various sales contests conducted from October 1999 to December 2002. Under the terms of the settlement, Morgan Stanley DW Inc. and its officer neither admitted nor denied the allegations of the Letter of Acceptance, Waiver and Consent and accepted a censure and the imposition of monetary fines in the amounts of $2 million and $250,000, respectively.

        On November 17, 2003, Morgan Stanley DW Inc. consented, without admitting or denying the findings, to the entry of an order by the Securities and Exchange Commission that resolved the Securities and Exchange Commission's investigations into certain practices relating to Morgan Stanley DW Inc.'s offer and sale of shares of certain registered investment companies from January 1, 2000 to the date of the order. Pursuant to the order, Morgan Stanley DW Inc. will: (a) distribute for the benefit of certain customers who purchased shares of mutual funds through Morgan Stanley DW Inc. pursuant to the marketing arrangements between Morgan Stanley DW Inc. and certain mutual fund complexes the amount of $50 million; (b) place on its website disclosures relating to certain marketing programs pursuant to which it offered and sold certain mutual funds; (c) prepare a Mutual Fund Bill of Rights that discloses, among other things, the differences in fees and expenses associated with the purchase of different classes or proprietary mutual fund shares; (d) prepare a plan by which certain customers' proprietary Class B shares can be converted to Class A shares; (e) retain an independent consultant to review, among other things, the adequacy of Morgan Stanley DW Inc.'s disclosures with respect to such marketing programs and other matters in connection with Morgan Stanley DW Inc.'s offer and sale of shares of mutual funds and compliance with the order; and (f) adopt the recommendations of the independent consultant.

        On June 17, 2004, the New Hampshire Bureau of Securities Regulation filed a petition for relief against Morgan Stanley DW Inc. alleging, among other things, that a former representative solicited certain customers to purchase certain unregistered, non-exempt securities, that certain managers promoted the sale of proprietary mutual funds and other products by the use of certain "sales contests" and that Morgan Stanley DW Inc. failed to disclose the alleged material fact of such contests. The petition for relief seeks, among other things, an administrative fine of $500,000 and an order to show cause why Morgan Stanley DW Inc.'s broker-license should not be suspended or revoked.

        On November 18, 2004, the NASD enforcement staff informed Morgan Stanley that it had made a preliminary determination to recommend that a disciplinary action be brought against Morgan Stanley DW Inc. in connection with the staff's investigation of fee-based brokerage accounts. The potential disciplinary action, which would allege NASD Rule violations, concerns Morgan Stanley's opening and maintenance of certain Choice accounts, the fees charged for certain such accounts and the content of certain Choice marketing materials.

        During the five years preceding the date of this prospectus, other than as described above, there have been no material criminal, civil, or administrative actions pending, on appeal, or concluded against the commodity brokers, the general partner, or any of their principals, which the general partner believes would be material to an investor's decision to invest in the partnerships.

THE LIMITED PARTNERSHIP AGREEMENTS

        This section of the prospectus summarizes all material provisions of the limited partnership agreement of each partnership that are not discussed elsewhere in the prospectus. A form of the limited partnership agreements is annexed to the prospectus as Exhibit A. Each limited partnership agreement is identical, except as noted otherwise below or in Exhibit A.

Nature of the Partnerships

        Spectrum Select was formed on March 21, 1991; Spectrum Technical, Spectrum Strategic, and Spectrum Global Balanced were each formed on April 29, 1994; and Spectrum Currency was formed on October 20, 1999. Each partnership was formed under Delaware law. The fiscal year of each partnership begins on January 1 of each year and ends on the following December 31.

        The units that you purchase and pay for in this offering will be fully paid and nonassessable. You may be liable to a partnership for liabilities that arose before the date of a redemption or Spectrum Series exchange. Your liability, however, will not exceed the sum of your unredeemed capital contribution, undistributed profits, if any, any distributions and amounts received upon a redemption or deemed received on a Spectrum Series exchange, together with interest on any such amount. However, a partnership will not make a claim against you for any amounts received in connection with a redemption of units or a Spectrum Series exchange unless the net assets of the partnership are insufficient to discharge the liabilities of the partnership that arose before any distributions were made to you. The general partner will be liable for all obligations of a partnership to the extent that the assets of the partnership are insufficient to pay those obligations.

Management of Partnership Affairs

        You will not participate in the management or operations of a partnership. Under each limited partnership agreement, the general partner is solely responsible for managing the partnership.

        The general partner may use a partnership's funds only to operate the business of that partnership. The general partner may hire an affiliate to perform services for the partnership if the general partner determines that the affiliate is qualified to perform the services, and can perform those services under competitive terms that are fair and reasonable. Any agreement with an affiliate must be for a term not in excess of one year and be terminable by the partnership without penalty upon 60 days' prior written notice.

        Other responsibilities of the general partner include:

  •
  determining whether a partnership will make a distribution;

  •
  administering redemptions and series exchanges;

  •
  preparing monthly and annual reports;

  •
  preparing and filing tax returns for each partnership;

  •
  signing documents on behalf of each partnership and its limited partners pursuant to powers of attorney; and

  •
  supervising the liquidation of a partnership, if necessary.

Sharing of Profits and Losses

        You will have a capital account in each partnership in which you invest, with an initial balance equal to the amount you paid for units of the partnership. The general partner also has a capital account. Each partnership's net assets will be calculated monthly, and your capital account will be adjusted as necessary to reflect any increases or decreases that may have occurred since the preceding month. Profits and losses will be shared by the general partner and limited partners in proportion to the size of their respective capital accounts. For a description of the federal tax allocations, see "Material Federal Income Tax Considerations—Partnership Taxation—Allocation of Partnership Profits and Losses" on page 139.

Restrictions on Transfers or Assignments

        While you may transfer or assign your units, the transferee or assignee may not become a limited partner without the written consent of the general partner. You may only withdraw capital or profits from a partnership by redeeming units. The general partner may withdraw any portion of its interest in a partnership that exceeds the amount required under the limited partnership agreement without prior notice to or consent of the limited partners. In addition, the general partner may withdraw or assign its entire interest in a partnership if it gives 120 days' prior written notice to the limited partners. If a majority of the limited partners elect a new general partner or partners to continue the business of the partnership, the withdrawing general partner must pay all reasonable expenses incurred by the partnership in connection with its withdrawal.

        Any transfer or assignment of units by you will take effect at the end of the month in which the transfer or assignment is made, subject to the following conditions. A partnership is not required to recognize a transfer or assignment until it has received at least 30 days' prior written notice from the limited partner. The notice must be signed by the limited partner and include the address and social security or taxpayer identification number of the transferee or assignee and the number of units transferred or assigned. A transfer or assignment of less than all units held by you cannot occur if as a result either party to the transfer or assignment would own fewer than the minimum number of units required for an investment in the partnership (subject to certain exceptions relating to gifts, death, divorce, or transfers to family members or affiliates). The general partner will not permit a transfer or assignment of units unless it is satisfied that the transfer or assignment would not be in violation of Delaware law or applicable federal, state, or foreign securities laws; and notwithstanding the transfer or assignment, the partnership will continue to be classified as a partnership rather than as an association taxable as a corporation under the Internal Revenue Code of 1986, as amended. No transfer or assignment of units will be effective or recognized by a partnership if the transfer or assignment would result in the termination of that partnership for federal income tax purposes, and any attempt to transfer or assign units in violation of the limited partnership agreement will be ineffective. The limited partner must pay all costs, including any attorneys' and accountants' fees, related to a transfer or assignment.

Amendments; Meetings

        Each limited partnership agreement may be amended by the general partner and by limited partners owning more than 50% of the units of that partnership. In addition, the general partner may make certain amendments to a limited partnership agreement without the consent of the limited partners, including any amendment that is not adverse to the limited partners or is required by the staff of the SEC, the CFTC, any other federal agency, any state "Blue Sky" official, or other governmental official, or to comply with applicable law. However, no amendment may be made to a limited partnership agreement without the consent of all partners affected if that amendment would reduce the capital account of any partner, modify the percentage of profits, losses, or distributions to which any partner is entitled, or change or alter the provisions of the limited partnership agreement relating to amendments requiring the consent of all partners.

        Upon written request to the general partner delivered either in person or by certified mail, you or your authorized attorney or agent may obtain a list of the names and addresses of, and units owned by, all limited partners in your partnership, provided that you pay reasonable duplicating and postage costs. Limited partners owning at least 10% of the units of a partnership may request a meeting to consider any matter upon which limited partners may vote. Upon receipt of such a request, the general partner must call a meeting of that partnership, by written notice sent by certified mail or delivered in person within 15 days of such request. The meeting must be held at least 30 but not more than 60 days after the mailing by the general partner of notice of the meeting. The notice must specify the date, a reasonable place and time, and the purpose of the meeting.

        At any meeting of the limited partners, the following actions may be taken upon the affirmative vote of limited partners owning more than 50% of the units:

  •
  amend the limited partnership agreement;

  •
  dissolve the partnership;

  •
  remove and replace the general partner;

  •
  elect a new general partner or general partners if the general partner terminates or liquidates or elects to withdraw from the partnership, or becomes insolvent, bankrupt, or is dissolved;

  •
  terminate any contract with the general partner or any of its affiliates on 60 days' prior written notice; and

  •
  approve the sale of all or substantially all of the assets of the partnership.

        Any of the foregoing actions may also be taken by limited partners without a meeting, without prior notice, and without a vote, by means of written consents signed by limited partners owning the required number of units. Notice of any actions taken by written consent must be given to non-consenting limited partners within seven business days.

Books and Records; Reports to Limited Partners

        The books and records of each partnership are maintained at its principal office for at least five years. You or your authorized attorney or agent will have the right during normal business hours to inspect and copy the books and records of each partnership of which you are a limited partner. Alternatively, you may request that copies of the books and records be sent to you, provided that you pay all reasonable reproduction and distribution costs. The partnership will retain copies of subscription documentation in connection with purchases and exchanges of units for at least six years.

        Within 30 days after the close of each calendar month, the general partner will provide such financial and other information with respect to each partnership as the CFTC and National Futures Association, from time to time, may require, together with information concerning any material change in the brokerage commissions or fees payable by the partnerships to any commodity broker. You will also receive within 90 days after the close of each fiscal year an annual report containing audited financial statements for the partnerships. Annual reports will provide a detailed statement of any transactions with the general partner or its affiliates and of fees, commissions, and any compensation paid or accrued to the general partner or its affiliates. By March 15 of each year, the partnership will provide you with the tax information necessary for you to prepare your federal income tax return. The net asset value of each partnership's units, which is estimated daily by the general partner, will be promptly supplied to you upon written request.

        A written notice, including a description of limited partners' redemption and voting rights, will be mailed to the limited partners of a partnership within seven business days if any of the following events occur:

  •
  the net asset value of a unit decreases by at least 50% from the net asset value of that unit as of the end of the immediately preceding month;

  •
  the limited partnership agreement is materially amended;

  •
  there is any change in trading advisors or any material change in a management agreement;

  •
  there is any change in commodity brokers or any material change in the compensation arrangements with a commodity broker;

  •
  there is any change in general partners or any material change in the compensation arrangements with a general partner;

  •
  there is any change in the partnership's fiscal year;

  •
  there is any material change in the partnership's trading policies as specified in the limited partnership agreement; or

  •
  the partnership ceases to trade futures, forwards, and options.

        If you receive a notice as to a 50% decrease in net asset value per unit, that notice will also advise you that a "special redemption date" will take place when limited partners may redeem their units in the same manner as described under "Redemptions" beginning on page 125 for regular redemption dates. Further, following the close of business on the date of the 50% decrease giving rise to that notice, the partnership will liquidate all existing positions as promptly as reasonably practicable, and will suspend all futures, forwards, and options trading through the special redemption date. The general partner will then determine whether to reinstitute futures, forwards, and options trading or to terminate the partnership.

        In addition, subject to limits imposed under state guidelines incorporated in the limited partnership agreements, no increase in any of the management, incentive, or brokerage fees payable by the partnerships, or any of the caps on fees, may take effect until the first business day following a redemption date. In the event of such an increase:

  •
  notice of the increase will be mailed to limited partners at least five business days prior to the last date on which a "request for redemption" must be received by the general partner with respect to the applicable redemption date;

  •
  the notice will describe the redemption and voting rights of limited partners; and

  •
  units redeemed at the first redemption date following the notice will not be subject to any redemption charges.

        Each limited partner expressly agrees that in the event of his death, he waives on behalf of himself and his estate the furnishing of any inventory, accounting, or appraisal of the assets of the partnership and any right to an audit or examination of the books of the partnership.

PLAN OF DISTRIBUTION

General

        Morgan Stanley DW is offering units pursuant to a selling agreement with the partnerships and the general partner. This offering is being conducted in accordance with the provisions of Rule 2810 of the Conduct Rules of the NASD. With the approval of the general partner, Morgan Stanley DW may appoint additional selling agents to make offers and sales of the units. These additional selling agents may include any securities broker which is a member in good standing of the NASD, as well as any foreign bank, dealer, institution, or person ineligible for membership in the NASD that agrees not to make any offers or sales of units within the U.S. or its territories, possessions, or areas subject to its jurisdiction, or to U.S. citizens or residents. Any such non-NASD member must also agree to comply with applicable provisions of the Conduct Rules of the NASD in making offers and sales of units.

        Morgan Stanley DW is offering the units on a "best efforts" basis without any agreement by Morgan Stanley DW to purchase units. The general partner may in the future register additional units of any partnership with the SEC. There is no maximum amount of funds which may be contributed to a partnership. The general partner may in the future subdivide or combine outstanding units of any partnership, in its discretion, provided that any subdivision or combination will not affect the net asset value of any limited partner's interest in the partnership.

        Each partnership has agreed to indemnify its trading advisors in connection with the offer and sale of units with respect to any misleading or untrue statement or alleged misleading or untrue statement of a material fact or material omission or alleged omission unrelated to its trading advisor(s). Each partnership has also agreed to indemnify Morgan Stanley DW, the general partner and any additional sellers in connection with the offer and sale of units. See "Fiduciary Responsibility and Liability" beginning on page 18.

Continuing Offering

        Units of each partnership are being offered for sale at monthly closings held on the last day of each month. Units will be offered and sold at the net asset value of a unit of the partnership on the date of the monthly closing. Since you must subscribe for units prior to the month end closing date, you will not know the actual per unit purchase price until after the monthly closing has occurred. The sale amount will be delivered to the partnership that sold the unit.

Escrow Arrangements

        During the continuing offering, if your subscription is not immediately rejected by the general partner, your subscription funds will be transferred to, and held in escrow by, JPMorgan Chase Bank, New York, New York. These subscription funds held in escrow will be invested in the escrow agent's interest-bearing money market account, and will earn the interest rate then paid by the bank on that account. If the general partner accepts your subscription, at the applicable month-end closing the escrow agent will pay your subscription funds to the appropriate partnership(s) and pay any interest earned on those funds to Morgan Stanley DW. Morgan Stanley DW in turn will credit your Morgan Stanley DW customer account with the interest. If the general partner rejects a subscription, the escrow agent will promptly pay the rejected subscription funds and any interest earned to Morgan Stanley DW, and Morgan Stanley DW will then credit your Morgan Stanley DW customer account with those amounts, and the funds will be immediately available for investment or withdrawal. If you closed your Morgan Stanley DW customer account, any subscription returned and interest earned will be paid by check. Interest will be earned on subscription funds from the day of deposit with the escrow agent to the day that funds are either paid to the appropriate partnership(s) in the case of accepted subscriptions or paid to Morgan Stanley DW in the case of rejected subscriptions. At all times during the continuing offering, and prior to each closing, subscription funds will be in the possession of the escrow agent, and at no time will the general partner hold or take possession of the funds.

Compensation to Morgan Stanley DW Employees and Additional Selling Agents

        Except as described below, qualified employees of Morgan Stanley DW will receive from Morgan Stanley DW (payable solely from its own funds) a gross sales credit equal to 3% of the net asset value per unit as of the closing for each unit sold by them and issued at the closing. In addition, Morgan Stanley DW will continue to compensate such employees who continue to render services to limited partners with a gross sales credit of up to 69% of the brokerage fees received by Morgan Stanley DW from a partnership each month that are attributable to outstanding units sold by them. This compensation will begin:

  •
  in the case of Spectrum Select, Spectrum Technical, and Spectrum Strategic, with the seventh month following the closing at which a unit was issued;

  •
  in the case of Spectrum Global Balanced and Spectrum Currency, with the tenth month following the closing at which a unit was issued;

  •
  the first month after a unit is issued pursuant to a non-series exchange; or

  •
  the month as of which such continuous compensation is first payable with respect to units purchased in a Spectrum Series exchange, but with the seventh or tenth month measured from the date the subscriber first became a limited partner in a Spectrum Series partnership.

        In all cases, qualified Morgan Stanley DW employees will receive continuing compensation until the applicable partnership terminates or the unit is redeemed, whichever comes first.

        No part of this compensation will be paid by the partnership and, accordingly, net assets will not be reduced as a result of such compensation.

        Each person receiving continuing compensation must be a Morgan Stanley DW employee at the time of receipt of payment and must be registered as an associated person with the CFTC and be a member of the National Futures Association in such capacity only after either having passed the Series 3 or Series 31 examination or having been "grandfathered" as an associated person qualified to do commodity brokerage under the Commodity Exchange Act and the CFTC's regulations. These employees must also perform additional services, including:

  (a)
  inquiring of the general partner from time to time, at the request of limited partners, as to the net asset value of each partnership's units;
  (b)
  inquiring of the general partner, at the request of limited partners, regarding the futures, forwards, and options markets and the activities of the partnerships;
  (c)
  responding to questions of limited partners with respect to the monthly account statements, annual reports, financial statements, and annual tax information furnished periodically to limited partners;

  (d)
  providing advice to limited partners as to when and whether to make additional investments or to redeem or exchange units;
  (e)
  assisting limited partners in the redemption or exchange of units; and
  (f)
  providing such other services as limited partners from time to time may reasonably request.

        The additional compensation paid by Morgan Stanley DW may be deemed to be underwriting compensation. In addition, certain officers and directors of the general partner may receive compensation as employees of Morgan Stanley DW based, in part, on the amount of brokerage fees paid by the partnerships to Morgan Stanley DW. The selling agreement among Morgan Stanley DW, the general partner, and the partnerships provides that this compensation may only be paid by Morgan Stanley DW as long as continuing services are provided. Any limited partner may telephone, write, or visit a financial advisor at a Morgan Stanley branch office to avail himself of such services.

        Morgan Stanley DW will not pay its employees the 3% initial gross sales credit described above with respect to units purchased pursuant to a Spectrum Series exchange or non-Spectrum Series exchange. Such employees will, however, receive continuing gross sales credits with respect to brokerage fees received by Morgan Stanley DW from a partnership at the applicable rate.

        In the case of an investor who previously redeemed units in a Spectrum Series or non-Spectrum Series partnership and paid a redemption charge or held those units for at least 24 months, and invests in the Spectrum Series within 12 months of the redemption of the old units, the Morgan Stanley DW employee will not receive the initial gross sales credit of 3% but will receive a monthly gross sales credit of up to 69% of the brokerage fees received by Morgan Stanley DW from the partnership each month that are attributable to such units commencing the first month after the units are issued.

        Morgan Stanley DW may at any time implement cash sales incentive and/or promotional programs for its employees who sell units. These programs will provide for Morgan Stanley DW, and not any partnership or the general partner, to pay Morgan Stanley DW's employees bonus compensation based on sales of units. Any sales or promotional program will be approved by the NASD prior to its start.

        All units redeemed within twelve months from the date such units were issued are subject to a redemption charge equal to 2% of the amount redeemed. Assuming all units purchased pursuant to this offering are redeemed within twelve months and the net asset value at the time of redemption has not changed since the date of purchase, Morgan Stanley DW will receive underwriting compensation in the form of these redemption payments equal to 2 percent of the offering proceeds. The aggregate of all compensation paid to employees of Morgan Stanley DW from the initial 3% gross sales credit, the redemption charges received by Morgan Stanley DW, and any sales incentives will not exceed 10% of the proceeds of the sale of units.

        Morgan Stanley DW may compensate any qualified additional selling agents for each unit sold by it by paying a selling commission, from Morgan Stanley DW's own funds, as determined by Morgan Stanley DW and the additional selling agents, but not to exceed 3% of the net asset value of the unit sold. Additional selling agents who are properly registered as futures commission merchants or introducing brokers with the CFTC and are members of the National Futures Association in such capacity may also receive from Morgan Stanley DW, payable from Morgan Stanley DW's own funds, continuing compensation for providing to limited partners the continuing services described above. This additional compensation paid by Morgan Stanley DW may be up to 42% of the brokerage fees generated by outstanding units sold by additional selling agents and received by Morgan Stanley DW as commodity broker for each partnership (except for employees of affiliates of Morgan Stanley DW, who will be compensated at the same rate as employees of Morgan Stanley DW). Additional selling agents may pay all or a portion of such additional compensation to their employees who have sold units and provide continuing services to limited partners if those employees are properly registered with the CFTC and are members of the National Futures Association. Additional compensation paid by Morgan Stanley DW may be deemed to be underwriting compensation.

        At such time as the brokerage fees payable by the partnerships are reduced, the amounts payable to employees as described above may be reduced.

SUBSCRIPTION PROCEDURE

        The minimum initial subscription for most subscribers is $5,000, except that the minimum initial subscription is $2,000 in the case of an IRA. The minimum initial subscription for eligible subscribers purchasing units pursuant to a non-Spectrum Series exchange, is the lesser of:

  •
  $5,000;

  •
  the proceeds from the redemption of 5 units, or 2 units in the case of an IRA, from commodity pools other than any of the Morgan Stanley Charter Series of partnerships, or 500 units, or 200 units in the case of an IRA, from any Morgan Stanley Charter Series partnership; or

  •
  the proceeds from the redemption of such subscriber's entire interest in any other commodity pool for which the general partner serves as general partner and commodity pool operator.

        Such minimum initial subscription may be for units of one partnership, or may be divided among two or more partnerships, provided that:

  •
  the minimum initial subscription for any one partnership is $1,000; and

  •
  in the case of a non-Spectrum Series exchange, the minimum initial subscription for any one partnership is the proceeds of the redemption of 1 unit of the other commodity pool, or 100 units in the case of any Morgan Stanley Charter Series partnership.

        If you already own units in a partnership and you wish to make an additional investment in the same partnership or make an investment in any other Spectrum Series partnership, you may subscribe for units at a monthly closing with a minimum investment in that partnership of:

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  in the case of a cash purchase, $500;

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  in the case of a Spectrum Series exchange, you must exchange a minimum of 50 units, unless you are liquidating your entire interest in a partnership; and

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  in the case of a non-Spectrum Series exchange, the minimum subscription for any one partnership is the proceeds of the redemption of 1 unit of the other commodity pool, or 100 units in the case of any Morgan Stanley Charter Series partnership.

        In order to make your first purchase of units of a partnership, other than by means of an exchange, you must complete, sign, and deliver to Morgan Stanley DW a subscription agreement which will authorize the general partner and Morgan Stanley DW to transfer the full subscription amount from your Morgan Stanley DW customer account to the partnership's Escrow Account. If your subscription agreement is received by Morgan Stanley DW and not immediately rejected, you must have the appropriate amount in your Morgan Stanley DW customer account on the first business day following the date that your subscription agreement is received by Morgan Stanley DW. Morgan Stanley DW will deduct the subscription amount from your customer account and transfer funds into escrow with the escrow agent on that date. If you do not have a Morgan Stanley DW customer account or an account with an affiliate of Morgan Stanley DW, or do not have sufficient funds in your existing Morgan Stanley DW customer account, you should make appropriate arrangements with your Morgan Stanley financial advisor, or contact your local Morgan Stanley branch office. Do not mail any payment to the general partner, as it will be returned to you for proper placement with the Morgan Stanley branch office where your account is maintained.

        In the case of a Spectrum Series exchange or a non-Spectrum Series exchange, you must complete, sign, and deliver to your Morgan Stanley financial advisor a subscription agreement, which will authorize the general partner to redeem all or a portion of your interest in a partnership or another commodity pool for which the general partner serves as general partner and commodity pool operator, subject to terms of the applicable limited partnership agreement, and to use the proceeds, after deducting any applicable redemption charges, to purchase units in one or more of the partnerships.

        In accordance with an NASD rule, Morgan Stanley DW will not subscribe for units on your behalf if it has discretionary authority over your customer account, unless it gets prior written approval from you.

        If you subscribe by check, units will be issued subject to the collection of the funds represented by the check. If your check is returned unpaid, Morgan Stanley DW will notify the general partner, and the relevant partnership will cancel the units issued to you represented by the check. Any losses or profits sustained by the partnership allocable to the cancelled units will be allocated among the remaining partners. In the limited partnership agreements, each limited partner agrees to reimburse a partnership for any expense or loss (including any trading loss) incurred in connection with the issuance and cancellation of any units issued to the limited partner.

        Subscriptions for units are generally irrevocable by subscribers. However, you may revoke your subscription agreement and receive a full refund of the subscription amount and any accrued interest, or revoke the redemption of units in the other commodity pool in the case of an exchange, by delivering written notice to your Morgan Stanley financial advisor who must forward the notice so that it will be received by the general partner no later than 3:00 P.M., New York City time, on the date of the applicable monthly closing. There may be other rescission rights under applicable federal and state securities laws. The general partner may reject any subscription, in whole or in part, in its sole discretion.

        A sample form of the subscription agreement is annexed to this prospectus as Exhibit B. A separate copy of the subscription agreement accompanies this prospectus or you may obtain one, after delivery of this prospectus, from a local Morgan Stanley branch office. You will not receive any certificate evidencing units, but you will be sent confirmations of purchases in Morgan Stanley DW's customary form.

        Once you are an investor in a partnership, you may make additional cash purchases of units of that partnership without executing a new subscription agreement, by completing a subscription agreement update form, a sample of which is annexed to this prospectus as Exhibit C, and by contacting your Morgan Stanley financial advisor and authorizing your financial advisor to deduct the additional amount you want to invest from your Morgan Stanley DW customer account. Those amounts will be held in escrow, and applied towards the purchase of units, in the same manner as initial purchases described above. However, if a new prospectus has been issued since the date of your immediately prior subscription agreement, you will be required to complete a new subscription agreement update form. Further, your Morgan Stanley financial advisor will be required to confirm to the general partner that the information you provided, and the representations and warranties you made, in your original subscription agreement, including, in particular, that you satisfy applicable minimum financial suitability requirements, are still true and correct. You may not use the subscription procedure described in this paragraph to purchase additional units in a partnership by way of an exchange, or to purchase units of a partnership in which you are not currently an investor; in either of those cases, you must execute a new subscription agreement.

CERTAIN ERISA CONSIDERATIONS

        If you are a fiduciary with respect to a U.S. employee benefit plan or trust within the meaning of and subject to the provisions of the Employee Retirement Security Act of 1974, as amended ("ERISA") (any such plan, an "ERISA Plan") or an individual retirement account or a Keogh plan subject solely to the provisions of Section 4975 of the Internal Revenue Code of 1986, as amended (the "Code") (any such account or plan, an "Individual Retirement Account"), you should consider, among other things, the matters described below before determining whether the purchase of units is appropriate. References to ERISA in this section include parallel references to the Code.

        ERISA imposes certain general and specific responsibilities on persons who are fiduciaries with respect to an ERISA Plan, including prudence, diversification, avoidance of prohibited transactions and compliance with other standards. In determining whether a particular investment is appropriate for an ERISA Plan, U.S. Department of Labor ("DOL") regulations provide that a fiduciary of an ERISA Plan must give appropriate consideration to, among other things, the role that the investment plays in the ERISA Plan's portfolio, taking into consideration whether the investment is designed reasonably to further the ERISA Plan's purposes, the risk and return factors of the potential investment, the portfolio's composition with regard to diversification, the liquidity and current return of the total portfolio relative to the anticipated cash flow needs of the ERISA Plan, the projected return of the total portfolio relative to the ERISA Plan's funding objectives, and the limitation on the rights of unitholders to redeem all or any part of their units or to transfer their units. Before purchasing units, a fiduciary should determine whether such an investment is consistent with its fiduciary responsibilities and the foregoing regulations.

        Notwithstanding the general requirement that investors in one or more partnerships must invest a minimum of $5,000, a minimum purchase requirement of $2,000 has been set for Individual Retirement Accounts. The minimum subscription for any one of the partnerships must be at least $1,000. Greater minimum purchases may be mandated by the securities laws and regulations of certain states, and each investor should consult the subscription agreement to determine the applicable investment requirements.

        The DOL has published a regulation (the "Regulation") describing when the underlying assets of an entity into which certain benefit plan investors (as defined in the Regulation) invest constitute "plan assets" for purposes of ERISA. If the assets of an investing ERISA Plan or Individual Retirement Account were to be treated, for purposes of the reporting and disclosure provisions and certain other of the fiduciary responsibility provisions of Title I of ERISA, as including an undivided interest in each of the underlying assets of a partnership, an investment in units would in general be an inappropriate investment for the ERISA Plan or Individual Retirement Account. The Regulation provides that assets of an entity will not be deemed to constitute "plan assets" of a plan that purchases an equity security of the entity, if the equity security is a "publicly-offered security." A "publicly-offered security" is one that is:

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  freely transferable;

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  held by more than 100 investors independent of the issuer and of each other; and

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  either registered under Section 12(b) or Section 12(g) of the Securities Exchange Act of 1934, or sold to the plan as part of a public offering of such securities pursuant to an effective registration statement under the Securities Act of 1933, where the security is then timely registered under Section 12(b) or Section 12(g) of the Securities Exchange Act of 1934.

        The units currently meet, and it is expected that the units will continue to meet, the "publicly-offered security" criteria of the Regulation.

        The general partner believes, based upon the advice of its legal counsel, that income earned by the partnership will not constitute "unrelated business taxable income" under Section 512 of the Code to ERISA Plans, Individual Retirement Accounts and other tax-exempt entities. Although the Internal Revenue Service has issued favorable private letter rulings to taxpayers in somewhat similar circumstances, other taxpayers may not use or cite such rulings as precedent. If you have investment discretion on behalf of an ERISA Plan or an Individual Retirement Account, you should consult a professional tax adviser regarding the application of the foregoing matters to the purchase of units.

        Units may not be purchased with the assets of an ERISA Plan or an Individual Retirement Account if the general partner, Morgan Stanley DW, any additional selling agents, any trading adviser, or any of their respective affiliates either:

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  has investment discretion with respect to the investment of such plan assets;

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  has authority or responsibility to give or regularly gives investment advice with respect to such plan assets for a fee and pursuant to an agreement or understanding that such advice will serve as a primary basis for investment decisions with respect to such plan assets and that such advice will be based on the particular investment needs of such plan; or

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  is an employer maintaining or contributing to such plan.

        Subscribing for units does not create an Individual Retirement Account or ERISA Plan. If you are considering the purchase of units on behalf of an Individual Retirement Account or ERISA Plan, you must first ensure that such plan has been properly established in accordance with ERISA and the Code and the regulations and administrative rulings thereunder, and that such plan has been adequately funded. Then, after all of the considerations discussed above have been taken into account, the trustee or custodian of such plan who decides to or is instructed to do so may subscribe for units in one or more of the partnerships, subject to the applicable minimum subscription requirement per partnership.

        The offering of units to and acceptance of subscriptions on behalf of Individual Retirement Accounts or ERISA Plans is in no respect a representation by the general partner, Morgan Stanley DW, any additional selling agents, any partnership or any trading advisor that the investment meets all relevant legal requirements with respect to investments by plans generally or any particular plan.

MATERIAL FEDERAL INCOME TAX CONSIDERATIONS

Introduction

        The general partner has been advised by counsel, Cadwalader, Wickersham & Taft LLP, that in its opinion, the following summary correctly describes the material federal income tax consequences to a U.S. taxpayer who invests in a partnership. The opinions appearing in this section are the opinions of Cadwalader, Wickersham & Taft LLP, except as otherwise specifically noted. The following summary is based upon the Internal Revenue Code of 1986, rulings thereon, regulations promulgated thereunder, and existing interpretations thereof, any of which could be changed at any time and which changes could be retroactive. The federal income tax summary and the state and local income tax summary that follow, in general, relate only to the tax implications of an investment in the partnerships by individuals who are citizens or residents of the U.S. Except as indicated below or under "Certain ERISA Considerations," the summaries do not address the tax implications of an investment in the partnerships by corporations, partnerships, trusts, and other non-individuals. Moreover, the summaries are not intended as a substitute for careful tax planning, particularly since certain of the tax consequences of owning an interest in the partnerships may not be the same for all taxpayers, such as non-individuals or foreign persons, or in light of an investor's personal investment circumstances. A complete discussion of all federal, state, and local tax aspects of an investment in each partnership is beyond the scope of the following summary, and prospective investors are urged to consult their own tax advisors on these matters.

Partnership Status

        The general partner has been advised by its legal counsel, Cadwalader, Wickersham & Taft LLP, that in its opinion under current federal income tax law, each partnership will be classified as a partnership and not as an association (or a publicly traded partnership) taxable as a corporation. This opinion is based upon the facts set forth in this prospectus, including that a principal activity of each partnership consists of buying and selling futures, options, and forward contracts, and at least 90% of the partnership's gross income during each year consists of gains from such trading and interest income. No ruling has been requested from the Internal Revenue Service with respect to classification of each partnership and the general partner does not intend to request such a ruling.

        If a partnership were treated as an association (or a publicly traded partnership) taxable as a corporation, income or loss of the partnership would not be passed through to its partners, and the partnership would be subject to tax on its income at the rates applicable to corporations without deduction for any distributions to its partners. In addition, all or a portion of any distributions by the partnership to its partners could be taxable to the partners as dividends or capital gains. The discussion that follows assumes that each partnership will be treated as a partnership for federal income tax purposes.

Partnership Taxation

        Partners, rather than a Partnership, are Subject to Federal Income Tax.    None of the partnerships will pay federal income tax. Except as provided below with respect to certain nonresident aliens, each limited partner will report his distributive share of all items of partnership income, gain, loss, deduction, and credit for the partnership's taxable year ending within or with the partner's taxable year. A limited partner must report and pay tax on his share of partnership income for a particular year whether or not he has received any distributions from the partnership in that year. The characterization of an item of profit or loss will usually be determined at the partnership level.

        Syndication Expenses.    None of the partnerships nor any partner thereof will be entitled to any deduction for syndication expenses (i.e., those amounts paid or incurred in connection with issuing and marketing units). There is a risk that some of the brokerage fees paid to Morgan Stanley DW could be treated as a nondeductible payment by the partnerships of syndication expenses.

        Allocation of Partnership Profits and Losses.    In general, each limited partnership allocates items of ordinary income and expense pro rata among the partners based upon their respective capital accounts as of the end of the month in which such items are accrued. Net recognized capital gain or loss is generally allocated among all partners based upon their respective capital accounts. However, recognized capital gain or loss is allocated first to partners who have redeemed units in the partnership during a taxable year to the extent of the difference between the amount received on the redemption and the allocation account as of the date of redemption attributable to the redeemed units. Any remaining recognized capital gain or loss is next allocated among all those partners whose capital accounts differ from their allocation accounts based on the respective differences for each partner.

        The special allocation of each partnership's gain or loss upon a redemption of units, which retains the same character as in the hands of the partnership, may alter the character of a redeeming limited partner's income (by reducing the amount of long-term capital gain recognized upon receipt of redemption proceeds) and may accelerate the recognition of income by the limited partner.

        These allocations are designed to reconcile tax allocations to economic allocations. However, the general partner cannot assure you that the Internal Revenue Service will not challenge the allocations, including each partnership's tax allocations in respect of redeemed units.

        If the allocation provided by each limited partnership is not respected by the Internal Revenue Service for federal income tax purposes, the amount of income or loss allocated to the partners for federal income tax purposes may be increased or reduced or the character of the income or loss may be modified.

Cash Distributions and Redemptions

        Because of the special allocation of partnership gain or loss upon a redemption of units, the amounts received upon the partial or complete redemption of a limited partner's units normally will not result in additional taxable income or loss to the limited partner. However, distributions by a partnership and amounts received upon the partial or complete redemption of a limited partner's units will be taxable to the limited partners to the extent cash distributions by a partnership or amounts received upon redemption by a limited partner exceed the partner's adjusted tax basis in his units. Such excess will be taxable to him as though it were a gain from a sale of the units. A loss will be recognized upon a redemption of units only if, following the redemption of all of a limited partner's units, the partner has any tax basis in his units remaining. In such case, the limited partner will recognize loss to the extent of the remaining basis. See "Redemptions." Generally, if a limited partner is not a "dealer" with respect to his interest in the partnership and he has held his interest in the partnership for more than one year, the gain or loss would be long-term capital gain or loss.

Gain or Loss on Trading Activity

        Nature of Partnership Income.    Each partnership does not expect to hold its futures, forwards, or options for sale to customers. For federal income tax purposes substantially all of the profit and loss generated by each partnership from its trading activities is expected to be capital gain and loss, which in turn may be either short-term, long-term, or a combination thereof. Nevertheless, certain foreign currency transactions could result in ordinary gain or loss, as discussed below. Further, interest paid to a partnership will be taxable currently to the limited partners as ordinary income. Thus, during taxable years in which little or no profit is generated from trading activities, a limited partner may still have interest income.

        Mark-to-Market.    Section 1256 contracts held at the end of a partnership's taxable year will be treated as having been sold for the fair market value on the last day of the taxable year, and gain or loss will be taken into account for the year. Gain or loss with respect to a Section 1256 contract is generally treated as short-term capital gain or loss to the extent of 40% of the gain or loss, and long-term capital gain or loss to the extent of 60% of the gain or loss. Section 1256 contracts include regulated futures contracts which are futures contracts traded on regulated U.S. and certain foreign exchanges; foreign currency contracts that are traded in the interbank market and relate to currencies for which positions are also traded through regulated futures contracts; and U.S. and certain foreign exchange-traded options on commodities, including options on regulated futures contracts, debt securities, and stock indices. While the partnerships expect that a majority of their trading activities will be conducted in Section 1256 contracts, the partnerships also expect that a portion of their trading activities will be conducted in contracts that do not presently qualify as Section 1256 contracts, such as positions in futures contracts on most foreign exchanges and foreign currency forward contracts that do not relate to currencies for which positions are also traded through regulated futures contracts.

        Subject to certain limitations, a limited partner, other than a corporation, estate, or trust, may elect to carry back net Section 1256 contract losses to each of the three preceding years. Net Section 1256 contract losses carried back to prior years may only be used to offset net Section 1256 contract gains. Generally, such losses are carried back as 40% short-term capital losses and 60% long-term capital losses. Capital assets not marked to market under Section 1256, such as any non-currency forward contracts, are not subject to the 60/40 tax regime for Section 1256 contracts, and gain or loss on sale generally will be long-term only if such property has been held for more than one year.

        Gain or Loss on Non-Section 1256 Contracts.    Except as described below with respect to "Section 988 transactions" entered into by a "qualified fund" or as a result of a "mixed straddle account" election, gain or loss with respect to contracts that are not Section 1256 contracts will be taken into account for tax purposes only when realized.

        Straddles.    If a partnership incurs a loss upon the disposition of any position which is part of a "straddle" (i.e., two or more offsetting positions), recognition of that loss for tax purposes will be deferred until the partnership recognizes the gain in the offsetting position of the straddle (or successor position, or offsetting position to the successor position). Interest and other carrying charges allocable to positions which are part of a straddle must be capitalized, rather than deducted currently. Certain modified "short sale" rules may apply to positions held by a partnership so that what might otherwise be characterized as long-term capital gain would be characterized as short-term capital gain or potential short-term capital loss as long-term capital loss.

        For purposes of applying the above rules restricting the deductibility of losses with respect to offsetting positions, if a limited partner takes into account gain or loss with respect to a position held by the partnership, the limited partner will be treated as holding the partnership's position, except to the extent otherwise provided in regulations. Accordingly, positions held by a partnership may limit the deductibility of realized losses sustained by a limited partner with respect to positions held for his own account, and positions held by a limited partner for his own account may limit his ability to deduct realized losses sustained by a partnership. Thus, straddles may not be used to defer gain from one taxable year to the next. Reporting requirements generally require taxpayers to disclose all unrecognized gains with respect to positions held at the end of the taxable year. The above principle, whereby a limited partner may be treated as holding partnership positions, may also apply to require a limited partner to capitalize (rather than deduct) interest and carrying charges allocable to property held by him.

        Where the positions of a straddle are comprised of both Section 1256 and non-Section 1256 contracts, a partnership will be subject to the mixed straddle rules of the Internal Revenue Code of 1986 and the regulations promulgated thereunder. The appropriate tax treatment of any gains and losses from trading in mixed straddles will depend on what elections a partnership makes. Each partnership has elected, and intends to maintain, one or more mixed straddle accounts. The mixed straddle account rules require a daily marking to the market of all open positions and a netting of gains and losses each day. As a result of a partnership electing to establish one or more mixed straddle accounts, the general partner expects, although it cannot assure, that all trading positions of a partnership in respect of commodities (other than financials and currencies) will be treated as marked-to-market on a daily basis. The annual net gain or loss from the mixed straddle accounts will be recognized in each taxable year of each partnership.

        The Treasury Regulations governing mixed straddle accounts require a daily marking-to-market of all positions and a daily (as well as annual) netting of gains and losses. No more than 50% of total annual account net gain for the taxable year can be treated as long-term capital gain and not more than 40% of total annual account net loss for the taxable year can be treated as short-term capital loss.

        In the event any offsetting positions are not included in the mixed straddle accounts which may be established by a partnership, such offsetting positions will be subject to the other straddle rules described above, including deferral of loss to the extent of any unrecognized gain in offsetting positions held at the close of a partnership's taxable year. In addition, long-term capital gain may be re-characterized as short-term capital gain and short-term capital loss as long-term capital loss.

        Taxation of Foreign Currency Transactions.    Certain of the trading activities of a partnership will be "Section 988 transactions." Section 988 transactions include entering into or acquiring any forward contract, futures contract or similar instrument if the amount paid or received is denominated in terms of a nonfunctional currency or is determined by reference to the value of one or more nonfunctional currencies. In general, foreign currency gain or loss on Section 988 transactions is characterized as ordinary income or loss except that gain or loss on regulated futures contracts or non-equity options on foreign currencies which are Section 1256 contracts is characterized as capital gain or loss. If a partnership engages in Section 988 transactions which are not Section 1256 contracts of the type described in the preceding sentence and if a partnership is otherwise eligible, the general partner may elect to have a partnership be treated as a qualified fund. Each partnership has made such an election. Pursuant to this election, each partnership intends to treat gain or loss with respect to substantially all of the partnership's transactions with a foreign currency component (other than foreign currency contracts which are Section 1256 contracts) as short-term capital gain or loss, and the contracts themselves as subject to the mark-to-market system of taxation. It is possible that the Internal Revenue Service might assert that certain of these contracts should be taken into account for tax purposes only when realized. If a partnership so elects but fails to meet the requirements of electing qualified fund status in a taxable year, (i) a net loss recognized by the partnership in such taxable year with respect to all forward contracts, futures contracts and options with respect to foreign currency trades by the partnership will be characterized as a capital loss, and (ii) a net gain recognized by the partnership in such taxable year with respect to certain contracts will be characterized as ordinary income.

Taxation of Limited Partners

        Limitations on Deductibility of Partnership Losses.    The amount of partnership loss, including capital loss, which a limited partner will be entitled to take into account for federal income tax purposes is limited to the tax basis of his units, except in the case of certain limited partners including individuals and closely-held C corporations, for which he is "at risk" with respect to the units as of the end of the partnership's taxable year in which such loss occurred.

        Generally, a limited partner's initial tax basis will be the amount paid for each unit. A limited partner's adjusted tax basis will be his initial tax basis reduced by the limited partner's share of partnership distributions, losses, and expenses and increased by his share of partnership income and gains. The amount for which a limited partner is "at risk" with respect to his units in a partnership is generally equal to his tax basis for the units, less: any amounts borrowed in connection with his acquisition of the units for which he is not personally liable and for which he has pledged no property other than his units; any amounts borrowed from persons who have a proprietary interest in the partnership; and any amounts borrowed for which the limited partner is protected against loss through guarantees or similar arrangements.

        Because of the limitations imposed upon the deductibility of capital losses referred to below, a limited partner's share of a partnership's net capital losses, if any, will not materially reduce his federal income tax on his ordinary income. In addition, certain expenses of a partnership might be deductible by a limited partner only as itemized deductions and, therefore, will not reduce the federal taxable income of a limited partner who does not itemize his deductions. Furthermore, an individual who is subject to the alternative minimum tax for a taxable year may not realize any tax benefit from such itemized deductions.

        Limitations on Deductibility of Passive Losses.    The partnerships' income will not be treated as a "passive activity" for purposes of the limitation on the deduction of passive activity losses.

        Limited Deduction of Certain Expenses.    Certain miscellaneous itemized deductions, such as expenses incurred to maintain property held for investment, are deductible only to the extent that they exceed 2% of the adjusted gross income of an individual, trust, or estate. The amount of certain itemized deductions allowable to individuals is further reduced by an amount equal to the lesser of (i) 3% of the individual's adjusted gross income in excess of a certain threshold amount and (ii) 80% of such itemized deductions. Moreover, such investment expenses are miscellaneous itemized deductions that are not deductible by a non-corporate taxpayer in calculating its alternative minimum tax liability. Based upon the current and contemplated activities of the partnerships, the general partner has been advised by its legal counsel that, in such counsel's opinion, the expenses incurred by the partnerships in their futures, forwards, and options trading businesses should not be subject to the 2% "floor" or the 3% phaseout, except to the extent that the Internal Revenue Service promulgates regulations that so provide. However, that advice is not binding on a court or the Internal Revenue Service, and the Internal Revenue Service could assert, and a court could agree, that such expenses of the partnerships (including incentive fees) are investment expenses which are subject to these limitations. In that case, individuals cannot deduct investment advisory expenses in calculating their alternative minimum tax.

        Tax Liability Will Exceed Distributions.    Under federal tax laws, a limited partner must report and pay tax on his share of any partnership income each year, even though the general partner does not intend to make any distributions from the partnerships.

        Tax on Capital Gains and Losses.    In general, for individuals, trusts, and estates, "long-term capital gains" are currently taxed at a maximum marginal tax rate of 15% for gains recognized in taxable years beginning on or before December 31, 2008. "Short-term capital gains" and other ordinary income generally are currently taxed at a maximum marginal tax rate of 35%. Corporate taxpayers are currently subject to a maximum marginal tax rate of 35% on all capital gains and income.

        The excess of capital losses over capital gains is deductible by an individual against ordinary income on a one-for-one basis, subject to an annual limitation of $3,000 ($1,500 in the case of married individuals filing a separate return). Accordingly, a partnership could incur significant losses, but a limited partner would still be required to pay taxes on the limited partner's share of the partnership's interest income. Excess capital losses may be carried forward.

        Net losses from Section 1256 contracts are treated as 60% long-term capital loss and 40% short-term capital loss. Such losses may, at the individual taxpayer's election, be carried back to each of the preceding three years and applied against gains from Section 1256 contracts.

        Alternative Minimum Tax.    The alternative minimum tax for individuals is imposed on "alternative minimum taxable income" in excess of certain exemption amounts. Alternative minimum taxable income consists of taxable income determined with certain adjustments and increased by the amount of items of tax preference. Alternative minimum taxable income may not be offset by certain interest deductions, including (in certain circumstances) interest incurred to purchase or carry units in the partnerships. Corporations are also subject to an alternative minimum tax. The extent to which the alternative minimum tax will be imposed will depend on the overall tax situation of each limited partner at the end of such taxable year.

        Limitation on Deductibility of Interest on Investment Indebtedness.    Interest paid or accrued on indebtedness properly allocable to property held for investment is investment interest. Such interest is generally deductible by non-corporate taxpayers only to the extent it does not exceed net investment income. A limited partner's distributive share of net partnership income and any gain from the disposition of units will be treated as investment income, except that a limited partner's net capital gain from the disposition of units is not investment income unless the limited partner waives the benefit of the preferential tax rate on the gain. It is not clear whether a limited partner's distributive share of partnership net capital gain constitutes investment income where such gain is taxed at the maximum rate for capital gains. Interest expense incurred by a limited partner to acquire his units generally will be investment interest. Any investment interest disallowed as a deduction in a taxable year solely by reason of the limitation above is treated as investment interest paid or accrued in the succeeding taxable year.

        Taxation of Foreign Limited Partners.    A nonresident alien individual, foreign corporation, or foreign partnership (a "foreign limited partner") generally should not be deemed to be engaged in a U.S. trade or business solely by virtue of an investment in the partnerships; provided that such foreign limited partner is not a "dealer" in commodities and, in the case of an individual, does not have certain present or former connections with the U.S. (e.g., is not present in the U.S. more than 182 days during his or her taxable year, or, in certain limited circumstances, a prior taxable year) and provided further, that such foreign limited partner is not engaged in a trade or business within the U.S. during the taxable year or, in certain limited circumstances, a prior taxable year to which income, gain, or loss from the partnerships is treated as "effectively connected." Capital gains earned by the partnerships and allocated to such a foreign limited partner will, as a general rule, not be subject to U.S. federal income taxation or withholding, but may be subject to taxation by the jurisdiction in which the foreign limited partner is resident, organized or operating. In the event that a partnership were found to be engaged in a U.S. trade or business, a foreign limited partner would be required to file a U.S. federal income tax return for such year and pay tax at full U.S. rates. In the case of a foreign limited partner which is a foreign corporation, an additional 30% "branch profits" tax might be imposed. Furthermore, in such event the partnerships would be required to withhold taxes from the income or gain allocable to such a foreign limited partner under Section 1446 of the Code.

        A foreign limited partner is not subject to U.S. tax on certain interest income, including income attributable to (i) original issue discount on Treasury bills that have a maturity of 183 days or less or (ii) commercial bank deposits, provided, in either case, that such foreign limited partner is not engaged in a trade or business within the U.S. during a taxable year. Additionally, a foreign limited partner not engaged in a trade or business within the U.S. is not subject to U.S. tax on interest income (other than certain so-called "contingent interest") attributable to obligations issued after July 18, 1984 that are in registered form if the foreign limited partner timely provides the relevant partnership with an IRS Form W-8BEN.

        Prospective foreign limited partners who are engaged in a U.S. trade or business or who act as dealers in commodities may be subject to U.S. income tax and should consult their tax advisors before investing in a partnership.

        The estate of a deceased foreign limited partner may be liable for U.S. estate tax and may be required to obtain an estate tax release from the Internal Revenue Service in order to transfer the units of such foreign limited partner.

Foreign persons should consult their own tax advisers before deciding whether to invest in the partnerships.

        Tax Elections.    The Internal Revenue Code of 1986 provides for optional adjustments to the basis of partnership property upon distributions of partnership property to a partner (Section 734) and transfers of units, including transfers by reason of death (Section 743), provided that a partnership election has been made pursuant to Section 754. As a result of the complexities and added expense of the tax accounting required to implement such an election, the general partner does not presently intend to make such an election for any of the partnerships. Therefore, any benefits which might be available to the partners by reason of such an election will be foreclosed.

        Tax Returns and Information.    The partnerships will file their information returns using the accrual method of accounting. Within 75 days after the close of each partnership's taxable year, the partnership will furnish each limited partner, and any assignee of the units of a limited partner, copies of the partnership's Schedule K-1 indicating the limited partner's distributive share of tax items and any additional information as is reasonably necessary to permit the limited partners to prepare their own federal and state tax returns.

        Partnership's Taxable Year.    Each partnership has the calendar year as its taxable year.

        Unrelated Business Taxable Income of Employee Benefit Plan Limited Partners and Other Tax-Exempt Investors.    Income allocated to a limited partner which is an employee benefit plan or other tax-exempt entity should not be subject to tax under Section 511 of the Internal Revenue Code of 1986, provided that the units purchased by such plans and entities are not "debt-financed."

        However, if a partnership were to purchase physical commodities with borrowed funds (whether upon delivery under a futures or forward contract or otherwise) and to sell those commodities at a gain, the gain would likely constitute unrelated business income. The partnerships are entitled to engage in such leveraged purchases of physical commodities. Tax exempt investors should see "Certain ERISA Considerations" above.

Tax Audits

        All partners are required under the Internal Revenue Code of 1986 to report all the partnership items on their own returns consistently with the treatment by the partnership, unless they file a statement with the Internal Revenue Service disclosing the inconsistencies. Adjustments in tax liability with respect to partnership items will be made at the partnership level. The general partner will represent each partnership during any audit and in any dispute with the Internal Revenue Service. Each limited partner will be informed by the general partner of the commencement of an audit of a partnership. In general, the general partner may enter into a settlement agreement with the Internal Revenue Service on behalf of, and binding upon, limited partners owning less than a 1% profits interest if the partnership has more than 100 partners. However, prior to settlement, such a limited partner may file a statement with the Internal Revenue Service stating that the general partner does not have the authority to settle on behalf of the limited partner. If the audit of a partnership results in an adjustment, all partners may be required to pay additional taxes, interest, and penalties.

        The period for assessing a deficiency against a partner in a partnership with respect to a partnership item is the later of three years after the partnership files its return or, if the name and address of the partner does not appear on the partnership return, one year after the Internal Revenue Service is furnished with the name and address of the partner. In addition, the general partner may consent on behalf of each partnership to the extension of the period for assessing a deficiency with respect to a partnership item. As a result, a limited partner's federal income tax return may be subject to examination and adjustment by the Internal Revenue Service for a partnership item more than three years after it has been filed.

        All of the foregoing statements are based upon the existing provisions of the Internal Revenue Code of 1986 and the regulations promulgated thereunder and the existing administrative and judicial interpretations thereof. The general partner cannot assure you that legislative, administrative, or judicial changes will not occur which will modify such statements.

        The foregoing statements are not intended as a substitute for careful tax planning, particularly since certain of the federal income tax consequences of purchasing units may not be the same for all taxpayers. The partnerships' tax returns could be audited by the Internal Revenue Service and adjustments to the returns could be made as a result of such audits. If an audit results in adjustment, limited partners may be required to file amended returns and their returns may be audited. Accordingly, prospective purchasers of units are urged to consult their tax advisers with specific reference to their own tax situation under federal law and the provisions of applicable state, local, and foreign laws before subscribing for units.

STATE AND LOCAL INCOME TAX ASPECTS

        In addition to the federal income tax consequences for individuals described under "Material Federal Income Tax Considerations" above, the partnerships and their limited partners may be subject to various state and local taxes. Certain of these taxes could, if applicable, have a significant effect on the amount of tax payable in respect of an investment in the partnerships. A limited partner's distributive share of the realized profits of a partnership may be required to be included in determining his reportable income for state or local tax purposes. Furthermore, state and local tax laws may not reflect recent changes made to the federal income tax law and, therefore, may be inconsistent with the federal income treatment of gains and losses arising from the partnerships' transactions in Section 1256 contracts. Accordingly, prospective limited partners should consult with their own tax advisers concerning the applicability of state and local taxes to an investment in the partnerships.

        The general partner has been advised by its legal counsel, Cadwalader, Wickersham & Taft LLP, that in such counsel's opinion, the partnerships should not be liable for New York City unincorporated business tax. Limited partners who are nonresidents of New York State will not be liable for New York State personal income tax on such partners' income from the partnerships, but may be liable for such tax to the extent such limited partners' allocable share of income attributable to the partnerships' transactions involves tangible personal property. Likewise, limited partners who are nonresidents of New York City will not be liable for New York City earnings tax on the partners' income from the partnerships. New York City residents may be subject to New York City personal income tax on the partners' income from the partnerships. No ruling from the New York State Department of Taxation and Finance or the New York City Department of Finance has been, or will be, requested regarding such matters.

LEGAL MATTERS

        Legal matters in connection with the units being offered hereby, including the discussion of the material federal income tax considerations relating to the acquisition, ownership, and disposition of units, have been passed upon for each partnership and the general partner by Cadwalader, Wickersham & Taft LLP, One World Financial Center, New York, New York 10281. Cadwalader, Wickersham & Taft LLP also has acted as counsel for Morgan Stanley DW in connection with the offering of units. Cadwalader, Wickersham & Taft LLP may advise the general partner with respect to its responsibilities as general partner of, and with respect to matters relating to, the partnerships.

EXPERTS

        The statements of financial condition of Morgan Stanley Spectrum Select L.P., Morgan Stanley Spectrum Technical L.P., Morgan Stanley Spectrum Strategic L.P., Morgan Stanley Spectrum Global Balanced L.P., and Morgan Stanley Spectrum Currency L.P., including the schedules of investments, as of December 31, 2004 and 2003, and the related statements of operations, changes in partners' capital, and cash flows for each of the three years in the period ended December 31, 2004, as well as the statements of financial condition of Demeter Management Corporation as of November 30, 2004 and 2003 included in this prospectus, have been audited by Deloitte & Touche LLP, an independent registered public accounting firm, as stated in their reports appearing herein, and is included in reliance upon such report of such firm given upon their authority as experts in accounting and auditing. Deloitte & Touche LLP also acts as independent auditors for Morgan Stanley.

WHERE YOU CAN FIND MORE INFORMATION

        The partnerships filed registration statements relating to the units registered with SEC. This prospectus is part of the registration statements, but the registration statements include additional information.

        You may read any of the registration statements, or obtain copies by paying prescribed charges, at the SEC's public reference rooms located at 450 Fifth Street, N.W., Room 1024, Washington, D.C. 20549; 233 Broadway, New York, New York 10279; and Citicorp Center, 500 West Madison Street, Suite 1400, Chicago, Illinois 60661-2511. For further information on the public reference rooms, please call the SEC at 1-800-SEC-0330. The registration statements are also available to the public from the SEC's Web site at "http://www.sec.gov."

PART TWO
STATEMENT OF ADDITIONAL INFORMATION
Morgan Stanley Spectrum Series
April 25, 2005

        This prospectus is in two parts: a Disclosure Document and a Statement of Additional Information. These parts are bound together and may not be distributed separately.

THE FUTURES, OPTIONS, AND FORWARDS MARKETS

Futures Contracts

        Futures contracts are standardized contracts made on a domestic or foreign exchange that call for the future delivery of specified quantities of various commodities at a specified price, time, and place. The following are some of the commodities traded on an exchange:

• agricultural and tropical (soft) commodities	• energy products	• industrial goods
• currencies	• financial instruments	• metals

        The futures markets have undergone dramatic changes during the past three decades. According to statistics provided by the Futures Industry Association, in 1980 and 2004 activity in futures markets was divided as follows:

	1980		2004*
	%		%

Agricultural Products	64	Interest Rates	57
Metals	16	Stock Indices	22
Interest Rates	14	Agricultural Products	7
Currencies**	5	Energy Products	6
Lumber and Energy Products	1	Metals	5
		Currencies**	3

          *    Data as of December 31, 2004.

        **    Activity reported with regard to Currencies does not include trading activity which takes place on the Interbank forward currency market.

        A market participant can make a futures contract to buy or sell a commodity. The contractual obligations may be satisfied either by taking or making, as the case may be, physical delivery of an approved grade of the commodity or by making an offsetting sale or purchase of an equivalent but opposite futures contract on the same, or a mutually offsetting, exchange prior to the designated date of delivery.

        For example, if we sell one contract of December 2005 wheat on a commodity exchange, we may fulfill the contract at any time prior to the December 2005 delivery date by purchasing one contract of December 2005 wheat on the same exchange.

        The difference between the price at which the futures contract is sold or purchased and the price paid for the offsetting purchase or sale, after allowance for brokerage commissions, constitutes the profit or loss to the trader. Certain futures contracts, such as those for stock or other financial or economic indices approved by the CFTC or Eurodollar contracts, settle in cash (irrespective of whether any attempt is made to offset such contracts) rather than delivery of any physical commodity.

Options on Futures

        An option on a futures contract or on a physical commodity gives the buyer of the option the right to take a position of a specified amount at a specified price of a specific commodity (the "striking," "strike," or "exercise" price) in the underlying futures contract or commodity.

        The buyer of a "call" option acquires the right to take a long position (i.e., the obligation to take delivery of a specified amount at a specified price of a specific commodity) in the underlying futures contract or commodity.

        The buyer of a "put" option acquires the right to take a short position (i.e., the obligation to make delivery of a specified amount at a specified price of a specific commodity) in the underlying futures contract or commodity.

        The purchase price of an option is referred to as its "premium." The seller (or "writer") of an option is obligated to take a futures position at a specified price opposite to the option buyer if the option is exercised. Thus, the seller of a call option must stand ready to sell (take a short position in the underlying futures contract) at the striking price if the buyer should exercise the option. The seller of a put option, on the other hand, must stand ready to buy (take a long position in the underlying futures contract) at the striking price.

        A call option on a futures contract is said to be "in-the-money" if the striking price is below current market levels, and "out-of-the-money" if the striking price is above current market levels. Conversely, a put option on a futures contract is said to be "in-the-money" if the striking price is above current market levels, and "out-of-the-money" if the striking price is below current market levels.

        Options have limited life spans, usually tied to the delivery or settlement date of the underlying futures contract. An option that is out-of-the-money and not offset by the time it expires becomes worthless. Options usually trade at a premium above their intrinsic value (i.e., the difference between the market price for the underlying futures contract and the striking price), because the option trader is speculating on (or hedging against) future movements in the price of the underlying contract. As an option nears its expiration date, the market and intrinsic value typically move into parity. The difference between an option's intrinsic and market values is referred to as the "time value" of the option. See "Risk Factors—Trading and Performance Risks—Options trading can be more volatile than futures trading" beginning on page 10.

Forward Contracts

        Contracts for the future delivery of certain commodities may also be made through banks or dealers pursuant to what are commonly referred to as "forward contracts." A forward contract is a contractual right to purchase or sell a specified quantity of a commodity at or before a specified date in the future at a specified price and, therefore, it is similar to a futures contract. In forward contract trading, a bank or dealer generally acts as principal in the transaction and includes its anticipated profit (the "spread" between the "bid" and the "asked" prices), and in some instances a mark-up, in the prices it quotes for forward contracts. Unlike futures contracts, forward contracts are not standardized contracts; rather, they are the subject of individual negotiation between the parties involved. Because there is no clearinghouse system applicable to forward contracts, forward contracts are not fungible, and there is no direct means of "offsetting" a forward contract by purchase of an offsetting position on the same exchange as one can a futures contract. In recent years, the terms of forward contracts have become more standardized and in some instances such contracts now provide a right of offset or cash settlement as an alternative to making delivery on the contract. See "Risk Factors—Trading and Performance Risks—The unregulated nature of the forwards markets creates counterparty risks that do not exist in futures trading on exchanges" on page 12.

Hedgers and Speculators

        The two broad classes of persons who trade futures, forwards, and options contracts are "hedgers" and "speculators." Commercial interests, including farmers, that market or process commodities, and financial institutions that market or deal in commodities, including interest rate sensitive instruments, foreign currencies, and stocks, which are exposed to currency, interest rate, and stock market risks, may use the futures markets for hedging. Hedging is a protective procedure designed to minimize losses that may occur because of price fluctuations occurring, for example, between the time a processor makes a contract to buy or sell a raw or processed commodity at a certain price and the time he must perform the contract. The futures markets enable the hedger to shift the risk of price fluctuations to the speculator. The speculator risks his capital with the hope of making profits from price fluctuations in futures, forwards, and options contracts. Speculators rarely take delivery of commodities, but rather close out their positions by entering into offsetting purchases or sales of futures, forwards, and options contracts. Since the speculator may take either a long or short position in the futures, forwards, and options markets, it is possible for him to make profits or incur losses regardless of whether prices go up or down. The partnerships will trade for speculative rather than for hedging purposes.

Futures Exchanges

        Futures exchanges provide centralized market facilities for trading futures contracts and options (but not forward contracts). Members of, and trades executed on, a particular exchange are subject to the rules of that exchange. Among the principal exchanges in the United States are the Chicago Board of Trade, the Chicago Mercantile Exchange, the New York Mercantile Exchange, and the New York Board of Trade.

        Each futures exchange in the United States has an associated "clearinghouse." Once trades between members of an exchange have been confirmed, the clearinghouse becomes substituted for each buyer and each seller of contracts traded on the exchange and, in effect, becomes the other party to each trader's open position in the market. Thereafter, each party to a trade looks only to the clearinghouse for performance. The clearinghouse generally establishes some sort of security or guarantee fund to which all clearing members of the exchange must contribute; this fund acts as an emergency buffer that enables the clearinghouse to meet its obligations with regard to the "other side" of an insolvent clearing member's contracts. Clearinghouses require margin deposits and continuously mark positions to market to provide some assurance that their members will be able to fulfill their contractual obligations. Thus, a central function of the clearinghouses is to ensure the integrity of trades, and members effecting futures transactions on an organized exchange need not worry about the solvency of the party on the opposite side of the trade; their only remaining concerns are the respective solvencies of their commodity broker and the clearinghouse.

        Foreign futures exchanges differ in certain respects from their U.S. counterparts. In contrast to United States exchanges, certain foreign exchanges are "principals' markets," where trades remain the liability of the traders involved, and the exchange does not become substituted for any party. See "Regulations" below and "Risk Factors—Trading and Performance Risks—Trading on foreign exchanges presents greater risks to each partnership than trading on U.S. exchanges" on page 11.

Speculative Position Limits

        The CFTC and U.S. futures exchanges have established limits, referred to as "speculative position limits" or "position limits," on the maximum net long or net short speculative position that any person or group of persons (other than a hedger, which the partnerships are not) may hold, own, or control in certain futures or options contracts. Among the purposes of speculative position limits is to prevent a "corner" on a market or undue influence on prices by any single trader or group of traders. The CFTC has jurisdiction to establish position limits with respect to all commodities and has established position limits for all agricultural commodities. In addition, the CFTC requires each United States exchange to submit position limits for all commodities traded on such exchange for approval by the CFTC. However, position limits do not apply to many currency futures contracts. Position limits do not apply to forward contract trading or generally to trading on foreign exchanges. See "Risk Factors—Trading and Performance Risks—The partnerships are subject to speculative position limits" on page 12.

Daily Limits

        Most United States futures exchanges (but generally not foreign exchanges or banks or dealers in the case of forward contracts) limit the amount of fluctuation in futures interests contract prices during a single trading day by regulation. These regulations specify what are referred to as "daily price fluctuation limits" or more commonly "daily limits." The daily limits establish the maximum amount that the price of a futures or options contract may vary either up or down from the previous day's settlement price. Once the daily limit has been reached in a particular futures or options market, no trades may be made at a price beyond the limit. See "Risk Factors—Trading and Performance Risks—Market illiquidity may cause less favorable trade prices" on page 11.

Regulations

        Futures exchanges in the United States are subject to regulation under the Commodity Exchange Act by the CFTC, the governmental agency having responsibility for regulation of futures exchanges and trading on those exchanges.

        The CFTC also regulates the activities of "commodity trading advisors" and "commodity pool operators" and has adopted regulations with respect to certain of such persons' activities. The CFTC requires a commodity pool operator (such as the general partner) to keep accurate, current, and orderly records with respect to each pool it operates. The CFTC may suspend the registration of a commodity pool operator if the CFTC finds that the operator has violated the Commodity Exchange Act or regulations thereunder and in certain other circumstances. Suspension, restriction, or termination of the general partner's registration as a commodity pool operator would prevent it, until such time (if any) as such registration were to be reinstated, from managing, and might result in the termination of, the partnerships. The Commodity Exchange Act gives the CFTC similar authority with respect to the activities of commodity trading advisors, such as the trading advisors. If the registration of a trading advisor as a commodity trading advisor were to be terminated, restricted, or suspended, the trading advisor would be unable, until such time (if any) as such registration were to be reinstated, to render trading advice to the relevant partnership. The partnerships themselves are not registered with the CFTC in any capacity.

        The Commodity Exchange Act requires all "futures commission merchants," such as Morgan Stanley DW and Morgan Stanley & Co., to meet and maintain specified fitness and financial requirements, segregate customer funds from proprietary funds and account separately for all customers' funds and positions, and to maintain specified books and records open to inspection by the staff of the CFTC. The partnerships have no present intention of using any introducing brokers in their trading.

        The Commodity Exchange Act also gives the states certain powers to enforce its provisions and the regulations of the CFTC.

        You are afforded certain rights for reparations under the Commodity Exchange Act. You may also be able to maintain a private right of action for certain violations of the Commodity Exchange Act. The CFTC has adopted rules implementing the reparation provisions of the Commodity Exchange Act which provide that any person may file a complaint for a reparations award with the CFTC for violation of the Commodity Exchange Act against a floor broker, futures commission merchant, introducing broker, commodity trading advisor, commodity pool operator, and their respective associated persons.

        Pursuant to authority in the Commodity Exchange Act, the National Futures Association has been formed and registered with the CFTC as a "registered futures association." At the present time, the National Futures Association is the only non-exchange self-regulatory organization for commodities professionals. National Futures Association members are subject to National Futures Association standards relating to fair trade practices, financial condition, and consumer protection. As the self-regulatory body of the commodities industry, the National Futures Association promulgates rules governing the conduct of commodity professionals and disciplines those professionals who do not comply with such standards. The CFTC has delegated to the National Futures Association responsibility for the registration of commodity trading advisors, commodity pool operators, futures commission merchants, introducing brokers, and their respective associated persons and floor brokers. Morgan Stanley DW, the general partner, Morgan Stanley & Co., and the trading advisors are all members of the National Futures Association (the partnerships themselves are not required to become members of the National Futures Association).

        The CFTC has no authority to regulate trading on foreign commodity exchanges and markets. See "Risk Factors—Trading and Performance Risks—Trading on foreign exchanges presents greater risks to each partnership than trading on U.S. exchanges" on page 11.

Margins

        "Initial" or "original" margin is the minimum amount of funds that a futures trader must deposit with his commodity broker in order to initiate futures trading or to maintain an open position in futures contracts. "Maintenance" margin is the amount (generally less than initial margin) to which a trader's account may decline before he must deliver additional margin. A margin deposit is like a cash performance bond. It helps assure the futures trader's performance of the futures contracts he purchases or sells. Futures contracts are customarily bought and sold on margins that represent a very small percentage (ranging upward from less than 2%) of the purchase price of the underlying commodity being traded. Because of such low margins, price fluctuations occurring in the futures markets may create profits and losses that are greater, in relation to the amount invested, than are customary in other forms of investment or speculation. The minimum amount of margin required in connection with a particular futures contract is set by the exchange on which such contract is traded, and may be modified from time to time by the exchange during the term of the contract. See "Risk Factors—Trading and Performance Risks—The partnerships' trading is highly leveraged" on page 10.

        Brokerage firms, such as Morgan Stanley DW, Morgan Stanley & Co., and Morgan Stanley International, carrying accounts for traders in futures contracts may not accept lower, and generally require higher, amounts of margin as a matter of policy in order to afford further protection for themselves. The commodity brokers presently intend to require each partnership to make margin deposits equal to the exchange minimum levels for all futures contracts.

        Trading in the currency forward contract market does not require margin, but generally does require the extension of credit by a bank or dealer to those with whom the bank or dealer trades. Since each partnership's trading will be conducted through a commodity broker, each partnership will be able to take advantage of the commodity brokers' credit lines with several participants in the interbank market. The commodity brokers will require margin with respect to a partnership's trading of currency forward contracts.

        Margin requirements are computed each day by a trader's commodity broker. When the market value of a particular open futures contract position changes to a point where the margin on deposit does not satisfy maintenance margin requirements, a margin call is made by the commodity broker. If the margin call is not met within a reasonable time, the broker may close out the trader's position. With respect to a partnership's trading, that partnership, and not its limited partners personally or any other partnership, will be subject to margin calls.

POTENTIAL ADVANTAGES

        Developing a comprehensive financial plan entails evaluating options and acting upon those options. In this fast-paced and ever-changing financial environment, selecting from the broad array of investments available can be difficult and time-consuming. Astute investors often turn to professional money managers for the expertise and guidance needed to map out a successful investment strategy. Morgan Stanley, a global leader in financial management, has developed the Spectrum Series of partnerships to provide professional money management in the futures, forwards, and options markets.

        An investment in a partnership is speculative and involves a high degree of risk. The general partner and Morgan Stanley DW believe that managed futures investments (such as the partnerships) can provide you with the potential for long-term capital appreciation (with commensurate risk), but are appropriate only for the aggressive growth portion of your comprehensive financial plan. See "Risk Factors" beginning on page 10. Taking the risks into consideration, this investment does offer the following potential advantages.

Investment Diversification

        If you are not prepared to make a significant investment or spend substantial time trading various futures, forwards, and options, you may still participate in these markets through an investment in a Spectrum Series partnership, obtaining diversification from more traditional investments in stocks, bonds, and real estate. The general partner believes, on the basis of the past experience of the partnerships, that the profit potential of a partnership does not depend upon favorable general economic conditions, and that a partnership is as likely to be profitable during periods of declining stock, bond, and real estate markets as at any other time; conversely, a partnership may be unprofitable during periods of generally favorable economic conditions.

        Managed futures investments can serve to diversify your portfolio and smooth overall portfolio volatility. Modern Portfolio Theory is the academic affirmation of the value of diversification. Modern Portfolio Theory was developed in the 1950s by Nobel Laureates William Sharpe and Harold Markowitz. These two pioneers developed a framework for efficiently diversifying assets within a portfolio. They suggested that investing in any asset class with positive returns and low correlation to other assets improves the overall risk/reward characteristics of the entire portfolio. In 1983, Dr. John H. Lintner of Harvard University focused on the concepts of Modern Portfolio Theory in a study about portfolio diversification. Specifically, Modern Portfolio Theory was utilized to evaluate the addition of a managed futures component to a diversified portfolio comprised of 60% stocks and 40% bonds. The results of Lintner's work demonstrated that by including a variety of assets, such as commodities, in a hypothetical portfolio, an investor may lower the portfolio's overall volatility or risk. Lintner's findings were further supported by the works of Dr. Thomas Schneeweis of the University of Massachusetts, Amherst, in his 1999 study, "The Benefits of Managed Futures." Dr. Schneeweis concluded that "while ... the correlation between managed futures and most traditional investments is approximately zero, when asset returns are segmented according to whether the traditional asset rose or fell, managed futures are often negatively correlated in months when traditional asset returns are negative while being positively correlated when traditional asset returns are positive."

        The partnerships' combined benefits of growth potential (with commensurate risk) and diversification can potentially reduce the overall volatility of your portfolio, while increasing profits. Whether you are able to lower the overall volatility of your portfolio with managed futures investments will depend in part on the characteristics of your portfolio. Depending on these characteristics, the addition of a managed futures investment could increase or decrease the overall volatility and risk of your portfolio. By combining asset classes, you may create a portfolio mix that provides the potential to offer the greatest possible return within acceptable levels of volatility. While past performance is no guarantee of future results, managed futures investments, such as the partnerships, may profit (with commensurate risk) from futures, forwards, and options market moves, with the potential to enhance your overall portfolio.

        The trading advisors' speculative trading techniques will be the primary factor in the partnerships' success or failure. You should note that there are always two parties to a futures, forward, or option contract; consequently, for any gain achieved by one party on a contract, a corresponding loss is suffered. Therefore, due to the nature of futures, forwards, and options trading, only 50% of contract interests held by all market participants can experience gain at any one time. Brokerage commissions and other costs of trading may reduce or eliminate any gain that would otherwise be achieved.

        Few stock and bond investors sell short, so most benefit only when prices are rising. However, managed futures investors profit when they accurately identify sustainable trends, up or down. Thus, whether the futures and forwards markets are rising or declining, managed futures may generate attractive returns. They can, in turn, lose money in either direction as well.

        The first step toward a sound financial future is to establish your investment objectives. Based on your financial goals, requirements, and investment preferences, your Morgan Stanley financial advisor can help you determine the combination of asset classes as well as the type of trading advisor(s) that most suits your investment profile.

        Asset allocation is the next critical step to help you achieve your investment objectives. Asset allocation refers to the division of investment dollars over a variety of asset classes in order to reduce overall volatility through portfolio diversification, while increasing the long-term performance potential of an investment portfolio. A fully diversified portfolio should contain cash, income, growth, and aggressive growth investments.

        Managed futures investments are designed to fit into a total financial plan as aggressive growth vehicles with the potential for long-term capital appreciation (with commensurate risk). Because their performance does not correlate directly with traditional investments, managed futures can truly enhance diversification in a well-balanced portfolio.

        The table below is an empirical example of how different assets can react to business cycles. In each case, the asset class is represented by a recognized industry index for that asset.

ANNUAL RETURNS OF VARIOUS ASSET CLASSES OVER TIME

	U.S. Stocks (S&P 500 Index)	U.S. Treasury Bonds (Lehman Brothers Treasury Bond Index)	U.S. Corporate Bonds (Citigroup Corporate Bond Index)	Non-U.S. Stocks (MSCI EAFE Index)	Global Stocks (MSCI World Index)	Managed Futures (Barclay CTA Index)	Public Managed Futures Funds (CISDM Public Fund Index)
	%	%	%	%	%	%	%
1980	32.5	(2.8)	(0.3)	24.4	27.7	63.7	N/A
1981	(4.9)	1.1	2.7	(1.0)	(3.3)	23.9	N/A
1982	21.5	41.1	37.2	(0.9)	11.3	16.7	N/A
1983	22.6	1.8	8.9	24.6	23.3	23.8	N/A
1984	6.3	14.7	16.1	7.9	5.8	8.7	1.4
1985	31.7	32.0	25.0	56.7	41.8	25.5	21.9
1986	18.7	24.1	17.0	69.9	42.8	3.8	(14.4)
1987	5.3	(2.7)	2.1	24.9	16.8	57.3	43.1
1988	16.6	9.2	9.5	28.6	23.9	21.8	7.3
1989	31.7	18.9	14.0	10.8	17.2	1.8	4.7
1990	(3.1)	4.6	7.3	(23.2)	(16.5)	21.0	14.2
1991	30.5	17.9	18.5	12.5	19.0	3.7	10.0
1992	7.6	7.8	8.9	(11.8)	(4.7)	(0.9)	(1.4)
1993	10.1	16.4	12.1	32.9	23.1	10.4	10.7
1994	1.3	(6.9)	(3.5)	8.1	5.6	(0.7)	(7.7)
1995	37.6	30.7	21.7	11.6	21.3	13.7	13.9
1996	23.0	(0.4)	3.3	6.4	14.0	9.1	9.8
1997	33.4	14.9	10.2	2.1	16.2	10.9	7.6
1998	28.6	13.5	8.6	20.3	24.8	7.0	7.9
1999	21.0	(8.7)	(1.6)	27.3	25.3	(1.2)	(1.4)
2000	(9.1)	20.1	9.3	(14.0)	(12.9)	7.9	4.7
2001	(11.9)	4.6	10.9	(21.2)	(16.5)	0.8	(0.1)
2002	(22.1)	17.2	9.4	(15.7)	(19.6)	12.4	14.3
2003	28.7	2.1	8.7	39.2	33.8	8.7	11.6
2004	10.9	8.0	5.6	20.7	15.3	3.3	1.5
2005*	(0.4)	1.2	0.2	2.4	0.9	(2.9)	(7.8)
* Through February 28, 2005

PAST PERFORMANCE IS NOT NECESSARILY INDICATIVE OF FUTURE RESULTS.

Notes to "Annual Returns of Various Asset Classes Over Time" Table:

        For the analyses used in this table, the performance of independent indices has been used to represent seven asset classes: U.S. stocks, U.S. Treasury bonds, U.S. corporate bonds, international stocks, global stocks, managed futures, and public managed futures funds. The respective indices used are the Standard and Poor's 500 Stock Index, the Lehman Brothers Treasury Bond Index, the Citigroup Corporate Bond Index, the Morgan Stanley Capital International ("MSCI") EAFE Index, the MSCI World Index, the Barclay CTA Index, and the CISDM Public Fund Index.

        The S&P 500 Index and the Citigroup Corporate Bond Index are compiled assuming dividends and interest are re-invested.

        The S&P 500 Index is based on a portfolio of 500 stocks (consisting of 23 energy, 33 materials, 59 industrials, 87 consumer discretionary, 37 consumer staples, 47 health care, 84 financials, 82 information technology, 12 telecom services, and 36 utilities). The weights of the stocks in the portfolio at a given time reflect the stocks' total market capitalization. The S&P 500 Index accounts for approximately 80% of the market capitalization of all stocks listed on the New York Stock Exchange.

        The Lehman Brothers Treasury Bond Index consists of all existing U.S. Treasury bond issues.

        The Citigroup Corporate Bond Index is a benchmark of investment grade fixed rate corporate issues with maturities of at least one year and in minimum outstanding amounts of $100 million. The corporate issues encompass such industry sectors as Manufacturing, Service, Energy, Consumer, Transportation, Industrial-Other, Utility, and Finance.

        The MSCI EAFE Index is comprised of approximately 1,000 companies, representing a market structure of 21 European and Pacific based countries covering 59 industries. The index is used to represent international equities.

        The MSCI World Index is comprised of more than 1,500 companies, representing a market structure of 23 countries around the world. The index is used to represent global equities, including U.S. and Canadian markets.

        The Barclay CTA Index provides a benchmark of performance of commodity trading advisors. In order to qualify for inclusion in the Barclay CTA Index, a commodity trading advisor must meet the following criteria: (1) the commodity trading advisor must have four years of prior performance history; and (2) in cases where a commodity trading advisor who is in the Barclay CTA Index introduces an additional program, this additional program is added to the Index only after its second year of trading. In 2004, there were 386 commodity trading advisor programs which were included in the calculation of the Barclay CTA Index.

        The CISDM Public Fund Index averages managed futures fund performance for public funds. CISDM indices are dollar or equity weighted to reflect performance. To qualify for inclusion in CISDM's fund indices, an investment product must appear in CISDM's fund performance tables. CISDM imposes no minimum size restriction on the funds and/or pools that it tracks. As of February 28, 2005, there were 54 public funds included in the calculation of the CISDM Public Fund Index.

        The S&P 500 Index, Citigroup Corporate Bond Index, and MSCI EAFE Index performance data for stocks, corporate bonds, and international stocks, respectively, are provided by Strategic Financial Solutions, LLC, Memphis, TN. The MSCI World Index performance data for global stocks are provided by Morgan Stanley Capital International Inc., New York, NY. The Lehman Brothers Treasury Bond Index and the Barclay CTA Index performance data for U.S. Treasury bonds and managed futures, respectively, are provided by the Barclay Trading Group Ltd., Fairfield, IA. The CISDM Public Fund Index performance data for public managed futures funds was provided by Managed Account Reports, LLC, New York, NY. Performance of any of these indices (which, by definition, are averages of many individual investments) may not be representative of any specific investment within that index's asset class.

        The performance information of the asset classes above does not reflect the effect of fees identical to those to be paid by the partnerships, including management, incentive, and brokerage fees. Past performance is no guarantee of future results. Note that while the Barclay CTA Index and the CISDM Public Fund Index reflect results net of actual fees and expenses, the Barclay CTA Index includes accounts with trading advisors and fee structures that differ from public managed futures funds (such as the partnerships), and the CISDM Public Fund Index includes funds with trading advisors and fee structures that differ from the partnerships. Also, the partnerships' trading strategies may be different from the trading strategies employed by the trading advisors included in the Barclay CTA Index and the public managed futures funds included in the CISDM Public Fund Index. Accordingly, while the Barclay CTA Index is believed to be representative of managed futures in general, and the CISDM Public Fund Index is believed to be representative of public managed futures funds in general, the performance of the partnerships may differ from the performance reflected in such indices.

Correlation to Traditional Investments

        Managed futures have historically demonstrated the ability to perform independently of traditional investments, such as stocks and bonds. This is referred to as non-correlation, or the potential for managed futures to perform when traditional markets such as stocks and bonds may experience difficulty performing. Of course, managed futures funds will not automatically be profitable during unfavorable periods for these traditional investments, and vice versa. The degree of non-correlation of any given managed futures fund will vary, particularly as a result of market conditions, and some funds will have a significantly lesser degree of non-correlation (i.e., greater correlation) with stocks and bonds than others. To the extent the performance of managed futures and the performance of traditional markets are non-correlated, managed futures may or may not perform as well when traditional markets are performing well. Spectrum Global Balanced, a fund whose trading strategy is to offer a balanced portfolio through exposure to the stock and bond markets in addition to the futures markets, should be distinguished from other managed futures funds. Since the Spectrum Global Balanced trading strategy is in part to gain exposure to the stock and bond markets, it does not result in the same degree of non-correlation to the stock and bond indices and in that way differs from the other managed futures funds that Morgan Stanley DW offers.

        The factors that influence the stock and bond markets can affect the futures markets in different ways and to varying degrees. In this connection, an article in the June 8, 1998 issue of Business Week, "Commodities are Cheap—Time to Leap?" discusses the risks and potential rewards of investing in managed futures funds, noting the low correlation of their performance to stocks and bonds.

        The following charts were prepared by the general partner to illustrate the correlation of the performance results of each partnership to that of the S&P 500 Index and the Citigroup Corporate Bond Index. Investors are cautioned that the performance information set forth in the following charts is not necessarily indicative of, and may have no bearing on, any trading results that may be attained by a partnership in the future.

        Correlation measures how closely related two data series are, in this case, returns on asset classes. More specifically, the correlation coefficient measures the direction and extent of the linear relationship between two data series. Correlation coefficient values range from 1 to -1. A value greater than 0 implies a positive linear relationship (positive correlation). A value less than 0 implies an inverse linear relationship (negative correlation). A value of 0 implies no linear relationship (no correlation). The following tables and charts were prepared by the general partner to illustrate the correlation coefficient of each partnership's performance results to those of the S&P 500 Index and the Citigroup Corporate Bond Index for the periods specified. The charts also show the number of months the monthly returns of the partnerships were positive or negative with, or different from, the monthly returns of these two indices. Investors are cautioned that the performance information set forth in the following charts is not necessarily indicative of, and may have no bearing on, any trading results that may be attained by a partnership in the future.

      Data: 163 months of trading from August 1991 through February 2005
      Monthly returns for the S&P 500 Index and the Citigroup Corporate Bond Index are provided by Strategic Financial Solutions, LLC (Memphis, TN).

      Data: 124 months of trading from November 1994 through February 2005
      Monthly returns for the S&P 500 Index and the Citigroup Corporate Bond Index are provided by Strategic Financial Solutions, LLC (Memphis, TN).

PAST PERFORMANCE IS NOT NECESSARILY INDICATIVE OF FUTURE RESULTS.

      Data: 124 months of trading from November 1994 through February 2005
      Monthly returns for the S&P 500 Index and the Citigroup Corporate Bond Index are provided by Strategic Financial Solutions, LLC (Memphis, TN).

      Data: 124 months of trading from November 1994 through February 2005
      Monthly returns for the S&P 500 Index and the Citigroup Corporate Bond Index are provided by Strategic Financial Solutions, LLC (Memphis, TN).

PAST PERFORMANCE IS NOT NECESSARILY INDICATIVE OF FUTURE RESULTS.

      Data: 56 months of trading from July 2000 through February 2005
      Monthly returns for the S&P 500 Index and the Citigroup Corporate Bond Index are provided by Strategic Financial Solutions, LLC (Memphis, TN).

PAST PERFORMANCE IS NOT NECESSARILY INDICATIVE OF FUTURE RESULTS.

        The following chart was prepared by the general partner to illustrate the performance of managed futures against that of stocks from January 1980 through February 28, 2005, using the recognized market indices of each asset. Each bar shows index returns during successive 12-month holding periods. The Notes on the next page are an integral part of the following chart.

Managed Futures vs. Stocks
12-Month Holding Period Performance

STOCKS
MANAGED FUTURES
70.00%
60.00%
50.00%
40.00%
30.00%
20.00%
10.00%
0.00%
-10.00%
-20.00%
-30.00%
-40.00%
12/80
12/81
12/82
12/83
12/84
12/85
12/86
12/87
12/88
12/89
12/90
12/91
12/92
12/93
12/94
12/95
12/96
12/97
12/98
12/99
12/00
12/01
12/02
12/03
12/04

Data: December 1980 through February 2005

PAST PERFORMANCE IS NOT NECESSARILY INDICATIVE OF FUTURE RESULTS.

PAST PERFORMANCE IS NOT NECESSARILY INDICATIVE OF FUTURE RESULTS.

Notes to "Managed Futures vs. Stocks" Table:

        Stocks are represented by the S&P 500 Index, provided by Strategic Financial Solutions, LLC, Memphis, TN; managed futures are represented by the Barclay CTA Index, provided by Barclay Trading Group Ltd., Fairfield, IA. Each bar represents the asset class performance derived from successive 12-month hypothetical holding periods or windows. (A 12-month holding period is defined as a period of 12 consecutive months, e.g., from January 1989 to December 1989; the next would be from February 1989 to January 1990, etc.) Performance of any of these indices (which, by definition, are averages of many individual investments) may not be representative of any specific investment within that index's asset class.

        By overlaying returns, investors can see the potential benefits of a diversified portfolio that includes both traditional and alternative investments. There are many times when both the managed futures and stock indices showed positive performance. Obviously, though, there is no investment that only appreciates. There are 35 periods when managed futures showed negative returns, while stocks experienced 58 periods of negative returns during the studied time frame. While not a guarantee of future results, this chart provides a clear indication of the non-correlated aspect of managed futures. This non-correlation enables investors with managed futures to potentially lower the overall volatility of their portfolios.

        The performance information of the asset classes above does not reflect the effect of fees identical to those to be paid by the partnerships, including management, incentive, and brokerage fees. Past performance is no guarantee of future results. Note that while the Barclay CTA Index reflects results net of actual fees and expenses, it includes accounts with trading advisors and fee structures that differ from public managed futures funds (such as the partnerships). Also, the partnerships' trading strategies may be different from the trading strategies employed by the trading advisors included in the Barclay CTA Index. Accordingly, while the Barclay CTA Index is believed to be representative of managed futures in general, the performance of public managed futures funds as a subclass, or individually (in particular, the partnerships), may differ.

        The diversification story supporting managed futures is compelling, as the chart below shows. Since 1980, stocks have declined more than 10% on five occasions, with the average decline of 24.2%. Managed futures has had an average rate of return of 19.2% during those five periods. Since, 1980, bonds have declined more than 10% on two occasions, with the average decline of 13.0%. Managed futures has had an average rate of return of 38.0% during those two periods.

Managed Futures vs. Stocks

All instances since 1980 where the S&P 500 Index declined more than 10%

PAST PERFORMANCE IS NOT NECESSARILY INDICATIVE OF FUTURE RESULTS.

Managed Futures vs. Bonds

All instances since 1980 where the Citigroup Corporate Bond Index declined more than 10%

Data: January 1980 - February 2005. Monthly returns for the S&P 500 Index and the Citigroup Corporate Bond Index provided by Strategic Financial Solutions, LLC (Memphis, TN) and monthly returns for the Barclay CTA Index provided by Barclay Trading Group Ltd. (Fairfield, IA). Managed futures investments do not replace equities or bonds but rather act as a complement to help smooth overall portfolio returns. Managed Futures data reflects the fee structure of commodity trading advisors managing individual accounts and does not reflect fee structures of commodity pools, which are typically higher.

        The following chart was prepared by the general partner to illustrate the risk/return characteristics of a portfolio consisting of different combinations of domestic stocks, corporate bonds, international equities, and/or managed futures, based on the performance of recognized market indices of each asset over the period January 1980—February 2005. The Notes below are an integral part of the following chart.

Improved Portfolio Efficiency
January 1980 through February 2005
U.S. Stocks/Bonds/International Equities/Managed Futures

Notes to "Improved Portfolio Efficiency" Table above:

        Stocks are represented by the S&P 500 Index, corporate bonds are represented by the Citigroup Corporate Bond Index, and international equities are represented by the MSCI EAFE Index, each provided by Strategic Financial Solutions, LLC, Memphis, TN; managed futures are represented by the Barclay CTA Index, provided by the Barclay Trading Group Ltd., Fairfield, IA. Performance of any of these indices (which, by definition, are averages of many individual investments) may not be representative of any specific investment within that index's asset class.

        The performance information of the asset classes above does not reflect the effect of fees identical to those to be paid by the partnerships, including management, incentive, and brokerage fees. Past performance is no guarantee of future results. Note that while the Barclay CTA Index reflects results net of actual fees and expenses, it includes accounts with trading advisors and fee structures that differ from public managed futures funds (such as the partnerships). Also, the partnerships' trading strategies may be different from the trading strategies employed by the trading advisors included in the Barclay CTA Index. Accordingly, while the Barclay CTA Index is believed to be representative of managed futures in general, the performance of public managed futures funds as a subclass, or individually (in particular, the partnerships), may differ.

PAST PERFORMANCE IS NOT NECESSARILY INDICATIVE OF FUTURE RESULTS.

Professional Management

        Professional money management is one of the most significant benefits a managed futures investment can offer. A professional trading advisor has several advantages over an individual investor.

  •
  Capitalization  —The trading advisors and funds are well capitalized, enabling the advisors to effectively manage assets in the face of market volatility.

  •
  Disciplined Trading Strategy  —Each advisor has its own researched trading strategy, with strict money management policies

  •
  Planned Strategy  —Trading advisors research and design trading strategies that seek to provide long-term profit potential.

  •
  Risk Control  —Trading advisors apply risk management strategies based on years of research and experience.

  •
  Research and Development  —The advisors are committed to ongoing research and development, in an effort to continuously improve upon existing systems and technology in order to keep pace with industry developments and potentially capitalize on market opportunities as they occur.

        In considering the advantages of utilizing a professional trading advisor, you also should consider the fees a trading advisor will be paid to manage a partnership's account. Depending on the partnership, the annual management fees range from 1.25% to 3.0% of the average month-end net assets of a partnership managed by the trading advisor, and incentive fees range from 15.0% to 20.0% of trading profits.

The Trading Advisor Selection Process

        The general partner has carefully selected the advisors responsible for managing the Spectrum Series utilizing a quantitative and qualitative due diligence process. In addition, the general partner examines trading activity and performance reports daily and conducts on-site due diligence visits and ongoing research and development.

        Each of the trading advisors for the partnerships was chosen by the general partner based upon a strict selection process, including such criteria as performance history, experience, personnel, and due diligence. The performance history and trading experience of the trading advisors chosen for the partnerships span a range of 5 to 25 years, and each trading advisor employs experienced personnel. Additionally, the general partner monitors daily each trading advisor's activities on behalf of a partnership and periodically conducts on-site due diligence visits to remain abreast of each trading advisor's continuing efforts toward research and development. This selection process is described below.

        In order for a trading advisor to be selected by the general partner, a qualitative and quantitative due diligence process is undertaken, considering the factors described below. The general partner's primary objective in the selection process is to allocate assets to trading advisors with well-established performance histories and whom it believes have the potential to continue to be successful in the future.

        Monitoring is an important second phase in the due diligence process. The general partner has invested significant resources into its proprietary Fund Management System, a comprehensive computerized management system. This sophisticated system produces daily control reports generated from actual trading data and enables the general partner to closely monitor the activity and performance of trading advisors relative to their historical profile.

        Monitoring also occurs on a periodic basis by discussing with the trading advisors their performance relative to profile and peer trading advisors, recent market conditions, and trading opportunities. Ongoing research and development and continued on-site due diligence visits are conducted. While the due diligence process cannot guarantee future success, the general partner believes the process can provide the basis for sound decision-making and can increase the potential for future success.

Trading Advisor Evaluation and Selection

Screening	Trading advisors are screened from a pool of approximately 400.
Evaluation	Trading advisors are categorized and evaluated based on quantitative and qualitative factors.
Selection	Trading advisors are selected based on quantitative and qualitative analysis.
Monitoring	Daily and periodic monitoring and reporting takes place on an ongoing basis.

        Trading advisors are analyzed by a combination of quantitative measures and qualitative factors, including:

        Quantitative Measures

  •
  Review of historic performance returns
  •
  Review of performance versus managed futures industry
  •
  Review of risk, including standard deviation of monthly returns and worst decline periods
  •
  Scrutiny of performance in key periods
  •
  Leverage policies of trading advisors
  •
  Correlation analysis of trading advisor returns versus managed futures industry indices and other asset class indices

        Qualitative Factors

  •
  Experience of staff responsible for development and management of trading approach
  •
  Development of trading advisor's profile
  •
  Consistency of trading approach
  •
  On-site office visit to trading advisor headquarters
  •
  Ongoing commitment to research and development
  •
  Flexibility to expand in order to meet demands of growth in assets

Futures, Forwards, and Options Traded

        Adding managed futures investments to a traditional portfolio of stocks and bonds can provide qualified investors with access to major world economic markets. At any given time, managed futures investments can participate in a broad array of markets, selected from among approximately 75 global futures and forward markets on approximately 20 exchanges worldwide.

MAJOR FUTURES MARKETS TRADED
        Managed futures give investors access to a wide range of complex and sophisticated investments from around the world. Markets traded may include, but are not limited to, the following:

AGRICULTURALS	FOREIGN EXCHANGE	STOCK INDICES
Cocoa Coffee Corn Cotton Feeder cattle Lean hogs Live cattle Lumber Oats Orange juice Pork bellies Rapeseed Rough rice Rubber Soybean meal Soybean oil Soybeans Sugar Wheat	Australian dollar
Brazilian real
British pound
Canadian dollar
Czech koruna
Euro
Hong Kong dollar
Japanese yen
Korean won
Mexican peso
New Zealand dollar
Norwegian krone
Philippine peso
Polish zloty
Singapore dollar
South African rand
Swedish krona
Swiss franc
Turkish lira
	U.S. dollar	SPI 200 CAC 40 DAX Dow 30 Euro Stoxx 50 FTSE 100 Hang Seng IBEX 35 MIB 30 NASDAQ 100 Nikkei 225 NYSE Composite OMX 30 Russell 2000 S&P Canada 60 S&P 500 Taiwan Stock Index Topix Stock Index

INTEREST RATES
 Australian Bank Bill
Australian T-Bond
British Long Gilt
British Short Sterling
Canadian Bankers Acceptances
Canadian Government Bond
European Bonds
Euribor
Eurodollar
Euroyen
Japanese Government Bond
Muni Bond Index
New Zealand Bill
Swiss Government Bond
U.S. Treasury Bonds
U.S. Treasury Notes	METALS Aluminum Copper Gold Lead Nickel Palladium Platinum Silver Tin Zinc	ENERGIES Brent crude oil Crude oil Gas oil Heating oil Kerosene Natural gas Unleaded gas

        Each partnership normally trades a portfolio of diverse futures, forwards, and options, but may trade a greater or lesser number of futures, forwards, and options from time to time. Each limited partner will obtain greater diversification in futures, forwards, and options traded than would be possible trading individually, unless substantially more than the minimum investment described herein were committed to the futures, forwards, and options markets.

Exchange Right

        At the sixth month-end after a person first becomes a limited partner in any of the Spectrum Series partnerships, and each calendar month thereafter, a limited partner may shift his investment among the partnerships. This permits a limited partner to select one or more partnerships which best suit his investment needs and objectives, which may change from time to time. A limited partner is not required to pay any redemption charges in connection with a Spectrum Series exchange.

Diversified Professional Trading Management

        Trading decisions for each partnership will be made by trading advisors retained by the general partner. The trading approaches employed on behalf of each partnership by its trading advisors are not available for investments as small as the required minimum investment in each partnership. A limited partner's investment in each partnership is allocated among the trading advisors for such partnership. This permits a limited partner to receive the benefits from different trading systems being employed by such partnership. A limited partner can further diversify his professional trading management by dividing his investment among one or more of the partnerships. For example, an investor owning units of all five partnerships in the Spectrum Series would have the benefit of having his investment managed by eleven trading advisors.

Limited Liability

        Unlike an individual who invests directly in futures, forwards, and options, an investor in a partnership cannot be individually subject to margin calls and cannot lose more than the amount of his/her unredeemed capital contribution, his/her share of undistributed profits, if any, and, under certain circumstances, any distributions and amounts received upon redemption, or deemed received on an exchange of units, and interest thereon.

Interest Income

        Many commodity brokers permit accounts above a certain size to deposit margin for futures, forwards, and options in the form of interest-bearing obligations, such as U.S. Treasury bills, rather than cash, thus enabling the account to earn interest on funds being used for futures trading, or such brokers pay interest at U.S. Treasury bill rates on a portion of the cash deposited in the account. Each partnership deposits its assets in separate commodity trading accounts with the commodity brokers. Morgan Stanley DW credits each partnership at each month-end with interest income as if 80% (100%, in the case of Spectrum Global Balanced) of each partnership's average daily net assets for the month were invested at a prevailing rate on U.S. Treasury bills. Generally, an individual trader would not receive any interest on the funds in his commodity account unless he committed substantially more than the minimum investment required for the partnerships. While the partnerships are credited with interest by Morgan Stanley DW on the respective percentage of their assets deposited as margin as described above, the form of margin posted, whether cash or interest-bearing obligations (such as U.S. Treasury bills), does not reduce the risks inherent in the trading of futures, forwards, and options.

Administrative Convenience

        The partnerships are structured so as to provide limited partners with numerous services designed to alleviate the administrative details involved in engaging directly in futures, forwards, and options trading, including monthly and annual financial reports (showing, among other things, the net asset value of a unit, trading profits or losses, and expenses), and all tax information relating to the partnerships necessary for limited partners to complete their federal income tax returns.

SUPPLEMENTAL PERFORMANCE INFORMATION

        The tables on the following pages contain summary performance information and certain other data for each partnership, supplementing the information in Part I of this prospectus.

MORGAN STANLEY SPECTRUM SELECT L.P.

All of the performance data below is through February 28, 2005.

SPECTRUM SELECT STATISTICS

Trading Advisors:	EMC Capital Management, Inc. Graham Capital Management, L.P. Northfield Trading L.P. Rabar Market Research, Inc. Sunrise Capital Management, Inc.
Began Trading:	August 1, 1991
Total Assets in Fund:	$564.7 Million
Minimum Investment:	$5,000 ($2,000/IRA)
Monthly Management Fee:	1/12 of 2.00% of Beg. Net Assets of Graham, 1/12 of 3.00% of Beg. Net Assets of EMC, Northfield, Rabar, and Sunrise
Monthly Brokerage Fee:	1/12 of 7.25% of Beg. Net Assets; On or about July 1, 2005, the general partner expects 1/12 of 6.00% of Beg. Net Assets
Monthly Incentive Fee:	15.00% of Monthly Trading Profits to EMC, Northfield, Rabar, and Sunrise, and 20% to Graham
Investment Style:	Technical

RISK ANALYSIS

Compounded Annual Rate of Return:	7.62%
Standard Deviation of Monthly Returns:	6.74%
Annualized Standard Deviation:	23.36%
Sharpe Ratio:	0.15
Largest Decline Period (5/95 - 8/96):	-26.78%
Average Recovery (No. of months):	5.60
Average Monthly Loss:	-4.23%
Standard Deviation of Monthly Loss:	3.13%
% of Losing Months:	47.56%
Average Monthly Gain:	5.41%
Standard Deviation of Monthly Gain:	5.74%
% of Winning Months:	52.44%

AVERAGE SECTOR PARTICIPATION

TRADING STRATEGY

Spectrum Select uses the technically-based, aggressive, trend-following trading systems of EMC Capital Management, Inc., Graham Capital Management, L.P., Northfield Trading L.P., Rabar Market Research, Inc., and Sunrise Capital Management, Inc., to participate in a diversified portfolio of futures and currency markets.

EMC uses an aggressive systematic trading approach that blends several independent methodologies designed to identify emerging trends and follow existing trends. This program seeks significant returns in favorable market periods, while accepting a commensurate decline in unfavorable market cycles.

Northfield uses a purely technical approach utilizing price action itself as analyzed by charts, numerical indicators, pattern recognition, or other techniques designed to provide information about market direction.

Rabar uses a systematic approach with discretion, limiting the equity committed to each trade, market and sector. Rabar's trading program uses constant research and analysis of market behavior.

Sunrise's investment approach attempts to detect a trend, or lack of a trend, with respect to a particular market by analyzing price movement and volatility over time. Sunrise's trading system consists of multiple, independent and parallel systems, each designed to seek out and extract different market inefficiencies over different time horizons.

Graham's trading programs rely primarily on technical rather than fundamental information as the basis for their trading decisions. Graham's programs are based on the expectation that they can, over time, successfully anticipate market events using quantitative mathematical models to determine their trading activities, as opposed to attempting properly to forecast price trends using subjective analysis of supply and demand.

FUTURES MARKETS TRADED

Markets traded may include, but are not limited to, the following:

AGRICULTURALS
Cocoa
Coffee
Corn
Cotton
Lean hogs
Orange juice
Soybean meal
Soybean oil
Soybeans
Sugar
Wheat

 STOCK
INDICES
AOI Index
CAC 40 Index
DAX Index
Dow 30 Index
Euro Stoxx 50 Index
FTSE 100 Index
Hang Seng Index
IBEX 35 Index
NASDAQ 100
  Index
Nikkei Index
Russell 2000 Index
S&P 500 Index
Topix Index

FOREIGN
EXCHANGE
Australian dollar
Brazilian real
British pound
Canadian dollar
Euro
Hong Kong dollar
Japanese yen
Mexican peso
New Zealand
  dollar
Norwegian krona
Polish zloty
Singapore dollar
South African
  rand
Swedish krona
Swiss franc

 METALS
Aluminum
Copper
Gold
Lead
Nickel
Silver
Tin
Zinc	ENERGIES Crude oil Heating oil Natural gas Unleaded gas INTEREST RATES Australian bonds British bonds Canadian bonds Eurodollar European bonds Japanese bonds U.S. Treasury bonds U.S. Treasury notes

PAST PERFORMANCE IS NOT NECESSARILY INDICATIVE OF FUTURE RESULTS.

SPECTRUM SELECT PERFORMANCE

1991	1992	1993	1994	1995	1996	1997	1998	1999	2000	2001	2002	2003	2004	2005
31.19%	-14.45%	41.62%	-5.12%	23.62%	5.27%	6.22%	14.17%	-7.56%	7.14%	1.65%	15.40%	9.62%	-4.72%	-6.13%
(5 months)														(2 months)

ROLLING 12-MONTH PERFORMANCE VS. CISDM PUBLIC FUND INDEX

HISTORICAL PERFORMANCE COMPARISON (7/31/91 = $10)

CORRELATION ANALYSIS (8/91 - 2/05)

Note: The closer the value to zero, the lower the correlation to the indexes compared.

	Spectrum Select	CISDM	S&P	CITI	EAFE

Spectrum Select	1.00	0.89	-0.05	0.28	0.02
CISDM Public Fund Index		1.00	-0.06	0.33	-0.01
S & P 500 Index			1.00	0.19	0.69
Citigroup Corporate Bond Index				1.00	0.10
MSCI EAFE Index					1.00

The S&P 500 Index, Citigroup Corporate Bond Index and MSCI EAFE Index performance data for stocks, corporate bonds, and international stocks, respectively, are provided by Strategic Financial Solutions, LLC, Memphis, TN. The CISDM Public Fund Index performance data for managed futures is provided by Managed Account Reports LLC, New York, N.Y.

Risk Considerations: Typically, managed futures investments are speculative, involve a high degree of risk, have substantial charges and are suitable only for the risk capital portion of an investor's portfolio. Before investing in any partnership and in order to make an informed decision, you should read the Spectrum Series prospectus carefully for complete information, including charges, expenses, and risks. Financial Advisors should also read the prospectus before discussing managed futures with clients.

PAST PERFORMANCE IS NOT NECESSARILY INDICATIVE OF FUTURE RESULTS.

MORGAN STANLEY SPECTRUM TECHNICAL L.P.

All of the performance data below is through February 28, 2005.

SPECTRUM TECHNICAL STATISTICS

Trading Advisors:	Campbell & Company, Inc. Chesapeake Capital Corporation John W. Henry & Company, Inc. Winton Capital Management Limited
Began Trading:	November 1, 1994
Total Assets in Fund:	$739.3 Million
Minimum Investment:	$5,000 ($2,000/IRA)
Monthly Management Fee:	1/12 of 2.00% of Beg. Net Assets to JWH and Winton, 1/12 of 3.00% to Campbell and Chesapeake
Monthly Brokerage Fee:	1/12 of 7.25% of Beg. Net Assets; On or about July 1, 2005, the general partner expects 1/12 of 6.00% of Beg. Net Assets
Monthly Incentive Fee:	20.00% of Monthly Trading Profits to Campbell, JWH and Winton, 19.00% to Chesapeake
Investment Style:	Technical

RISK ANALYSIS

Compounded Annual Rate of Return:	7.81%
Standard Deviation of Monthly Returns:	5.64%
Annualized Standard Deviation:	19.55%
Sharpe Ratio:	0.19
Largest Decline Period (3/01 - 4/02):	-26.57%
Average Recovery (No. of months):	3.33
Average Monthly Loss:	-3.83%
Standard Deviation of Monthly Loss:	3.07%
% of Losing Months:	48.39%
Average Monthly Gain:	5.11%
Standard Deviation of Monthly Gain:	3.75%
% of Winning Months:	51.61%

AVERAGE SECTOR PARTICIPATION

TRADING STRATEGY

Spectrum Technical is managed by Campbell & Company, Inc., Chesapeake Capital Corporation, John W. Henry & Company, Inc. and Winton Capital Management Limited. These four Trading Advisors employ a combination of investment approaches.

Campbell uses a highly disciplined systematic investment approach designed to detect and react to price movements in the futures and forward markets. Campbell's core systematic approach has been used successfully for over twenty years.

The trading methodology employed by Chesapeake is based on the analysis of interrelated mathematical and statistical formulas, including the technical analysis of historical data, used to determine optimal price support and resistance levels and market entry and exit points. This trading system was designed in the 1980's and is continually updated based on research.

JWH's trading programs use historical data and proprietary systems to detect emerging price trends. Positions are established under strict guidelines and are retained in markets where price movements have exceeded the expectations of most fundamental investors.

Winton employs a computerized, technical, trend following trading system developed by its principals. This system tracks the daily price movements from these markets around the world, and carries out certain computations to determine each day how long or short the portfolio should be to maximize profit within a certain range of risk.

FUTURES MARKETS TRADED

Markets traded may include, but are not limited to, the following:

AGRICULTURALS
Cocoa
Coffee
Corn
Cotton
Feeder cattle
Lean hogs
Live cattle
Lumber
Orange juice
Pork bellies
Soybean meal
Soybean oil
Soybeans
Sugar
Wheat

 ENERGIES
Crude oil
Gas oil
Heating oil
Natural gas
Unleaded gas

FOREIGN
EXCHANGE
Australian dollar
Brazilian real
British pound
Canadian dollar
Euro
Hong Kong dollar
Japanese yen
Mexican peso
New Zealand
  dollar
Norwegian krone
Singapore dollar
South African rand
Swedish krona
Swiss franc

 METALS
Aluminum
Copper
Gold
Lead
Nickel
Palladium
Platinum
Silver
Tin
Zinc
STOCK
INDICES
AOI Index
CAC 40 Index
DAX Index
Dow 30 Index
Euro Stoxx Index
FTSE Index
Hang Seng Index
IBEX 35 Index
NASDAQ 100
  Index
Nikkei Index
Russell 2000 Index
S&P 500 Index
Swedish Index
Taiwan Index

 INTEREST
RATES
Australian bonds
British bonds
Canadian bonds
European bonds
Eurodollar
Japanese bonds
Swiss bonds
U.S. Treasury
  bonds
U.S. Treasury notes

PAST PERFORMANCE IS NOT NECESSARILY INDICATIVE OF FUTURE RESULTS.

SPECTRUM TECHNICAL PERFORMANCE

1994	1995	1996	1997	1998	1999	2000	2001	2002	2003	2004	2005
-2.20%	17.59%	18.35%	7.49%	10.18%	-7.51%	7.85%	-7.15%	23.31%	22.98%	4.37%	-8.00%
(2 months)											(2 months)

ROLLING 12-MONTH PERFORMANCE VS. CISDM PUBLIC FUND INDEX

HISTORICAL PERFORMANCE COMPARISON (10/31/94 = $10)

CORRELATION ANALYSIS (11/94 - 2/05)

Note: The closer the value to zero, the lower the correlation to the indexes compared.

	Spectrum Technical	CISDM	S&P	CITI	EAFE

Spectrum Technical	1.00	0.95	-0.13	0.24	-0.07
CISDM Public Fund Index		1.00	-0.12	0.33	-0.07
S & P 500 Index			1.00	0.13	0.78
Citigroup Corporate Bond Index				1.00	0.01
MSCI EAFE Index					1.00

The S&P 500 Index, Citigroup Corporate Bond Index and MSCI EAFE Index performance data for stocks, corporate bonds, and international stocks, respectively, are provided by Strategic Financial Solutions, LLC, Memphis, TN. The CISDM Public Fund Index performance data for managed futures is provided by Managed Account Reports LLC, New York, N.Y.

Risk Considerations: Typically, managed futures investments are speculative, involve a high degree of risk, have substantial charges and are suitable only for the risk capital portion of an investor's portfolio. Before investing in any partnership and in order to make an informed decision, you should read the Spectrum Series prospectus carefully for complete information, including charges, expenses, and risks. Financial Advisors should also read the prospectus before discussing managed futures with clients.

PAST PERFORMANCE IS NOT NECESSARILY INDICATIVE OF FUTURE RESULTS.

MORGAN STANLEY SPECTRUM STRATEGIC L.P.

All of the performance data below is through February 28, 2005.

SPECTRUM STRATEGIC STATISTICS

Trading Advisors:	Blenheim Capital Management, LLC
Eclipse Capital Management, Inc.
FX Concepts (Trading Advisor), Inc.
Began Trading:	November 1, 1994
Total Assets in Fund:	$181.6 Million
Minimum Investment:	$5,000 ($2,000/IRA)
Monthly Management Fee:	1/12 of 2.00% of Beg. Net Assets of FX Concepts, 1/12 of 3.00% for Blenheim and Eclipse
Monthly Brokerage Fee:	1/12 of 7.25% of Beg. Net Assets; On or about July 1, 2005, the general partner expects 1/12 of 6.00% of Beg. Net Assets
Monthly Incentive Fee:	15.00% of Monthly Trading Profits to Blenheim and Eclipse, and 20% to FX Concepts
Investment Style:	Fundamental/Multi-Style

RISK ANALYSIS

Compounded Annual Rate of Return:	3.36%
Standard Deviation of Monthly Returns:	6.19%
Annualized Standard Deviation:	21.43%
Sharpe Ratio:	-0.03
Largest Decline Period (12/99 - 10/00):	-43.28%
Average Recovery (No. of months):	8.89
Average Monthly Loss:	-4.21%
Standard Deviation of Monthly Loss:	3.79%
% of Losing Months:	48.39%
Average Monthly Gain:	4.85%
Standard Deviation of Monthly Gain:	4.57%
% of Winning Months:	51.61%

AVERAGE SECTOR PARTICIPATION

TRADING STRATEGY

Spectrum Strategic is managed by Blenheim Capital Management, LLC, Eclipse Capital Management, Inc. and FX Concepts (Trading Advisor), Inc. The trading advisors employ a discretionary or fundamental investment approach that evaluates key economic indicators such as supply and demand levels and geopolitical conditions, as well as certain technical/systematic factors.

Blenheim's program has a strong global concentration using a discretionary trading approach. Investments are made in markets in which the trading advisor has a clear understanding of fundamental factors and geopolitical forces that influence price behavior.

Eclipse employs a systematic trading approach using multiple trend-following and macroeconomic-driven models. A key characteristic of the Eclipse trading program is the extensive diversification achieved by applying multiple trading models to a wide variety of financial markets located throughout the world.

FX Concepts' Developed Markets Currency ("DMC") Program trades a diversified portfolio of developed market currencies in the interbank foreign exchange markets. FX Concepts' investment approach is tailored to three key characteristics of the currency market, namely that: 1) currency markets trend and are cyclical; 2) high interest rate currencies tend to appropriate against low interest rate currencies ("carry trade"); 3) hedgers are willing to pay a premium to insure against risk through the purchase of options. As a result, DMC incorporates three modules: 1) Trend Based Module; 2) Carry Based Module; 3) Options Based Module. The core of the investment process continues to be quantitative and systematic, although discretion is occasionally utilized to adjust position size.

FUTURES MARKETS TRADED

Markets traded may include, but are not limited to, the following:

AGRICULTURALS Cocoa Coffee Corn Cotton Live cattle Lumber Orange juice Rough rice Soybean meal Soybean oil Soybeans Sugar Wheat

FOREIGN
EXCHANGE
Australian dollar
British pound
Canadian dollar
Euro
Japanese yen
New Zealand
  dollar
Norwegian krona
Singapore dollar
Swedish krona
Swiss franc
 METALS
Aluminum
Copper
Gold
Lead
Nickel
Silver
Tin
Zinc

ENERGIES
Crude oil
Heating oil
Natural gas
Unleaded gas
 STOCK
INDICES
DAX Index
Hang Seng Index
NASDAQ 100 Index
Nikkei Index
S&P 500 Index
 INTEREST
RATES
Canadian bonds
European bonds
Eurodollar
Japanese bonds
U.S. Treasury bonds
U.S. Treasury notes

PAST PERFORMANCE IS NOT NECESSARILY INDICATIVE OF FUTURE RESULTS.

SPECTRUM STRATEGIC PERFORMANCE

1994	1995	1996	1997	1998	1999	2000	2001	2002	2003	2004	2005
0.10%	10.49%	-3.53%	0.37%	7.84%	37.23%	-33.06%	-0.57%	9.38%	24.00%	1.75%	-3.37%
(2 months)											(2 months)

ROLLING 12-MONTH PERFORMANCE VS. CISDM PUBLIC FUND INDEX

HISTORICAL PERFORMANCE COMPARISON (10/31/94 = $10)

CORRELATION ANALYSIS (11/94 - 2/05)

Note: The closer the value to zero, the lower the correlation to the indexes compared.

	Spectrum Strategic	CISDM	S&P	CITI	EAFE

Spectrum Strategic	1.00	0.56	-0.01	0.08	0.07
CISDM Public Fund Index		1.00	-0.12	0.33	-0.07
S & P 500 Index			1.00	0.13	0.78
Citigroup Corporate Bond Index				1.00	0.01
MSCI EAFE Index					1.00

The S&P 500 Index, Citigroup Corporate Bond Index and MSCI EAFE Index performance data for stocks, corporate bonds, and international stocks, respectively, are provided by Strategic Financial Solutions, LLC, Memphis, TN. The CISDM Public Fund Index performance data for managed futures is provided by Managed Account Reports LLC, New York, N.Y.

Risk Considerations: Typically, managed futures investments are speculative, involve a high degree of risk, have substantial charges and are suitable only for the risk capital portion of an investor's portfolio. Before investing in any partnership and in order to make an informed decision, you should read the Spectrum Series prospectus carefully for complete information, including charges, expenses, and risks. Financial Advisors should also read the prospectus before discussing managed futures with clients.

PAST PERFORMANCE IS NOT NECESSARILY INDICATIVE OF FUTURE RESULTS.

MORGAN STANLEY SPECTRUM GLOBAL BALANCED L.P.

All of the performance data below is through February 28, 2005.

SPECTRUM GLOBAL BALANCED STATISTICS

Trading Advisor:	SSARIS Advisors, LLC
Began Trading:	November 1, 1994
Total Assets in Fund:	$48.1 Million
Minimum Investment:	$5,000 ($2,000/IRA)
Monthly Management Fee:	1/12 of 1.25% of Beg. Net Assets
Monthly Brokerage Fee:	1/12 of 4.60% of Beg. Net Assets
Monthly Incentive Fee:	15.00% of Monthly Trading Profits
Investment Style:	Technical

RISK ANALYSIS

Compounded Annual Rate of Return:	3.55%
Standard Deviation of Monthly Returns:	2.64%
Annualized Standard Deviation:	9.15%
Sharpe Ratio:	-0.05
Largest Decline Period (4/99 - 7/04):	-14.24%
Average Recovery (No. of months):	4.58
Average Monthly Loss:	-1.77%
Standard Deviation of Monthly Loss:	1.61%
% of Losing Months:	46.77%
Average Monthly Gain:	2.16%
Standard Deviation of Monthly Gain:	1.89%
% of Winning Months:	53.23%

AVERAGE SECTOR PARTICIPATION

TRADING STRATEGY

Spectrum Global Balanced follows the tenets of Modern Portfolio Theory and offers a balanced portfolio that participates in global stocks, global bonds, and alternative investments within managed futures. Since the Spectrum Global Balanced trading strategy is in part to gain exposure to the stock and bond markets, it does not result in the same degree of non-correlation to the stock and bond indices and in that way differs from the other managed futures funds that Morgan Stanley offers.

Within global stock and global bond components of the fund, SSARIS Advisors, LLC analyzes various fundamental information, such as growth data, labor wage rates, central bank interest rate policies and inflation, to determine its approaches to these markets.

Within the global currency and commodity components of the Fund, SSARIS employs a technical trend-following trading system to analyze price data, determine profit and risk potential and initiate trades overall.

SSARIS uses a computer-based model to reallocate assets among various market sectors within each of the independent strategies.

The returns achieved by Spectrum Global Balanced will tend to be more highly correlated to the performance of global stock and global bond markets than will be the returns derived within other funds in the Spectrum Series.

FUTURES MARKETS TRADED

Markets traded may include, but are not limited to, the following:
AGRICULTURALS Coffee Corn Cotton Live cattle Soybean oil Soybeans Sugar Wheat ENERGIES Crude oil Gas oil Natural gas METALS Copper Gold Nickel Zinc

STOCK
INDICES
CAC 40 Index
DAX Index
FTSE Index
Nikkei 225 Index
S&P 500 Index
 FOREIGN
EXCHANGE
Australian dollar
British pound
Canadian dollar
Euro
Japanese yen
Mexican peso
New Zealand dollar
South African rand
	Swiss franc	INTEREST RATES Australian bonds British bonds Canadian bonds European bonds Eurodollar Japanese bonds U.S. Treasury bonds U.S. Treasury notes

PAST PERFORMANCE IS NOT NECESSARILY INDICATIVE OF FUTURE RESULTS.

SPECTRUM GLOBAL BALANCED PERFORMANCE

1994	1995	1996	1997	1998	1999	2000	2001	2002	2003	2004	2005
-1.70%	22.79%	-3.65%	18.23%	16.36%	0.75%	0.87%	-0.31%	-10.12%	6.18%	-5.56%	-1.92%
(2 months)											(2 months)

ROLLING 12-MONTH PERFORMANCE VS. CISDM PUBLIC FUND INDEX

HISTORICAL PERFORMANCE COMPARISON (10/31/94 = $10)

CORRELATION ANALYSIS (11/94 - 2/05)

Note: The closer the value to zero, the lower the correlation to the indexes compared.

	Spectrum Global Balanced	CISDM	S&P	CITI	EAFE

Spectrum Global Balanced	1.00	0.57	0.48	0.47	0.38
CISDM Public Fund Index		1.00	-0.12	0.33	-0.07
S & P 500 Index			1.00	0.13	0.78
Citigroup Corporate Bond Index				1.00	0.01
MSCI EAFE Index (EAFE)					1.00

The S&P 500 Index, Citigroup Corporate Bond Index and MSCI EAFE Index performance data for stocks, corporate bonds, and international stocks, respectively, are provided by Strategic Financial Solutions, LLC, Memphis, TN. The CISDM Public Fund Index performance data for managed futures is provided by Managed Account Reports LLC, New York, N.Y.

Risk Considerations: Typically, managed futures investments are speculative, involve a high degree of risk, have substantial charges and are suitable only for the risk capital portion of an investor's portfolio. Before investing in any partnership and in order to make an informed decision, you should read the Spectrum Series prospectus carefully for complete information, including charges, expenses, and risks. Financial Advisors should also read the prospectus before discussing managed futures with clients.

PAST PERFORMANCE IS NOT NECESSARILY INDICATIVE OF FUTURE RESULTS.

MORGAN STANLEY SPECTRUM CURRENCY L.P.

All of the performance data below is through February 28, 2005.

SPECTRUM CURRENCY STATISTICS

Trading Advisors:	John W. Henry & Company, Inc. Sunrise Capital Partners, LLC
Began Trading:	July 3, 2000
Total Assets in Fund:	$240.8 Million
Minimum Investment:	$5,000 ($2,000/IRA)
Monthly Management Fee:	1/12 of 2.00% of Beg. Net Assets
Monthly Brokerage Fee:	1/12 of 4.60% of Beg. Net Assets
Monthly Incentive Fee:	20.00% of Monthly Trading Profits
Investment Style:	Technical

RISK ANALYSIS

Compounded Annual Rate of Return:	4.59%
Standard Deviation of Monthly Returns:	5.15%
Annualized Standard Deviation:	17.83%
Sharpe Ratio:	0.03
Largest Decline Period (12/03 - 7/04):	-26.05%
Average Recovery (No. of months):	2.14
Average Monthly Loss:	-3.24%
Standard Deviation of Monthly Loss:	2.40%
% of Losing Months:	50.88%
Average Monthly Gain:	4.36%
Standard Deviation of Monthly Gain:	4.19%
% of Winning Months:	49.12%

AVERAGE SECTOR PARTICIPATION

TRADING STRATEGY

Spectrum Currency, managed by John W. Henry & Company, Inc. and Sunrise Capital Partners, LLC, is structured to exclusively trade a portfolio of diverse world currencies. Each trading advisor implements a technical, trend-following program to participate in international currencies, primarily in the forward dealer markets, futures contracts, and may also trade in spot (cash) currency markets.

JWH employs the International Foreign Exchange Program, which seeks to identify and capitalize on intermediate-term price movements in a broad range of both major and minor currencies primarily trading on the interbank market. Positions are taken as outrights against the U.S. dollar, or non-dollar cross rates.

Sunrise's Currency Program follows approximately ten different major and minor currency markets, which may include, but are not limited to, the Japanese yen, British pound, Euro, Swiss franc, Canadian dollar, Australian dollar, Swedish krona, New Zealand dollar, Singapore dollar, and South African rand. In order to achieve adequate diversification for the Currency Program, major and minor currencies are traded as cross-rates selectively against each other and/or as outrights against the U.S. dollar.

FUTURES MARKETS TRADED

Markets traded may include, but are not limited to, the following:

FOREIGN EXCHANGE
Australian dollar
Brazilian real
British pound
Canadian dollar
Czech koruna
Euro
Japanese yen
Mexican peso
New Zealand dollar
Norwegian krone
Polish zloty
Singapore dollar
South African rand
Swedish krona
Swiss franc

PAST PERFORMANCE IS NOT NECESSARILY INDICATIVE OF FUTURE RESULTS.

SPECTRUM CURRENCY PERFORMANCE

2000	2001	2002	2003	2004	2005
11.70%	11.10%	12.25%	12.42%	-7.98%	-14.43%
(6 months)					(2 months)

ROLLING 12-MONTH PERFORMANCE VS. CISDM PUBLIC FUND INDEX

HISTORICAL PERFORMANCE COMPARISON (6/30/00 = $10)

CORRELATION ANALYSIS (7/00 - 2/05)

Note: The closer the value to zero, the lower the correlation to the indexes compared.

	Spectrum Currency	CISDM	S&P	CITI	EAFE

Spectrum Currency	1.00	0.55	-0.01	0.10	0.10
CISDM Public Fund Index		1.00	-0.25	0.27	-0.11
S & P 500 Index			1.00	-0.11	0.87
Citigroup Corporate Bond Index				1.00	-0.09
MSCI EAFE Index					1.00

The S&P 500 Index, Citigroup Corporate Bond Index and MSCI EAFE Index performance data for stocks, corporate bonds, and international stocks, respectively, are provided by Strategic Financial Solutions, LLC, Memphis, TN. The CISDM Public Fund Index performance data for managed futures is provided by Managed Account Reports LLC, New York, N.Y.

Risk Considerations: Typically, managed futures investments are speculative, involve a high degree of risk, have substantial charges and are suitable only for the risk capital portion of an investor's portfolio. Before investing in any partnership and in order to make an informed decision, you should read the Spectrum Series prospectus carefully for complete information, including charges, expenses, and risks. Financial Advisors should also read the prospectus before discussing managed futures with clients.

PAST PERFORMANCE IS NOT NECESSARILY INDICATIVE OF FUTURE RESULTS.

        The following charts were prepared by the general partner to illustrate the change in fund assets from the inception of trading in each partnership through February 28, 2005, to reflect each partnership's performance and net additions of capital.

Spectrum Select
Fund Asset History

Net Asset Value (in millions)

    *  Spectrum Select had multiple closings during initial offering

  **  Re-opening of fund in September 1993 and November 1996

***  Effective May 1998, Spectrum Select became part of the Spectrum Series.

Spectrum Technical
Fund Asset History

Net Asset Value (in millions)

PAST PERFORMANCE IS NOT NECESSARILY INDICATIVE OF FUTURE RESULTS.

Spectrum Strategic
Fund Asset History

Net Asset Value (in millions)

Spectrum Global Balanced
Fund Asset History

Net Asset Value (in millions)

PAST PERFORMANCE IS NOT NECESSARILY INDICATIVE OF FUTURE RESULTS.

Spectrum Currency
Fund Asset History

Net Asset Value (in millions)

PAST PERFORMANCE IS NOT NECESSARILY INDICATIVE OF FUTURE RESULTS.

        The following charts were prepared by the general partner to illustrate the monthly performance, on a net asset value basis, of each partnership versus that of the CISDM Public Fund Index, from the inception of trading through February 28, 2005. The CISDM Public Fund Index represents the dollar-weighted average performance of public managed futures funds. To qualify for inclusion in the CISDM Public Fund Index, an investment product must appear in CISDM's fund performance tables. CISDM imposes no minimum size restrictions on the public managed futures funds that it tracks. As of February 28, 2005, there were 54 public managed futures funds included in the calculation of the CISDM Public Fund Index.

Spectrum Select vs. CISDM Public Fund Index
Historical Performance Comparison

Data: August 1991 through February 2005

Spectrum Technical vs. CISDM Public Fund Index
Historical Performance Comparison

Data: November 1994 through February 2005

PAST PERFORMANCE IS NOT NECESSARILY INDICATIVE OF FUTURE RESULTS.

Spectrum Strategic vs. CISDM Public Fund Index
Historical Performance Comparison

Data: November 1994 through February 2005

Spectrum Global Balanced vs. CISDM Public Fund Index
Historical Performance Comparison

Data: November 1994 through February 2005

PAST PERFORMANCE IS NOT NECESSARILY INDICATIVE OF FUTURE RESULTS.

Spectrum Currency vs. CISDM Public Fund Index
Historical Performance Comparison

Data: July 2000 through February 2005

PAST PERFORMANCE IS NOT NECESSARILY INDICATIVE OF FUTURE RESULTS.

        The following charts were prepared by the general partner to illustrate the performance, on a rate of return basis, of each partnership versus that of the CISDM Public Fund Index, from the inception of trading through February 28, 2005.

Spectrum Select vs. CISDM Public Fund Index
Historical Performance Comparison (Rate of Return)

Data: August 1991 through February 2005

All returns, with the exception of year-to-date returns and quarter-to-date returns, are annualized.

Spectrum Technical vs. CISDM Public Fund Index
Historical Performance Comparison (Rate of Return)

Data: November 1994 through February 2005

All returns, with the exception of year-to-date returns and quarter-to-date returns, are annualized.

PAST PERFORMANCE IS NOT NECESSARILY INDICATIVE OF FUTURE RESULTS.

Spectrum Strategic vs. CISDM Public Fund Index
Historical Performance Comparison (Rate of Return)

Data: November 1994 through February 2005

All returns, with the exception of year-to-date returns and quarter-to-date returns, are annualized.

Spectrum Global Balanced vs. CISDM Public Fund Index
Historical Performance Comparison (Rate of Return)

Data: November 1994 through February 2005

All returns, with the exception of year-to-date returns and quarter-to-date returns, are annualized.

PAST PERFORMANCE IS NOT NECESSARILY INDICATIVE OF FUTURE RESULTS.

Spectrum Currency vs. CISDM Public Fund Index
Historical Performance Comparison (Rate of Return)

Data: July 2000 through February 2005

All returns, with the exception of year-to-date returns and quarter-to-date returns, are annualized.

PAST PERFORMANCE IS NOT NECESSARILY INDICATIVE OF FUTURE RESULTS.

        The following charts were prepared by the general partner to illustrate certain period performance and statistical information relating to the partnerships, from their inception of trading through February 2005.

Spectrum Select Historical Performance
Month	Monthly Return	NAV/ Unit	Qrtly Return	Annual Return	12 Mo. Holding Period	24 Mo. Holding Period
	%	$	%	%	%	%
Beginning NAV Per Unit		10.00
Aug-91	(6.20)	9.38
Sep-91	6.32	9.97	(0.27)
Oct-91	(2.28)	9.75
Nov-91	(2.93)	9.46
Dec-91	38.67	13.12	31.54	31.19
Jan-92	(13.72)	11.32
Feb-92	(6.09)	10.63
Mar-92	(3.91)	10.21	(22.14)
Apr-92	(1.86)	10.02
May-92	(1.42)	9.88
Jun-92	7.19	10.59	3.71
Jul-92	10.72	11.73			17.29
Aug-92	6.69	12.51			33.40
Sep-92	(5.24)	11.86	11.94		18.89
Oct-92	(3.17)	11.48			17.81
Nov-92	1.39	11.64			23.04
Dec-92	(3.58)	11.22	(5.34)	(14.45)	(14.45)
Jan-93	0.31	11.26			(0.54)
Feb-93	14.85	12.93			21.64
Mar-93	(0.60)	12.85	14.52		25.83
Apr-93	10.35	14.18			41.48
May-93	1.95	14.46			46.32
Jun-93	0.21	14.49	12.74		36.79
Jul-93	13.90	16.50			40.71	65.04
Aug-93	(0.95)	16.35			30.64	74.28
Sep-93	(4.13)	15.67	8.16		32.17	57.15
Oct-93	(4.97)	14.89			29.72	52.81
Nov-93	(1.30)	14.70			26.28	55.37
Dec-93	8.13	15.90	1.42	41.62	41.62	21.16
Jan-94	(11.67)	14.04			24.70	24.03
Feb-94	(6.79)	13.09			1.21	23.11
Mar-94	12.57	14.73	(7.33)		14.61	44.21
Apr-94	(0.95)	14.59			2.88	45.55
May-94	6.84	15.59			7.81	57.75
Jun-94	10.30	17.19	16.73		18.66	62.32
Jul-94	(4.91)	16.35			(0.93)	39.41
Aug-94	(6.95)	15.22			(6.93)	21.59
Sep-94	1.25	15.41	(10.41)		(1.70)	29.92
Oct-94	(4.78)	14.67			(1.50)	27.77
Nov-94	5.68	15.50			5.47	33.18
Dec-94	(2.72)	15.08	(2.11)	(5.12)	(5.12)	34.36
Jan-95	(8.13)	13.85			(1.32)	23.05
Feb-95	9.61	15.19			16.04	17.44
Mar-95	20.58	18.31	21.42		24.30	42.46
Apr-95	9.06	19.97			36.86	40.79
May-95	11.08	22.18			42.28	53.40
Jun-95	(1.70)	21.80	19.08		26.81	50.47
Jul-95	(10.61)	19.49			19.20	18.09
Aug-95	(4.81)	18.55			21.93	13.48
Sep-95	(7.76)	17.11	(21.52)		11.08	9.19
Oct-95	(3.35)	16.54			12.75	11.05
Nov-95	1.37	16.77			8.15	14.06
Dec-95	11.19	18.64	8.94	23.62	23.62	17.28
Jan-96	(0.38)	18.57			34.05	32.28

PAST PERFORMANCE IS NOT NECESSARILY INDICATIVE OF FUTURE RESULTS.

Spectrum Select Historical Performance
Month	Monthly Return	NAV/ Unit	Qrtly Return	Annual Return	12 Mo. Holding Period	24 Mo. Holding Period
	%	$	%	%	%	%
Feb-96	(12.11)	16.32			7.49	24.73
Mar-96	(0.22)	16.29	(12.63)		(11.05)	10.57
Apr-96	4.07	16.95			(15.11)	16.17
May-96	(3.65)	16.33			(26.37)	4.76
Jun-96	1.37	16.56	1.65		(24.07)	(3.71)
Jul-96	(1.44)	16.32			(16.27)	(0.20)
Aug-96	(0.46)	16.24			(12.44)	6.76
Sep-96	3.34	16.79	1.39		(1.90)	8.97
Oct-96	13.30	19.02			15.00	29.65
Nov-96	6.76	20.31			21.11	30.98
Dec-96	(3.36)	19.62	16.90	5.27	5.27	30.13
Jan-97	3.93	20.40			9.82	47.21
Feb-97	4.75	21.36			30.88	40.68
Mar-97	0.31	21.43	9.21		31.58	17.04
Apr-97	(5.46)	20.26			19.53	1.46
May-97	(1.18)	20.02			22.60	(9.73)
Jun-97	0.16	20.05	(6.42)		21.13	(8.02)
Jul-97	9.74	22.01			34.86	12.92
Aug-97	(6.22)	20.64			27.06	11.25
Sep-97	0.93	20.83	3.87		24.09	21.73
Oct-97	(3.77)	20.05			5.40	21.20
Nov-97	0.62	20.17			(0.66)	20.31
Dec-97	3.35	20.85	0.07	6.22	6.22	11.82
Jan-98	0.87	21.03			3.10	13.22
Feb-98	2.16	21.48			0.55	31.60
Mar-98	0.23	21.53	3.28		0.46	32.19
Apr-98	(6.72)	20.08			(0.88)	18.47
May-98	1.78	20.44			2.08	25.15
Jun-98	0.93	20.63	(4.18)		2.87	24.60
Jul-98	(0.97)	20.43			(7.17)	25.19
Aug-98	19.19	24.35			17.98	49.90
Sep-98	6.24	25.87	25.40		24.19	54.11
Oct-98	(5.14)	24.54			22.42	29.03
Nov-98	(4.16)	23.52			16.61	15.83
Dec-98	1.19	23.80	(8.00)	14.17	14.17	21.28
Jan-99	(2.90)	23.11			9.91	13.31
Feb-99	5.45	24.37			13.45	14.07
Mar-99	(2.50)	23.76	(0.17)		10.36	10.87
Apr-99	3.70	24.64			22.70	21.61
May-99	(4.38)	23.56			15.26	17.67
Jun-99	0.34	23.64	(0.51)		14.59	17.88
Jul-99	(4.40)	22.60			10.62	2.69
Aug-99	(0.44)	22.50			(7.60)	9.02
Sep-99	1.69	22.88	(3.21)		(11.56)	9.83
Oct-99	(8.39)	20.96			(14.59)	4.56
Nov-99	3.29	21.65			(7.95)	7.34
Dec-99	1.62	22.00	(3.85)	(7.56)	(7.56)	5.54
Jan-00	2.86	22.63			(2.08)	7.62
Feb-00	(2.17)	22.14			(9.15)	3.07
Mar-00	(2.08)	21.68	(1.45)		(8.75)	0.70
Apr-00	(3.78)	20.86			(15.34)	3.87
May-00	1.58	21.19			(10.06)	3.67
Jun-00	(4.44)	20.25	(6.60)		(14.34)	(1.84)
Jul-00	(2.42)	19.76			(12.57)	(3.28)
Aug-00	4.71	20.69			(8.04)	(15.03)
Sep-00	(1.84)	20.31	0.30		(11.23)	(21.49)
Oct-00	0.44	20.40			(2.67)	(16.87)
Nov-00	6.47	21.72			0.32	(7.65)

PAST PERFORMANCE IS NOT NECESSARILY INDICATIVE OF FUTURE RESULTS.

Spectrum Select Historical Performance
Month	Monthly Return	NAV/ Unit	Qrtly Return	Annual Return	12 Mo. Holding Period	24 Mo. Holding Period
	%	$	%	%	%	%
Dec-00	8.52	23.57	16.05	7.14	7.14	(0.97)
Jan-01	1.36	23.89			5.57	3.38
Feb-01	1.93	24.35			9.98	(0.08)
Mar-01	7.27	26.12	10.82		20.48	9.93
Apr-01	(6.93)	24.31			16.54	(1.34)
May-01	(0.53)	24.18			14.11	2.63
Jun-01	(1.78)	23.75	(9.07)		17.28	0.47
Jul-01	(0.13)	23.72			20.04	4.96
Aug-01	2.53	24.32			17.54	8.09
Sep-01	6.70	25.95	9.26		27.77	13.42
Oct-01	6.01	27.51			34.85	31.25
Nov-01	(13.12)	23.90			10.04	10.39
Dec-01	0.25	23.96	(7.67)	1.65	1.65	8.91
Jan-02	(1.25)	23.66			(0.96)	4.55
Feb-02	(6.89)	22.03			(9.53)	(0.50)
Mar-02	3.77	22.86	(4.59)		(12.48)	5.44
Apr-02	(3.11)	22.15			(8.89)	6.18
May-02	3.48	22.92			(5.21)	8.16
Jun-02	12.00	25.67	12.29		8.08	26.77
Jul-02	4.67	26.87			13.28	35.98
Aug-02	3.42	27.79			14.27	34.32
Sep-02	5.18	29.23	13.87		12.64	43.92
Oct-02	(6.12)	27.44			(0.25)	34.51
Nov-02	(4.56)	26.19			9.58	20.58
Dec-02	5.57	27.65	(5.41)	15.40	15.40	17.31
Jan-03	4.70	28.95			22.36	21.18
Feb-03	4.11	30.14			36.81	23.78
Mar-03	(8.99)	27.43	(0.80)		19.99	5.02
Apr-03	1.02	27.71			25.10	13.99
May-03	8.99	30.20			31.76	24.90
Jun-03	(2.91)	29.32	6.89		14.22	23.45
Jul-03	(1.98)	28.74			6.96	21.16
Aug-03	0.31	28.83			3.74	18.54
Sep-03	(2.77)	28.03	(4.40)		(4.11)	8.02
Oct-03	2.78	28.81			4.99	4.73
Nov-03	(3.02)	27.94			6.68	16.90
Dec-03	8.48	30.31	8.13	9.62	9.62	26.50
Jan-04	2.14	30.96			6.94	30.85
Feb-04	8.17	33.49			11.11	52.02
Mar-04	(0.90)	33.19	9.50		21.00	45.19
Apr-04	(10.67)	29.65			7.00	33.86
May-04	(3.95)	28.48			(5.70)	24.26
Jun-04	(4.71)	27.14	(18.23)		(7.44)	5.73
Jul-04	(3.24)	26.26			(8.63)	(2.27)
Aug-04	(2.97)	25.48			(11.62)	(8.31)
Sep-04	0.12	25.51	(6.01)		(8.99)	(12.73)
Oct-04	3.72	26.46			(8.16)	(3.57)
Nov-04	8.39	28.68			2.65	9.51
Dec-04	0.70	28.88	13.21	(4.72)	(4.72)	4.45
Jan-05	(7.31)	26.77			(13.53)	(7.53)
Feb-05	1.27	27.11		(6.13)	(19.05)	(10.05)
Compounded annual ROR:				7.62
Standard deviation of monthly returns:				6.74

PAST PERFORMANCE IS NOT NECESSARILY INDICATIVE OF FUTURE RESULTS.

Spectrum Technical Historical Performance
Month	Monthly Return	NAV/ Unit	Qrtly Return	Annual Return	12 Mo. Holding Period	24 Mo. Holding Period
	%	$	%	%	%	%
Beginning NAV per unit		10.00
Nov-94	(0.90)	9.91
Dec-94	(1.31)	9.78	(2.20)	(2.20)
Jan-95	(1.84)	9.60
Feb-95	5.10	10.09
Mar-95	10.21	11.12	13.70
Apr-95	3.60	11.52
May-95	0.69	11.60
Jun-95	(1.12)	11.47	3.15
Jul-95	(2.44)	11.19
Aug-95	(0.63)	11.12
Sep-95	(3.33)	10.75	(6.28)
Oct-95	(0.09)	10.74			7.40
Nov-95	0.93	10.84			9.38
Dec-95	6.09	11.50	6.98	17.59	17.59
Jan-96	4.78	12.05			25.52
Feb-96	(6.39)	11.28			11.79
Mar-96	1.24	11.42	(0.70)		2.70
Apr-96	4.82	11.97			3.91
May-96	(3.84)	11.51			(0.78)
Jun-96	3.21	11.88	4.03		3.57
Jul-96	(4.80)	11.31			1.07
Aug-96	(0.35)	11.27			1.35
Sep-96	5.50	11.89	0.08		10.60
Oct-96	9.92	13.07			21.69	30.70
Nov-96	8.34	14.16			30.63	42.89
Dec-96	(3.88)	13.61	14.47	18.35	18.35	39.16
Jan-97	3.67	14.11			17.10	46.98
Feb-97	1.13	14.27			26.51	41.43
Mar-97	(1.82)	14.01	2.94		22.68	25.99
Apr-97	(2.93)	13.60			13.62	18.06
May-97	(3.75)	13.09			13.73	12.84
Jun-97	0.69	13.18	(5.92)		10.94	14.91
Jul-97	9.33	14.41			27.41	28.78
Aug-97	(5.97)	13.55			20.23	21.85
Sep-97	1.85	13.80	4.70		16.06	28.37
Oct-97	0.36	13.85			5.97	28.96
Nov-97	1.01	13.99			(1.20)	29.06
Dec-97	4.57	14.63	6.01	7.49	7.49	27.22
Jan-98	(1.16)	14.46			2.48	20.00
Feb-98	0.41	14.52			1.75	28.72
Mar-98	1.31	14.71	0.55		5.00	28.81
Apr-98	(4.62)	14.03			3.16	17.21
May-98	3.28	14.49			10.70	25.89
Jun-98	(1.10)	14.33	(2.58)		8.73	20.62
Jul-98	(0.98)	14.19			(1.53)	25.46
Aug-98	10.29	15.65			15.50	38.86
Sep-98	4.35	16.33	13.96		18.33	37.34
Oct-98	(0.73)	16.21			17.04	24.02

PAST PERFORMANCE IS NOT NECESSARILY INDICATIVE OF FUTURE RESULTS.

Spectrum Technical Historical Performance
Month	Monthly Return	NAV/ Unit	Qrtly Return	Annual Return	12 Mo. Holding Period	24 Mo. Holding Period
	%	$	%	%	%	%
Nov-98	(6.17)	15.21			8.72	7.42
Dec-98	5.98	16.12	(1.29)	10.18	10.18	18.44
Jan-99	(4.96)	15.32			5.95	8.58
Feb-99	2.48	15.70			8.13	10.02
Mar-99	(2.48)	15.31	(5.02)		4.08	9.28
Apr-99	7.18	16.41			16.96	20.66
May-99	(5.00)	15.59			7.59	19.10
Jun-99	5.13	16.39	7.05		14.38	24.36
Jul-99	(3.90)	15.75			10.99	9.30
Aug-99	0.95	15.90			1.60	17.34
Sep-99	(1.51)	15.66	(4.45)		(4.10)	13.48
Oct-99	(9.96)	14.10			(13.02)	1.81
Nov-99	1.84	14.36			(5.59)	2.64
Dec-99	3.83	14.91	(4.79)	(7.51)	(7.51)	1.91
Jan-00	1.21	15.09			(1.50)	4.36
Feb-00	(1.19)	14.91			(5.03)	2.69
Mar-00	(1.54)	14.68	(1.54)		(4.11)	(0.20)
Apr-00	(4.02)	14.09			(14.14)	0.43
May-00	(0.43)	14.03			(10.01)	(3.17)
Jun-00	(2.78)	13.64	(7.08)		(16.78)	(4.82)
Jul-00	(3.96)	13.10			(16.83)	(7.68)
Aug-00	3.74	13.59			(14.53)	(13.16)
Sep-00	(8.61)	12.42	(8.94)		(20.69)	(23.94)
Oct-00	2.90	12.78			(9.36)	(21.16)
Nov-00	12.28	14.35			(0.07)	(5.65)
Dec-00	12.06	16.08	29.47	7.85	7.85	(0.25)
Jan-01	(0.81)	15.95			5.70	4.11
Feb-01	1.94	16.26			9.05	3.57
Mar-01	11.38	18.11	12.62		23.37	18.29
Apr-01	(11.10)	16.10			14.27	(1.89)
May-01	(0.37)	16.04			14.33	2.89
Jun-01	(3.62)	15.46	(14.63)		13.34	(5.67)
Jul-01	(3.36)	14.94			14.05	(5.14)
Aug-01	1.34	15.14			11.41	(4.78)
Sep-01	8.19	16.38	5.95		31.88	4.60
Oct-01	5.37	17.26			35.05	22.41
Nov-01	(15.59)	14.57			1.53	1.46
Dec-01	2.47	14.93	(8.85)	(7.15)	(7.15)	0.13
Jan-02	(1.88)	14.65			(8.15)	(2.92)
Feb-02	(3.41)	14.15			(12.98)	(5.10)
Mar-02	(2.90)	13.74	(7.97)		(24.13)	(6.40)
Apr-02	(3.20)	13.30			(17.39)	(5.61)
May-02	5.64	14.05			(12.41)	0.14
Jun-02	15.02	16.16	17.61		4.53	18.48
Jul-02	9.65	17.72			18.61	35.27
Aug-02	4.40	18.50			22.19	36.13
Sep-02	6.43	19.69	21.84		20.21	58.53
Oct-02	(6.75)	18.36			6.37	43.66
Nov-02	(4.68)	17.50			20.11	21.95

PAST PERFORMANCE IS NOT NECESSARILY INDICATIVE OF FUTURE RESULTS.

Spectrum Technical Historical Performance
Month	Monthly Return	NAV/ Unit	Qrtly Return	Annual Return	12 Mo. Holding Period	24 Mo. Holding Period
	%	$	%	%	%	%
Dec-02	5.20	18.41	(6.50)	23.31	23.31	14.49
Jan-03	12.76	20.76			41.71	30.16
Feb-03	6.60	22.13			56.40	36.10
Mar-03	(9.17)	20.10	9.18		46.29	10.99
Apr-03	1.44	20.39			53.31	26.65
May-03	6.38	21.69			54.38	35.22
Jun-03	(7.42)	20.08	(0.10)		24.26	29.88
Jul-03	(3.04)	19.47			9.88	30.32
Aug-03	3.39	20.13			8.81	32.96
Sep-03	(5.41)	19.04	(5.18)		(3.30)	16.24
Oct-03	9.14	20.78			13.18	20.39
Nov-03	1.20	21.03			20.17	44.34
Dec-03	7.66	22.64	18.91	22.98	22.98	51.64
Jan-04	2.74	23.26			12.04	58.77
Feb-04	9.85	25.55			15.45	80.57
Mar-04	(3.91)	24.55	8.44		22.14	78.68
Apr-04	(9.90)	22.12			8.48	66.32
May-04	(2.76)	21.51			(0.83)	53.10
Jun-04	(5.21)	20.39	(16.95)		1.54	26.18
Jul-04	(4.76)	19.42			(0.26)	9.59
Aug-04	(1.96)	19.04			(5.41)	2.92
Sep-04	2.94	19.60	(3.87)		2.94	(0.46)
Oct-04	6.89	20.95			0.82	14.11
Nov-04	12.51	23.57			12.08	34.69
Dec-04	0.25	23.63	20.56	4.37	4.37	28.35
Jan-05	(7.49)	21.86			(6.02)	5.30
Feb-05	(0.55)	21.74		(8.00)	(14.91)	(1.76)
Compounded annual ROR:				7.81
Standard deviation of monthly returns:				5.64

PAST PERFORMANCE IS NOT NECESSARILY INDICATIVE OF FUTURE RESULTS.

Spectrum Strategic Historical Performance
Month	Monthly Return	NAV/ Unit	Qrtly Return	Annual Return	12 Mo. Holding Period	24 Mo. Holding Period
	%	$	%	%	%	%
Beginning NAV per unit		10.00
Nov-94	0.10	10.01
Dec-94	0.00	10.01	0.10	0.10
Jan-95	(3.50)	9.66
Feb-95	1.45	9.80
Mar-95	7.86	10.57	5.59
Apr-95	0.00	10.57
May-95	(0.66)	10.50
Jun-95	(6.38)	9.83	(7.00)
Jul-95	(0.81)	9.75
Aug-95	4.00	10.14
Sep-95	(0.39)	10.10	2.75
Oct-95	0.30	10.13			1.30
Nov-95	2.76	10.41			4.00
Dec-95	6.24	11.06	9.50	10.49	10.49
Jan-96	3.71	11.47			18.74
Feb-96	(10.29)	10.29			5.00
Mar-96	(0.97)	10.19	(7.87)		(3.60)
Apr-96	6.08	10.81			2.27
May-96	(3.05)	10.48			(0.19)
Jun-96	(2.86)	10.18	(0.10)		3.56
Jul-96	(4.91)	9.68			(0.72)
Aug-96	1.14	9.79			(3.45)
Sep-96	5.11	10.29	1.08		1.88
Oct-96	2.92	10.59			4.54	5.90
Nov-96	3.49	10.96			5.28	9.49
Dec-96	(2.65)	10.67	3.69	(3.53)	(3.53)	6.59
Jan-97	(0.66)	10.60			(7.59)	9.73
Feb-97	10.09	11.67			13.41	19.08
Mar-97	6.77	12.46	16.78		22.28	17.88
Apr-97	(6.90)	11.60			7.31	9.74
May-97	0.78	11.69			11.55	11.33
Jun-97	(1.63)	11.50	(7.70)		12.97	16.99
Jul-97	7.65	12.38			27.89	26.97
Aug-97	(4.93)	11.77			20.22	16.07
Sep-97	(6.03)	11.06	(3.83)		7.48	9.50
Oct-97	(6.24)	10.37			(2.08)	2.37
Nov-97	(2.22)	10.14			(7.48)	(2.59)
Dec-97	5.62	10.71	(3.16)	0.37	0.37	(3.16)
Jan-98	5.32	11.28			6.42	(1.66)
Feb-98	(3.37)	10.90			(6.60)	5.93
Mar-98	0.37	10.94	2.15		(12.20)	7.36
Apr-98	(11.06)	9.73			(16.12)	(9.99)
May-98	(7.40)	9.01			(22.93)	(14.03)
Jun-98	(0.89)	8.93	(18.37)		(22.35)	(12.28)
Jul-98	(5.26)	8.46			(31.66)	(12.60)
Aug-98	11.82	9.46			(19.63)	(3.37)
Sep-98	19.03	11.26	26.09		1.81	9.43
Oct-98	8.44	12.21			17.74	15.30

PAST PERFORMANCE IS NOT NECESSARILY INDICATIVE OF FUTURE RESULTS.

Spectrum Strategic Historical Performance
Month	Monthly Return	NAV/ Unit	Qrtly Return	Annual Return	12 Mo. Holding Period	24 Mo. Holding Period
	%	$	%	%	%	%
Nov-98	(7.94)	11.24			10.85	2.55
Dec-98	2.76	11.55	2.58	7.84	7.84	8.25
Jan-99	(3.55)	11.14			(1.24)	5.09
Feb-99	11.76	12.45			14.22	6.68
Mar-99	(3.45)	12.02	4.07		9.87	(3.53)
Apr-99	2.00	12.26			26.00	5.69
May-99	(13.38)	10.62			17.87	(9.15)
Jun-99	21.85	12.94	7.65		44.90	12.52
Jul-99	(1.00)	12.81			51.42	3.47
Aug-99	5.31	13.49			42.60	14.61
Sep-99	13.27	15.28	18.08		35.70	38.16
Oct-99	(9.55)	13.82			13.19	33.27
Nov-99	4.85	14.49			28.91	42.90
Dec-99	9.39	15.85	3.73	37.23	37.23	47.99
Jan-00	(1.96)	15.54			39.50	37.77
Feb-00	(18.47)	12.67			1.77	16.24
Mar-00	(2.05)	12.41	(21.70)		3.24	13.44
Apr-00	(10.15)	11.15			(9.05)	14.59
May-00	10.13	12.28			15.63	36.29
Jun-00	(7.82)	11.32	(8.78)		(12.52)	26.76
Jul-00	3.71	11.74			(8.35)	38.77
Aug-00	(8.26)	10.77			(20.16)	13.85
Sep-00	(10.40)	9.65	(14.75)		(36.85)	(14.30)
Oct-00	(6.84)	8.99			(34.95)	(26.37)
Nov-00	6.56	9.58			(33.89)	(14.77)
Dec-00	10.75	10.61	9.95	(33.06)	(33.06)	(8.14)
Jan-01	(0.94)	10.51			(32.37)	(5.66)
Feb-01	0.48	10.56			(16.65)	(15.18)
Mar-01	1.04	10.67	0.57		(14.02)	(11.23)
Apr-01	(1.69)	10.49			(5.92)	(14.44)
May-01	(0.10)	10.48			(14.66)	(1.32)
Jun-01	(3.34)	10.13	(5.06)		(10.51)	(21.72)
Jul-01	(1.38)	9.99			(14.91)	(22.01)
Aug-01	(0.60)	9.93			(7.80)	(26.39)
Sep-01	3.83	10.31	1.78		6.84	(32.53)
Oct-01	1.07	10.42			15.91	(24.60)
Nov-01	1.15	10.54			10.02	(27.26)
Dec-01	0.09	10.55	2.33	(0.57)	(0.57)	(33.44)
Jan-02	2.09	10.77			2.47	(30.69)
Feb-02	2.51	11.04			4.55	(12.87)
Mar-02	4.62	11.55	9.48		8.25	(6.93)
Apr-02	(4.94)	10.98			4.67	(1.52)
May-02	1.37	11.13			6.20	(9.36)
Jun-02	8.00	12.02	4.07		18.66	6.18
Jul-02	(0.42)	11.97			19.82	1.96
Aug-02	2.26	12.24			23.26	13.65
Sep-02	3.10	12.62	4.99		22.41	30.78
Oct-02	(7.13)	11.72			12.48	30.37
Nov-02	(5.97)	11.02			4.55	15.03

PAST PERFORMANCE IS NOT NECESSARILY INDICATIVE OF FUTURE RESULTS.

Spectrum Strategic Historical Performance
Month	Monthly Return	NAV/ Unit	Qrtly Return	Annual Return	12 Mo. Holding Period	24 Mo. Holding Period
	%	$	%	%	%	%
Dec-02	4.72	11.54	(8.56)	9.38	9.38	8.77
Jan-03	13.78	13.13			21.91	24.93
Feb-03	(2.21)	12.84			16.30	21.59
Mar-03	(4.28)	12.29	6.50		6.41	15.18
Apr-03	1.87	12.52			14.03	19.35
May-03	0.00	12.52			12.49	19.47
Jun-03	(1.28)	12.36	0.57		2.83	22.01
Jul-03	(1.86)	12.13			1.34	21.42
Aug-03	4.29	12.65			3.35	27.39
Sep-03	3.00	13.03	5.42		3.25	26.38
Oct-03	3.45	13.48			15.02	29.37
Nov-03	(2.23)	13.18			19.60	25.05
Dec-03	8.57	14.31	9.82	24.00	24.00	35.64
Jan-04	0.49	14.38			9.52	33.52
Feb-04	7.86	15.51			20.79	40.49
Mar-04	2.32	15.87	10.90		29.13	37.40
Apr-04	(6.49)	14.84			18.53	35.15
May-04	(1.01)	14.69			17.33	31.99
Jun-04	(0.54)	14.61	(7.94)		18.20	21.55
Jul-04	(4.38)	13.97			15.17	16.71
Aug-04	(0.07)	13.96			10.36	14.05
Sep-04	3.01	14.38	(1.57)		10.36	13.95
Oct-04	(0.63)	14.29			6.01	21.93
Nov-04	1.33	14.48			9.86	31.40
Dec-04	0.55	14.56	1.25	1.75	1.75	26.17
Jan-05	(3.23)	14.09			(2.02)	7.31
Feb-05	(0.14)	14.07		(3.37)	(9.28)	9.58
Compounded annual ROR:				3.36
Standard deviation of monthly returns:				6.19

PAST PERFORMANCE IS NOT NECESSARILY INDICATIVE OF FUTURE RESULTS.

Spectrum Global Balanced Historical Performance
Month	Monthly Return	NAV/ Unit	Qrtly Return	Annual Return	12 Mo. Holding Period	24 Mo. Holding Period
	%	$	%	%	%	%
Beginning NAV per unit		10.00
Nov-94	(0.50)	9.95
Dec-94	(1.21)	9.83	(1.70)	(1.70)
Jan-95	1.32	9.96
Feb-95	4.62	10.42
Mar-95	2.88	10.72	9.05
Apr-95	2.15	10.95
May-95	4.38	11.43
Jun-95	0.79	11.52	7.46
Jul-95	(1.39)	11.36
Aug-95	(1.41)	11.20
Sep-95	1.61	11.38	(1.22)
Oct-95	0.26	11.41			14.10
Nov-95	2.72	11.72			17.79
Dec-95	2.99	12.07	6.06	22.79	22.79
Jan-96	0.41	12.12			21.69
Feb-96	(7.92)	11.16			7.10
Mar-96	(1.08)	11.04	(8.53)		2.99
Apr-96	1.27	11.18			2.10
May-96	(3.13)	10.83			(5.25)
Jun-96	0.46	10.88	(1.45)		(5.56)
Jul-96	0.83	10.97			(3.43)
Aug-96	(0.82)	10.88			(2.86)
Sep-96	2.30	11.13	2.30		(2.20)
Oct-96	3.77	11.55			1.23	15.50
Nov-96	4.76	12.10			3.24	21.61
Dec-96	(3.88)	11.63	4.49	(3.65)	(3.65)	18.31
Jan-97	3.35	12.02			(0.83)	20.68
Feb-97	3.16	12.40			11.11	19.00
Mar-97	(2.50)	12.09	3.96		9.51	12.78
Apr-97	(1.65)	11.89			6.35	8.58
May-97	1.68	12.09			11.63	5.77
Jun-97	3.64	12.53	3.64		15.17	8.77
Jul-97	11.89	14.02			27.80	23.42
Aug-97	(5.92)	13.19			21.23	17.77
Sep-97	3.26	13.62	8.70		22.37	19.68
Oct-97	(1.69)	13.39			15.93	17.35
Nov-97	(0.37)	13.34			10.25	13.82
Dec-97	3.07	13.75	0.95	18.23	18.23	13.92
Jan-98	2.25	14.06			16.97	16.01
Feb-98	1.49	14.27			15.08	27.87
Mar-98	2.24	14.59	6.11		20.68	32.16
Apr-98	(1.78)	14.33			20.52	28.18
May-98	(0.35)	14.28			18.11	31.86
Jun-98	0.00	14.28	(2.12)		13.97	31.25
Jul-98	(1.19)	14.11			0.64	28.62
Aug-98	2.55	14.47			9.70	33.00
Sep-98	5.11	15.21	6.51		11.67	36.66
Oct-98	1.18	15.39			14.94	33.25

PAST PERFORMANCE IS NOT NECESSARILY INDICATIVE OF FUTURE RESULTS.

Spectrum Global Balanced Historical Performance
Month	Monthly Return	NAV/ Unit	Qrtly Return	Annual Return	12 Mo. Holding Period	24 Mo. Holding Period
	%	$	%	%	%	%
Nov-98	2.66	15.80			18.44	30.58
Dec-98	1.27	16.00	5.19	16.36	16.36	37.58
Jan-99	(0.06)	15.99			13.73	33.03
Feb-99	(0.06)	15.98			11.98	28.87
Mar-99	0.00	15.98	(0.12)		9.53	32.18
Apr-99	4.13	16.64			16.12	39.95
May-99	(4.99)	15.81			10.71	30.77
Jun-99	2.28	16.17	1.19		13.24	29.05
Jul-99	(1.67)	15.90			12.69	13.41
Aug-99	(0.19)	15.87			9.68	20.32
Sep-99	(0.50)	15.79	(2.35)		3.81	15.93
Oct-99	(1.77)	15.51			0.78	15.83
Nov-99	1.93	15.81			0.06	18.52
Dec-99	1.96	16.12	2.09	0.75	0.75	17.24
Jan-00	(0.93)	15.97			(0.13)	13.58
Feb-00	0.94	16.12			0.88	12.96
Mar-00	3.10	16.62	3.10		4.01	13.91
Apr-00	(4.57)	15.86			(4.69)	10.68
May-00	(1.32)	15.65			(1.01)	9.59
Jun-00	(0.26)	15.61	(6.08)		(3.46)	9.31
Jul-00	(2.18)	15.27			(3.96)	8.22
Aug-00	3.01	15.73			(0.88)	8.71
Sep-00	(3.94)	15.11	(3.20)		(4.31)	(0.66)
Oct-00	2.25	15.45			(0.39)	0.39
Nov-00	(0.52)	15.37			(2.78)	(2.72)
Dec-00	5.79	16.26	7.61	0.87	0.87	1.63
Jan-01	0.55	16.35			2.38	2.25
Feb-01	(3.36)	15.80			(1.99)	(1.13)
Mar-01	2.91	16.26	0.00		(2.17)	1.75
Apr-01	(0.31)	16.21			2.21	(2.58)
May-01	0.25	16.25			3.83	2.78
Jun-01	(3.08)	15.75	(3.14)		0.90	(2.60)
Jul-01	0.00	15.75			3.14	(0.94)
Aug-01	0.51	15.83			0.64	(0.25)
Sep-01	(1.20)	15.64	(0.70)		3.51	(0.95)
Oct-01	2.75	16.07			4.01	3.61
Nov-01	(0.06)	16.06			4.49	1.58
Dec-01	0.93	16.21	3.64	(0.31)	(0.31)	0.56
Jan-02	(1.23)	16.01			(2.08)	0.25
Feb-02	(1.69)	15.74			(0.38)	(2.36)
Mar-02	0.25	15.78	(2.65)		(2.95)	(5.05)
Apr-02	(2.09)	15.45			(4.69)	(2.59)
May-02	(0.19)	15.42			(5.11)	(1.47)
Jun-02	1.30	15.62	(1.01)		(0.83)	0.06
Jul-02	(0.83)	15.49			(1.65)	1.44
Aug-02	0.97	15.64			(1.20)	(0.57)
Sep-02	(4.16)	14.99	(4.03)		(4.16)	(0.79)
Oct-02	(0.80)	14.87			(7.47)	(3.75)
Nov-02	2.08	15.18			(5.48)	(1.24)

PAST PERFORMANCE IS NOT NECESSARILY INDICATIVE OF FUTURE RESULTS.

Spectrum Global Balanced Historical Performance
Month	Monthly Return	NAV/ Unit	Qrtly Return	Annual Return	12 Mo. Holding Period	24 Mo. Holding Period
	%	$	%	%	%	%
Dec-02	(4.02)	14.57	(2.80)	(10.12)	(10.12)	(10.39)
Jan-03	0.34	14.62			(8.68)	(10.58)
Feb-03	2.67	15.01			(4.64)	(5.00)
Mar-03	(2.60)	14.62	0.34		(7.35)	(10.09)
Apr-03	2.19	14.94			(3.30)	(7.83)
May-03	4.89	15.67			1.62	(3.57)
Jun-03	(0.19)	15.64	6.98		0.13	(0.70)
Jul-03	(1.09)	15.47			(0.13)	(1.78)
Aug-03	0.00	15.47			(1.09)	(2.27)
Sep-03	(1.16)	15.29	(2.24)		2.00	(2.24)
Oct-03	(0.92)	15.15			1.88	(5.72)
Nov-03	(1.32)	14.95			(1.52)	(6.91)
Dec-03	3.48	15.47	1.18	6.18	6.18	(4.57)
Jan-04	(0.90)	15.33			4.86	(4.25)
Feb-04	2.09	15.65			4.26	(0.57)
Mar-04	(1.85)	15.36	(0.71)		5.06	(2.66)
Apr-04	(3.58)	14.81			(0.87)	(4.14)
May-04	(1.08)	14.65			(6.51)	(4.99)
Jun-04	(0.07)	14.64	(4.69)		(6.39)	(6.27)
Jul-04	(2.53)	14.27			(7.76)	(7.88)
Aug-04	0.28	14.31			(7.50)	(8.50)
Sep-04	(0.21)	14.28	(2.46)		(6.61)	(4.74)
Oct-04	0.42	14.34			(5.35)	(3.56)
Nov-04	1.05	14.49			(3.08)	(4.55)
Dec-04	0.83	14.61	2.31	(5.56)	(5.56)	0.27
Jan-05	(2.33)	14.27			(6.91)	(2.39)
Feb-05	0.42	14.33		(1.92)	(8.43)	(4.53)
Compounded annual ROR:				3.55
Standard deviation of monthly returns:				2.64

PAST PERFORMANCE IS NOT NECESSARILY INDICATIVE OF FUTURE RESULTS.

Spectrum Currency Historical Performance
Month	Monthly Return	NAV/ Unit	Qrtly Return	Annual Return	12 Mo. Holding Period	24 Mo. Holding Period
	%	$	%	%	%	%
Beginning NAV per unit		10.00
Jul-00	0.60	10.06
Aug-00	0.40	10.10
Sep-00	1.39	10.24	2.40
Oct-00	7.32	10.99
Nov-00	(1.64)	10.81
Dec-00	3.33	11.17	9.08	11.70
Jan-01	(1.07)	11.05
Feb-01	(1.36)	10.90
Mar-01	8.44	11.82	5.82
Apr-01	(2.88)	11.48
May-01	1.92	11.70
Jun-01	(1.71)	11.50	(2.71)		15.00
Jul-01	(5.91)	10.82			7.55
Aug-01	2.40	11.08			9.70
Sep-01	0.90	11.18	(2.78)		9.18
Oct-01	(0.81)	11.09			0.91
Nov-01	(0.36)	11.05			2.22
Dec-01	12.31	12.41	11.00	11.10	11.10
Jan-02	(3.46)	11.98			8.42
Feb-02	(1.75)	11.77			7.98
Mar-02	(4.50)	11.24	(9.43)		(4.91)
Apr-02	2.40	11.51			0.26
May-02	10.34	12.70			8.55
Jun-02	8.98	13.84	23.13		20.35	38.40
Jul-02	(4.41)	13.23			22.27	31.51
Aug-02	(4.69)	12.61			13.81	24.85
Sep-02	(1.98)	12.36	(10.69)		10.55	20.70
Oct-02	0.57	12.43			12.08	13.10
Nov-02	(1.05)	12.30			11.31	13.78
Dec-02	13.25	13.93	12.70	12.25	12.25	24.71
Jan-03	5.03	14.63			22.12	32.40
Feb-03	0.96	14.77			25.49	35.50
Mar-03	(1.96)	14.48	3.95		28.83	22.50
Apr-03	4.07	15.07			30.93	31.27
May-03	3.19	15.55			22.44	32.91
Jun-03	(3.99)	14.93	3.11		7.88	29.83
Jul-03	(4.49)	14.26			7.79	31.79
Aug-03	(1.26)	14.08			11.66	27.08
Sep-03	0.43	14.14	(5.29)		14.40	26.48
Oct-03	0.64	14.23			14.48	28.31
Nov-03	4.08	14.81			20.41	34.03
Dec-03	5.74	15.66	10.75	12.42	12.42	26.19
Jan-04	(0.89)	15.52			6.08	29.55
Feb-04	0.39	15.58			5.48	32.37
Mar-04	(7.51)	14.41	(7.98)		(0.48)	28.20
Apr-04	(5.14)	13.67			(9.29)	18.77
May-04	(3.58)	13.18			(15.24)	3.78
Jun-04	(1.90)	12.93	(10.27)		(13.40)	(6.58)
Jul-04	(3.87)	12.43			(12.83)	(6.05)
Aug-04	(5.79)	11.71			(16.83)	(7.14)
Sep-04	(1.11)	11.58	(10.44)		(18.10)	(6.31)
Oct-04	7.69	12.47			(12.37)	0.32
Nov-04	12.99	14.09			(4.86)	14.55
Dec-04	2.27	14.41	24.44	(7.98)	(7.98)	3.45
Jan-05	(11.24)	12.79			(17.59)	(12.58)
Feb-05	(3.60)	12.33		(14.43)	(20.86)	(16.52)
Compounded annual ROR:				4.59
Standard deviation of monthly returns:				5.15

PAST PERFORMANCE IS NOT NECESSARILY INDICATIVE OF FUTURE RESULTS.

GLOSSARY OF TERMS

        The following glossary may assist prospective investors in understanding certain terms used in this prospectus:

        Clearing broker.    The entity responsible for assuring that futures and options trades are properly processed and recorded or "cleared" by the clearinghouse affiliated with the exchange on which the trades took place.

        Commodity broker.    The entity responsible for holding the client's funds deposited with it as margin for trades and, if the commodity broker is also a clearing commodity broker, for assuring that futures and options trades for a client are properly processed and recorded or "cleared" by the clearinghouse affiliated with the exchange on which the trade took place. In the U.S., commodity brokers are registered under the Commodity Exchange Act as futures commission merchants.

        Commodity pool.    A partnership, trust or similar form of collective investment vehicle which consolidates funds from investors for the purpose of trading in commodity futures, forward, and options contracts.

        Commodity pool operator.    Any person or entity that solicits funds in connection with the sale of interests in a commodity pool or that manages the operations of a commodity pool. A commodity pool operator must register under the Commodity Exchange Act.

        Counter-trend liquidations.    Closing out a position after a significant price move on the assumption that the market is due for a correction.

        Cross rate.    The trading of one foreign currency against another foreign currency.

        Daily price fluctuation limit.    The maximum permitted fluctuation imposed by commodity exchanges in the price of a commodity futures contract for a given commodity that can occur on an exchange on a given day in relation to the previous day's settlement price, which maximum permitted fluctuation is subject to change from time to time by the exchange. These limits generally are not imposed on option contracts or outside the U.S.

        Delivery.    The process of satisfying a futures contract or a forward contract by transferring ownership of a specified quantity and grade of a commodity, product or instrument to the purchaser of the contract.

        Exchange for physical.    A transaction permitted under the rules of futures exchanges in which two parties exchange a cash market (physical) commodity position for a futures contract (or vice versa) without making a trade on the exchange. The prices at which such transactions are executed are negotiated between the parties.

        Forward contract.    A cash market transaction in which the buyer and seller agree to the purchase and sale of a specific quantity of a commodity, product, instrument or currency for delivery at some future time under such terms and conditions as the two may agree upon.

        Fundamental analysis.    The analysis of fundamental market information such as supply and demand levels, weather, economic indicators, and geopolitical events.

        Futures contract.    A contract providing for the delivery or receipt at a future date of a specified amount and grade of a traded commodity, product, instrument, or index at a specified price and delivery point, or for cash settlement. A market participant can make a futures contract to buy or sell the underlying commodity, product, instrument or index. The contractual obligations may be satisfied either by taking or making, as the case may be, physical delivery of the commodity, product, instrument, or index or by making an offsetting sale or purchase of an equivalent but opposite futures contract on the same, or a mutually offsetting, exchange prior to the designated date of delivery.

        Long contract or long position.    A contract to accept delivery (i.e., to buy) a specified amount of a commodity, product, instrument, or index at a future date at a specified price.

        Margin.    A good faith deposit with a broker to assure fulfillment of a purchase or sale of a futures, forward or options contract. Margins on these contracts do not usually involve the payment of interest.

        Margin call.    A demand for additional funds after the initial good faith deposit required to maintain a customer's account in compliance with the requirements of a particular commodity exchange or of a commodity broker.

        Non-Spectrum Series exchange.    The use of proceeds from the redemption of interests from another commodity pool for which Demeter acts as general partner and commodity pool operator to acquire units in one or more of the Spectrum Series partnerships.

        Notional funds.    The amount by which the nominal account size exceeds the amount of actual funds in the account.

        Open position.    A contractual commitment arising under a long contract or a short contract that has not been extinguished by an offsetting trade or by delivery.

        Option on a futures contract.    A contract that gives the purchaser of the option, in exchange for a one-time payment known as premium, the right, but not the obligation, to buy or sell a futures contract at a specified price within a specified period of time. The seller of an option on a futures contract receives the premium payment and has the obligation to buy or sell the futures contract, if the option is exercised, at the specified price within the specified period of time.

        Outrights.    The trading of one foreign currency against the U.S. dollar as compared to a cross rate trade between two non-U.S. currencies.

        Parameters.    A value that can be freely assigned in a trading system in order to vary the timing of signals.

        Pattern recognition.    The ability to identify patterns that appeared to act as precursors of price advances or declines in the past.

        Resistance.    A previous high. A price level above the market where selling pressure overcomes buying pressure and a price advance is turned back.

        Secular trend.    Intermediate upswings and downswings in price that over a long period of time constitutes a big move.

        Short contract or short position.    A contract to make delivery of (sell) a specified amount of a commodity, product, instrument, or index at a future date at a specified price.

        Spectrum Series exchange.    A redemption of units in a Spectrum Series Partnership with the proceeds used to purchase units of one or more of the other partnerships in the Spectrum Series.

        Speculative position limit.    The maximum number of speculative futures or option contracts in any one commodity (on one exchange), imposed by the CFTC or a U.S. commodity exchange, that can be held or controlled at one time by one person or a group of persons acting together. These limits generally are not imposed for trading on markets or exchanges outside the U.S.

        Stop-loss order.    An order to buy or sell at the market when a definite price is reached, either above or below the price of the instrument that prevailed when the order was given.

        Support.    A previous low. A price level below the market where buying interest is sufficiently strong to overcome selling pressure.

        Systematic technical charting systems.    A system that is technical in nature and based on chart patterns as opposed to pure mathematical calculations.

        Technical analysis.    The analysis of technical market information by a trading advisor, such as analyzing actual daily, weekly, and monthly price fluctuations, trading volume variations, and changes in numbers of open positions in various futures and options contracts.

        Trading advisor.    Any person or entity that provides advice as to the purchase or sale of futures, forwards, or options contracts. A commodity trading advisor must register under the Commodity Exchange Act.

FINANCIAL STATEMENTS

INDEX

REPORT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

To the Limited Partners and the General Partner of
        Morgan Stanley Spectrum Select L.P.
        Morgan Stanley Spectrum Technical L.P.
        Morgan Stanley Spectrum Strategic L.P.
        Morgan Stanley Spectrum Global Balanced L.P.
        Morgan Stanley Spectrum Currency L.P.:

We have audited the accompanying statements of financial condition of Morgan Stanley Spectrum Select L.P., Morgan Stanley Spectrum Technical L.P., Morgan Stanley Spectrum Strategic L.P., Morgan Stanley Spectrum Global Balanced L.P., and Morgan Stanley Spectrum Currency L.P. (collectively, the "Partnerships"), including the schedules of investments, as of December 31, 2004 and 2003 and the related statements of operations, changes in partners' capital, and cash flows for each of the three years in the period ended December 31, 2004. These financial statements are the responsibility of the Partnerships' management. Our responsibility is to express an opinion on these financial statements based on our audits.

We conducted our audits in accordance with the standards of the Public Company Accounting Oversight Board (United States). Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

In our opinion, such financial statements present fairly, in all material respects, the financial position of Morgan Stanley Spectrum Select L.P., Morgan Stanley Spectrum Technical L.P., Morgan Stanley Spectrum Strategic L.P., Morgan Stanley Spectrum Global Balanced L.P., and Morgan Stanley Spectrum Currency L.P., at December 31, 2004 and 2003 and the results of their operations and their cash flows for each of the three years in the period ended December 31, 2004 in conformity with accounting principles generally accepted in the United States of America.

We have also audited, in accordance with the standards of the Public Company Accounting Oversight Board (United States), the effectiveness of the Partnerships' internal control over financial reporting as of December 31, 2004, based on the criteria established in Internal Control—Integrated Framework issued by the Committee of Sponsoring Organizations of the Treadway Commission and our report (not presented herein) dated March 11, 2005 expressed an unqualified opinion on management's assessment of the effectiveness of the Partnerships' internal control over financial reporting and an unqualified opinion on the effectiveness of the Partnerships' internal control over financial reporting.

New York, New York
March 11, 2005

MORGAN STANLEY SPECTRUM SELECT L.P.

STATEMENTS OF FINANCIAL CONDITION

	December 31,
	2004	2003
	$	$
ASSETS
Equity in futures interests trading accounts:
Cash	563,835,247	398,595,952
Net unrealized gain on open contracts (Morgan Stanley & Co.)	12,072,891	25,504,948
Net unrealized gain on open contracts (Morgan Stanley International)	3,053,732	11,277,017

Total net unrealized gain on open contracts	15,126,623	36,781,965
Net option premiums	3,366,493	1,232,488

Total Trading Equity	582,328,363	436,610,405
Subscriptions receivable	12,736,861	12,688,217
Interest receivable (Morgan Stanley DW)	757,981	250,620

Total Assets	595,823,205	449,549,242

LIABILITIES AND PARTNERS' CAPITAL
LIABILITIES
Redemptions payable	5,692,215	2,405,123
Accrued brokerage fees (Morgan Stanley DW)	3,468,754	2,401,080
Accrued management fees	1,356,111	993,550
Accrued incentive fee	—	2,227,005

Total Liabilities	10,517,080	8,026,758

PARTNERS' CAPITAL
Limited Partners (20,050,871.818 and 14,405,312.114 Units, respectively)	579,155,164	436,666,633
General Partner (212,951.775 and 160,190.965 Units, respectively)	6,150,961	4,855,851

Total Partners' Capital	585,306,125	441,522,484

Total Liabilities and Partners' Capital	595,823,205	449,549,242

NET ASSET VALUE PER UNIT	28.88	30.31

The accompanying notes are an integral part of these financial statements.

MORGAN STANLEY SPECTRUM TECHNICAL L.P.

STATEMENTS OF FINANCIAL CONDITION

	December 31,
	2004	2003
	$	$
ASSETS
Equity in futures interests trading accounts:
Cash	745,974,904	483,512,056
Net unrealized gain on open contracts (Morgan Stanley & Co.)	22,634,674	27,948,353
Net unrealized gain on open contracts (Morgan Stanley International)	4,707,076	18,485,857

Total net unrealized gain on open contracts	27,341,750	46,434,210
Net option premiums	—	3,973,725

Total Trading Equity	773,316,654	533,919,991
Subscriptions receivable	17,135,652	15,855,119
Interest receivable (Morgan Stanley DW)	1,000,293	291,810

Total Assets	791,452,599	550,066,920

LIABILITIES AND PARTNERS' CAPITAL
LIABILITIES
Redemptions payable	6,466,684	2,925,703
Accrued brokerage fees (Morgan Stanley DW)	4,629,988	2,947,775
Accrued management fees	1,632,040	1,084,524
Accrued incentive fee	—	4,924,640

Total Liabilities	12,728,712	11,882,642

PARTNERS' CAPITAL
Limited Partners (32,613,627.616 and 23,512,770.158 Units, respectively)	770,511,257	532,266,109
General Partner (347,618.087 and 261,434.166 Units, respectively)	8,212,630	5,918,169

Total Partners' Capital	778,723,887	538,184,278

Total Liabilities and Partners' Capital	791,452,599	550,066,920

NET ASSET VALUE PER UNIT	23.63	22.64

The accompanying notes are an integral part of these financial statements.

MORGAN STANLEY SPECTRUM STRATEGIC L.P.

STATEMENTS OF FINANCIAL CONDITION

	December 31,
	2004	2003
	$	$
ASSETS
Equity in futures interests trading accounts:
Cash	178,400,461	109,846,761
Net unrealized gain on open contracts (Morgan Stanley International)	2,886,349	2,073,986
Net unrealized gain (loss) on open contracts (Morgan Stanley & Co.)	(226,980)	5,847,799

Total net unrealized gain on open contracts	2,659,369	7,921,785
Net option premiums	263,288	678,280

Total Trading Equity	181,323,118	118,446,826
Subscriptions receivable	5,084,126	5,143,178
Interest receivable (Morgan Stanley DW)	238,656	66,591

Total Assets	186,645,900	123,656,595

LIABILITIES AND PARTNERS' CAPITAL
LIABILITIES
Redemptions payable	1,725,329	655,871
Accrued brokerage fees (Morgan Stanley DW)	1,080,805	650,049
Accrued management fees	409,897	268,986
Accrued incentive fee	188,744	811,250

Total Liabilities	3,404,775	2,386,156

PARTNERS' CAPITAL
Limited Partners (12,446,331.591 and 8,385,489.652 Units, respectively)	181,218,795	119,976,992
General Partner (138,896.135 and 90,402.219 Units, respectively)	2,022,330	1,293,447

Total Partners' Capital	183,241,125	121,270,439

Total Liabilities and Partners' Capital	186,645,900	123,656,595

NET ASSET VALUE PER UNIT	14.56	14.31

The accompanying notes are an integral part of these financial statements.

MORGAN STANLEY SPECTRUM GLOBAL BALANCED L.P.
STATEMENTS OF FINANCIAL CONDITION

	December 31,
	2004	2003
	$	$
ASSETS
Equity in futures interests trading accounts:
Cash	48,892,516	50,336,417
Net unrealized gain on open contracts (Morgan Stanley & Co.)	932,265	1,845,313
Net unrealized gain (loss) on open contracts (Morgan Stanley International)	(114,942)	701,727

Total net unrealized gain on open contracts	817,323	2,547,040
Net option premiums	—	(39,600)

Total Trading Equity	49,709,839	52,843,857
Subscriptions receivable	640,161	1,036,417
Interest receivable (Morgan Stanley DW)	83,972	40,110

Total Assets	50,433,972	53,920,384

LIABILITIES AND PARTNERS' CAPITAL
LIABILITIES
Redemptions payable	582,712	1,033,040
Accrued brokerage fees (Morgan Stanley DW)	188,436	194,891
Accrued management fees	51,206	52,960

Total Liabilities	822,354	1,280,891

PARTNERS' CAPITAL
Limited Partners (3,359,662.807 and 3,364,748.115 Units, respectively)	49,068,822	52,064,431
General Partner (37,164.331 Units)	542,796	575,062

Total Partners' Capital	49,611,618	52,639,493

Total Liabilities and Partners' Capital	50,433,972	53,920,384

NET ASSET VALUE PER UNIT	14.61	15.47

The accompanying notes are an integral part of these financial statements.

MORGAN STANLEY SPECTRUM CURRENCY L.P.

STATEMENTS OF FINANCIAL CONDITION

	December 31,
	2004	2003
	$	$

ASSETS
Equity in futures interests trading accounts:
Cash	253,392,247	178,774,244
Net unrealized gain on open contracts	16,647,953	4,878,640

Total Trading Equity	270,040,200	183,652,884
Subscriptions receivable	6,690,404	8,709,868
Interest receivable (Morgan Stanley DW)	315,539	101,889

Total Assets	277,046,143	192,464,641

LIABILITIES AND PARTNERS' CAPITAL
LIABILITIES
Redemptions payable	2,499,153	1,060,483
Accrued brokerage fees (Morgan Stanley DW)	1,007,999	661,566
Accrued management fees	438,261	287,637
Accrued incentive fees	—	399,035

Total Liabilities	3,945,413	2,408,721

PARTNERS' CAPITAL
Limited Partners (18,755,238.476 and 12,010,816.426 Units, respectively)	270,231,305	188,042,673
General Partner (199,150.709 and 128,591.799 Units, respectively)	2,869,425	2,013,247

Total Partners' Capital	273,100,730	190,055,920

Total Liabilities and Partners' Capital	277,046,143	192,464,641

NET ASSET VALUE PER UNIT	14.41	15.66

The accompanying notes are an integral part of these financial statements.

MORGAN STANLEY SPECTRUM SELECT L.P.

STATEMENTS OF OPERATIONS

	For the Years Ended December 31,
	2004	2003	2002
	$	$	$

INVESTMENT INCOME
Interest income (Morgan Stanley DW)	4,952,656	2,843,612	3,468,437

EXPENSES
Brokerage fees (Morgan Stanley DW)	36,680,599	25,658,616	18,943,743
Management fees	14,450,217	10,617,352	7,838,786
Incentive fees	6,104,991	3,750,169	—

Total Expenses	57,235,807	40,026,137	26,782,529

NET INVESTMENT LOSS	(52,283,151)	(37,182,525)	(23,314,092)
TRADING RESULTS
Trading profits (loss):
Realized	50,580,928	52,485,483	46,999,853
Net change in unrealized	(21,655,342)	18,883,947	12,501,282

	28,925,586	71,369,430	59,501,135
Proceeds from Litigation Settlement	45,665	—	4,636,156

Total Trading Results	28,971,251	71,369,430	64,137,291

NET INCOME (LOSS)	(23,311,900)	34,186,905	40,823,199

Net Income (Loss) Allocation:
Limited Partners	(23,067,010)	33,822,853	40,391,145
General Partner	(244,890)	364,052	432,054
Net Income (Loss) Per Unit:
Limited Partners	(1.43)	2.66	3.69
General Partner	(1.43)	2.66	3.69

The accompanying notes are an integral part of these financial statements.

MORGAN STANLEY SPECTRUM TECHNICAL L.P.

STATEMENTS OF OPERATIONS

	For the Years Ended December 31,
	2004	2003	2002
	$	$	$
INVESTMENT INCOME
Interest income (Morgan Stanley DW)	6,171,302	3,316,107	3,686,460

EXPENSES
Brokerage fees (Morgan Stanley DW)	45,508,966	30,273,037	20,470,797
Management fees	16,226,640	10,835,994	7,377,756
Incentive fees	12,132,833	13,042,559	4,024,921

Total Expenses	73,868,439	54,151,590	31,873,474

NET INVESTMENT LOSS	(67,697,137)	(50,835,483)	(28,187,014)

TRADING RESULTS
Trading profits (loss):
Realized	122,928,230	116,446,374	76,058,451
Net change in unrealized	(19,092,460)	22,330,997	12,597,598

	103,835,770	138,777,371	88,656,049
Proceeds from Litigation Settlement	3,018	—	306,400

Total Trading Results	103,838,788	138,777,371	88,962,449

NET INCOME (LOSS)	36,141,651	87,941,888	60,775,435

Net Income Allocation:
Limited Partners	35,747,190	86,960,795	60,110,064
General Partner	394,461	981,093	665,371
Net Income Per Unit:
Limited Partners	0.99	4.23	3.48
General Partner	0.99	4.23	3.48

The accompanying notes are an integral part of these financial statements.

MORGAN STANLEY SPECTRUM STRATEGIC L.P.

STATEMENTS OF OPERATIONS

	For the Years Ended December 31,
	2004	2003	2002
	$	$	$

INVESTMENT INCOME
Interest income (Morgan Stanley DW)	1,602,712	741,890	972,942

EXPENSES
Brokerage fees (Morgan Stanley DW)	9,860,579	6,611,238	5,304,486
Management fees	4,006,640	2,735,685	2,194,958
Incentive fees	2,751,859	2,123,832	264,827

Total Expenses	16,619,078	11,470,755	7,764,271

NET INVESTMENT LOSS	(15,016,366)	(10,728,865)	(6,791,329)

TRADING RESULTS
Trading profits (loss):
Realized	21,527,423	30,251,636	10,648,811
Net change in unrealized	(5,262,416)	990,641	2,439,378

	16,265,007	31,242,277	13,088,189
Proceeds from Litigation Settlement	173	—	17,556

Total Trading Results	16,265,180	31,242,277	13,105,745

NET INCOME	1,248,814	20,513,412	6,314,416

Net Income Allocation:
Limited Partners	1,239,931	20,281,103	6,238,448
General Partner	8,883	232,309	75,968
Net Income Per Unit:
Limited Partners	0.25	2.77	0.99
General Partner	0.25	2.77	0.99

The accompanying notes are an integral part of these financial statements.

MORGAN STANLEY SPECTRUM GLOBAL BALANCED L.P.

STATEMENTS OF OPERATIONS

	For the Years Ended December 31,
	2004	2003	2002
	$	$	$
INVESTMENT INCOME
Interest income (Morgan Stanley DW)	625,965	525,817	916,179

EXPENSES
Brokerage fees (Morgan Stanley DW)	2,332,241	2,328,615	2,532,371
Management fees	633,766	632,782	688,151

Total Expenses	2,966,007	2,961,397	3,220,522

NET INVESTMENT LOSS	(2,340,042)	(2,435,580)	(2,304,343)

TRADING RESULTS
Trading profits (loss):
Realized	1,049,835	3,711,981	(3,772,374)
Net change in unrealized	(1,729,717)	1,801,107	56,725

	(679,882)	5,513,088	(3,715,649)
Proceeds from Litigation Settlement	2,296	—	233,074

Total Trading Results	(677,586)	5,513,088	(3,482,575)

NET INCOME (LOSS)	(3,017,628)	3,077,508	(5,786,918)

Net Income (Loss) Allocation:
Limited Partners	(2,985,362)	3,043,649	(5,720,328)
General Partner	(32,266)	33,859	(66,590)
Net Income (Loss) Per Unit:
Limited Partners	(0.86)	0.90	(1.64)
General Partner	(0.86)	0.90	(1.64)

The accompanying notes are an integral part of these financial statements.

MORGAN STANLEY SPECTRUM CURRENCY L.P.

STATEMENTS OF OPERATIONS

	For the Years Ended December 31,
	2004	2003	2002
	$	$	$
INVESTMENT INCOME
Interest income (Morgan Stanley DW)	2,064,338	1,006,410	833,523

EXPENSES
Brokerage fees (Morgan Stanley DW)	10,011,029	6,109,327	3,077,048
Management fees	4,352,622	2,656,229	1,337,848
Incentive fees	177,763	2,623,290	1,485,875

Total Expenses	14,541,414	11,388,846	5,900,771

NET INVESTMENT LOSS	(12,477,076)	(10,382,436)	(5,067,248)

TRADING RESULTS
Trading profits (loss):
Realized	(11,200,944)	27,952,154	12,877,202
Net change in unrealized	11,769,313	(772,909)	2,473,166

Total Trading Results	568,369	27,179,245	15,350,368

NET INCOME (LOSS)	(11,908,707)	16,796,809	10,283,120

Net Income (Loss) Allocation:
Limited Partners	(11,774,885)	16,514,538	10,038,409
General Partner	(133,822)	282,271	244,711
Net Income (Loss) Per Unit:
Limited Partners	(1.25)	1.73	1.52
General Partner	(1.25)	1.73	1.52

The accompanying notes are an integral part of these financial statements.

MORGAN STANLEY SPECTRUM SERIES

STATEMENTS OF CHANGES IN PARTNERS' CAPITAL

For the Years Ended December 31, 2004, 2003 and 2002

	Units of Partnership Interest	Limited Partners	General Partner	Total
		$	$	$
Morgan Stanley Spectrum Select L.P.
Partners' Capital, December 31, 2001	10,074,715.726	238,821,840	2,589,745	241,411,585
Offering of Units	2,459,750.992	62,682,840	130,000	62,812,840
Net income	—	40,391,145	432,054	40,823,199
Redemptions	(1,852,798.671)	(49,669,825)	—	(49,669,825)

Partners' Capital, December 31, 2002	10,681,668.047	292,226,000	3,151,799	295,377,799
Offering of Units	4,942,610.490	141,160,704	1,340,000	142,500,704
Net income	—	33,822,853	364,052	34,186,905
Redemptions	(1,058,775.458)	(30,542,924)	—	(30,542,924)

Partners' Capital, December 31, 2003	14,565,503.079	436,666,633	4,855,851	441,522,484
Offering of Units	7,215,873.382	208,687,672	1,540,000	210,227,672
Net loss	—	(23,067,010)	(244,890)	(23,311,900)
Redemptions	(1,517,552.868)	(43,132,131)	—	(43,132,131)

Partners' Capital, December 31, 2004	20,263,823.593	579,155,164	6,150,961	585,306,125

	Units of Partnership Interest	Limited Partners	General Partner	Total
		$	$	$
Morgan Stanley Spectrum Technical L.P.
Partners' Capital, December 31, 2001	17,280,496.201	255,122,417	2,851,705	257,974,122
Offering of Units	3,538,032.569	58,538,660	180,000	58,718,660
Net income	—	60,110,064	665,371	60,775,435
Redemptions	(2,579,002.913)	(41,646,591)	—	(41,646,591)

Partners' Capital, December 31, 2002	18,239,525.857	332,124,550	3,697,076	335,821,626
Offering of Units	7,617,427.705	156,115,402	1,240,000	157,355,402
Net income	—	86,960,795	981,093	87,941,888
Redemptions	(2,082,749.238)	(42,934,638)	—	(42,934,638)

Partners' Capital, December 31, 2003	23,774,204.324	532,266,109	5,918,169	538,184,278
Offering of Units	11,745,240.279	259,052,698	1,900,000	260,952,698
Net income	—	35,747,190	394,461	36,141,651
Redemptions	(2,558,198.900)	(56,554,740)	—	(56,554,740)

Partners' Capital, December 31, 2004	32,961,245.703	770,511,257	8,212,630	778,723,887

The accompanying notes are an integral part of these financial statements.

MORGAN STANLEY SPECTRUM SERIES

STATEMENTS OF CHANGES IN PARTNERS' CAPITAL

For the Years Ended December 31, 2004, 2003 and 2002

	Units of Partnership Interest	Limited Partners	General Partner	Total
		$	$	$
Morgan Stanley Spectrum Strategic L.P.
Partners' Capital, December 31, 2001	6,525,677.114	68,012,216	805,170	68,817,386
Offering of Units	1,160,993.682	13,475,899	—	13,475,899
Net income	—	6,238,448	75,968	6,314,416
Redemptions	(1,155,895.491)	(13,238,629)	—	(13,238,629)

Partners' Capital, December 31, 2002	6,530,775.305	74,487,934	881,138	75,369,072
Offering of Units	2,823,095.529	36,375,972	180,000	36,555,972
Net income	—	20,281,103	232,309	20,513,412
Redemptions	(877,978.963)	(11,168,017)	—	(11,168,017)

Partners' Capital, December 31, 2003	8,475,891.871	119,976,992	1,293,447	121,270,439
Offering of Units	5,057,597.578	73,841,018	720,000	74,561,018
Net income	—	1,239,931	8,883	1,248,814
Redemptions	(948,261.723)	(13,839,146)	—	(13,839,146)

Partners' Capital, December 31, 2004	12,585,227.726	181,218,795	2,022,330	183,241,125

	Units of Partnership Interest	Limited Partners	General Partner	Total
		$	$	$
Morgan Stanley Spectrum Global Balanced L.P.
Partners' Capital, December 31, 2001	3,565,247.829	57,127,967	657,793	57,785,760
Offering of Units	572,583.510	8,829,394	—	8,829,394
Net loss	—	(5,720,328)	(66,590)	(5,786,918)
Redemptions	(677,650.657)	(10,422,804)	—	(10,422,804)

Partners' Capital, December 31, 2002	3,460,180.682	49,814,229	591,203	50,405,432
Offering of Units	690,016.887	10,491,897	—	10,491,897
Net income	—	3,043,649	33,859	3,077,508
Redemptions	(748,285.123)	(11,285,344)	(50,000)	(11,335,344)

Partners' Capital, December 31, 2003	3,401,912.446	52,064,431	575,062	52,639,493
Offering of Units	778,018.263	11,587,284	—	11,587,284
Net loss	—	(2,985,362)	(32,266)	(3,017,628)
Redemptions	(783,103.571)	(11,597,531)	—	(11,597,531)

Partners' Capital, December 31, 2004	3,396,827.138	49,068,822	542,796	49,611,618

The accompanying notes are an integral part of these financial statements.

MORGAN STANLEY SPECTRUM SERIES

STATEMENTS OF CHANGES IN PARTNERS' CAPITAL

For the Years Ended December 31, 2004, 2003 and 2002

	Units of Partnership Interest	Limited Partners	General Partner	Total
		$	$	$
Morgan Stanley Spectrum Currency L.P.
Partners' Capital, December 31, 2001	3,852,648.433	45,598,611	2,213,130	47,811,741
Offering of Units	3,918,276.910	48,564,478	420,000	48,984,478
Net income	—	10,038,409	244,711	10,283,120
Redemptions	(868,307.236)	(10,309,879)	(610,008)	(10,919,887)

Partners' Capital, December 31, 2002	6,902,618.107	93,891,619	2,267,833	96,159,452
Offering of Units	6,157,215.998	89,883,376	790,000	90,673,376
Net income	—	16,514,538	282,271	16,796,809
Redemptions	(920,425.880)	(12,246,860)	(1,326,857)	(13,573,717)

Partners' Capital, December 31, 2003	12,139,408.225	188,042,673	2,013,247	190,055,920
Offering of Units	8,372,327.316	114,539,377	990,000	115,529,377
Net loss	—	(11,774,885)	(133,822)	(11,908,707)
Redemptions	(1,557,346.356)	(20,575,860)	—	(20,575,860)

Partners' Capital, December 31, 2004	18,954,389.185	270,231,305	2,869,425	273,100,730

The accompanying notes are an integral part of these financial statements.

MORGAN STANLEY SPECTRUM SELECT L.P.

STATEMENTS OF CASH FLOWS

	For the Years Ended December 31,
	2004	2003	2002
	$	$	$
CASH FLOWS FROM OPERATING ACTIVITIES
Net income (loss)	(23,311,900)	34,186,905	40,823,199
Noncash item included in net income (loss):
Net change in unrealized	21,655,342	(18,883,947)	(12,501,282)
(Increase) decrease in operating assets:
Net option premiums	(2,134,005)	(1,232,488)	167,063
Interest receivable (Morgan Stanley DW)	(507,361)	(15,337)	70,073
Increase (decrease) in operating liabilities:
Accrued brokerage fees (Morgan Stanley DW)	1,067,674	738,759	221,961
Accrued management fees	362,561	305,694	91,845
Accrued incentive fee	(2,227,005)	2,227,005	—

Net cash provided by (used for) operating activities	(5,094,694)	17,326,591	28,872,859

CASH FLOWS FROM FINANCING ACTIVITIES
Offering of Units	210,227,672	142,500,704	62,812,840
Increase in subscriptions receivable	(48,644)	(5,997,473)	(1,699,578)
Increase (decrease) in redemptions payable	3,287,092	528,720	(719,023)
Redemptions of Units	(43,132,131)	(30,542,924)	(49,669,825)

Net cash provided by financing activities	170,333,989	106,489,027	10,724,414

Net increase in cash	165,239,295	123,815,618	39,597,273
Balance at beginning of period	398,595,952	274,780,334	235,183,061

Balance at end of period	563,835,247	398,595,952	274,780,334

The accompanying notes are an integral part of these financial statements.

MORGAN STANLEY SPECTRUM TECHNICAL L.P.

STATEMENTS OF CASH FLOWS

	For the Years Ended December 31,
	2004	2003	2002
	$	$	$

CASH FLOWS FROM OPERATING ACTIVITIES
Net income	36,141,651	87,941,888	60,775,435
Noncash item included in net income:
Net change in unrealized	19,092,460	(22,330,997)	(12,597,598)
(Increase) decrease in operating assets:
Net option premiums	3,973,725	(3,973,725)	—
Interest receivable (Morgan Stanley DW)	(708,483)	(22,974)	49,837
Increase (decrease) in operating liabilities:
Accrued brokerage fees (Morgan Stanley DW)	1,682,213	1,041,470	397,100
Accrued management fees	547,516	411,562	91,431
Accrued incentive fees	(4,924,640)	4,924,640	—

Net cash provided by operating activities	55,804,442	67,991,864	48,716,205

CASH FLOWS FROM FINANCING ACTIVITIES
Offering of Units	260,952,698	157,355,402	58,718,660
Increase in subscriptions receivable	(1,280,533)	(8,746,329)	(2,663,228)
Increase (decrease) in redemptions payable	3,540,981	(270,216)	818,573
Redemptions of Units	(56,554,740)	(42,934,638)	(41,646,591)

Net cash provided by financing activities	206,658,406	105,404,219	15,227,414

Net increase in cash	262,462,848	173,396,083	63,943,619
Balance at beginning of period	483,512,056	310,115,973	246,172,354

Balance at end of period	745,974,904	483,512,056	310,115,973

The accompanying notes are an integral part of these financial statements.

MORGAN STANLEY SPECTRUM STRATEGIC L.P.
STATEMENTS OF CASH FLOWS

	For the Years Ended December 31,
	2004	2003	2002
	$	$	$

CASH FLOWS FROM OPERATING ACTIVITIES
Net income	1,248,814	20,513,412	6,314,416
Noncash item included in net income:
Net change in unrealized	5,262,416	(990,641)	(2,439,378)
(Increase) decrease in operating assets:
Net option premiums	414,992	(455,512)	65,784
Interest receivable (Morgan Stanley DW)	(172,065)	(4,813)	27,581
Increase (decrease) in operating liabilities:
Accrued brokerage fees (Morgan Stanley DW)	430,756	218,453	7,354
Accrued management fees	140,911	90,394	3,043
Accrued incentive fees	(622,506)	811,250	—

Net cash provided by operating activities	6,703,318	20,182,543	3,978,800

CASH FLOWS FROM FINANCING ACTIVITIES
Offering of Units	74,561,018	36,555,972	13,475,899
(Increase) decrease in subscriptions receivable	59,052	(3,488,707)	(1,002,535)
Increase (decrease) in redemptions payable	1,069,458	(459,678)	(956,549)
Redemptions of Units	(13,839,146)	(11,168,017)	(13,238,629)

Net cash provided by financing activities	61,850,382	21,439,570	(1,721,814)

Net increase in cash	68,553,700	41,622,113	2,256,986
Balance at beginning of period	109,846,761	68,224,648	65,967,662

Balance at end of period	178,400,461	109,846,761	68,224,648

The accompanying notes are an integral part of these financial statements.

MORGAN STANLEY SPECTRUM GLOBAL BALANCED L.P.

STATEMENTS OF CASH FLOWS

	For the Years Ended December 31,
	2004	2003	2002
	$	$	$

CASH FLOWS FROM OPERATING ACTIVITIES
Net income (loss)	(3,017,628)	3,077,508	(5,786,918)
Noncash item included in net income (loss):
Net change in unrealized	1,729,717	(1,801,107)	(56,725)
(Increase) decrease in operating assets:
Net option premiums	(39,600)	752,173	(712,573)
Interest receivable (Morgan Stanley DW)	(43,862)	13,348	40,360
Decrease in operating liabilities:
Accrued brokerage fees (Morgan Stanley DW)	(6,455)	(7,218)	(17,837)
Accrued management fees	(1,754)	(1,962)	(4,846)

Net cash provided by (used for) operating activities	(1,379,582)	2,032,742	(6,538,539)

CASH FLOWS FROM FINANCING ACTIVITIES
Offering of Units	11,587,284	10,491,897	8,829,394
(Increase) decrease in subscriptions receivable	396,256	(319,625)	(105,151)
Increase (decrease) in redemptions payable	(450,328)	136,265	171,491
Redemptions of Units	(11,597,531)	(11,335,344)	(10,422,804)

Net cash used for financing activities	(64,319)	(1,026,807)	(1,527,070)

Net increase (decrease) in cash	(1,443,901)	1,005,935	(8,065,609)
Balance at beginning of period	50,336,417	49,330,482	57,396,091

Balance at end of period	48,892,516	50,336,417	49,330,482

The accompanying notes are an integral part of these financial statements.

MORGAN STANLEY SPECTRUM CURRENCY L.P.

STATEMENTS OF CASH FLOWS

	For the Years Ended December 31,
	2004	2003	2002
	$	$	$

CASH FLOWS FROM OPERATING ACTIVITIES
Net income (loss)	(11,908,707)	16,796,809	10,283,120
Noncash item included in net income (loss):
Net change in unrealized	(11,769,313)	772,909	(2,473,166)
Increase in operating assets:
Interest receivable (Morgan Stanley DW)	(213,650)	(31,679)	(19,622)
Increase (decrease) in operating liabilities:
Accrued brokerage fees (Morgan Stanley DW)	346,433	345,106	161,731
Accrued management fees	150,624	150,046	70,317
Accrued incentive fees	(399,035)	159,553	(673,773)

Net cash provided by (used for) operating activities	(23,793,648)	18,192,744	7,348,607

CASH FLOWS FROM FINANCING ACTIVITIES
Offering of Units	115,529,377	90,673,376	48,984,478
(Increase) decrease in subscriptions receivable	2,019,464	(4,531,110)	(1,536,641)
Increase (decrease) in redemptions payable	1,438,670	(465,852)	1,361,111
Redemptions of Units	(20,575,860)	(13,573,717)	(10,919,887)

Net cash provided by financing activities	98,411,651	72,102,697	37,889,061

Net increase in cash	74,618,003	90,295,441	45,237,668
Balance at beginning of period	178,774,244	88,478,803	43,241,135

Balance at end of period	253,392,247	178,774,244	88,478,803

The accompanying notes are an integral part of these financial statements.

Morgan Stanley Spectrum Select L.P.
Schedules of Investments
Partnership Net Assets at December 31, 2004: $585,306,125

Futures and Forward Contracts:	Long Unrealized Gain/(Loss)	Percentage of Net Assets	Short Unrealized Gain/(Loss)	Percentage of Net Assets	Net Unrealized Gain/(Loss)
	$	%	$	%	$
Commodity	5,488,782	0.94	642,817	0.11	6,131,599
Equity	7,810,435	1.33	—	—	7,810,435
Foreign currency	3,951,731	0.68	(2,735,991)	(0.47)	1,215,740
Interest rate	1,815,260	0.31	828,324	0.14	2,643,584

Grand Total:	19,066,208	3.26	(1,264,850)	(0.22)	17,801,358

Unrealized Currency Loss					(2,674,735)

Total Net Unrealized Gain per Statement of Financial Condition					15,126,623

Partnership Net Assets at December 31, 2003: $441,522,484

Futures and Forward Contracts:	Long Unrealized Gain/(Loss)	Percentage of Net Assets	Short Unrealized Gain/(Loss)	Percentage of Net Assets	Net Unrealized Gain/(Loss)
	$	%	$	%	$
Commodity	20,983,272	4.75	(175,989)	(0.04)	20,807,283
Equity	5,391,145	1.22	—	—	5,391,145
Foreign currency	11,095,838	2.51	691,093	0.16	11,786,931
Interest rate	1,338,070	0.31	(87,559)	(0.02)	1,250,511

Grand Total:	38,808,325	8.79	427,545	0.10	39,235,870

Unrealized Currency Loss					(2,453,905)

Total Net Unrealized Gain per Statement of Financial Condition					36,781,965

The accompanying notes are an integral part of these financial statements.

Morgan Stanley Spectrum Technical L.P.
Schedules of Investments
Partnership Net Assets at December 31, 2004: $778,723,887

Futures and Forward Contracts:	Long Unrealized Gain/(Loss)	Percentage of Net Assets	Short Unrealized Gain/(Loss)	Percentage of Net Assets	Net Unrealized Gain/(Loss)
	$	%	$	%	$
Commodity	4,959,331	0.63	1,798,641	0.23	6,757,972
Equity	7,857,895	1.01	(817,447)	(0.10)	7,040,448
Foreign currency	13,746,446	1.77	(2,924,743)	(0.38)	10,821,703
Interest rate	3,829,920	0.49	(382,283)	(0.05)	3,447,637

Grand Total:	30,393,592	3.90	(2,325,832)	(0.30)	28,067,760

Unrealized Currency Loss					(726,010)

Total Net Unrealized Gain per Statement of Financial Condition					27,341,750

Partnership Net Assets at December 31, 2003: $538,184,278

Futures and Forward Contracts:	Long Unrealized Gain/(Loss)	Percentage of Net Assets	Short Unrealized Gain/(Loss)	Percentage of Net Assets	Net Unrealized Gain/(Loss)
	$	%	$	%	$
Commodity	23,626,420	4.39	(2,094,377)	(0.39)	21,532,043
Equity	10,843,962	2.01	(2,020,472)	(0.37)	8,823,490
Foreign currency	22,436,449	4.17	(1,729,369)	(0.32)	20,707,080
Interest rate	53,129	0.01	(5,502,664)	(1.02)	(5,449,535)

Grand Total:	56,959,960	10.58	(11,346,882)	(2.10)	45,613,078

Unrealized Currency Gain					821,132

Total Net Unrealized Gain per Statement of Financial Condition					46,434,210

The accompanying notes are an integral part of these financial statements.

Morgan Stanley Spectrum Strategic L.P.
Schedules of Investments

Partnership Net Assets at December 31, 2004: $183,241,125

Futures and Forward Contracts:	Long Unrealized Gain/(Loss)	Percentage of Net Assets	Short Unrealized Gain/(Loss)	Percentage of Net Assets	Net Unrealized Gain/(Loss)
	$	%	$	%	$
Commodity	2,260,763	1.23	811,061	0.44	3,071,824
Equity	746,712	0.41	—	—	746,712
Foreign currency	1,083,470	0.59	(1,174,936)	(0.64)	(91,466)
Interest rate	(999,978)	(0.54)	(59,493)	(0.03)	(1,059,471)

Grand Total:	3,090,967	1.69	(423,368)	(0.23)	2,667,599

Unrealized Currency Loss					(8,230)

Total Net Unrealized Gain per Statement of Financial Condition					2,659,369

Partnership Net Assets at December 31, 2003: $121,270,439

Futures and Forward Contracts:	Long Unrealized Gain/(Loss)	Percentage of Net Assets		Short Unrealized Gain/(Loss)	Percentage of Net Assets	Net Unrealized Gain/(Loss)
	$	%		$	%	$
Commodity	6,059,248	5.00	*	(1,198,617)	(0.99)	4,860,631
Equity	1,807,241	1.49		—	—	1,807,241
Foreign currency	1,149,874	0.95		13,175	0.01	1,163,049
Interest rate	207,192	0.17		8,576	0.01	215,768

Grand Total:	9,223,555	7.61		(1,176,866)	(0.97)	8,046,689

Unrealized Currency Loss						(124,904)

Total Net Unrealized Gain per Statement of Financial Condition						7,921,785

*
No single contract's value exceeds 5% of Net Assets.

The accompanying notes are an integral part of these financial statements.

Morgan Stanley Spectrum Global Balanced L.P.
Schedules of Investments
Partnership Net Assets at December 31, 2004: $49,611,618

Futures and Forward Contracts:	Long Unrealized Gain/(Loss)	Percentage of Net Assets	Short Unrealized Gain/(Loss)	Percentage of Net Assets	Net Unrealized Gain/(Loss)
	$	%	$	%	$
Commodity	(174,817)	(0.35)	88,890	0.18	(85,927)
Equity	416,781	0.84	—	—	416,781
Foreign currency	233,829	0.47	15,689	0.03	249,518
Interest rate	25,587	0.05	181,418	0.37	207,005

Grand Total:	501,380	1.01	285,997	0.58	787,377

Unrealized Currency Gain					29,946

Total Net Unrealized Gain per Statement of Financial Condition					817,323

Partnership Net Assets at December 31, 2003: $52,639,493

Futures and Forward Contracts:	Long Unrealized Gain/(Loss)	Percentage of Net Assets	Short Unrealized Gain/(Loss)	Percentage of Net Assets	Net Unrealized Gain/(Loss)
	$	%	$	%	$
Commodity	689,471	1.31	(5,870)	(0.01)	683,601
Equity	936,933	1.78	—	—	936,933
Foreign currency	627,263	1.19	109,420	0.21	736,683
Interest Rate	216,798	0.41	—	—	216,798

Grand Total:	2,470,465	4.69	103,550	0.20	2,574,015

Unrealized Currency Loss					(26,975)

Total Net Unrealized Gain per Statement of Financial Condition					2,547,040

The accompanying notes are an integral part of these financial statements.

Morgan Stanley Spectrum Currency L.P.
Schedules of Investments
Partnership Net Assets at December 31, 2004: $273,100,730

Futures and Forward Contracts:	Long Unrealized Gain/(Loss)	Percentage of Net Assets		Short Unrealized Gain/(Loss)	Percentage of Net Assets%	Net Unrealized Gain/(Loss)
	$	%		$	%	$
Foreign currency	16,600,066	6.08	*	47,887	0.02	16,647,953

Grand Total:	16,600,066	6.08		47,887	0.02	16,647,953

Unrealized Currency Gain/(Loss)						—

Total Net Unrealized Gain per Statement of Financial Condition						16,647,953

Partnership Net Assets at December 31, 2003: $190,055,920

Futures and Forward Contracts:	Long Unrealized Gain/(Loss)	Percentage of Net Assets	Short Unrealized Gain/(Loss)	Percentage of Net Assets	Net Unrealized Gain/(Loss)
	$	%	$	%	$
Foreign currency	5,023,184	2.64	(144,544)	(0.07)	4,878,640

Grand Total:	5,023,184	2.64	(144,544)	(0.07)	4,878,640

Unrealized Currency Gain					—

Total Net Unrealized Gain per Statement of Financial Condition					4,878,640

*
No single contract's value exceeds 5% of Net Assets.

The accompanying notes are an integral part of these financial statements.

MORGAN STANLEY SPECTRUM SERIES
NOTES TO FINANCIAL STATEMENTS

1.    SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

Organization—Morgan Stanley Spectrum Select L.P. ("Spectrum Select"), Morgan Stanley Spectrum Technical L.P. ("Spectrum Technical"), Morgan Stanley Spectrum Strategic L.P. ("Spectrum Strategic"), Morgan Stanley Spectrum Global Balanced L.P. ("Spectrum Global Balanced"), and Morgan Stanley Spectrum Currency L.P. ("Spectrum Currency") (individually, a "Partnership," or collectively, the "Partnerships"), are limited partnerships organized to engage in the speculative trading of futures contracts, options on futures contracts, options on futures and forwards contracts, and forward contracts on physical commodities and other commodity interests, including, but not limited to, foreign currencies, financial instruments, metals, energy, and agricultural products (collectively, "Futures Interests").

The general partner for each partnership is Demeter Management Corporation ("Demeter"). The non-clearing commodity broker is Morgan Stanley DW Inc. ("Morgan Stanley DW"). The clearing commodity brokers for Spectrum Global Balanced, Spectrum Select, and Spectrum Technical are Morgan Stanley & Co. Incorporated ("MS&Co.") and Morgan Stanley & Co. International Limited ("MSIL"). Spectrum Strategic's clearing commodity brokers are MS&Co., MSIL, and Morgan Stanley Capital Group Inc. ("MSCG"). Spectrum Currency's clearing commodity broker is MS&Co. Demeter, Morgan Stanley DW, MS&Co, MSIL, and MSCG are wholly-owned subsidiaries of Morgan Stanley.

Effective June 20, 2002 Morgan Stanley Dean Witter & Co. changed its name to Morgan Stanley.

Demeter is required to maintain a 1% minimum interest in the equity of each Partnership and income (losses) are shared by Demeter and the limited partners based upon their proportional ownership interests.

Use of Estimates—The financial statements are prepared in accordance with accounting principles generally accepted in the United States of America, which require management to make estimates and assumptions that affect the reported amounts in the financial statements and related disclosures. Management believes that the estimates utilized in the preparation of the financial statements are prudent and reasonable. Actual results could differ from those estimates.

Revenue Recognition—Futures Interests are open commitments until settlement date, at which time they are realized. They are valued at market on a daily basis and the resulting net change in unrealized gains and losses is reflected in the change in unrealized trading profit (loss) on open contracts from one period to the next on the Statements of Operations. Monthly, Morgan Stanley DW pays each Partnership interest income equal to 80% of the month's average daily "Net Assets" (as defined in the Limited Partnership Agreements) in the case of Spectrum Select, Spectrum Technical, Spectrum Strategic, and Spectrum Currency, and on 100% in the case of Spectrum Global Balanced. The interest rate is equal to a prevailing rate on U.S. Treasury bills. For purposes of such interest payments, Net Assets do not include monies owed to the Partnerships on Futures Interests.

Net Income (Loss) per Unit—Net income (loss) per unit of limited partnership interest ("Unit(s)") is computed using the weighted average number of Units outstanding during the period.

Condensed Schedules of Investments—In December 2003, the American Institute of Certified Public Accountants' Accounting Standards Executive Committee issued Statement of Position 03-4 ("SOP 03-4") "Reporting Financial Highlights and Schedule of Investments by Nonregistered Investment Partnerships: An Amendment to the Audit and Accounting Guide Audits Of Investment Companies and AICPA Statement of Position 95-2, Financial Reporting By Nonpublic Investment Partnerships". SOP 03-4 requires commodity pools to disclose the number of contracts, the contracts' expiration dates, and the cumulative unrealized gains/(losses) on open futures contracts, when the cumulative unrealized gains/(losses) on an open futures contract exceeds 5% of Net Assets, taking long and short positions into account separately. SOP 03-4 also requires ratios for net investment income/(losses), expenses before and after incentive fees, and net income/(losses) based on average net assets, and ratios for total return before and after incentive fees based on average units outstanding to be disclosed in Financial Highlights. SOP 03-4 was effective for fiscal years ending after December 15, 2003.

Equity in Futures Interests Trading Accounts—The partnerships' asset "Equity in futures interests trading accounts," reflected on the Statements of Financial Condition, consists of (A) cash on deposit with Morgan Stanley DW, MS&Co., MSIL, and MSCG for Spectrum Strategic and Morgan Stanley DW, MS&Co., and MSIL for Spectrum Global Balanced, Spectrum Select, and Spectrum Technical, and Morgan Stanley DW and MS&Co. for Spectrum Currency, to be used as margin for trading; (B) net unrealized gains or losses on open contracts, which are valued at market and calculated as the difference between original contract value and market value, and (C) net option premiums, which represent the net of all monies paid and/or received for such option premiums.

The partnerships, in their normal course of business, enter into various contracts with MS&Co. MSIL, and/or MSCG acting as their commodity brokers. Pursuant to brokerage agreements with MS&Co. MSIL, and/or MSCG, to the extent that such trading results in unrealized gains or losses, these amounts are offset and reported on a net basis on the Partnerships' Statements of Financial Condition.

The partnerships have offset the fair value amounts recognized for forward and options on forward contracts executed with the same counterparty as allowable under the terms of their master netting agreements with MS&Co., the sole counterparty on such contracts. The partnerships have consistently applied their right to offset.

Brokerage and Related Transaction Fees and Costs—The brokerage fees for Spectrum Currency and Spectrum Global Balanced are accrued at a flat monthly rate of 1/12 of 4.6% (a 4.6% annual rate) of Net Assets as of the first day of each month.

Brokerage fees for Spectrum Select, Spectrum Technical and Spectrum Strategic are accrued at a flat monthly rate of 1/12 of 7.25% (a 7.25% annual rate) of Net Assets as of the first day of each month.

Such brokerage fees currently cover all brokerage commissions, transaction fees and costs, and ordinary administrative and continuing offering expenses.

Operating Expenses—The Partnerships incur monthly management fees and may incur incentive fees. All common administrative and continuing offering expenses including legal, auditing, accounting, filing fees, and other related expenses are borne by Morgan Stanley DW through the brokerage fees paid by the Partnerships.

Income Taxes—No provision for income taxes has been made in the accompanying financial statements, as partners are individually responsible for reporting income or loss based upon their respective share of each Partnership's revenues and expenses for income tax purposes.

Distributions—Distributions, other than redemptions of Units, are made on a pro-rata basis at the sole discretion of Demeter. No distributions have been made to date. Demeter does not intend to make any distributions of the Partnership's profits.

Continuing Offering—Units of each partnership are offered at a price equal to 100% of the Net Asset Value per Unit as of the close of business on the last day of each month. No selling commissions or charges related to the continuing offering of Units are paid by the limited partners or the Partnerships. Morgan Stanley DW pays all such costs.

Redemptions—Limited partners may redeem some or all of their Units at 100% of the Net Asset Value per Unit as of the end of the last day of any month that is at least six months after the closing at which a person becomes a limited partner, upon five business days advance notice by redemption form to Demeter. Redemptions must be made in whole Units, in a minimum amount of 50 Units, unless a limited partner is redeeming his entire interest in a Partnerships.

Units redeemed on or prior to the last day of the twelfth month from the date of purchase will be subject to a redemption charge equal to 2% of the Net Asset Value of a Unit on the Redemption Date. Units

redeemed after the last day of the twelfth month and on or prior to the last day of the twenty-fourth month from the date of purchase will be subject to a redemption charge equal to 1% of the Net Asset Value of a Unit on Redemption Date. Units redeemed after the last day of the twenty-fourth month from the date of purchase will not be subject to a redemption charge. The foregoing redemption charges are paid to Morgan Stanley DW.

Exchanges—On the last day of the first month which occurs more than six months after a person first becomes a limited partner in any of the Partnerships, and at the end of each month thereafter, limited partners may exchange their investment among the Partnerships (subject to certain restrictions outlined in the Limited Partnership Agreements) without paying additional charges.

Dissolution of the Partnerships—Spectrum Technical, Spectrum Strategic, Spectrum Global Balanced and Spectrum Currency will terminate on December 31, 2035, and Spectrum Select will terminate on December 31, 2025, regardless of financial condition at such time, or at an earlier date if certain conditions occur as defined in each Partnership's Limited Partnership Agreement.

Litigation Settlement—On February 27, 2002, Spectrum Select, Spectrum Technical, Spectrum Strategic and Spectrum Global Balanced received notification of a preliminary entitlement to payment from the Sumitomo Copper Litigation Settlement Administrator and the Partnerships received settlement awards payments in the amounts of $4,636,156, $306,400, $17,556 and $233,074, respectively during August 2002 and $45,665, $3,018, $173 and $0, respectively during July 2004. Spectrum Global Balanced received a settlement award payment in the amount of $2,296 during October 2004. Any amounts received are accounted for in the period received, for the benefit of the limited partners at the date of receipt.

Reclassifications—Certain reclassifications have been made to the prior years' financial statements to conform to the current year presentation. Such reclassifications have no impact to the Partnerships' reported net income (loss).

2.    RELATED PARTY TRANSACTIONS

The Partnerships pay brokerage fees to Morgan Stanley DW as described in Note 1. Spectrum Strategic's cash is on deposit with Morgan Stanley DW, MS&Co., MSIL and MSCG. Spectrum Select, Spectrum Technical, and Spectrum Global Balanced's cash is on deposit with Morgan Stanley DW, MS&Co. and MSIL, and Spectrum Currency's cash is on deposit with Morgan Stanley DW and MS&Co., in futures interests trading accounts to meet margin requirements as needed. Morgan Stanley DW pays interest on these funds as described in Note 1.

3.    TRADING ADVISORS

Demeter, on behalf of each Partnership, retains certain commodity trading advisors to make all trading decisions for the Partnerships. The trading advisors for each Partnership at December 31, 2004 were as follows:

Morgan Stanley Spectrum Select L.P.
    EMC Capital Management, Inc. ("EMC")
    Northfield Trading L.P. ("Northfield")
    Rabar Market Research, Inc. ("Rabar")
    Sunrise Capital Management, Inc. ("Sunrise")
    Graham Capital Management, L.P. ("Graham") effective January 1, 2004

Morgan Stanley Spectrum Technical L.P.
    Campbell & Company, Inc. ("Campbell")
    Chesapeake Capital Corporation ("Chesapeake")
    John W. Henry & Company, Inc. ("JWH")
    Winton Capital Management Limited ("Winton"), effective January 1, 2004

Morgan Stanley Spectrum Strategic L.P.
    Blenheim Capital Management, L.L.C. ("Blenheim")
    Eclipse Capital Management, Inc. ("Eclipse")
    FX Concepts (Trading Advisor), Inc. ("FX Concepts"), effective November 1, 2004

Effective April 30, 2004, Allied Irish Capital Management Ltd. was terminated as a trading advisor for Spectrum Strategic.

Morgan Stanley Spectrum Global Balanced L.P.
    SSARIS Advisors, LLC ("SSARIS") replaced RXR, Inc., effective December 6, 2002.

Morgan Stanley Spectrum Currency L.P.
    John W. Henry & Company, Inc.
    Sunrise Capital Partners, LLC ("Sunrise")

Compensation to the trading advisors by the Partnerships consists of a management fee and an incentive fee as follows:

Management Fee—The management fee for Spectrum Select is accrued at the rate of 1/4 of 1% per month of Net Assets allocated to EMC, Northfield, Rabar, and Sunrise on the first day of each month (a 3% annual rate) and 1/12 of 2% per month of Net Assets allocated to Graham on the first day of each month (a 2% annual rate).

The management fee for Spectrum Technical is accrued at the rate of 1/12 of 2% per month of Net Assets allocated to JWH and Winton on the first day of each month (a 2% annual rate) and 1/12 of 3% per month of Net Assets allocated to Campbell and Chesapeake on the first day of each month (a 3% annual rate). Prior to May 1, 2002, the management fee for Chesapeake was accrued at a rate of 1/12 of 4% per month of Net Assets on the first day of each month (a 4% annual rate).

The management fee for Spectrum Strategic is accrued at the rate of 1/12 of 3% per month of Net Assets allocated to Blenheim and Eclipse on the first day of each month (a 3% annual rate) and 1/12 of 2% per month of Net Assets allocated to FX Concepts on the first day of each month (a 2% annual rate).

The management fee for Spectrum Global Balanced is accrued at the rate of 5/48 of 1% per month of Net Assets allocated to its sole trading advisor on the first day of each month (a 1.25% annual rate).

The management fee for Spectrum Currency is accrued at the rate of 1/12 of 2% per month of Net Assets allocated to each trading advisor on the first day of each month (a 2% annual rate).

Incentive Fee—Spectrum Select pays a monthly incentive fee equal to 15% of the trading profits experienced with respect to the Net Assets allocated to EMC, Northfield, Rabar, and Sunrise as of the end of each calendar month and 20% of the trading profits experienced with respect to Net Assets allocated to Graham as of the end of each calendar month.

Spectrum Technical pays a monthly incentive fee equal to 20% of the trading profits experienced with respect to the Net Assets allocated to Campbell, JWH, and Winton as of the end of each calendar month and 19% of the trading profits experienced with respect to the Net Assets allocated to Chesapeake as of the end of each calendar month.

Spectrum Strategic pays a monthly incentive fee equal to 15% of the trading profits experienced with respect to the Net Assets allocated to Bleinheim and Eclipse as of the end of each calendar month and 20% of the trading profits experienced with respect to the Net Assets allocated to FX Concepts at the end of each calendar month.

Spectrum Global Balanced pays a monthly incentive fee equal to 15% of the trading profits experienced with respect to each trading advisor's allocated Net Assets as of the end of each calendar month.

Spectrum Currency pays a monthly incentive fee equal to 20% of the trading profits experienced with respect to each trading advisor's allocated Net Assets as of the end of each calendar month.

Trading profits represent the amount by which profits from futures, forwards, and options trading exceed losses after brokerage and management fees are deducted.

For all Partnerships with trading losses, no incentive fee is paid in subsequent months until all such losses are recovered. Cumulative trading losses are adjusted on a pro-rata basis for the net amount of each month's subscriptions and redemptions.

4.    FINANCIAL INSTRUMENTS

The partnerships trade Futures Interests. Futures and forwards represent contracts for delayed delivery of an instrument at a specified date and price. Risk arises from changes in the value of these contracts and the potential inability of counterparties to perform under the terms of the contracts. There are numerous factors which may significantly influence the market value of these contracts, including interest rate volatility.

The market value of exchange-traded contracts is based on the settlement price quoted by the exchange on the day with respect to which market value is being determined. If an exchange-traded contract could not have been liquidated on such day due to the operation of daily limits or other rules of the exchange, the settlement price shall be the settlement price on the first subsequent day on which the contract could be liquidated. The market value of off-exchange-traded contracts is based on the fair market value quoted by the counterparty.

The Partnerships' contracts are accounted for on a trade-date basis and marked-to-market on a daily basis. The Partnerships account for their derivative investments in accordance with the provisions of Statement of Financial Accounting Standard No. 133, "Accounting for Derivative Instruments and Hedging Activities" ("SFAS No. 133"). SFAS No. 133 defines a derivative as a financial instrument or other contract that has all three of the following characteristics:

(1)
One or more underlying notional amounts or payment provisions;
(2)
Requires no initial net investment or a smaller initial net investment than would be required relative to changes in market factors;
(3)
Terms require or permit net settlement.

Generally derivatives include futures, forward, swaps or options contracts, and other financial instruments with similar characteristics such as caps, floors and collars.

The net unrealized gains (losses) on open contracts at December 31, reported as a component of "Equity in futures interests trading accounts" on the statements of financial condition, and their longest contract maturities were as follows:

Spectrum Select

	Net Unrealized Gains on Open Contracts			Longest Maturities
Year	Exchange- Traded	Off- Exchange- Traded	Total	Exchange- Traded	Off- Exchange- Traded
	$	$	$
2004	13,504,844	1,621,779	15,126,623	Jun. 2006	Mar. 2005
2003	31,690,225	5,091,740	36,781,965	Mar. 2005	Mar. 2004

Spectrum Technical

	Net Unrealized Gains on Open Contracts			Longest Maturities
Year	Exchange- Traded	Off- Exchange- Traded	Total	Exchange- Traded	Off- Exchange- Traded
	$ lÌ	$	$
2004	15,108,739	12,233,011	27,341,750	Jun. 2006	Mar. 2005
2003	34,239,960	12,194,250	46,434,210	Dec. 2004	Mar. 2004

Spectrum Strategic

	Net Unrealized Gains (Losses) on Open Contracts			Longest Maturities
Year	Exchange- Traded	Off- Exchange- Traded	Total	Exchange- Traded	Off- Exchange- Traded
	$	$	$
2004	3,084,000	(424,631)	2,659,369	Mar. 2006	Mar. 2005
2003	6,905,992	1,015,793	7,921,785	July 2005	Mar. 2004

Spectrum Global Balanced

	Net Unrealized Gains on Open Contracts			Longest Maturities
Year	Exchange- Traded	Off- Exchange- Traded	Total	Exchange- Traded	Off- Exchange- Traded
	$	$	$
2004	746,251	71,072	817,323	Mar. 2005	Mar. 2005
2003	2,472,718	74,322	2,547,040	April 2004	Mar. 2004

Spectrum Currency

	Net Unrealized Gains on Open Contracts			Longest Maturities
Year	Exchange- Traded	Off- Exchange- Traded	Total	Exchange- Traded	Off- Exchange- Traded
	$	$	$
2004	—	16,647,953	16,647,953	—	Mar. 2005
2003	—	4,878,640	4,878,640	—	Mar. 2004

The Partnerships have credit risk associated with counterparty nonperformance. The credit risk associated with the instruments in which the Partnerships trade is limited to the amounts reflected in the Partnerships' statements of financial condition.

The partnerships also have credit risk because Morgan Stanley DW, MS&Co., MSIL, and/or MSCG act as the futures commission merchants or the counterparties, with respect to most of the partnerships' assets. Exchange-traded futures, forward, options on forward, and futures-styled options contracts are marked to market on a daily basis, with variations in value settled on a daily basis. Morgan Stanley DW, MS&Co., MSIL, and/or MSCG, each as a futures commission merchant for each Partnership's exchange-traded futures, forward, options on forward, and futures-styled options contracts, are required, pursuant to regulations of the Commodity Futures Trading Commission, to segregate from their own assets, and for the sole benefit of their commodity customers, all funds held by them with respect to exchange-traded futures, forward, options on forward, and futures-styled options contracts, including an amount equal to the net unrealized gains (losses), on all open futures forward, options on forward, and futures-styled options contracts, which funds, in the aggregate, totaled at December 31, 2004 and 2003, respectively, $577,340,091 and $430,286,177 for Spectrum Select, $761,083,643 and $517,752,016 for Spectrum Technical, $181,484,461 and $116,752,753 for Spectrum Strategic and $49,638,767 and $52,809,135 for Spectrum Global Balanced. With respect to the partnerships' off-exchange-traded forward currency contracts, there are no daily exchange-required settlements of variations in value, nor is there any requirement that an amount equal to the net unrealized gains (losses) on open forward contracts be segregated. However, each Partnership is required to meet margin requirements equal to the net unrealized loss on open contracts in the Partnership accounts with the counterparty, which is accomplished by daily maintenance of the cash balance in a custody account held at Morgan Stanley DW for the benefit of MS&Co. With respect to those off-exchange-traded forward currency contracts, the Partnerships are at risk to the ability of MS&Co., the sole counterparty on all of such contracts, to perform. Each Partnership has a netting agreement with MS&Co. These agreements, which seek to reduce both the Partnerships' and MS&Co.'s exposure on off-exchange-traded forward currency contracts, should materially decrease the partnerships' credit risk in the event of MS&Co.'s bankruptcy or insolvency.

5.    FINANCIAL HIGHLIGHTS

Spectrum Select

PER UNIT
NET ASSET VALUE, JANUARY 1, 2004:	$30.31

NET OPERATING RESULTS:
Interest Income	0.28
Expenses	(3.20)
Realized Profit	2.70
Unrealized Loss	(1.21)
Proceeds from Litigation Settlement	0.00

Net Loss	(1.43)

NET ASSET VALUE, DECEMBER 31, 2004:	$28.88

RATIOS TO AVERAGE NET ASSETS:
Net Investment Loss	(10.1)%
Expenses before Incentive Fees	9.9%
Expenses after Incentive Fees	11.1%
Net Loss	(4.5)%
TOTAL RETURN BEFORE INCENTIVE FEES	(3.6)%
TOTAL RETURN AFTER INCENTIVE FEES	(4.7)%
INCEPTION-TO-DATE RETURN	188.8%
COMPOUND ANNUALIZED RETURN	8.2%

Spectrum Technical

PER UNIT
NET ASSET VALUE, JANUARY 1, 2004:	$22.64

NET OPERATING RESULTS:
Interest Income	0.21
Expenses	(2.53)
Realized Profit	3.96
Unrealized Loss	(0.65)
Proceeds from Litigation Settlement	0.00

Net Income	0.99

NET ASSET VALUE, DECEMBER 31, 2004:	$23.63

RATIOS TO AVERAGE NET ASSETS:
Net Investment Loss	(10.5)%
Expenses before Incentive Fees	9.5%
Expenses after Incentive Fees	11.4%
Net Income	5.6%
TOTAL RETURN BEFORE INCENTIVE FEES	6.2%
TOTAL RETURN AFTER INCENTIVE FEES	4.4%
INCEPTION-TO-DATE RETURN	136.3%
COMPOUND ANNUALIZED RETURN	8.8%

Spectrum Strategic

PER UNIT
NET ASSET VALUE, JANUARY 1, 2004:	$14.31

NET OPERATING RESULTS:
Interest Income	0.15
Expenses	(1.52)
Realized Profit	2.10
Unrealized Loss	(0.48)
Proceeds from Litigation Settlement	0.00

Net Income	0.25

NET ASSET VALUE, DECEMBER 31, 2004:	$14.56

RATIOS TO AVERAGE NET ASSETS:
Net Investment Loss	(9.3)%
Expenses before Incentive Fees	8.6%
Expenses after Incentive Fees	10.3%
Net Income	0.8%
TOTAL RETURN BEFORE INCENTIVE FEES	3.5%
TOTAL RETURN AFTER INCENTIVE FEES	1.7%
INCEPTION-TO-DATE RETURN	45.6%
COMPOUND ANNUALIZED RETURN	3.8%

Spectrum Global Balanced

PER UNIT
NET ASSET VALUE, JANUARY 1, 2004:	$15.47

NET OPERATING RESULTS:
Interest Income	0.18
Expenses	(0.87)
Realized Profit	0.34
Unrealized Loss	(0.51)
Proceeds from Litigation Settlement	0.00

Net Loss	(0.86)

NET ASSET VALUE, DECEMBER 31, 2004:	$14.61

RATIOS TO AVERAGE NET ASSETS:
Net Investment Loss	(4.6)%
Expenses before Incentive Fees	5.9%
Expenses after Incentive Fees	5.9%
Net Loss	(6.0)%
TOTAL RETURN BEFORE INCENTIVE FEES	(5.6)%
TOTAL RETURN AFTER INCENTIVE FEES	(5.6)%
INCEPTION-TO-DATE RETURN	46.1%
COMPOUND ANNUALIZED RETURN	3.8%

Spectrum Currency

PER UNIT
NET ASSET VALUE, JANUARY 1, 2004:	$15.66

NET OPERATING RESULTS:
Interest Income	0.13
Expenses	(0.89)
Realized Loss	(1.21)
Unrealized Profit	0.72

Net Loss	(1.25)

NET ASSET VALUE, DECEMBER 31, 2004:	$14.41

RATIOS TO AVERAGE NET ASSETS:
Net Investment Loss	(5.6)%
Expenses before Incentive Fees	6.4%
Expenses after Incentive Fees	6.5%
Net Loss	(5.3)%
TOTAL RETURN BEFORE INCENTIVE FEES	(7.9)%
TOTAL RETURN AFTER INCENTIVE FEES	(8.0)%
INCEPTION-TO-DATE RETURN	44.1%
COMPOUND ANNUALIZED RETURN	8.5%

INDEPENDENT AUDITORS' REPORT

To the Board of Directors of
    Demeter Management Corporation

We have audited the accompanying statements of financial condition of Demeter Management Corporation (the "Company"), a wholly-owned subsidiary of Morgan Stanley, as of and for the years ended November 30, 2004 and 2003. These financial statements are the responsibility of the Company's management. Our responsibility is to express an opinion on these financial statements based on our audits.

We conducted our audits in accordance with auditing standards generally accepted in the United States of America. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes consideration of internal control over financial reporting as a basis for designing audit procedures that are appropriate in the circumstances, but not for the purpose of expressing an opinion on the effectiveness of the Company's internal control over financial reporting. Accordingly, we express no such opinion. An audit also includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements, assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall statement presentation. We believe that our audits provide a reasonable basis for our opinion.

In our opinion, such statements of financial condition present fairly, in all material respects, the financial position of Demeter Management Corporation at November 30, 2004 and 2003 in conformity with accounting principles generally accepted in the United States of America.

New York, New York
February 7, 2005

DEMETER MANAGEMENT CORPORATION
(Wholly-owned subsidiary of Morgan Stanley)

Purchasers of units in a Spectrum Series partnership
will not receive any interest in this company.

STATEMENTS OF FINANCIAL CONDITION
For the years ended November 30, 2004 and 2003

	November 30,
	2004	2003
	$	$

ASSETS
Investments in affiliated partnerships	38,517,816	26,396,481
Deferred income taxes	1,412,706	2,248,934

Total Assets	39,930,522	28,645,415

LIABILITIES AND STOCKHOLDER'S EQUITY
LIABILITIES:
Payable to Parent	29,174,812	18,547,853
Accrued expenses	13,274	13,206

Total Liabilities	29,188,086	18,561,059

STOCKHOLDER'S EQUITY:
Common stock, no par value:
Authorized 1,000 shares; outstanding 100 shares at stated value of $500 per share	50,000	50,000
Additional paid-in capital	300,100,000	195,100,000
Retained earnings	10,592,436	9,934,356

	310,742,436	205,084,356
Less: Notes receivable from Parent	(300,000,000)	(195,000,000)

Total Stockholder's Equity	10,742,436	10,084,356

Total Liabilities and Stockholder's Equity	39,930,522	28,645,415

The accompanying notes are an integral part of these statements of financial condition.

DEMETER MANAGEMENT CORPORATION
(Wholly-owned subsidiary of Morgan Stanley)

Purchasers of units in a Spectrum Series partnership will not receive any interest in this company.

NOTES TO STATEMENTS OF FINANCIAL CONDITION

For the years ended November 30, 2004 and 2003

1.    INTRODUCTION AND BASIS OF PRESENTATION

Demeter Management Corporation ("Demeter") is a wholly-owned subsidiary of Morgan Stanley ("Parent")

Demeter manages the following commodity pools as sole general partner: Dean Witter Cornerstone Fund II, Dean Witter Cornerstone Fund III, Dean Witter Cornerstone Fund IV, Dean Witter Diversified Futures Fund Limited Partnership, Dean Witter Diversified Futures Fund II L.P., Dean Witter Diversified Futures Fund III L.P., Dean Witter Multi-Market Portfolio L.P., Dean Witter Principal Plus Fund L.P., Dean Witter Principal Plus Fund Management L.P., Dean Witter Portfolio Strategy Fund L.P., Dean Witter Global Perspective Portfolio L.P., Dean Witter World Currency Fund L.P., Morgan Stanley Spectrum Currency L.P., Morgan Stanley Spectrum Global Balanced L.P., Morgan Stanley Spectrum Strategic L.P., Morgan Stanley Spectrum Technical L.P., Morgan Stanley Spectrum Select L.P., Morgan Stanley/Chesapeake L.P., Morgan Stanley/JWH Futures Fund L.P., Morgan Stanley Charter MSFCM L.P., Morgan Stanley Charter Graham L.P., Morgan Stanley Charter Millburn L.P., Morgan Stanley Charter Campbell L.P. ("Charter Campbell"), Morgan Stanley Strategic Alternatives Fund L.P., and Morgan Stanley/Mark J. Walsh & Company L.P.

Each of the commodity pools is a limited partnership organized to engage in the speculative trading of commodity futures contracts, forward contracts on foreign currencies and other commodity interests.

The statements of financial condition are prepared in accordance with accounting principles generally accepted in the United States of America, which require management to make estimates and assumptions that affect the reported amounts in the financial statements and related disclosures. Management believes that the estimates utilized in the preparation of the financial statements are prudent and reasonable. Actual results could differ from these estimates.

2.    SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

Income Taxes    Income tax expense is provided for using the asset and liability method, under which deferred tax assets and liabilities are determined based upon the temporary differences between the financial statement and the income tax basis of assets and liabilities, using enacted tax rates and laws that will be in effect when such differences are expected to reverse.

3.    INVESTMENTS IN AFFILIATED PARTNERSHIPS

The limited partnership agreement of each commodity pool requires Demeter to maintain a general partnership interest in each partnership, generally in an amount equal to, but not less than, 1 percent of the aggregate capital contributed to the partnership by all partners.

The total assets, liabilities and partners' capital of all the funds managed by Demeter at November 30, 2004 and 2003 were as follows:

	2004	2003
	$	$
Total assets	3,520,441,929	2,403,993,109
Total liabilities	57,896,935	35,113,850

Total partners' capital	3,462,544,994	2,368,879,259

Demeter's investments in such limited partnerships are carried at market value.

4.    PAYABLE TO PARENT

The Payable to Parent is primarily for amounts due for the purchase of partnership investments, income tax payments made by Morgan Stanley on behalf of Demeter and the cumulative results of operations from inception to date.

5.    NET WORTH REQUIREMENT AND SUBSEQUENT EVENTS

At November 30, 2004 and 2003, Demeter held non-interest bearing notes from its Parent that were payable on demand. These notes were received in connection with additional capital contributions aggregating $300,000,000 and $195,000,000 at November 30, 2004 and 2003, respectively.

The limited partnership agreement of each commodity pool requires Demeter to maintain its net worth at an amount not less than 10% of the capital contributions by all partners in each pool in which Demeter is the general partner (15% if the capital contributions to any partnership are less than $2,500,000, or $250,000, whichever is less).

In calculating this requirement, Demeter's interests in each limited partnership and any amounts receivable from or payable to such partnerships are excluded from net worth. Notes receivable from Parent are included in net worth for purposes of this calculation. It is the Parent's intent to ensure that Demeter maintains the required net worth.

6.    INCOME TAXES

The Company is included in the consolidated federal income tax return filed by Morgan Stanley and certain other subsidiaries. Federal income taxes have been provided on a separate entity basis. The Company is included in various unitary and combined tax filings. Accordingly, state and local income taxes have been provided on separate entity income based upon unitary/combined effective tax rates.

In accordance with the terms of the Tax Allocation Agreement with Morgan Stanley, current taxes payable are due to Morgan Stanley. The Company accounts for its own deferred tax assets and liabilities. Deferred income taxes are primarily attributable to partnership investments.

EXHIBIT A

Form of Amended and Restated Limited Partnership Agreement for each of the Morgan Stanley Spectrum Select L.P., Morgan Stanley Spectrum Technical L.P., Morgan Stanley Spectrum Strategic L.P., Morgan Stanley Spectrum Global Balanced L.P. and Morgan Stanley Spectrum Currency L.P.

        Boldfaced captions and bracketed text reflect differences in Limited Partnership Agreements.

Spectrum Select only:

        This Agreement of Limited Partnership, made as of March 21, 1991, as amended and restated as of August 31, 1993, October 17, 1996, May 31, 1998, February 28, 2000, and April 25, 2005, by and among Demeter Management Corporation, a Delaware corporation (the "General Partner"), and the other parties who shall execute this Agreement, whether in counterpart, by separate instrument, or otherwise, as limited partners (collectively "Limited Partners"; the General Partner and Limited Partners may be collectively referred to herein as "Partners"). The definitions of capitalized terms used in this Agreement and not defined where used may be found by reference to the index of defined terms in Section 16.

Spectrum Technical, Spectrum Strategic, and Spectrum Global Balanced only:

        This Agreement of Limited Partnership, made as of May 27, 1994, as amended and restated as of May 31, 1998, February 28, 2000, and April 25, 2005, by and between Demeter Management Corporation, a Delaware corporation (the "General Partner"), and the other parties who shall execute this Agreement, whether in counterpart, by separate instrument, or otherwise, as limited partners (collectively "Limited Partners"; the General Partner and Limited Partners may be collectively referred to herein as "Partners"). The definitions of capitalized terms used in this Agreement and not defined where used may be found by reference to the index of defined terms in Section 16.

Spectrum Currency only:

        This Agreement of Limited Partnership, made as of March 6, 2000 (this "Agreement"), as amended and restated as of April 25, 2005, by and among Demeter Management Corporation, a Delaware corporation (the "General Partner"), and the other parties who shall execute this Agreement, whether in counterpart, by separate instrument, or otherwise, as limited partners (collectively, "Limited Partners"; the General Partner and Limited Partners may be collectively referred to herein as "Partners"). The definitions of capitalized terms used in this Agreement and not defined where used may be found by reference to the index of defined terms in Section 16.

WITNESSETH:

        WHEREAS, the parties hereto desire to form a limited partnership for the purpose of engaging in the speculative trading of future interests.

        NOW, THEREFORE, the parties hereto hereby agree as follows:

1.    Formation; Name.

        The parties hereto do hereby form a limited partnership under the Delaware Revised Uniform Limited Partnership Act, as amended and in effect on the date hereof (the "Act"). The name of the limited partnership is Morgan Stanley Spectrum [Select][Technical][Strategic][Global Balanced][Currency] L.P. (the "Partnership"). The General Partner shall execute and file a Certificate of Limited Partnership of the Partnership (the "Certificate of Limited Partnership") in accordance with the Act, and shall execute, file, record, and publish as appropriate such amendments, assumed name certificates, and other documents as are or become necessary or advisable in connection with the operation of the Partnership, as determined by the General Partner, and shall take all steps which the General Partner may deem necessary or advisable to allow the Partnership to conduct business as a limited partnership where the Partnership conducts business in any jurisdiction, and to otherwise provide that Limited Partners will have limited liability with respect to the activities of the Partnership in all such jurisdictions, and to comply with the law of any jurisdiction. Each Limited Partner hereby undertakes to furnish to the General Partner a power of attorney and such additional information as the General Partner may request to complete such documents and to execute and cooperate in the filing, recording, or publishing of such documents as the General Partner determines appropriate.

2.    Office.

        The principal office of the Partnership shall be 330 Madison Avenue, 8th Floor, New York, New York 10017, or such other place as the General Partner may designate from time to time.

        The address of the principal office of the Partnership in the State of Delaware is c/o The Corporation Trust Company, Corporation Trust Center, 1209 Orange Street, Wilmington, New Castle County, Delaware 19801, and the name and address of the registered agent for service of process on the Partnership in the State of Delaware is The Corporation Trust Company, Corporation Trust Center, 1209 Orange Street, Wilmington, New Castle County, Delaware 19801, or such other agent as the General Partner shall designate from time to time.

3.    Business.

        The Partnership's business and general purpose is to trade, buy, sell, spread, or otherwise acquire, hold, or dispose of commodities (including, but not limited to, foreign currencies, mortgage-backed securities, money market instruments, financial instruments, and any other securities or items which are now, or may hereafter be, the subject of futures contract trading), domestic and foreign commodity futures contracts, commodity forward contracts, foreign exchange commitments, options on physical commodities and on futures contracts, spot (cash) commodities and currencies, and any rights pertaining thereto (hereinafter referred to collectively as "Futures Interests") and securities (such as United States Treasury securities) approved by the Commodity Futures Trading Commission (the "CFTC") for investment of customer funds and other securities on a limited basis, and to engage in all activities incident thereto. The objective of the Partnership's business is appreciation of its assets through speculative trading. The Partnership may pursue this objective in any lawful manner consistent with the Partnership's trading policies. The Partnership may engage in the foregoing activities either directly or through any lawful transaction or any lawful activity into which a limited partnership may enter or in which a limited partnership may engage under the laws of the State of Delaware; provided that such transactions or activities do not subject the Limited Partners to any liability in excess of the limited liability provided for herein and contemplated by the Act.

4.    Term; Dissolution; Fiscal Year.

Spectrum Select only:

        (a)    Term.    The term of the Partnership shall commence upon the filing of the Certificate of Limited Partnership in the Office of the Secretary of State of the State of Delaware and shall end upon the first to occur of the following: ( i) December 31, 2025; ( ii) withdrawal, insolvency, bankruptcy, dissolution, liquidation, or termination of the General Partner, unless the business of the Partnership shall be continued by any remaining or successor general partner(s) in accordance with the provisions hereof; ( iii) receipt by the General Partner of a notice setting forth an election to terminate and dissolve the Partnership at a specified time by Limited Partners owning more than 50% of the outstanding Units (as defined in Section 6), which notice shall be sent by registered mail to the General Partner not less than 90 days prior to the effective date of such termination and dissolution; ( iv) a decline in the Net Asset Value (as defined in Section 7( d)(2)) of a Unit as of the close of business (as determined by the General Partner) on any day to less than $2.50; ( v) a decline in the Partnership's Net Assets (as defined in Section 7( d)(1)) as of the close of business (as determined by the General Partner) on any day to or less than $250,000; ( vi) a determination by the General Partner that the Partnership's Net Assets in relation to the operating expenses of the Partnership make it unreasonable or imprudent to continue the business of the Partnership; ( vii) the occurrence of any event which shall make it unlawful for the existence of the Partnership to be continued; or ( viii) a determination by the General Partner to terminate the Partnership following a Special Redemption Date as described in Section 9.

Spectrum Technical, Spectrum Strategic, and Spectrum Global Balanced only:

        (a)    Term.    The term of the Partnership shall commence upon the filing of the Certificate of Limited Partnership in the Office of the Secretary of State of the State of Delaware and shall end upon the first to occur of the following: (i) December 31, 2035; (ii) receipt by the General Partner of a notice setting forth an election to terminate and dissolve the Partnership at a specified time by Limited Partners owning more than 50% of the outstanding Units (as defined in Section 6 below), which notice shall be sent by registered mail to the General Partner not less than 90 days prior to the effective date of such termination and dissolution; (iii) the withdrawal, insolvency, bankruptcy, dissolution, liquidation or termination of the General Partner, unless the business of the Partnership shall be continued by any remaining or successor general partner(s) in accordance with the provisions hereof; (iv) the occurrence of any event which shall make it unlawful for the existence of the Partnership to be continued; (v) a decline in the Net Asset Value (as defined in Section 7(d)(2)) of a Unit as of the close of business (as determined by the General Partner) on any day to less than $2.50; (vi) a decline in the Partnership's Net Assets (as defined in Section 7(d)(1)) as of the close of business (as determined by the General Partner) on any day to or below $250,000; (vii) a determination by the General Partner upon 60 days notice to the Limited Partners to terminate the Partnership; or (viii) a determination by the General Partner to terminate the Partnership following a Special Redemption Date as described in Section 9.

Spectrum Currency only:

        (a)    Term.    The term of the Partnership shall commence upon the filing of the Certificate of Limited Partnership in the Office of the Secretary of State of the State of Delaware and shall end upon the first to occur of the following: (i) December 31, 2035; (ii) receipt by the General Partner of a notice setting forth an election to terminate and dissolve the Partnership at a specified time by Limited Partners owning more than 50% of the outstanding Units (as defined in Section 6 below), which notice shall be sent by registered mail to the General Partner not less than 90 days prior to the effective date of such termination and dissolution; (iii) the withdrawal, insolvency, bankruptcy, dissolution, liquidation or termination of the General Partner, unless the business of the Partnership shall be continued by any remaining or successor general partner(s) in accordance with the provisions hereof; (iv) the occurrence of any event which shall make it unlawful for the existence of the Partnership to be continued; (v) a decline in the Net Asset Value (as defined in Section 7(d)(2)) of a Unit as of the close of business (as determined by the General Partner) on any day to less than $2.50; (vi) a decline in the Partnership's Net Assets (as defined in Section 7(d)(1)) as of the close of business (as determined by the General Partner) on any day to or below $250,000; (vii) a determination by the General Partner upon 60 days notice to the Limited Partners to terminate the Partnership; or (viii) a determination by the General Partner to terminate the Partnership following a Special Redemption Date as described in Section 9.

        (b)    Dissolution.    Upon the occurrence of an event causing the termination of the Partnership, the Partnership shall terminate and be dissolved. Dissolution, payment of creditors, and distribution of the Partnership's Net Assets shall be effected as soon as practicable in accordance with the Act, except that the General Partner and each Limited Partner (and any assignee) shall share in the Net Assets of the Partnership pro rata in accordance with such Partner's respective capital account, less any amount owing by such Partner (or assignee) to the Partnership. The General Partner shall, at its option, be entitled to supervise the liquidation of the Partnership.

        Nothing contained in this Agreement shall impair, restrict, or limit the rights and powers of the Partners under the law of the State of Delaware and any other jurisdiction in which the Partnership shall be conducting business to reform and reconstitute themselves as a limited partnership following dissolution of the Partnership, either under provisions identical to those set forth herein or any others which they shall deem appropriate.

        (c)    Fiscal Year.    The fiscal year of the Partnership shall begin on January 1 of each year and end on the following December 31.

5.    Net Worth of General Partner.

        The General Partner agrees that at all times, as long as it remains General Partner of the Partnership, it shall maintain its net worth at an amount not less than 10% of the total contributions to the Partnership by all Partners and to any other limited partnership for which it acts as a general partner by all partners; provided, however, that if the total contributions to the Partnership by all such partnership's partners, or to any limited partnership for which it acts as a general partner by all partners, are less than $2,500,000, then with respect to the Partnership and any such limited partnership, the General Partner shall maintain its net worth at an amount of at least 15% of the total contributions to the Partnership by all Partners and of the total contributions to any such limited partnership for which it acts as a general partner by all such partnership's partners or $250,000, whichever is the lesser; and, provided, further, that in no event shall the General Partner's net worth be less than $50,000. For the purposes of this Section 5, "net worth" shall be calculated in accordance with generally accepted accounting principles, except as otherwise specified in this Section 5, with all current assets based on their then current market values. The interests owned by the General Partner in the Partnership and any other partnerships for which it acts as a general partner and any notes and accounts receivable from and payable to any limited partnership in which it has an interest shall not be included as an asset in calculating its net worth, but any notes receivable from an affiliate (as such term is defined in Regulation S-X of the rules and regulations of the Securities and Exchange Commission (the "SEC")) of the General Partner or letters of credit may be included.

        The General Partner agrees that it shall not be a general partner of any limited partnership other than the Partnership unless, at all times when it is a general partner of any such additional limited partnership, its net worth is at least equal to the net worth required by the preceding paragraph of this Section 5.

        The requirements of the preceding two paragraphs of this Section 5 may be modified by the General Partner at its option, without notice to or the consent of the Limited Partners, provided that: (a) such modification does not adversely affect the interests of the Limited Partners, and (b) the General Partner obtains a written opinion of counsel for the Partnership that such proposed modification: (i) will not adversely affect the classification of the Partnership as a partnership for federal income tax purposes, (ii) will not adversely affect the status of the Limited Partners as limited partners under the Act, and (iii) will not violate any applicable state securities or Blue Sky law or any rules, regulations, guidelines, or statements of policy promulgated or applied thereunder; provided, however, that the General Partner's net worth may not be reduced below the lesser of (A) the net worth required by Section II.B of the Guidelines for Registration of Commodity Pool Programs, as adopted in revised form by the North American Securities Administrators Association, Inc. in September, 1993 (the "NASAA Guidelines"), and (B) the net worth required by such Guidelines as in effect on the date of such proposed modification.

6.    Capital Contributions and Offering of Units of Limited Partnership Interest.

        The General Partner shall contribute to the Partnership, in $1,000 increments, such amount in cash as is necessary to make the General Partner's capital contribution at least equal to the greater of: (a) 1% of aggregate capital contributions to the Partnership by all Partners (including the General Partner's contribution) and (b) $25,000. Such contribution by the General Partner need not exceed the amount described above and shall be evidenced by Units of General Partnership Interest ("Unit(s) of General Partnership Interest"). The General Partner shall maintain its interest in the capital of the Partnership at no less than the amount stated above. The General Partner, without notice to or consent of the Limited Partners, may withdraw any portion of its interest in the Partnership that is in excess of its required interest described above. Interests in the Partnership, other than the General Partnership Interest of the General Partner, shall be Units of Limited Partnership Interest ("Units" or, individually, a "Unit"). The net asset value of a Unit of General Partnership Interest shall at all times be equivalent to the Net Asset Value of a Unit of Limited Partnership Interest.

        The General Partner, for and on behalf of the Partnership, shall issue and sell Units to persons desiring to become Limited Partners, provided that such persons shall be determined by the General Partner to be qualified investors and their subscriptions for Units shall be accepted by the General Partner, which acceptance the General Partner may withhold in whole or in part in its sole discretion. The minimum subscription for Units per subscriber shall be such amount as the General Partner shall determine from time to time in its sole discretion.

        The Partnership, directly and/or through Morgan Stanley DW Inc. ("Morgan Stanley DW"), Morgan Stanley & Co. Incorporated ("MS&Co.") or such other selling agent or agents (each, a "Selling Agent") as may be approved by the General Partner, may at any time and from time to time in the sole discretion of the General Partner offer for sale Units and fractions of Units (to the third decimal place) in public and/or private offerings, at prices per Unit, in such minimum amounts, for such periods of time, and on such terms and conditions as the General Partner shall determine in its sole discretion. Units offered during any offering shall be issued and sold by the Partnership as of the close of business (as determined by the General Partner) on the last business day of a fiscal quarter or month and a closing for subscriptions received during such offering shall be held as of such date; provided, however, that the General Partner may hold closings at such other times and for such other periods as it shall determine in its sole discretion to effectuate such offerings. At each such closing, the Partnership shall issue and sell Units to each subscriber whose subscription shall be accepted by the General Partner at a price per Unit to be determined by the General Partner in its sole discretion; provided, however, that the offering price per Unit during any offering of Units shall not at any time be less than the Net Asset Value of a Unit as of the close of business on the date of the applicable closing at which such Unit shall be issued and sold, unless the newly offered Units' participation in the Partnership's profits and losses is proportionately reduced. During any offering, Units may be subscribed for by the General Partner, Morgan Stanley DW, MS&Co., any trading advisor to the Partnership (each, a "Trading Advisor"), any commodity broker for the Partnership (each, a "Commodity Broker"), and such persons' respective shareholders, directors, officers, partners, employees, principals, and Affiliates. Subscriptions for Units by such persons shall not preclude them from receiving compensation from the Partnership for services rendered by them in their respective capacities as other than Limited Partners. No subscriber for Units during any offering of Units shall become a Limited partner until the General Partner shall: (a) accept such subscriber's subscription at a closing relating to such offering; (b) execute this Agreement on behalf of such subscriber pursuant to the power of attorney in the subscription agreement executed by the subscriber in connection with such offering; and (c) make an entry on the books and records of the Partnership reflecting that such subscriber has been admitted as a Limited Partner. Accepted subscribers shall be deemed Limited Partners at such time as their admission shall be reflected on the books and records of the Partnership. The aggregate of all capital contributions to the Partnership shall be available to the Partnership to carry on its business and no interest shall be paid by the Partnership on any such contribution.

        In connection with any offering of Units by the Partnership, the General Partner, on behalf of the Partnership, shall: (a) cause to be filed one or more Disclosure Documents and such amendments and supplements thereto as the General Partner shall deem advisable or as may be required by applicable law with the CFTC and the National Futures Association ("NFA"), Forms D or other applications, notices or forms with the SEC and state securities and Blue Sky administrators, and Registration Statements, Prospectuses (as used hereinafter, the term "Prospectus" shall mean the most recent version of the Prospectus issued by the Partnership, or the most recent version of the Disclosure Document or other offering memorandum prepared, in connection with the particular offering of Units), and such amendments and supplements thereto as the General Partner shall deem advisable or as may be required by applicable law, with the CFTC, the NFA, the SEC, and the National Association of Securities Dealers, Inc.; (b) qualify by registration or exemption from registration the Units for sale under the Blue Sky and securities laws of such states of the United States and such other jurisdictions as the General Partner in its sole discretion shall deem advisable or as may be required by applicable law; (c) make such arrangements for the sale of Units as it shall deem advisable, including engaging Morgan Stanley DW or any other firm as Selling Agent and entering into a selling agreement with Morgan Stanley DW or such other Selling Agent; and (d) take such action with respect to and in order to effectuate the matters described in clauses (a) through (c) as it shall deem advisable or necessary.

        The Partnership shall not pay the costs of any offering or any selling commissions relating thereto. No Limited Partner shall have any preemptive, preferential or other rights with respect to the issuance or sale of any additional Units, except as described in the applicable Prospectus. No Limited Partner shall have the right to consent to the admission of any additional Limited Partner. There is no maximum aggregate amount of contributions which may be received by the Partnership.

        All Units subscribed for shall be issued subject to the collection of good funds. If, at any time, good funds representing payment for Units are not made available to the Partnership because a subscriber has provided bad funds in the form of a bad check or draft or otherwise to Morgan Stanley DW or another Selling Agent which, in turn, has deposited the subscription amount with the escrow agent, the Partnership shall cancel the Units issued to such subscriber represented by such bad funds, and the subscriber's name shall be removed as a Limited Partner from the books and records of the Partnership. Any losses or profits sustained by the Partnership as a result thereof in connection with its Futures Interests trading allocable to such cancelled Units shall be deemed a decrease or increase in Net Assets and allocated among the remaining Partners as described in Section 7. Each Limited Partner agrees to reimburse the Partnership for any expense or loss incurred in connection with the issuance and cancellation of any such Units issued to such Limited Partner.

7.    Allocation of Profits and Losses; Accounting; Other Matters.

        (a)    Capital Accounts.    A capital account shall be established for each Partner. The initial balance of each Partner's capital account shall be the amount of a Partner's initial capital contribution to the Partnership.

        (b)    Monthly Allocations.    As of the close of business (as determined by the General Partner) on the last day of each calendar month ("Determination Date") during each fiscal year of the Partnership, the following determinations and allocations shall be made:

          (1)   The Net Assets of the Partnership (as defined in Section 7(d)(1)), before accrual of the monthly management fees and incentive fees payable to any Trading Advisor, shall be determined.

          (2)   The accrued monthly management fees shall then be charged against Net Assets.

          (3)   The accrued monthly incentive fees, if any, shall then be charged against Net Assets.

          (4)   Any increase or decrease in Net Assets (after the adjustments in subparagraphs (2) and (3) above), over those of the immediately preceding Determination Date (or, in the case of the first Determination Date, the first closing of the sale of Units to the public), shall then be credited or charged to the capital account of each Partner in the ratio that the balance of each account bears to the balance of all accounts.

          (5)   The amount of any distribution to a Partner, any amount paid to a Partner on redemption of Units, any amount deemed received by a Partner on a Series Exchange of Units pursuant to Section 10(c) hereof, and any amount paid to the General Partner upon withdrawal of its interest in the Partnership shall be charged to that Partner's capital account.

        (c)    Allocation of Profit and Loss for Federal Income Tax Purposes.    As of the end of each fiscal year of the Partnership, the Partnership's realized profit or loss shall be allocated among the Partners pursuant to the following subparagraphs for federal income tax purposes. Such allocations of profit and loss will be pro rata from net capital gain or loss and net operating income or loss realized by the Partnership. For United States federal income tax purposes, a distinction will be made between net short-term gain or loss and net long-term gain or loss.

          (1)   Items of ordinary income (such as interest or credits in lieu of interest) and expense (such as the management fees, incentive fees, brokerage fees and extraordinary expenses) shall be allocated pro rata among the Partners based on their respective capital accounts (exclusive of these items of ordinary income or expense) as of the end of each month in which the items of ordinary income or expense accrued.

          (2)   Net realized capital gain or loss from the Partnership's trading activities shall be allocated as follows:

            (aa)     For the purpose of allocating the Partnership's net realized capital gain or loss among the Partners, there shall be established an allocation account with respect to each outstanding Unit. The initial balance of each allocation account shall be the amount paid by the Partner to the Partnership for the Unit. Allocation accounts shall be adjusted as of the end of each fiscal year and as of the date a Partner completely redeems his Units as follows:

              (i)        Each allocation account shall be increased by the amount of income allocated to the holder of the Unit pursuant to subparagraph (c)(1) above and subparagraph (c)(2)(cc) below.

              (ii)       Each allocation account shall be decreased by the amount of expense or loss allocated to the holder of the Unit pursuant to subparagraph (c)(1) above and subparagraph (c)(2)(ee) below and by the amount of any distribution the holder of the Unit has received with respect to the Unit (other than on redemption of the Unit).

              (iii)     When a Unit is redeemed or exchanged in a Series Exchange, the allocation account with respect to such Unit shall be eliminated.

            (bb)     Net realized capital gain shall be allocated first to each Partner who has partially redeemed his Units or exchanged less than all his Units in a Series Exchange during the fiscal year up to the excess, if any, of the amount received upon redemption of the Units or the amount deemed received on the Series Exchange of the Units over the allocation account attributable to the redeemed Units or the Units exchanged in the Series Exchange.

            (cc)     Net realized capital gain remaining after the allocation thereof pursuant to subparagraph (c)(2)(bb) above shall be allocated next among all Partners whose capital accounts are in excess of their Units' allocation accounts (after the adjustments in subparagraph (c)(2)(bb) above) in the ratio that each such Partner's excess bears to all such Partners' excesses. In the event that gain to be allocated pursuant to this subparagraph (c)(2)(cc) is greater than the excess of all such Partners' capital accounts over all such allocation accounts, the excess will be allocated among all Partners in the ratio that each Partner's capital account bears to all Partners' capital accounts.

            (dd)    Net realized capital loss shall be allocated first to each Partner who has partially redeemed his Units or exchanged less than all his Units in a Series Exchange during the fiscal year up to the excess, if any, of the allocation account attributable to the redeemed Units or the Units exchanged in the Series Exchange over the amount received upon redemption of the Units or the amount deemed received on the Series Exchange of the Units.

            (ee)     Net realized capital loss remaining after the allocation thereof pursuant to subparagraph (c)(2)(dd) above shall be allocated next among all Partners whose Units' allocation accounts are in excess of their capital accounts (after the adjustments in subparagraph (c)(2)(dd) above) in the ratio that each such Partner's excess bears to all such Partners' excesses. In the event that loss to be allocated pursuant to this subparagraph (c)(2)(ee) is greater than the excess of all such allocation accounts over all such Partners' capital accounts, the excess loss will be allocated among all Partners in the ratio that each Partner's capital account bears to all Partners' capital accounts.

          (3)   The tax allocations prescribed by this Section 7(c) shall be made to each holder of a Unit whether or not the holder is a substituted Limited Partner. In the event that a Unit has been transferred or assigned pursuant to Section 10(a), the allocations prescribed by this Section 7(c) shall be made with respect to such Unit without regard to the transfer or assignment, except that in the year of transfer or assignment the allocations prescribed by this Section 7(c) shall be divided between the transferor or assignor and the transferee or assignee based on the number of months each held the transferred or assigned Unit. For purposes of this Section 7(c), tax allocations shall be made to the General Partner's Units of General Partnership Interest on a Unit-equivalent basis.

          (4)   The allocation of profit and loss for federal income tax purposes set forth herein is intended to allocate taxable profits and loss among Partners generally in the ratio and to the extent that net profit and net loss are allocated to such Partners under Section 7(b) hereof so as to eliminate, to the extent possible, any disparity between a Partner's capital account and his allocation account with respect to each Unit then outstanding, consistent with the principles set forth in Section 704(c)(2) of the Internal Revenue Code of 1986, as amended (the "Code").

        (d)    Definitions; Accounting.

          (1)    Net Assets.    The Partnership's "Net Assets" shall mean the total assets of the Partnership (including, but not limited to, all cash and cash equivalents (valued at cost), accrued interest and amortization of original issue discount, and the market value of all open Futures Interests positions and other assets of the Partnership) less the total liabilities of the Partnership (including, but not limited to, all brokerage, management and incentive fees, and extraordinary expenses) determined in accordance with generally accepted accounting principles consistently applied under the accrual basis of accounting. Unless generally accepted accounting principles require otherwise, the market value of a Futures Interest traded on a United States exchange shall mean the settlement price on the exchange on which the particular Futures Interest was traded by the Partnership on the day with respect to which Net Assets are being determined; provided, however, that if a Futures Interest could not have been liquidated on such day due to the operation of daily limits or other rules of the exchange upon which that Futures Interest shall be traded or otherwise, the settlement price on the first subsequent day on which the Futures Interest could be liquidated shall be the market value of such Futures Interest for such day. The market value of a forward contract or a Futures Interest traded on a foreign exchange or market shall mean its market value as determined by the General Partner on a basis consistently applied for each different variety of forward contract or Futures Interest.

          (2)    Net Asset Value.    The "Net Asset Value" of a Unit shall mean the Net Assets allocated to capital accounts represented by Units of Limited Partnership Interest divided by the aggregate number of Units of Limited Partnership Interest.

        (e)    Expenses and Limitations Thereof.    Morgan Stanley DW shall pay all of the organizational, initial and continuing offering expenses of the Partnership (including, but not limited to, legal, accounting, and auditing fees, printing costs, filing fees, escrow fees, marketing costs and expenses, and other related expenses), and shall not be reimbursed therefor.

        Subject to the limits set forth below, and except to the extent that Morgan Stanley DW or an affiliate has agreed to pay any such fees, costs or expenses as provided in the Prospectus, the Partnership shall pay its operational expenses. The General Partner shall not be reimbursed by the Partnership for any costs incurred by it relating to office space, equipment, and staff necessary for Partnership operations and administration of redemptions and Series Exchanges of Units. The Partnership will be obligated to pay any extraordinary expenses (determined in accordance with generally accepted accounting principles) it may incur.

        The Partnership's assets held by any Commodity Broker, as provided in Section 7(i), may be used as margin solely for the Partnership's trading. The Partnership shall bear all commodity brokerage fees and commissions and, except as otherwise set forth herein or described in the Prospectus, shall be obligated to pay all liabilities incurred by it, including, without limitation, all fees and expenses incurred in connection with its trading activities (including, but not limited to, floor brokerage fees, exchange fees, clearinghouse fees, NFA fees, "give up" or transfer fees, costs associated with the taking of delivery of Futures Interests, fees for the execution of forward contract transactions, fees for the execution of cash transactions relating to the exchange of futures for physical transactions, and the use of any Commodity Broker's institutional and overnight execution facilities (collectively, "Transaction Fees and Costs")), and management and incentive fees payable to any Trading Advisor. Appropriate reserves may be created, accrued, and charged against Net Assets for contingent liabilities, if any, as of the date any such contingent liability becomes known to the General Partner. Such reserves shall reduce the Net Asset Value of interests in the Partnership for all purposes, including redemptions and Series Exchanges.

        The following special limits shall apply to the Partnership's fees and expenses, in accordance with Section IV.C of the NASAA Guidelines: (a) the aggregate of (i) the management fees payable by the Partnership to the Trading Advisor(s), and (ii) the Partnership's customary and routine administrative expenses (other than commodity brokerage commissions or fees, Transaction Fees and Costs, incentive fees, legal and auditing fees and expenses, and extraordinary expenses), shall not exceed 1/2 of 1% of the Partnership's Net Assets per month, or 6% of the Partnership's Net Assets annually; (b) the monthly incentive fees payable by the Partnership shall not exceed 15% of the Partnership's "Trading Profits" (as defined in the Prospectus) attributable to such Trading Advisor for the applicable calculation period, provided that such incentive fees may be increased by 2% for each 1% by which the aggregate fees and expenses described in clause (a) of this sentence are below the 6% of Net Assets annual limit thereon (i.e., if such fees and expenses are 4% of Net Assets, the maximum incentive fee payable may be increased to 19%); (c) any "roundturn" brokerage commissions (excluding Transaction Fees and Costs) payable by the Partnership to any Commodity Broker shall not exceed 80% of such Commodity Broker's published non-member rates for speculative accounts; and (d) the aggregate of (i) the brokerage commissions or fees payable by the Partnership to any Commodity Broker, (ii) any Transaction Fees and Costs separately payable by the Partnership, and (iii) any net excess interest and compensating balance benefits to any Commodity Broker (after crediting the Partnership with interest), shall not exceed 14% annually of the Partnership's average monthly Net Assets as at the last day of each month during each calendar year. The General Partner or an Affiliate thereof shall pay and shall not be reimbursed for any fees and expenses in excess of any such limits.

        (f)    Limited Liability of Limited Partners.    Each Unit, when purchased by a Limited Partner in accordance with the terms of this Agreement, shall be fully paid and nonassessable. No Limited Partner shall be liable for the Partnership's obligations in excess of such Partner's unredeemed capital contribution, undistributed profits, if any, and any distributions and amounts received upon redemption of Units or deemed received on a Series Exchange of Units, together with interest thereon. The Partnership shall not make a claim against a Limited Partner with respect to amounts distributed to such Partner or amounts received by such Partner upon redemption of Units or deemed received upon a Series Exchange of Units unless the Net Assets of the Partnership (which shall not include any right of contribution from the General Partner except to the extent previously made by it pursuant to this Agreement) shall be insufficient to discharge the liabilities of the Partnership which shall have arisen prior to the payment of such amounts.

        (g)    Return of Limited Partner's Capital Contribution.    Except to the extent that a Limited Partner shall have the right to withdraw capital through redemption or Series Exchange of Units in accordance with Section 10(b) or (c), no Limited Partner shall have any right to demand the return of his capital contribution or any profits added thereto, except upon termination and dissolution of the Partnership. In no event shall a Limited Partner be entitled to demand or receive from the Partnership property other than cash.

        (h)    Distributions.    The General Partner shall have sole discretion in determining what distributions (other than on redemption or Series Exchange of Units), if any, the Partnership shall make to its Partners. If made, all distributions shall be pro rata in accordance with the respective capital accounts of the Partners and may be made by credit to a Limited Partner's account with Morgan Stanley DW or by check if such account is closed.

        (i)    Interest on Assets.    The Partnership shall deposit all of its assets with such Commodity Broker(s) as the Partnership shall utilize from time to time, and such assets shall be used by the Partnership to engage in Futures Interests trading. Unless provided otherwise in the Prospectus, such assets will be invested in securities approved by the CFTC for investment of customer funds or held in non-interest-bearing accounts, and such Commodity Broker(s) will credit the Partnership at month-end with interest income as set forth in the Prospectus or as otherwise set forth in a notice to Limited Partners.

8.    Management and Trading Policies.

        (a)    Management of the Partnership.    Except as may be otherwise specifically provided herein, the General Partner, to the exclusion of all Limited Partners, shall conduct and manage the business of the Partnership, including, without limitation, the investment of the funds of the Partnership. No Limited Partner shall have the power to represent, act for, sign for, or bind the General Partner or the Partnership. Except as provided herein, no Partner shall be entitled to any salary, draw, or other compensation from the Partnership. Each Limited Partner hereby undertakes to furnish to the General Partner such additional information as may be determined by the General Partner to be required or appropriate for the Partnership to open and maintain an account or accounts with the Partnership's Commodity Broker(s) for the purpose of trading in Futures Interests.

        The General Partner shall be under a fiduciary duty to conduct the affairs of the Partnership in the best interests of the Partnership. The Limited Partners will under no circumstances be permitted to contract away, or be deemed to have contracted away, the fiduciary obligations owed them by the General Partner under statutory or common law. The General Partner shall have fiduciary responsibility for the safekeeping of all of the funds and assets of the Partnership, whether or not in its immediate possession or control, and the General Partner shall not employ, or permit another to employ, such funds or assets in any manner except for the benefit of the Partnership.

        (b)    The General Partner.    The General Partner, on behalf of the Partnership, shall retain one or more Trading Advisors to make all trading decisions for the Partnership, and shall delegate complete trading discretion to such Trading Advisors; provided, however, that the General Partner may override any trading instructions: (i) which the General Partner, in its sole discretion, determines to be in violation of any trading policy of the Partnership, as set forth in subsection (c) below; (ii) to the extent the General Partner believes doing so is necessary for the protection of the Partnership; (iii) to terminate the Futures Interests trading of the Partnership; (iv) to comply with applicable laws or regulations; or (v) as and to the extent necessary, upon the failure of a Trading Advisor to comply with a request to make the necessary amount of funds available to the Partnership, to fund distributions, redemptions, or reapportionments among Trading Advisors or to pay the expenses of the Partnership; and provided, further, that the General Partner may make trading decisions at any time at which a Trading Advisor shall become incapacitated or some other emergency shall arise as a result of which such Trading Advisor shall be unable or unwilling to act and a successor Trading Advisor has not yet been retained.

        The Partnership shall not enter into any agreement with the General Partner, Morgan Stanley, or their respective Affiliates (other than a selling agreement as contemplated by Section 6) which has a term of more than one year and which does not provide that it shall be terminable by the Partnership without penalty upon 60 days' prior written notice by the General Partner; provided, however, that any such agreement may provide for automatic renewal for additional one-year terms unless either the Partnership or the other party to such agreement, upon written notice given not less than 60 days prior to the original termination date or any extended termination date, notifies the other party of its intention not to renew.

        Subject to the foregoing paragraph, the General Partner is hereby authorized, on behalf of the Partnership, to enter into the form of management agreement described in the Prospectus (each, a "Management Agreement") with each Trading Advisor described in the Prospectus, and to cause the Partnership to pay to each such Trading Advisor the management and incentive fees provided for in the applicable Management Agreement, as described in the Prospectus.

        The General Partner is further authorized: (a) to modify (including changing the form and amount of compensation and other arrangements and terms) or terminate any Management Agreement in its sole discretion in accordance with the terms of such Management Agreement and to employ from time to time other Trading Advisors pursuant to management agreements having such terms and conditions and providing for such form and amount of compensation as the General Partner in its sole discretion shall deem to be in the best interests of the Partnership, which terms may include provision for the payment of an incentive fee to a new or replacement Trading Advisor or Advisors which shall be based on any trading profits which shall be earned by such Trading Advisor(s), irrespective of whether such profits shall exceed trading losses incurred by any previous or existing Trading Advisor or Advisors or by the Partnership as a whole; (b) to enter into the Customer Agreements described in the Prospectus (each, a "Customer Agreement") with the Commodity Brokers described in the Prospectus, and to cause the Partnership to pay to such Commodity Brokers brokerage fees or commissions and Transaction Fees and Costs at the rates provided for in the Customer Agreements and as described in the Prospectus; and (c) to modify (including changing the form and amount of compensation and other arrangements and terms) and terminate the Customer Agreements in its sole discretion in accordance with the terms of such Agreements and to employ from time to time other Commodity Brokers pursuant to customer agreements having such terms and conditions and providing for such form and amount of compensation as the General Partner in its sole discretion shall deem to be in the best interests of the Partnership, provided, however, that the General Partner shall review at least annually the brokerage arrangements with the Partnership to ensure that the brokerage fees or commissions paid to any Commodity Broker are fair, reasonable, and competitive, and represent the best price and services available, taking into consideration: (i) the size of the Partnership; (ii) the Futures Interests trading activity; (iii) the services provided by the Commodity Broker, the General Partner or any Affiliate thereof to the Partnership; (iv) the cost incurred by the Commodity Broker, the General Partner or any Affiliate thereof in organizing and operating the Partnership and offering Units; (v) the overall costs to the Partnership; (vi) any excess interest and compensating balance benefits to the Commodity Broker from assets held thereby; and (vii) if the General Partner does not receive any direct compensation from the Partnership for its services as General Partner, the risks incurred by the General Partner as such.

        The General Partner may subdivide or combine Units in its discretion, provided that no such subdivision or combination shall affect the Net Asset Value of any Limited Partner's interest in the Partnership.

        (c)    General Trading Policies.    The General Partner shall require any Trading Advisor retained by the Partnership to follow the trading policies set forth below. The following trading policies are applicable to the Partnership as a whole and do not apply to the trading of any individual Trading Advisor.

Trading Policies for All Partnerships:

              •     The Partnership will not employ the trading technique commonly known as "pyramiding," in which the speculator uses unrealized profits on existing positions in a given Futures Interest due to favorable price movement as margin specifically to buy or sell additional positions in the same or a related Futures Interest. Taking into account the Partnership's open trade equity on existing positions in determining generally whether to acquire additional Futures Interest positions on behalf of the Partnership will not be considered to constitute "pyramiding."

              •     The Partnership will not under any circumstances lend money to affiliated entities or otherwise. The Partnership will not utilize borrowings except if the Partnership purchases or takes delivery of commodities. If the Partnership borrows money from the General Partner or any Affiliate thereof, the lending entity in such case (the "Lender") may not receive interest in excess of its interest costs, nor may the Lender receive interest in excess of the amounts which would be charged the Partnership (without reference to the General Partner's financial abilities or guarantees) by unrelated banks on comparable loans for the same purpose, nor may the Lender or any Affiliate thereof receive any points or other financing charges or fees regardless of the amount. Use of lines of credit in connection with its forward trading does not, however, constitute borrowing for purposes of this trading limitation.

              •     The Partnership will not permit "churning" of the Partnership's assets.

Trading Policy for All Partnerships, Except Spectrum Global Balanced and Spectrum Currency:

              •     The Partnership will not purchase, sell, or trade securities (except securities approved by the CFTC for investment of customer funds).

Trading Policies for Spectrum Select, Spectrum Technical, and Spectrum Strategic only:

              •     The Trading Advisors will trade only in those Futures Interests that have been approved by the General Partner. The Partnership normally will not establish new positions in a Futures Interest for any one contract month or option if such additional positions would result in a net long or short position for that Futures Interest requiring as margin or premium more than 15% of the Partnership's Net Assets. In addition, the Partnership will, except under extraordinary circumstances, maintain positions in Futures Interests in at least two market segments (i.e., agricultural items, industrial items (including energies), metals, currencies, and financial instruments (including stock, financial, and economic indexes)) at any one time.

              •     The Partnership will not acquire additional positions in any Futures Interest if such additional positions would result in the aggregate net long or short positions for all Futures Interests requiring as margin or premium for all outstanding positions more than 66 2/3% of the Partnership's Net Assets. Under certain market conditions, such as an abrupt increase in margins required by a commodity exchange or its clearinghouse or an inability to liquidate open positions because of daily price fluctuation limits, or both, the Partnership may be required to commit as margin amounts in excess of the foregoing limit. In such event, the Trading Advisors will reduce their open positions to comply with the foregoing limit before initiating new positions.

              •     The Trading Advisors will not generally take a position after the first notice day in any Futures Interest during the delivery month of that Futures Interest, except to match trades to close out a position on the interbank foreign currency or other forward markets or liquidate trades in a limit market.

Trading Policy for Spectrum Select only:

              •     The Partnership will not purchase, sell, or trade securities (except securities approved by the CFTC for investment of customer funds).

Trading Policies for Spectrum Global Balanced only:

              •     The Trading Advisor will trade only in those Futures Interests that have been approved by the General Partner. In addition, the Partnership will, except under extraordinary circumstances, maintain positions in Futures Interests in at least two market segments (i.e., agricultural items, industrial items (including energies), metals, currencies, and financial instruments (including stock, financial, and economic indexes)) at any one time.

              •     The Trading Advisors will not generally take a position after the first notice day in any Futures Interest during the delivery month of that Futures Interest, except to match trades to close out a position on the interbank foreign currency or other forward markets or liquidate trades in a limit market. The Partnership may, with the General Partner's prior approval, purchase "cash" stocks and bonds, or options on stock or bond indices, on a temporary basis under unusual circumstances in which it is not practicable or economically feasible to establish the Partnership's stock index or bond portfolios in the futures markets, and may acquire "cash" instruments in its short-term interest rate futures component.

        (d)    Changes to Trading Policies.    The General Partner shall not make any material change in the trading policies in Section 8(c) without obtaining the prior written approval of Limited Partners owning more than 50% of the Units then outstanding. The General Partner will notify the Limited Partners within seven business days after any material change in the Partnership's Trading Policies so approved by the Limited Partners.

        (e)    Miscellaneous.    The General Partner may take such other actions as it deems necessary or desirable to manage the business of the Partnership, including, but not limited to, the following: opening bank accounts and paying or authorizing the payment of distributions to the Partners and the expenses of the Partnership, such as brokerage fees and commissions, management and incentive fees, ordinary and extraordinary expenses, and Transaction Fees and Costs.

        The General Partner shall prepare or cause to be prepared and shall file on or before the due date (or any extension thereof) any federal, state, or local tax returns which shall be required to be filed by the Partnership. The General Partner shall cause the Partnership to pay any taxes payable by the Partnership; provided, however, that the General Partner shall not be required to cause the Partnership to pay any tax so long as the General Partner or the Partnership shall be in good faith and by appropriate legal proceedings contesting the validity, applicability, or amount thereof and such contest shall not materially endanger any right or interest of the Partnership.

        The General Partner shall be authorized to perform all duties imposed by Sections 6221 through 6233 of the Code on the General Partner as "tax matters partner" of the Partnership, including, but not limited to, the following: (a) the power to conduct all audits and other administrative proceedings with respect to Partnership tax items; (b) the power to extend the statute of limitations for all Limited Partners with respect to Partnership tax items; (c) the power to file a petition with an appropriate federal court for review of a final Partnership administrative adjustment; and (d) the power to enter into a settlement with the Internal Revenue Service on behalf of, and binding upon, those Limited Partners having less than a 1% interest in the Partnership, unless a Limited Partner shall have notified the Internal Revenue Service and the General Partner that the General Partner may not act on such Partner's behalf.

        If the Partnership is required to withhold United States taxes on income with respect to Units held by Limited Partners who are nonresident alien individuals, foreign corporations, foreign partnerships, foreign trusts, or foreign estates, the General Partner may pay such tax out of its own funds and then be reimbursed out of the proceeds of any distribution or redemption with respect to such Units.

        The General Partner shall keep at the principal office of the Partnership such books and records relating to the business of the Partnership as it deems necessary or advisable, as are required by the Commodity Exchange Act, as amended (the "CEAct"), and the CFTC's rules and regulations thereunder, or as shall be required by other regulatory bodies, exchanges, boards, and authorities having jurisdiction. Such books and records shall be retained by the Partnership for not less than five years.

        The Partnership's books and records shall be available to Limited Partners or their authorized attorneys or agents for inspection and copying during normal business hours of the Partnership and, upon request, the General Partner shall send copies of same to any Limited Partner upon payment by him of reasonable reproduction and distribution costs. Any subscription documentation executed by a Limited Partner in connection with his purchase of Units, Series Exchange or Non-Series Exchange, as applicable, shall be retained by the Partnership for not less than six years.

        Except as described herein or in the Prospectus, no person may receive, directly or indirectly, any advisory, management, or incentive fee for investment advice who shares or participates in per trade commodity brokerage commissions paid by the Partnership. No Commodity Broker for the Partnership may pay, directly or indirectly, rebates or "give-ups" to the General Partner or any Trading Advisor, and such prohibitions may not be circumvented by any reciprocal business arrangements. Assets of the Partnership shall not be commingled with assets of any other person. Margin deposits and deposits of assets with a Commodity Broker shall not constitute commingling.

        The General Partner shall devote such time and resources to the Partnership's business and affairs as it, in its sole discretion, shall deem necessary or advisable to effectively manage the Partnership. Subject to Section 5, the General Partner may engage in other business activities and shall not be required to refrain from any other activity or disgorge any profits from any such activity, whether as general partner of additional partnerships formed for investment in Futures Interests or otherwise. The General Partner may engage and compensate, on behalf and from funds of the Partnership, such persons, firms, or corporations, including any Affiliate of the General Partner, as the General Partner in its sole judgment shall deem advisable for the conduct and operation of the business of the Partnership; provided, however, that, except as described herein and in the Prospectus, the General Partner shall not engage any such Affiliate to perform services for the Partnership without having made a good faith determination that: (i) the Affiliate which it proposes to engage to perform such services is qualified to do so (considering the prior experience of the Affiliate or the individuals employed thereby); (ii) the terms and conditions of the agreement pursuant to which such Affiliate is to perform services for the Partnership are no less favorable to the Partnership than could be obtained from equally-qualified unaffiliated third parties, or are otherwise determined by the General Partner to be fair and reasonable to the Partnership and the Limited Partners; and (iii) the maximum period covered by the agreement pursuant to which such Affiliate is to perform services for the Partnership shall not exceed one year, and such agreement shall be terminable without penalty upon 60 days' prior written notice by the Partnership. Nothing contained in the preceding sentence shall prohibit the General Partner from receiving reimbursement from the Partnership for expenses advanced on behalf of the Partnership (other than organizational and offering expenses).

        No person dealing with the General Partner shall be required to determine its authority to make any undertaking on behalf of the Partnership or to determine any fact or circumstance bearing upon the existence of its authority.

9.    Audits; Reports to Limited Partners.

        The Partnership's books shall be audited annually by an independent certified public accounting firm selected by the General Partner in its sole discretion. The Partnership shall use its best efforts to cause each Partner to receive: (a) within 90 days after the close of each fiscal year an annual report containing audited financial statements (including a statement of income and a statement of financial condition) of the Partnership for the fiscal year then ended, prepared in accordance with generally accepted accounting principles and accompanied by a report of the accounting firm which audited such statements, and such other information as the CFTC and NFA may from time to time require (such annual reports will provide a detailed statement of any transactions with the General Partner or its Affiliates and of fees, commissions and any compensation paid or accrued to the General Partner or its Affiliates for the fiscal year completed, showing the amount paid or accrued to each recipient and the services performed); (b) within 75 days after the close of each fiscal year (but in no event later than March 15 of each year) such tax information relating to the Partnership as is necessary for such Partner to complete his federal income tax return; (c) within 30 days after the close of each calendar month, such financial and other information with respect to the Partnership as the CFTC and NFA from time to time shall require in monthly reports, together with information concerning any material change in the brokerage commissions and fees payable by the Partnership to any Commodity Broker; and (d) at such times as shall be necessary or advisable in the General Partner's sole discretion, such other information as the CFTC and NFA from time to time shall require under the CEAct to be given to participants in commodity pools.

        In addition, if any of the following events occurs, notice of such event, including a description of the redemption and voting rights of Limited Partners, as set forth in Sections 10(b) and 15, shall be mailed to each Limited Partner within seven business days after the occurrence of such event: (a) a decrease in the Net Asset Value of a Unit as of the close of business on any business day to 50% or less of the Net Asset Value for such Unit as of the end of the immediately preceding month; (b) any material amendment to this Agreement; (c) any change in Trading Advisors or any material change in the Management Agreement with a Trading Advisor; (d) any change in Commodity Brokers or any material change in the compensation arrangements with a Commodity Broker; (e) any change in general partners or any material change in the compensation arrangements with a general partner; (f) any change in the Partnership's fiscal year; (g) any material change in the Partnership's trading policies; or (h) cessation of Futures Interests trading by the Partnership. In the case of a notice given in accordance with clause (a) of the immediately preceding sentence: (i) such notice shall also advise Limited Partners that a "Special Redemption Date," on a date specified in such notice (but in no event earlier than 15, nor later than 45, days after the mailing of such notice), will take place as of which Limited Partners may redeem their Units in the same manner as provided in Section 10(b) for regular Redemption Dates (a Special Redemption Date may take place on a regular Redemption Date); and (ii) following the close of business on the date of the 50% decrease giving rise to such notice, the Partnership shall liquidate all existing positions as promptly as reasonably practicable and shall suspend all Futures Interests trading through the Special Redemption Date. Thereafter, the General Partner shall determine whether to reinstitute Futures Interests trading or to terminate the Partnership. As used herein, "material change in the Partnership's trading policies" shall mean any material change in those trading policies specified in Section 8(c).

        The Net Asset Value of a Unit shall be determined daily by the General Partner, and the most recent Net Asset Value calculation shall be promptly supplied by the General Partner in writing to any Limited Partner after the General Partner shall have received a written request from such Partner.

        In addition, no increase (subject to the limits in the fourth paragraph of Section 7(e)) in any of the management, incentive, or brokerage fees payable by the Partnership, or any caps (other than those described in the fourth paragraph of Section 7(e)) on management fees, incentive fees, brokerage commissions or fees, Transaction Fees and Costs, ordinary administrative expenses, or net excess interest or compensating balance benefits, all as described in the Prospectus, may take effect until the first business day following a Redemption Date, provided that: (i) notice of such increase is mailed to each Limited Partner at least five business days prior to the last date on which a Request for Redemption must be received by the General Partner with respect to the applicable Redemption Date; (ii) such notice shall describe the redemption and voting rights of Limited Partners, as set forth in Sections 10(b) and 15; and (iii) Limited Partners redeeming Units at the first Redemption Date following such notice shall not be subject to the redemption charges described in Section 10(b).

10.    Transfer; Redemption of Units; Exchange Privilege.

        (a)    Transfer.    A Limited Partner may transfer or assign his Units only as provided in this Section 10(a). No transferee or assignee shall become a substituted Limited Partner unless the General Partner first consents to such transfer or assignment in writing, which consent may be withheld in its sole discretion. Any transfer or assignment of Units which is permitted hereunder shall be effective as of the end of the month in which such transfer or assignment is made; provided, however, that the Partnership need not recognize any transfer or assignment until it has received at least 30 days' prior written notice thereof from the Limited Partner, which notice shall set forth the address and social security or taxpayer identification number of the transferee or assignee and the number of Units to be transferred or assigned, and which notice shall be signed by the Limited Partner. No transfer or assignment of Units will be effective or recognized by the Partnership if the transferee or assignee, or the transferor or assignor (if fewer than all Units held by the transferor or assignor are being transferred or assigned), would, by reason of such transfer or assignment, acquire Units which do not meet the minimum initial subscription requirements, as described in the Prospectus; provided, however, that the foregoing restriction shall not apply to transfers or assignment of Units (i) by the way of gift or inheritance, (ii) to any members of the Limited Partner's family, (iii) resulting from divorce, annulment, separation or similar proceedings, or (iv) to any person who would be deemed an Affiliate of the Limited Partner (for purposes of this clause (iv), the term "Affiliate" also includes any partnership, corporation, association, or other legal entity for which such Limited Partner acts as an officer, director or partner). No transfer or assignment shall be permitted unless the General Partner is satisfied that (i) such transfer or assignment would not be in violation of the Act or applicable federal, state, or foreign securities laws, and (ii) notwithstanding such transfer or assignment, the Partnership shall continue to be classified as a partnership rather than as an association taxable as a corporation under the Code. No transfer or assignment of Units shall be effective or recognized by the Partnership if such transfer or assignment would result in the termination of the Partnership for federal income tax purposes, and any attempted transfer or assignment in violation hereof shall be ineffective to transfer or assign any such Units. Any transferee or assignee of Units who has not been admitted to the Partnership as a substituted Limited Partner shall not have any of the rights of a Limited Partner, except that such person shall receive that share of capital and profits and shall have that right of redemption to which his transferor or assignor would otherwise have been entitled and shall remain subject to the other terms of this Agreement binding upon Limited Partners. No Limited Partner shall have any right to approve of any person becoming a substituted Limited Partner. The Limited Partner shall bear all costs (including any attorneys' and accountants' fees) related to such transfer or assignment of his Units.

        In the event that the General Partner consents to the admission of a substituted Limited Partner pursuant to this Section 10(a), the General Partner is hereby authorized to take such actions as may be necessary to reflect such substitution of a Limited Partner.

        (b)    Redemption.    Except as set forth below and in accordance with the terms hereof, a Limited Partner (or any assignee thereof) may withdraw all or part of his unredeemed capital contribution and undistributed profits, if any, by requiring the Partnership to redeem all or part of his Units at the Net Asset Value thereof, reduced as hereinafter described (any such withdrawal being herein referred to as a "Redemption"). The minimum amount of any redemption is 50 Units, unless a Limited Partner is redeeming his entire interest in the Partnership.

        Units may be redeemed at the option of a Limited Partner as of, but not before, the sixth month-end following the closing at which the Limited Partner first becomes a Limited Partner of the Partnership or a limited partner of any other partnership offering Units pursuant to the Prospectus (all such partnerships shall be defined collectively as the "Spectrum Series Partnerships" or individually as a "Spectrum Series Partnership"). Thereafter, Units may be redeemed as of the end of any month. However, any Unit redeemed at or prior to the end of the twelfth or twenty-fourth full month following the closing at which such Unit was issued will be assessed a redemption charge equal to 2% or 1%, respectively, of the Net Asset Value of a Unit on the date of such redemption. The foregoing charges will be paid to Morgan Stanley DW. A Limited Partner who purchased Units pursuant to a Non-Series Exchange (as defined in the Prospectus) will not be subject to the foregoing redemption charges with respect to such Units. The number of Units (determined on a per closing basis), expressed as a percentage of Units purchased, which is not subject to a redemption charge is determined by dividing (a) the dollar amount used in a Non-Series Exchange to purchase Units by (b) the total investment in the Partnership. Limited Partners who redeem units of limited partnership interest in a Spectrum Series Partnership and have either paid a redemption charge with respect to such units of limited partnership, or have held such units of limited partnership for at least two years and subsequently purchase Units, will not be subject to redemption charges on the new Units under the following conditions: (a) the subscriber must subscribe for new Units prior to the one-year anniversary of the effective date of the redemption of the units of limited partnership, (b) the subscriber will not be subject to redemption charges with respect to the amount of the subscription for the new Units up to the amount of the proceeds of the redemption (net of any redemption charges), and (c) the subscriber must hold the newly acquired Units for six months from the date of purchase before such Units may be redeemed or exchanged pursuant to a Series Exchange. Such subscribers remain subject to the minimum purchase and suitability requirements. In addition, redemption charges may not be imposed for certain large purchasers of units of limited partnership interest in the Spectrum Series Partnerships, as provided in the Prospectus. A Limited Partner who redeems Units pursuant to a Series Exchange will not be subject to redemption charges with respect to the redeemed Units. Units acquired pursuant to a Series Exchange will be deemed as having the same purchase date as the Units exchanged for purposes of determining the applicability of any redemption charges. Furthermore, a Limited Partner redeeming Units at the first Redemption Date following notice of an increase in certain fees in accordance with the fourth paragraph of Section 9 will not be subject to the foregoing redemption charges. Redemptions of Units will be deemed to be in the order in which they are purchased (assuming purchases at more than one closing), with the Units not subject to a redemption charge being deemed to be the first Units purchased at a closing.

        Redemption of a Limited Partner's Units shall be effective as of the last day of the first month ending after an irrevocable Request for Redemption in proper form shall have been received by the General Partner ("Redemption Date"); provided, that all liabilities, contingent or otherwise, of the Partnership (except any liability to Partners on account of their capital contributions) shall have been paid or there shall remain property of the Partnership sufficient to pay them. As used herein, "Request for Redemption" shall mean a letter in the form specified by the General Partner and received by the General Partner by 3:00 p.m. (New York City time) on the date on which such Redemption is to be effective. A form of Request for Redemption is annexed to this Agreement. Additional forms of Request for Redemption may be obtained by written request to the General Partner.

        Upon Redemption, a Limited Partner (or any assignee thereof) shall receive from the Partnership for each Unit redeemed an amount equal to the Net Asset Value thereof as of the Redemption Date, less any redemption charges and any amount owing by such Partner (and his assignee, if any) to the Partnership pursuant to Section 14(d). If a Redemption is requested by an assignee, all amounts owed to the Partnership under Section 14(d) by the Partner to whom such Unit was sold, as well as all amounts owed by all assignees of such Unit, shall be deducted from the Net Asset Value of such Unit upon Redemption. The General Partner shall endeavor to pay Redemptions within 10 business days after the Redemption Date, except that under special circumstances (including, but not limited to, the inability on the part of the Partnership to liquidate Futures Interests positions or the default or delay in payments which shall be due the Partnership from commodity brokers, banks, or other persons), the Partnership may delay payment to Partners requesting Redemption of Units of the proportionate part of the Net Asset Value of the Units represented by the sums which are the subject of such default or delay. Redemptions will be made by credit to the Limited Partner's customer account with Morgan Stanley or by check mailed to the Limited Partner if such account is closed. The General Partner may, in its absolute discretion, waive any restrictions or charges applicable to redemptions.

        The foregoing terms and conditions in this Section 10(b), other than those in the second paragraph hereof prohibiting redemptions before the sixth month-end following the closing at which a person first becomes a Limited Partner, shall also apply to redemptions effected on "Special Redemption Dates" held in accordance with Section 9.

        The General Partner shall be authorized to execute, file, record, and publish, on behalf of the Partnership and each Partner, such amendments to this Agreement and such other documents as shall be necessary or desirable to reflect any Redemption pursuant to this Section 10(b).

        (c)    Exchange Privilege.    Except as set forth below, a Limited Partner (or any assignee thereof) may redeem his Units effective as of the last business day of any month and authorize the General Partner to use the net proceeds of such redemption to purchase units of limited partnership interest of another Spectrum Series Partnership (such a transfer between Spectrum Series Partnerships being herein referred to as a "Series Exchange"). Series Exchanges shall only be permitted by a Limited Partner as of, but not before the sixth month-end following the closing at which a Limited Partner first became a limited partner of a Spectrum Series Partnership. The minimum amount of any Series Exchange is 50 Units, unless a Limited Partner is liquidating his entire interest in the Partnership.

        A Series Exchange shall be effective as of the last business day of the month ending after an Exchange Agreement and Power of Attorney in proper form has been received by the General Partner ("Exchange Date"), provided, that the Partnership has assets sufficient to discharge its liabilities and to redeem Units on the Exchange Date. As used herein, "Exchange Agreement and Power of Attorney" shall mean the form annexed to the Prospectus as Exhibit B, sent by a Limited Partner (or any assignee thereof) to a Morgan Stanley branch office in time for it to be forwarded and received by the General Partner by 3:00 p.m. New York City time on the Exchange Date. Additional forms of the Exchange Agreement and Power of Attorney may be obtained by written request to the General Partner or from a local Morgan Stanley branch office. Upon requesting a Series Exchange, a Limited Partner shall have authorized the General Partner to redeem the number of Units specified therein and to utilize the net proceeds of such redemption to purchase an amount of units of limited partnership interest of one or more other Spectrum Series Partnerships as specified in the Exchange Agreement and Power of Attorney. The General Partner shall cause the net proceeds of the redemption to be delivered to the Spectrum Series Partnership(s) issuing and selling units of limited partnership interest to the redeeming Limited Partner, and shall cause to be mailed to such Limited Partner, within 20 business days after such Exchange Date, a written confirmation thereof.

        At the next closing on the sale of Units following each Exchange Date, the Partnership shall issue and sell Units with a total Net Asset Value equal to the net proceeds of redemptions from limited partners of other Spectrum Series Partnerships requesting Units on a Series Exchange, provided, that the General

Partner, in its capacity as the general partner of each of the Spectrum Series Partnerships, has (i) timely received a properly executed Exchange Agreement and Power of Attorney verifying that such units of limited partnership interest subject to such Series Exchange are owned by the person requesting such Series Exchange and acknowledging that the limited partner remains eligible to purchase Units, and (ii) caused the net proceeds from units of limited partnership interest being redeemed to be transferred to the Partnership in payment of such Units. Each Unit to be purchased with the net proceeds of a redemption of Units of limited partnership interest from a Spectrum Series Partnership shall be issued and sold by the Partnership at a price per Unit equal to 100% of the Net Asset Value of a Unit as of the close of business on the relevant Exchange Date.

        Each Limited Partner understands that its ability to effect a Series Exchange is conditioned upon units of limited partnership interest of Spectrum Series Partnerships being registered and qualified for sale pursuant to a current Prospectus immediately prior to each Exchange Date. The General Partner shall not have any obligation to have units of limited partnership interest registered. There can be no assurance that any or a sufficient number of units of limited partnership interest will be available for sale on the Exchange Date. If units of limited partnership interest are not registered or qualified for sale under either federal or applicable state securities laws, the General Partner will not be able to effect a Series Exchange for the Limited Partner. Furthermore, certain states may impose significant burdens on, or alter the requirements for, qualifying units of limited partnership interest for sale and in such cases, the General Partner may elect not to continue to qualify units of limited partnership interest for sale in such state or states, and a resident thereof would not be eligible for a Series Exchange. In the event that not all Exchange Agreements and Powers of Attorney can be processed because an insufficient number of units of limited partnership interest are available for sale on an Exchange Date, the General Partner is hereby authorized to allocate units of limited partnership interest in any manner which it deems is reasonable under the circumstances and may allocate a substantial portion of such units of limited partnership interest to new subscribers for Units.

        The General Partner, on behalf of the Partnership and each Partner, is authorized to execute, file, record, and publish such amendments to this Agreement and such other documents as shall be necessary to reflect any Series Exchange pursuant to this Section 10(c).

11.    Special Power of Attorney.

        Each Limited Partner, by the execution of this Agreement, does irrevocably constitute and appoint the General Partner, with full power of substitution, as his true and lawful agent and attorney-in-fact, in his name, place, and stead, (a) to execute, acknowledge, swear to, deliver, file, and record in his behalf in the appropriate public offices and publish: (i) this Agreement and the Certificate of Limited Partnership and amendments thereto; (ii) all instruments that the General Partner deems necessary or appropriate to reflect any amendment, change, or modification of this Agreement or the Certificate of Limited Partnership made in accordance with the terms of this Agreement; (iii) certificates of assumed name; and (iv) all instruments that the General Partner deems necessary or appropriate to qualify or maintain the qualification of the Partnership to do business as a foreign limited partnership in other jurisdictions; and (b) to admit additional Limited Partners and, to the extent that it is necessary under the laws of any jurisdiction, to execute, deliver, and file amended certificates or agreements of limited partnership or other instruments to reflect such admission. The Power of Attorney granted herein shall be irrevocable and deemed to be a power coupled with an interest and shall survive the incapacity, death, dissolution, liquidation, or termination of a Limited Partner. Each Limited Partner hereby agrees to be bound by any representation made by the General Partner and by any successor thereto acting in good faith pursuant to such Power of Attorney. Each Limited Partner agrees to execute a special Power of Attorney on a document separate from this Agreement. In the event of any conflict between this Agreement and any instruments filed by such attorney-in-fact pursuant to the Power of Attorney granted in this Section 11, this Agreement shall control.

12.    Withdrawal of Partners.

        The Partnership shall terminate and be dissolved upon the withdrawal, insolvency, bankruptcy, dissolution, liquidation, or termination of the General Partner (unless a new general partner(s) is elected pursuant to Section 15(c) and such remaining general partner(s) shall have elected to continue the business of the Partnership, which any remaining general partner(s) shall have the right to do). The General Partner shall not withdraw or assign all of its interest at any time without giving the Limited

Partners 120 days' prior written notice of its intention to withdraw or assign, and, if the Limited Partners thereupon elect a new general partner or partners pursuant to Section 15(c) which elect to continue the business of the Partnership, the withdrawing General Partner shall pay all reasonable expenses incurred by the Partnership in connection with such withdrawal. The General Partner shall be paid the Net Asset Value of its interests in the Partnership as of the date of such withdrawal.

        The death, incompetency, withdrawal, insolvency, bankruptcy, termination, liquidation, or dissolution of a Limited Partner shall not terminate or dissolve the Partnership, and such Limited Partner, his estate, custodian, or personal representative shall have no right to withdraw or value such Limited Partner's interest in the Partnership except as provided in Section 10. Each Limited Partner (and any assignee of such Partner's interest) expressly agrees that in the event of his death, he waives on behalf of himself and his estate and he directs the legal representative of his estate and any person interested therein to waive the furnishing of any inventory, accounting, or appraisal of the assets of the Partnership and any right to an audit or examination of the books of the Partnership (except to the extent permissible under the sixth paragraph of Section 8(e)).

13.    No Personal Liability for Return of Capital.

        Subject to Section 14, neither the General Partner, Morgan Stanley, nor any Affiliate thereof shall be personally liable for the return or repayment of all or any portion of the capital or profits of any Partner (or assignee), it being expressly agreed that any such return of capital or profits made pursuant to this Agreement shall be made solely from the assets (which shall not include any right of contribution from the General Partner) of the Partnership.

14.    Standard of Liability; Indemnification.

        (a)    Standard of Liability.    The General Partner and its Affiliates shall not be liable to the Partnership, the Limited Partners, or its or their successors or assigns, for any act, omission, conduct or activity undertaken by or on behalf of the Partnership which the General Partner determines, in good faith, to be in the best interests of the Partnership, unless such act, omission, conduct, or activity constituted misconduct or negligence.

        (b)    Indemnification by the Partnership.    The Partnership shall indemnify, defend, and hold harmless the General Partner and its Affiliates from and against any loss, liability, damage, cost, or expense (including attorneys' and accountants' fees and expenses incurred in defense of any demands, claims, or lawsuits) actually and reasonably incurred arising from any act, omission, activity, or conduct undertaken by or on behalf of the Partnership, including, without limitation, any demands, claims, or lawsuits initiated by a Limited Partner (or assignee thereof), provided that (1) the General Partner has determined, in good faith, that the act, omission, activity, or conduct giving rise to the claim for indemnification was in the best interests of the Partnership, and (2) the act, omission, activity, or conduct that was the basis for such loss, liability, damage, cost, or expense was not the result of misconduct or negligence. Notwithstanding anything to the contrary contained in the foregoing, neither the General Partner nor any of its Affiliates nor any person acting as a broker-dealer shall be indemnified by the Partnership for any losses, liabilities, or expenses arising from or out of an alleged violation of federal or state securities laws unless (1) there has been a successful adjudication on the merits of each count involving alleged securities law violations as to the particular indemnitee, or (2) such claims have been dismissed with prejudice on the merits by a court of competent jurisdiction as to the particular indemnitee, or (3) a court of competent jurisdiction approves a settlement of the claims against the particular indemnitee and finds that indemnification of the settlement and related costs should be made, provided, with regard to such court approval, the indemnitee must apprise the court of the position of the SEC, and the positions of the respective securities administrators of Massachusetts, Missouri, Tennessee, and/or those other states and jurisdictions in which the plaintiffs claim that they were offered or sold Units, with respect to indemnification for securities laws violations before seeking court approval for indemnification. Furthermore, in any action or proceeding brought by a Limited Partner in the right of the Partnership to which the General Partner or any Affiliate thereof is a party defendant, any such person shall be indemnified only to the extent and subject to the conditions specified in the Act and this Section 14(b). The Partnership shall make advances to the General Partner or its Affiliates hereunder only if: (1) the demand, claim, lawsuit, or legal action relates to the performance of duties or services by such persons to the Partnership; (2) such demand, claim, lawsuit, or legal action is not initiated by a Limited Partner; and (3) such advances are repaid, with interest at the legal rate under Delaware law, if the person receiving such advance is ultimately found not to be entitled to indemnification hereunder.

        Nothing contained in this Section 14(b) shall increase the liability of any Limited Partner to the Partnership beyond the amount of his unredeemed capital contribution, undistributed profits, if any, and any amounts received on distributions and redemptions and deemed received on Series Exchanges, together with interest thereon. All rights to indemnification and payment of attorneys' and accountants' fees and expenses shall not be affected by the termination of the Partnership or the withdrawal, insolvency, or dissolution of the General Partner.

        The Partnership shall not incur the cost of that portion of liability insurance which insures the General Partner and its Affiliates for any liability as to which the General Partner and its Affiliates are prohibited from being indemnified.

        (c)    Affiliate.    As used in this Agreement, the term "Affiliate" of a person shall mean: (i) any natural person, partnership, corporation, association, or other legal entity directly or indirectly owning, controlling, or holding with power to vote 10% or more of the outstanding voting securities of such person; (ii) any partnership, corporation, association, or other legal entity 10% or more of whose outstanding voting securities are directly or indirectly owned, controlled, or held with power to vote by such person; (iii) any natural person, partnership, corporation, association, or other legal entity directly or indirectly controlling, controlled by, or under common control with, such person; or (iv) any officer, director or partner of such person. Notwithstanding the foregoing, solely for purposes of determining eligibility for indemnification under Section 14(b), the term "Affiliate" shall include only those persons performing services for the Partnership.

        (d)    Indemnification by Partners.    In the event that the Partnership is made a party to any claim, demand, dispute, or litigation or otherwise incurs any loss, liability, damage, cost, or expense as a result of, or in connection with, any Partner's (or assignee's) obligations or liabilities unrelated to the Partnership's business, such Partner (or assignees cumulatively) shall indemnify, defend, hold harmless and reimburse the Partnership for such loss, liability, damage, cost and expense to which the Partnership shall become subject (including attorneys' and accountants' fees and expenses).

15.    Amendments; Meetings.

        (a)    Amendments with Consent of the General Partner.    If, at any time during the term of the Partnership, the General Partner shall deem it necessary or desirable to amend this Agreement, such amendment shall be effective only if embodied in an instrument approved by the General Partner and by Limited Partners owning more than 50% of the Units then outstanding, and if made in accordance with, and to the extent permissible under, the Act. Any amendment to this Agreement or actions taken pursuant to this Section 15 that shall have been approved by the percentage of outstanding Units prescribed above shall be deemed to have been approved by all Limited Partners. Notwithstanding the foregoing, the General Partner shall be authorized to amend this Agreement without the consent of any Limited Partner in order to: (i) change the name of the Partnership or cause the Partnership to transact business under another name; (ii) clarify any inaccuracy or any ambiguity, or reconcile any inconsistent provisions herein; (iii) make any amendment to this Agreement that is not adverse to the Limited Partners; (iv) effect the intent of the allocations proposed herein to the maximum extent possible in the event of a change in the Code or the interpretations thereof affecting such allocations; (v) attempt to ensure that the Partnership is not taxed as an association taxable as a corporation for federal income tax purposes; (vi) qualify or maintain the qualification of the Partnership as a limited partnership in any jurisdiction; (vii) delete or add any provision of or to this Agreement required to be deleted or added by the staff of the SEC, the CFTC, any other federal agency, any state "Blue Sky" official, or other governmental official, or in order to opt to be governed by any amendment or successor to the Act, or to comply with applicable law; (viii) make any modification to this Agreement to reflect the admission of additional or substitute general partners and to reflect any modification to the Net Worth requirements applicable to the General Partner and any other general partner, as contemplated by Section 5 hereof; (ix) make any amendment that is appropriate or necessary, in the opinion of the General Partner, to prevent the Partnership or the General Partner or its directors, officers or controlling persons from in any manner being subject to the provisions of the Investment Company Act of 1940 (the "1940 Act"), the Investment Advisers Act of 1940, as amended (the "Advisers Act"), or "plan asset" regulations adopted under the Employee Retirement

Income Security Act of 1974, as amended; and (x) to make any amendment that is appropriate or necessary, in the opinion of the General Partner, to qualify the Partnership under the 1940 Act, and any persons under the 1940 Act and the Advisers Act, if the General Partner reasonably believes that doing so is necessary. Any such supplemental or amendatory agreement shall be adhered to and have the same force and effect from and after its effective date as if the same had originally been embodied in, and formed a part of, this Agreement; provided, however, that no such supplemental or amendatory agreement shall, without the consent of all Partners affected thereby, change or alter the provisions of this proviso, reduce the capital account of any Partner, or modify the percentage of profits, losses or distributions to which any Partner is entitled.

        (b)    Meetings.    Any Limited Partner or his authorized attorney or agent, upon written request to the General Partner, delivered either in person or by certified mail, and upon payment of reasonable duplicating and postage costs, shall be entitled to obtain from the General Partner by mail a list of the names and addresses of record of all Limited Partners and the number of Units owned by each.

        Upon receipt of a written request, signed by Limited Partners owning at least 10% of the Units then owned by Limited Partners, that a meeting of the Partnership be called to vote upon any matter upon which all Limited Partners may vote pursuant to this Agreement, the General Partner, by written notice to each Limited Partner of record sent by certified mail or delivered in person within 15 days after such receipt, shall call a meeting of the Partnership. Such meeting shall be held at least 30 but not more than 60 days after the mailing of such notice, and such notice shall specify the date, a reasonable place and time, and the purpose of such meeting.

        (c)    Amendments and Actions without Consent of the General Partner.    At any meeting of the Limited Partners, upon the affirmative vote (which may be in person or by proxy) of Limited Partners owning more than 50% of the Units then owned by Limited Partners, the following actions may be taken without the consent of the General Partner: (i) this Agreement may be amended in accordance with, and only to the extent permissible under, the Act; provided, however, that no such amendment shall, without the consent of all Partners affected thereby, change or alter the provisions of this proviso, reduce the capital account of any Partner, or modify the percentage of profits, losses, or distributions to which any Partner is entitled; (ii) the Partnership may be dissolved; (iii) the General Partner may be removed and replaced; (iv) a new general partner or general partners may be elected if the General Partner terminates or liquidates or elects to withdraw from the Partnership pursuant to Section 12, or becomes insolvent, bankrupt, or is dissolved; (v) any contracts with the General Partner or any of its Affiliates may be terminated without penalty on not less than 60 days' prior written notice; and (vi) the sale of all or substantially all of the assets of the Partnership may be approved; provided, however, that no such action shall adversely affect the status of the Limited Partners as limited partners under the Act or the classification of the Partnership as a partnership under the federal income tax laws; and provided further, that Units owned by the General Partner and any Affiliate thereof shall not be voted on the matters described in clauses (iii) and (v) above. Any action which shall have been approved by the percentage of outstanding Units prescribed above shall be deemed to have been approved by all Limited Partners.

        (d)    Action Without Meeting.    Notwithstanding contrary provisions of this Section 15 covering notices to, meetings of, and voting by Limited Partners, any action required or permitted to be taken by Limited Partners at a meeting or otherwise may be taken by Limited Partners without a meeting, without prior notice, and without a vote if a consent in writing setting forth the action so taken shall be signed by Limited Partners owning Units having not fewer than the minimum number of votes that would be necessary to authorize or take such action at a meeting of Limited Partners at which all outstanding Units shall have been present and voted. Notice of the taking of action by Limited Partners without a meeting by less than unanimous written consent of the Limited Partners shall be given to those Limited Partners who shall not have consented in writing within seven business days after the occurrence thereof.

        (e)    Amendments to Certificate of Limited Partnership.    If an amendment to this Agreement shall be made pursuant to this Section 15, the General Partner shall be authorized to execute, acknowledge, swear to, deliver, file, record, and publish, on behalf of the Partnership and each Partner, such amendments to the Certificate of Limited Partnership as shall be necessary or desirable to reflect such amendment.

16.    Index of Defined Terms.

Defined Term	Section
1940 Act	15(a)
Act	1
Advisers Act	15(a)
Affiliate	14(c)
Agreement	Preamble
CEAct	8(e)
Certificate of Limited Partnership	1
CFTC	3
Code	7(c)(4)
Commodity Broker	6
Customer Agreement	8(b)
Determination Date	7(b)
Exchange Agreement and Power of Attorney	10(c)
Exchange Date	10(c)
Futures Interests	3
General Partner	Preamble
Limited Partners	Preamble
Management Agreement	8(b)
Morgan Stanley DW	6
MS & Co.	6
NASAA Guidelines	5
Net Asset Value	7(d)(2)
Net Assets	7(d)(1)
NFA	6
Non-Series Exchange	10(b)
Partners	Preamble
Partnership	1
Prospectus	6
Pyramiding	8(c)(5)
Redemption	10(b)
Redemption Date	10(b)
Request for Redemption	10(b)
SEC	5
Selling Agent	6
Series Exchange	10(c)
Special Redemption Date	9
Spectrum Series Partnership(s)	10(b)
Trading Advisor	6
Trading Profits	7(e)
Transaction Fees and Costs	7(e)
Unit(s) of General Partnership Interest	6
Unit(s)	6

17.    Governing Law.

        The validity and construction of this Agreement shall be governed by, and construed in accordance with, the law of the State of Delaware, including, specifically, the Act (without regard to its choice of law principles); provided, however, that causes of action for violations of federal or state securities laws shall not be governed by this Section 17.

18.    Miscellaneous.

        (a)    Priority among Limited Partners.    Except as otherwise specifically set forth in this Agreement, no Limited Partner shall be entitled to any priority or preference over any other Limited Partner in regard to the affairs of the Partnership.

        (b)    Notices.    All notices and requests to the General Partner under this Agreement (other than Subscriptions, Requests for Redemption, and notices of assignment or transfer, of Units) shall be in writing and shall be effective upon personal delivery or, if sent by registered or certified mail, postage prepaid, addressed to the General Partner at 330 Madison Avenue, 8th Floor, New York, New York 10017 (or such other address as the General Partner shall have notified the Limited Partners), upon the deposit of such notice in the United States mail. Requests for Redemption, and notices of assignment or transfer of Units shall be effective upon timely receipt by the General Partner. Except as otherwise provided herein, all reports and notices hereunder shall be in writing and shall be sent by first-class mail to the last known address of the Limited Partner.

        (c)    Binding Effect.    This Agreement shall inure to the benefit of, and be binding upon, all of the parties, their successors, assigns as permitted herein, custodians, estates, heirs, and personal representatives. For purposes of determining the rights of any Partner or assignee hereunder, the Partnership and the General Partner may rely upon the Partnership's records as to who are Partners and assignees, and all Partners and assignees agree that their rights shall be determined and that they shall be bound thereby, including all rights which they may have under Section 15.

        (d)    Captions.    Captions in no way define, limit, extend, or describe the scope of this Agreement nor the effect of any of its provisions.

        IN WITNESS WHEREOF, the parties hereto have executed this Agreement as of the day and year first above written.

Additional Limited Partners:	General Partner:
By: Demeter Management Corporation, General Partner, as Authorized Agent and Attorney-in-Fact	Demeter Management Corporation
By: Name: Title:	By: Name: Title:

Annex A to Limited Partnership Agreement

REQUEST FOR REDEMPTION: MORGAN STANLEY MANAGED FUTURES FUNDS

THIS IRREVOCABLE REQUEST FOR REDEMPTION MUST BE DELIVERED TO A LIMITED PARTNER'S LOCAL MORGAN STANLEY BRANCH OFFICE IN TIME FOR IT TO BE FORWARDED AND RECEIVED BY THE GENERAL PARTNER, ATTN: MANAGED FUTURES, 330 MADISON AVENUE, 8TH FLOOR, NEW YORK, NEW YORK 10017, NO LATER THAN 3:00 P.M., NEW YORK CITY TIME, ON THE LAST DAY OF THE MONTH IN WHICH THE REDEMPTION IS TO BE EFFECTIVE.

, 20	☐☐☐ - ☐☐☐☐☐☐
[date]	[print or type Morgan Stanley DW account number]

        I hereby request redemption (effective as of the next applicable date as of which redemption is permitted as set forth in the Limited Partnership Agreement of the Partnership for which redemption is requested, subject to all terms and conditions set forth therein) of my capital account in an amount equal to the respective Net Asset Value, as defined in the Limited Partnership Agreement, of the following Unit(s) of Limited Partnership Interest ("Units"), less any amounts specified in the Limited Partnership Agreement.

COMPLETE ONLY ONE SECTION — A, B, C, OR D — PER FORM

Section A

Spectrum Series shall only redeem Units in a minimum amount of 50 Units, unless a Limited Partner is redeeming his/her entire interest (all) in such Partnership.

[DWSB] Spectrum Global Balanced	☐	Entire Interest	Units
[DWSF] Spectrum Select	☐	Entire Interest	Units
[DWSS] Spectrum Strategic	☐	Entire Interest	Units
[DWST] Spectrum Technical	☐	Entire Interest	Units
[DWSX] Spectrum Currency	☐	Entire Interest	Units

Section B

Cornerstone Funds shall only redeem $1,000 increments or WHOLE Units unless a Limited Partner is redeeming his/her entire interest (all) in such Partnership.

[CFCFB] Cornerstone Fund II	☐	Entire Interest	Units	$	,000
[CFCFC] Cornerstone Fund III	☐	Entire Interest	Units	$	,000
[CFCFD] Cornerstone Fund IV	☐	Entire Interest	Units	$	,000

Section C

Charter Series shall only redeem Units in a minimum amount of 100 Units, unless a Limited Partner is redeeming his/her entire interest (all) in such Partnership.

[MSCC] Charter Campbell	☐	Entire Interest	Units
[MSCD] Charter MSFCM	☐	Entire Interest	Units
[MSCG] Charter Graham	☐	Entire Interest	Units
[MSCM] Charter Millburn	☐	Entire Interest	Units

Section D

Other managed futures funds shall only redeem $1,000 increments or WHOLE Units unless  a Limited Partner is redeeming his/her entire interest (all) in such Partnership.

MARK ONE FUND ONLY (Use One Form Per Fund):

				☐		Entire Interest
☐	[DFF] Diversified Futures Fund	☐	[PGF] Multi-Market Portfolio
☐	[DFF2] Diversified Futures Fund II	☐	[PPF] Principal Plus Fund	Units
☐	[DFF3] Diversified Futures Fund III	☐	[PSF] Portfolio Strategy Fund
☐	[GPP] Global Perspective Portfolio	☐	[WCF] World Currency Fund	☐	$		,000

ACCOUNT INFORMATION AND SIGNATURES

I understand that I may only redeem Units at such times as are specified in the Limited Partnership Agreement and that, under certain circumstances described therein, I may be subject to a redemption charge.

I (either in my individual capacity or as an authorized representative of an entity, if applicable) hereby represent and warrant that I am the true, lawful and beneficial owner of Units (or fractions thereof) to which this Request for Redemption relates, with full power and authority to request redemption. The Units (or fractions thereof) which are the subject of this request are not subject to any pledge or otherwise encumbered in any fashion. My signature has been represented by a member of a registered national securities exchange.

Signatures Must Be Identical to Name(s) in Which Units are Registered
Type or Print all Information Below

1. Account Information

(Name of Limited Partner)		(Morgan Stanley DW Account Number)
Address:
(Street)
(City) (State Province) (Zip Code or Postal Code)
2.a. Signature(s) of Individual Partner(s) or Assignee(s) including IRAs
X	(Signature)	(Date)
X	(Signature)	(Date)
2.b. Signature of Entity Partner or Assignee
(Name of Entity)		By: X	(Authorized officer, partner, trustee, or custodian. If a corporation, include certified copy of authorized resolution.)
3. Branch Manager and Financial Advisor Use Only
We, the undersigned Financial Advisor and Branch Manager, represent that the above signature(s) is/are true and correct.
X	(Financial Advisor MUST sign)	(Branch Manager MUST sign)
	(Branch Telephone Number)	Please enter a SELL order upon receipt of a completed Request for Redemption.

EXHIBIT B

SUBSCRIPTION AND EXCHANGE AGREEMENT AND POWER OF ATTORNEY
MORGAN STANLEY SPECTRUM SERIES
UNITS OF LIMITED PARTNERSHIP INTEREST SUBSCRIPTION AND EXCHANGE INSTRUCTIONS

        If you wish to purchase units of one or more of the Morgan Stanley Spectrum Series partnerships, please follow the instructions below. Instructions relating to "Cash Subscribers" should be followed only if you are purchasing units for cash. Instructions relating to "Exchange Subscribers" should be followed only if you are redeeming units in another commodity pool which Demeter Management Corporation serves as the general partner and commodity pool operator in a Non-Spectrum Series Exchange, or if you are redeeming units in a Morgan Stanley Spectrum Series partnership pursuant to a Spectrum Series Exchange.

SUBSCRIPTION INSTRUCTIONS

        You should carefully read and review the Morgan Stanley Spectrum Series Prospectus, dated April 25, 2005 (the "Prospectus"), and this Subscription and Exchange Agreement and Power of Attorney. In reading the Prospectus, pay particular attention to the matters discussed under "Risk Factors," "Conflicts of Interest" and "Description of Charges." By signing the Agreement, you will be deemed to make each applicable representation and warranty, and satisfy any applicable special State Suitability Requirement, set forth in this Agreement on pages B-2–B-4, so please make sure that you satisfy all applicable provisions in those sections before signing this Agreement.

        CASH SUBSCRIBERS MUST FILL IN ALL OF THE BOXES AND BLANKS ONLY ON PAGES B-7 AND B-8, AND EXCHANGE SUBSCRIBERS MUST FILL IN ALL OF THE BOXES AND BLANKS ONLY ON PAGES B-9 AND B-10, USING INK, AS FOLLOWS:

Item 1 for Cash Subscribers (pages B-7–B-8) and Exchange Subscribers (pages B-9–B-10)	—Enter your Morgan Stanley DW Inc. Account Number.
If you are subscribing for a joint or community property account, the statements, representations, and warranties set forth in this Subscription and Exchange Agreement and Power of Attorney shall be deemed to have been made by each owner of the account.
* If the units will be owned by tenants in common, signatures of all owners are required.
* In the case of a participant-directed ERISA Plan or Individual Retirement Account, the beneficiary must sign immediately below and the trustee or custodian must sign below under "Entity Subscription."
Item 1 For Cash Subscribers (page B-7)	—Enter the dollar amount of the subscription for each partnership whose units you wish to purchase.
Item 1 For Exchange Subscribers (page B-9)	—Enter the symbol(s) of the limited partnership(s) from which you are redeeming units; specify the quantity to be redeemed (entire interest or number of whole units).
Item 2 For Cash Subscribers (page B-8) and Exchange Subscribers (page B-10)	—Enter the exact name in which your units are to be held based on ownership type.
—You and any co-subscriber must execute the Signature Page of this Agreement on page B-8 (for Cash Subscribers) or page B-10 (for Exchange Subscribers).
Item 3 For Cash Subscribers (page B-8) and Exchange Subscribers (page B-10) and update subscribers (page C-1)	—A Morgan Stanley Financial Advisor and Branch Manager must complete the required information.

        Morgan Stanley Financial Advisor: This Agreement must be mailed to Morgan Stanley DW, as selling agent, Attn: Managed Futures, at 330 Madison Avenue, 8th Floor, New York, New York 10017. This form cannot be faxed.

MORGAN STANLEY SPECTRUM SERIES

SUBSCRIPTION AND EXCHANGE AGREEMENT AND POWER OF ATTORNEY

        If you are subscribing for units of limited partnership interest in the Morgan Stanley Spectrum Series, consisting of five commodity pool limited partnerships, Morgan Stanley Spectrum Select L.P., Morgan Stanley Spectrum Technical L.P., Morgan Stanley Spectrum Strategic L.P., Morgan Stanley Spectrum Global Balanced L.P. and Morgan Stanley Spectrum Currency L.P., you should carefully read and review the Prospectus.

        For Cash Subscribers:    By executing the Cash Subscription Signature Page of this Subscription and Exchange Agreement and Power of Attorney, you will irrevocably subscribe for units of one or more of the partnerships at the price per unit described in the Prospectus.

        For Exchange Subscribers:    By executing the Exchange Subscription Signature Page of this Agreement, you will irrevocably redeem the units of limited partnership interest of each limited partnership indicated on the signature page of this Agreement and, with the proceeds of that redemption, irrevocably subscribe for units of one or more of the partnerships at the price per unit described in the Prospectus.

        Notwithstanding the foregoing, you may revoke this Agreement, and receive a full refund of the subscription amount you paid, plus any accrued interest thereon (or revoke the redemption of units in the other limited partnership in the case of an exchange), by delivering written notice to your Morgan Stanley financial advisor in time for it to be forwarded and received by the general partner, attn: Managed Futures, at 330 Madison Avenue, 8th floor, New York, New York 10017, no later than 3:00 p.m., New York City time, on the date of the applicable monthly closing. If this Agreement is accepted, you agree to: (i) contribute your subscription to each partnership designated on the Signature Page of this Agreement; and (ii) be bound by the terms of each such partnership's Amended and Restated Limited Partnership Agreement, included as Exhibit A to the Prospectus (the "Limited Partnership Agreement"). By executing the Signature Page of this Agreement, you shall be deemed to have executed this Agreement and the Limited Partnership Agreement (including the Powers of Attorney in both Agreements).

PAYMENT INSTRUCTIONS

        For Cash Subscribers:    You must pay your subscription amount by charging your customer account with Morgan Stanley DW (the "Customer Account"). In the event that you do not have a Customer Account or do not have sufficient funds in your existing Customer Account, you must make appropriate arrangements with your Morgan Stanley financial advisor. If you don't have a financial advisor, contact your local Morgan Stanley branch office. Payment must NOT be mailed to the general partner at its offices in New York City. Any such payment will not be accepted by the general partner and will be returned to you for proper placement with the Morgan Stanley branch office where your Customer Account is maintained. By executing the Signature Page of this Agreement, you authorize and direct the general partner and Morgan Stanley DW to transfer the appropriate amount from your Customer Account to the escrow account.

        For Exchange Subscribers:    You must pay your subscription amount by applying the proceeds from the redemption of your limited partnership units in one of the partnerships or another commodity pool which Demeter Management Corporation serves as the general partner and commodity pool operator. You may only redeem units at such times as are specified in the limited partnership agreement for that commodity pool, and under certain circumstances described in that agreement you may be subject to a redemption charge.

REPRESENTATIONS AND WARRANTIES

        By executing the Signature Page of this Agreement, you (for yourself and any co-subscriber, and, if you are signing on behalf of an entity, on behalf of and with respect to that entity and its shareholders, partners, beneficiaries or members), represent and warrant to the general partner and each partnership whose units you are purchasing, as follows (as used below, the terms "you" and "your" refer to you and your co-subscriber, if any, or if you are signing on behalf of an entity, that entity):

          (1)   You have received a copy of the Prospectus, including each Limited Partnership Agreement.

          (2)   You are of legal age to execute this Agreement and are legally competent to do so.

          (3)   You satisfy the applicable financial suitability and minimum investment requirements, as set forth below under the caption "State Suitability Requirements" (or in a special Supplement to the Prospectus) for residents of the state in which you reside. You agree to provide any additional documentation requested by the general partner, as may be required by the securities administrators of certain states, to confirm that you meet the applicable minimum financial suitability standards to invest in the partnerships.

          (4)   All the information that you have provided on the Signature Page is correct and complete as of the date of this Agreement, and, if there should be any material change in such information prior to your admission as a limited partner, you will immediately furnish such revised or corrected information to the general partner.

          (5)   If you are representing an ERISA Plan or Individual Retirement Account, to the best of your knowledge, neither the general partner, Morgan Stanley DW, any additional selling agent, any trading advisor, nor any of their respective affiliates: (a) has investment discretion with respect to the investment of your plan assets; (b) has authority or responsibility to give or regularly gives investment advice with respect to such plan assets for a fee and pursuant to an agreement or understanding that such advice (i) will serve as a primary basis for investment decisions with respect to such plan assets and (ii) will be based on the particular investment needs of the plan; or (c) is an employer maintaining or contributing to that plan. For purposes of this representation (5), an "ERISA Plan" means any U.S. employee benefit plan or trust within the meaning of and subject to the provisions of the Employee Retirement Income Security Act of 1974, as amended, and "Individual Retirement Account" means an individual retirement account or Keogh Plan subject solely to the provisions of Section 4975 of the Internal Revenue Code of 1986, as amended.

          (6)   Unless representation (7) or (8) below is applicable, your subscription is made with your funds for your own account and not as trustee, custodian or nominee for another.

          (7)   If you are subscribing as custodian for a minor, either (a) the subscription is a gift you have made to that minor and is not made with that minor's funds, in which case the representations as to net worth and annual income below apply only to you, as the custodian; or (b) if the subscription is not a gift, the representations as to net worth and annual income below apply only to that minor.

          (8)   If you are subscribing as a trustee or custodian of an ERISA Plan or of an Individual Retirement Account at the direction of the beneficiary of that ERISA Plan or Individual Retirement Account, the representations herein apply only to the beneficiary of that plan or IRA.

          (9)   If you are subscribing in a representative capacity, you have full power and authority to purchase units and enter into and be bound by this Agreement on behalf of the entity for which you are purchasing the units, and that entity has full right and power to purchase the units and enter into and be bound by this Agreement and become a limited partner pursuant to each applicable Limited Partnership Agreement.

          (10) If you are subscribing for a joint or community property account, you have full power and authority to purchase units and enter into and be bound by this Agreement on behalf of the joint or community property account.

          (11) You either: (a) are not required to be registered with the Commodity Futures Trading Commission ("CFTC") or to be a member of the National Futures Association ("NFA"); or (b), if so required, you are duly registered with the CFTC and are a member in good standing of the NFA. It is an NFA requirement that the general partner attempt to verify that any person or entity that seeks to purchase units be duly registered with the CFTC and a member of the NFA, if required. You agree to supply the general partner with such information as the general partner may reasonably request in order to attempt such verification. Certain entities that acquire units may, as a result, themselves become "commodity pools" within the intent of applicable CFTC and NFA rules, and their sponsors, accordingly, may be required to register as "commodity pool operators."

          (12) You represent and agree that you shall provide any information deemed necessary by the general partner, in its sole discretion, to comply with its anti-money laundering program and related responsibilities from time to time. You further agree that the general partner may, in its sole discretion, decline to accept a subscription if the requested information is not provided or on the basis of such information that is provided, and that if the information requested by the general partner is not provided on a timely basis, the general partner may, in its sole discretion, redeem your units in accordance with the Limited Partnership Agreement.

          Additional Representation and Warranty for Exchange Subscribers:

          (13) You are the true, lawful, and beneficial owner of the units of limited partnership interest (or fractions thereof) to be redeemed pursuant to this Agreement, with full power and authority to request redemption and a subsequent purchase of units. The units of limited partnership interest (or fractions thereof) which you are redeeming are not subject to any pledge nor otherwise encumbered in any fashion.

        By making the representations and warranties set forth above, you should be aware that you have not waived any rights of action which you may have under applicable federal or state securities laws. Federal and state securities laws provide that any such waiver would be unenforceable. You should be aware, however, that the representations and warranties set forth above may be asserted in the defense of a partnership, the general partner, Morgan Stanley DW Inc., Morgan Stanley & Co. Incorporated, Morgan Stanley & Co. International Limited, any additional selling agent, any trading advisor, or others in any subsequent litigation or other proceeding.

STATE SUITABILITY REQUIREMENTS

        Except as indicated below, you must have a net worth (exclusive of home, furnishings, and automobiles) of at least $75,000 or, failing that standard, have both a net worth (same exclusions) of at least $30,000 and an annual gross income of at least $30,000. If you are subscribing with your spouse as joint owners, you may count your joint net worth and joint income in satisfying these requirements, as well as the special requirements described below. You must also make a minimum aggregate initial investment of $5,000 or $2,000 in the case of IRAs or, in the case of a non-Spectrum Series Exchange, the lesser of (i) $5,000 ($2,000 in the case of an IRA); (ii) the proceeds from the redemption of five units (two units in the case of an IRA) from commodity pools other than any of the Morgan Stanley Charter Series of partnerships; (iii) the proceeds from the redemption of 500 units (200 units in the case of an IRA) from any Morgan Stanley Charter Series partnership; or (iv) the proceeds from the redemption of your entire interest in any other commodity pool which Demeter Management Corporation serves as general partner and commodity pool operator. However, the states listed below (or, in certain cases, in special Supplements to the Prospectus attached thereto) have more restrictive suitability or minimum investment requirements for their residents. Please read the following list to make sure that you meet the minimum suitability and/or investment requirements for the state in which you reside. (As used below, "NW" means net worth exclusive of home, furnishings, and automobiles; "AI" means annual gross income; and "TI" means annual taxable income for federal income tax purposes.)

Alabama:	(a) $150,000 NW, or (b) $45,000 NW and $45,000 AI.
Alaska:	(a) $225,000 NW, or (b) $60,000 NW and $60,000 AI.
Arizona:	(a) $150,000 NW, or (b) $45,000 NW and $45,000 AI.
Arkansas:	(a) $150,000 NW, or (b) $45,000 NW and $45,000 AI.
California:	$100,000 NW and $50,000 AI.
Indiana:	(a) $150,000 NW, or (b) $45,000 NW and $45,000 AI.
Iowa:	(1) The minimum initial investment for IRAs is $3,000; and (2) you have at least (a) $225,000 NW, or (b) $60,000 NW and $60,000 TI.
Kansas:	(a) $225,000 NW, or (b) $60,000 NW and $60,000 AI. In addition, it is recommended that Kansas investors (both current and new) not invest, in the aggregate, more than 10% of their net worth (exclusive of home, furnishings, and automobiles) in the Spectrum Series and other managed futures investments.
Kentucky:	(a) $150,000 NW, or (b) $45,000 NW and $45,000 AI.
Maine:	(a) $200,000 NW, or (b) $50,000 NW and $50,000 AI.
Massachusetts:	(a) $225,000 NW, or (b) $60,000 NW and $60,000 AI.
Michigan:	(a) $225,000 NW and investment may not exceed 10% of your NW, or (b) $60,000 NW and $60,000 AI and investment may not exceed 10% of your NW.
Mississippi:	(a) $150,000 NW, or (b) $45,000 NW and $45,000 AI.
Missouri:	(a) $225,000 NW, or (b) $60,000 NW and $60,000 AI.
Nebraska:	(a) $150,000 NW, or (b) $45,000 NW and $45,000 AI.
New Hampshire:	(a) $150,000 NW, or (b) $45,000 NW and $45,000 AI.
New Mexico:	(a) $150,000 NW, or (b) $45,000 NW and $45,000 AI.
North Carolina:	(a) $225,000 NW, or (b) $60,000 NW and $60,000 AI.
Ohio:	(1) (a) $150,000 NW, or (b) $45,000 NW and $45,000 AI; and (2) if you are purchasing Units of Spectrum Currency, the investment may not exceed 10% of your NW.
Oklahoma:	(a) $150,000 NW, or (b) $45,000 NW and $45,000 AI.
Oregon:	(a) $150,000 NW, or (b) $45,000 NW and $45,000 AI.
Pennsylvania:	(1) (a) $175,000 NW, or (b) $100,000 NW and $50,000 TI; and (2) if you have less than $1,000,000 NW, the investment may not exceed 10% of your NW.
South Dakota:	(a) $150,000 NW, or (b) $45,000 NW and $45,000 AI.
Tennessee:	(a) $225,000 NW, or (b) $60,000 NW and $60,000 AI.
Texas:	(a) $225,000 NW, or (b) $60,000 NW and $60,000 TI.
Vermont:	(a) $150,000 NW, or (b) $45,000 NW and $45,000 AI.
Washington:	(a) $150,000 NW, or (b) $45,000 NW and $45,000 AI.

ACCEPTANCE OF THE LIMITED PARTNERSHIP AGREEMENTS

        You agree that as of the date that your name is entered on the books of a partnership, you shall become a limited partner of that partnership. You also agree to each and every term of the Limited Partnership Agreement of that partnership as if you signed that agreement. You further agree that you will not be issued a certificate evidencing the units that you are purchasing, but that you will receive a confirmation of purchase in Morgan Stanley DW's customary form.

POWER OF ATTORNEY AND GOVERNING LAW

        You hereby irrevocably constitute and appoint Demeter Management Corporation, the general partner of each partnership, as your true and lawful Attorney-in-Fact, with full power of substitution, in your name, place, and stead: (1) to do all things necessary to admit you as a limited partner of each partnership requested below, and such other partnership(s) of the Morgan Stanley Spectrum Series as you may request from time to time; (2) to admit others as additional or substituted limited partners to such partnership(s) so long as such admission is in accordance with the terms of the applicable Limited Partnership Agreement or any amendment thereto; (3) to file, prosecute, defend, settle, or compromise any and all actions at law or suits in equity for or on behalf of each partnership in connection with any claim, demand, or liability asserted or threatened by or against any partnership; and (4) to execute, acknowledge, swear to, deliver, file, and record on your behalf and as necessary in the appropriate public offices, and publish: (a) each Limited Partnership Agreement and each Certificate of Limited Partnership and all amendments thereto permitted by the terms thereof; (b) all instruments that the general partner deems necessary or appropriate to reflect any amendment, change, or modification of any Limited Partnership Agreement or any Certificate of Limited Partnership made in accordance with the terms of such Limited Partnership Agreement; (c) certificates of assumed name; and (d) all instruments that the general partner deems necessary or appropriate to qualify or maintain the qualification of each partnership to do business as a foreign limited partnership in other jurisdictions. You agree to be bound by any representation made by the general partner or any successor thereto acting in good faith pursuant to this Power of Attorney.

        The Power of Attorney granted hereby shall be deemed to be coupled with an interest and shall be irrevocable and survive your death, incapacity, dissolution, liquidation, or termination.

        This Subscription and Exchange Agreement and Power of Attorney shall be governed by and interpreted in accordance with the laws of the State of New York, provided, however, that this provision shall not be deemed a waiver of any rights of action you may have under applicable federal or state securities law.

RECEIPT OF DOCUMENTATION

        The regulations of the CFTC require that you be given a copy of the Prospectus (which includes the most current annual report for each partnership), as well as certain additional documentation consisting of: (a) a supplement to the Prospectus, which must be given to you if the Prospectus is dated more than nine months prior to the date that you first received the Prospectus, and (b) the most current monthly account statement (report) for the partnerships. You hereby acknowledge receipt of the Prospectus and the additional documentation referred to above, if any.

(This page has been left blank intentionally.)

A	Morgan Stanley Spectrum Series Units of Limited Partnership Interest Cash Subscription Signature Page April 25, 2005

Please print or type (except signatures). Use ink only.

        PAGES B-7 AND B-8, THE CASH SUBSCRIPTION SIGNATURE PAGES, MUST BE DELIVERED TO YOUR LOCAL MORGAN STANLEY BRANCH OFFICE IN TIME FOR IT TO BE FORWARDED AND RECEIVED BY THE GENERAL PARTNER, ATTN: MANAGED FUTURES, AT 330 MADISON AVENUE, 8TH FLOOR, NEW YORK, NEW YORK 10017, NO LATER THAN 3:00 P.M., NEW YORK CITY TIME, ON THE DATE OF THE APPLICABLE MONTHLY CLOSING. THIS FORM CANNOT BE FAXED.

        By execution and delivery of this Cash Subscription Signature Page and by payment of the purchase price for units of limited partnership interest of one or more partnerships in the Morgan Stanley Spectrum Series you hereby subscribe for units in the partnership(s) specified below at a price equal to 100% of the net asset value per unit of the applicable partnership(s) as of the close of business on the date of the applicable monthly closing.

        BY SUCH EXECUTION AND PAYMENT, YOU ACKNOWLEDGE RECEIPT OF THE MORGAN STANLEY SPECTRUM SERIES PROSPECTUS DATED APRIL 25, 2005, INCLUDING THE LIMITED PARTNERSHIP AGREEMENTS, ANY APPLICABLE SUPPLEMENT TO THE PROSPECTUS, AND THIS SUBSCRIPTION AND EXCHANGE AGREEMENT AND POWER OF ATTORNEY, THE TERMS OF WHICH GOVERN THE INVESTMENT IN THE UNITS BEING SUBSCRIBED FOR BY YOU, AND THE CURRENT MONTHLY REPORT FOR THE PARTNERSHIPS.

Item 1 — SUBSCRIBER

	Spectrum Fund Symbol			Amount of Subscription

☐☐☐ - ☐☐☐☐☐☐☐- ☐☐☐ Morgan Stanley DW Account No.	D W S B	Morgan Stanley Spectrum Global Balanced L.P.	$
	D W S F	Morgan Stanley Spectrum Select L.P.	$
	D W S S	Morgan Stanley Spectrum Strategic L.P.	$
	D W S T	Morgan Stanley Spectrum Technical L.P.	$
	D W S X	Morgan Stanley Spectrum Currency L.P.	$

You hereby represent and agree that the name, address, and ownership capacity on the Morgan Stanley DW account referenced on this Subscription Agreement are your true and correct name, address, and ownership capacity, that the name, address, and ownership capacity on the partnership's books and records shall be the same as your name, address, and ownership capacity on such Morgan Stanley DW account, and that you will promptly notify Morgan Stanley DW of any change in your address, which change shall also be effective for all partnership purposes.

Morgan Stanley Spectrum Series
April 25, 2005

Item 2 — SIGNATURES — You MUST Sign Below

(1)
BY SIGNING BELOW, YOU ARE DEEMED TO MAKE ALL THE REPRESENTATIONS AND WARRANTIES APPLICABLE TO YOU CONTAINED UNDER "REPRESENTATIONS AND WARRANTIES" ON PAGES B-2 AND B-3 OF THE SUBSCRIPTION AND EXCHANGE AGREEMENT AND POWER OF ATTORNEY, INCLUDING, IN PARTICULAR, THOSE RELATING TO YOUR RECEIPT OF THE PROSPECTUS AND YOUR SATISFYING APPLICABLE FINANCIAL SUITABILITY REQUIREMENTS UNDER "STATE SUITABILITY REQUIREMENTS" ON PAGE B-4.
(2)
You represent that you are a U.S. resident and a U.S. citizen.

INDIVIDUAL OR JOINT SUBSCRIPTION, INCLUDING PARTICIPANT-DIRECTED EMPLOYEE BENEFIT PLAN OR IRA SUBSCRIPTION

If you are subscribing for a joint or community property account, the statements, representations, and warranties set forth in this Subscription and Exchange Agreement and Power of Attorney shall be deemed to have been made by each owner of the account.

*
If the units will be owned by tenants in common, signatures of all owners are required.
*
In the case of a participant-directed ERISA Plan or Individual Retirement Account, the beneficiary must sign immediately below and the trustee or custodian must sign below under "Entity Subscription."

Full Name of Account _________________________________________________________________________________________________________ Your Full Name or Name of Trust or Custodial Account—do not use initials
X		X
Signature of Subscriber	Date	Signature of Co-Subscriber	Date

Print Full Name of Subscriber		Print Full Name of Co-Subscriber

ENTITY SUBSCRIPTION

ACCEPTANCE OF SUBSCRIPTION ON BEHALF OF ERISA PLANS OR INDIVIDUAL RETIREMENT ACCOUNTS IS IN NO RESPECT A REPRESENTATION BY THE GENERAL PARTNER OR MORGAN STANLEY DW THAT THIS INVESTMENT MEETS ALL RELEVANT LEGAL REQUIREMENTS WITH RESPECT TO INVESTMENTS BY ANY PARTICULAR PLAN, OR THAT THIS INVESTMENT IS APPROPRIATE FOR ANY PARTICULAR PLAN.

The undersigned officer, partner, trustee, manager or other representative hereby certifies and warrants that: (a) s/he has full power and authority from or on behalf of the entity named below and its shareholders, partners, beneficiaries, or members to (i) complete, execute, and deliver this Subscription and Exchange Agreement and Power of Attorney on their behalf and (ii) to make the statements, representations, and warranties made herein on their behalf; and (b) the investment in each partnership specified is authorized under applicable law and the governing documents of the entity, has been affirmatively authorized by the governing board or body, if any, of the entity, and is legally permissible.

X
Print Full Name of Entity	Signature of Person Signing for Entity	Date
Title
Print Full Name of Person Signing for Entity

Item 3 — Branch Manager and Financial Advisor Use Only (Complete in Full and in Ink)

The undersigned Financial Advisor hereby certifies that:

(1)
the above signature(s) is/are true and correct;
(2)
s/he has informed the Subscriber about the liquidity and marketability of the units as set forth in the Prospectus.
(3)
based on information obtained from the Subscriber concerning the Subscriber's investment objectives, other investments, financial situation, needs and any other relevant information, that s/he reasonably believes that:
(a)
such Subscriber is or will be in a financial position appropriate to enable such Subscriber to realize the benefits of each partnership specified, as described in the Prospectus;
(b)
such Subscriber has a net worth sufficient to sustain the risk inherent in each partnership specified (including loss of investment and lack of liquidity); and
(c)
each partnership specified is otherwise a suitable investment for such Subscriber;
(4)
the Subscriber received the Prospectus, any supplement to the Prospectus, and current monthly report at least five business days prior to the applicable monthly closing; and
(5)
the Subscriber meets the applicable suitability standards under "State Suitability Requirements" on page B-4.

The Financial Advisor MUST sign below in order to substantiate compliance with NASD Conduct Rule 2810.

X
      Signature of Financial Advisor

Print Full Name of Financial Advisor

Telephone Number (             )

The undersigned Branch Manager hereby certifies that:

(1)
the above signature(s) is/are true and correct.
(2)
the above client(s) is/are suitable under "State Suitability Requirements" on page B-4.
(3)
if the Subscriber's account is a participant-directed ERISA Plan or Individual Retirement Account for which Morgan Stanley DW is custodian, then the representations set forth above under the heading "Entity Subscription" are incorporated into and made part of this certification.

X
      Signature of Branch Manager

Print Full Name of Branch Manager

Please enter a BUY order upon receipt of a completed Subscription Agreement.

B	Morgan Stanley Spectrum Series Units of Limited Partnership Interest Exchange Subscription Signature Page April 25, 2005

Please print or type (except signatures). Use ink only.

        PAGES B-9 AND B-10, THE EXCHANGE SUBSCRIPTION SIGNATURE PAGES, MUST BE DELIVERED TO YOUR LOCAL MORGAN STANLEY BRANCH OFFICE IN TIME FOR IT TO BE FORWARDED AND RECEIVED BY THE GENERAL PARTNER, ATTN: MANAGED FUTURES, AT 330 MADISON AVENUE, 8TH FLOOR, NEW YORK, NEW YORK 10017, NO LATER THAN 3:00 P.M.,NEW YORK CITY TIME, ON THE DATE OF THE APPLICABLE MONTHLY CLOSING. THIS FORM CANNOT BE FAXED.

        By execution and delivery of this Exchange Subscription Signature Page, you hereby redeem the units of limited partnership interest of the limited partnership(s) named in Item 1 below and, by application of the proceeds of such redemption to the payment of the purchase price for units of limited partnership interest in one or more partnerships in the Morgan Stanley Spectrum Series you hereby subscribe for units in the partnership(s) specified below at a price equal to 100% of the net asset value per unit of the applicable partnership(s) as of the close of business on the date of the applicable monthly closing. Redemption of units of any partnership for an exchange must be in whole units, unless you are redeeming your entire interest in such partnership.

        BY SUCH EXECUTION AND PAYMENT, YOU ACKNOWLEDGE RECEIPT OF THE MORGAN STANLEY SPECTRUM SERIES PROSPECTUS, DATED APRIL 25, 2005, INCLUDING THE LIMITED PARTNERSHIP AGREEMENTS, ANY APPLICABLE SUPPLEMENT TO THE PROSPECTUS, AND THIS SUBSCRIPTION AND EXCHANGE AGREEMENT AND POWER OF ATTORNEY, THE TERMS OF WHICH GOVERN THE INVESTMENT IN THE UNITS BEING SUBSCRIBED FOR BY YOU, AND THE CURRENT MONTHLY REPORT FOR THE PARTNERSHIPS.

Item 1 — SUBSCRIBER

☐☐☐- ☐☐☐☐☐☐- ☐☐☐
Morgan Stanley DW Account No.
Symbol(s) for Fund(s) from which Units are to be redeemed	Specify quantity of Units to be redeemed (check box if Entire Interest; insert number if Whole Units)					Spectrum Series Fund Symbol

☐☐☐☐☐	☐	Entire Interest	or	Whole Units	to	/D/ /W/ /S/ / /

☐☐☐☐☐	☐	Entire Interest	or	Whole Units	to	/D/ /W/ /S/ / /

☐☐☐☐☐	☐	Entire Interest	or	Whole Units	to	/D/ /W/ /S/ / /

☐☐☐☐☐	☐	Entire Interest	or	Whole Units	to	/D/ /W/ /S/ / /

☐☐☐☐☐	☐	Entire Interest	or	Whole Units	to	/D/ /W/ /S/ / /
You hereby authorize Demeter Management Corporation to redeem the quantity of units of limited partnership interest set forth opposite the symbol for each partnership identified on the left above at the "Net Asset Value" thereof, as defined in the limited partnership agreement of each such partnership, less any redemption charges, and to utilize the net proceeds of that redemption to purchase units in the applicable Morgan Stanley Spectrum Series partnership as indicated on the right above. Redemptions for an exchange must meet the applicable minimum investment requirements described under "Subscription Procedure" in the prospectus.

You hereby represent and agree that the name, address, and ownership capacity on the Morgan Stanley DW account referenced on this Subscription Agreement are your true and correct name, address, and ownership capacity, that the name, address, and ownership capacity on the partnership's books and records shall be the same as your name, address, and ownership capacity on such Morgan Stanley DW account, and that you will promptly notify Morgan Stanley DW of any change in your address, which change shall also be effective for all partnership purposes.

EXCHANGE SUBSCRIPTION SIGNATURE PAGE                                    EXG

Morgan Stanley Spectrum Series
April 25, 2005

Item 2 — SIGNATURES — You MUST Sign Below

(1)
BY SIGNING BELOW, YOU ARE DEEMED TO MAKE ALL THE REPRESENTATIONS AND WARRANTIES APPLICABLE TO YOU CONTAINED UNDER "REPRESENTATIONS AND WARRANTIES" ON PAGES B-2 AND B-3 OF THE SUBSCRIPTION AND EXCHANGE AGREEMENT AND POWER OF ATTORNEY, INCLUDING, IN PARTICULAR, THOSE RELATING TO YOUR RECEIPT OF THE PROSPECTUS AND YOUR SATISFYING APPLICABLE FINANCIAL SUITABILITY REQUIREMENTS UNDER "STATE SUITABILITY REQUIREMENTS" ON PAGE B-4.
(2)
You represent that you are a U.S. resident and a U.S. citizen.

INDIVIDUAL OR JOINT SUBSCRIPTION, INCLUDING PARTICIPANT-DIRECTED EMPLOYEE BENEFIT PLAN OR IRA SUBSCRIPTION

If you are subscribing for a joint or community property account, the statements, representations, and warranties set forth in this Subscription and Exchange Agreement and Power of Attorney shall be deemed to have been made by each owner of the account.

*
If the units will be owned by tenants in common, signatures of all owners are required.
*
In the case of a participant-directed ERISA Plan or Individual Retirement Account, the beneficiary must sign immediately below and the trustee or custodian must sign below under "Entity Subscription."

Full Name of Account:  _________________________________________________________________________________________________________
Your Full Name or Full Name of Trust or Custodial Account—do not use initials
X		X
Signature of Subscriber	Date	Signature of Co-Subscriber	Date

Print Full Name of Subscriber		Print Full Name of Co-Subscriber

ENTITY SUBSCRIPTION

ACCEPTANCE OF SUBSCRIPTION ON BEHALF OF ERISA PLANS OR INDIVIDUAL RETIREMENT ACCOUNTS IS IN NO RESPECT A REPRESENTATION BY THE GENERAL PARTNER OR MORGAN STANLEY DW THAT THIS INVESTMENT MEETS ALL RELEVANT LEGAL REQUIREMENTS WITH RESPECT TO INVESTMENTS BY ANY PARTICULAR PLAN, OR THAT THIS INVESTMENT IS APPROPRIATE FOR ANY PARTICULAR PLAN.

The undersigned officer, partner, trustee, manager, or other representative hereby certifies and warrants that: (a) s/he has full power and authority from or on behalf of the entity named below and its shareholders, partners, beneficiaries, or members to (i) complete, execute, and deliver this Subscription and Exchange Agreement and Power of Attorney on their behalf; and (ii) to make the statements, representations, and warranties made herein on their behalf; and (b) the investment in each partnership specified is authorized under applicable law and the governing documents of the entity, and has been affirmatively authorized by the governing board or body, if any, of the entity, and is legally permissible.

X
Print Full Name of Entity	Signature of Person Signing for Entity	Date
Title
Print Full Name of Person Signing for Entity

Item 3 — Financial Advisor and Branch Manager Use Only (Complete in Full and in Ink)

The undersigned Financial Advisor hereby certifies that:

(1)
the above signature(s) is/are true and correct.
(2)
s/he has informed the Subscriber about the liquidity and marketability of the units as set forth in the Prospectus.
(3)
based on information obtained from the Subscriber concerning the Subscriber's investment objectives, other investments, financial situation, needs and any other relevant information, that s/he reasonably believes that:
(a)
such Subscriber is or will be in a financial position appropriate to enable such Subscriber to realize the benefits of each partnership specified, as described in the Prospectus;
(b)
such Subscriber has a net worth sufficient to sustain the risk inherent in each partnership specified (including loss of investment and lack of liquidity); and
(c)
each partnership specified is otherwise a suitable investment for such Subscriber;
(4)
the Subscriber received the Prospectus, any supplement to the Prospectus, and current monthly report at least five business days prior to the applicable monthly closing; and
(5)
the Subscriber meets the applicable suitability standards under "State Suitability Requirements" on page B-4.

The Financial Advisor MUST sign below in order to substantiate compliance with NASD Conduct Rule 2810.

X
Signature of Financial Advisor

Print Full Name of Financial Advisor

Telephone Number (             )

The undersigned Branch Manager hereby certifies that:

(1)
the above signature(s) is/are the true and correct.
(2)
the above client(s) is/are suitable under "State Suitability Requirements" on page B-4.
(3)
if the Subscriber's account is a participant-directed ERISA Plan or Individual Retirement Account for which Morgan Stanley DW is custodian, then the representations set forth above under the heading "Entity Subscription" are incorporated into and made part of this certification.

X
      Signature of Branch Manager

Print Full Name of Branch Manager

Please enter an EXCHANGE order upon receipt of a completed Exchange Agreement.

EXHIBIT C

Morgan Stanley Spectrum Series
Units of Limited Partnership Interest
Additional Subscription Agreement Update Form

April 25, 2005

C

Please print or type (except signatures). Use ink only.

Morgan Stanley DW Account No.     ☐☐☐ - ☐☐☐☐☐☐- ☐☐☐

        I am an investor in one or more of the Morgan Stanley Spectrum Series partnership(s).

        I acknowledge receipt of the Morgan Stanley Spectrum Series Prospectus dated April 25, 2005 (the "Prospectus"). I have signed this form, which updates each Subscription and Exchange Agreement and Power of Attorney I signed when I purchased units in one or more of the Morgan Stanley Spectrum Series partnership(s), so that I may purchase additional units of such partnership(s) without the need to execute a new Subscription Agreement. I understand that if I wish to purchase additional units by way of an exchange, or if I wish to purchase units of any Morgan Stanley Spectrum Series partnership in which I am not currently an investor, I must first execute a new Subscription Agreement in the form annexed to the applicable Prospectus as Exhibit B.

        I hereby confirm that the representations, warranties and other information regarding the Subscriber in the Subscription Agreement(s) I previously executed are still accurate, and that any purchase of additional Units following the date of this Subscription Agreement Update Form shall be deemed confirmation that such representations, warranties and other information are still accurate at the time of that additional purchase. I will notify my Morgan Stanley Financial Advisor prior to the purchase of additional Units if there is any material change in the Subscriber's representations, warranties, or other information contained in the previously executed Subscription Agreement(s).

        I understand that I will need to execute a new Subscription Agreement Update Form when a new Prospectus or Prospectus Supplement is issued.

INDIVIDUAL SUBSCRIBERS	IF SUBSCRIBER IS AN ENTITY

X
Signature of Subscriber	Print Full Name of Entity

X
Print Full Name of Subscriber	Signature of Person Signing for Entity

By:
X
Signature of Co-Subscriber	Print Full Name of Person Signing for Entity

Print Full Name of Co-Subscriber	Title

Date:	Date:

Branch Manager and Financial Advisor Use Only

  •
  We, the undersigned Financial Advisor and Branch Manager, certify that the above signature(s) is/are true and correct. If the Subscriber's account is a participant-directed ERISA Plan or Individual Retirement Account for which Morgan Stanley DW is custodian, the Branch Manager then certifies that the representations set forth under the heading "Entity Subscription" of the Subscription Agreement(s) the Subscriber previously executed are still accurate.

  •
  We hereby confirm that at the time of any purchase of additional Units, the Subscriber received the Prospectus, any supplement to the Prospectus, and current monthly report at least five business days prior to the applicable monthly closing.

  •
  We hereby confirm that at the time of any purchase of additional Units, the Subscriber meets the applicable suitability standards under "State Suitability Requirements" on page B-4 of the Subscription Agreement.

X	X
(Financial Advisor MUST sign)	(Branch Manager MUST sign)

(Branch Telephone Number)

        Morgan Stanley Financial Advisor: Please enter a BUY order upon making additions to an existing position during the life of the current prospectus, then this Agreement must be forwarded to Morgan Stanley DW, as selling agent, Attn: Managed Futures, at 330 Madison Avenue, 8th Floor, New York, New York 10017. This form cannot be faxed.

C-1

No person is authorized to give any information or to make any representation not contained in this prospectus in connection with the matters described herein, and, if given or made, such information or representation must not be relied upon as having been authorized. This prospectus does not constitute an offer by any person within any jurisdiction in which such offer is not authorized, or in which the person making such offer is not qualified to do so, or to any person to whom such offer would be unlawful. The delivery of this prospectus at any time does not imply that information contained herein is correct as of any time subsequent to the date of its issue.

Until 40 days from the date of this prospectus, all dealers that effect transactions in these securities, whether or not participating in this offering, may be required to deliver a prospectus. This is in addition to the dealers' obligation to deliver a prospectus when acting as underwriters and with respect to their unsold allotments or subscriptions.

38221-01

PART II

INFORMATION NOT REQUIRED IN PROSPECTUS

Item 13.  Other Expenses of Issuance and Distribution.

	$
SEC registration fee	—
NASD filing fee	—
Printing and engraving	120,000
Legal fees and expenses, excluding Blue Sky legal fees	20,000
Accounting fees and expenses	13,333
Annual Escrow Agent fees	167
Blue Sky fees and expenses, including Blue Sky legal fees	500
Miscellaneous	5,000

Total	159,000	*

*
Represents an estimate of the registrant's portion of the fees and expenses that are common to this Post-Effective Amendment No. 3 to the Registration Statement and the Post-Effective Amendment No. 3 to the Registration Statements on Form S-1 for each of Morgan Stanley Spectrum Select L.P., Morgan Stanley Spectrum Strategic L.P. and Morgan Stanley Spectrum Currency L.P. and Post-Effective Amendment No. 5 to the Registration Statement on Form S-1 for Morgan Stanley Spectrum Global Balanced L.P. which are being filed concurrently with this Post-Effective Amendment No. 3 to the Registration Statement.

Item 14.  Indemnification of Directors and Officers.

        Section 14 of the Amended and Restated Limited Partnership Agreement (a form of which is annexed to the Prospectus as Exhibit A) provides for indemnification of the General Partner and its affiliates (as such term is defined therein) by the partnership for any loss, liability, damage, cost or expense arising from any act, omission, activity or conduct undertaken by or on behalf of the partnership that is determined by the general partner in good faith to be in the best interests of the partnership and was not the result of misconduct or negligence. Section 11 of the Amended and Restated Selling Agreement provides for indemnification of the general partner and its affiliates and its successors and assigns by Morgan Stanley DW Inc. ("MSDW") for any loss, claim, damage, liability, cost and expense incurred for a breach by MSDW of a representation or agreement in the Selling Agreement, or for misleading statements and material omissions regarding MSDW in the Registration Statement or prospectus. Such section also provides for the indemnification by the partnership of MSDW, the general partner and their affiliates for any act, omission, conduct, or activity undertaken by or on behalf of a partnership that is determined by MSDW or the general partner, as applicable, in good faith to be in the best interests of the partnership and was not the result of misconduct or negligence. Section 8 of the Customer Agreement, between the partnership and MSDW, provides for indemnification of MSDW and its affiliates for liabilities, losses, damages, costs, or expenses for activities taken by or on behalf of the partnership which MSDW has determined in good faith are in the best interests of the partnership and are not the result of misconduct or negligence. Section 8 of each Management Agreement provides for indemnification of the general partner and its affiliates by the trading advisor for losses, claims, damages, liabilities, costs and expenses incurred as a result of actions or omissions by the trading advisor involving the partnership's trading which are the result of a breach of agreement, representation or warranty or the result of bad faith, misconduct or negligence.

Item 15.  Recent Sales of Unregistered Securities.

        None.

Item 16. Exhibits and Financial Statement Schedules.

        (a) Exhibits

Exhibit Number	Description of Document
1.01(11)	Amended and Restated Selling Agreement among the Registrant, Morgan Stanley Spectrum Select L.P., Morgan Stanley Spectrum Strategic L.P., Morgan Stanley Spectrum Global Balanced L.P., Morgan Stanley Spectrum Currency L.P., Morgan Stanley Spectrum Commodity L.P., Demeter Management Corporation, and Morgan Stanley DW Inc.
1.01(a)(14)	Amendment No. 1 to the Amended and Restated Selling Agreement among the Registrant, Morgan Stanley Spectrum Select L.P., Morgan Stanley Spectrum Strategic L.P., Morgan Stanley Global Balanced L.P., Morgan Stanley Spectrum Currency L.P., Morgan Stanley Spectrum Commodity L.P., Demeter Management Corporation, and Morgan Stanley DW Inc.
1.01(b)(16)	Amendment No. 2 to the Amended and Restated Selling Agreement among the registrant, Morgan Stanley Spectrum Select L.P., Morgan Stanley Spectrum Strategic L.P., Morgan Stanley Spectrum Global Balanced L.P., Morgan Stanley Spectrum Currency L.P., Demeter Management Corporation and Morgan Stanley DW Inc.
1.03(7)	Form of Additional Seller Agreement between Morgan Stanley DW Inc. and additional selling agents.
3.01	Form of Amended and Restated Limited Partnership Agreement of the Registrant (included as Exhibit A to the prospectus).
3.02(1)	Certificate of Limited Partnership of the Registrant.
3.03(6)	Certificate of Amendment of Certificate of Limited Partnership of the Registrant (changing its name from Dean Witter Spectrum Technical L.P.).
3.04(10)	Certificate of Amendment of Certificate of Limited Partnership of the Registrant (changing its name from Morgan Stanley Dean Witter Spectrum Technical L.P.).
5.01(1)	Opinion of Cadwalader, Wickersham & Taft to the Registrant regarding the legality of Units (including consent).
5.02(2)	Opinion of Cadwalader, Wickersham & Taft to the Registrant regarding the legality of Units (including consent).
5.03(3)	Opinion of Cadwalader, Wickersham & Taft to the Registrant regarding the legality of Units (including consent).
5.04(4)	Opinion of Cadwalader, Wickersham & Taft to the Registrant regarding the legality of Units (including consent).
5.05(5)	Opinion of Cadwalader, Wickersham & Taft to the Registrant regarding the legality of Units (including consent).
5.06(12)	Opinion of Cadwalader, Wickersham & Taft to the Registrant regarding the legality of Units (including consent).
5.07(13)	Opinion of Cadwalader, Wickersham & Taft LLP to the Registrant regarding certain federal income tax matters (including consent).
5.08(15)	Opinion of Cadwalader, Wickersham & Taft LLP to the Registrant regarding the legality of Units (including consent).
8.01(1)	Opinion of Cadwalader, Wickersham & Taft to the Registrant regarding certain federal income tax matters (including consent).
8.02(2)	Opinion of Cadwalader, Wickersham & Taft to the Registrant regarding certain federal income tax matters (including consent).
8.03(3)	Opinion of Cadwalader, Wickersham & Taft to the Registrant regarding certain federal income tax matters (including consent).
8.04(4)	Opinion of Cadwalader, Wickersham & Taft to the Registrant regarding certain federal income tax matters (including consent).

8.05(5)	Opinion of Cadwalader, Wickersham & Taft to the Registrant regarding certain federal income tax matters (including consent).
8.06(12)	Opinion of Cadwalader, Wickersham & Taft to the Registrant regarding certain federal income tax matters (including consent).
8.07(13)	Opinion of Cadwalader, Wickersham & Taft LLP to the Registrant regarding certain federal income tax matters (including consent).
8.08(15)	Opinion of Cadwalader, Wickersham & Taft LLP to the Registrant regarding certain federal income tax matters (including consent).
10.01(8)	Management Agreement, dated as of November 1, 1994, among the Registrant, Demeter Management Corporation, and Campbell & Company, Inc.
10.01(a)(9)	Amendment to Management Agreement, dated as of November 30, 2000, among the Registrant, Demeter Management Corporation, and Campbell & Company, Inc.
10.02(8)	Management Agreement, dated as of November 1, 1994, among the Registrant, Demeter Management Corporation, and Chesapeake Capital Corporation.
10.03(8)	Management Agreement, dated as of November 1, 1994, among the Registrant, Demeter Management Corporation, and John W. Henry & Co.
10.03(a)(9)	Amendment to Management Agreement, dated as of November 30, 2000, among the Registrant, Demeter Management Corporation, and John W. Henry & Company, Inc.
10.07	Form of Subscription and Exchange Agreement and Power of Attorney to be executed by each purchaser of Units (included as Exhibit B to the prospectus).
10.08(11)	Amended and Restated Escrow Agreement among the Registrant, Morgan Stanley Spectrum Select L.P., Morgan Stanley Spectrum Strategic L.P., Morgan Stanley Spectrum Global Balanced L.P., Morgan Stanley Spectrum Currency L.P., Morgan Stanley Spectrum Commodity L.P., Morgan Stanley DW Inc., and The Chase Manhattan Bank, the escrow agent.
10.09	Form of Subscription Agreement Update Form to be executed by purchasers of units (included as Exhibit C to the prospectus).
10.10(10)	Amended and Restated Customer Agreement between the Registrant and Morgan Stanley DW Inc.
10.11(10)	Customer Agreement among the Registrant, Morgan Stanley & Co. Incorporated, and Morgan Stanley DW Inc.
10.11(a)(17)	Amendent No. 1 to the Amended and Restated Customer Agreement between the registrant and Morgan Stanley DW Inc.
10.12(10)	Customer Agreement among the Registrant and Morgan Stanley & Co. International Limited.
10.13(10)	Foreign Exchange and Options Master Agreement between the Registrant and Morgan Stanley & Co. Incorporated.
10.14(18)	Securities Account Control Agreement among the Registrant, Morgan Stanley & Co. Incorporated, and Morgan Stanley DW Inc.
10.18(18)	Management Agreement, dated as of Janaury 1, 2004, among the registrant, Demeter Management Corporation, and Winton Capital Management Limited.
23.01	Consent of Independent Registered Public Accounting Firm.

(1)
Incorporated by reference to the registrant's Registration Statement No. 33-80146 filed with the SEC on June 10, 1994.
(2)
Incorporated by reference to the registrant's Registration Statement No. 333-494 filed with the SEC on January 19, 1996.
(3)
Incorporated by reference to the registrant's Registration Statement No. 333-3222 filed with the SEC on April 4, 1996.
(4)
Incorporated by reference to the registrant's Registration Statement No. 333-47831 filed with the SEC on March 12, 1998.

(5)
Incorporated by reference to the registrant's Registration Statement No. 333-68779 filed with the SEC on December 11, 1998.
(6)
Incorporated by reference to the registrant's Registration Statement No. 333-68779 filed with the SEC on April 12, 1999.
(7)
Incorporated by reference to the registrant's Registration Statement No. 333-68779 filed with the SEC on November 5, 1999.
(8)
Incorporated by reference to the exhibits filed with the registrant's Form 10-K for fiscal year ended December 31, 1998 on March 31, 1999 (File No. 0-26338).
(9)
Incorporated by reference to the registrant's Form 8-K filed with the SEC on January 3, 2001 (File No. 0-26338).
(10)
Incorporated by reference to the registrant's Form 8-K filed with the SEC on November 1, 2001 (File No. 0-26338).
(11)
Incorporated by reference to the registrant's Registration Statement No. 333-68779 filed with the SEC on November 5, 2001.
(12)
Incorporated by reference to the registrant's Registration Statement No. 333-84652 filed with the SEC on March 20, 2002.
(13)
Incorporated by reference to the registrant's Registration Statement No. 333-104001 filed with the SEC on March 25, 2003.
(14)
Incorporated by reference to the Post-Effective Amendment No. 1 to the registrant's Statement No. 333-104001 filed with the SEC on December 3, 2003.
(15)
Incorporated by reference to the registrant's Registration Statement No. 333-11397 filed with the SEC on March 8, 2004.
(16)
Incorporated by reference to the registrant's Form 8-K filed with the SEC on July 18, 2005 (File No. 0-26338).
(17)
Incorporated by reference to the registrant's Form 10-Q for the quarter ended June 30, 2005 filed with the SEC on August 11, 2005 (File No. 0-26338).
(18)
Incorporated by reference to the registrant's Form 8-K filed with the SEC on March 10, 2004 (File No. 0-26338).

(b)
Financial Statement Schedules.

    Included in the Prospectus:

      Morgan Stanley Spectrum Technical L.P.

        Report of Independent Registered Public Accounting Firm
        Statements of Financial Condition
        Statements of Operations
        Statements of Changes in Partners' Capital
        Statements of Cash Flows
        Schedules of Investments
        Notes to Financial Statements

      Demeter Management Corporation

        Independent Auditors' Report
        Statements of Financial Condition
        Notes to Statements of Financial Condition

Item 17. Undertakings.

        The undersigned Registrant hereby undertakes:

          (1)  To file, during any period in which offers or sales are being made, a post-effective amendment to this Registration Statement: (i) to include any prospectus required by Section 10(a)(3) of the Securities Act of 1933; (ii) to reflect in the prospectus any facts or events arising after the effective date of the Registration Statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the Registration Statement; and (iii) to include any material information with respect to the plan of distribution not previously disclosed in the Registration Statement or any material change to such information in the Registration Statement.

          (2)  That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

          (3)  To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

          (4)  Insofar, as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers, and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Securities Act of 1933 and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer, or controlling person of the registrant in the successful defense of any action, suit, or proceeding) is asserted by such director, officer, or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act of 1933 and will be governed by the final adjudication of such issue.

SIGNATURES

        Pursuant to the requirements of the Securities Act of 1933, the registrant has duly caused this Post-Effective Amendment No. 3 to the Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of New York and State of New York, on the 29th day of November, 2005.

MORGAN STANLEY SPECTRUM TECHNICAL L.P.
By:	DEMETER MANAGEMENT CORPORATION, General Partner
By:	/s/ JEFFREY A. ROTHMAN Jeffrey A. Rothman, President

        Pursuant to the requirements of the Securities Act of 1933, this Post-Effective Amendment No. 3 to the Registration Statement has been signed by the following persons in the capacities and on the date indicated.

Signature	Title	Date

DEMETER MANAGEMENT CORPORATION General Partner
/s/ JEFFREY A. ROTHMAN Jeffrey A. Rothman	President and Chairman of the Board of the General Partner	November 29, 2005
/s/ RICHARD A. BEECH Richard A. Beech	Director of the General Partner	November 29, 2005
/s/ FRANK ZAFRAN Frank Zafran	Director of the General Partner	November 29, 2005
/s/ DOUGLAS J. KETTERER Douglas J. Ketterer	Director of the General Partner	November 29, 2005
/s/ SHELLEY HANAN Shelley Hanan	Director of the General Partner	November 29, 2005
/s/ HARRY HANDLER Harry Handler	Director of the General Partner	November 29, 2005
/s/ KEVIN PERRY Kevin Perry	Chief Financial Officer of the General Partner	November 29, 2005

QuickLinks

MORGAN STANLEY SPECTRUM TECHNICAL L.P. CROSS REFERENCE SHEET
EXPLANATORY STATEMENT
TABLE OF CONTENTS
SUMMARY
Break Even Analysis
RISK FACTORS
DESCRIPTION OF CHARGES
USE OF PROCEEDS
THE SPECTRUM SERIES
SELECTED FINANCIAL DATA AND SELECTED QUARTERLY FINANCIAL DATA
MANAGEMENT'S DISCUSSION AND ANALYSIS OF FINANCIAL CONDITION AND RESULTS OF OPERATIONS
QUANTITATIVE AND QUALITATIVE DISCLOSURES ABOUT MARKET RISK
Spectrum Select
Spectrum Technical
Spectrum Strategic
Spectrum Global Balanced
Spectrum Currency
THE GENERAL PARTNER
THE TRADING ADVISORS
LITIGATION
PLAN OF DISTRIBUTION
MATERIAL FEDERAL INCOME TAX CONSIDERATIONS AND STATE AND LOCAL INCOME TAX ASPECTS
IRS Circular 230
EXPERTS
PART TWO STATEMENT OF ADDITIONAL INFORMATION
POTENTIAL ADVANTAGES
ANNUAL RETURNS OF VARIOUS ASSET CLASSES OVER TIME
Improved Portfolio Efficiency January 1980 through September 2005 U.S. Stocks/Bonds/International Equities/Managed Futures
SUPPLEMENTAL PERFORMANCE INFORMATION The following charts update and replace through September 30, 2005, the charts on pages 168-177.
Spectrum Select Fund Asset History
Spectrum Technical Fund Asset History
Spectrum Strategic Fund Asset History
Spectrum Global Balanced Fund Asset History
Spectrum Currency Fund Asset History
Spectrum Select vs. CISDM Public Fund Index Historical Performance Comparison
Spectrum Technical vs. CISDM Public Fund Index Historical Performance Comparison
Spectrum Strategic vs. CISDM Public Fund Index Historical Performance Comparison
Spectrum Global Balanced vs. CISDM Public Fund Index Historical Performance Comparison
Spectrum Currency vs. CISDM Public Fund Index Historical Performance Comparison
Spectrum Select vs. CISDM Public Fund Index Historical Performance Comparison (Rate of Return)
Spectrum Technical vs. CISDM Public Fund Index Historical Performance Comparison (Rate of Return)
Spectrum Strategic vs. CISDM Public Fund Index Historical Performance Comparison (Rate of Return)
Spectrum Global Balanced vs. CISDM Public Fund Index Historical Performance Comparison (Rate of Return)
Spectrum Currency vs. CISDM Public Fund Index Historical Performance Comparison (Rate of Return)
NOTICE TO OHIO RESIDENTS
FINANCIAL STATEMENTS INDEX
REPORT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM
MORGAN STANLEY SPECTRUM CURRENCY L.P. STATEMENTS OF FINANCIAL CONDITION
MORGAN STANLEY SPECTRUM SELECT L.P. STATEMENTS OF OPERATIONS
MORGAN STANLEY SPECTRUM TECHNICAL L.P. STATEMENTS OF OPERATIONS
MORGAN STANLEY SPECTRUM STRATEGIC L.P. STATEMENTS OF OPERATIONS
MORGAN STANLEY SPECTRUM GLOBAL BALANCED L.P. STATEMENTS OF OPERATIONS
MORGAN STANLEY SPECTRUM CURRENCY L.P. STATEMENTS OF OPERATIONS
MORGAN STANLEY SPECTRUM SERIES STATEMENTS OF CHANGES IN PARTNERS' CAPITAL For the Nine Months Ended September 30, 2005 (Unaudited) and For the Years Ended December 31, 2004, 2003 and 2002
MORGAN STANLEY SPECTRUM SELECT L.P. STATEMENTS OF CASH FLOWS
MORGAN STANLEY SPECTRUM TECHNICAL L.P. STATEMENTS OF CASH FLOWS
MORGAN STANLEY SPECTRUM STRATEGIC L.P. STATEMENTS OF CASH FLOWS
MORGAN STANLEY SPECTRUM GLOBAL BALANCED L.P. STATEMENTS OF CASH FLOWS
MORGAN STANLEY SPECTRUM CURRENCY L.P. STATEMENTS OF CASH FLOWS
INDEPENDENT AUDITORS' REPORT
DEMETER MANAGEMENT CORPORATION (Wholly-owned subsidiary of Morgan Stanley) Purchasers of units in a Spectrum Series partnership will not receive any interest in this company. STATEMENTS OF FINANCIAL CONDITION at August 31, 2005 (Unaudited) and November 30, 2004 and 2003
DEMETER MANAGEMENT CORPORATION (Wholly-owned subsidiary of Morgan Stanley) Purchasers of units in a Spectrum Series partnership will not receive any interest in this company. NOTES TO STATEMENTS OF FINANCIAL CONDITION (Information with respect to 2005 is Unaudited) At August 31, 2005 (unaudited) and For the Years Ended November 30, 2004 and 2003
DEMETER MANAGEMENT CORPORATION (Wholly-owned subsidiary of Morgan Stanley) Purchasers of units in a Spectrum Series partnership will not receive any interest in this company. NOTES TO STATEMENTS OF FINANCIAL CONDITION (Information with respect to 2005 is Unaudited) At August 31, 2005 (unaudited) and For the Years Ended November 30, 2004 and 2003
COMMODITY FUTURES TRADING COMMISSION RISK DISCLOSURE STATEMENT
Table of Contents PART ONE DISCLOSURE DOCUMENT
SUMMARY
RISK FACTORS
CONFLICTS OF INTEREST
FIDUCIARY RESPONSIBILITY AND LIABILITY
DESCRIPTION OF CHARGES
USE OF PROCEEDS
THE SPECTRUM SERIES
  Capsule I
Performance of Spectrum Select
Footnotes to Capsules I through V
SELECTED FINANCIAL DATA AND SELECTED QUARTERLY FINANCIAL DATA
MANAGEMENT'S DISCUSSION AND ANALYSIS OF FINANCIAL CONDITION AND RESULTS OF OPERATIONS
QUANTITATIVE AND QUALITATIVE DISCLOSURES ABOUT MARKET RISK
Spectrum Select
Spectrum Technical
Spectrum Strategic
Spectrum Global Balanced
Spectrum Currency
THE GENERAL PARTNER
THE TRADING ADVISORS
  CAPSULE A
Graham Capital Management, L.P. Global Diversified Program at 150% Leverage
  CAPSULE B
Graham Capital Management, L.P. Graham Selective Trading Program at Standard Leverage
Footnotes to Graham's Capsule Performance Summaries
  CAPSULE A
Winton Capital Management Limited Winton Diversified Trading Program
FX Concepts Developed Markets Currency Program
EXCHANGE RIGHT
REDEMPTIONS
THE COMMODITY BROKERS
LITIGATION
THE LIMITED PARTNERSHIP AGREEMENTS
PLAN OF DISTRIBUTION
SUBSCRIPTION PROCEDURE
CERTAIN ERISA CONSIDERATIONS
STATE AND LOCAL INCOME TAX ASPECTS
LEGAL MATTERS
EXPERTS
WHERE YOU CAN FIND MORE INFORMATION
PART TWO STATEMENT OF ADDITIONAL INFORMATION Morgan Stanley Spectrum Series April 25, 2005
POTENTIAL ADVANTAGES
ANNUAL RETURNS OF VARIOUS ASSET CLASSES OVER TIME
Managed Futures vs. Stocks
Managed Futures vs. Bonds
Improved Portfolio Efficiency January 1980 through February 2005 U.S. Stocks/Bonds/International Equities/Managed Futures
Trading Advisor Evaluation and Selection
SUPPLEMENTAL PERFORMANCE INFORMATION
Spectrum Select Fund Asset History
Spectrum Technical Fund Asset History
Spectrum Strategic Fund Asset History
Spectrum Global Balanced Fund Asset History
Spectrum Currency Fund Asset History
Spectrum Select vs. CISDM Public Fund Index Historical Performance Comparison
Spectrum Technical vs. CISDM Public Fund Index Historical Performance Comparison
Spectrum Strategic vs. CISDM Public Fund Index Historical Performance Comparison
Spectrum Global Balanced vs. CISDM Public Fund Index Historical Performance Comparison
Spectrum Currency vs. CISDM Public Fund Index Historical Performance Comparison
Spectrum Select vs. CISDM Public Fund Index Historical Performance Comparison (Rate of Return)
Spectrum Technical vs. CISDM Public Fund Index Historical Performance Comparison (Rate of Return)
Spectrum Strategic vs. CISDM Public Fund Index Historical Performance Comparison (Rate of Return)
Spectrum Global Balanced vs. CISDM Public Fund Index Historical Performance Comparison (Rate of Return)
Spectrum Currency vs. CISDM Public Fund Index Historical Performance Comparison (Rate of Return)
GLOSSARY OF TERMS
FINANCIAL STATEMENTS INDEX
REPORT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM
MORGAN STANLEY SPECTRUM CURRENCY L.P. STATEMENTS OF CASH FLOWS
INDEPENDENT AUDITORS' REPORT
DEMETER MANAGEMENT CORPORATION (Wholly-owned subsidiary of Morgan Stanley) Purchasers of units in a Spectrum Series partnership will not receive any interest in this company. STATEMENTS OF FINANCIAL CONDITION For the years ended November 30, 2004 and 2003
SUBSCRIPTION AND EXCHANGE AGREEMENT AND POWER OF ATTORNEY MORGAN STANLEY SPECTRUM SERIES UNITS OF LIMITED PARTNERSHIP INTEREST SUBSCRIPTION AND EXCHANGE INSTRUCTIONS
SUBSCRIPTION INSTRUCTIONS
PART II INFORMATION NOT REQUIRED IN PROSPECTUS
SIGNATURES